As filed with the Securities and Exchange Commission on July 9, 2013

Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

______________________

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

_____________________

GS Mortgage Securities Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

13-3387389
(I.R.S. Employer Identification Number)

200 West Street
New York, New York 10282-2198
(212) 902-1000
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Morreale, Esq.
200 West Street
New York, New York 10282-2198
(212) 902-1000
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:
Edward J. Fine, Esq.
Sidley Austin LLP
787 Seventh Avenue
New York, New York  10019
(212) 839-5300
_____________________

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, determined in light of market and other conditions.
_____________________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [  ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [X]	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Mortgage-Backed Certificates, Mortgage Pass-Through Certificates, Mortgage-Backed Notes, Asset-Backed Certificates and Asset-Backed Notes	$1,000,000	100%	$1,000,000	$136.40

(1)    The Registrant previously filed a Registration Statement on Form S-3 (Registration No. 333-164743) (the “Prior Registration Statement”) with the Securities and Exchange Commission, which became effective on July 9, 2010.  In accordance with Rule 415(a)(6) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, the unsold securities under the Prior Registration Statement to be included in this Registration Statement will be identified in a pre-effective amendment to this Registration Statement.

(2)    Estimated solely for purposes of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Registration Statement contains a combined prospectus consisting of a basic prospectus and three forms of prospectus supplement relating to the offer and sale of Securities of the Registrant.  Two forms of prospectus supplement for the Mortgage-Backed Certificates follow immediately after this Explanatory Note, followed by the form of prospectus supplement for Mortgage-Backed Notes.  The basic prospectus follows immediately after the forms of prospectus supplement.

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [          ], 20[      ]
Prospectus Supplement to Prospectus Dated [          ], 20[     ]
$[            ]
(Approximate)

Mortgage Pass-Through Certificates, Series 20[    ]-[   ]
[             ]
Issuing Entity
GS Mortgage Securities Corp.
Depositor
[               ]
[Goldman Sachs Mortgage Company]
Sponsor[s]
[               ]
Master Servicer [and Securities Administrator]
[               ]
Servicer[s]

Consider carefully the Risk Factors beginning on page S-[   ] in this prospectus supplement and page 2 in the accompanying prospectus.

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the depositor, the underwriters, the master servicer, the servicers, the sponsors, the responsible party, the securities administrator, the Delaware trustee[s], the originators or any of their respective affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

Class	Approximate Initial Class Principal or Notional Balance(1)	Annual Certificate Interest Rate	Type(2)	Interest Type(3)
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]

Footnotes appear on the following page.

Each class of certificates, other than the residual certificates, are designed to receive monthly distributions of interest, principal or both, commencing on [            ], 20[     ].

Assets of the Issuing Entity—

•	[Fixed-] [adjustable-] rate mortgage loans secured by first lien mortgages or deeds of trust on [one- to four-family] residential real properties.

Credit Enhancement—

•
[Subordination of the subordinate certificates to the senior certificates as described under “Description of the Certificates—Priority of Distributions” and “—Subordination and Allocation of Losses” in this prospectus supplement;]

•
[shifting interests of the senior and subordinate certificates to unscheduled prepayment of principal as described under “Description of the Certificates—Distributions of Principal on the Certificates” in this prospectus supplement; and]

•	[cross-collateralization under certain limited circumstances as described under “Description of the Certificates—Cross-Collateralization” in this prospectus supplement.]

[Interest Rate Protection—]

•	[Summary of any interest rate protection provided to offered certificates.]

Goldman, Sachs & Co., [            ] and [                   ] are the underwriters for this offering, and will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters expect to deliver the offered certificates to purchasers on or about [              ], 20[ ].  The proceeds to the depositor, GS Mortgage Securities Corp., from the sale of the offered certificates will be approximately [      ]% of the aggregate class principal balance of the offered certificates plus accrued interest, before deducting expenses.  The underwriter's commission will be the difference between the price it pays to GS Mortgage Securities Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus.  Any representation to the contrary is a criminal offense.

[GS Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.]

Goldman, Sachs & Co.                                                      [            ]                                [               ]
The date of this prospectus supplement is [          ], 20[      ].

(1)	These amounts are approximate. They are subject to an upward or downward adjustment of no more than [5]%.

(2)	Senior	=	Senior certificate
[Exchangeable	=	Exchangeable certificate]
[IO	=	Interest only certificate]
[Super Senior	=	Super senior certificate]
[NAS	=	Non-accelerating senior certificate]
[Senior Support	=	Senior support certificate]
[PAC	=	Planned amortization certificate]
[SUP	=	Support certificate]
[AD	=	Accretion directed certificate]
[Z	=	Accrual certificate]
[RSTP/PO	=	Ratio strip principal only certificate]
[RSTP/IO	=	Ratio strip interest only certificate]
[[Other]	=	[insert description]]
SUB	=	Subordinate certificate

(3)	See “Description of the Certificates” in this prospectus supplement for a more complete description of the principal and interest types.

(4)	Calculated as described in this prospectus supplement. The final distribution to any class of certificates could be significantly earlier.

(5)	[The annual certificate interest rate for certificates with floating rates of interest are set forth in the table below:]

Class	Formula	Initial	Maximum	Minimum

(6)	Notional amount.

(7)	The Class [ ], Class [ ] and Class [ ] Certificates will accrue interest based on variable interest rates as described in this prospectus supplement.

EUROPEAN ECONOMIC AREA	S-8
UNITED KINGDOM	S-9
FORWARD-LOOKING STATEMENTS	S-9
SUMMARY INFORMATION	S-10
The Transaction Parties	S-10
Affiliations and Certain Relationships Among Certain Transaction Parties	S-10
Information About the Mortgage Pool	S-11
The Offered Certificates	S-12
Closing Date	S-14
Cut-off Date	S-14
Distribution Dates	S-14
Monthly Distributions	S-14
Final Scheduled Distribution Date	S-14
Record Date	S-14
Certificate Interest Rates	S-14
Interest Accrual Period	S-14
Available Distribution Amount	S-14
Distributions of Interest	S-15
Compensating Interest and Interest Shortfalls	S-16
[Interest Rate Cap	S-16
Distributions of Principal	S-16
Priority of Principal Distributions	S-18
Exchangeable Certificates	S-19
Credit Enhancements	S-19
Allocation of Realized Losses	S-20
[Pre-funding Feature	S-21
Servicing of the Mortgage Loans	S-21
Fees and Expenses	S-22
Mortgage Loan Representations and Warranties	S-23
Optional Purchase of the Mortgage Loans	S-23
Denominations	S-23
Legal Investment	S-24
ERISA Considerations	S-24
Federal Income Tax Consequences	S-24
Ratings	S-24
RISK FACTORS	S-25
Turbulence in the Financial Markets and the Mortgage Market May Adversely Affect the Yield on and/or Market Value of Your Certificates	S-25
Downgrade of Long-term Ratings of Eurozone Nations May Adversely Affect the Market Value of the Offered Certificates	S-27
Recent Trends in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Certificates	S-27
[Underwriting Guidelines May Not Identify or Appropriately Assess Repayment Risks	S-29
[The Ratings of the Certificates May Be Lowered or Withdrawn, or the Certificates May Receive an Unsolicited Rating, which May Adversely Affect the Liquidity or the Market Value of Your Certificates	S-29
Governmental Intervention, Financial Regulatory Reforms and Proposed Regulations When Final Could Have a Significant Impact on the Sponsors, the Depositor, the Issuing Entity, the Originators or the Servicers or on the Certificates
S-30
Appraisals May Not Accurately Reflect Value or Condition of the Mortgaged Property	S-33
Changes in the Market Value of the Certificates May Not Reflect the Performance or Anticipated Performance of the Mortgage Loans	S-34
Financial Difficulties of Originators and Servicers May Impact the Return on the Certificates	S-34
There Is No Guarantee that You Will Receive Principal Distributions on Your Certificates at any Specific Rate or on any Specific Dates	S-35
The Yield on Your Certificates Is Directly Related to the Rate of Principal Payments, Including Principal Prepayments, on the Mortgage Loans	S-35
An Optional Purchase of the Mortgage Loans in any Loan Group Would Adversely Affect the Related Offered Certificates that Receive Only Distributions of Interest	S-38
The Interest Rates of the Mortgage Loans Contributing Cash Flow to a Collateral Group will have Particular Bearing on the Prepayment Rate of the Related Certificates	S-38
[The Interest Only Certificates and the Principal Only Certificates Are Especially Sensitive to Prepayments on the Mortgage Loans	S-38
[Recent Developments Related to LIBOR May Affect Mortgage Interest Rates or the Yield on the Class [ ] Certificates	S-38
[The Yields on the Class [ ] Certificates Will Be Sensitive to Changes in LIBOR	S-39
[The Yields on the Class [ ] Certificates Will Be Especially Sensitive to Increases in LIBOR	S-39
[Adjustable Rate Mortgage Loans May Be More Likely to Default	S-39
[Adjustable Rate Mortgage Loans May Be More Likely to Prepay	S-39

Credit Enhancement May Be Inadequate	S-40
Certain Interest Shortfalls Will Be Allocated to the Certificates	S-40
High Balance Mortgage Loans May Increase Risk of Loss on the Certificates	S-41
Subordination of Subordinate Certificates Increases Risk of Loss	S-41
The Timing of Realized Losses May Impact Returns on the Certificates	S-41
[Pre-offering Review of the Mortgage Loans May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses	S-42
[Investors Will Be Dependent on the Controlling Holder to Direct the Exercise of Remedies for Breach of Representation or Warranty with respect to a Mortgage Loan	S-42
Delinquencies and Losses on the Mortgage Loans May Adversely Affect Your Yield	S-42
Accounting Rules May Affect You	S-43
The Lack of Secondary Markets May Make It Difficult for You to Resell Your Certificates	S-44
Transaction Parties May Become Subject to Litigation or Governmental Proceedings	S-46
The Lack of Physical Certificates May Cause Delays in Payment and Cause Difficulties in Pledging or Selling Your Certificates	S-46
The Concentration of Mortgage Loans with Certain Characteristics May Change Over Time, Which May Affect the Timing and Amount of Payments on the Certificates	S-47
[The Review Process Is the Sole and Exclusive Process by which Any Material Breach of Representations and Warranties May Be Identified and Remedied	S-47
[Failure by a Responsible Party to Timely Repurchase or Substitute for Mortgage Loans May Have an Adverse Effect on the Certificates	S-47
Payments from the Mortgage Loans Are the Sole Source of Distributions on the Certificates	S-47
Servicing Transfers May Result in Delinquencies or Losses	S-49
[Payments in Full of a Balloon Loan Depend on the Borrower’s Ability to Refinance the Balloon Loan or Sell the Mortgaged Property	S-49
Attempted Recharacterization of the Transfer from GSMC to the Depositor and from the Depositor to the Issuing Entity Could Delay or Reduce Payments to Investors in the Certificates	S-50
[The Rate of Principal Payments, Including Prepayments, on the Mortgage Loans May Affect Distributions to the Class [ ] Certificates	S-50
[Weighted Average Lives of the Planned Amortization Support Certificates Will Be Highly Sensitive to the Rate and Timing of Principal Prepayments	S-50
High Loan-to-Value Ratios or Combined Loan-to-Value Ratios Increase Risk of Loss	S-51
[Mortgage Loans with Interest Only Payments May Have a Higher Risk of Default or Rate of Prepayment	S-51
[Conflicts of Interest between the Servicers and the Trust	S-51
Government Actions May Affect Foreclosures	S-52
The Payment of Costs and Expenses of the Issuing Entity May Reduce the Amount of Distributions on Your Certificates	S-52
[Investors Have No Direct Right to Enforce Remedies	S-53
Certificateholders Should Consider a Number of Factors that Will Limit Their Ability to Exchange REMIC Certificates for Related Exchangeable Certificates	S-54
Mortgagors May Have, or May in the Future Incur, Additional Indebtedness Secured by Mortgaged Properties	S-54
Credit Scores May Not Accurately Predict the Likelihood of Default	S-54
Modification of a Mortgage Loan May Adversely Affect Your Certificates	S-55
[Proposals to Acquire Mortgage Loans by Eminent Domain May Adversely Affect Your Certificates	S-56
There May Be Conflicts of Interest Among Various Classes of Certificates	S-57
Goldman Sachs Mortgage Company, GS Mortgage Securities Corp. and their Affiliates Have Mortgage Related Interests	S-57

Conflicts Between the Sponsors, the Depositor, the Issuing Entity, the Custodian, the Originators, the Servicers and Their Respective Affiliates May Have an Adverse Effect on Your Certificates	S-57
Potential Conflicts of Interest of Goldman, Sachs & Co. and its Affiliates	S-57
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	S-59
THE ISSUING ENTITY	S-60
THE CUSTODIAN	S-60
[THE DELAWARE TRUSTEE]	S-61
[THE INTEREST RATE SWAP PROVIDER]	S-61
[THE FILE REVIEWER	S-62
DESCRIPTION OF THE MORTGAGE POOL	S-62
General	S-62
Underwriting Guidelines	S-64
Selected Mortgage Pool Data	S-64
Additional Information	S-65
Transfer of Mortgage Loans to the Issuing Entity	S-66
Legal and Regulatory Provisions	S-67
Representations and Warranties Regarding the Mortgage Loans	S-67
THE SPONSORS	S-68
[General	S-68
Mortgage Loan Purchase Criteria	S-68
REPURCHASE ACTIVITY	S-68
STATIC POOL INFORMATION	S-68
[THE ORIGINATORS	S-69
THE DEPOSITOR	S-69
THE SECURITIES ADMINISTRATOR	S-69
THE MASTER SERVICER	S-70
General	S-70
Compensation of the Master Servicer	S-71
Indemnification and Third Party Claims	S-71
Limitation of Liability of the Master Servicer	S-72
Assignment or Delegation of Duties by the Master Servicer; Resignation	S-72
Master Servicer Events of Default; Waiver; Termination	S-73
Reports by the Master Servicer	S-74
Assumption of Master Servicing by Trustee	S-74
THE SERVICERS	S-75
Servicing Compensation and the Payment of Expenses	S-75
Collection and Other Servicing Procedures	S-75
Advances	S-76
Maintenance of and Claims Under Insurance Policies and Other Realization upon Defaulted Mortgage Loans	S-77
Evidence as to Servicing Compliance	S-77
Servicer Events of Default	S-78
Rights upon Events of Default	S-79
Certain Matters Regarding the Servicers	S-79
[Acquisition of Mortgage Loans Under Eminent Domain	S-80
CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES	S-81
PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES	S-81
PRE-OFFERING REVIEW OF THE MORTGAGE LOANS	S-81
General	S-81
[Diligence Provider[s]	S-82
Credit Review	S-82
Compliance Review	S-82
Property Valuation Review	S-83
Limitations of the Pre-offering Review Process	S-83
DESCRIPTION OF THE CERTIFICATES	S-84
General	S-84
Exchangeable Certificates	S-86
Distributions of Interest on the Certificates	S-87
Distributions of Principal on the Certificates	S-89
Glossary of Definitions Relating to the Priority of Distributions	S-91
Available Distribution Amount	S-98
Administration Fees	S-99
Priority of Distributions	S-99
Subordination and Allocation of Losses	S-100
Cross-Collateralization	S-102
Optional Purchase of the Mortgage Loans	S-103
Collection Accounts, Master Servicer Account and Certificate Account	S-104
Reports to Certificateholders	S-105
Amendments to the Trust Agreement with Respect to a TIA Applicability Determination	S-107
YIELD AND PREPAYMENT CONSIDERATIONS	S-108
General	S-108

Principal Prepayments and Compensating Interest	S-109
Rate of Distributions	S-110
[PAC Certificates	S-110
[Support Certificates	S-110
Prepayment Assumptions	S-111
Lack of Historical Prepayment Data	S-114
[Yield Considerations with Respect to the Interest Only and Principal Only Certificates	S-114
Yield Considerations with Respect to the Senior Subordinate Certificates	S-117
Additional Information	S-117
CREDIT ENHANCEMENTS	S-117
Subordination	S-117
Shifting Interests	S-118
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-118
Tax Treatment of REMIC Regular Interests	S-119
Additional Considerations for the Class [ ] Certificates	S-119
Additional Considerations for the Exchangeable Certificates	S-121
Tax on Net Investment Income	S-121
Foreign Account Tax Compliance Act	S-121
STATE AND LOCAL TAXES	S-122
LEGAL INVESTMENT	S-122
ERISA CONSIDERATIONS	S-122
METHOD OF DISTRIBUTION	S-124
LEGAL MATTERS	S-125
CERTIFICATE RATINGS	S-125
INDEX OF TERMS	S-127

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply directly to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

You can find a listing of the pages where certain capitalized terms used in this prospectus supplement and in the accompanying prospectus are defined under the caption “Index of Terms” beginning on page S-[   ] in this prospectus supplement and under the caption “Index” beginning on page [132] of the prospectus.  Terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

In this prospectus supplement, the terms “depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corp.

All schedules, annexes and exhibits attached to this prospectus supplement are a part of this prospectus supplement.

EUROPEAN ECONOMIC AREA

This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive (and any amendments thereto) as implemented in Member States on the European Economic Area.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”),”), the Underwriters have represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”),) it has not made and will not make and offer of the certificates to the public in that Relevant Member State other than:

(a)           to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)           to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by the issuing entity for any such offer, or

(c)           in any other circumstances falling within Article 3(2) of the Prospectus Directive.

provided that no such offer of offered certificates shall require the issuing entity or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the offered certificates to the public” in relation to any offered certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered certificates to be offered so as to enable an investor to decide to purchase or subscribe the offered certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member

State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

UNITED KINGDOM

Each Underwriter has represented and agreed that:

(a)           It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”),)) received by it in connection with the issue or sale of the offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)           It has complied and will comply with all available provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby.  If and when included in this prospectus supplement, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this prospectus supplement are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

SUMMARY INFORMATION

The following summary highlights selected information from this prospectus supplement.  It does not contain all of the information that you need to consider in making your investment decision.  To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding.  This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

The Transaction Parties

Sponsors.  Goldman Sachs Mortgage Company, a New York limited partnership with its principal executive offices at 200 West Street, New York, New York 10282-2198, telephone number (212) 902-1000.

[Describe other sponsors and mortgage loan sellers.]

Depositor.  GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 200 West Street, New York, New York 10282-2198, telephone number (212) 902-1000.

Issuing Entity.  [          ], a common law [or statutory] trust formed under the laws of the state of New York [or Delaware].  The assets of the issuing entity consist of a pool of mortgage loans and certain other assets, as described under “The Issuing Entity” in this prospectus supplement.

Delaware Trustee.  [          ].  Its corporate trust office is located at [          ], attention:  [          ], telephone number [          ] and its office for certificate transfer services is located at [          ], attention: [          ].  See “The Delaware Trustee” in this prospectus supplement.

Master Servicer.  [          ] with its master servicing office at [          ], attention: [          ], telephone number [          ].  See “The Master Servicer” in this prospectus supplement.

Securities Administrator.  [          ] with its office at [          ], attention: [          ], telephone number [          ].  See “The Securities Administrator” in this prospectus supplement.

Servicers.  The primary servicing of the mortgage loans will be performed by [          ] with its main office located at [          ], telephone number [          ] and [          ] with its main office located at [          ], telephone number [          ].  See “The Servicers” in this prospectus supplement.

Originators.  [          ], [          ] and [          ], which, together with certain other entities which each originated less than 10% of the mortgage loans, originated or acquired all of the mortgage loans that will be conveyed from each sponsor to the depositor and from the depositor to the issuing entity on the closing date.  See “Description of the Mortgage Pool” in this prospectus supplement.

[File Reviewer.  [          ], with its main office at [          ], telephone number [          ], will act as file reviewer under the file reviewer agreement.  See “The File Reviewer” in this prospectus supplement.]

[Interest Rate Swap Provider.  See “The Interest Rate Swap Provider” in this prospectus supplement.]

[Significant Obligors.  A summary description of each entity that satisfies the definition of significant obligor in Item 1101(k) of Regulation AB will be described, if applicable.]

[Other Parties.  Identify and provide a brief identification of any other swap or derivative counterparty, liquidity provider or credit enhancement provider as required under Item 1103(a)(3)(ix) of Regulation AB.]

Affiliations and Certain Relationships Among Certain Transaction Parties

Goldman Sachs Mortgage Company, a sponsor, is an affiliate of GS Mortgage Securities Corp., the depositor, and of Goldman, Sachs & Co., one of the underwriters.

[Describe any other affiliations, including as funding provider, interest rate swap provider, servicer, etc.]

The roles and relationships described above may give rise to conflicts of interest.  See “Risk Factors— Conflicts Between the Sponsors, the Depositor, the Issuing Entity, the Custodian, the Originators, the Servicers and Their Respective Affiliates May Have an Adverse Effect on Your Certificates” and “—Potential Conflicts of Interest of Goldman, Sachs & Co. and Its Affiliates” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.

The following diagram illustrates the various parties involved in the transaction and their functions.

Information About the Mortgage Pool

The mortgage pool consists of approximately [    ] conventional fixed-rate residential mortgage loans (representing approximately [    ] mortgage loans in loan group [    ] and approximately [    ] mortgage loans in loan group [    ]) having an aggregate scheduled principal balance as of [    ] of approximately $[    ] (representing approximately $[    ] for loan group [    ] and approximately $[    ] for loan group [    ]).  All of the mortgage loans are secured by [first liens on one- to four-family] residential properties, including condominiums, cooperative units and planned unit developments.  The mortgage pool consists of the following [    ] loan groups which consist collectively of [    ] separate loan subgroups:

Subgroup	Number of Mortgage Loans	Approximate Scheduled Principal Balance as of [ ]
Loan Group [ ]
Subgroup [ ]
Subgroup [ ]
Loan Group [ ]
Subgroup [ ]
Subgroup [ ]
Total

Each mortgage loan has a maturity date within [15][30][   ] years of the date of origination.

For a further description of the mortgage loans, see “Description of the Mortgage Pool” and Appendix B in this prospectus supplement.

The scheduled principal balance of each mortgage loan in each loan group has been allocated, based on such mortgage loan's net rate, either (i) to one collateral group only or (ii) between two collateral groups, based on a fixed applicable fraction which differs among mortgage loans.  Each collateral group is a total dollar amount of principal of mortgage loans consisting of differing percentages of the interest on, and principal of, particular mortgage loans, calculated so that the principal and interest due on each mortgage loan is treated as if that mortgage loan were two mortgage loans bearing interest at two different effective net rates, one higher than and one lower than the original net rate of the mortgage loan.  The net rate of a mortgage loan is its mortgage interest rate minus the servicing fee rate and the rate on any lender-paid primary mortgage insurance for that mortgage loan.  This allocation enables the issuing entity to treat each loan group as if it were made up of collateral groups bearing interest at various fixed rates.  This allocation will affect the rate of distributions on your certificates, because principal payments collected on each mortgage loan in each loan group will be allocated to the related collateral groups and used for distributions on one or more classes of certificates related to those collateral groups.  For further detail on the calculation of the Applicable Fractions applied to each mortgage loan in each Loan Group, see “Description of the Certificates—Glossary of Definitions Relating to the Priority of Distributions” in this prospectus supplement.

Collateral group [    ] consists of mortgage loans in Subgroup [    ] and Subgroup [    ] or

portions thereof that have been stripped to an effective net rate of [    ]%.

Collateral group [    ] consists of mortgage loans in Subgroup [    ] and Subgroup [    ] or portions thereof that have been stripped to an effective net rate of [    ]%.

Collateral group [    ] consists of mortgage loans in Subgroup [    ] and Subgroup [    ] or portions thereof that have been stripped to an effective net rate of [    ]%.

[Collateral group [    ] consists of portions of Discount Loans (as defined in this prospectus supplement) in Subgroup [    ] that have been stripped to an effective net rate of 0.00%.]

[Collateral Group [    ] consists of Collateral Group [    ] and Collateral Group [    ].]

The collateral groups are expected to have the following characteristics:

Collateral Group	Number of Mortgage Loans(1)	Approximate Principal Balance as of [ ](1)	Maximum Years To Maturity From Origination Date
collateral group [ ] and collateral group [ ]
collateral group [ ]
collateral group [ ]
collateral group [ ] and collateral group [ ]

(1)
These numbers represent the number of mortgage loans contributing cash flows to the respective collateral group  (even if such mortgage loans also contribute to another collateral group).  The total number of mortgage loans is [    ] (representing [    ] mortgage loans in loan group [    ] and [    ] mortgage loans in loan group [    ]).

The mortgage loans have the following additional approximate characteristics as of the cut-off date:

All Mortgage Loans	[15 Year Mortgage Loans]	[30 Year Mortgage Loans]
Scheduled Principal Balance:
Average Scheduled Principal Balance:
Number of Mortgage Loans:
Weighted Average Gross Coupon:
Weighted Average Original Loan-to-Value Ratios:
Weighted Average Current Loan-to-Value Ratios:
Weighted Average Original FICO Score:
Weighted Average Seasoning (months):
Weighted Average Stated Remaining Term (months):

Collateral Group [ ]	[15 Year Mortgage Loans]	[30 Year Mortgage Loans]
Scheduled Principal Balance:
Average Scheduled Principal Balance:
Number of Mortgage Loans:
Weighted Average Gross Coupon:
Weighted Average Original Loan-to-Value Ratios:
Weighted Average Current Loan-to-Value Ratios:
Weighted Average Original FICO Score:
Weighted Average Seasoning (months):
Weighted Average Stated Remaining Term (months):

Collateral Group [ ]	[15 Year Mortgage Loans]	[30 Year Mortgage Loans]
Scheduled Principal Balance:
Average Scheduled Principal Balance:
Number of Mortgage Loans:
Weighted Average Gross Coupon:
Weighted Average Original Loan-to-Value Ratios:
Weighted Average Current Loan-to-Value Ratios:
Weighted Average Original FICO Score:
Weighted Average Seasoning (months):
Weighted Average Stated Remaining Term (months):

The Offered Certificates

The offered classes of [          ], Mortgage Pass-Through Certificates, Series 20[   ]-[   ] will consist of the classes issued with the initial approximate characteristics set forth on the cover page of this prospectus supplement.

The offered certificates (other than the Class [R] Certificates) will be issued in book-entry form through The Depository Trust Company in the United States and in the minimum denominations (or multiples thereof) set forth under “—Denominations” below.  [The Class [R] Certificates will be issued in fully-registered form.  The Class [R] Certificates will be subject to certain restrictions on transfer described in this prospectus supplement.]

The offered certificates represent ownership interests in the assets of the issuing entity only.  All distributions to you will come only from the amounts received in connection with those assets.

The initial aggregate class principal balance of the certificates will be approximately $[    ]

subject to an upward or downward variance of no more than approximately [5]%.

Only the senior certificates[, the Class [R] Certificates] and the senior subordinate certificates are offered by this prospectus supplement.

Senior Certificates.  Each class of senior certificates will relate to a specified collateral group. In naming the classes of senior certificates, the first numeral (“[    ],” “[    ]” or “[    ]”), if any, refers to the collateral group, the first letter (“A”) refers to the status of the class as senior and the final character refers to the subclass.  For example, the Class [    ] Certificates refers to all of the classes of senior certificates related to collateral group [    ], the Class [    ] Certificates refers to all of the classes of senior certificates related to collateral group [    ], up to the Class [    ] Certificates, which are classes of senior certificates related to collateral group [    ].  [The Class [   ] and Class [   ] Certificates are sometimes referred to in this prospectus supplement collectively as the Class [    ] Certificates.]  Principal of the classes of senior certificates related to a collateral group will be distributed primarily from collections on the mortgage loans or portions of mortgage loans allocated to that collateral group based on the applicable fractions for each of those mortgage loans

The Class [    ], Class [    ], Class [    ], Class [    ], Class [    ] and Class [    ] Certificates relate to the mortgage loans in loan group [    ].  The Class [    ], Class [    ], Class [    ], Class [    ], Class [    ] and Class [    ] Certificates relate to the mortgage loans in loan group [    ].

 [Principal-Only Certificates.  The Class [    ] Certificates will be entitled to a portion of principal payments on each mortgage loan in loan group [    ] that has a net rate less than [    ]%.  The Class [    ] Certificates will be entitled to a portion of principal payments on each mortgage loan in loan group [    ] that has a net rate less than [    ]%.  The Class [    ] Certificates will be “principal only” certificates and will not be entitled to any distributions of interest.]

[Interest Only Certificates. The Class [    ] Certificates will be entitled to interest on the mortgage loans in loan group [    ] to the extent that interest on such mortgage loans accrues at a Net Rate in excess of [    ]% per annum.  The Class [    ] Certificates will be entitled to interest on the mortgage loans in loan group [    ] to the extent that interest on such mortgage loans accrues at a net rate in excess of [    ]% per annum.  The Class [    ] Certificates will be “interest only” certificates and will not be entitled to distributions of principal.]

[Exchangeable Certificates.  Certain classes of certificates identified in this prospectus supplement as “exchangeable certificates” are exchangeable in the combinations identified on Appendix E to this prospectus supplement.

See “Description of the Certificates—Exchangeable Certificates” in this prospectus supplement.]

Subordinate Certificates.  The Class [    ], Class [    ], Class [    ], Class [    ], Class [    ] and Class [    ] Certificates are collectively referred to in this prospectus supplement as the senior subordinate certificates.

The Class [    ], Class [    ], Class [    ], Class [    ], Class [    ] and Class [    ] Certificates are collectively referred to in this prospectus supplement as the junior subordinate certificates, and together with the senior subordinate certificates, the subordinate certificates, and are not being offered by this prospectus supplement.  The junior subordinate certificates may be privately offered, are subordinated to the related classes of offered certificates and provide credit enhancement for the related classes of offered certificates.  See “Description of the Certificates—Subordination and Allocation of Losses” in this prospectus supplement.

The rights of holders of the subordinate certificates to receive distributions of principal and interest will be subordinate to the rights of holders of the senior certificates and those other classes of subordinate certificates having a senior priority of distribution to the extent provided under the priority of distributions, as described under “Description of the Certificates—Distributions of Principal on the Certificates.”

[Each class of subordinate certificates will relate to either (x) all of the mortgage loans in loan group [    ] or (y) all of the mortgage loans in loan group [    ].]

[The Class [    ] Certificate represents the right to receive certain amounts on deposit in the basis risk reserve fund as described in this prospectus supplement.]

Residual Certificates.  The residual certificates, the Class R Certificates, will represent ownership of the sole class of “residual interest” in the related real estate mortgage investment conduits, or REMICs, established under the master servicing and trust agreement.  [The Class R Certificates will have no class principal balance.]  The Class R Certificates[, except with respect to certain funds available to the Class R Certificates after any optional purchase of the Mortgage Loans in a loan group and with respect to certain funds available to the Class R Certificates after any optional purchase of the Mortgage Loans in that loan group,] will be entitled to receive any funds remaining after all other related classes of certificates have been paid in full.  [The Class R Certificates will be entitled to receive certain funds remaining after an optional purchase of the Mortgage Loans in loan group [    ].  The Class R Certificates will be entitled to receive certain funds remaining after an optional purchase of the Mortgage Loans in loan group [    ].] [The Class R Certificates are not offered hereby.]]

Closing Date

On or about [         ], 20[    ].

Cut-off Date

[         ], 20[    ].

Distribution Dates

The 25th day of each month, or if the 25th day is not a business day, on the next succeeding business day.  The first distribution date will be [              ].

Monthly Distributions

Each month the securities administrator, on behalf of the issuing entity, will make distributions of interest and principal to the holders of the certificates.

Final Scheduled Distribution Date

The final scheduled distribution date for the certificates is the distribution date in [             ], which is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan.

Record Date

The record date for the offered certificates and each distribution date will be the last business day of the related interest accrual period.

Certificate Interest Rates

The certificate interest rates for the offered certificates equal the rates set forth or described on the front cover of this prospectus supplement and the accompanying footnotes.

Interest Accrual Period

For any distribution date, the interest accrual period is (i) for each class of offered certificates other than the Class [    ] Certificates, the immediately preceding calendar month and (ii) for the Class [    ] Certificates, the period from and including the 25th day of the immediately preceding month to and including the 24th day of the current month.  For the first distribution date, interest on all classes of certificates entitled to interest (other than the Class [    ] Certificates) will accrue from [       ] 1, 20[    ].  For the first distribution date, interest on the Class [    ] Certificates will accrue from [          ] 25, 20[    ].

The interest to be distributed to each class of certificates entitled thereto on each distribution date will be calculated by multiplying (i) 1/12 of the applicable certificate interest rate by (ii) the class principal balance or notional amount, as applicable, of such class at the close of business on the preceding distribution date.

Available Distribution Amount

The available distribution amount on the certificates for any collateral group and any distribution date will generally consist of the following with respect to the applicable fractions for each mortgage loan contributing to the collateral group (after payment of the fees and expenses described under “Fees and

Expenses,” reimbursement of certain advances to the servicers and the master servicer [and certain payments to the responsible parties in respect of any repurchased mortgage loans]):

•
the total amount of all cash (including advances of principal and interest), liquidation proceeds, condemnation proceeds, insurance proceeds and payments on, and proceeds from the sale of, any debentures issued in respect of any such mortgage loan (i) received from or on behalf of the mortgagors with respect to the mortgage loans, (ii) advanced by the applicable servicers on the mortgage loans or[, to the extent provided in the trust agreement], the master servicer or the Delaware trustee, or (iii) received from the applicable servicers as compensating interest with respect to the mortgage loans, and not previously distributed, except:

o	all scheduled payments collected but due on a due date after such distribution date;

o	all curtailments received after the previous calendar month;

o
all payoffs received after the previous calendar month (together with any interest payment received with those payoffs to the extent that it represents the payment of interest accrued on those mortgage loans for the period after the previous calendar month);

o	liquidation proceeds, condemnation proceeds and insurance proceeds received on the mortgage loans after the previous calendar month;

o	all amounts that are then due and payable to the applicable servicer under the related servicing agreement;

o	the servicing fee (net of any amounts payable as compensating interest by the applicable servicer) for each mortgage loan;

o	any amounts payable in respect of primary mortgage insurance; and

o
all related indemnification amounts and other related amounts reimbursable on the distribution date to the securities administrator, the Delaware trustee, the custodian[, the file reviewer] or the master servicer; and

•
the total amount of any cash received by the securities administrator or the applicable servicer from the repurchase by any responsible party of any such mortgage loans as a result of defective documentation or breach of representations and warranties; provided that the obligation to repurchase arose before the related due date;

provided, that interest with respect to any mortgage loan that relates to [     ] collateral groups will be included in the available distribution amount for each related collateral group as follows: [first, to the collateral group with the lower effective net rate, interest to the extent accrued on the applicable fraction of the principal of the mortgage loan at the effective net rate for the collateral group; and second, to the other collateral group related to the mortgage loan].

Distributions of Interest

Interest to be distributed to each class of interest-bearing certificates on any distribution date will consist of accrued certificate interest, or (i) previously accrued interest that remained unpaid on the previous distribution date and (ii) interest accrued for the related interest accrual period on the class principal balance or notional amount, as applicable, of that class, as reduced by the amount of any interest shortfalls allocated to the class or classes of interest-bearing certificates for the distribution date. Interest will not accrue on overdue interest.

[On each distribution date, accrued certificate interest will not be distributed to the Class [   ] Certificates, but will be added to their respective class principal balances and distributed as described in this prospectus supplement.]

It is possible that, on a distribution date, collections from the mortgage loans will not be sufficient to make the interest distributions contemplated in this prospectus supplement.  If a servicer does not make an otherwise required advance in respect of a related mortgage loan because it determines that the advance would be nonrecoverable, one or more classes of the interest-bearing certificates may not receive the full amount of accrued certificate interest to which they are entitled.  Such amounts will be distributed on future distribution dates, if funds become available, without additional interest.

[The Class [   ] Certificates are interest only certificates.  As a result investors in these classes of certificates will be entitled to receive distributions of interest based on the related notional amount, but will not receive distributions of principal.]

[The Class [    ] Certificates are principal only certificates.  As a result investors in the Class [    ] Certificates will not be entitled to receive distributions of interest.]

Compensating Interest and Interest Shortfalls

When mortgagors make full or partial prepayments, they need not pay a full month's interest.  Instead, they are required to pay interest only to the date of the prepayment.  Under the terms of each servicing agreement, on any distribution date, the applicable servicer has agreed to pay compensating interest in an amount equal to the lesser of (x) the amount required to cause the securities administrator (on behalf of the certificateholders) to receive a full month's interest on any voluntary principal prepayments in full (and with respect to certain servicers, any voluntary prepayments in part) received during the period beginning on the second day of the month immediately preceding the month in which that distribution date occurs and ending on the first day of the month in which that distribution date occurs and (y) the applicable servicing fee for that distribution date.  In the event the related servicer does not pay such compensating interest on that distribution date, the master servicer is required to pay such amount (to the extent that such amount does not exceed the total of its master servicing fee for that distribution date) through a reduction in the amount of the master servicing fee.  Neither the servicers nor any successor servicer will pay compensating interest for any shortfalls resulting from the application of the Servicemembers Civil Relief Act, as amended, or any similar state or local statute.  As a result, interest shortfalls on the certificates may occur.  For a description of how compensating interest is allocated among the certificates as well as important limitations on the amount of compensating interest that will be allocated among the certificates, see “Yield and Prepayment Considerations—Principal Prepayments and Compensating Interest” in this prospectus supplement.

On each distribution date, the exchangeable certificates in an exchangeable combination will allocated a proportionate share of the interest shortfalls allocated to the related REMIC certificates that have been exchanged.

[Interest Rate Cap

The holders of the Class [    ] Certificates will have the benefit of an interest rate cap agreement entered into with [              ].  Any payments received under the interest rate cap agreement with respect to any distribution date will be available to cover basis risk shortfalls in interest payable to the holders of Class [    ] Certificates when the related interest rate is limited by the [    ]% maximum rate.  Payments under the interest rate cap agreement to the holders of the Class [    ] Certificates may mitigate against the effects of a mismatch between the effective net rate of [    ]% on the mortgage loans contributing to collateral group [   ] and the [   ] index used to determine the interest rates on these certificates.  The Class [    ] Certificates will generally receive payments under the interest rate cap agreement with respect to any distribution date on which the [   ] index exceeds [    ]% with an upper collar of [    ]%.

[Describe interest rate, cap, currency or other swap agreement.]]

Distributions of Principal

General

As principal is collected on the mortgage loans in each loan group, that principal will be allocable among the related classes of certificates based on the priorities and formulas described in this prospectus supplement.  In general, distributions of principal on the senior certificates [(other than the interest only certificates)] will be made from collections on the mortgage loans contributing to the related collateral group.  Distributions on the subordinate certificates will be made from all of the collateral groups in the related loan group.

For any distribution date, principal collected on the mortgage loans in each loan group in a due period will either be allocated entirely to one collateral group or split between two collateral groups based on the applicable fractions of that mortgage loan for those collateral groups.  Except to the extent that principal collections for a distribution date otherwise distributable to the related subordinate certificates are used to make distributions to senior certificates [(other than the interest only certificates)] related to other collateral groups as described under “Description of the Certificates—Cross-Collateralization,” all principal collections allocated to a particular collateral group will be distributed to the holders of certificates related to that collateral group.  Not every class of certificates entitled to principal, however, will receive principal on each distribution date.

Principal collections will be further divided between the related senior certificates and the related subordinate certificates in the manner described in this prospectus supplement.

The Class [    ] Certificates are planned amortization certificates.  Principal collections will be allocated in a manner that, to the extent possible, will result in the certificates of such classes receiving principal payments according to a schedule.  The receipt by a certificateholder of payments that match the planned amortization certificate schedule depends, however, on the rate at which payments are collected on the related mortgage loans and we cannot assure you that the schedule will be maintained.  The amounts and priority of distributions to the certificates are further described in “Description of the Certificates—Priority of Distributions” and “—Distributions of Principal on the Certificates” in this prospectus supplement.

The subordinate certificates will generally be entitled to receive distributions of principal on each distribution date in the order of seniority of the classes of subordinate certificates, as described in “Description of the Certificates—Priority of Distributions” and “—Subordination and Allocation of Losses” in this prospectus supplement.  Each class of subordinate certificates will be entitled on each distribution date, subject to the priority of distributions and subordination rules, to receive a portion of the scheduled principal collections on the related mortgage loans for the related due period but will not be entitled to receive any share of principal prepayments prior to the distribution date in [   ].

On each distribution date and for any exchangeable certificates in an exchangeable combination, principal distributions otherwise distributable to the related REMIC certificates that have been exchanged will be allocated to the exchangeable certificates entitled to principal in the related exchangeable combination.

See Appendix A for a table showing, for each class of certificates, the expected rate of return of principal at different rates of prepayments.

[Interest Only Certificates

The Class [   ] Certificates are interest only certificates.  As a result investors in these classes of certificates will be entitled to receive distributions of interest based on the related notional amount, but will not receive distributions of principal.]

[Principal Only Certificates

The Class [    ] Certificates are principal only certificates.  As a result investors in the Class [    ] Certificates will not be entitled to receive distributions of interest.

The securities administrator will distribute a portion of the principal payments received on (a) each mortgage loan in loan group [   ] that has a net rate less than [    ]% to investors in the Class [    ] Certificates and (b) each mortgage loan in loan group [    ] that has a net rate less than [    ]% to investors in the Class [   ] Certificates.

The portion is determined for loan group [   ] based on a fraction as to each group [   ] discount loan, the numerator of which is equal to [   ]% minus the net rate of the group [  ] discount loan, and denominator of which is equal to [   ]%.

The portion is determined for loan group [   ] based on fraction as to each group [   ] discount loan, the numerator of which is equal to [   ]% minus the net rate of the group [  ] discount loan, and denominator of which is equal to [   ]%.]

Priority of Principal Distributions

[Deal-specific waterfall to be included]

It is possible that, on any particular distribution date, payments from the mortgage loans and advances of principal will be insufficient to make principal distributions as contemplated in this prospectus supplement.  As a result, some classes of certificates, most likely the subordinate certificates (and among the subordinate certificates, the most junior class then outstanding), may not receive the full amount of principal distributions to which they are entitled.

On each distribution date prior to the occurrence of the related credit support depletion date, the available distribution amount [for each collateral group] generally will be distributed as follows:

(1)      to each class of senior certificates [(other than the principal only certificates)] [related to that collateral group (other than collateral group [    ] and collateral group [    ])], accrued certificate interest on that class, pro rata in proportion to the amount of accrued certificate interest owing to the class; [provided that, accrued certificate interest on the Class [    ] Certificates for that distribution date will be distributed in the following order of priority and will be added to the class principal balance of the related class:

[To be provided for each Series, if applicable];]

(2)      to the senior certificates [(other than the interest only certificates)] related to that collateral group, to the extent of the remaining available distribution amount for the related collateral group and distribution date, concurrently as follows:

[To be provided for each Series];

(3)      from amounts otherwise distributable to the related subordinate certificates, to the related class of Class [    ] Certificates, the principal portion of current realized losses [and the deferred principal amount for the Class [    ] Certificates] and that distribution date; provided however, that, if necessary, the aggregate of all such amounts distributed on that distribution date may not exceed the related aggregate subordinate principal distribution amount (without regard to the proviso of that definition) for that distribution date and, provided further, that those amounts will not reduce the class principal balance of the Class [    ] Certificates;

(4)      to the extent of the remaining available distribution amount for each collateral group and distribution date, but subject to the prior distribution of amounts as described under “Description of the Certificates—Cross-Collateralization” in this prospectus supplement, to the related classes of subordinate certificates, in order of priority, the sum of (i) accrued certificate interest pro rata on the basis of the amount owing to each such class, and (ii) the pro rata shares, based on outstanding class principal balances, of the subordinate principal distribution amount for that collateral group, as applicable; provided, however, that on any distribution date on which the subordination level for any class of subordinate certificates is less than its subordination level as of the closing date, the portion of the related subordinate principal prepayment amount otherwise allocable to the class or classes of the related subordinate certificates junior to such class will be allocated pro rata to the most senior class of related subordinate certificates for which the subordination level on that distribution date is less than the subordination level as of the closing date and all classes of subordinate certificates senior to that class;

(5)      to each related class of certificates, in order of priority, the amount of any unreimbursed realized losses previously allocated to that related class of certificates; and

(6)      to the residual certificates, after all other classes of certificates have been paid in full, the remainder, if any, which is expected to be zero, of the available distribution amount for all collateral groups.

On each distribution date after the related credit support depletion date, to the extent of the available distribution amount allocable to each collateral group on that distribution date, distributions will be made to the senior certificates related to that collateral group, in respect of interest (pro rata according to accrued certificate interest on each related class for that distribution date) and then with respect to principal (pro rata according to their outstanding class principal balances) and the remainder

(other than any fair market value excess remaining after the optional repurchase of the related assets in the issuing entity), if any, which is expected to be zero, of the available distribution amount for that collateral group will be distributed to the holders of the Class [R] Certificates.

Distributions of Exchangeable Classes

In the event that certificates comprising a combination group are exchanged for their related exchangeable certificates, such exchangeable certificates will be entitled to a proportionate share of the principal distributions on each class of certificates in the related combination group.  In addition, exchangeable certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of certificates in the related combination group.

The calculation of the amount of principal and interest that the securities administrator will distribute on each distribution date is very complex.  For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see “Description of the Certificates—Priority of Distributions” and “—Distributions of Principal on the Certificates” in this prospectus supplement.

Exchangeable Certificates

Certain classes of certificates, referred to in this prospectus supplement as the REMIC certificates in combinations referred to in this prospectus supplement as exchangeable combinations, are exchangeable for certain other classes of certificates, referred to in this prospectus supplement as the exchangeable certificates. The exchangeable combinations and related REMIC certificates and exchangeable certificates are identified in Appendix E to this prospectus supplement.  See “Description of the Certificates—Exchangeable Certificates—Procedures” in this prospectus supplement and “Description of the Securities—Exchangeable Securities” in the prospectus for a description of exchangeable certificates and exchange procedures and fees.

In the event that any REMIC certificate is exchanged for the related exchangeable combination, such exchangeable certificates in the exchangeable combination will be entitled to a proportionate share of the principal and interest distributions on each class of related REMIC certificates. In addition, the exchangeable certificates in an exchangeable combination will bear a proportionate share of losses and interest shortfalls, as applicable, allocable to each class of related REMIC certificates. Principal and interest distributions will be made to the exchangeable certificates in an exchangeable combination in the manner set forth herein.

The payment characteristics of the exchangeable certificates in an exchangeable combination will reflect the payment characteristics of the related REMIC certificates.

Credit Enhancements

Subordination

If on any distribution date there is a shortfall in the funds needed to make all distributions to holders of certificates related to any collateral group, the related senior certificates will be entitled to receive distributions of interest and principal, as applicable, before the related subordinate certificates are entitled to receive distributions of interest or principal.  The related subordinate certificates will receive distributions of their pro rata shares of the principal distribution amount from that collateral group allocated to those subordinate certificates in their order of seniority.  This provides additional security to the related senior certificates.  In a similar fashion, each class of subordinate certificates will provide credit enhancement to all other classes of related subordinate certificates with lower numerical class designations.

The Class [   ], Class [   ], Class [   ], Class [   ], Class [   ] and Class [   ] Certificates will relate to, and provide support for, the senior certificates related to [collateral group [   ], collateral group [   ] and collateral group [   ]].

[The Class [   ], Class [   ], Class [   ], Class [   ], Class [   ] and Class [   ] Certificates will relate to, and provide support for, the senior certificates related to [collateral group [   ], collateral group [   ] and collateral group [   ]].

Shifting Interests

The senior certificates [(other than the interest only certificates and the principal only certificates)] will, in the aggregate, generally be entitled to receive their pro rata share of all scheduled principal payments and 100% of all principal prepayments from mortgage loans or portions of mortgage loans in the related collateral groups until the [   ]th anniversary of the first distribution date. Thereafter, the senior certificates related to those groups [(other than the interest only certificates and the principal only certificates)] will, in the aggregate, generally be entitled to receive their pro rata share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments from the mortgage loans in those groups (subject to certain triggers that would reduce distributions to the related subordinate certificates).  This will result in a faster rate of return of principal to the senior certificates [(other than the interest only certificates and the principal only certificates)] than would occur if the senior certificates and the subordinate certificates received all payments from the related collateral groups, including prepayments, pro rata, and will increase the likelihood that holders of senior certificates [(other than the interest only certificates and the principal only certificates)] will receive the full amount of principal to which they are entitled.  [The Class [   ] Certificates may not benefit from this accelerated repayment.]

If the subordination level for any class of subordinate certificates on any distribution date is less than the subordination level on the closing date for that class of subordinate certificates the most senior class of related subordinate certificates that has not maintained its initial subordination level and each class of related subordinate certificates senior to that class will be entitled to receive pro rata distributions from principal prepayments otherwise distributable to more junior classes of related subordinate certificates.  For a more detailed description of how principal prepayments are allocated among the senior certificates and the related subordinate certificates, see “Description of the Certificates—Priority of Distributions” and the related definitions under “Description of the Certificates—Glossary of Definitions Relating to the Priority of Distributions” in this prospectus supplement.

Cross-Collateralization

Under certain limited circumstances, payments on the mortgage loans contributing to one collateral group may be distributed on a distribution date to holders of certain senior certificates corresponding to the other related collateral groups.  As described under “Description of the Certificates—Cross-Collateralization” in this prospectus supplement, cross-collateralization among the related collateral groups may occur if a collateral group experiences rapid prepayments or disproportionately high realized losses.

If the senior certificates relating to one collateral group in a loan group have been retired, and the related mortgage loans are performing below certain standards, then certain payments on the mortgage loans relating to the retired senior certificates will be distributed to the remaining senior certificates of the other collateral groups in that loan group, if any, before being distributed to the related subordinate certificates.

If the aggregate class principal balance of the senior certificates relating to one collateral group in a loan group is greater than the aggregate class principal balance of the applicable portions of the related mortgage loans, then certain payments on the mortgage loans in the other collateral groups in that loan group otherwise distributable to the related subordinate certificates will be distributed to those senior certificates.

See “Description of the Certificates—Cross-Collateralization” in this prospectus supplement.

 [Third party providers of credit support for 10% or more of the pool assets to be provided as applicable.]

 [Other forms of credit enhancement to be identified and described as applicable for each transaction.]

Allocation of Realized Losses

A loss is realized on a mortgage loan when the applicable servicer determines that it has received all amounts that it expects to recover from that mortgage loan and the amounts are less than the outstanding principal balance of that mortgage loan, plus its accrued and unpaid interest and any related expenses, such as taxes or insurance premiums previously advanced by that servicer, and expenses of foreclosure (but not including any subsequent recoveries as described in this prospectus supplement).  In general, losses will be borne by the most junior class of related subordinate certificates then outstanding, before allocation to the senior certificates as described in this prospectus supplement.

Because the subordinate certificates represent interests in all of the collateral groups (other than collateral group [   ] and collateral group [   ]) in the related loan group, the class principal balances of the subordinate certificates could be reduced to zero as a result of disproportionately high losses on the mortgage loans contributing to any related collateral group, increasing the likelihood that losses experienced in the other related collateral groups will be allocated to the senior certificates corresponding to those collateral groups.

If the class principal balances of all of the related subordinate certificates have been reduced to zero, further losses on the related mortgage loans (other than the portion of those losses allocable to the Class [   ] or Class [   ] Certificates) will be allocated to the related classes of senior certificates [(other than the related interest only certificates)], pro rata based on their outstanding class principal balances, until the total class principal balance of such classes of certificates has been reduced to zero[; provided, that losses otherwise allocable to the Class [      ] Certificates will instead be allocated to the Class [      ]Certificates, until the class principal balance thereof has been reduced to zero.]  [The applicable fraction of each loss on a group [   ] discount loan will be allocated to the Class [   ] Certificates and the applicable fraction of each loss on a group [   ] discount loan will be allocated to the Class [   ] Certificates.]

[Pre-funding Feature

The aggregate principal balance of the mortgage loans purchased by the issuing entity on the closing date will be less than the amount required to be held by the issuing entity.  On the closing date, the depositor will deposit $[     ] into a segregated account maintained with the securities administrator for the purchase of additional mortgage loans representing approximately [     ]% of the total mortgage pool.  This account is referred to in this prospectus supplement as the “pre-funding account.”  The securities administrator will, if and as directed by the depositor, invest the funds in the pre-funding account in one or more eligible investments.  Any income or gains on such investment on amounts in the pre-funding account will be transferred to the [   ] account and applied for the purposes for which [   ] account funds may be used.  The issuing entity will use the funds in the pre-funding account to buy additional mortgage loans from the depositor during the pre-funding period.  The pre-funding period is the period beginning on [the closing date and ending on the earliest of (i) the date on which the amount on deposit in the pre-funding account is less than $[     ], or (ii) the close of business on [     ], 20[     ].

The depositor must satisfy certain conditions specified in the master servicing and trust agreement before it can sell additional mortgage loans to the issuing entity.  The obligation of the issuing entity to purchase the additional mortgage loans during the pre-funding period is subject to the requirements that, following the purchase of such additional mortgage loans and with respect to the entire mortgage pool:

[Insert characteristics of mortgage pool.]

Any of the requirements set above may be waived or modified in any respect with the consent of the Hired Agencies.]

Servicing of the Mortgage Loans

[[               ] will service approximately [    ]% of the mortgage loans and [               ] will service approximately [    ]% of the mortgage loans.]

[Each servicer will service the mortgage loans serviced by it pursuant to an existing servicing agreement, as modified by one or more assignment agreements, between the servicer and the [related sponsor], collectively referred to herein as the servicing agreements.  The servicing agreements will be assigned to the issuing entity.]

The servicing of certain of the mortgage loans may be transferred in the future to one or more servicers other than the initial servicers in accordance with the provisions of the master servicing and trust agreement and the related servicing agreement, with respect to all of the mortgage loans, as a result of the occurrence of unremedied events of default in servicer performance under the related servicing agreement.  See “The Servicers” in this prospectus supplement.

The master servicer may perform certain of the functions and services of a successor servicer, which are enumerated in this prospectus supplement and in the prospectus.

Source of Payments

The mortgagors are obligated to make scheduled monthly payments of principal and interest to the servicers.  On the 18th day of each month, or if such day is not a business day, on the immediately preceding or next succeeding business day, as specified in the applicable servicing agreement, the servicers (or a sub-servicer on its behalf) will remit amounts comprising the available distribution amount to the master servicer, and two Business Days prior to the distribution date, the master servicer will remit the available distribution amount to the securities administrator.  Upon receipt, the securities administrator is required to deposit funds received from the master servicer into a trust account established by the securities administrator for the benefit of the certificateholders from which the securities administrator will make distributions to the certificateholders on each distribution date.

Advances

If a servicer (or a sub-servicer on its behalf) receives a payment on a mortgage loan that is less than the full scheduled payment due, under the related servicing agreement that servicer will be obligated to make a principal and interest advance of its own funds to cover the shortfall.  In addition, each servicer will be obligated to make servicing advances of certain amounts necessary to protect the value of a mortgage loan that it services, such as property taxes and insurance premiums, if the applicable mortgagor does not pay those amounts.  Each servicer will be entitled to reimbursement of advances made in all cases from future payments and collections, even if reimbursement ultimately results in a shortfall to one or more classes of certificateholders.  Further, no servicer will be required to make an advance if it determines that the advance will not be recoverable from future payments or collections on that mortgage loan.  The master servicer acting as backup servicer will be obligated to advance its own funds to make advances if a servicer fails to do so (unless it determines the advances to be nonrecoverable) as required under the master servicing and trust agreement.  These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and do not guarantee or insure against losses.  The servicer (and the master servicer, the Delaware trustee as successor master servicer and any other successor master servicer, if applicable) will not be obligated to make any advances of principal on any real estate owned property owned by the issuing entity.  See “The Servicers—Advances” in this prospectus supplement.

Fees and Expenses

As compensation for its services as master servicer, [       ] will be entitled to receive the interest or investment income, or a portion thereof, earned by it on amounts deposited in, or credited to, the master servicer account.  The remainder of any interest or investment income earned on such amounts deposited in, or credited to, the master servicer account will not be available for distribution to certificateholders.  In the event the master servicer assumes the duties of a servicer under any sale and servicing agreement, it shall be entitled to receive as compensation the servicer fees and other compensation that would have been payable to the servicer under the related sale and servicing agreement.

[The securities administrator will receive, as compensation for its services, the interest or investment income earned by it, or a portion thereof, on amounts deposited in, or credited to, the certificate account, after payment of the Delaware trustee fee.]

The Delaware trustee is entitled to an annual trustee fee, which will be paid by the securities administrator from investment earnings on amounts on deposit in the certificate account.  The trustee fee will be an amount equal to [             ].

Each servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by the servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account.  The servicing fee will be an amount equal to interest at [one-twelfth of a rate equal to [      ]% on the scheduled principal balance of each mortgage loan] [Insert alternative servicer compensation mechanism such as flat fee per mortgage loan.].

[Describe other fees and expenses of the issuing entity, including file reviewer fees or custodian fees.]

Mortgage Loan Representations and Warranties

[Each] [The] [originator] [seller] [sponsor] [depositor] has made to the issuing entity the applicable representations and warranties concerning the mortgage loans set forth under “Description of the Mortgage Pool—Representations and Warranties Regarding the Mortgage Loans” pursuant to [an assignment, assumption and recognition agreement][trust agreement][sale agreement].

[With respect to the mortgage loans originated by [            ] and [            ], the [responsible party] will represent that no action or event has taken place between the date that the related originator made the applicable representation and warranty and the cut-off date or the closing date, as applicable, to make such representation or warranty untrue.]

[[If with respect to any mortgage loan any of the representations and warranties made by the [responsible party] are breached in any material respect as of the date made, or there exists any uncured material document defect, the [responsible party] will be obligated to repurchase the mortgage loan[, or if such party fails to repurchase the mortgage loan and the related conditions are satisfied, [_____] will be obligated to repurchase the mortgage loan.]

[The file reviewer will only conduct a review of a mortgage loan upon the occurrence of one or more of the following events with respect to the mortgage loan: [describe conditions to review].

[Certain tests required to be undertaken by the file reviewer to ascertain the accuracy of the mortgage loan representations and warranties will sunset [__] months after the closing date.  If the file reviewer determines that there has been a [breach in respect of a representation and warranty as determined in accordance with the review procedures], a repurchase request will be made of the related representing party.  In such case, the related representing party may (1) dispute the repurchase request, (2) cure that breach, (3) repurchase the affected mortgage loan from the issuing entity or pay the loss amount or (4) in some circumstances, substitute another mortgage loan.]

[Describe other repurchase standard and review procedures (if applicable)]]

See “Description of the Mortgage Pool—Representations and Warranties Regarding the Mortgage Loans” in this prospectus supplement.

Optional Purchase of the Mortgage Loans

On any distribution date when the aggregate outstanding principal balance of the mortgage loans in a loan group is less than [   ]% of the aggregate scheduled principal balance of the mortgage loans in that loan group as of the cut-off date, the [master servicer][holder of the Class [__] Certificates][specify other person] may purchase from the issuing entity all remaining mortgage loans in the loan group and all property acquired in respect of any such mortgage loan remaining in the issuing entity.  If the mortgage loans in a loan group and any related property are purchased, the proceeds of such sale will be distributable to the related outstanding classes of certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof (if applicable) plus accrued interest [(excluding the amount of any basis risk shortfalls)].

[Describe other events in the transaction agreements that could trigger liquidation or amortization.]

[Describe any optional or mandatory redemption termination features.]

Denominations

The Class [   ] Certificates (other than the principal only certificates and the interest only certificates) are offered in minimum denominations of $25,000 initial certificate balance each and multiples of $1 in excess of $25,000.  [With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.]  The senior subordinate certificates are offered in minimum denominations of $250,000 initial certificate balance each and multiples of $1 in excess of $250,000.  The Class [    ] Certificates are offered in minimum denominations of $1,000,000 initial notional amount each and multiples of $1 in excess of $1,000,000.  The Class [    ] and Class [    ] Certificates are each offered in the form of a single certificate representing the entire initial class principal balance or notional amount, as applicable.

Legal Investment

As of the date of their issuance, the [senior certificates and the Class [    ] and Class [    ] Certificates] will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, on the closing date because they are rated by at least one nationally recognized statistical rating organization in one of the two highest rating categories. However, upon the effectiveness of the alternative standards of credit-worthiness that the SEC establishes to replace the external credit rating requirement under SMMEA, it is possible that such classes of certificates will not constitute “mortgage-related securities” for SMMEA from and after the effective date of the alternative standard, even if these classes retain the aforementioned ratings.  See [“Risk Factors—Governmental Intervention, Financial Regulatory Reforms and Proposed Regulations When Final Could Have a Significant Impact on the Sponsors, the Depositor, the Issuing Entity, the Originators or the Servicers or on the Certificates”] for a discussion of pending changes to the definition of “mortgage related securities.”

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.  You should consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

ERISA Considerations

Subject to important considerations described under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus, the senior certificates and the senior subordinate certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.  See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

Federal Income Tax Consequences

For federal income tax purposes, the securities administrator will elect to treat all or a portion of the issuing entity as one or more REMICs.  Each  Class of offered certificate (other than the Class [A-R] certificate) will represent interests in one or more REMIC regular interests, which are treated as debt for federal income tax purposes.  The additional rights of the Class [   ] Certificates holders to receive basis risk shortfalls will be treated as an interest in another financial instrument held through  a grantor trust.   For federal income tax purposes, the residual certificates will represent ownership of the residual interest in each portion of the issuing entity treated as a REMIC.  The interest only certificates and the principal only certificates will, and other classes of certificates may, be issued with original issue discount for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.

Ratings

The offered certificates are required to receive the ratings from credit rating agencies hired by the depositor to rate the offered certificates (the “Hired Agencies”).  The ratings on the offered certificates address the likelihood of the receipt by holders of those offered certificates of all distributions on the underlying mortgage loans to which they are entitled.  The ratings do not address the likely actual rate of prepayments on the mortgage loans.  The rate of prepayments on the mortgage loans, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of the offered certificates entitled to interest only to fail to recover their initial investments.

RISK FACTORS

The offered certificates are not suitable investments for all investors.  In particular, prospective investors should not purchase any class of offered certificates unless they understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class discussed below and under the heading “Risk Factors” in the prospectus.  Such risks give rise to the potential for significant loss over the life of the offered certificates and could result in the failure of investors in the offered certificates to fully recover their initial investments.

The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus, in the context of your financial situation.

Turbulence in the Financial Markets and the Mortgage Market May Adversely Affect the Yield on and/or Market Value of Your Certificates

The global economy recently experienced a significant recession, as well as a severe disruption in the credit markets, including the general absence of investor demand for and purchases of residential mortgage-backed securities and other asset-backed securities and structured finance products.  Although the U.S. economy, by some measurements, may be emerging from recession, any recovery could be fragile and unsustainable, in which circumstances another, possibly more severe recession may ensue.  Continued concerns about declining real estate markets in the United States and economic conditions in the United States and Europe generally have contributed to increased market volatility and diminished growth expectations for the U.S. economy.

The financial crisis that emerged in 2008 and ensuing events have resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage-related investments, in particular private label residential mortgaged-backed securities.  The responses to the crisis and events have included, among other things, numerous actions of monetary and fiscal authorities in the United States and Europe, such as:

•
the conservatorship and the control by the U.S. government since September 2008 of the Federal Home Loan Mortgage Corporation (commonly referred to as “Freddie Mac”) and the Federal National Mortgage Association (commonly referred to as “Fannie Mae”);

•
the establishment of the Troubled Asset Relief Program through the Emergency Economic Stabilization Act of 2008 and resulting public investments in numerous financial institutions and other enterprises; and

•
the adoption or revision, or proposed adoption or revision, of statutes and regulations governing securitization markets in the United States and Europe, such as proposed revisions to Regulation AB released by the Securities and Exchange Commission (the “SEC”) in April 2010 and re-proposed in July 2011, the adoption of the Federal Deposit Insurance Corporation’s final securitization safe harbor rule, the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and pending and recently finalized regulatory implementation (including rules on risk retention and premium capture cash reserve accounts) and certain European Union regulatory initiatives, as further described below under “—Governmental Intervention, Financial Regulatory Reforms and Proposed Regulations When Final Could Have a Significant Impact on the Sponsors, the Depositor, the Issuing Entity, the Originators or the Servicers or on the Certificates.”

As a result of market conditions and other factors, the cost and availability of mortgage credit has been and may in the future continue to be adversely affected by illiquid credit markets and wider credit spreads.  Concern about the stability of the markets and the creditworthiness of counterparties has led many lenders and institutional investors to reduce, and in some cases cease, lending to certain mortgagors.  Continued turbulence in the U.S. and international markets and economies may negatively affect the U.S. housing market and the credit performance and market value of residential mortgage loans.

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in its current form.  Concerns regarding sovereign debt may spread to other countries at any time.

Particular uncertainty persists regarding the prospects for growth in the U.S. economy, and a number of factors have contributed to this uncertainty, including high current unemployment, rising government debt levels, prospective Federal Reserve policy shifts, the withdrawal of government interventions into the financial markets, changing U.S. consumer spending patterns, pending regulations (including with respect to asset-backed securitization), and changing expectations for inflation and deflation.  In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks by the United States government may cause continued volatility.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states or significant local governments could default on their debt or seek relief from their debt under the U.S. bankruptcy code or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time and adversely affect the value of your certificates.  Moreover, other types of events may affect financial markets, such as war, revolt, insurrection, armed conflict, terrorism, political crisis, natural disasters and man-made disasters.  We cannot predict such matters or their effect on the value or performance of your certificates.

Investors should consider that general conditions in the residential real estate and mortgage markets may adversely affect the performance of the mortgage loans and the performance or market value of the certificates.  We cannot assure you that governmental or other actions will improve these conditions in the near future.  In addition, in connection with all the circumstances described above, you should be aware in particular that:

•
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

•	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

•
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the related mortgaged properties may have declined since the mortgage loans were originated and may decline following the issuance of the certificates and such declines may be substantial and occur in a relatively short period following the issuance of the certificates, and such declines may occur for reasons largely unrelated to the circumstances of the particular mortgaged property;

•
if you determine to sell your certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid, and this may occur within a relatively short period following the issuance of the certificates and for reasons unrelated to the then current performance of the certificates or the mortgage loans;

•
the time periods to resolve defaulted mortgage loans can be long, and those periods may be further extended because of borrower bankruptcies and legal proceedings, which may be especially true in the case of loans made to borrowers that have substantial debts other than the mortgage loan;

•	severe volatility and declines in the value of your certificates may occur regardless of the performance of your certificates and the mortgage loans;

•
even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or in regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, all as if your certificates were to be sold immediately;

•
if you desire to obtain financing for your certificates, you may be unable to do so or you may be able to do so only at higher interest rates, and this may occur within a relatively short period following the issuance of the certificates and for reasons unrelated to the then current performance of the certificates or the mortgage loans;

•
such circumstances may result in increased or decreased prepayment activity with respect to the mortgage loans, which may affect the expected performance and market value of one or more classes of certificates;

•	such circumstances may result in substantial delinquencies on the mortgage loans, which may become the subject of modifications, including reductions in the principal balance of the mortgage loans;

•
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; and

•
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of mortgagor bankruptcies, related litigation and any federal and state legislative, regulatory and/or administrative actions or investigations.

In light of the circumstances described above, the risks we describe elsewhere under “Risk Factors” in this prospectus supplement and in the prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Downgrade of Long-term Ratings of Eurozone Nations May Adversely Affect the Market Value of the Offered Certificates

In response to the economic situation facing the European Economic and Monetary Union, or Eurozone, based on factors including tightening credit conditions, higher risk premiums on Eurozone sovereigns and disagreement among European policy makers as to how best to address the declining market confidence with respect to the Eurozone, on January 13, 2012, Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), downgraded the long-term credit ratings on nine members of the Eurozone, including Austria, Cyprus, France, Italy, Malta, Portugal, Slovakia, Slovenia and Spain.  In addition, on April 18, 2013, Fitch Ratings, Inc. downgraded the long-term credit ratings on the United Kingdom.

Recent Trends in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Certificates

Since late 2006, delinquencies, defaults, foreclosures and losses with respect to residential mortgage loans have increased, and although there have been some declines in certain geographic areas recently, delinquencies, defaults, foreclosures and losses could stay at a relatively high level or increase in the future.  The increase in delinquencies, defaults and foreclosures was not limited to “non-prime” mortgage loans, which are made to mortgagors with impaired credit or otherwise weaker creditworthiness, but also affected “Alt A” mortgage loans, which are made to mortgagors often with more limited documentation, and “prime” mortgage loans, which are made to mortgagors with excellent credit who provide full documentation, and has also affected mortgage loans even where a period of time has elapsed since origination.  Losses on all types of residential mortgage loans have increased over the last several years due to declines in residential real estate values, resulting in reduced home equity.  Home prices began to depreciate in late 2006, after extended periods of appreciation.  Although home prices appear to have stabilized or even increased in some geographic areas, in others the decline continues and may continue for an indefinite period of time.  A continued decline in property values or the failure of property values to increase where the outstanding balances of the mortgage loans and any secondary financing on the related mortgaged properties are close to or in excess of the value of the mortgaged properties may result in higher delinquencies, foreclosures and losses.  Declining property values have also contributed to, and may further contribute to, the current oversupply of existing homes on the market, which has further increased the frequency of negative home equity.  Even if economic indicators begin to show that the United States is emerging from the recession, delinquencies and defaults on loans underlying RMBS may continue to rise, or may remain at high levels, as a result of factors such as persistent high unemployment rates, high levels of foreclosures, and large inventories of unsold properties.

In response to increased delinquencies and losses with respect to mortgage loans, many residential mortgage loan originators implemented more conservative underwriting criteria for mortgage loans, which has reduced the availability of mortgage credit to prospective borrowers, including mortgagors seeking to refinance their mortgage loans.  The reduced availability of refinancing options for mortgagors has resulted in higher rates of delinquencies and defaults and losses on mortgage loans, regardless of the creditworthiness of those mortgagors.  The decline in residential real estate values to date, and any future decline, may prevent mortgagors having insufficient equity in their homes, hindering the ability of borrowers to refinance their mortgage loans in an environment of increasingly restrictive lending standards and giving borrowers less incentive to cure delinquencies and avoid foreclosure.  Furthermore, mortgagors who intend to sell their homes on or before the expiration of the fixed-rate periods or maturity dates on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  Moreover, these developments have contributed, and may continue to contribute, to a weakening in the residential real estate market as these adjustments have, among other things, tightened the requirements for obtaining credit and, therefore, reduced the number of potential buyers for residential properties.  In addition, in general, a decrease in refinancing activity would be expected to decrease the rate of prepayment even if interest rates are comparably low.

Weaker real estate values may contributed to higher loan-to-value ratios, which are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had residential property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by residential mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of residential mortgage backed securities.

In response to these circumstances, federal, state and local authorities have enacted and continue to propose new legislation, rules and regulations relating to the origination, servicing and treatment of mortgage loans in default or in bankruptcy, including as described above under “—Governmental Intervention, Financial Regulatory Reforms and Proposed Regulations When Final Could Have a Significant Impact on the Sponsors, the Depositor, the Issuing Entity, the Originators or the Servicers or on the Certificates.”  These initiatives could result in delayed or reduced collections from mortgagors, limitations on the foreclosure process and generally increased servicing costs.  Certain of these initiatives could also permit or require the servicers to take actions, such as modification of mortgage loans, including the reduction of principal due on the mortgage loan, that might adversely affect the certificates, without any remedy or compensation to the holders of the certificates. Each servicer may modify mortgage loans that are in default, or for which default is reasonably foreseeable, if the master servicer determines that such modifications would be in the best interests of the holders of the certificates and subject to the applicable overall servicing standard.  Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values.  A significant number of loan modifications could result in a significant reduction in cash flows to the certificates on an ongoing basis.  See “Risk Factors—Modifications of the Mortgage Loans” in the prospectus.

[Underwriting Guidelines May Not Identify or Appropriately Assess Repayment Risks

Each originator’s underwriting standards do not conform to those applied by Fannie Mae and Freddie Mac, and may not identify or appropriately assess the risk that the interest and principal payments due on a mortgage loan will be repaid when due, or at all, or whether the value of the mortgaged property will be sufficient to otherwise provide for recovery of those amounts.  The underwriting guidelines might underestimate the risk associated with certain features of the loan or certain aspects of the mortgaged property and/or the financial condition of the mortgagor.  The underwriting guidelines might also underestimate the additional risks created by risk layering.

To the extent exceptions are made in originating a mortgage loan, those exceptions are subjective and may increase the risk that principal and interest amounts may not be received or recovered, and compensating factors, if any, which may have been the premise for making an exception may not in fact compensate for any additional risk.  Even without any exceptions, strict adherence to underwriting guidelines does not guaranty that a mortgagor will fulfill its financial obligations and is at best a guideline to help originators form an opinion of a mortgagor’s ability to perform.  [See Appendix [  ] for exceptions to the underwriting guidelines that were noted as part of the pre-offering review.]]

[The Ratings of the Certificates May Be Lowered or Withdrawn, or the Certificates May Receive an Unsolicited Rating, which May Adversely Affect the Liquidity or the Market Value of Your Certificates

Security ratings are not recommendations to buy, sell or hold the certificates.  Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of certificates will be paid on a timely basis and that a class of certificates will be paid in full by its final scheduled distribution date.  Ratings do not consider to what extent the certificates will be subject to prepayment or that the principal of any class of certificates will be paid prior to the final scheduled distribution date for that class of certificates, nor do the ratings consider the values of the certificates or their suitability to a particular investor.  A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the depositor to comply with its obligation to post information provided to the Hired Agencies on a website that is accessible by a rating agency that is not a Hired Agency.  The ratings of any certificates may be lowered by a rating agency (including the Hired Agencies) following the initial issuance of the certificates as a result of losses on the mortgage loans in excess of the levels contemplated by a rating agency at the time of its initial rating analysis or as a result of a change in the financial condition of a servicer, the depositor or a sponsor or a change or other update to a rating agency’s ratings criteria or methodology.  None of the sponsors, the depositor, the Delaware trustee, the securities administrator, the servicers, the underwriters or any other person will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates.  Changes affecting the mortgage loans, the parties to the master trust and servicing agreement or any servicing agreement or other persons may have an adverse effect on the ratings of the offered certificates, and thus their market value.

Accordingly, the ratings assigned to any certificate on the date on which the certificate is originally issued may be lowered or withdrawn by any rating agency at any time thereafter.  If any rating with respect to the certificates is revised or withdrawn, the liquidity or the market value of your certificate may be adversely affected, and you may not be able to sell or obtain financing for your certificates, or you may be able to sell only at a substantial discount from the price you paid or obtain financing at interest rates in excess of current interest rates.

The Hired Agencies have been hired by the depositor to provide their ratings on the certificates. We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the certificates by the Hired Agencies, the depositor or the issuing entity with respect to a security pays the fee charged by the rating agency for its rating services.

The depositor has not requested a rating on the certificates from any rating agency other than the Hired Agencies.  We cannot assure you as to whether another rating agency will rate any class of certificates or, if it were to rate any class of certificates, what rating would be assigned by it.  Additionally, other rating agencies that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive in connection with compliance obligations of the Hired Agencies under Rule 17g-5 under the Exchange Act.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from (or lower than) the ratings assigned by the Hired Agencies.

As part of the process of obtaining ratings for the certificates, the depositor may have had initial discussions with and submitted certain materials to the Hired Agencies and certain other rating agencies.  Based on preliminary feedback from those rating agencies at that time, the depositor selected the Hired Agencies to rate the certificates and not the other rating agencies based on various criteria deemed favorable by the depositor, including those agencies’ initial subordination levels for the various classes of certificates and mandated transaction document terms.  Had the depositor selected such other rating agencies to rate the certificates, we cannot assure you as to the ratings that such other rating agencies would ultimately have assigned to the certificates.  Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

As of the date of this prospectus supplement, the depositor was not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction.  However, we cannot assure you that an unsolicited rating will not be issued prior to or after the closing date or that a non-hired rating agency will not provide market reports and/or published commentary related to the offered certificates.  Any unsolicited rating may differ from (or be lower than) the ratings provided by the Hired Agencies and any such market reports or published commentary may express differing and/or potentially negative views regarding the mortgage loans and/or the offered certificates.  None of the sponsors, the depositor and any underwriter is obligated to inform investors (or potential investors) in the certificates if an unsolicited rating is issued after the date of this prospectus supplement or if market reports and/or published commentary related to the offered certificates are published.  Consequently, if you intend to purchase certificates, you should monitor whether an unsolicited rating of the certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of certificates.  If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, or provides adverse market reports and/or published commentary related to the offered certificates, the liquidity or the market value of your certificate may be adversely affected and/or limit your ability to sell or obtain financing for your certificates.  In addition, if the depositor fails to make available to the non-hired rating agencies any information provided to the Hired Agencies for the purpose of assigning or monitoring the ratings on the certificates, the Hired Agencies could withdraw their ratings on the certificates, which could adversely affect the market value of your certificates and/or limit your ability to sell your certificates.

Furthermore, the SEC may determine that [one or both] of the Hired Agencies no longer qualifies as a rating agency for purposes of federal securities laws and that determination may have an adverse effect on the market price of the certificates.]

Governmental Intervention, Financial Regulatory Reforms and Proposed Regulations When Final Could Have a Significant Impact on the Sponsors, the Depositor, the Issuing Entity, the Originators or the Servicers or on the Certificates

Disruptions in the global financial markets over the past few years have led to extensive and unprecedented governmental intervention.  Such intervention was in certain cases implemented on an expedited basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions.  In addition, these interventions have typically been unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of the markets as well as previously successful investment strategies.

Recent legislative initiatives and completed and pending regulatory implementation, including the Dodd-Frank Act and related implementing regulations, and proposed amendments to Regulation AB, together with uncertainty about the nature and timing of the regulations that will be promulgated to implement the Dodd-Frank Act and the amendments to Regulation AB, may create uncertainty in the credit and other financial markets and create other unknown risks and may in turn affect the performance of the transaction parties, which may adversely affect the value or marketability of the certificates.

The Dodd-Frank Act and Regulatory Implementation.  In response to the financial crisis, the U.S. Congress passed, and on July 21, 2010, President Obama signed into law, the Dodd-Frank Act, which made sweeping changes to the regulation of financial institutions generally and specifically in connection with their asset-backed securitization businesses.  The Dodd-Frank Act required the creation of new federal regulatory agencies, including the Consumer Financial Protection Bureau (“CFPB”) within the Federal Reserve to regulate consumer financial services and products, and the inter-agency Federal Stability Oversight Council to identify, monitor and address emerging systemic risks posed by the activities of financial services firms and make recommendations to the Federal Reserve to alleviate that risk.  The law also provided for enhanced regulation of derivatives and mortgage-backed securities offerings, restrictions on executive compensation and enhanced oversight of credit rating agencies.  The Dodd-Frank Act also limited the ability of federal laws to preempt state and local consumer laws.

In March 2011, various federal regulators proposed rules under the Dodd-Frank Act regarding credit risk retention that would, among other things, require securitizers of residential mortgage-backed securities and other asset-backed securities to retain, on an unhedged basis, at least 5% of the credit risk of the assets underlying the securities.  The proposed rules specify various exemptions, including an exemption for residential mortgage-backed securities backed entirely by mortgage loans that meet the conditions under the definition of “qualified residential mortgage.”

Section 939(e) of the Dodd-Frank Act removed, as of July 21, 2012, the minimum credit rating requirement in the term “mortgage related security” for purposes of SMMEA and required that the SEC establish alternative standards of creditworthiness.  The SEC has not yet established alternative standards of creditworthiness for purposes of SMMEA, but has issued a transitional interpretation stating that until such alternative standards of creditworthiness are defined, the credit rating requirement previously included in the statute remains applicable.  If and when alternative standards of creditworthiness are established, it is possible that certain or all of the classes of certificates will no longer constitute “mortgage related securities” for purposes of SMMEA even if the certificates maintain the previously required ratings.  If your certificates no longer qualify as mortgage related securities under SMMEA, the market value and liquidity of your certificates may be negatively impacted.  If you are purchasing certificates based solely or in part on those certificates qualifying as mortgage related securities under SMMEA, future changes to SMMEA may require you to sell your certificates potentially at a substantially lower price.

The Dodd-Frank Act also prohibited lenders from originating residential mortgage loans unless the lender determines that the mortgagor has a reasonable ability to repay the loan.  Under the Dodd-Frank Act, a lender and its assignees will not have liability under this prohibition with respect to any “qualified mortgage.”  The CFPB has issued a final rule, to become effective on January 10, 2014, that specifies the characteristics of a qualified mortgage for this purpose.  Interest-only loans, negative amortization mortgage loans and balloon loans, as well as loans with a debt to income ratio exceeding 43%, in general will not constitute qualified mortgages.  The final rule may result in a reduction in the availability of these types of loans in the future and may adversely affect the ability of mortgagors to refinance mortgage loans included in the mortgage pool.  We cannot assure you as to the effect of the new rule on the value of your certificates.  No review has been conducted to determine exactly what portion of the mortgage loans held by the issuing entity would be considered “qualified mortgages” under the Dodd-Frank Act.

The Dodd-Frank Act also revises and adds sections to the Truth in Lending Act and the Real Estate Settlement Procedures Act that impose a number of additional requirements for originators and servicers of residential mortgage loans and increased the penalties for noncompliance with those laws.  The CFPB recently implemented rules that will become effective in January 2014 that, among other things, require servicers to provide information to borrowers about loss mitigation options (including as an alternative to foreclosure) and to implement procedures for evaluating and responding to loss mitigation requests.  The new rules may result in increased loan modification activity, and may extend foreclosure timelines or otherwise extend the process of loss mitigation, any of which could lead to delays in collections and distributions on your certificates, and increased losses.

Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the applicable federal regulatory agencies, and much of this rulemaking has yet to occur.  Therefore, the full impact of financial regulatory reform on the financial markets and its participants and on the asset-backed securities market in particular will not be known for some time.  We cannot assure you that the Dodd-Frank Act and its implementing regulations, or the imposition of additional regulations, will not have a significant adverse impact on the value of the certificates, on the servicing of the mortgage loans or on the sponsors, the depositor, the issuing entity, the Delaware trustee, the originators, the servicers, the master servicer, the securities administrator or the file reviewer.

Proposed Amendments to Regulation AB.  In April 2010, the SEC released proposed rules that, if adopted, would substantially revise Regulation AB and other rules governing the offering process, disclosure and reporting for asset-backed securities issued in registered and certain unregistered transactions.  Among other things, the proposed changes would require enhanced disclosure of asset-level information at the time of the securitization and on an ongoing basis, and enhanced disclosure of cash flow mechanics.  The proposed rules would condition reliance by issuers of structured finance products (including residential mortgage-backed securities) on the Rule 144A and Rule 506 safe harbors on the inclusion of provisions in the underlying transaction documents requiring an issuer to provide, and represent that it will provide, on request, the same initial and ongoing information (including asset level information) as would be required if the offering were a registered offering.  In July 2011, the SEC released revised proposed rules under Regulation AB that would revise shelf eligibility requirements for depositors, including a requirement that the chief executive officer of the depositor or the chief executive officer in charge of securitization for the depositor deliver a certification with respect to the prospectus and the transaction structure.  It is not clear when or whether the proposed revisions to Regulation AB will be adopted, how those standards will be implemented, and to what extent the sponsors, the depositor, the issuing entity, the Delaware trustee, the originators, the servicers, the master servicer, the securities administrator or the file reviewer will be affected.  We cannot assure you that the new standards will not apply to this transaction or have an adverse impact on the value or marketability of the certificates.

In general, compliance with applicable law and regulations may be costly because new processes, forms, controls and additional infrastructure may be required to comply with new requirements.  Any failure to comply with these laws and regulations could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to reputation, brand and valued customer relationships.

In addition, proposals to change the laws and regulations governing the banking and financial services industries have been proposed or adopted by, and are frequently introduced in, Congress, state legislatures and the various bank regulatory or financial regulatory agencies.  Congress and the federal government have continued to evaluate and develop legislation, programs and initiatives designed to, among other things, stabilize the financial and housing markets and prevent future financial crises by further regulating the financial services industry.  As a result of the recent financial crisis and the challenging economic environment, additional regulatory scrutiny of the financial industry in general and a particularly high level of regulatory scrutiny of residential mortgage loan sponsors, depositors, originators and servicers may be expected.  This scrutiny may result in additional regulation that could prohibit or discourage the use of foreclosure as a remedy for certain residential mortgage loan defaults or otherwise adversely affect the timeliness and amount of collections that the servicers are able to realize on the mortgage loans.  It is not clear whether and when the final form of proposed programs or initiatives or any related legislation or regulation will go into effect, or the impact they may have on the sponsors, the depositor, the issuing entity, the originators, the servicers, the master servicer or any successor servicer or master servicer.

Inability to Refinance or Sell Following Increased Payments Due to Rate Adjustment May Increase Default Risk

To the extent that market interest rates have increased or increase in the future, the resulting increases in monthly payments with respect to adjustable rate mortgage loans that have or will enter their adjustable-rate period may cause borrowers to become increasingly likely to default on their payment obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates.  Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates.  In response in part to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for such borrowers.  These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels.  Home price depreciation experienced to date, and any further price depreciation, may also render borrowers with insufficient equity in their homes to enable them to refinance at existing debt levels.  Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate mortgage loans may find that they cannot sell their property for an amount sufficient to pay closing costs and the unpaid principal balance of their loans.  In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing.  While some lenders and servicers have created or otherwise are participating in modification programs in order to assist borrowers with refinancing or otherwise meet their payment obligations, not all borrowers will qualify for or will take advantage of these opportunities.

Appraisals May Not Accurately Reflect Value or Condition of the Mortgaged Property

In general, appraisals represent the subjective analysis and opinion of the person performing the appraisal at the time the appraisal is prepared and are not guarantees of, and may not be indicative of, present or future value.  We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property, or that different valuations would not have been reached separately by the [loan sellers] based on their internal review of such appraisals.  Investors are encouraged to make their own determination as to whether an appraisal is an accurate representation of the value of a mortgaged property.

The appraisals obtained in connection with the origination of the mortgage loans were intended to establish the amount a ready, willing and able buyer would pay a ready, willing and able seller at the time the appraisals were prepared.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distressed or liquidation sale.  Additionally, the establishment of the price a ready, willing and able buyer would pay involves looking at comparable sales in the neighborhood and attempting to adjust based on the subject property; it does not reflect the insurance replacement value of a particular home.

The current market value of the mortgaged properties could be lower, and in some cases significantly lower, than the values indicated in the appraisals obtained at the origination of the mortgage loans and included in the original loan-to-value ratios reflected in this prospectus supplement.

[Substantially all of the mortgage loans have property values in excess of the average price range nationally.  Performing valuation and risk analysis of high-cost properties can involve challenges that are not generally present with respect to properties whose values fall within the average price range of their respective markets.  For mortgage properties relating to high-balance mortgage loans, there may be fewer substitute properties available (from which to derive comparative values), unique buyer attitudes and preferences, and more difficult to quantify “appeal” issues, any of which can make valuations less precise than for more average-priced housing.  In addition, differences exist between valuations due to the subjective nature of valuations and appraisals, particularly between different appraisers performing valuations at different points in time.]

Changes in the Market Value of the Certificates May Not Reflect the Performance or Anticipated Performance of the Mortgage Loans

The market value of the certificates can be volatile.  Market values can change rapidly and significantly and changes can result from a variety of factors.  However, a decrease in market value may not necessarily be the result of deterioration in the performance or anticipated performance of the mortgage loans underlying the certificates.  For example, changes in interest rates, perceived risk, supply and demand for similar or other investment products, accounting standards, capital requirements that apply to regulated financial institutions, and other factors that are not directly related to the mortgage loans underlying the certificates can adversely and materially affect the market value of the certificates.

Financial Difficulties of Originators and Servicers May Impact the Return on the Certificates

Since late 2006, a number of originators and servicers of residential mortgage loans have experienced serious financial difficulties and, in some cases, have gone out of business.  These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties regarding loan quality.  Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par.  In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation.  Overall origination volumes are down significantly in the current economic environment, particularly for non-Freddie Mac, -Fannie Mae or -Ginnie Mae mortgage products.  Many originators that also have large servicing portfolios have experienced rising costs of servicing as mortgage loan delinquencies have increased, without an increase in servicing compensation.  In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers.  These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues.  Financial difficulties may result in the inability of responsible parties to repurchase mortgage loans in the event of loan representation and warranty breaches or, as described below, to make advances of delinquent monthly payments which may also affect the value of residential mortgage-backed securities backed by those mortgage loans, including the certificates.  Financial difficulties may also have a negative effect on the ability of servicers to pursue collections on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure.

Each servicer is generally required to make advances in respect of delinquent monthly payments.  However, we cannot assure you as to the current or continuing financial condition of any servicer or its ability to access markets for financing such advances.  If a servicer is experiencing financial difficulties, it may not be able to perform its servicing duties or its advancing obligations.  Furthermore, an increased level of delinquencies in mortgage loans serviced by the servicer may result in delays in foreclosure proceedings on the mortgage loans.  See “—Delinquencies and Losses on the Mortgage Loans May Adversely Affect Your Yield.”

In response to these circumstances, federal, state and local authorities have enacted and continue to propose new legislation, rules and regulations relating to the origination, servicing and treatment of mortgage loans in default or in bankruptcy.  These initiatives could result in delayed or reduced collections from mortgagors, limitations on the foreclosure process and generally increased servicing costs.  Certain of these initiatives could also permit the servicer to take actions, including modification of the mortgage loans, that might adversely affect the certificates without any remedy or compensation to the holders of the certificates.

Due to application of provisions of bankruptcy law, servicers who have sought bankruptcy protection may not be required to make advance payments to the issuing entity of amounts due from, but not paid by, the related mortgagors.  Even if a servicer were able to advance amounts in respect of delinquent mortgage loans, its obligation to make the advances may be limited to the extent that it does not expect to recover the advances from the ultimate disposition of the mortgaged property securing the mortgage loan, which in turn could affect the timing and amount of payments available for distribution to the certificateholders.  In addition, as with any externally provided service, there are risks associated with potential inadequate or untimely services for other reasons.  The servicers may not advance funds that would ordinarily be advanced because of errors, miscalculations, or other reasons.  In the current economic environment, many servicers are experiencing higher delinquencies and defaults than they have in the past and, as a result, there is a risk that their operational infrastructures cannot properly process this increased volume.  To the extent a servicer fails to fully perform its obligations, the certificates could experiences losses.

One or more servicers may resign or following a servicer event of default be terminated as a servicer of the mortgage loans serviced by it, and the cost of replacing such servicer may adversely affect the certificates.  The replacement of a servicer may also adversely affect the future performance of the related mortgage loans.  See “—Servicing Transfers May Result in Decreased or Delayed Collections or Losses.”  From time to time, investors in certificates similar to the certificates may have alleged that a particular servicer may not have serviced a group of mortgage loans properly in a securitization vehicle similar to the issuing entity.  We cannot assure you that such allegations have not been made against a servicer or will not be made against a servicer in the future.

There Is No Guarantee that You Will Receive Principal Distributions on Your Certificates at any Specific Rate or on any Specific Dates

As the mortgagors make payments of interest and principal on their mortgage loans, you will receive distributions in accordance with the priority of distributions described under “Description of the Certificates—Priority of Distributions.”  Because the mortgagors are free to make mortgage payments faster than scheduled, you may receive distributions earlier than you expected.  There is no guarantee that you will receive principal distributions on your certificates at any specific rate or on any specific dates.

The Yield on Your Certificates Is Directly Related to the Rate of Principal Payments, Including Principal Prepayments, on the Mortgage Loans

The rate of distributions of principal and the yield to maturity on the certificates will be directly related to at which the mortgagors pay principal on the related mortgage loans, including the rate and timing of scheduled payments of principal and principal prepayments (for this purpose, the term “principal prepayment” includes prepayments received in the calendar month prior to the month in which the related distribution date occurs and any other recovery of principal in advance of the scheduled due date, including payments received in connection with the repurchase of a mortgage loan and payments received in connection with mortgage loan liquidations due to default, casualty, condemnation and the like) on the applicable mortgage loans.  The rate of distributions of principal and the yield to maturity on the certificates also will depend on the amount and timing of defaults by mortgagors that result in losses on the applicable mortgage loans.  The mortgage loans [(other than [       ] mortgage loans, representing approximately [       ]% of the mortgage loans by aggregate scheduled principal balance)] may be prepaid at any time without penalty and mortgage prepayment rates are likely to fluctuate significantly from time to time.  The principal payments on the mortgage loans may be in the form of scheduled principal payments or principal prepayments.  Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the applicable mortgage loans.  You must make your own decisions as to the appropriate prepayment and default assumptions to be used when purchasing certificates.

Principal payments, including principal prepayments, on the mortgage loans will be affected by the following:

•	the amortization schedules of the mortgage loans;

•	the rate of partial prepayments, or curtailments, and full prepayments, or payoffs, by mortgagors due to refinancing, job transfer, changes in property values, economic conditions or other factors;

•	liquidations of, or modifications in reduction of the principal balance of, mortgage loans;

•	the time it takes for defaulted mortgage loans to be modified or liquidated;

•	the availability of loan modifications for delinquent or defaulted mortgage loans;

•	repurchases of mortgage loans by the related representing party as a result of defective documentation or breaches of representations or warranties;

•	whether the borrower is required to pay a prepayment penalty in connection with principal prepayment;

•	the exercise of due-on-sale clauses by a servicer in connection with transfers of mortgaged properties;

•
the optional repurchase of all the mortgage loans by the [master servicer][holder of the Class [__] Certificates][specify other person] when the aggregate outstanding principal balance of the mortgage loans in a loan group is less than [   ]% of the aggregate scheduled principal balance of the mortgage loans in that loan group as of the cut-off date; and

•	general and targeted solicitations for refinancing by any servicer, as described in this prospectus supplement.

The rate of principal payments, including principal prepayments, on pools of mortgage loans varies among pools, loan groups and collateral groups and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans.  If prevailing interest rates for similar mortgage loans fall below the interest rates on the mortgage loans held by the issuing entity, the rate of prepayment is likely to increase.  Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the mortgage loans held by the issuing entity, the rate of prepayment is likely to decrease.  In general, a contraction of the availability of or an increase in the cost of credit may decrease refinancing activity, which would be expected to decrease the rate of prepayment even if interest rates are comparably low.  However, the expansion of credit could result in an increase in refinancing activity even in a rising interest rate environment if credit standards are relaxed and underwriting guidelines expanded.

No representation is made as to the rate of principal payments, including principal prepayments, on the mortgage loans or as to the yield to maturity of any class of certificates.  In addition, we cannot assure you that any of the mortgage loans will or will not be prepaid prior to maturity.  If the prepayment characteristics of the mortgage loans differ from what you assumed, the weighted average lives and yields of the related classes of certificates may be significantly different than what you anticipated.  An investor is urged to make an investment decision with respect to any class of certificates based on the anticipated yield to maturity of that class of certificates resulting from its purchase price and the investor’s own determination as to anticipated mortgage loan prepayment and default rates under a variety of scenarios.  There is no guarantee of the actual rate of prepayment on the mortgage loans, or that the rate of prepayment will conform to any model described in this prospectus supplement or in the prospectus.  See “Yield and Prepayment Considerations” in this prospectus supplement and in the prospectus.

The extent to which any class of certificates is purchased at a discount or a premium and the degree to which the timing of payments on the class of certificates is sensitive to prepayments will determine the extent to which the yield to maturity of the class of certificates may vary from the anticipated yield.  If you are purchasing certificates at a discount [or you are purchasing principal only certificates], you should consider the risk that if principal payments on the applicable mortgage loans [or, in the case of the principal only certificates, the applicable discount mortgage loans,] occur at a rate slower than you expected, your yield will be lower than you expected.  If you are purchasing certificates at a premium[or you are purchasing interest only certificates (which have no class principal balance)], you should consider the risk that if principal payments on the applicable mortgage loans [or, in the case of the Class [   ] Certificates, the applicable premium mortgage loans,] occur at a rate faster than you expected, your yield may be lower than you expected.  If you are purchasing interest only certificates, you should consider the risk that a rapid rate of principal payments on the applicable mortgage loans could result in your failure to recover your initial investment.  See “Yield and Prepayment Considerations” in this prospectus supplement.

[With respect to any class of certificates with a certificate interest rate based upon, equal to or limited by the related Net Rate, the respective certificate interest rate (and, accordingly, the yield) on those classes of certificates could (or, in the case of any class of certificates with a certificate interest rate based upon or equal to the related Net Rate, will) be adversely affected if the related mortgage loans having relatively high mortgage interest rates experienced a faster rate of principal payments than the related mortgage loans having relatively low mortgage interest rates.]

Any time your principal is repaid to you, you may not be able to reinvest your funds at the same or a higher rate of return than the certificate interest rate on your certificates.

Approximately [     ]%, [     ]% and [    ]% of the mortgage loans in loan group [    ], the mortgage loans in loan group [     ] and all of the mortgage loans, respectively, in each case by aggregate scheduled principal balance of the related mortgage loans, require the mortgagor to pay a premium if the mortgagor prepays (sometimes other than as a result of selling the mortgaged property) the mortgage loan during periods ranging from one to five years after the mortgage loan was originated.  A prepayment premium may discourage a mortgagor from prepaying the mortgage loan during the applicable period.  Similarly, the expiration of the applicable period may make a mortgagor more inclined to prepay the mortgage loan.  Certain states’ laws restrict the imposition of prepayment penalties even when the terms of the mortgage loan provide for the collection of prepayment penalties.  As a result, prepayment penalties may not be collected even on mortgage loans that provide for payment of prepayment penalties.

The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations.  In general, the earlier the payment of principal of the mortgage loans, the greater the effect on your yield to maturity.  As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

From time to time, the servicers may implement programs to solicit qualifying mortgage loans that they service for refinance, including the mortgage loans in the issuing entity.  While those programs will not specifically target the mortgage loans in the issuing entity for refinance, they may have the effect of accelerating the prepayment rate of those mortgage loans, which would adversely affect the yields on all classes of certificates purchased at a premium and the yields on the interest only certificates.

The mortgage interest rates on approximately [     ]%, [     ]% and [    ]% of the mortgage loans in loan group [    ], the mortgage loans in loan group [     ] and all of the mortgage loans, respectively, will adjust commencing approximately [     ], [     ] and [     ] years after origination, respectively, from a fixed mortgage interest rate to an adjustable interest rate, in each case, based on the [     ] index.  These mortgage loans may have higher prepayments as they approach their first adjustment dates because the related mortgagors may seek to avoid periodic changes to their monthly payments.  See also “—Adjustable Rate Mortgage Loans May Be More Likely to Prepay” in this prospectus supplement.

An Optional Purchase of the Mortgage Loans in any Loan Group Would Adversely Affect the Related Offered Certificates that Receive Only Distributions of Interest

When the aggregate principal balance of the mortgage loans in (i) loan group [   ] or (ii) loan group [   ], has been reduced to a specified percentage of that balance as of the cut-off date, the [master servicer][holder of the Class [__] Certificates][specify other person] may purchase all of the mortgage loans in that loan group and the related certificates will be retired.  See “Description of the Certificates—Optional Purchase of the Mortgage Loans” in this prospectus supplement.  If an optional purchase occurs, the purchase price paid by the [master servicer] (net of certain fees and expenses and unreimbursed advances) will be passed through to the related certificateholders.  This would have substantially the same effect on the related class or classes of interest only certificates as if all of the remaining mortgagors related to that loan group had made prepayments in full.  Because the interest only certificates receive only distributions of interest, an optional purchase of the mortgage loans in the related loan group would adversely affect holders of those certificates, and may do so more severely if the optional purchase is made nearer in time to the closing date than assumed.

The Interest Rates of the Mortgage Loans Contributing Cash Flow to a Collateral Group will have Particular Bearing on the Prepayment Rate of the Related Certificates

Prospective investors are urged to consider that the characteristics of the mortgage loans in a loan group contributing to a collateral group —in particular, the mortgage interest rates—will have particular bearing on the prepayment rate of the mortgage loans in that loan group or contributing to that collateral group.  For example, mortgage loans with lower mortgage interest rates may be expected to experience lower rates of prepayment than mortgage loans with higher mortgage interest rates.  Consequently, the certificates related to loan groups or collateral groups to which the mortgage loans having relatively lower mortgage interest rates are allocated may prepay more slowly than certificates related to loan groups or collateral groups to which the mortgage loans having relatively higher mortgage interest rates have been allocated.  See “Yield and Prepayment Considerations” in this prospectus supplement and in the prospectus.

[The Interest Only Certificates and the Principal Only Certificates Are Especially Sensitive to Prepayments on the Mortgage Loans

If you have purchased an interest only certificate or a principal only certificate, your yield will be particularly sensitive to the prepayment rate on the mortgage loans underlying your certificates.  A high prepayment rate could reduce your yield to zero or, in the case of the interest only certificates, result in a negative yield.  Prospective investors should consider the risks associated with an investment in the interest only certificates and the principal only certificates.  See “Yield and Prepayment Considerations—Yield Considerations with Respect to the Interest Only and Principal Only Certificates” in this prospectus supplement for a table showing expected yields at different prepayment rates and “Risk Factors—Interest Only and Principal Only Securities Involve Additional Risk” in the prospectus.]

[Recent Developments Related to LIBOR May Affect Mortgage Interest Rates or the Yield on the Class [    ] Certificates

The certificate interest rates on the Class [    ] Certificates will accrue interest at an annual rate indexed based on LIBOR.  In addition, the mortgage interest rates on approximately [    ]% of the mortgage loans in loan group [    ] will adjust, after an initial period, based on the [      ] LIBOR index.  The London Interbank Offered Rate, or LIBOR, serves as a global benchmark for home mortgages and the amount that various issuers pay to borrow money.  On September 28, 2012, Britain’s Financial Services Authority recommended that the British Bankers’ Association be removed from its rate setting responsibility and proposed additional reforms in connection with the determination of LIBOR.  We cannot assure you as to which entity or entities will assume responsibility for setting the applicable rates in the future.  In addition, we cannot assure you that LIBOR accurately represents the offered rate applicable to loans in U.S. dollars for a one-month period between leading European banks or that LIBOR’s prominence as a benchmark interest rate will be preserved.  No prediction can be made as to future levels of the 1-Year LIBOR index or as to the timing of any changes therein, each of which will directly affect the yields of the offered certificates.]

[The Yields on the Class [    ] Certificates Will Be Sensitive to Changes in LIBOR

The yield to investors in the Class [    ] Certificates will be sensitive to fluctuations in the level of LIBOR and may be adversely affected by the application of a maximum certificate interest rate on these certificates.  As described in this prospectus supplement, the Class [    ] Certificates will accrue interest at an annual rate equal to the lesser of (a) LIBOR plus a specified margin and (b) [    ]%.  As a result, the holders of the Class [    ] Certificates may not always receive interest at a rate equal to LIBOR plus the related margin.  If, on any distribution date, the certificate interest rate on the Class [    ] Certificates is so reduced, a “basis risk shortfall” will result.  This amount will generally equal the excess of interest that would have been distributable absent application of the applicable maximum certificate interest rate over interest calculated at the maximum certificate interest rate.  On any distribution date, the securities administrator will repay any basis risk shortfalls to the extent of amounts received under the interest rate cap agreement available for such purpose and to the extent of amounts available in the basis risk reserve fund as described in this prospectus supplement. We cannot assure you that such amounts will be sufficient to repay any basis risk shortfalls.]

[The Yields on the Class [    ] Certificates Will Be Especially Sensitive to Increases in LIBOR

The certificate interest rates on the Class [    ] Certificates vary inversely with LIBOR.  Accordingly, as LIBOR increases, the yields on these certificates will decrease.  In addition, LIBOR is currently at historically low levels. There can be no assurance that LIBOR will decline further or remain the same.]

[Adjustable Rate Mortgage Loans May Be More Likely to Default

The mortgage interest rates on approximately [     ]% of the mortgage loans, by aggregate scheduled principal balance, will adjust commencing approximately [     ] years after origination from a fixed mortgage interest rate to an adjustable interest rate, in each case, based on the [          ] index.  The monthly payment payable by the related mortgagor may increase significantly on the related adjustment date depending on the level of the [          ] LIBOR index and may continue to increase if the level of the [          ] LIBOR index rises after the adjustment date.  The related mortgagors may not be able to make these higher payments and, depending on market conditions, may not be able to refinance their existing mortgage loan.  Consequently, delinquencies and defaults are more likely to occur with respect to the adjustable rate mortgage loans, resulting in delays in distributions and losses on the certificates.]

[Adjustable Rate Mortgage Loans May Be More Likely to Prepay

Mortgage interest rates on the adjustable rate mortgage loans at any time may not equal the prevailing mortgage interest rates for fixed rate or adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated.  Moreover, some mortgagors who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high.  These mortgagors may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though these mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors’ adjustable rate mortgage loans.  The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, such as, among other things, real estate values, the mortgagor’s financial situation, prevailing mortgage interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions.  [If the mortgage loan is a “hybrid” mortgage loan, which is a mortgage loan that has interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index plus a margin, the borrower generally will be more likely to refinance at the time the mortgage rate initially adjusts.]

Credit Enhancement May Be Inadequate

The certificates are not insured by any financial guaranty insurance policy.  The credit enhancement features of cross-collateralization, shifting interests and subordination and loss allocation are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal, but these credit enhancement features are limited in nature and may be insufficient to cover all losses on the mortgage loans.  The amount of any realized loss experienced on a mortgage loan in a loan group will be applied to reduce the class principal balance of the class of related subordinate certificates with the highest numerical class designation, until the class principal balance of that class has been reduced to zero.  If loss allocation to the related subordinate certificates is insufficient to absorb realized losses on a mortgage pool, then holders of more senior classes of the related certificate group will incur realized losses and may never receive all of their principal distributions.  You should consider that, if you buy a certificate and losses on the applicable mortgage loans exceed the total principal amount of the certificates with a lower priority of principal payment, the class principal balance of your certificates will be reduced proportionately with the certificate balances of the other certificates of that class by the amount of that excess.  Investors should be aware that to the extent their certificates are not covered by credit enhancements, they will bear all the risks resulting from realized losses on the mortgage loans.

Certain Interest Shortfalls Will Be Allocated to the Certificates

When a mortgagor makes a full or partial prepayment on a mortgage loan in a loan group, the amount of monthly interest that the mortgagor is required to pay may be less than the amount of interest the related certificateholders of interest-bearing classes would otherwise be entitled to receive with respect to that mortgage loan for the related distribution date.  The related servicer is required to reduce its servicing fee to offset this shortfall with respect to prepayments in full (and, in certain cases, in part), but the reduction for any distribution date is limited to the related servicing fee for the related month.  If the aggregate amount of interest shortfalls resulting from prepayments exceeds the amount of the reduction in the related servicing fees, the interest entitlement for each class of interest-bearing certificates will be reduced proportionately by the amount of this excess.

Delinquencies that are not covered by amounts advanced by a servicer [(because that servicer determines that such amounts, if advanced, would be nonrecoverable)] will adversely affect the yield on the related junior subordinate certificates, the related senior subordinate certificates and the related senior certificates in that order.  Because of the priority of distributions, shortfalls resulting from delinquencies on the mortgage loans will be borne first by the related junior subordinate certificates, second by the related senior subordinate certificates, each in the reverse order of their seniority, and third, pro rata, by the related senior certificates.

In addition, your certificates may be subject to certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act, as amended, and similar state and local laws (collectively referred to in this prospectus supplement as the Relief Act).  The Relief Act provides relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans.  The Relief Act provides generally that these mortgagors may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty.  These shortfalls are not required to be paid by the mortgagor at any future time and will not be offset by a reduction to the related servicing fee.  Interest shortfalls for a loan group are allocable pro rata among all related classes of interest-bearing certificates based on the amount of current interest accrued on each class of interest-bearing certificates for the distribution date (or, in the case of the related subordinated certificates, based on current interest accrued on each related subordinated class’s share of the apportioned principal balance), before taking into account any reduction in the amount of interest accrued resulting from net interest shortfalls.  Accordingly, subordination will not provide the interest-bearing classes of senior certificates with protection against these interest shortfalls.  See “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus supplement.

High Balance Mortgage Loans May Increase Risk of Loss on the Certificates

Mortgage loans with large balances relative to the class principal balances of the classes of related subordinate certificates may, in the event of liquidation, result in realized losses large enough to significantly reduce or eliminate the class principal balances of one or more of those classes.  In addition, any realized loss on a mortgage loan in a loan group that reduces the class principal balances of the related subordinate certificates decreases the subordination provided to the senior certificates related to that loan group and increases the risk that those classes of senior certificates will have to bear realized losses in the future.  [As of the cut-off date, [    ] mortgage loans representing approximately [    ]% of the aggregate scheduled principal balance of the mortgage loans had principal balances greater than $1,000,000 and less than or equal to $1,500,000, [    ] mortgage loans representing approximately [    ]% of the aggregate scheduled principal balance of the mortgage loans had principal balances greater than $1,500,000 and less than or equal to $2,000,000, and [    ] mortgage loans representing approximately [    ]% of the aggregate scheduled principal balance of the mortgage loans had principal balances greater than $2,000,000.]  You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related loan group as a whole.

The current principal balances of the mortgage loans and the percentages they represent of the mortgage pool are specified in Appendix B in this prospectus supplement.

Subordination of Subordinate Certificates Increases Risk of Loss

Subordinate certificateholders are more likely to suffer realized losses as a result of realized losses or delinquencies on the mortgage loans than are senior certificateholders.  The rights of each class of related subordinate certificates to receive distributions of interest and principal are subordinated to the rights of the senior certificates and each class of subordinate certificates higher in order of distribution priority.  For example, the Class [    ] Certificates will not be entitled to receive principal or interest on a distribution date until the senior certificates have received the amounts to which they are entitled on that distribution date.  In addition, losses that are realized on the mortgage loans will be allocated to the subordinate certificates beginning with the Class [    ] Certificates, then to the Class [    ] Certificates, and so on, in reverse order of distribution priority, until the outstanding class principal balance of the related subordinate certificates have been reduced to zero.

Because each of the subordinate certificates represents interests in all the mortgage loans in the related loan group, the class principal balances of one or more classes of the subordinate certificates could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage loans contributing to any collateral group in the related loan group.  As a result, losses on the mortgage loans contributing to one collateral group will reduce the loss protection provided by the related subordinate certificates to the senior certificates corresponding to the other related collateral groups, and will increase the likelihood that losses will be allocated to those other senior certificates.

See “Description of the Certificates—Priority of Distributions” and “—Subordination and Allocation of Losses” in this prospectus supplement.

The Timing of Realized Losses May Impact Returns on the Certificates

The timing of realized losses on the mortgage loans in a loan group or collateral group may impact the return earned on the related classes of certificates, in particular on the related subordinate certificates.  The timing of realized losses could be affected by the creditworthiness of the mortgagor, the mortgagor’s willingness and ability to continue to make payments and new legislation, legal actions or programs that allow for the modification of loans or for mortgagors to obtain relief through bankruptcy or other avenues.  Because realized losses on the mortgage loans in a loan group will be applied to reduce the aggregate class principal balance of the related subordinate certificates before being allocated to the senior certificates of the related certificate group, they also reduce the interest paid on those certificates.  Therefore, the timing of realized losses, and not just the overall level of such realized losses, will impact the return on the related subordinate certificates.

[Pre-offering Review of the Mortgage Loans May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses

GSMC or one of its affiliates engaged and paid third-parties to undertake limited loan file review procedures with respect to various aspects of the mortgage loans, including a credit review, compliance review and property valuation review.  In conducting these reviews, the third-parties relied on information and resources available to it (which were limited and which, in most cases, were not independently verified) and, in certain cases, may have engaged one or more third party agents to assist in performing its review.  These review procedures were intended to discover certain material discrepancies and possible material defects in the mortgage loans.  However, these procedures did not constitute a re-underwriting of the mortgage loans based on any updated information concerning the mortgagor and were not designed or intended to discover every possible discrepancy or defect.  We cannot assure you that any of the reviews that were conducted uncovered relevant facts that could be determinative of how the mortgage loans will perform.  Investors are encouraged to make their own determination as to whether the review procedures as further described under “Pre-Offering Review of Mortgage Loans” in this prospectus supplement are sufficient to meet their investment criteria.

Furthermore, to the extent that the limited review conducted by the third-parties did not reveal factors that could affect how the mortgage loans will perform, the third-parties may have, due to the subjective nature of the assessment, incorrectly assessed the potential severity of those factors or incorrectly performed the review.  None of the sponsors, the depositor, any originator, any servicer and any underwriter verified the results of the investigation performed by the third-parties.]

[Investors Will Be Dependent on the Controlling Holder to Direct the Exercise of Remedies for Breach of Representation or Warranty with respect to a Mortgage Loan

Under the assignment, assumption and recognition agreements and the assignment of representations and warranties agreements, the controlling holder is the holder of a majority of the class principal balance of the Class [__] Certificates or, if the class principal balance of the Class [__] Certificates has been reduced to zero, any holder of the majority of the class principal balance of the Class [__] Certificates, and may be an [affiliate of one of the sponsors].  If the class principal balance of the Class [__] Certificates has been reduced to zero, there is no longer a controlling holder.  The controlling holder will have the right, in its sole discretion, to pursue an action in respect of an alleged breach by an originator of a representation and warranty relating to the characteristics of the mortgage loans. In addition, if certain conditions are satisfied, holders of more than [50]% of the voting rights of the senior certificates can direct the Delaware trustee to pursue an action against the applicable [responsible party] with respect to such breach or against the [seller] if the [seller] has an obligation to cure such breach, or repurchase or substitute for a mortgage loan as described in this prospectus supplement. If there is no controlling holder, then, in certain circumstances, holders of more than [50]% of the voting rights of the certificates can direct the Delaware trustee to pursue an action against that [responsible party] or the seller with respect to an alleged breach of a mortgage loan representation and warranty. The controlling holder is under no obligation to pursue such actions and the Delaware trustee will pursue such actions only under the limited circumstances described in this prospectus supplement. It may also be difficult to obtain the number of certificateholder votes needed to direct the Delaware trustee to pursue such an action. Furthermore, there can be no assurance that, if the controlling holder or the Delaware trustee pursues such an action, that such action will be successful, which could result in losses on your certificates.]

Delinquencies and Losses on the Mortgage Loans May Adversely Affect Your Yield

The servicers will be responsible for servicing the mortgage loans regardless of whether the mortgage loans are performing or have become delinquent or are otherwise in default.  As delinquencies or defaults occur, the servicers will be required to utilize an increasing amount of resources to work with mortgagors to maximize collections on the mortgage loans.  At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds, the servicers will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.  Investors should note that in connection with considering a modification or other type of loss mitigation, the servicers may incur or bear related out-of-pocket expenses, which would be reimbursed to the servicers from the issuing entity prior to distributions on the related classes of certificates.

Delinquencies on the mortgage loans that are not advanced by or on behalf of a servicer [(because the servicer does not expect to recover the advances from future payments on, or the ultimate disposition of, the mortgaged property securing the mortgage loan)] may adversely affect the yield on the certificates.  [A servicer will determine that a proposed advance is nonrecoverable when, in its good faith judgment, it believes the proposed advance would not ultimately be recoverable from the related mortgagor, related liquidation proceeds or other recoveries in respect of the mortgage loan.]  Because of the priority of distributions, shortfalls resulting from delinquencies on mortgage loans in a loan group that are not covered by advances will be borne first by the related subordinate certificates (in reverse order of distribution priority), and then by the senior certificates of the related certificate group.

In addition, if principal and interest advances are made with respect to a delinquent mortgage loan, any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions to the holders of the certificates.

In the event of a default and ultimate liquidation of any mortgage property, advances of principal of and interest on the related mortgage loan will be reimbursed primarily from liquidation proceeds on the mortgage property prior to distributions on the related certificates.  As a result, principal and interest advances have the effect of delaying the allocation of losses to the certificates, and because advances have an interest component that will vary over the amortization of the loan, unrecovered interest advances have the effect of decreasing the net proceeds of liquidation of the mortgaged property available for distribution on the certificates and potentially increasing loss severity.  Advances of principal and interest will enable certain related classes of subordinate certificates that would otherwise be allocated realized losses instead to receive regular distributions of interest and principal prior to the liquidation or modification of a mortgage loan that they otherwise would not receive.  Further, classes of certificates senior to those classes of subordinate certificates may experience greater losses and may be subject to ratings downgrades that might be more severe than would otherwise be the case absent principal and interest advances on the mortgage loans in the related collateral group.  If liquidation proceeds are insufficient, advances previously distributed to the related classes of subordinate certificates may not be recouped.  The amount of any losses allocated to classes of certificates senior to the most subordinate class or classes of certificates related to those senior classes may significantly increase if there are delays in liquidating or modifying defaulted mortgage loans in the related loan group.

Any realized losses on the mortgage loans in a loan group will be borne initially by the related subordinate certificates, and then by the senior certificates of the related certificate group, as described in this prospectus supplement under “Description of the Certificates—Subordination and Allocation of Losses.”  Realized losses will reduce the yield on the certificates that would otherwise be received in the absence of realized losses.  As a result, the yields on the certificates will depend on the rate and timing of realized losses on the mortgage loans.

Accounting Rules May Affect You

The Financial Accounting Standards Board recently adopted changes to the accounting standards for investments, such as certificates, in interests in securitization vehicles such as the issuing entity. These changes, and any other future changes in accounting standards, may affect the manner in which you must account for your investment in any offered certificates and, under some circumstances, may require that you consolidate the entire issuing entity on your balance sheet. Prospective investors in the offered certificates should consult their accounting advisors to determine the effect that accounting standards, including the recent changes, may have on them. We make no representation or warranty regarding the treatment of any offered certificates or the issuing entity for purposes of any accounting standards.

The Lack of Secondary Markets May Make It Difficult for You to Resell Your Certificates

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates.  Each underwriter has stated that it intends to make a secondary market in the offered certificates, but it will have no obligation to do so.  We cannot assure you that a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  No representation is made by any person or entity as to what the market value of any certificate will be at any time.  The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

Recent developments in the residential mortgage market in the United States and credit markets generally, have greatly reduced, and in some time periods, virtually eliminated, any liquidity for mortgage-backed securities, such as the certificates.  The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from, among other things, reduced investor demand for mortgage loans and mortgage-backed securities, increased investor yield requirements for those loans and securities, downgrades of the ratings of mortgage-backed securities by rating agencies and liquidations of investment portfolios, collateralized debt obligations and structured investment vehicles that contain mortgage-backed securities. Fluctuating investor confidence in the mortgage industry also may continue to contribute to an illiquid market for mortgage-backed securities.  As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity.  These conditions may continue or worsen in the future.

There is currently no secondary market for the certificates, and a secondary market may never develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  Investors who desire to obtain financing for their certificates similarly may have difficulty obtaining any credit or credit with satisfactory interest rates which may result in lower leveraged yields and lower secondary market prices upon the sale of the certificates.  The market value of the certificates are likely to fluctuate.  Any of these fluctuations may be significant and could result in significant losses to you.

We make no representation as to the proper characterization of the certificates for legal investment, regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the certificates for such purposes or under such restrictions.  However, the following are examples of statutory and regulatory developments that may adversely affect the ability of particular investors to hold or acquire residential mortgage-backed securities or the consequences to them of an investment in residential mortgage-backed securities and, thus, the ability of investors in the certificates to resell their certificates in the secondary market.

•
Member States of the European Economic Area (the “EEA”) have implemented Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended) (“Article 122a”), which applies to new securitizations issued on or after January 1, 2011 and to securitizations issued prior to that date where new assets are added or substituted after December 31, 2010.  Among other provisions, Article 122a restricts investments by an EEA -regulated credit institution (and its consolidated group entities) in securitizations that fail to comply with certain requirements.  These requirements include that:  (a) the originator, sponsor or original lender for the securitization has explicitly disclosed that it will retain, on an on-going basis, a material net economic interest of not less than 5% in respect of the securitization and (b) the EEA-regulated credit institution is able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the offered certificates it has acquired and the underlying exposures and that it has procedures to monitor such position and the performance of the underlying exposures on an on-going basis.  Additionally, Article 122a imposes a severe capital charge on a securitization’s securities acquired by an EEA-regulated credit institution if that securitization fails to meet the requirements of Article 122a.  For the purposes of Article 122a, an EEA-regulated credit institution may be subject to capital charges as a result of securitization positions held by its non-EEA affiliates, including those that are based in the United States.  Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by EEA insurance and reinsurance undertakings, by EEA undertakings for collective investment in transferable securities and by investment funds managed by EEA alternative investment fund managers.  None of the sponsors, the depositor, the issuing entity or the originators has taken, or intends to take, any steps to comply with the requirements of Article 122a.  The fact that the offered certificates have not been structured to comply with Article 122a is likely to limit the ability of an EEA-regulated credit institution (or a consolidated group entity thereof) to purchase offered certificates, which in turn may adversely affect the liquidity of the offered certificates in the secondary market.  This could adversely affect your ability to transfer offered certificates or the price you may receive upon your sale of offered certificates.  None of the issuing entity, the depositor, the originator or any of the transaction parties makes any representation regarding the regulatory capital treatment of your investment in the offered certificates on the closing date or any time thereafter.

•
Section 939A of the Dodd-Frank Act requires the U.S. federal banking agencies to modify their existing regulations to remove any reliance on credit ratings and establish alternative standards of credit-worthiness.  As a general rule, national banks are permitted to invest only in “investment grade” instruments, which under pre-existing regulations has been determined based on the credit ratings assigned to these instruments.  These national bank investment-grade standards are incorporated into statutes and regulations governing the investing authority of most state banks, and thus most state banks are required to adhere to these same investment grade standards.  The primary regulator of national banks (the Office of the Comptroller of the Currency (the “OCC”)) recently revised its regulatory definition of “investment grade” to require a bank’s determination regarding whether “the issuer of a security has adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure.”  While national banks may continue to consider credit ratings, they may not rely exclusively on such ratings and must conduct separate due diligence to confirm the investment grade of the instruments.  Likewise, the federal banking regulators recently adopted amendments to the market risk capital rules to reflect the appropriate capital treatment of debt and securitization positions without reliance on the credit ratings assigned to those instruments.  These developments may limit the ability or willingness of national banks to purchase certificates, which in turn may adversely affect the liquidity of the certificates in the secondary market.  This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

•
In connection with Section 939A of the Dodd-Frank Act, the federal banking agencies have also proposed revisions to regulations that would remove references to credit ratings in such agencies’ risk-based capital guidelines applicable to U.S. banking organizations.  Final regulations have been proposed but not yet adopted.  Depending on the final adopted regulations, any changes to these guidelines may cause exposures to residential mortgage-backed securities held by U.S. banking organizations to be subject to different, and possibly greater, capital charges, or otherwise may adversely affect the treatment of residential mortgage-backed securities for regulatory capital purposes.  This may limit the ability or willingness of banks to purchase certificates, which in turn may adversely affect the liquidity of the certificates in the secondary market.  This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

In addition, future statutory or regulatory developments may further limit the ability or desire of investors in the certificates to resell their certificates in the secondary market.  Accordingly, all prospective investors in the certificates should consider the possible effects of legal investment, regulatory capital, accounting and other restrictions and requirements on the liquidity and value of their certificates, whether or not those requirements and restrictions would apply in connection with their initial investments in the certificates or to other investors or potential investors in mortgage-backed securities.  In any event, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, reporting requirements, due diligence requirements, capital charges or reserve requirements.

You should consult your own financial, accounting, tax and legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

See “Risk Factors—You May Have Difficulty Selling the Securities” in the prospectus.

Transaction Parties May Become Subject to Litigation or Governmental Proceedings

Recently, there has been an increase in litigation against, and governmental proceedings involving, sponsors, originators, depositors and servicers of mortgage backed securities.  If a transaction party becomes subject to litigation or a governmental proceeding relating to the mortgage loans, this may increase the costs and expenses of the issuing entity.  These expenses generally may be paid from payments on the mortgage loans prior to distribution of those amounts to the certificates.  In addition, if the servicer is subject to litigation or a governmental proceeding, this may affect the ability of the servicer to perform its obligations under the related servicing agreement, even if such litigation or a governmental proceeding is not related to a mortgage loan.  If a responsible party becomes subject to litigation or a governmental proceeding, this may affect the ability of the responsible party to perform any of its obligations to repurchase mortgage loans from the issuing entity with respect to which there has been a breach of representations and warranties and satisfaction of the conditions to repurchase.  This could result in a delay in or reduction of distributions on the certificates.  We cannot assure you as to the effect litigation, if any, may have on payments in respect of the mortgage loans or yield on the certificates.

GSMC and the depositor have been named as defendants in numerous legal proceedings related to their participation in mortgage loan securitizations and the residential mortgage market.  See “Pending Legal Proceedings Involving Transaction Parties.”

The Lack of Physical Certificates May Cause Delays in Payment and Cause Difficulties in Pledging or Selling Your Certificates

You will not have a physical certificate if you own any offered certificate.  As a result, you will be able to transfer your certificates only through The Depository Trust Company (“DTC”), participating organizations, indirect participants and certain banks.  The ability to pledge a certificate of one of these classes to a person that does not participate in the DTC system may be limited because of the lack of a physical certificate.  Your access to information regarding the certificates may be limited since conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.  In addition, you may experience some delay in receiving distributions on these certificates because the securities administrator will not send distributions directly to you.  Instead, the securities administrator will send all distributions to Cede & Co., as nominee for DTC, rather than directly to you, which then will be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.  Also, because investors may be unwilling to purchase certificates without delivery of a physical certificate, these certificates may be less liquid in any secondary market that may develop.

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder or as a holder of record of your certificates.  As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

The Concentration of Mortgage Loans with Certain Characteristics May Change Over Time, Which May Affect the Timing and Amount of Payments on the Certificates

The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels.  Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties.

[The Review Process Is the Sole and Exclusive Process by which Any Material Breach of Representations and Warranties May Be Identified and Remedied

[                ] will act as the file reviewer under the representation and warranty review agreement.  As more particularly described under “Description of the Mortgage Pool—Representations and Warranties Regarding the Mortgage Loans” in this prospectus supplement, upon occurrence of the one or more of the events described in the prospectus supplement, the securities administrator will request that the file reviewer undertake a review of such mortgage loan to test for the accuracy of certain representations and warranties made by the related responsible party.  The review process, including the final determination by the file reviewer, constitutes the sole and exclusive process by which any material breach of a representation or warranty of a responsible party with respect to the mortgage loans may be identified.

[A determination by the file reviewer represents the analysis and the opinion of the file reviewer based on the testing procedures, and there can be no assurance that either the testing procedures or any review using the testing procedures will adequately identify all inaccurate representations and warranties with respect to the subject mortgage loans.  No responsible party will have any obligation to cure a breach of a mortgage loan representation and warranty or repurchase a mortgage loan or pay a loss amount as a result of a breach of a representation and warranty unless the conditions to repurchase described in this prospectus supplement have been satisfied.  As a result, there may be mortgage loans that breach representations and warranties for which the issuing entity will have no available remedies against the applicable responsible party.]

[Describe conditions to repurchase]

Additionally, the file reviewer will conduct its review based on the information in the review materials provided to it and other generally available documentation.  Therefore, unless some documentation that would cause a test performed by the file reviewer to be failed is clearly contained in the review materials for the mortgage loan, the file reviewer will not be able to determine if a mortgage loan has failed a test.]

[Failure by a Responsible Party to Timely Repurchase or Substitute for Mortgage Loans May Have an Adverse Effect on the Certificates

If the file reviewer determines that the conditions to repurchase described in this prospectus supplement have been satisfied, a repurchase request will be made of the responsible party.  The responsible party may dispute the repurchase request, repurchase the affected mortgage loan from the issuing entity or, subject to the requirements described in this prospectus supplement, substitute another mortgage loan.  If the responsible party is unable or otherwise fails to repurchase the affected mortgage loan from the issuing entity or, if applicable, substitute another mortgage loan, certificateholders may suffer losses.  We cannot assure you that a responsible party will repurchase an affected mortgage loan when a repurchase request is made, due to such responsible party’s financial condition or otherwise.]

Payments from the Mortgage Loans Are the Sole Source of Distributions on the Certificates

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the depositor, the underwriters, the master servicer, the servicers, the sponsors, the responsible party, the securities administrator, the Delaware trustee[s], the originators or any of their respective affiliates.

The mortgage loans will be the sole source of distributions on the certificates.  The certificates will not represent an interest in or obligation of the depositor, any sponsor, the master servicer, any servicer, the securities administrator, the Delaware trustee, any underwriter or any of their respective affiliates, except for a responsible party’s limited obligations as described in this prospectus supplement relating to certain breaches of its representations and warranties, and limited obligations of the servicers with respect to their respective servicing obligations.  The certificates are not insured by any financial guaranty insurance policy.  No governmental agency or instrumentality, the depositor, any sponsor, the master servicer, any servicer, the securities administrator, the Delaware trustee, the underwriter nor any of their respective affiliates will guarantee or insure either the certificates or the mortgage loans.  Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all distributions required on the certificates, investors will have no recourse to the depositor, any sponsor, the master servicer, any servicer, the securities administrator, the Delaware trustee, the underwriter or any of their affiliates.

 If the issuing entity does not have sufficient assets to distribute the full amount due and payable to you as a certificateholder, your yield will be impaired, and the return of your principal may even be impaired, without your having recourse to anyone else.  Furthermore, certain assets of the issuing entity may be released and paid out to other persons, such as service providers, or any other person entitled to payments from the issuing entity prior to making distributions on the certificates.  Those assets will no longer be available to make distributions to you.

Geographic Concentration of the Mortgage Loans in Particular Jurisdictions May Result in Greater Losses If Those Jurisdictions Experience Economic Downturns

As of the cut-off date, approximately [      ]% and [      ]% of the mortgage loans in loan group [   ] and loan group [   ], respectively, are secured by mortgaged properties located in the State of [           ].  If the [     ] residential real estate market should experience an overall decline in property values, the rates of delinquency, foreclosure, bankruptcy and loss on the related mortgage loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.

Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of default, loss and delinquency on mortgage loans generally.  In addition, certain regions may experience natural disasters, including earthquakes, fires, floods and hurricanes, or the effects of global climate change (which may include flooding, drought or severe weather), which may adversely affect property values and the ability of mortgagors to make payments on their mortgage loans.  In addition, the standard hazard insurance policies covering the mortgaged properties generally do not cover damage caused by earthquakes, hurricanes, flooding and landslides, and earthquake, hurricane, flood or landslide insurance may not have been obtained with respect to such mortgaged properties.  Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage backed securities without that concentration.  This may subject the mortgage loans held by the issuing entity to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

In particular, the following approximate percentages of mortgage loans were secured by mortgaged properties located in the following states:

Because of the relative geographic concentration of the mortgaged properties within the certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified.  For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments.  If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels.  Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties.  Because principal payments on the mortgage loans are payable to the subordinated certificates at a slower rate than principal payments are made to the senior certificates, the subordinated certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

Servicing Transfers May Result in Delinquencies or Losses

As the result of any unremedied events of default in a servicer's performance under the related servicing agreement, the securities administrator or the master servicer may remove the related servicer and appoint a successor servicer acceptable to the master servicer and the securities administrator.  In addition, any servicer, subject to the terms and conditions of the related servicing agreement and the master servicing and trust agreement, may resign, and the securities administrator and/or the master servicer must arrange for the appointment of a successor servicer that meets the qualifications set forth in the related servicing agreement and the master servicing and trust agreement. The certificateholders will be dependent upon each servicer to adequately and timely perform its servicing obligations and remit to the master servicer the funds from the payments of principal and interest received on the mortgage loans. The manner in which each servicer performs its servicing obligations is likely to affect the amount and timing of the principal and interest payments received on the mortgage loans.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate mortgagor notification and system incompatibilities and for other reasons.  As a result, the mortgage loans subject to servicing transfer may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer.  There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on the certificates.

In addition, the servicing fee for a servicer may need to be increased in order to obtain a replacement servicer.  The fee payable to each servicer is based on a fee rate equal to a percentage of the outstanding mortgage loan balances of the mortgage loans serviced by that servicer.  No assurance can be made that such fee rate in the future will be sufficient to attract a replacement servicer to accept an appointment.  Any increase in the servicing fee paid to a replacement servicer will decrease the amount of collections available for distribution to the certificateholders.

See “The Servicers—General” and “—Rights upon Events of Default” in this prospectus supplement.

[Payments in Full of a Balloon Loan Depend on the Borrower’s Ability to Refinance the Balloon Loan or Sell the Mortgaged Property

Approximately [    ]% of the mortgage loans will not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity.  Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property.  The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•	the level of available interest rates at the time of sale or refinancing;

•	the borrower’s equity in the related mortgaged property;

•	the financial condition of the mortgagor;

•	tax laws;

•	prevailing general economic conditions; and

•	the availability of credit for single family real properties generally.

The recent credit crisis and economic downturn have resulted in tightened lending standards and a substantial reduction in capital available to refinance mortgage loans at their maturity dates. These factors have increased the risk that borrowers will have difficulty refinancing mortgage loans.]

Attempted Recharacterization of the Transfer from GSMC to the Depositor and from the Depositor to the Issuing Entity Could Delay or Reduce Payments to Investors in the Certificates

We expect that the transfer of the mortgage loans from the various transferors to GSMC, from GSMC to the depositor and from the depositor to the issuing entity will each be characterized as a sale.  Each of the transferors to GSMC, GSMC and the depositor has documented its respective transfer as a sale.  However, a bankruptcy trustee or creditor of any such transferor, GSMC or the depositor may take the position that the transfer of the mortgage loans to GSMC, the depositor or the issuing entity, respectively, as the case may be, should be recharacterized as a pledge of the mortgage loans to secure a loan.  If so, GSMC, the depositor or the issuing entity, as the case may be, would be required to go through court proceedings to establish its rights to collections on the mortgage loans.  If one or more of these events occur, payments on the certificates could be delayed or reduced.

[The Rate of Principal Payments, Including Prepayments, on the Mortgage Loans May Affect Distributions to the Class [     ] Certificates

The Class [     ] Certificates, which are planned amortization certificates, will generally be less affected by the rate of principal prepayments than other classes of certificates.  This is because on each distribution date, these certificates are designed to receive principal distributions according to the schedule set forth in Appendix C to this prospectus supplement.  See “Description of the Certificates—Priority of Distributions” in this prospectus supplement. The schedule for the Class [     ] Certificates assumes that the rate of prepayments on the related mortgage loans remains at a rate of between [     ]% and [     ]% of the Bond Market Association's Standard Prepayment Assumption Model.  However, we cannot assure you that the rate of prepayments on the mortgage loans will occur between these rates.  If the mortgage loans prepay at a rate faster or slower than the above rates, distributions of principal may no longer be made according to the schedule.  See “Yield and Prepayment Considerations,” and “Yield and Prepayment Considerations—PAC Certificates” in this prospectus supplement.]

[Weighted Average Lives of the Planned Amortization Support Certificates Will Be Highly Sensitive to the Rate and Timing of Principal Prepayments

The Class [     ] Certificates are planned amortization certificate support certificates and have been designed to stabilize the planned amortization certificate certificates.  As planned amortization certificate support certificates, the amount distributable on any distribution date as principal to this class and the weighted average life of this class will be highly sensitive to prepayments on the mortgage loans contributing to collateral group [    ].  If principal payments on the mortgage loans contributing to collateral group [     ] fall below a certain level for a distribution date, these planned amortization certificate support certificates will receive no distributions of principal and if principal payments on the mortgage loans contributing to collateral group [     ] exceed a certain level for a distribution date, these planned amortization certificate support certificates will be paid in full before the planned amortization certificate certificates.  As a result, the amount of principal which these planned amortization certificate support certificates will receive on any distribution date and the weighted average life of these certificates will be highly dependent upon the rate and timing of principal prepayments on the mortgage loans in collateral group [     ].  If you are an individual investor you should carefully consider these effects on your investment goals.  These certificates may not be an appropriate investment for individual investors who seek a distribution of principal on a specific date or an otherwise predictable stream of distributions.  See “Yield and Prepayment Considerations” and “Yield and Prepayment Considerations—Support Certificates” in this prospectus supplement.]

High Loan-to-Value Ratios or Combined Loan-to-Value Ratios Increase Risk of Loss

Mortgage loans with higher original loan-to-value ratios or combined loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios or combined loan-to-value ratios of [80]% or below.  Approximately [    ]% of the mortgage loans in loan group [    ] and [    ]% of the mortgage loans in loan group [    ] had original loan-to-value ratios greater than [80]% and approximately [    ]% of the mortgage loans in loan group [    ] and [    ]% of the mortgage loans in loan group [    ] had combined original loan-to-value ratios greater than [80]%, each as calculated as described under “Description of the Mortgage Pool—General” in this prospectus supplement.

Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined original loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.  See “Risk Factors—Loan-to-Value Are Calculated Based on Appraised Value, Which May Not Be an Accurate Reflection of Current Market Value” in the prospectus.

Investors are encouraged to make their own determination as to the degree of reliance they place on the loan-to-value ratios and combined loan-to-value ratios that are disclosed in this prospectus supplement.

[Mortgage Loans with Interest Only Payments May Have a Higher Risk of Default or Rate of Prepayment

Approximately [    ]% of the mortgage loans in loan group [    ] and [    ]% of the mortgage loans in loan group [    ] provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [    ] to [    ] years following the origination of the mortgage loan.

Following the interest only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

The presence of these mortgage loans in the issuing entity will, absent other considerations, contribute to longer weighted average lives of the related certificates.  If you purchase a related certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every due date.  In addition, a mortgagor may view the absence of any obligation to make a payment of principal during the interest only period as a disincentive to prepayment.  At the end of the interest only period, mortgagors may expect to refinance their mortgage loans with new mortgage loans (if a refinancing opportunity is available), which may result in higher prepayment speeds than would otherwise be the case.

If a recalculated monthly payment as described above is substantially higher than a mortgagor's previous interest only monthly payment, that mortgage loan may be subject to an increased risk of delinquency and loss.]

[Conflicts of Interest between the Servicers and the Trust

The servicers or affiliates of the servicers will initially own all or a portion of the [Class [    ], Class [    ] and Class [    ]] Certificates.  The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the servicers, may affect the weighted average lives and yields of the offered certificates.  Although the servicing standard in each servicing agreement will obligate each servicer to service the mortgage loans without regard to the ownership or non-ownership of any certificates by the servicer or any of its affiliates, you should consider the possibility that the timing of such foreclosures or sales may not be in the best interests of all certificateholders.  You should also consider that, other than the general servicing standard described above, no specific guidelines will be set forth in the master servicing and trust agreement to resolve or minimize potential conflicts of interest of this sort.]

Government Actions May Affect Foreclosures

The federal government, state governments, consumer advocacy groups and others continue to urge servicers to be aggressive in modifying mortgage loans to avoid foreclosure.  Numerous laws, regulations and rules relating to mortgage loans generally, and foreclosure actions particularly, have been implemented and continue to be proposed by federal, state and local governmental authorities.  If enacted, these laws, regulations and rules may provide new defenses to foreclosure, may insulate the underlying servicers from liability for modification of loans without regard to the terms of the governing servicing contracts or may result in delays in the foreclosure process, reduced payments by borrowers, limitations on upward adjustment of mortgage interest rates, permanent forgiveness of debt, increased prepayments due to the availability of government-sponsored refinancing initiatives and/or increased reimbursable servicing expenses, all of which are likely to result in delays and reductions in the distributions to be made to you.  Several courts and state and local governments and their elected or appointed officials also have taken unprecedented steps to slow the foreclosure process or prevent foreclosure altogether.  These laws, regulations and rules will result in delays in the foreclosure process, and may lead to reduced payments by mortgagors or increased reimbursable servicing expenses.  In addition, the U.S. Congress and various state and local legislatures are considering or have adopted legislation, that, among other things, would permit limited assignee liability for certain violations in the mortgage loan origination process.  We cannot predict whether or in what form the U.S. Congress or various state and local legislatures may enact such legislation or how such legislation might impact your certificates.  Investors will bear the risk that future regulatory and legal developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value.  In addition, the effect on the certificates will likely be more severe if these future legal and regulatory developments occur in one or more states in which there is a significant concentration of mortgaged properties related to the mortgage loans.

The Payment of Costs and Expenses of the Issuing Entity May Reduce the Amount of Distributions on Your Certificates

As described under “Description of the Certificates—Administration Fees” in this prospectus supplement, for each distribution date the securities administrator, as paying agent on behalf of the issuing entity, will be obligated to use amounts available from collections on the mortgage loans to pay various fees, out-of-pocket expenses and other liabilities of the issuing entity, prior to such amounts being available for distribution on the related classes of certificates.  Fees and expenses of the issuing entity include (1) servicing fees, master servicing fees, [file reviewer fees,] securities administrator fees, Delaware trustee fees, certain costs incurred in connection with the transfer of servicing of mortgage loans and enforcement expenses and (2) certain costs and expenses of the securities administrator, the master servicer and the Delaware trustee and payments in respect of indemnification to which the parties to the sale and servicing agreement, a servicing agreement, the trust agreement and the custodial agreement are entitled.  The payment of such amounts on a distribution date or, if permitted, during the related due period will reduce amounts available for distribution on the certificates for the related distribution date.

[The issuing entity will bear the costs and expenses incurred by the Delaware trustee, the securities administrator and the [file reviewer] in connection with the enforcement of the remedies of the issuing entity for breaches of representations or warranties by a representing party, as further described under “Description of the Mortgage Pool—Representations and Warranties Regarding the Mortgage Loans” in this prospectus supplement.]  Enforcement expenses will be reimbursable to the Delaware trustee, the securities administrator and the file reviewer prior to distributions on the related certificates.

Reimbursement may result in shortfalls in amounts that would otherwise be available for distribution to the related classes of certificateholders.

[Investors Have No Direct Right to Enforce Remedies

Certificateholders generally do not have the right to institute any suit, action or proceeding in equity or at law upon or under or with respect to the master trust and servicing agreement or the servicing agreements, but instead must rely on the issuing entity to enforce their rights under these agreements.  If the issuing entity is not required or does not have the right to take action under the terms of the master trust and servicing agreement or the servicing agreements, or if the Delaware trustee, on behalf of the issuing entity, fails to take action, certificateholders could experience losses.

[A certificateholder generally may not commence legal proceedings under the master trust and servicing agreement unless

•	there is a continuing event of default with respect to the master servicer and the certificateholder has previously given written notice to the issuing entity of the continuing event of default;

•
certificateholders evidencing more than [   ]% of the voting rights of the certificates have made written request to the issuing entity to institute proceedings in respect of the continuing event of default with respect to the master servicer;

•
the certificateholders have offered to the Delaware trustee reasonable indemnity against the costs, expenses and liabilities to be incurred by the issuing entity and the Delaware trustee in compliance with such request;

•	the Delaware trustee, for [ ] days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding on behalf of the issuing entity; and

•
no direction inconsistent with the written request has been given to the issuing entity during the 30-day period by certificateholders evidencing more than [    ]% of the voting rights of the certificates.]

These provisions may limit your personal ability to enforce the provisions of the master trust and servicing agreement.  In no event will the certificateholders have the right to direct the issuing entity to investigate whether or not a breach of a representation or warranty made by a responsible party has occurred.  [In addition, the file reviewer’s review shall be the sole method to determine whether any breach of a representation or warranty made by a representing party with respect to a mortgage loan occurred, and judicial review of that determination is not permitted.]

One or more purchasers of certificates may purchase substantial portions of one or more classes of certificates.  The sponsors, the depositor, the Delaware trustee, any underwriter, the originators, the servicers, the master servicer, the file reviewer, the securities administrator or any of their respective affiliates may purchase certificates, which could cause a conflict of interest.  See “—Conflicts Between the Sponsors, the Depositor, the Issuing Entity, the Custodian, the Originators, the Servicers and Their Respective Affiliates May Have an Adverse Effect on Your Certificates.”  If any certificateholder or group of certificateholders holds more than [    ]% of the voting rights of the certificates and disagrees with any proposed action, suit or proceeding requiring consent of more than [    ]% of the voting rights of certificates, that certificateholder or group of certificateholders may block the proposed action, suit or proceeding, and the issuing entity will not be required to move forward with the proposed action, suit or proceeding.

In some circumstances, the holders of a specified percentage of the certificates will be entitled to direct, consent to or approve certain actions.  In these cases, this direction, consent or approval will be sufficient to bind all holders of certificates regardless of whether you agree with such direction, consent or approval.]

Certificateholders Should Consider a Number of Factors that Will Limit Their Ability to Exchange REMIC Certificates for Related Exchangeable Certificates

The characteristics of the exchangeable certificates in an exchangeable combination will reflect the characteristics of the related REMIC certificates. Investors should also consider a number of factors that will limit a certificateholder’s ability to exchange REMIC certificates for related exchangeable certificates and vice versa:

•
At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Appendix E to this prospectus supplement and must pay the exchange fee.

•	A certificateholder that does not own the certificates may be unable to obtain the necessary REMIC certificates or exchangeable certificates.

•	The certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•	Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

•	Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

•	Only the combinations listed on Appendix E to this prospectus supplement are permitted.

•	We make no statement as to the possible merits of any exchange.

Mortgagors May Have, or May in the Future Incur, Additional Indebtedness Secured by Mortgaged Properties

With respect to a portion of the mortgage loans, at the time of origination of the first lien mortgage loan, the related originator also originated a second lien mortgage loan on the mortgaged property which is not included in the related mortgage pool.  With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property.  In addition to the mortgage loans discussed above that have simultaneous subordinate financing provided by the related originator, with respect to certain other mortgage loans, at the time of origination of the first lien mortgage loan, the related mortgaged property may also be encumbered by a second lien mortgage to a mortgagee other than the related originator.  Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loan from the related originator or from any other lender.  This additional indebtedness could increase the risk that the value of the mortgaged property is less than the total indebtedness secured by the mortgaged property and could increase the risk of default on the mortgage loan in the issuing entity.  In addition, the holder of the junior lien on a mortgage property may have contractual rights with respect to the exercise of loss mitigation measures by the senior lender, such as modification of the mortgage loan, which may limit the exercise of such measures.

Credit Scores May Not Accurately Predict the Likelihood of Default

Each originator generally uses credit scores as part of its underwriting process.  Credit scores are generated by models developed by third party credit reporting organizations which analyzed data on consumers in order to establish patterns which are believed to be indicative of a mortgagor’s probability of default.  A credit score represents an opinion of the related credit reporting organization of a borrower’s creditworthiness.  The credit score is based on a mortgagor’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  Credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  A credit score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, i.e., that a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score.  In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of most mortgage loans.  Credit scores do not necessarily correspond to the probability of default over the life of the related Mortgage Loan, because they reflect past credit history, rather than an assessment of future payment performance.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.  Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the mortgagor.  Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related Mortgage Loans.  None of any sponsor, the depositor or any underwriter makes any representation or warranty as to any mortgagor’s current credit score or the actual performance of any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that a mortgagor will repay its mortgage loan according to its terms.

Modification of a Mortgage Loan May Adversely Affect Your Certificates

To limit losses on delinquent mortgage loans and maximize collections, a servicer may, subject to the related servicing agreement, use loss mitigation measures, including forbearance agreements and other modification agreements and pre-foreclosure sales.  Certain of the mortgage loans are potentially eligible for modification pursuant to one or more government-sponsored loss mitigation programs or one of the servicer’s proprietary loss mitigation programs.

In 2008 and 2009, the federal government commenced implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures.  In addition, certain mortgage lenders and servicers have voluntarily, or as part of settlements with law enforcement authorities, established loan modification programs relating to the mortgages they hold or service.  These programs may involve, among other things, the modification of mortgage loans to reduce the rate of interest payable on the loans, to extend the payment terms of the loans, to forgive principal or to forbear the payment of a portion of principal on the mortgage loan without interest.  In addition, members of the U.S. Congress have indicated support for additional legislative relief for homeowners, including a proposed amendment of the bankruptcy laws to permit the modification of mortgage loans in bankruptcy proceedings.

Recent and future regulatory initiatives may have the effect of increasing modification and loss mitigation activity with respect to performing mortgage loans.  Any new laws, regulations or rules may result in reduced collections from the mortgage loans and, to the extent not covered by credit enhancement, reduced distributions or losses on one or more classes of the certificates.  For example, the Home Affordable Modification Program, or “HAMP,” administered by the U.S. Department of Treasury, provides incentives to servicers to modify mortgage loans by writing down principal, to offer permanent modifications and to provide homeowners with more alternatives to foreclosure.  HAMP also requires servicers, in certain circumstances, to allow a 30-day response period after notice that a mortgagor has not been approved for HAMP before conducting a foreclosure sale, and prohibits servicers from referring a mortgagor to foreclosure until the mortgagor has been determined to be ineligible for HAMP or reasonable solicitation efforts have failed.  Although HAMP [may not apply to any mortgage loan in the mortgage pool], its applicability requirements could be revised in the future.  Also, programs similar to HAMP may be applicable to certain mortgage loans.  Similarly, a Federal Housing Administration program permits lenders to provide additional refinancing options to mortgagors who owe more than their home is worth.  These loan modification programs, as well as future law enforcement and legislative or regulatory actions, including changes to HAMP and amendments to the bankruptcy laws that result in the modification of outstanding mortgage loans, could adversely affect the amounts payable on and market value of your certificates.  These programs may involve the modification of mortgage loans in default as well as mortgage loans where default is, in the judgment of the servicer, reasonably foreseeable.  See “Legal Aspects of the Mortgage Loans–Home Affordable Modification Program” in the prospectus.

Modifications of mortgage loans implemented by a servicer in order to maximize ultimate proceeds of the mortgage loans may have the effect of, among other things, reducing the mortgage interest rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the mortgage loan or any combination of these or other modifications.  Any modified mortgage loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest on or principal of the certificates.  If a servicer reduces the interest rate, extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, or charges off or sells the mortgage loan, amounts available to make payments on the certificates will be reduced.  The actual final distribution date for any class might be later, and could be significantly later, than the final scheduled distribution date if the related servicer extends the maturity date of a mortgage loan beyond the final scheduled distribution date for the certificates.  A modification allowing principal forgiveness will result in the allocation of a realized loss to the most subordinate class of certificates outstanding.

It is not yet certain whether the servicers will modify the terms of any mortgage loans, what form any modified terms may take, how or when modifications may be implemented, or how the certificates may be impacted by such modifications.  Both the failure of a servicer to modify a mortgage loan that results in a default and liquidation of the mortgage loan and the modification of a mortgage loan that reduces the payment of amounts owed to the issuing entity will have an adverse effect on the certificates.

See “Risk Factors—Modifications of the Mortgage Loans May Adversely Affect Your Securities” in the prospectus.

[Proposals to Acquire Mortgage Loans by Eminent Domain May Adversely Affect Your Certificates

The County Board of Supervisors of San Bernardino, California adopted a resolution on April 10, 2012, later amended on June 19, 2012, that approved a joint exercise of powers agreement among the County of San Bernardino, California, the City of Ontario, California and the City of Fontana, California to establish a joint powers authority (the “JPA”) to implement a program to assist homeowners in those jurisdictions who are obligated on residential mortgage loans with outstanding balances in excess of the market value of the mortgaged properties.  The program may include authorization for the JPA to acquire any such mortgage loans by voluntary purchase or eminent domain and to modify those mortgage loans to allow homeowners to continue to own and occupy their homes.  While the JPA has determined not to pursue the acquisition of mortgage loans by way of eminent domain, there is no certainty as to whether the JPA or other empowered authority will take steps to acquire any mortgage loans by way of eminent domain in the future.

Subsequently, the City of Chicago, Illinois, the City of Berkeley, California and certain other cities and municipalities have considered how the power of eminent domain could be used to acquire residential mortgage loans.  In the event that any municipality or governmental authority elects to pursue the purchase of mortgage loans by eminent domain, there is no assurance whether any mortgage loans sought to be purchased will be mortgage loans held in securitization trusts, including the issuing entity, what purchase price would be paid for any such mortgage loans, and whether governmental entities in addition to those listed above may consider and ultimately pass similar legislation.  Any such actions could have a material adverse effect on the market value of residential mortgage-backed certificates such as the certificates.  There is also no certainty as to whether any such action without the consent of investors would face legal challenge, and, if so, the outcome of any such challenge.

As described under “The Servicers— Acquisition of Mortgage Loans Under Eminent Domain” below, if a governmental entity implements a program under which it has the power to acquire residential mortgage loans through the exercise of eminent domain, and the governmental entity proposes to acquire a mortgage loan out of the issuing entity, the related servicer or the master servicer will be obligated to obtain a valuation on the related property in the form of a broker’s price opinion or another valuation method that it deems appropriate.  The Delaware trustee or the securities administrator will notify certificateholders of the governmental entity’s proposed action.  A [majority] of certificateholders may direct the issuing entity to pursue an action contesting the acquisition through appropriate legal proceedings.  These procedures may take substantial time, which could result in delays in collections of amounts due on mortgage loans, increased costs and losses to certificateholders.]

There May Be Conflicts of Interest Among Various Classes of Certificates

There may be conflicts of interest among classes of certificates due to differing payment priorities and terms.  Investors in the certificates should consider that certain decisions may not be in the best interests of each class of certificateholders and that any conflict of interest among different certificateholders may not be resolved in favor of investors in a particular class of certificates.

Goldman Sachs Mortgage Company, GS Mortgage Securities Corp. and their Affiliates Have Mortgage Related Interests

Due to the diverse nature of the business activities of Goldman Sachs Mortgage Company, GS Mortgage Securities Corp. and their affiliates (collectively, “GS”), GS may from time to time have economic interests in the performance of residential mortgage loans or mortgage-backed securities that may include holding, buying or selling residual interests in securitized pools of loans, various classes of mortgage-backed securities that differ in entitlement to cash flow and allocation of losses, interests in the form of derivatives such as credit default swaps, or long or short positions with respect to mortgage-backed securities or indices that track the performance of certain mortgage-backed securities.  The interests of GS in any of its various capacities may not be aligned with the interests of certificateholders, and such activities may cause or lead to potential conflicts of interest.  For reasons of client confidentiality and the management of its own business, GS will not disclose any such activities or information.

Furthermore, GS may establish, maintain, adjust or unwind hedge positions with respect to the certificates or sell, increase or liquidate any positions in any of the certificates at any time.  For reasons of client confidentiality and the management of its own business, GS will not disclose any such activities or information.

Conflicts Between the Sponsors, the Depositor, the Issuing Entity, the Custodian, the Originators, the Servicers and Their Respective Affiliates May Have an Adverse Effect on Your Certificates

Conflicts of interest may arise between the issuing entity, on the one hand, and the sponsors, the depositor, the custodian, the originators, the servicers and their respective affiliates that engage in the residential mortgage lending and loan acquisition business, on the other hand.  Those conflicts may arise, for example, because an originator or a servicer and their respective affiliates intend to continue to actively originate, acquire and dispose of residential mortgage-related assets in the ordinary course of their businesses.  During the course of their business activities, the respective originators, the servicers and their respective affiliates may solicit mortgagors to refinance or obtain secondary financing with respect to mortgage loans owned by the issuing entity.  Under the circumstances described above, the interests of those originators, servicers and their respective affiliates may differ from, and compete with, the interests of the issuing entity.  Decisions made with respect to those interests or assets may adversely affect the amount and timing of distributions on the certificates.

Potential Conflicts of Interest of Goldman, Sachs & Co. and its Affiliates

Goldman, Sachs & Co. will play various roles in relation to the offering, including the roles described below.

The activities and interests of Goldman, Sachs & Co., its affiliates, clients and respective officers, members and employees (collectively, “Goldman Sachs”) will not necessarily align with, and may in fact be directly contrary to, those of the investors in the offered certificates.  Goldman Sachs is part of a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. Goldman Sachs' activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  These activities may also include buying or selling credit protection in respect of the offered certificates, objectives or investment strategies that are inconsistent with or contrary to those of investors in the offered certificates, and/or hedging any exposure of Goldman Sachs to the offered certificates on the closing date or any time in the future. The securities and instruments in which Goldman Sachs takes positions, or expect to take positions, may include the offered certificates, or similar securities or products.  Market making is an activity where Goldman Sachs buys and sells on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, holders should expect that Goldman Sachs will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of Goldman Sachs's various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, holders should expect that personnel in various businesses throughout Goldman Sachs will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If Goldman Sachs becomes a certificateholder, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder of the related certificates, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of offered certificates.  To the extent a Goldman Sachs entity makes a market in the offered certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the offered certificates.  In connection with any such activity, it will have no obligation to take, refrain from taking or cease taking any action with respect to these transactions and activities based on the potential effect on an investor in the offered certificates.  The price at which Goldman Sachs may be willing to purchase the offered certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the offered certificates and significantly lower than the price at which it may be willing to sell the offered certificates.

Furthermore, Goldman Sachs expects that a completed offering will enhance its ability to assist clients and counterparties in transactions related to the offered certificates and in similar transactions (including assisting clients in additional purchases and sales of the offered certificates and hedging transactions).  Goldman Sachs expects to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance Goldman Sachs' relationships with various parties, facilitate additional business development, and enable it to obtain additional business and to generate additional revenue.

Goldman, Sachs & Co. and its affiliates are engaged in several roles in this transaction.  Goldman, Sachs & Co., the underwriter, is an affiliate of Goldman Sachs Mortgage Company, a sponsor, and GS Mortgage Securities Corp., the depositor under this securitization.

See “Summary—Affiliations and Certain Relationships Among Certain Transaction Parties” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement for a description of certain affiliations and relationships between Goldman, Sachs & Co. and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

[Insert any other risk factors]

THE ISSUING ENTITY

[           ], the issuing entity, will be formed on the closing date pursuant to the Trust Agreement.  The issuing entity will be a [New York common law][Delaware statutory] trust with no officers or directors and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates.  The fiscal year end for the issuing entity will be December 31, commencing with December 31, 20[           ].

The Series 20[    ]-[    ] Mortgage Pass-Through Certificates will be issued pursuant to the master servicing and trust agreement (the “Trust Agreement”) among GS Mortgage Securities Corp., as Depositor (“GSMSC” or the “Depositor”), [       ], as Master Servicer (in such capacity, the “Master Servicer”) and as Securities Administrator (in such capacity, the “Securities Administrator”), [       ], as Custodian, and [       ], as Delaware Trustee (the “Delaware Trustee”).  The mortgage loans will be assigned to the Delaware Trustee on behalf of the certificateholders.  The certificates represent beneficial ownership interests in a issuing entity (the “Issuing Entity”), the assets of which consist primarily of (1) a pool of conventional [fixed][and][adjustable]-rate residential mortgage loans (the “Mortgage Loans”), (2) such amounts or assets as from time to time are identified as deposited in respect of the Mortgage Loans into the Master Servicer Account or into a special purpose account (the “Certificate Account”), (3) any property acquired as a result of foreclosure of a Mortgage Loan or deed in lieu of foreclosure, (4) a security interest in insurance policies related to individual Mortgage Loans and (5) all proceeds of the foregoing.  In exchange for the Mortgage Loans and other property, the [Delaware Trustee][Securities Administrator] will execute and the certificate registrar will authenticate and deliver the certificates to GSMSC.  A schedule to the Trust Agreement will include information about each Mortgage Loan, including:

•	the original principal balance and the scheduled principal balance as of the close of business on the Cut-off Date;

•	the maturity date; and

•	the mortgage interest rate.

The Issuing Entity will also contain other property, including:

•	a security interest in insurance policies related to individual Mortgage Loans, if applicable;

•	an interest rate, currency or other swap contract, if applicable;

•	any property that the Issuing Entity acquires as a result of foreclosure or threatened foreclosure of a Mortgage Loan; and

•	amounts held in the Certificate Account.

[For a description of material legal proceedings pending against the issuing entity, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.]

[For a description of certain affiliations, relationships and related transactions between the issuing entity and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

THE CUSTODIAN

[       ] will be the custodian of the Mortgage Loans (the “Custodian”) pursuant to certain custodial agreements. The Custodian will execute and deliver to the Securities Administrator a custodial receipt representing that it possesses the respective mortgage loan files to which it agreed to act as custodian pursuant to the separate custodial agreement or custodial agreements, as the case may be.  The Depositor and the Servicers may maintain other banking relationships in the ordinary course of business

with the Custodian.  The custodial agreements provide that [       ], as Custodian, and its officers, employees or agents will be indemnified from the assets of the Issuing Entity and will be held harmless against any loss, liability or expense incurred by the Custodian, arising out of its obligations under the custodial agreements, other than incurred by reason of [willful misfeasance or negligence] in the performance of its duties under the Trust Agreement.

[For a description of material legal proceedings pending against the Custodian, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.]

[For a description of certain affiliations, relationships and related transactions, to the extent known and material, between the Custodian and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

[THE DELAWARE TRUSTEE]

[[       ], a [       ], will act as Delaware Trustee.  The Delaware Trustee will be obligated to act as successor servicer in the event of the resignation or removal of any Servicer and a default by the Master Servicer of its obligation to appoint a successor servicer to assume the servicing duties of such removed or resigned Servicer.  The Trust Agreement provides that [       ], as Delaware Trustee under the Trust Agreement, and its officers, employees or agents will be indemnified from the assets of the Issuing Entity and will be held harmless against any loss, liability or expense incurred by the Delaware Trustee, arising out of its obligations under the Trust Agreement, other than incurred by reason of [willful misfeasance or negligence] in the performance of its duties under the Trust Agreement.  The Custodian is similarly indemnified pursuant to the custodial agreements.]

The Delaware Trustee is eligible to serve as such under the Trust Agreement only if it is a corporation or banking association organized and doing business under the laws of the United States or any state thereof, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, and has a combined capital and surplus of at least $50,000,000.

Under the Trust Agreement, the Delaware Trustee may at any time resign and be discharged from the trust created pursuant to the Trust Agreement by giving written notice of resignation to the Depositor, the Master Servicer and to all certificateholders.  Upon receiving notice of resignation, the Depositor will be obligated to promptly appoint a successor Delaware trustee.  If no successor Delaware trustee has been appointed and accepted appointment within 60 days after the giving of notice of resignation, the resigning Delaware Trustee may petition any court of competent jurisdiction for the appointment of a successor Delaware trustee.  The Delaware Trustee may also be removed at any time (i) by the Depositor or (ii) by holders of certificates evidencing at least 51% of the voting rights.  Any removal or resignation of the Delaware Trustee and appointment of a successor as described above will not become effective until acceptance of appointment by the successor.

[Insert description, if applicable]

[For a description of material legal proceedings pending against the Delaware Trustee, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.]

 [THE INTEREST RATE SWAP PROVIDER]

[Insert, if applicable]

[For a description of material legal proceedings pending against the interest rate swap provider, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.]

[For a description of certain affiliations, relationships and related transactions, to the extent known and material, between the interest rate swap provider and the other transaction parties, see “Certain

Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

[THE FILE REVIEWER

[Insert, if applicable]]

DESCRIPTION OF THE MORTGAGE POOL

General

The description of the mortgage pool and the Mortgaged Properties in this section and in Appendix B is based on the mortgage loans as of the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before that date, whether or not actually received.  The allocations of the Mortgage Loans among the Collateral Groups as described in this prospectus supplement are approximate and subject to an upward or downward variance of no more than approximately [5]%.  All references in this prospectus supplement to “scheduled principal balance” refer to the scheduled principal balance (or a fraction thereof) as of the Cut-Off Date, unless otherwise specifically stated or required by the context.  Due to rounding, percentages may not sum to 100%. References to percentages of mortgage loans refer in each case to the percentage of the aggregate scheduled principal balance (or a fraction thereof) of the related mortgage loans based on the outstanding scheduled principal balances of the related mortgage loans after giving effect to scheduled monthly payments due on or prior to the Cut-Off Date, whether or not received.  References to weighted averages refer in each case to weighted averages by scheduled principal balance as of the Cut-Off Date of the related mortgage loans determined in the same way. Before the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of Principal Prepayments, delinquencies or otherwise. GSMSC believes that the information in this prospectus supplement for the mortgage pool is representative of the characteristics of the mortgage pool as it will actually be constituted when the certificates are issued, although the range of mortgage interest rates and other characteristics of the mortgage loans in the mortgage pool may vary.  See "—Additional Information" in this prospectus supplement.

The Mortgage Loans have been divided into [   ] groups of Mortgage Loans (each referred to as a “Loan Group”).  The mortgage loans in Loan Group [   ] will consist of approximately [   ] Mortgage Loans that had an aggregate scheduled principal balance as of the Cut-off Date, after deducting payments due on or before that date, of approximately $[   ].  The mortgage loans in Loan Group [   ] will consist of approximately [   ] Mortgage Loans that had an aggregate scheduled principal balance as of the Cut-off Date, after deducting payments due on or before that date, of approximately $[   ].  The Mortgage Loans have an original term to maturity from the date of origination not greater than [15][30] years.

Each “Collateral Group” is a total dollar amount of principal of Mortgage Loans consisting of differing percentages of the interest on, and principal of, particular Mortgage Loans, calculated so that the principal and interest due on each Mortgage Loan is treated as if that Mortgage Loan were two Mortgage Loans bearing interest at two different effective Net Rates (each, an “Effective Net Rate”), one higher than and one lower than the original Net Rate of the Mortgage Loan.  The “Net Rate” of a Mortgage Loan is its mortgage interest rate minus the Servicing Fee Rate and, if applicable, the fee rate applicable to other servicer providers and the rate on any lender-paid primary mortgage insurance for that Mortgage Loan.

Unless otherwise indicated, for purposes of presenting data with respect to the Mortgage Loans in each Loan Group related to a particular Collateral Group, the principal balances of Mortgage Loans in Loan Group [   ] have been divided into [   ] separate Subgroups and the principal balances of Mortgage Loans in Loan Group [   ] have also been divided into [   ] separate Subgroups, as follows:

•
Loan Group [   ] consists of the following Subgroups: “Subgroup [   ]” that comprises Mortgage Loans with Net Rates less than [   ]%; “Subgroup [   ]” that comprises Mortgage Loans with Net Rates greater than or equal to [   ]% and less than [   ]%; “Subgroup [   ]” that comprises Mortgage Loans with Net Rates greater than or equal to [   ]% and less than [   ]%; and “Subgroup [   ]” that comprises Mortgage Loans with Net Rates greater than or equal to [   ]%; and

•
Loan Group [   ] consists of the following Subgroups: “Subgroup [   ]” that comprises Mortgage Loans with Net Rates less than [   ]%; “Subgroup [   ]” that comprises Mortgage Loans with Net Rates greater than or equal to [   ]% and less than [   ]%; “Subgroup [   ]” that comprises Mortgage Loans with Net Rates greater than or equal to [   ]%and less than [   ]%; and “Subgroup [   ]” that comprises Mortgage Loans with Net Rates greater than or equal to [   ]%.

Each Subgroup described above contributes Mortgage Loans or portions of Mortgage Loans to Collateral Groups that bear interest at a single [fixed-rate]. The scheduled principal balance of each Mortgage Loan in each Subgroup is allocated either (i) to one Collateral Group only or (ii) between two Collateral Groups, based on two fixed fractions (which differ from Mortgage Loan to Mortgage Loan) (in each case, the “Applicable Fractions” as described herein). Allocation of principal distributions to each class of certificates will be tied to payments on the Mortgage Loans or portions of Mortgage Loans in a specified Collateral Group subject to certain exceptions in the case of losses on the Mortgage Loans.

“Collateral Group [   ]” consists of portions of Group [    ] Discount Loans that have been stripped to an Effective Net Rate of 0.00%.

“Collateral Group [   ]” consists of portions of Group [    ] Discount Loans that have been stripped to an Effective Net Rate of 0.00%.

“Collateral Group [   ]” consists of Mortgage Loans in Subgroup [    ] and Subgroup [    ] or portions thereof that have been stripped to an Effective Net Rate of [    ]%.

“Collateral Group [   ]” consists of Mortgage Loans in Subgroup [    ] and Subgroup [    ] or portions thereof that have been stripped to an Effective Net Rate of [    ]%.

“Collateral Group [   ]” consists of Mortgage Loans in Subgroup [    ] and Subgroup [    ] or portions thereof that have been stripped to an Effective Net Rate of [    ]%.

“Collateral Group [   ]” consists of Mortgage Loans in Subgroup [    ] and Subgroup [    ] or portions thereof that have been stripped to an Effective Net Rate of [    ]%.

The Mortgage Loans will be conventional [adjustable-] [fixed-]rate, fully amortizing mortgage loans secured by first liens on fee simple interests in one- to four-family residential real properties (each, a “Mortgaged Property”).  The Mortgaged Properties, which may include one- to four- family dwelling units, individual condominium units, cooperatives, individual units in planned unit developments and other attached dwelling units which are part of buildings consisting of more than four units (so long as the Mortgaged Property consists of no more than four units), have the additional characteristics described below and in the prospectus.

Each Mortgage Loan had a first payment date during the period from [    ] through [    ], inclusive.  Substantially all of the Mortgage Loans (other than any interest only loans, which will not require scheduled payments of principal for an initial five, ten or fifteen year period) will have principal and interest payable on the first day of each month (the “Due Date”). Certain of the risks of loss on some of the Mortgage Loans will be covered up to specified limits by lender-paid primary mortgage insurance policies.

All of the Mortgage Loans were purchased by GSMC from [    ] (“[    ]”) and certain other mortgage loan originators and were acquired by GSMC from such originators and certain entities that sold

mortgage loans to GSMC (each of such entities, together with [    ], a “Loan Seller”) pursuant to various sale and servicing agreements (or, in the case of the Mortgage Loans acquired from [    ], which will be serviced by [    ] (“[    ]”), such Mortgage Loans were acquired pursuant to a seller's warranty agreement and will be serviced by [    ] pursuant to a servicing agreement) (each of the foregoing sale and servicing agreements, servicing agreements, seller's warranty agreements and master loan purchase agreements, a “Sale and Servicing Agreement” and together, the “Sale and Servicing Agreements”)).  Each Loan Seller, under the related Sale and Servicing Agreement, made certain representations and warranties (see “—Representations and Warranties Regarding the Mortgage Loans” below) regarding the Mortgage Loans.  Each Sale and Servicing Agreement will be assigned to the Delaware Trustee insofar as it relates to the related Mortgage Loans.

GSMC will acquire mortgage loans secured by first or second liens on the related mortgaged properties.  In general, the mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement under “—Underwriting Guidelines” below[, with such exceptions described under that sub-heading].  Because such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

[The “Loan-to-Value Ratio” of a Mortgage Loan at any time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the Mortgage Loan and the denominator of which is the collateral value of the related Mortgaged Property.  The collateral value of a Mortgaged Property, other than Mortgage Loans the proceeds of which were used to refinance an existing Mortgage Loan (each, a “Refinance Loan”), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan and (b) the sales price for the property.  In the case of Refinance Loans, the collateral value of the related Mortgaged Property generally is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of refinancing.]

Underwriting Guidelines

[Describe applicable underwriting guidelines]

[Describe any mortgage loan exceptions in accordance with Item 1111(a)(8), including compensating factors and the transaction party or parties that determined to include the mortgage loan in the pool.]

Selected Mortgage Pool Data
	All Loans	Loan Group [ ]	Loan Group [ ]
Total Outstanding Principal Balance:
Number of Mortgage Loans:
Average Current Principal Balance of the Mortgage Loans:
Weighted Average Annual Mortgage Interest Rate:
Initial Weighted Average Servicing Fee Rates:
Weighted Average Expense Rate:
Weighted Average Remaining Term to Maturity (in months)(1):
Weighted Average Seasoning (in months):
Weighted Average Current Loan To Value Ratio:
Primary Residence:
Weighted Average FICO Score:
California:
Single Family & PUD:

(1)	Excludes [ ] Interest Only Mortgage Loans with an aggregate scheduled principal balance of $[ ].

Mortgage Loans (approximate)(1)

	All Collateral Groups	Collateral Group [ ] and Collateral Group [ ]	Collateral Group [ ]	Collateral Group [ ]	Collateral Group [ ] and Collateral Group [ ]
Total Scheduled Principal Balance:
Number of Mortgage Loans(2):
Average Current Principal Balance of the Mortgage Loans(2):
Weighted Average Annual Mortgage Interest Rate:
Initial Weighted Average Servicing Fee Rates:
Expense Rate:
Weighted Average Remaining Term to Maturity (in months)(3):
Weighted Average Seasoning (in months):
Weighted Average Current Loan To Value Ratio:
Primary Residence:
Weighted Average FICO Score:
California:
Single Family & PUD:

(1)	The percentages listed are determined based on the Applicable Fraction of the Mortgage Loans contributing to the respective Collateral Group.

(2)
These numbers represent the number of Mortgage Loans contributing cash flows to the respective Collateral Group (even if such Mortgage Loans also contribute to another Collateral Group), and the entire outstanding principal balance of the Mortgage Loans contributing to the respective Collateral Group.  The total number of Mortgage Loans in Loan Group [    ] is [    ] and in Loan Group [    ] is [    ].

(3)	Excludes [ ] Interest Only Mortgage Loans with an aggregate scheduled principal balance of $[ ].

SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE MORTGAGE POOL.

Additional Information

Appendix B contains important information about the Mortgage Loans including:

•	the mortgage interest rates, and the current scheduled principal balances of the Mortgage Loans;

•	the types of Mortgaged Properties;

•	the geographic distribution by state of the Mortgaged Properties;

•	the weighted average stated remaining term to maturity of the Mortgage Loans;

•	the stated owner occupancy status of the Mortgaged Properties when the Mortgage Loans were originated;

•	the mortgagor's stated purpose of financing;

•	the credit score ranges; and

•	delinquency and loss information.

The credit score tables appearing in Appendix B show the credit scores, if any, that the originators or underwriters of the Mortgage Loans collected for some mortgagors.  Third-party credit reporting organizations provide credit (or FICO) scores as an aid to lenders in evaluating the creditworthiness of mortgagors.  Credit scores do not necessarily correspond to the probability of default over the life of the related Mortgage Loan, because they reflect past credit history, rather than an assessment of future payment performance.  In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement.  Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt.  Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related Mortgage Loans.

The Trust Agreement will be available to purchasers of the certificates through a Current Report on Form 8-K that will be filed with the SEC.  [In the event that mortgage loans are removed from or added to the mortgage pool as described in the footnote on page S-[    ] of this prospectus supplement, that removal or addition will be noted in the Current Report on Form 8-K.]

Transfer of Mortgage Loans to the Issuing Entity

The Mortgage Loans will be transferred by the Depositor to the Issuing Entity pursuant to the terms of certain assignment, assumption and recognition agreements, each dated as of [      ], 20[      ] together with all principal and interest due on the Mortgage Loans after the Cut-off Date.  In connection with such transfer, the Depositor will assign all of its rights and obligations (with the exception of certain obligations) relating to the Mortgage Loans transferred by the Depositor to the Issuing Entity under such agreement.  The Delaware Trustee or the Securities Administrator will, concurrently with such assignment, execute, and the certificate registrar will authenticate and deliver the certificates.  Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the “Mortgage Loan Schedule”).

As to each Mortgage Loan [(and excepting the MERS loans, as described below)], certain documents are required to be delivered to [    ], as Custodian, in accordance with the assignment agreements between the Depositor and the Issuing Entity.  Such documents generally include the following:

•
The mortgage note [(or, if the original is lost, and if permitted by the related Servicing Agreement, a copy of such mortgage note accompanied by a “lost note affidavit”)] with applicable addenda and riders, endorsed without recourse in blank or to the order of the trustee, by the Loan Seller;

•
the original or a certified copy of the mortgage, deed of trust or similar instrument (a “Mortgage”) with evidence of recording indicated on the Mortgage (except for any Mortgage not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office), and any required addenda and riders;

•	an assignment of the Mortgage and any intervening related assignments, which assignment will be in recordable form; and

•	the title insurance policy, the appraisal report and other relevant documentation.

[Certain of the Mortgage Loans may have been registered with the Mortgage Electronic Registration System (“MERS”).  For these Mortgage Loans, the Custodian (or [    ]) will not have original documentation.  Instead the [Delaware Trustee][Securities Administrator] will be registered with MERS as the beneficial owner of such Mortgage Loans.]

[The Sale Agreements generally provide that if a document that should have been delivered to the Custodian is missing or defective and that defect or missing document materially and adversely affects the value of the related Mortgage Loan, the Loan Seller must deliver the missing document or correct or cure the defect, as applicable.  Such Loan Seller must deliver the missing document or cure the defect within 90-days (or 60-days in the case of [    ]) of notice of the defect or from the original date, as applicable, although, under certain circumstances, the cure period may be extended to 180-days or more from the date the defect is discovered.

The absence of, or the existence of a defect in, an original mortgage note, mortgage or certain other documents may limit the ability of the Servicers to enforce a mortgagor's obligations under the related Mortgage Loan and to foreclose on defaulted Mortgage Loans.  As noted above, if a loss would result from a missing or defective document, the Loan Seller will be obligated to repurchase that Mortgage Loan or to indemnify the Issuing Entity for any such loss.]

The Helping Families Save Their Homes Act of 2009 amends the Truth in Lending Act to require purchasers or assignees of mortgage loans secured by a borrower’s principal dwelling to mail or deliver notice to borrowers of the sale or transfer of their mortgage loan no later than 30 days after a sale or transfer.  The sale of the Mortgage Loans from the Depositor to the Issuing Entity will require that these notices be delivered and reflect the ownership of the Mortgage Loans by the Issuing Entity.  Failure to comply with these notice requirements may result in civil claims for actual and statutory damages against the Issuing Entity.  [The applicable Servicing Agreement will require the Servicer to deliver the required notices to borrowers.]

[Describe any additional provisions for curing mortgage loan defaults.]

Legal and Regulatory Provisions

[Insert information required by Item 1111(a)(6) regarding legal or regulatory provisions that may materially affect pool asset performance or payments.]

Representations and Warranties Regarding the Mortgage Loans

Pursuant to the terms of the related Sale Agreement, each Loan Seller made certain representations and warranties regarding the Mortgage Loans sold by it.  In connection with the transfer of the Mortgage Loans to the Delaware Trustee, GSMSC, which will acquire the Mortgage Loans from [GSMC and the other sponsors] immediately before they are transferred to the Delaware Trustee, will assign to the Delaware Trustee on behalf of the certificateholders all of its rights under the Sale Agreements, including the benefit of the representations and warranties therein.  The following is a general summary of certain representations and warranties as they appear in such agreements and is not a complete or precise summary of all of the representations and warranties made with respect to the Mortgage Loans.  In addition, certain of the representations and warranties set forth below may not have been made with respect to all of the Mortgage Loans. Each of the following representations was made by the related Loan Seller (unless otherwise indicated) as of the date that it sold the related Mortgage Loans:

[Describe deal-specific representations and warranties and enforcement mechanism.]

[Notwithstanding the Loan Seller’s obligation to repurchase the related mortgage loans in the event of a breach of a representation or warranty and satisfaction of the conditions described above, it is possible that the Loan Seller may not be capable of repurchasing any defective mortgage loans, for financial or other reasons.  In addition, in the event the Loan Seller becomes insolvent, a bankruptcy court may not enforce the repurchase remedies under the [        ]  agreement or any related indemnification provisions.  The inability of the Loan Seller to repurchase defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.  As a result, shortfalls in the distributions due on the certificates could occur.]

[Pursuant to the assignment, assumption and recognition agreements and the assignment of representations and warranties agreements, the Controlling Holder will have the right to enforce the obligation of the originators under the purchase agreements to cure, repurchase or substitute for or make an indemnification payment with respect to a mortgage loan. The obligations of the originators under the purchase agreements that are assigned to the Delaware Trustee for the benefit of the certificateholders are limited to the obligation to repurchase, substitute for or make an indemnification payment with respect to defective mortgage loans. If the Class Principal Balance of each of the Class [__] and Class [__] Certificates have been reduced to zero, then no entity will have any rights as a Controlling Holder. In this circumstance, all of the rights of the Controlling Holder described in this prospectus supplement would revert to the Delaware Trustee on behalf of the certificateholders. Pursuant to the trust agreement, the

Delaware Trustee will also have the right to enforce the obligation of the seller, if any, under the mortgage loan purchase agreement to cure the breach, or repurchase or substitute for a mortgage loan for which a breach has occurred.]

THE SPONSORS

[General

Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”) is one of the sponsors.  Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA.  Goldman Sachs Real Estate Funding Corp. is a wholly owned subsidiary of Goldman Sachs Bank USA.  GSMC is an affiliate of the underwriter and the depositor.

GSMC has been the sponsor of securitizations backed by non-prime and prime mortgage loans since 2001.  The following table describes the approximate volume of non-prime and prime mortgage loan securitizations sponsored by GSMC since 2001.

[Insert table]

For a description of material legal proceedings pending against the sponsor, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.]

[For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

[Describe other sponsors, if any]

Mortgage Loan Purchase Criteria

[Insert mortgage loan purchase criteria for the mortgage loans for the related series of certificates.]]

REPURCHASE ACTIVITY

 The following table provides information regarding the demand, repurchase and replacement history with respect to the residential mortgage loans securitized by the [Sponsor][Depositor] during the period from [       ] to [       ].]

[Insert table]

[Insert disclosure regarding the most recent Form ABS-15G filed by the securitizer and the CIK number of the securitizer.]

STATIC POOL INFORMATION

Information concerning each Sponsor's prior residential mortgage loan securitizations involving [fixed-rate][and][adjustable-rate] mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the Depositor is attached to this prospectus supplement as Appendix F.  Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage pool varies from each other as well as from the mortgage loans to be included in the Issuing Entity.  In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond a sponsor's control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the Issuing Entity.

The delinquency percentages were calculated [Insert applicable method].

[In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the Depositor at 200 West Street, New York, New York 10282-2198, Attention: [       ], telephone number (212) [       ].]

[THE ORIGINATORS

[Describe significant originators, if any, with respect to the mortgage loans.]

The information under this heading “The Originators” has been provided by [    ].

For a description of material legal proceedings pending against each originator contemplated in Item 1110(b) of Regulation AB, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.]

[________________ originated 20% or more of the pool assets.]  [Description of the originator(s)’ [that originated 20% or more of the pool assets] origination program and prior experience to be provided as applicable.]

[Significant Obligors – Describe significant obligors, if any, with respect to the mortgage loans.]

[For a description of certain affiliations, relationships and related transactions, to the extent known and material, between each originator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

THE DEPOSITOR

The Depositor is GS Mortgage Securities Corp., a Delaware corporation.  The Depositor is a wholly-owned subsidiary of The Goldman Sachs Group, Inc., a Delaware corporation, and is also an affiliate of Goldman, Sachs & Co., one of the Underwriters, and of GSMC, a Sponsor.  The Depositor will not have any business operations other than acquiring and securitizing residential mortgage assets and related activities.

For a description of material legal proceedings pending against the Depositor, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.

[For a description of certain affiliations, relationships and related transactions between the Depositor and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

THE SECURITIES ADMINISTRATOR

[           ] will act as securities administrator under the Trust Agreement.  [Information regarding the Securities Administrator to be provided for each series].

The Securities Administrator will perform certain obligations specified in the Trust Agreement with respect to making distributions on the offered certificates, including, but not limited to, registering and transferring the offered certificates and performing tax administration.  The Securities Administrator will act as certificate registrar of the certificates. The Depositor, the Master Servicer and the Servicers may maintain other banking relationships in the ordinary course of business with the Securities Administrator. Certificates may be surrendered and a copy of the Trust Agreement may be inspected at the corporate trust office of the Securities Administrator located at [       ].  The Securities Administrator's address for all other purposes is [       ],or such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Master Servicer and each Servicer.  The Trust Agreement provides that [       ], as Securities Administrator under the Trust Agreement, and its officers, employees or agents will be indemnified from the assets of the Issuing Entity and will be held harmless against any loss, liability or expense incurred by the Securities Administrator, arising out of its obligations under the Trust Agreement, other than incurred by reason of willful misfeasance, bad faith, negligence, willful misconduct or breach of contract in the performance of its duties under the Trust Agreement.

The Securities Administrator will be entitled to retain as compensation for its services, any interest or other income earned on funds on deposit in the Certificate Account pending distribution to certificateholders.

Under the terms of the Trust Agreement, the securities administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations, the preparation of monthly distribution reports, and the preparation and filing of tax returns on behalf of the trust REMICs, monthly reports on Form 10-D (based on information included in the monthly distribution date statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity.  The securities administrator also will act as paying agent and certificate registrar for the certificates.  [           ] has been engaged in the business of securities administration since [           ].  It has acted as securities administrator with respect to more than [           ] series of securities, and, as of [           ], was acting as securities administrator with respect to more than $[           ] of outstanding residential mortgage backed securities.

For information, with respect to the securities administrator's liability under the Trust Agreement and any indemnification that the securities administrator will be entitled to from the trust, see “The Master Servicer—Indemnification and Third Party Claims” in this prospectus supplement.

[For a description of material legal proceedings pending against the Securities Administrator, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.]

[For a description of certain affiliations, relationships and related transactions, to the extent known and material, between the securities administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

THE MASTER SERVICER

General

[           ] will act as the Master Servicer for the Mortgage Loans pursuant to the terms of the Trust Agreement.

[Information regarding the Master Servicer to be provided for each series.]

[For a description of material legal proceedings pending against the Master Servicer, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.]

[For a description of certain affiliations, relationships and related transactions, to the extent known and material, between the Master Servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

The information under this heading “—General” has been provided by [           ].

The Servicers will directly service the Mortgage Loans under the supervision and oversight of the Master Servicer.  The Master Servicer, however, will not be ultimately responsible for the servicing of the Mortgage Loans except to the extent described herein and as provided in the Trust Agreement.  In no event, however, will the Master Servicer have any duty to supervise any Servicer’s activities related to the servicing or administration of defaulted or delinquent Mortgage Loans or the management and disposition of any REO Properties.

Compensation of the Master Servicer

As compensation for its services as Master Servicer, [           ] will be entitled to receive a portion of the interest or investment income earned by it on amounts deposited in, or credited to, the Master Servicer Account (the “Master Servicing Fee”).  The remainder of any interest or investment income earned on such amounts deposited in, or credited to, the Master Servicer Account will not be available for distribution to certificateholders.  In the event the Master Servicer assumes the duties of a Servicer under any Sale and Servicing Agreement, it shall be entitled to receive, as compensation, the servicing fees and other compensation that would have been payable to the Servicer under the related Sale and Servicing Agreement.

Under the terms of the Trust Agreement, the Master Servicer will either retain or withdraw from the Master Servicer Account, (a) the Master Servicing Fee with respect to each Distribution Date, (b) amounts necessary to reimburse itself for any previously unreimbursed P&I Advances, and any P&I Advances the Master Servicer deems to be nonrecoverable from the related Mortgage Loan proceeds, (c) reimbursement of any amounts with respect to which it is entitled to be indemnified in accordance with the terms of the Trust Agreement, subject to the limit on such amounts described under “—Indemnification and Third Party Claims” below, and (d) any other amounts it is entitled to receive under the terms of the Trust Agreement.  The Master Servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

The Master Servicer will be obligated to pay the costs associated with monitoring the Servicers (including the costs of terminating any Servicer, appointing a successor servicer or the costs of transferring servicing to the Master Servicer) and may be reimbursed for those costs by the terminated servicer.  To the extent servicing transfer costs are not paid by the terminated Servicer, the Master Servicer will be entitled to reimbursement from the Issuing Entity for out-of-pocket costs associated with the transfer of servicing of any of the Mortgage Loans from a Servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims

The Master Servicer will agree to indemnify the Depositor, the Securities Administrator and the Trustee and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer’s representations and warranties set forth in the Trust Agreement.  The enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Securities Administrator and the Trustee constitutes the sole remedy of the Depositor, the Securities Administrator and the Trustee in the event of a breach of the Master Servicer's representations and warranties.  Such indemnification will survive termination of the Master Servicer as Master Servicer under the Trust Agreement, and the termination of the Trust Agreement. Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the Trust Agreement will accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice by any one of those parties to the other parties.

The Master Servicer will indemnify the Depositor, the Securities Administrator and the Trustee, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor or the Trustee may sustain as a result of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the Trust Agreement.  The Depositor, the Securities Administrator and the Trustee shall promptly notify the Master Servicer if a claim is made by a third party under the Trust Agreement or any of the Mortgage Loans which entitles the Depositor or the Trustee to indemnification by the Master Servicer under the Trust Agreement. The Master Servicer will assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

The Issuing Entity will indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to the Trust Agreement, the Sale and Servicing Agreements, any agreement assigning any of the Sale and Servicing Agreements to the Issuing Entity, the custody agreements or the certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer's representations and warranties in the Trust Agreement or (ii) the Master Servicer's willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement.  The Master Servicer may reimburse itself for any such indemnified amount from funds on deposit in the Master Servicer Account.  Amounts available to pay indemnified costs and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent those costs are not reimbursed out of amounts allocated for reimbursement or from other sources described in “—Compensation of the Master Servicer” above.

Limitation of Liability of the Master Servicer

Neither the Master Servicer nor any of its directors, officers, employees or agents will be liable to the Trustee, the Depositor, the Securities Administrator or the certificateholders for any action taken, or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment; provided, however, that the Master Servicer or any such person will not be protected from any liability for its willful misfeasance, bad faith or negligence in the performance of its duties under the Trust Agreement. The Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties as Master Servicer with respect to the Mortgage Loans in accordance under the Trust Agreement and that in the opinion of the Master Servicer may involve it to any expense or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties to the Trust Agreement and the interests of the certificateholders under the Trust Agreement.  In the event of any litigation regarding the Master Servicer's duties, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the Issuing Entity.

The Master Servicer will not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and the damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers.

Assignment or Delegation of Duties by the Master Servicer; Resignation

The Master Servicer may not assign or transfer any of its rights, benefits or privileges under the Trust Agreement to any other person, or delegate to or subcontract with, or authorize or appoint any other person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Depositor; provided, however, that the Master Servicer may, with the prior written consent of the Trustee, the Securities Administrator and the Depositor (which consents shall not be unreasonably withheld), and upon satisfaction of the Rating Agency Condition, delegate or assign to or subcontract with or authorize or appoint any qualified person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under the Trust Agreement. If, pursuant to any provision of the Trust Agreement, the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the Trust Agreement will be payable to the successor master servicer, but in no event may the fees and compensation exceed the compensation payable to the predecessor Master Servicer.

[“Rating Agency Condition” with respect to any event or circumstance and Hired Agency, means either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in the Hired Agency’s published ratings criteria to this effect) by that Hired Agency that the occurrence of such event or circumstance will not cause the Hired Agency to downgrade, qualify or withdraw its rating assigned to any class of the certificates or (b) that the Hired Agency has been given notice of the event or circumstance at least [ten] calendar days prior to the occurrence of the event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable and is acceptable to the Hired Agency) and the Hired Agency has not issued any written notice that the occurrence of the event or circumstance will itself cause it to downgrade, qualify or withdraw its rating assigned to any class of the certificates.  Notwithstanding the foregoing, no Hired Agency has any duty to review any notice given with respect to any event, and it is understood that the Hired Agency may not actually review notices received by it prior to or after the expiration of the [ten] calendar day period described in (b) above. Further, each Hired Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any class of the certificates at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or clause (b) above.]

Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor to the Master Servicer under the Trust Agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the Trust Agreement; provided, however, that the successor or resulting person must be a person (or have an affiliate) that is qualified and approved to service mortgage loans for Fannie Mae and Freddie Mac (provided that if such entity is an affiliate, it must agree to service the Mortgage Loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and have a net worth of not less than $25,000,000.

The Master Servicer may not resign unless the Master Servicer's duties under the Trust Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured.  Any determination permitting the resignation of the Master Servicer must be evidenced by an Opinion of Counsel prepared by counsel to the Master Servicer and delivered to the Securities Administrator, the Trustee and the Depositor.  No resignation will become effective until the Trustee has assumed, or a successor master servicer appointed by the Trustee has assumed, the Master Servicer's responsibilities and obligations under the Trust Agreement.

Master Servicer Events of Default; Waiver; Termination

Under the terms of the Trust Agreement, each of the following shall constitute a “Master Servicer Event of Default” by the Master Servicer: (a) any failure by the Master Servicer to remit to the Securities Administrator any payment required to be made under the Trust Agreement that continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, has been given to the Master Servicer by the Securities Administrator; (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in the Trust Agreement, which failure continues unremedied for a period of [30] days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Master Servicer by the Securities Administrator; (c) failure by the Master Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Properties are located, if such license is required; (d) certain events of bankruptcy, insolvency, conservatorship or receivership with respect to the Master Servicer; (e) an affiliate of the Master Servicer that performs any back-up servicer duties of the Master Servicer or any servicing duties assumed by the Master Servicer as successor servicer under any Sale and Servicing Agreement ceases to meet the qualifications of a servicer approved by Fannie Mae or Freddie Mac; (f)  the Master Servicer attempts to assign the Trust Agreement or its responsibilities under the Trust Agreement or delegate its duties under the Trust Agreement (or any portion thereof), without the consent of the Trustee and the Depositor or (g) the indictment of the Master Servicer for the taking of any action by the Master Servicer, any employee thereof, any affiliate or any director or employee thereof, that constitutes fraud or criminal activity in the performance of its obligations under the Trust Agreement, in each case, where the action materially and adversely affects the ability of the Master Servicer to perform its obligations under the Trust Agreement (subject to the condition that the indictment is not dismissed within 90 days).

By written notice, the Trustee may waive any default by the Master Servicer in the performance of its obligations under the Trust Agreement and its consequences.  Upon any waiver of a past default, the default will cease to exist, and any Master Servicer Event of Default arising from that default will be deemed to have been remedied for every purpose under the Trust Agreement.

So long as a Master Servicer Event of Default remains uncured, the Trustee may by notice in writing to the Master Servicer, terminate the Master Servicer for cause.  Upon any termination of the Master Servicer, it shall prepare, execute and deliver to any successor entity designated by the Securities Administrator or the Trustee, any and all documents and other instruments related to the performance of its duties under the Trust Agreement and, any mortgage files related to any pool of Mortgage Loans with respect to which it acts as a successor servicer in each case, at the Master Servicer's expense.  The Master Servicer shall cooperate with the Securities Administrator and the Trustee and such successor master servicer to effectively transfer its duties under the Trust Agreement.

Reports by the Master Servicer

As set forth in the Trust Agreement, on a date preceding the applicable Distribution Date, each Servicer and the Master Servicer will be required to deliver to the Securities Administrator a servicer remittance report setting forth the information necessary for the Securities Administrator to make the distributions set forth under “Description of the Certificates—Distributions of Interest on the Certificates” and “—Distributions of Principal on the Certificates” in this prospectus supplement and containing the information to be included in the distribution statement for that Distribution Date delivered by the Securities Administrator.

Assumption of Master Servicing by Trustee

In the event the Master Servicer is terminated, the Trustee (or its designee) shall assume all of the rights and obligations of the Master Servicer under the Trust Agreement and under each Sale and Servicing Agreement under which the Master Servicer is acting as Servicer, or, subject to satisfaction of the Rating Agency Condition with respect to the Hired Agencies, the Trustee may appoint a Freddie Mac- or Fannie Mae-approved servicer that is acceptable to the Depositor.  The Trustee, its designee or any successor Master Servicer appointed by the Trustee, will be deemed to have assumed all of the Master Servicer's rights, duties and obligations under the Trust Agreement and any Sale and Servicing Agreement pursuant to which the Master Servicer has assumed the duties of the Servicer, to the same extent as if those agreements had been assigned to the Trustee, its designee or any successor master servicer, except that the Master Servicer will not be relieved of any liability or obligation under the Trust Agreement or any Sale and Servicing Agreement accruing prior to its replacement as Master Servicer, and agrees to indemnify and hold harmless the Trustee (and any successor Master Servicer appointed by the Trustee) from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee (or the successor) as a result of such liability or obligations of the Master Servicer and in connection with the transfer of master servicing and the Trustee's assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities under the Trust Agreement.  To the extent any such costs and expenses are not paid by the Master Servicer, the Trustee may be reimbursed by the Trust for such costs and expenses.

There may be a transition period of not more than 90-days during which the actual transfer of master servicing is effected; provided, however, that neither the terminated Master Servicer nor the Trustee, as applicable, will be relieved of any of its responsibilities under the Trust Agreement during such transition period.

If the Master Servicer has resigned or been terminated, upon request of the Trustee (but at the expense of such Master Servicer), the Master Servicer shall deliver to any successor all documents and records relating to each Sale and Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Sale and Servicing Agreement to any successor party.

THE SERVICERS

The Mortgage Loans will initially be serviced by [           ] and various other mortgage loan servicers (the “Servicers”).  The percentage of Mortgage Loans serviced by each Servicer for each Collateral Group (by aggregate scheduled principal balance of the Mortgage Loans in that Collateral Group) and for all of the Mortgage Loans in the aggregate (by aggregate scheduled principal balance for all of the Mortgage Loans), as of the Cut-off Date, may be found in Appendix B.

It is possible that certain of the Mortgage Loans will be transferred for servicing to one or more other servicers in the future in accordance with the provisions of the Trust Agreement and the related servicing agreement, with respect to all of the Mortgage Loans, as a result of the occurrence of unremedied Events of Default (as defined herein).  Such servicer or servicers to whom such servicing may be transferred will be acceptable to the Hired Agencies, will have a net worth of at least $25,000,000 and will be a Fannie Mae/Freddie Mac-approved servicer in good standing.

[Information regarding Servicers to be provided for each series.]

[For a description of material legal proceedings pending against any Servicer, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.]

[For a description of certain affiliations, relationships and related transactions, to the extent known and material, between any Servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

Servicing Compensation and the Payment of Expenses

A servicing fee (the “Servicing Fee”) for each Mortgage Loan will be payable to each Servicer at a per annum rate (the “Servicing Fee Rate”) equal to [           ]% (except in the case of [           ] Mortgage Loans, [           ]%) of the scheduled principal balance of each Mortgage Loan it services.  The right of each Servicer to receive Servicing Fees or other compensation (to the extent actually collected), or for the reimbursement of Advances, is senior to the rights of certificateholders.  Each Servicer is entitled to retain as additional servicing compensation certain ancillary fees, such as assumption fees and late fees, to the extent that such fees are collected from mortgagors and exceed any other amounts due and payable on the related Mortgage Loan, and any interest or other income earned on funds held in the related Collection Account.

Collection and Other Servicing Procedures

The servicing agreements entered into with the respective Servicers (the “Servicing Agreements”) generally require that the related Servicer proceed diligently to collect all payments called for under the mortgage loans serviced by it, consistent with such Servicing Agreement, and with respect to each Mortgage Loan in substance to follow servicing practices it customarily employs and exercises in servicing and administrating mortgage loans for its own account and which are generally consistent with Fannie Mae standards and accepted servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the mortgage loans serviced by it.

Each Servicer will be required to deposit in a Collection Account, generally no later than the second Business Day following receipt, amounts collected on the Mortgage Loans and other amounts that will be listed under “Credit Enhancement—Reserve and Other Accounts” in the prospectus. Each Servicing Agreement requires that such funds be held in a time deposit or demand account with a depositary institution the long term unsecured debt ratings of which are rated in the two highest ratings categories of the Hired Agencies.

Pursuant to each Servicing Agreement, the related Servicer will establish and maintain accounts (each, an “Escrow Account”) into which certain mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, standard hazard insurance premiums, and other comparable items.  Withdrawals from an Escrow Account maintained for mortgagors may be made to effect timely payment of taxes, assessments, or comparable items, to reimburse the Servicer for any Advances made with respect to a Mortgage Loan (but only from amounts received on the Mortgage Loan which represent late collections of escrowed amounts under that Mortgage Loan), to refund to mortgagors amounts determined to be overages, to pay interest on balances in the Escrow Account to the Servicer, or if required by law, to the related mortgagors, to repair or otherwise protect the Mortgaged Property and to clear and terminate such account.  Each Servicer will be responsible for the administration of the Escrow Accounts maintained by it and will generally be obligated to make advances to such accounts when a deficiency exists therein.

Advances

For each Mortgage Loan, the applicable Servicer will be obligated to make advances of principal and interest (“P&I Advances”) to the related Collection Account on or before the 18th day of each month, or if such day is not a Business Day, on the immediately preceding or next succeeding Business Day, as specified in the applicable Sale and Servicing Agreement, (the “Servicer Remittance Date”) to cover any shortfall between (i) Monthly Payments for that Mortgage Loan and (ii) the amounts actually collected on account of those payments.  In addition, the applicable Servicer will be obligated to advance amounts necessary to preserve the Trust's interest in the Mortgaged Properties or the Mortgage Loans, such as property taxes or insurance premiums that the applicable mortgagor failed to pay.  These advances are referred to as “Servicing Advances” (and, together with P&I Advances, “Advances”).  However, if a Servicer determines, in good faith, that an otherwise required Advance would not be recoverable from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or other amounts collected on the particular Mortgage Loan, it will not be obligated to make an Advance.  Advances are reimbursable to the Servicers from cash in the related Collection Account before payments to the certificateholders if a Servicer determines that Advances previously made are not recoverable from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or other amounts recoverable for the applicable Mortgage Loan.  The Master Servicer, acting as successor servicer, will advance its own funds to make P&I Advances if a Servicer is required but fails to do so (unless the P&I Advance is deemed by the Master Servicer to be nonrecoverable) as required under the Trust Agreement; and if the Master Servicer has been terminated or has resigned and no successor master servicer has assumed the duties of Master Servicer under the Trust Agreement, then the Trustee (acting as successor master servicer) will be obligated to make such P&I Advances (unless the P&I Advance is deemed by the Trustee to be nonrecoverable) pursuant to the terms of the Trust Agreement.

Upon liquidation of a Mortgage Loan, the related Servicer or Master Servicer, as applicable, will be entitled to reimbursement of Advances.  Each Servicer will be entitled to withdraw (or debit) from the related Collection Account out of the Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds recovered on any defaulted Mortgage Loan, prior to the calculation of the percentage of the Available Distribution Amount representing its normal servicing compensation on the applicable Mortgage Loan, unreimbursed Advances made on the Mortgage Loan.  If a Servicer has expended its own funds to restore a damaged Mortgaged Property and such funds have not been reimbursed under any insurance policy, it will be entitled to withdraw (or debit) from the related Collection Account out of related Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the certificateholders may suffer a loss up to the amount so expended.  The rights of each Servicer and the Master Servicer to receive Servicing Fees and Master Servicing Fees, respectively, or other compensation (to the extent actually collected), or for the reimbursement of Advances from collections on the related Mortgage Loans are senior to the rights of certificateholders to receive distributions of interest and principal on the certificates on each Distribution Date.

Maintenance of and Claims Under Insurance Policies and Other Realization upon Defaulted Mortgage Loans

Each Servicer will cause to be maintained for each Mortgage Loan serviced by it hazard insurance such that all buildings upon the Mortgaged Property are insured, generally by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and hazards, with extended coverage customary in the area where the Mortgaged Property is located.  The insurance amount must be at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the mortgagor or the loss payee from becoming a co-insurer.  Generally, if a hazard insurance policy shall be in danger of being terminated, or if the insurer shall cease to be acceptable, the Servicer shall notify the related mortgagor, and the Trustee, and shall use its best efforts, as permitted by applicable law, to cause the mortgagor to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy.  In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with an insurance carrier acceptable to Fannie Mae or Freddie Mac equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the Mortgage Loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

If a mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current federal requirements, and secure from the owner's association its agreement to notify such Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material affect on the value of the Mortgaged Property as security.

Each Servicer is required to maintain hazard and flood insurance on REO property (i.e., real property acquired following foreclosure as to which a realized loss has not yet been taken) related to Mortgage Loans serviced by it similar to the insurance required above, as well as liability insurance.  A Servicer may satisfy its obligation to cause the foregoing insurance to be maintained by obtaining a blanket policy on all of the Mortgage Loans, which policy satisfied the requirements set forth above.

All policies are required to name the related Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30-days' prior written notice of any cancellation, reduction in amount or material change in coverage.

Evidence as to Servicing Compliance

On or prior to March 15th of each year, commencing with March 15, 20[           ], each Servicer and the Master Servicer will be required to deliver to the Depositor an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of its performance under the Trust Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Trust Agreement in all material respects throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying such failure known to the officer and the nature and status thereof.

In addition, on or prior to March 15th of each year, commencing with March 15, 20[           ], each party that participates in the servicing and administration of more than 5% of the Mortgage Loans and any other assets of the Issuing Entity (including, without limitation, the Trustee, the Securities Administrator, the Master Servicer, each Custodian and each Servicer) will be required to deliver annually to the Depositor and/or the Securities Administrator, as applicable, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) applicable to such party that contains the following:

(a)      a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

(b)      a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)      the party's assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)      a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

Fidelity bonds and errors and omissions policies are also required to be maintained by each Servicer under the applicable Sale and Servicing Agreement.

Servicer Events of Default

Events of default (“Events of Default”) under each Servicing Agreement will generally consist of:

(1)        any failure by the Servicer to make any remittances or deposits required under such Servicing Agreement, which failure continues unremedied for the period specified in such Servicing Agreement, after the date the Master Servicer or the Trustee has given written notice of such failure to the Servicer;

(2)        any failure by the Servicer to observe or perform in any material respect any covenant or agreement by the Servicer in the Servicing Agreement or in the related custodial agreement, if applicable, which failure continues unremedied for a period of 60-days, or in some cases 30-days after written notice of the failure, requiring the same to be remedied by the Servicer has been given (or, in some cases, caused to be given) by the Master Servicer, the Trustee or the applicable Custodian, in some cases, or received by the Servicer, in other cases;

(3)        failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where a Mortgaged Property related to a mortgage loan serviced by it is located;

(4)        certain events relating to insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings to the extent not discharged or stayed within 60-days or in some cases 30-days and certain actions by or on behalf of the Servicer indicating its insolvency;

(5)        the Servicer admitting in writing its inability to pay its obligations as they become due;

(6)        the Servicer ceases to qualify as a Fannie Mae or Freddie Mac approved servicer;

(7)        the Servicer without consent of the mortgage owner attempts to assign the Servicing Agreement or its servicing responsibilities or to delegate its duties under the Servicing Agreement or any portion thereof; and

(8)        any breach of the representations and warranties regarding the servicer which materially and adversely affect the value of the related mortgage loans or interest of the owner.

Certain of the Events of Default described above may not apply to all of the Mortgage Loans.

Rights upon Events of Default

So long as an event of default under a Servicing Agreement as described in the preceding paragraph remains unremedied after the lapse of any applicable grace period, the Master Servicer may, and at the direction of holders of certificates evidencing not less than 66% of the voting rights of the certificates shall, by notice in writing to the related Servicer, terminate all of the rights and obligations of such Servicer, in its capacity as Servicer, under the Servicing Agreement.  Upon receipt by a Servicer of notice of termination, the Master Servicer will appoint a successor servicer acceptable to the Master Servicer and the Securities Administrator and such successor servicer shall succeed to all the responsibilities, duties and liabilities of such Servicer under the Servicing Agreement (other than any obligation to repurchase any Mortgage Loan) and will be entitled to similar compensation arrangements.  There may be a transition period of not more than 90-days during which the actual transfer of servicing is effected; provided, however, that neither the Master Servicer nor the applicable terminated Servicer will be relieved of any of its responsibilities under the applicable Servicing Agreement or the Trust Agreement during such transition period.  In the event the Master Servicer is unable to timely appoint a successor servicer, or if the holders of certificates evidencing not less than 51% of the voting rights request in writing, the Trustee shall appoint or petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, with a net worth of at least $25,000,000 to act as successor to the Servicer under such Servicing Agreement.  Pending such appointment, the Trustee is obligated to act in such capacity.  The Master Servicer and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the terminated Servicer under such Servicing Agreement.  In addition, holders of certificates evidencing at least 66% of the voting rights of certificates affected by an event of default under a Servicing Agreement may waive that event of default; provided, however, that (a) an event of default with respect to the Servicer's obligation to make Servicing Advances or P&I Advances may be waived only by all of the holders of certificates affected by that event of default, and (b) no such waiver is permitted that would have a material adverse affect on any non-consenting holder of certificate(s).

Certain Matters Regarding the Servicers

Generally, a Servicer may not assign its Servicing Agreement or the servicing under that Servicing Agreement, or delegate all or any portion of its rights or duties, nor sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Securities Administrator, the Trustee and the Master Servicer, which consent will not be unreasonably withheld.  The respective obligations and responsibilities of a Servicer under the related Servicing Agreement may be terminated by mutual consent of that Servicer and the Master Servicer in writing.

Generally, a Servicer may not resign from its obligations and duties imposed on it by its Servicing Agreement except (i) by mutual consent of such Servicer, the Securities Administrator, the Trustee and the Master Servicer or (ii) in certain cases, upon the determination that its duties are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer.  Generally, any such determination permitting the resignation of a Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Securities Administrator, the Trustee and the Master Servicer which opinion of counsel shall be in form and substance acceptable to the Securities Administrator, the Trustee and the Master Servicer.  No resignation of a Servicer shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations in the manner provided in the related Servicing Agreement.

Generally, the Servicing Agreements provide that any company into which a Servicer is merged or consolidated will succeed automatically to the duties of such Servicer, provided that such entity is a Fannie Mae/Freddie Mac approved servicer and provided, further, that such entity has the minimum net worth specified in the related Servicing Agreement, such entity is an institution whose deposits are insured by the Federal Deposit Insurance Corporation or a company whose business includes the origination and servicing of mortgage loans.

Without in any way limiting the generality of the foregoing, and except in the case of certain mergers, if a Servicer either assigns the Servicing Agreement or its servicing responsibilities or delegates all or a portion of its duties or sells or otherwise disposes of all or substantially all of its property or assets, without the prior written consent of the Master Servicer, then the Master Servicer will generally have the right to terminate the related Servicing Agreement upon notice, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

The Master Servicer may, and upon the direction of holders of certificates evidencing no less than 66% of the voting rights of the certificates shall, terminate a Servicer without cause, subject to payment as liquidated damages of any termination fee set forth in the related Servicing Agreement. Notwithstanding the foregoing, the Master Servicer may not terminate a Servicer without cause unless a successor servicer is appointed concurrently with such termination, and such successor servicer (or a third party on its behalf) pays such Servicer any amounts specified in the related Servicing Agreement.  Any successor servicer appointed to service the related Mortgage Loans following such a termination shall be an established mortgage loan servicing institution, must be reasonably acceptable to the Master Servicer, must be acceptable to each Hired Agency for purposes of maintaining its then-current ratings of the certificates, and must comply with any further requirements under the related Servicing Agreement.

The Servicing Agreements generally provide that neither the related Servicer nor any of the directors, officers, employees or agents of such Servicer shall be under any liability to the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to such Servicing Agreement, or for errors in judgment; provided, however, that this provision shall not protect such Servicer or any such person against any breach of warranties or representations made in such Servicing Agreement, or failure to perform its obligations in strict compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement.  The Servicers are generally not under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective duties to service the mortgage loans in accordance with the related Servicing Agreement and which in its opinion may involve it in any expense or liability; provided, however, that in some cases, a Servicer may, with the consent of the Master Servicer, undertake any such action which it deems necessary or desirable in respect of the related Servicing Agreement and the rights and duties of the parties thereto.  In such event, such Servicer shall be entitled to reimbursement from the assets of the Issuing Entity of the reasonable legal expenses and costs of such action as provided in the related Servicing Agreement.

[Describe servicer modification history/program]

[Acquisition of Mortgage Loans Under Eminent Domain

The Trustee will promptly notify the Master Servicer and the Securities Administrator in writing if it has received notice that any governmental entity intends to acquire a Mortgage Loan through the exercise of its power of eminent domain.  The Master Servicer will, or will cause the related Servicer to, obtain a valuation on the related property in the form of a broker’s price opinion or another valuation method that such Servicer deems appropriate.  The Trustee or the Securities Administrator will be obligated to notify the certificateholders that it has received notice that a governmental entity intends to acquire a Mortgage Loan through the exercise of its power of eminent domain and of the results of the valuation of the related property obtained.  The Trustee will take actions with respect to the action of the governmental authority as are consistent with the instructions of the holders of at least a [majority] of the certificates.  In connection with any such action, Trustee will pursue reimbursement for its fees, costs and expenses from such governmental entity if directed to do so by the holders of at least a [majority] of the certificates.  If the Trustee recovers any such fees, costs and expenses, it will be obligated to reimburse such amounts to the certificateholders unless the holders of at least a [majority] of the certificates have not satisfied its obligations to pay the fees, costs, expenses and indemnities of the Trustee in taking such action, in which case such amounts will be retained by the Trustee for such purpose.  To the extent not reimbursed by the governmental entity or the Certificateholders, the Trustee will be entitled to reimbursement by the Issuing Entity.]

CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES

Goldman Sachs Mortgage Company, a sponsor, is an affiliate of GS Mortgage Securities Corp., the depositor, and of Goldman, Sachs & Co., one of the underwriters.

[Describe any other affiliations, including as funding provider, interest rate swap provider, servicer, etc.]

PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES

[Insert disclosure regarding pending litigation involving transaction parties, if applicable.]

PRE-OFFERING REVIEW OF THE MORTGAGE LOANS

General

The [Sponsor][Depositor], prior to including the Mortgage Loans in the issuing entity, [conducted a review of the Mortgage Loans and] [engaged [            ], a third-party loan review firm [(the “Diligence Provider”), to [conduct][assist in conducting] a review of the Mortgage Loans included in the Mortgage Pool.  See “—Diligence Provider” below], for the purpose of providing reasonable assurance that the disclosure regarding the mortgage pool in the prospectus supplement is accurate in all material respects.  The review carried out by the [Sponsor][Depositor] [and the Diligence Provider] are referred to together as the “Pre-offering Review.”  [The [Sponsor][Depositor] attributes all findings and conclusions of the Pre-offering Review described below to itself].

The Pre-offering Review consisted of a credit review, a compliance review, a property valuation review of the independent appraisals of the Mortgaged Properties that were obtained in connection with the origination of those Mortgage Loans (referred to herein as the “Original Appraisals”) and [specify such other review], each as more fully described below].  None of the procedures conducted as part of the Pre-offering Review constituted, either separately or in combination, an independent underwriting of the Mortgage Loans.  [It is also important to note that the procedures conducted as part of the review of the Original Appraisals were not re-appraisals of the Mortgaged Properties. To the extent that valuation tools were used as part of the appraisal review process (and estimates of current value were obtained using these tools) they should not be relied upon as providing an assessment of value of the Mortgaged Properties comparable to that which an appraisal might provide.]

[    ] Mortgage Loans, or approximately [    ]% of the Mortgage Loans (by aggregate scheduled principal balance) included in the Mortgage Loans, were subject to the [credit, compliance and appraisal review] described below.  The [Sponsor][Depositor][Diligence Provider] selected the Mortgage Loans for review [at random][under an adverse selection process][other][, with controls in place to ensure that the sample mortgage pool exhibited [substantially similar geographic distribution and seasoning of the Mortgage Pool][a confidence level of [    ]%]], and intended to capture a representative portion of the Mortgage Pool.  [Insert additional description of sample selection methodology].  [No] Mortgage Loans were excluded from the Mortgage Pool as a result of any findings from the credit and compliance review or the appraisal review.  Based on the results of each of the credit, compliance and valuation review, the sample mortgage pool was expanded to include Mortgage Loans having the following characteristics, as further described below: [    ]

[The [Sponsor’s] pre-offering review also included a component consisting of procedures designed to verify the [Sponsor’s] data regarding the characteristics of the mortgage loans, which data were used to generate the numerical information about the mortgage pool included in this prospectus supplement. In addition, the review included the recalculation by a [third party] of numerical disclosures regarding the mortgage loans selected by the sponsor and appearing in this prospectus supplement. The [Sponsor] determined the nature, extent, timing and level of assistance provided by the [third party] and the [Sponsor] attributes all findings and conclusions of the review to itself.]

See “—Limitations of the Pre-offering Review Process” below and “Risk Factors—Pre-offering Review of the Mortgage Loans May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses” for additional information regarding the limitations of the Pre-offering Review.

[Diligence Provider[s]

[The information set forth in the following paragraphs has been provided by [                ].]

[[                ], (“[                ]”) will act as the diligence provider (the “Diligence Provider”) with respect to the securitization.]

[Description of Diligence Provider[s]]

Credit Review

The [Sponsor][Depositor][Diligence Provider] conducted a credit review of [    ] Mortgage Loans, or approximately [    ]% of the Mortgage Loans (by aggregate scheduled principal balance) included in the Mortgage Loans.  The credit review conducted by [Sponsor][Depositor][Diligence Provider]  included, for each Mortgage Loan reviewed, a review of the documentation in the related Mortgage File relating to the creditworthiness of the borrower (and any co-borrower), and an assessment of whether the characteristics of the Mortgage Loan and the borrower (and any co-borrower) specified on the loan data tape provided to the [Sponsor][Depositor][Diligence Provider]  reasonably conformed to the data contained in the loan documentation included in the Mortgage File and the underwriting guidelines.  As part of this review, any exceptions to the underwriting guidelines that were permitted by the Seller and related compensating factors were reviewed.  See “Description of the Mortgage Pool—Underwriting Guidelines” for the underwriting guidelines applicable to the Mortgage Loans, and “Description of the Mortgage Pool—General” for additional information regarding exceptions to the underwriting guidelines, which information was derived from documentation contained in the Mortgage File.

Investors should note that only those [    ] Mortgage Loans reviewed as described above were subject to any credit review as part of the Pre-offering Review and that Mortgage Loans not reviewed as described above were not the subject of a credit review.  See “—Limitations of the Pre-offering Review Process,” below and “Risk Factors—Pre-offering Review of the Mortgage Loans May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses.”

Compliance Review

The [Sponsor][Depositor][Diligence Provider] conducted a compliance review of [    ] Mortgage Loans, or approximately [    ]% of the Mortgage Loans (by aggregate scheduled principal balance) included in the Mortgage Pool.  The compliance review conducted by [Sponsor][Depositor][Diligence Provider]  included, for each Mortgage Loan reviewed, a review for compliance with applicable federal, state and local laws and regulations, including predatory lending and  truth-in-lending statutes.  The [Sponsor][Depositor][Diligence Provider] noted [    ] Mortgage Loans with compliance exceptions.  [insert description]

Investors should note that only those [    ] mortgage loans reviewed as described above were subject to any compliance review as part of the [Sponsor]’s pre-offering review and that Mortgage Loans not reviewed as described above were not the subject of a credit or compliance review.  See “—Limitations of the Pre-offering Review Process,” below and “Risk Factors—Pre-offering Review of the Mortgage Loans May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses.”

Property Valuation Review

As part of the Pre-offering Review, [    ] Mortgage Loans, or approximately [    ]% of the Mortgage Loans (by aggregate scheduled principal balance as of the Cut-off Date) included in the Mortgage Pool, were also selected for a review of the original appraisal of the Mortgaged Property obtained in connection with the origination of the Mortgage Loan.  The purpose of this review was to assess compliance with the Seller’s appraisal guidelines and standards in effect at the time of origination [and in some cases, obtain estimates of current values of Mortgaged Properties for Mortgage Loans originated more than [    ] months ago].

The original appraisal of the Mortgaged Property was reviewed by an on-staff underwriter employed by the [Sponsor][Depositor][Diligence Provider], who assessed compliance with the appraisal guidelines and, as part of this assessment, made a determination regarding the reasonableness of the value of the Mortgaged Property set forth in the original appraisal.  This reasonableness determination was generally made by analyzing [the comparable sales listed in the original appraisal and other publicly available information][an AVM or BPO (each defined and described below)] or used other value reconciliation methodologies to determine whether there was support for the reasonableness of the original appraised value, including comparisons to publicly available market data.

Of the [    ] Mortgage Loans for which the original appraisal of the Mortgaged Property was reviewed by the [Sponsor][Depositor][Diligence Provider], there were [    ] Mortgage Loans as to which the original appraisal did not support the value set forth in that original appraisal.  For this purpose, the [Sponsor][Depositor][Diligence Provider] concluded that the appraised value was not supported if the value of the Mortgaged Property might have a negative variance of [    ]% or more from the appraised value.  A further review and analysis of those [    ] Mortgage Loans was conducted.  [Describe further review].  After that further review and analysis, the [Sponsor][Depositor][Diligence Provider] determined to include those [    ] Mortgage Loans in the Mortgage Pool, which [    ] Mortgage Loans represented approximately [    ]% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.  Investors should note that the appraised values used in the original Loan-to-Value Ratios and Combined Loan-to-Value Ratios in this prospectus supplement have not been revised to reflect any results of the appraisal reviews.

[“AVMs” are statistical algorithms that provide a range of estimated property values based on disclosed factual data such as the size of the house, the number of bedrooms and bathrooms, age and proximity to comparable sales collected from historical information accessed through county records and, in some cases, appraisal reports. Comparable sales used in these algorithms are automatically selected and consist of all similarly sized and located properties. The estimation of value produced by an AVM can be quite different from that provided by an appraisal or a BPO due to, among other factors, property uniqueness, upgrades, interior or exterior quality and overall condition. In some cases, AVMs are not available. This may be due to numerous factors including limited comparable sales, a wide range of property values over a concentrated area, or unique property characteristics that are difficult to value.]

[“BPOs” are estimates of property values rendered by real estate agents based on a review of comparable sales and a review of the property characteristics and conditions based on an external view from the nearest public property, which is typically from the street on which the property is located. Providers of BPOs are not certified appraisers and, like estimates obtained through the use of AVMs, BPOs do not take into account the condition of the interior or other factors not easily viewed from outside of the property. Comparable sales used to determine the value range are selected by the broker based on commonalities such as size, location and conditions.]

Limitations of the Pre-offering Review Process

As noted above under the Risk Factor captioned “Pre-offering Review of the Mortgage Loans May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses,” there can be no assurance that the Pre-offering Review uncovered all relevant factors relating to the origination of the Mortgage Loans, their compliance with applicable federal, state and local laws and regulations and the original appraisals relating to the Mortgaged Properties or uncovered all relevant factors that could affect the future performance of the Mortgage Loans.  The Pre-offering Review did not include all of the Mortgage Loans included in the Mortgage Pool and the Mortgage Loans that were included in the Pre-offering Review may have characteristics that were not discovered, noted or analyzed as part of the Pre-offering Review that could, nonetheless, result in those Mortgage Loans failing to perform in the future.  Differences may exist among and between estimated valuations due to the subjective nature of estimated valuations and appraisals, particularly between different appraisers and brokers estimating valuations or performing appraisals at different points in time.

[Describe other limitations]

The pre-offering review did not constitute an independent re-underwriting of the Mortgage Loans or a guarantee of the future performance of any of the Mortgage Loans.

Investors should make their own determination as the extent to which they place reliance on the limited review procedures carried out as part of the pre-offering review.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to the Trust Agreement.  A form of the Trust Agreement is filed as an exhibit to the registration statement of which this prospectus supplement is a part.  The prospectus contains important additional information regarding the terms and conditions of the Trust Agreement and the certificates.  The Depositor expects that the Class [    ], Class [    ] and Class [    ] Certificates (collectively referred to in this prospectus supplement as the “Senior Certificates” or the “Class [    ] Certificates”) will receive ratings from at least [two] Hired Agencies, and that the Class [    ], Class [    ], Class [    ], Class [    ], Class [    ] and Class [    ] Certificates (collectively referred to in this prospectus supplement as the “Senior Subordinate Certificates”) will receive ratings from at least one Hired Agency.  As of [    ], 20[    ] (the “Closing Date”), the offered certificates, other than the Class [    ], Class [    ], Class [    ] and Class [    ] Certificates, will qualify as “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  See “Legal Investment” in this prospectus supplement.

Only the Senior Certificates and the Senior Subordinate Certificates, referred to as the offered certificates, are offered by this prospectus supplement.  The Class [    ], Class [    ], Class [    ], Class [    ], Class [    ] and Class [    ] Certificates (collectively, the “Junior Subordinate Certificates” and, together with the Senior Subordinate Certificates, the “Subordinate Certificates”), the Class [    ] Certificates and the Class [R] Certificates (the “Residual Certificates”) are not offered by this prospectus supplement.

The Senior Certificates (other than the Principal Only and the Interest Only Certificates) are offered in minimum denominations of $25,000 initial Certificate Balance each and multiples of $1 in excess of $25,000.  [With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.]  The Senior Subordinate Certificates are offered in minimum denominations of $250,000 initial Certificate Balance each and multiples of $1 in excess of $250,000.  The Class [     ] Certificates are offered in minimum denominations of $1,000,000 initial Notional Amount and multiples of $1 in excess of $1,000,000.  The Class [    ], Class [    ], Class [    ] and Class [    ] Certificates are each offered in the form of a single certificate representing the entire initial Class Principal Balance or Notional Amount thereof, a applicable.  For information regarding the issuance of certificates in book-entry form, see “Description of the Securities—Book Entry Registration” in the prospectus.

Collectively, the certificates will represent the entire beneficial ownership interest in the Issuing Entity, legal title to which will be held by the Trustee.  Each class of certificates will relate to one or more Collateral Groups of Mortgage Loans.

The Group [   ] Certificates.  The Class [    ] Certificates are referred to herein as the “Group [   ] Certificates.” Distributions of interest and principal on the Group [    ] Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans contributing to Collateral Group [    ].

The Group [   ] Certificates.  The Class [    ] Certificates are referred to herein as the “Group [   ] Certificates.” Distributions of interest and principal on the Group [    ] Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans contributing to Collateral Group [    ].

The Group [   ] Certificates.  The Class [    ] Certificates are referred to herein as the “Group [   ] Certificates.” Distributions of interest and principal on the Group [    ] Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans contributing to Collateral Group [    ].

The Group [   ] Certificates.  The Class [    ] Certificates are referred to herein as the “Group [   ] Certificates.” Distributions of interest and principal on the Group [    ] Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans contributing to Collateral Group [    ].

The [Group [    ] Certificates, Group [    ] Certificates, Group [    ] Certificates and Group [    ] Certificates], along with the related Group Subordinate Amounts of each Collateral Group, are sometimes referred to separately as a “Certificate Group.”

Each class of offered certificates will be issued in the respective approximate initial Class Principal Balance specified in the table on the cover page of this prospectus supplement or initial Notional Amount described under “—Distributions of Interest on the Certificates” in this prospectus supplement. The approximate initial Class Principal Balance of the Class [    ], Class [    ], Class [    ], Class [    ], Class [    ] and Class [    ] Certificates is $[    ], $[    ], $[    ], $[    ], $[    ] and $[    ], respectively.  The aggregate Class Principal Balance of the Class [    ], Class [    ] and Class [    ] Certificates represents approximately [    ]% of the aggregate Class Principal Balance of all the certificates related to Loan Group [    ].  The aggregate Class Principal Balance of the Class [    ], Class [    ] and Class [    ] Certificates represents approximately [    ]% of the aggregate Class Principal Balance of all the certificates related to Loan Group [    ].  The initial aggregate Certificate Principal Balance or aggregate Notional Amount (as defined herein) of all the certificates may be increased or decreased by up to [five] percent to the extent that the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date is increased or decreased as described under “Description of the Mortgage Pool” in this prospectus supplement.

The “Certificate Balance” for any Distribution Date and class of certificates, other than any Interest Only Certificate, will equal the Certificate Balance on the Closing Date, as reduced by all (i) all principal distributions previously made to that class and (ii) all Realized Losses previously allocated to such Class and increased (a) in the case of any class of certificates for which the Certificate Balance has been reduced by any Realized Loss, by the amount of any Subsequent Recoveries allocated to that class and (b) in the case of the Class [    ] Certificates only, by interest accrued on that certificate before the Distribution Date.

The “Class Principal Balance” of any class of Certificates on any Distribution Date will be equal to the total Certificate Balance of all Certificates of such class on that Distribution Date.

Distributions on the certificates will be made on the 25th day of each calendar month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in [    ], 20[    ] (each, a “Distribution Date”), to certificateholders of record on the applicable Record Date.  The “Record Date”

for the offered certificates and each Distribution Date will be the last Business Day of the related Interest Accrual Period.

The following chart illustrates generally the distribution priorities and subordination features applicable to the Offered Certificates:

[TO BE PROVIDED FOR EACH SERIES]

Exchangeable Certificates

General

All or a portion of certain classes of offered certificates (the “Exchangeable Certificates”) may be exchanged for a proportionate interest in the related Exchangeable Certificates in the combinations shown in Appendix E. All or a portion of the Exchangeable Certificates may also be exchanged for the related offered certificates in the same manner.  This process may occur repeatedly.

The classes of offered certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur.  Offered certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the original principal balances of such certificates bear to one another as shown in Appendix E.

Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the certificates in the related Combination Group and will receive a proportionate share of the distributions on those certificates.

Procedures

If a Certificateholder wishes to exchange certificates, the Certificateholder must notify the Securities Administrator by [e-mail] at [    ] or [    ] no later than [two] Business Days before the proposed exchange date.  The exchange date can be any Business Day other than the first or last Business Day of the month subject to the Securities Administrator's approval.  The notice must be on the Certificateholder's letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of both certificates to be exchanged and certificates to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the Certificateholder's DTC participant number and the proposed exchange date.  After receiving the notice, the Securities Administrator will e-mail the Certificateholder with wire payment instructions relating to the exchange fee.  The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates.  A notice becomes irrevocable on the second Business Day before the proposed exchange date.

[In connection with each exchange, the Certificateholder must pay the Securities Administrator a fee equal to [1/32] of [1]% of the outstanding principal balance (or the notional amount, if no principal balance) of the certificates to be exchanged.  In no event, however, will the fee be either less than $[2,000] or greater than $[25,000].]

The Securities Administrator will make the first distribution on an offered certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

The characteristics of the Exchangeable Certificates will reflect the characteristics of the related offered certificates.  Investors should also consider a number of factors that will limit a Certificateholder's ability to exchange offered certificates for Exchangeable Certificates and vice versa:

•	At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange.

•	A Certificateholder that does not own the certificates may be unable to obtain the necessary offered certificates or Exchangeable Certificates.

•	The Certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•	Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

•	Principal distributions will decrease the amounts available for exchange over time.

•	Only the combinations listed on Appendix E are permitted.

Distributions of Interest on the Certificates

The senior classes of Mortgage Pass-Through Certificates, Series 20[    ]-[    ] will bear interest (except in the case of the [Class [    ] and Class [    ] Certificates], which do not bear interest) at the rates per annum (each, a “Certificate Interest Rate”) set forth or described on the cover page of this prospectus supplement.  The “Certificate Interest Rate” for the Subordinate Certificates for each Accrual Period will be an annual rate equal to the weighted average of the Designated Rates applicable to each of the related Collateral Groups, weighted on the basis of the related Group Subordinate Amount for each such Collateral Group.

Interest accrued on any class of certificates will be reduced for each Collateral Group by the pro rata share allocated to such class of all interest shortfalls resulting from (i) Payoffs and Curtailments of the Mortgage Loans contributing to such Collateral Group during the preceding calendar month, to the extent not covered by Compensating Interest, and (ii) reductions in interest payable on the Mortgage Loans contributing to such Collateral Group by operation of law (such shortfalls are allocated among all classes pro rata in proportion to the amount of interest to which such class would otherwise be entitled).

The Accrued Certificate Interest payable to each class of certificates will include unpaid interest from prior Distribution Dates (without interest on such overdue interest), but will only be paid to the extent of the related Available Distribution Amount.

[For the Class [    ] Certificates and any Distribution Date, the “Basis Risk Shortfalls” for such class will equal the excess, if any, of the amount of interest that class would have been entitled to receive if the Certificate Interest Rate for such class was calculated without regard to the [    ]% maximum rate, over the actual amount of interest such class is entitled to receive for such Distribution Date.]

Interest accrued on the Class [    ] Certificates will be added to their respective Class Principal Balances on each Distribution date as described herein.

[Pursuant to the terms of the Trust Agreement, the Securities Administrator will establish a separate account (the “Basis Risk Reserve Fund”).  The Basis Risk Reserve Fund will not be an asset of any REMIC, nor will it be an asset of the Issuing Entity.  The Basis Risk Reserve Fund will instead be held in a separate interest trust for the benefit of the holders of the Class [    ] and Class [    ] Certificates.  After Interest Rate Cap Amounts (as defined below) have been applied to reduce any Basis Risk Shortfalls on the Class [    ] Certificates as described herein, amounts in the Basis Risk Reserve Fund will be used to make payments to the Holders of the Class [    ] Certificates with respect to any unpaid Basis Risk Shortfalls on such certificates from prior Distribution Dates.

On any Distribution Date for which an unpaid Basis Risk Shortfall exists on the Class [    ] Certificates, the Securities Administrator will withdraw from the Basis Risk Reserve Fund an amount equal to the lesser of (i) the amount of such unpaid Basis Risk Shortfalls for such Distribution Date and (ii) the balance

in the Basis Risk Reserve Fund on such Distribution Date, and distribute such amount to the Class [    ] Certificates.

Upon the earlier to occur of (i) the Distribution Date on which the Class Principal Balance of the Class [    ] Certificates is reduced to zero and (ii) the optional purchase of the related Mortgage Loans, any amounts remaining in the Basis Risk Reserve Fund will be distributed to the Class [    ] Certificates.]

[The Interest Rate Cap

On the Closing Date, [    ], as the trustee of a separate interest trust created pursuant to the Trust Agreement, will be assigned an interest rate cap agreement on behalf of the Class [    ] and Class [    ] Certificateholders (the “Interest Rate Cap”).  The Interest Rate Cap will be effective as of [    ], 20[    ] and will terminate after the payment made on the Distribution Date occurring in [    ], 20[    ].

The Interest Rate Cap provides for a “Strike Price” equal to [    ]% and a Projected Principal Balance for each Distribution Date.  The “Projected Principal Balances” with respect to the Interest Rate Cap for each applicable Distribution Date are set forth on Appendix D to this prospectus supplement.  The Projected Principal Balances for the Interest Rate Cap have been calculated assuming a prepayment rate on the Mortgage Loans contributing to Collateral Group [    ] of approximately [    ]% PPC.  We can give you no assurance that the Mortgage Loans contributing to Collateral Group [    ] will prepay at that rate or at any other rate.

With respect to each Distribution Date, the Interest Rate Cap will, if LIBOR exceeds the Strike Price, provide for the payment to the Securities Administrator of an amount equal to the product of (i) one-twelfth and (ii) the excess, if any, of LIBOR for such Distribution Date (up to a maximum of [    ]% per annum) over the Strike Price and (iii) an amount equal to the Projected Principal Balance for such Distribution Date (each such payment, an “Interest Rate Cap Amount”).

On any Distribution Date, Interest Rate Cap Amounts paid by the Interest Rate Cap Provider to the Securities Administrator will be available to make distributions on behalf of the separate interest trust for distribution in the following order of priority:

first, (a) to the Class [    ] Certificates, to pay Basis Risk Shortfalls on such certificates for such Distribution Date up to an amount equal to the product of (i) one-twelfth and (ii) the excess, if any, of LIBOR for such Distribution Date (up to a maximum of [    ]% per annum) over the Strike Price and (iii) the lesser of (x) an amount equal to the Projected Principal Balance for such Distribution Date and (y) the Certificate Principal Balance of the Class [    ] Certificates for such Distribution Date;

second, to the Class [    ] Certificates to pay Basis Risk Shortfalls on such certificates remaining unpaid from prior Distribution Dates; and

third, the remainder for deposit into the Basis Risk Reserve Fund.

It is intended that payments under the Interest Rate Cap provide protection against upward movements in LIBOR and diminish the basis risk to the Class [    ] Certificates associated with the Issuing Entity's investment in the Mortgage Loans paying interest at a fixed-rate.  See “Description of the Mortgage Pool” in this prospectus supplement. However, we cannot assure you that amounts payable under the Interest Rate Cap will be sufficient to cover such shortfalls.

The Interest Rate Cap is terminable by the separate interest trust or the Interest Rate Cap Provider following the occurrence of certain specified events of default, including failure of the Interest Rate Cap Provider to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multi-Cross-Border).]

[Interest Rate Cap Provider

[___________]  (the “Interest Rate Cap Provider”), will be the counterparty for the Interest Rate Cap. [insert description]

[The Class [   ] Certificate

The Class [    ] Certificate represents the right to receive certain amounts on deposit in the Basis Risk Reserve Fund on the earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class [    ] Certificates is reduced to zero and (ii) the optional purchase of the related mortgage loans.]

Determination of LIBOR

The Class [    ] Certificates are floating rate certificates that bear interest at a rate based on LIBOR, subject to the minimum and maximum rates described on page S-[    ] of this prospectus supplement.  The interest rates on the Class [    ] Certificates vary inversely with LIBOR, subject to the minimum and maximum rates described on page S-[    ] of this prospectus supplement.  The Class [    ] Certificates are also referred to as “Floating Rate Certificates.”

[“LIBOR” means, for any Interest Accrual Period (other than the initial Interest Accrual Period), the offered rate for one-month United States dollar deposits which appears on Reuters Screen LIBOR01 Page, as reported by Reuters (or such other page as may replace Reuters Screen LIBOR01 Page for the purpose of displaying comparable rates), as of 11:00 a.m.  (London time) on the LIBOR Determination Date applicable to such Interest Accrual Period.  If such rate does not appear on Reuters Screen LIBOR01 Page (or such other page as may replace Reuters Screen LIBOR01 Page for the purpose of displaying comparable rates), the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to leading banks in the London interbank market for a period of one month commencing on the first day of the relevant Interest Accrual Period.  The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate to the Securities Administrator.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one month period (commencing on the first day of the relevant Interest Accrual Period).  If none of such major banks selected by the Securities Administrator quotes such rate to the Securities Administrator, LIBOR for such LIBOR Determination Date will be the rate in effect with respect to the immediately preceding LIBOR Determination Date.

“LIBOR Determination Date” means, with respect to any Interest Accrual Period and any Floating Rate Certificate, the second London Business Day prior to the date on which such Interest Accrual Period commences.

“London Business Day” means a day on which commercial banks in London are open for business (including dealings in foreign exchange and foreign currency deposits).

“Reference Banks” means four major banks in the London interbank market selected by the Securities Administrator.]

Distributions of Principal on the Certificates

As of any Distribution Date, principal on certificates will generally be paid from collections or Advances allocated to the related Collateral Group.

Principal collections or Advances on the Mortgage Loans are allocated to the various Collateral Groups on the basis of the Applicable Fractions of the scheduled principal balance of each Mortgage Loan having a Net Rate within a specified range.

Mortgage Loans in Loan Group [    ] with Net Rates Less Than [    ]% (“Group [    ] Discount Loans”). Collections and Advances of principal on each Group [    ] Discount Loan will be allocated between Collateral Group [    ] and Collateral Group [    ] by allocating the Applicable Fractions of such collections between Collateral Group [    ] and Collateral Group [    ].  The Applicable Fraction for the portion of each Group [    ] Discount Loan allocated to Collateral Group [    ] is ([    ]% minus the Net Rate) / [    ]%, and the Applicable Fraction for the portion of each Group [    ] Discount Loan allocated to Collateral Group [    ] is the Net Rate / [    ]%.

Mortgage Loans in Loan Group [    ] with Net Rates Greater Than or Equal to [    ]% and Less Than [    ]%.  Collections and Advances of principal on each Mortgage Loan having a Net Rate greater than or equal to [    ]% but less than [    ]% are allocated between Collateral Group [    ] and Collateral Group [    ] by allocating the Applicable Fractions of such collections between Collateral Group [    ] and Collateral Group [    ].  The Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group [    ], as applicable, is ([    ]% minus the Net Rate) / [    ]%,and the Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group [    ], is [1 ]minus (([    ]% minus the Net Rate) / [    ]%).

Mortgage Loans in Loan Group [   ] with Net Rates Greater Than or Equal to [    ]% and Less Than [    ]%.  Collections and Advances of principal on each Mortgage Loan having a Net Rate greater than or equal to [    ]% but less than [    ]% are allocated between Collateral Group [    ] and Collateral Group [    ] by allocating the Applicable Fractions of such collections among Collateral Group [    ] and Collateral Group [    ].  The Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group [    ], as applicable, is ([    ]% minus the Net Rate) / [    ]%, the Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group [    ], is [1] minus (([    ]% minus the Net Rate) / [    ]%).

Mortgage Loans in Loan Group [    ] with Net Rates Less Than [    ]% (“Group [    ] Discount Loans” and, together with the Group [    ] Discount Loans, the “Discount Loans”). Collections and Advances of principal on each Group [    ] Discount Loan will be allocated between Collateral Group [    ] and Collateral Group [    ] by allocating the Applicable Fractions of such collections between Collateral Group [    ] and Collateral Group [    ].  The Applicable Fraction for the portion of each Group [    ] Discount Loan allocated to Collateral Group [    ] is ([    ]% minus the Net Rate) / [    ]%, and the Applicable Fraction for the portion of each Group [    ] Discount Loan allocated to Collateral Group [    ] is the Net Rate / [    ]%.

Mortgage Loans in Loan Group [    ] with Net Rates Greater Than or Equal to [    ]% and Less Than [    ]%.  Collections and Advances of principal on each Mortgage Loan having a Net Rate greater than or equal to [    ]% but less than [    ]% are allocated between Collateral Group [    ] and Collateral Group [    ] by allocating the Applicable Fractions of such collections between Collateral Group [    ] and Collateral Group [    ].  The Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group [    ], as applicable, is ([    ]% minus the Net Rate) / [    ]%, and the Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group [    ], is [1] minus (([    ]% minus the Net Rate) / [    ]%).

Mortgage Loans in Loan Group [    ] with Net Rates Greater Than or Equal to [    ]% and Less Than [    ]%.  Collections and Advances of principal on each Mortgage Loan having a Net Rate greater than or equal to [    ]% but less than [    ]% are allocated between Collateral Group [    ] and Collateral Group [    ] by allocating the Applicable Fractions of such collections among Collateral Group [    ] and Collateral Group [    ].  The Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group [    ], as applicable, is ([    ]% minus the Net Rate) / [    ]%, the Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group [    ], is [1] minus (([    ]% minus the Net Rate) / [    ]%).

All of the principal of each Mortgage Loan in Loan Group [    ] with a Net Rate greater than or equal to [    ]% per annum will be allocated to Collateral Group [    ].  Interest that accrues in excess of [    ]% per annum on each Mortgage Loan in Loan Group [    ] with a Net Rate greater than or equal to [    ]% will be allocated to the Class [    ] Certificates.  All of the principal of each Mortgage Loan in Loan Group [    ] with a Net Rate greater than or equal to [    ]% per annum will be allocated to Collateral Group [    ].  Interest that accrues in excess of [    ]% per annum on each Mortgage Loan in Loan Group [    ] with a Net Rate greater than or equal to [    ]% will be allocated to the Class [    ] Certificates.

[The specified portions of principal collections on each Mortgage Loan allocable to a Collateral Group and distributable to the related certificates were calculated for the purpose of “ratio stripping” each Mortgage Loan or, in other words, allocating the Mortgage Loans or portions thereof to Collateral Groups in such a way as to ensure that interest collections on the Mortgage Loans will be sufficient to support the interest rate on the certificates related to the Collateral Groups that share principal of the Mortgage Loans. Since certificateholders' entitlements to principal will be primarily based on distributions from the related Collateral Groups, the performance of the Mortgage Loans or portion thereof allocated to each of those Collateral Groups will determine the principal distributions of each related class of certificates on each Distribution Date.]

Prospective investors should also consider that the Mortgage Loans contributing to each Collateral Group have different characteristics—in particular, interest rates—that will have particular bearing on the prepayment experience of the related Mortgage Loans or portion thereof allocated to that Collateral Group and, therefore, the related certificates.  For example, Mortgage Loans with lower Net Rates might be expected to experience lower rates of prepayment than Mortgage Loans with higher Net Rates.  Consequently, the certificates related to Collateral Groups to which Mortgage Loans with lower mortgage interest rates are allocated may be expected to pay at a slower rate than certificates related to Collateral Groups to which Mortgage Loans with higher mortgage interest rates are allocated.  See “Yield and Prepayment Considerations” in this prospectus supplement and in the prospectus.

As described in greater detail below, amounts distributable as principal to the Senior Certificates [(other than the related class of Class [    ] Certificates)] and Subordinate Certificates related to a Collateral Group (other than Collateral Group [    ] and Collateral Group [    ]) as a whole will initially be allocated between those Senior Certificates and Subordinate Certificates on the basis of the Senior Principal Distribution Amount and the Subordinate Principal Distribution Amount for that Collateral Group, respectively.  The allocation of principal, in particular, will for specified periods result in a disproportionate distribution of prepayments between the related Senior Certificates and Subordinate Certificates.  See “—Glossary of Definitions Relating to the Priority of Distributions” and “Yield and Prepayment Considerations” in this prospectus supplement.

Glossary of Definitions Relating to the Priority of Distributions

Certain definitions are necessary to understand the priority of interest and principal distributions to the certificates.  These terms are defined below:

The “[    ] Group” means the Class [    ] Certificates.

The “[    ] Group Priority” means sequentially, to the Class [    ] and Class [    ] Certificates, in that order.

The “[    ] Group” means the Class [    ] Certificates.

The “[    ] Group Priority” means sequentially, to the Class [    ] and Class [    ] Certificates, in that order.

“Accrued Certificate Interest” means, for any of class of certificates entitled to interest on any Distribution Date, interest accrued for the related Interest Accrual Period on the Class Principal Balance (or Notional Amount) of a class of certificates at the related Certificate Interest Rate plus any unpaid portion of Accrued Certificate Interest from prior Distribution Dates, without interest on such overdue interest, as reduced by such class's share of the amount of any reduction of interest collectible on any related Mortgage Loan as a result of application of the Servicemembers Civil Relief Act, as amended, and any similar state or local laws (the “Relief Act” and any such reduction, a “Relief Act Reduction”).  The interest portion of any Relief Act Reduction will be allocated among the related Collateral Groups based on the Applicable Fractions for such Mortgage Loan and will be further allocated among the interest-bearing Senior Certificates of the related Certificate Group and the related Subordinate Certificates proportionately based on (1) in the case of the related Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon and (2) in the case of the related Subordinate Certificates, interest accrued on their related Apportioned Principal Balances, without regard to any reduction pursuant to this paragraph, for that Distribution Date.

“Applicable Fraction” means, for each Mortgage Loan and any Collateral Group, the fraction set forth above under “Distributions of Principal on the Certificates” in this prospectus supplement.

“Apportioned Principal Balance” means, for any class of Subordinate Certificates for any Distribution Date, the Class Principal Balance of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for that date and the denominator of which is the sum of the Group Subordinate Amounts for all of the related Collateral Groups for that date.

“Business Day” means any day other than (i) a Saturday or Sunday, or (ii) a legal holiday or banking holiday in the State of New York or any state in which the principal offices of Goldman Sachs Mortgage Company[, the master servicer, the securities administrator or the trustee are located (for purposes of the master servicing and trust agreement) or any state in which the principal offices of Goldman Sachs Mortgage Company or the applicable servicer, or any assignee of any such party, are located (for purposes of any of the servicing agreements)].

“[      ] Principal Distribution Amount” means, for each of Collateral Group [    ] and Collateral Group [    ]and any Distribution Date:

•	the Applicable Fractions for the related Class [ ] Certificates of items (1), (2) and (3) of the definition of Principal Payment Amount;

•
the Applicable Fractions for the related Class [    ] Certificates of all Payoffs and Curtailments for each Mortgage Loan contributing to the related Collateral Group, that were received during the preceding calendar month or from the second day of the preceding calendar month through the first day of the current calendar month (as specified in the applicable Servicing Agreement); and

•	the Applicable Fractions for the related Class [ ] Certificates of the principal portion of the Liquidation Principal for each Liquidated Mortgage Loan contributing to the related Collateral Group.

“Class [    ] Notional Amount” on each Distribution Date will be equal to the Class Principal Balance of the Class [    ] Certificates on such Distribution Date.

“Class [    ] Notional Amount” means, initially approximately $[    ], and for each Distribution Date after the Closing Date, the total principal balance as of the first day of the month immediately preceding the month of such Distribution Date (after giving effect to all payments scheduled to be made on such date whether or not received) of the Mortgage Loans in Loan Group [   ] having Net Rates greater than or equal to [      ]% per annum (the “Group [   ] Premium Loans”) multiplied by a fraction, the numerator of which is equal to the weighted average of the Net Rates of the Group [    ] Premium Loans as of the first day of such month minus [    ]%, and the denominator of which is equal to [    ]%.

 [“Class [    ] Notional Amount” means, initially approximately $[    ], and for each Distribution Date after the Closing Date, the total principal balance as of the first day of the month immediately preceding the month of such Distribution Date (after giving effect to all payments scheduled to be made on such

date whether or not received) of the Mortgage Loans in Loan Group [   ] having Net Rates greater than or equal to [      ]% per annum (the “Group [   ] Premium Loans”) multiplied by a fraction, the numerator of which is equal to the weighted average of the Net Rates of the Group [    ] Premium Loans as of the first day of such month minus [    ]%, and the denominator of which is equal to [    ]%.]

 “Combination Group” means any of [the [    ] Group, the [    ] Group, the [    ] Group and the [    ] Group].

[“Controlling Holder” means, at any time, the holder of the majority of the Class Principal Balance of the Class [__] Certificates or, if the Class Principal Balance of the Class [__] Certificates has been reduced to zero, the holder of the majority of the Class Principal Balance of the Class [__] Certificates, and may not be an affiliate of a Sponsor. If the Class Principal Balance of the Class [__] and Class [__] Certificates is zero, then there is no longer a Controlling Holder. It is expected that the initial Controlling Holder will be a Sponsor or an affiliate of a Sponsor.]

“Credit Support Depletion Date” means with respect to each group of Subordinate Certificates, the first Distribution Date (if any) on which the aggregate Certificate Balance of such Subordinate Certificates has been or will be reduced to zero.

“Current Realized Losses” means, (a) for the Class [    ] Certificates and each Distribution Date, the sum of the related Applicable Fraction of Realized Losses realized during the preceding calendar month on each Group [    ] Discount Loan; and (b) for the Class [    ] Certificates and each Distribution Date, the sum of the related Applicable Fraction of Realized Losses realized during the preceding calendar month on each Group [    ] Discount Loan.

“Curtailment” means a partial prepayment on any Mortgage Loan.

[“Deferred Principal Amount” means, for each of the Class [    ] and Class [    ] Certificates, the amount of cumulative Current Realized Losses allocated or allocable to such class on prior Distribution Dates, minus all amounts reimbursed from amounts otherwise payable on the related Subordinate Certificates.]

“Designated Rates” means [[    ]% for Collateral Group [    ], [    ]% for Collateral Group [    ], [    ]% for Collateral Group [    ] and [    ]% for Collateral Group [    ]].

“Due Period” means, for any Distribution Date, the period beginning on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Interest Accrual Period” means, for any Distribution Date, (i) for each class of certificates other than the Class [    ] Certificates, the immediately preceding calendar month and (ii) for the Class [    ] Certificates, the period beginning on and including the 25th day of the immediately preceding month and ending on and including the 24th day of the current month.  [The Principal Only Certificates will not be entitled to any interest.]  For the first Distribution Date, interest on all classes of certificates entitled to interest (other than the Class [    ] Certificates) will accrue from [    ] 1, 20[    ].  For the first Distribution Date, interest on the Class [    ] Certificates will accrue from [    ] 25, 20[    ].

[“Interest Only Certificate” means any Class [    ], Class [    ] or Class [    ] Certificate.]

“Liquidated Mortgage Loan” means any Mortgage Loan for which the related Servicer has determined that it has received all amounts it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

“Liquidation Principal” means, for any Distribution Date, the principal portion of Liquidation Proceeds received from each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month immediately preceding the month of such Distribution Date.

“Liquidation Proceeds” means [    ].

[The “Group [   ](A) NAS Priority Amount” for any Distribution Date is equal to the lesser of (i) the sum of (x) the product of the Group [   ](A) NAS Percentage for such date, the NAS Scheduled Principal Percentage for such date and approximately [    ]% of the Scheduled Principal Amount for Collateral Group [   ] and such date and (y) the product of the Group [   ](A) NAS Percentage for such date, the NAS Prepayment Shift Percentage for such date and approximately [    ]% of the Unscheduled Principal Amount for Collateral Group [   ] and such date and (ii) the aggregate Class Principal Balance of the Class [    ] Certificates immediately prior to such date.  Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class [    ] Certificates shall be entitled to their respective pro rata share of all scheduled and unscheduled payments of principal related to Collateral Group [   ] and (ii) on the date on which the aggregate Class Principal Balance of the Class [    ] Certificates has been reduced to zero, the Class [    ] Certificates shall be entitled, pro rata, to any remaining Senior Principal Distribution Amount for Collateral Group [   ] allocable to the Class [    ] Certificates and thereafter, the Group [   ](A) NAS Priority Amount will equal approximately [    ]% of the Senior Principal Distribution Amount for Collateral Group [   ].  The “Group [   ] (A) NAS Percentage” for any Distribution Date will be equal to the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Class [    ] Certificates immediately prior to such date by (y) the aggregate Class Principal Balance of the Class [    ] Certificates immediately prior to such date.]

[The “Group [   ](B) NAS Priority Amount” for any Distribution Date is equal to the lesser of (i) the sum of (x) the product of the Group [   ](B) NAS Percentage for such date, the NAS Scheduled Principal Percentage for such date and approximately [    ]% of the Scheduled Principal Amount for Collateral Group [   ] and such date and (y) the product of the Group [   ](B) NAS Percentage for such date, the NAS Prepayment Shift Percentage for such date and approximately [    ]% of the Unscheduled Principal Amount for Collateral Group [   ] and such date and (ii) the aggregate Class Principal Balance of the Class [    ] Certificates immediately prior to such date.  Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class [    ] Certificates shall be entitled to their pro rata share of all scheduled and unscheduled payments of principal related to Collateral Group [   ] and (ii) on the date on which the aggregate Class Principal Balance of the Class [    ] Certificates have been reduced to zero, the Class [    ], Class [    ] and Class [    ] Certificates shall be entitled, pro rata, to any remaining Senior Principal Distribution Amount for Collateral Group [    ] allocable to the Class [    ] Certificates and thereafter, the Group [    ](B) NAS Priority Amount will equal approximately [    ]% of the Senior Principal Distribution Amount for Collateral Group [    ].]

[The “Group [   ](B) NAS Percentage” for any Distribution Date will be equal to the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Class [    ] Certificates immediately prior to such date by (y) the aggregate Class Principal Balance of the Class [    ] Certificates immediately prior to such date.]

[The “Group [   ] NAS Priority Amount” for any Distribution Date is equal to the lesser of (i) the sum of (x) the product of the Group [   ] NAS Percentage for such date, the NAS Scheduled Principal Percentage for such date and the Scheduled Principal Amount for Collateral Group [   ] and such date and (y) the product of the Group [   ] NAS Percentage for such date, the NAS Prepayment Shift Percentage for such date and the Unscheduled Principal Amount for Collateral Group [   ] and such date and (ii) the aggregate Class Principal Balance of the Class [    ] Certificates immediately prior to such date.  Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class [    ] Certificates shall be entitled to their pro rata share of all scheduled and unscheduled payments of principal related to Collateral Group [   ] and (ii) on the date on which the aggregate Class Principal Balance of the Class [    ] Certificates has been reduced to zero, the Class [    ] Certificates shall be entitled, pro rata, to any remaining Senior Principal Distribution Amount for Collateral Group [   ] allocable to the Class [    ] Certificates and thereafter, the Group [   ] NAS Priority Amount will equal the Senior Principal Distribution Amount for Collateral Group [   ].  The “Group [   ] NAS Percentage” for any Distribution Date will be equal to the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Class [    ] Certificates immediately prior to such date by (y) the aggregate Class Principal Balance of the Class [    ] Certificates immediately prior to such date.]

[The “NAS Scheduled Principal Percentage” for any Distribution Date during the five years beginning on the first Distribution Date will be 0%.  Thereafter, the NAS Scheduled Principal Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be 100%.  The “NAS Prepayment Shift Percentage” for any Distribution Date during the five years beginning on the first Distribution Date will be 0%.  Thereafter, the NAS Prepayment Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any subsequent Distribution Date, 100%.]

[“PAC Certificates” means any Class [    ] Certificates.]

[“PAC Scheduled Amount” means, for the PAC Certificates and any Distribution Date, the amount set forth on Appendix C hereto for such Distribution Date.]

“Payoff” means a prepayment in full on any Mortgage Loan.

[“Principal Only Certificate” means any Class [    ] or Class [    ] Certificate.]

“Principal Payment Amount” means the sum, for each Collateral Group (other than Collateral Group [    ] and [    ]) and any Distribution Date of the Applicable Fraction for each Mortgage Loan contributing to such Collateral Group of:

(1)        the principal portion of Scheduled Payments on each such Mortgage Loan due on the related Due Date and received or advanced during the related Due Period;

(2)        the principal portion of repurchase proceeds received on any related Mortgage Loan for which an obligation to repurchase arose during or before the related Due Period during the calendar month preceding the month of the Distribution Date;

(3)        any other unscheduled payments of principal that were received on any related Mortgage Loan during the preceding calendar month, other than Payoffs, Curtailments, or Liquidation Principal; and

Current Realized Losses and Deferred Principal Amounts, to the extent of the amount available from the related Subordinate Principal Distribution Amount.

“Principal Prepayment Amount” means, for any Distribution Date and any Collateral Group, the Applicable Fractions of all Payoffs and Curtailments for each Mortgage Loan contributing to such Collateral Group that were received during the preceding calendar month (other than the Applicable Fractions thereof allocable to the Class [    ] and Class [    ] Certificates).

“Scheduled Payment” means, for any mortgage loan, the monthly payment of principal and interest due on such mortgage loan.

“Scheduled Principal Amount” for each Collateral Group and any Distribution Date is equal to the amount described in clause (1) of the definition of Senior Principal Distribution Amount.  The “Unscheduled Principal Amount” for each Collateral Group and any Distribution Date is equal to the sum of the amounts described in clauses (2) and (3) of the definition of Senior Principal Distribution Amount.

“Senior Collateral Group Percentage” for [Collateral Group [   ], Collateral Group [   ], Collateral Group [   ] and Collateral Group [   ]], as of the Closing Date, will be approximately as set forth in the table below:

Collateral Group	Senior Collateral Group Percentage
Collateral Group [ ]	[ ]%
Collateral Group [ ]	[ ]%
Collateral Group [ ]	[ ]%
Collateral Group [ ]	[ ]%

For any Distribution Date thereafter, the Senior Collateral Group Percentage for any Collateral Group will equal the sum of the Certificate Balances of the Senior Certificates related to such Collateral Group immediately preceding such Distribution Date divided by the sum of the Applicable Fractions of the total outstanding principal balance of the Mortgage Loans contributing to such Collateral Group (less the Applicable Fractions thereof allocable to the related class of Class [    ] Certificates) immediately prior to such Distribution Date.

“Senior Liquidation Amount” for any Distribution Date and any Collateral Group [(other than Collateral Group [    ] and Collateral Group [    ])], will equal the Applicable Fraction for such Collateral Group of the lesser, for each Mortgage Loan contributing to such Collateral Group that became a Liquidated Mortgage Loan (as defined below) during the calendar month preceding the month of such Distribution Date, of (i) the related Senior Collateral Group Percentage of the scheduled principal balance of such Mortgage Loan and (ii) the applicable Senior Prepayment Percentage of the Liquidation Principal derived from such Mortgage Loan.

The “Senior Prepayment Percentage” for each Collateral Group and each Distribution Date before [    ], 20[    ] will equal 100%.  Thereafter, the Senior Prepayment Percentage for each Collateral Group will be calculated as follows:

•
for any Distribution Date occurring in [    ], 20[    ] through [    ], 20[    ], the related Senior Collateral Group Percentage for that Distribution Date plus [70]% of the related Subordinate Percentage for that Distribution Date;

•
for any Distribution Date occurring in [    ], 20[    ] through [    ], 20[    ], the related Senior Collateral Group Percentage for that Distribution Date plus [60]% of the related Subordinate Percentage for that Distribution Date;

•
for any Distribution Date occurring in [    ], 20[    ] through [    ], 20[    ], the related Senior Collateral Group Percentage for that Distribution Date plus [40]% of the related Subordinate Percentage for that Distribution Date;

•
for any Distribution Date occurring in [    ], 20[    ] through [    ], 20[    ], the related Senior Collateral Group Percentage for that Distribution Date plus [20]% of the related Subordinate Percentage for that Distribution Date;

•
for any Distribution Date occurring in or after [    ], 20[    ] (other than the final Distribution Date), the Senior Prepayment Percentage will equal the related Senior Collateral Group Percentage for that Distribution Date; and

•	for the final Distribution Date, the Senior Prepayment Percentage will equal 100%.

There are important exceptions to the calculations of the Senior Prepayment Percentages described in the above paragraph.  If, on any Distribution Date, the Senior Collateral Group Percentage for a Collateral Group is greater than the original Senior Collateral Group Percentage for such Collateral Group, then no prepayments on the Mortgage Loans contributing to any Collateral Group related to the same Loan Group will be paid to the related Subordinate Certificates.  In addition, the portion of prepayments on the Mortgage Loans contributing to the related Collateral Group distributed to the Senior Certificates may increase upon the occurrence of certain other events set forth in the Trust Agreement.  After the Class Principal Balance of each class of Senior Certificates in a Certificate Group has been reduced to zero, the related Senior Prepayment Percentage will be zero.

The “Senior Principal Distribution Amount” for any Distribution Date and each Collateral Group will equal the sum of:

(1)        the related Senior Collateral Group Percentage of the related Principal Payment Amount for such Distribution Date;

(2)        the related Senior Prepayment Percentage of the related Principal Prepayment Amount for such Distribution Date; and

(3)        the related Senior Liquidation Amount for such Distribution Date.

“Subordinate Liquidation Amount," for any Distribution Date and any Collateral Group [(other than Collateral Group [    ] and Collateral Group [    ])] will equal the Applicable Fraction of the related Liquidation Principal in respect of each Mortgage Loan contributing to that Collateral Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, minus the related Senior Liquidation Amount for such Distribution Date.

The “Subordinate Percentage” for Collateral Group [    ], Collateral Group [    ], Collateral Group [    ] and Collateral Group [    ], and any Distribution Date will equal the excess of 100% over the related Senior Collateral Group Percentage.  The Subordinate Percentage as of the Closing Date will be approximately as set forth in the table below:

Collateral Group	Subordinate Percentage
Collateral Group [ ]	[ ]%
Collateral Group [ ]	[ ]%
Collateral Group [ ]	[ ]%
Collateral Group [ ]	[ ]%

“Subordinate Prepayment Percentage” for any Distribution Date and any Collateral Group [(other than Collateral Group [    ] and Collateral Group [    ])] will equal the excess of 100% over the related Senior Prepayment Percentage. Initially, the Subordinate Prepayment Percentage for each Collateral Group will be 0%.

“Subordinate Principal Distribution Amount” for any Distribution Date and each Collateral Group [(other than Collateral Group [    ] and Collateral Group [    ])] will be equal to the sum of:

(1)        the related Subordinate Percentage of the related Principal Payment Amount;

(2)        the related Subordinate Principal Prepayment Amount; and

(3)        the related Subordinate Liquidation Amount;

provided, however, that the Subordinate Principal Distribution Amount for each Collateral Group will be reduced by the amounts required to be distributed to the related class of Class [    ] Certificates for reimbursement of Current Realized Losses and Deferred Principal Amounts on such Distribution Date.  Any reduction in the Subordinate Principal Distribution Amount for any Collateral Group pursuant to this proviso shall reduce the amount calculated pursuant to clause (1), clause (3) and clause (2) above, in that order, and such amounts will nevertheless reduce the Certificate Balance of the applicable class of Subordinate Certificates.

“Subordinate Principal Prepayment Amount” means, for each Distribution Date and each Collateral Group [(other than Collateral Group [    ] and Collateral Group [    ])], the Subordinate Prepayment Percentage of the related Principal Prepayment Amount.

“Subordination Level” means, for any class of Subordinate Certificates and any specified date, the percentage obtained by dividing (i) the sum of the Class Principal Balances of all classes of related Subordinate Certificates that are subordinate to such class by (ii) the sum of Class Principal Balances of all related classes of certificates as of such date, before giving effect to distributions and allocations of Realized Losses to the certificates on such date.

Available Distribution Amount

On each Distribution Date, the Available Distribution Amount for that Distribution Date will be determined and allocated among the related Collateral Groups and will generally include Scheduled Payments due on the Due Date immediately before such Distribution Date, Curtailments received in the previous calendar month to the extent described below, Payoffs received in the previous calendar month to the extent described below and amounts received from liquidations of Mortgage Loans in the previous calendar month and will be distributed to the certificateholders as specified in this prospectus supplement.

The “Available Distribution Amount” for any Collateral Group and any Distribution Date will equal the sum of the Applicable Fractions for each Mortgage Loan contributing to such Collateral Group of the following amounts:

(1)           the total amount of all cash (including P&I Advances), Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and payments on, and proceeds from the sale of, any debentures issued in respect of any such Mortgage Loan (i) received from or on behalf of the mortgagors with respect to such Mortgage Loans, (ii) advanced by the applicable Servicers on such Mortgage Loans or, in certain circumstances, the Master Servicer or the Trustee, or (iii) received from the applicable Servicers as Compensating Interest with respect to such Mortgage Loans, and not previously distributed, except:

(a)           all Scheduled Payments collected but due on a Due Date after such Distribution Date;

(b)           all Curtailments received after the previous calendar month;

(c)           all Payoffs received after the previous calendar month (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on those Mortgage Loans for the period after the previous calendar month);

(d)           Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received on the Mortgage Loans after the previous calendar month;

(e)           all amounts that are then due and payable to the applicable Servicer under the related Servicing Agreement;

(f)           the Servicing Fee (net of any amounts payable as Compensating Interest by the applicable Servicer) for each Mortgage Loan;

(g)           any amounts payable in respect of primary mortgage insurance; and

(h)           all related indemnification amounts and other related amounts reimbursable on such Distribution Date to the Securities Administrator, the Trustee, the Custodian or the Master Servicer; and

(2)           the total amount of any cash received by the Securities Administrator or the applicable Servicer from the repurchase by any Loan Seller of any such Mortgage Loans as a result of defective documentation or breach of representations and warranties; provided that the obligation to repurchase arose before the related Due Date;

provided, that interest with respect to any Mortgage Loan that relates to two Collateral Groups will be included in the Available Distribution Amount for each related Collateral Group as follows: first, to the Collateral Group with the lower Effective Net Rate, interest to the extent accrued on the Applicable

Fraction of the principal of such Mortgage Loan at the Effective Net Rate for such Collateral Group; and second, to the other Collateral Group related to such Mortgage Loan.

Administration Fees

As described under the definition of “Available Distribution Amount” in this prospectus supplement, funds collected on the mortgage loans that are available for distribution to certificateholders will be net of the servicing fee payable on each mortgage loan and compensation payable to the master servicer and the trustee.  On each Distribution Date, the master servicer, the servicer and the trustee will be entitled to their fee prior to the certificateholders receiving any distributions.  The servicing fee for any Distribution Date for any mortgage loan will be an amount equal to [one-twelfth of the servicing fee rate, on the scheduled principal balance of such mortgage loan] [Insert alternative servicer compensation mechanism such as flat fee per mortgage loan.].  The following table identifies the per annum fee rate applicable in calculating the servicing fee.

Fee	Per Annum Fee Rate
Servicing Fee	[0.25]%

[Describe other fees and expenses of the issuing entity]

Priority of Distributions

On each Distribution Date prior to the occurrence of a Credit Support Depletion Date, the Available Distribution Amount for each Collateral Group will be distributed as follows:

(1)        to each class of Senior Certificates [(other than the Principal Only Certificates)] related to that Collateral Group [(other than Collateral Group [    ] and Collateral Group [    ])], Accrued Certificate Interest thereon, pro rata in proportion to the amount of Accrued Certificate Interest owing to each such class; [provided that,

(a)           Accrued Certificate Interest on the Class [    ] Certificates will be distributed in the following order of priority and will be added to the Class Principal Balance thereof:

[To be provided for each Series, if applicable];]

(2)        to the Senior Certificates [(other than the Interest Only Certificates)] related to that Collateral Group, to the extent of the remaining Available Distribution Amount for the related Collateral Group, concurrently as follows:

[To be provided for each Series]

(3)        from amounts otherwise payable to the related Subordinate Certificates, to the related class of Class [    ] Certificates, the principal portion of Current Realized Losses and the Deferred Principal Amount for that class and Distribution Date; provided, however, that, if necessary, the aggregate of all such amounts distributed on that Distribution Date may not exceed the related aggregate Subordinate Principal Distribution Amount (without regard to the proviso of that definition) for the related Subordinate Certificates [and, provided further, that such amounts will not reduce the Class Principal Balance of such Class [    ] Certificates];

(4)        to the extent of the remaining Available Distribution Amount for [Collateral Group [    ], Collateral Group [    ], Collateral Group [    ] and Collateral Group [    ]], but subject to the prior distribution of amounts described under “—Cross-Collateralization” below, to the related classes of Subordinate Certificates, in their order of seniority the sum of (i) Accrued Certificate Interest pro rata on the basis of the amount owing to each such class, and (ii) their pro rata shares, based on their outstanding Certificate Balances, of the Subordinate Principal Distribution Amount for each such Collateral Group, as applicable; provided, however, that on any Distribution Date on which the Subordination Level for any class of Subordinate Certificates is less than its Subordination Level as of the Closing Date, the portion of the related Subordinate Principal Prepayment Amount otherwise allocable to the class or classes of the related Subordinate Certificates junior to such class will be allocated pro rata to the most senior class of related Subordinate Certificates for which the Subordination Level on such Distribution Date is less than the Subordination Level as of the Closing Date and all classes of related Subordinate Certificates senior thereto;

(5)        to each related class of certificates, in the order of their seniority, the amount of any unreimbursed Realized Losses previously allocated to such certificates; and

(6)        to the Residual Certificates, after all of the other classes of certificates have been paid in full, the remainder, if any, which is expected to be zero, of the Available Distribution Amount for all Collateral Groups.

On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the Available Distribution Amount allocable to each Collateral Group on such Distribution Date, distributions will be made to the Senior Certificates related to each such Collateral Group, in respect of interest (pro rata according to Accrued Certificate Interest for such Distribution Date) and then with respect to principal (pro rata according to their outstanding principal balances) and the remainder (other than any Fair Market Value Excess remaining after the optional termination of the Issuing Entity), if any, which is expected to be zero, of the Available Distribution Amount for each such Collateral Group will be distributed to the holders of the Class [R] Certificates.

Distributions with Respect to Exchangeable Classes

In the event that certificates comprising a Combination Group are exchanged for their related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal distributions on each class of certificates in the related Combination Group.  In addition, Exchangeable Certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of certificates in the related Combination Group.

Subordination and Allocation of Losses

Each group of Subordinate Certificates will be subordinate in right of payment and provide credit support to the related Senior Certificates to the extent described in this prospectus supplement.  The support provided by each group of Subordinate Certificates is intended to enhance the likelihood of regular receipt by the related Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the related Senior Certificates protection against certain losses.  The protection afforded to the related Senior Certificates by such Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the related Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the related Subordinate Certificates and by the allocation of losses to such Subordinate Certificates prior to any allocation of losses on the Mortgage Loans contributing to any Collateral Group to the related Senior Certificates.

In addition, each class of Subordinate Certificates will be subordinate in right of payment to each class of related Subordinate Certificates with a lower numerical class designation.  The protection afforded to a class of Subordinate Certificates by the classes of related Subordinate Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of related Subordinate Certificates with higher numerical class designations.

As is more fully set forth below, on each Distribution Date, the Applicable Fractions of the principal portion of each Realized Loss on a Mortgage Loan will be allocated to the classes of the related Certificate Group in reduction of Class Principal Balance thereof.  For example, the Applicable Fraction for Collateral Group [    ] of the principal portion of a Realized Loss experienced on a Group [    ] Discount Loan will be allocated to the Class [    ] Certificates; the Applicable Fractions of the principal portion of a

Realized Loss experienced on a Mortgage Loan contributing to any Collateral Group (other than the Applicable Fractions thereof allocable to the related class of Class [    ] Certificates) will be allocated to the most subordinate class or classes of related Subordinate Certificates with a Certificate Balance greater than zero until the aggregate Certificate Balance of all related Subordinate Certificates has been reduced to zero at which point all further losses will be allocated to the Senior Certificates related to such Collateral Group as described herein.

[To the extent that the Applicable Fraction of the principal portion of a Realized Loss has been allocated in reduction of Class Principal Balance of a class of Class [    ] Certificates and not reimbursed on the related Distribution Date or prior Distribution Dates, that class will be entitled (from amounts otherwise distributable to the related Subordinate Certificates in respect of principal) to an amount equal to such unreimbursed loss on future Distribution Dates, until the loss has been fully repaid.  Such entitlement is referred to in this prospectus supplement as the "Deferred Principal Amount" and is distributable in the manner described under "—Priority of Distributions" above.  The distribution of any Deferred Principal Amount to a class of Class A-P Certificates on any Distribution Date will not result in a further reduction of the Certificate Balance of such certificates, but instead will result in the reduction of Class Principal Balances of the related Subordinate Certificates, in reverse order of seniority, until each of their Class Principal Balances has been reduced to zero, as is more fully set forth herein.]

The allocation of the principal portion of any loss as described above will be achieved by reducing the Class Principal Balance of the related class by the amount of the loss on the applicable Distribution Date.  The amount paid on any Distribution Date in respect of Current Realized Losses or Deferred Principal Amounts will be applied to reduce Class Principal Balances of the related Subordinate Certificates in inverse order of seniority.

In the event of a personal bankruptcy of a mortgagor, the bankruptcy court may establish a Deficient Valuation.  The amount of the secured debt could be reduced to the Deficient Valuation amount, and the holder of such loan thus would become an unsecured creditor to the extent the outstanding principal balance of the loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court.  In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding, including the reduction of the amount of the Monthly Payment on the related loan.

A “Realized Loss” on a Liquidated Mortgage Loan, generally equals the excess of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest, and (iii) the amount of all Servicing Advances and other expenses incurred with respect to the Mortgage Loan (including expenses of enforcement and foreclosure) over (b) Liquidation Proceeds realized from the Mortgage Loan.  Realized Losses may also be realized in connection with unexpected expenses incurred by the Trustee, mortgagor bankruptcies and modifications of defaulted Mortgage Loans.

In the event that a Servicer ultimately recovers an amount in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has occurred (that amount, net of the reasonable fees of the Servicer associated with the recovery, a “Subsequent Recovery” with respect to the Liquidated Mortgage Loan), the Subsequent Recovery will be distributed in accordance with the priorities of distributions with respect to principal (but not interest) as described under “—Distributions of Principal on the Certificates” in this prospectus supplement and the Class Principal Balance of any class of Subordinate Certificates that has been reduced by a Realized Loss will be increased, in direct order of seniority, by the lesser of (i) the amount of the Subsequent Recovery and (ii) the aggregate unreimbursed Realized Loss applicable to that class.

Because each group of Subordinate Certificates represent interests in all the Mortgage Loans in the related Loan Group, the Certificate Balances of those certificates could be reduced to zero as a result of a disproportionate amount of losses on the loans in any Collateral Group in that Loan Group.  Therefore, the allocation to the Subordinate Certificates of Realized Losses (other than with respect to any Subsequent Recoveries) on the Mortgage Loans in any related Collateral Group will increase the likelihood that future losses will be allocated to the Senior Certificates related to a Collateral Group that did not incur the loss.

If the Certificate Balances of all of the related Subordinate Certificates have been reduced to zero, further Realized Losses (other than with respect to any Subsequent Recoveries) on the Mortgage Loans contributing to any related Collateral Group [(other than the portion thereof allocable to the related class of Class [    ] Certificates)] will be allocated pro rata to the related classes of Senior Certificates [(other than the related Interest Only Certificates)], based on their outstanding Class Principal Balances in each case until the Class Principal Balance of each class has been reduced to zero[; provided, however, that Realized Losses otherwise allocable to the Class [    ] Certificates will instead be allocated to the Class [    ] Certificates, until its Class Principal Balances has been reduced to zero].

Cross-Collateralization

On each Distribution Date prior to the related Credit Support Depletion Date, but after the date on which the total Certificate Balance of the Senior Certificates of a Certificate Group [(other than the Class [    ] and Class [    ] Certificates)] has been reduced to zero, amounts otherwise distributable as principal on each class of related Subordinate Certificates, in reverse order of priority, in respect of that class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Collateral Group relating to the retired Senior Certificates, will be distributed as principal to the related class or classes of Senior Certificates [(other than the Interest Only Certificates)] remaining outstanding, until their Class Principal Balances have been reduced to zero, provided that on that Distribution Date (a) the related Total Subordinate Percentage for that Distribution Date is less than 200% of such Total Subordinate Percentage as of the Cut-off Date or (b) the average outstanding principal balance of the Mortgage Loans in the related Loan Group delinquent 60 days or more (including Mortgage Loans in foreclosure or bankruptcy and real property owned by the Issuing Entity) during the most recent six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%.  All distributions described above will be made in accordance with the priorities set forth under “—Priority of Distributions” above.  The Trust Agreement will provide that delinquency percentages will be calculated [INSERT APPLICABLE METHOD].

The “Total Subordinate Percentage” at any time will equal (a) with respect to the Class [    ], Class [    ], Class [    ], Class [    ], Class [    ] and Class [    ] Certificates, the sum of the Class Principal Balances of such Subordinate Certificates divided by the sum of the outstanding principal balances for all the Mortgage Loans [in the related Collateral Groups [(other than the Applicable Fractions thereof allocable to the Class [    ] Certificates)] and (b) with respect to the Class [    ], Class [    ], Class [    ], Class [    ], Class [    ] and Class [    ] Certificates, the sum of the Class Principal Balances of such Subordinate Certificates divided by the sum of the outstanding principal balances for all the Mortgage Loans in the related Collateral Groups [(other than the Applicable Fractions thereof allocable to the Class [    ] Certificates)]].

The “Group Subordinate Amount” with respect to each Collateral Group and any Distribution Date is the excess of the sum of the Applicable Fractions of the outstanding principal balances for all the Mortgage Loans contributing to such Collateral Group (other than the Applicable Fractions allocable to the related class of Class [    ] Certificates, the related “Non-AP Pool Balance”) for the immediately preceding Distribution Date for that Collateral Group over the aggregate Class Principal Balance of the related Senior Certificates of the related Certificate Group [(other than the [related class of] Class [    ] Certificates)] immediately prior to that Distribution Date.

The “Subordinate Class Percentage” for each class of Subordinate Certificates for each Distribution Date is equal to the percentage obtained by dividing the Class Principal Balance of that class immediately prior to such Distribution Date by the aggregate Class Principal Balance of all related Subordinate Certificates immediately prior to such date.

[In addition, if on any Distribution Date the aggregate Class Principal Balance of the Senior Certificates of a Certificate Group ([other than the [related class of] Class [    ] Certificates and] after giving effect to distributions to be made on that Distribution Date) is greater than the Non-AP Pool Balance of the related Collateral Group (that Certificate Group, an “Undercollateralized Group”), all amounts with respect to the related Mortgage Loans otherwise distributable as principal on the Subordinate Certificates, in reverse order of priority (other than [amounts needed to pay any Deferred Principal Amounts or] unpaid interest shortfalls) (or, following the Credit Support Depletion Date, the amounts described in the following sentence), will be distributed as principal to the Senior Certificates [(other than the [related class of] Class [    ] Certificates and any related Interest Only Certificates)] of the Undercollateralized Group, until the aggregate Class Principal Balance of the related Senior Certificates equals the Non-AP Pool Balance of the related Collateral Group (such distribution, an “Undercollateralization Distribution”).  In the event that a Certificate Group constitutes an Undercollateralized Group on any Distribution Date following the Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Distribution Amount from each related Collateral Group that does not constitute an Undercollateralized Group remaining after all required amounts have been distributed to the Senior Certificates [(other than the related class of Class [    ] and the related class of Class [    ] Certificates)] of the other Certificate Groups.  In addition, the amount of any unpaid interest shortfalls with respect to the Undercollateralized Group (including any interest shortfalls for the related Distribution Date) will be distributed to the Senior Certificates [(other than the [related class of] Class [    ] Certificates)] of the Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the related Subordinate Certificates, in reverse order of priority (or, following the related Credit Support Depletion Date, as provided in the preceding sentence).  If more than one of the Certificate Groups related to a Loan Group are Undercollateralized Groups, the distributions described above will be made in proportion to the amount by which the aggregate Certificate Balance of the Senior Certificates [(other than the [related class of] Class [    ] Certificates) exceeds the Non-AP Pool Balance of the related Collateral Group.  All distributions described above will be made in accordance with the priorities set forth under “—Priority of Distributions” above.]

Optional Purchase of the Mortgage Loans

On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in Loan Group [    ] is less than [    ]% of the aggregate scheduled principal balance of the Mortgage Loans in Loan Group [    ] as of the Cut-off Date, the [Master Servicer] [holder of the Class [__] Certificates][specify other person] will have the option to purchase from the Issuing Entity the Mortgage Loans in Loan Group [    ] and all property acquired in respect of those Mortgage Loans remaining in the Issuing Entity.  Any optional purchase will cause the retirement of the related classes of certificates.

On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in Loan Group [    ] is less than [    ]% of the aggregate scheduled principal balance of the Mortgage Loans in Loan Group [    ] as of the Cut-off Date, the [Master Servicer] [holder of the Class [__] Certificates][specify other person] will have the option to purchase from the Issuing Entity the Mortgage Loans in Loan Group [    ] and all property acquired in respect of those Mortgage Loans remaining in the Issuing Entity.  Any optional purchase will cause the retirement of the related classes of certificates.

In the case of either event described in the preceding [two] paragraphs, the purchase price will equal the greater of (x) the sum of (a) 100% of the aggregate outstanding principal balance of the applicable Mortgage Loans (other than Liquidated Mortgage Loans), plus accrued interest at the applicable mortgage interest rates and the amount of outstanding Servicing Advances on such Mortgage Loans through the Due Date preceding the date of purchase, less bankruptcy losses that would otherwise have been allocated to the related certificates, and (b) the lesser of (1) the scheduled principal balance of the applicable Mortgage Loans related to all other applicable property in the Issuing Entity, plus accrued interest at the applicable mortgage interest rates and (2) the fair market value of all other applicable property in the Issuing Entity, and (y) the aggregate fair market value of all the assets in the Issuing Entity related to such Mortgage Loans, as determined in accordance with the Trust Agreement.  The proceeds of the sale of the assets of the Issuing Entity (other than, with respect to any Mortgage Loan and the related property, an amount equal to the excess, if any, of the amount in clause (y), over the sum of the amount in clause (x), in each case as set forth in the immediately preceding sentence (such excess, the “Fair Market Value Excess”)) will be distributed to the holders of the related classes of certificates, in accordance with the order of priorities set forth under “Description of the Certificates—Priority of Distributions” in this prospectus supplement.  Any Fair Market Value Excess received in connection with the purchase of Loan Group [    ] will be distributed to the holders of the Class [R] Certificates.  Any Fair

Market Value Excess received in connection with the purchase of Loan Group [    ] will be distributed to the holders of the Class [R] Certificates.

Except to the extent provided above with respect to allocating any Fair Market Value Excess to the holders of the Class [R] or Class [R] Certificates, the proceeds of such a purchase will be treated as a prepayment of the related Mortgage Loans for purposes of distributions to certificateholders.  Accordingly, the exercise of the right to purchase assets of the applicable Mortgage Loans as set forth above will effect early retirement of the related certificates and the applicable certificateholders will receive distributions on the Distribution Date following the month in which such assets are purchased.  See “Administration—Termination; Optional Termination” in the prospectus.

[Describe other events in the transaction agreements that could trigger liquidation or amortization.]

[Describe any optional or mandatory redemption termination features.]

Collection Accounts, Master Servicer Account and Certificate Account

Pursuant to the Servicing Agreements, each Servicer is required to establish and maintain one or more accounts designated as collection or custodial accounts (each, a “Collection Account”) into which it must deposit, within the time period specified in the applicable Servicing Agreement, payments of principal and interest on the Mortgage Loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and the proceeds of any purchase of the Mortgage Loans due to breaches of representations or warranties, net of the Servicing Fee, late payment fees, assumption fees and incentive servicing fees, which such Servicer is entitled to retain.  Collections that relate to Monthly Payments due on or before the Cut-off Date, however, regardless of when received, belong to the related Loan Seller and will not be deposited to the related Collection Account.  The Collection Accounts are held in trust for the benefit of the Issuing Entity.  A Servicer may generally withdraw amounts from the Collection Accounts only for purposes of: (i) remitting the monthly remittance to the Master Servicer, which will remit such amount to the Securities Administrator for deposit into the Certificate Account to enable the Securities Administrator to make monthly distributions to certificateholders, (ii) to reimburse such Servicer, the Master Servicer and the Securities Administrator for Advances and any unreimbursed Servicing Fees, from late payments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and other collections from the related Mortgage Loan, (iii) to pay such Servicer income on funds invested as servicing compensation, (iv) to pay a Loan Seller amounts received on related Mortgage Loans repurchased by it pursuant to the related Sale Agreement, (v) to reimburse such Servicer for certain indemnification expenses, to the extent not caused by such Servicer's failure, as Servicer, to service the Mortgage Loans in strict compliance with the Servicing Agreement, subject to the maximum amount set forth in the Trust Agreement, (vi) to withdraw amounts deposited in the Collection Accounts in error, (vii) to pay the Securities Administrator and the Trustee any amounts payable pursuant to the Trust Agreement, subject to the maximum amount set forth therein, and (viii) to clear and terminate (at final maturity) the account.

On each Servicer Remittance Date, the Servicers are required to remit to the Master Servicer the Available Distribution Amount with respect to the Distribution Date occurring during the month of such Servicer Remittance Date. The Master Servicer is required to deposit that amount into a trust account established by the Master Servicer under the Trust Agreement for the benefit of the certificateholders (the “Master Servicer Account”), and two Business Days prior to the Distribution Date (the “Master Servicer Remittance Date”), the Master Servicer is required to remit the Available Distribution Amount to the Securities Administrator.  Upon receipt, the Securities Administrator is required to deposit funds received from the Master Servicer into a trust account established by the Securities Administrator for the benefit of the certificateholders (the “Certificate Account”) from which it will make distributions to the certificateholders on each Distribution Date.

The Certificate Account and the Master Servicer Account must be Eligible Accounts.  An “Eligible Account” for purposes of establishment of the Certificate Account and the Master Servicer Account is a trust account: (i) maintained by a depository institution, the long term unsecured debt obligations of which are rated by [each Hired Agency] in one of its two highest rating categories at the time of any deposit therein, or (ii) maintained with the Securities Administrator or the Master Servicer, or (iii) an account otherwise acceptable to each Hired Agency.  If the definition of Eligible Account is not met, the Certificate Account shall be maintained at the Securities Administrator or any of its affiliates.

Reports to Certificateholders

[On each Distribution Date, the Trustee, or the Securities Administrator on behalf of the Trustee, will make available to each certificateholder, the Depositor and to such other parties as are specified in the Trust Agreement, a statement, based on information provided by the master servicer and the Servicers, setting forth, among other things:

•	the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds included in that distribution;

•
the amount of the distribution allocable to interest, any interest shortfalls included in such distribution and any remaining interest shortfalls after giving effect to such distribution[, any Basis Risk Shortfalls for such Distribution Date and the amount of all Basis Risk Shortfalls covered by withdrawals from the Basis Risk Reserve Fund on such Distribution Date];

•
if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest[, including any Basis Risk Shortfall not covered by amounts in the Basis Risk Reserve Fund];

•	the Class Certificate Balance or Notional Amount of each class of certificates after giving effect to the distribution of principal on such Distribution Date;

•	the aggregate scheduled principal balance of the mortgage loans for the following Distribution Date;

•
the amount of the expenses and fees paid to or retained by the servicer and paid to or retained by the trustee with respect to such Distribution Date, in each case, identifying the general purpose of such fees;

•	the Certificate Interest Rate for each such class of certificates with respect to such Distribution Date;

•
the amount of advances included in the distribution on such Distribution Date and the aggregate amount of advances reported by the servicer (and the master servicer, the trustee as successor master servicer and any other successor master servicer, if applicable) as outstanding as of the close of business on the determination date immediately preceding such Distribution Date;

•
the number and aggregate outstanding principal balances of mortgage loans (1) as to which the scheduled payment is delinquent 31 to 60-days, 61 to 90-days and 91 or more days, (2) that have become REO property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;

•
for each of the preceding 12 calendar months, or all calendar months since the related cut-off date, whichever is less, the aggregate dollar amount of the scheduled payments (A) due on all outstanding mortgage loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

•
with respect to all mortgage loans that became REO properties during the preceding calendar month, the aggregate number of such mortgage loans and the aggregate scheduled principal balance of such mortgage loans as of the close of business on the determination date preceding such Distribution Date and the date of acquisition of the REO properties;

•	the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the determination date preceding such Distribution Date;

•	whether a Credit Support Depletion Date has occurred;

•	[the amount on deposit in the Basis Risk Reserve Fund (after giving effect to distributions on such Distribution Date);]

•
in the aggregate and for each class of certificates, the aggregate amount of Realized Losses incurred during the preceding calendar month and aggregate amount of Realized Losses through such Distribution Date;

•	the percentage equal to the aggregate realized losses divided by the aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date;

•	[the amount distributed on the Class [ ] Certificates;]

•	the amount of any Subsequent Recoveries for such Distribution Date;

•	the Record Date for such Distribution Date;

•	updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term;

•	[material breaches of mortgage loan representations of warranties of which the trustee, the securities administrator, the master servicer or any servicer has knowledge or received written notice;] and

•	material breaches of any covenants under the Trust Agreement of which the trustee, the securities administrator, the master servicer or any servicer has received written notice.

In the case of information furnished pursuant to the first three bullets above, the amount shall also be expressed as a dollar amount per $1,000 denomination of certificates.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, make available to each person who at anytime during the calendar year was a holder of a certificate, a statement (which will be based upon, and to the extent of, information provided to it by the Master Servicer) containing the information set forth in the first four bullets above with respect to the period during which that person was a certificateholder.  This obligation will be deemed satisfied to the extent that substantially comparable information is provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as from time to time are in force.

The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator 's internet website.  The Securities Administrator's website will be located at [     ], and assistance in using the website can be obtained by calling the Securities Administrator 's customer service desk at [     ]. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: [     ].  The trustee will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the trust through the EDGAR system.  As a condition to access the Securities Administrator’s internet website, the Securities Administrator may require registration and the acceptance of a disclaimer.  The Trust Agreement provides that the Securities Administrator will not be liable for the dissemination of information in accordance with the terms of the Trust Agreement.] [TO BE UPDATED AS NECESSARY TO REFLECT ADDITIONAL REPORTING REQUIRED OR CUSTOMARY FOR EACH PARTICULAR SERIES.]

Amendments to the Trust Agreement with Respect to a TIA Applicability Determination

In addition to any other permitted amendments, the Trust Agreement may be amended by the respective parties thereto, without the consent of the certificateholders, if a TIA Applicability Determination (as defined below) is made, to modify, eliminate or add to the provisions of the Trust Agreement (and, if necessary, the certificates) to the extent necessary to (A) effect the qualification of the Trust Agreement under the TIA (as defined below) or under any similar federal statute hereafter enacted and to add to the Trust Agreement (and, if necessary, the Certificates) such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Trust Agreement (and, if necessary, the certificates) to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

With respect to the amendment discussed above, the Division of Corporation Finance of the SEC has previously published guidance on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 regarding the Trust Indenture Act of 1939 – Last Update:  March 30, 2007 – Section 202.  That guidance stated in relevant part that “Certificates representing a beneficial ownership interest in a trust [that] include[s] a pool of mortgage loans with multiple obligors administered pursuant to a “pooling and servicing agreement[]” … are treated as exempt from the Trust Indenture Act under Section 304(a)(2) thereof.”  That guidance is supported by more than three decades of market and SEC practice.  In light of that prior SEC guidance and historical industry practice, and based on the Depositor’s independent analysis of the applicability of the Trust Indenture Act of 1939 (the “TIA”) to the Trust Agreement, the Depositor has determined in connection with the offering of the offered certificates that it will not initially qualify the Trust Agreement under the TIA.  However, in a recent federal district court ruling (Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012)) District Judge Pauley of the United States District Court for the Southern District of New York, on a motion to dismiss, held that the TIA was applicable to certain agreements similar to the Trust Agreement and that the mortgage-backed certificates issued pursuant to such agreements were debt and not exempt under Section 304(a)(2) of the TIA.  This ruling is contrary to the SEC’s previously published guidance described above and historical industry practice, and on May 3, 2012, the Division of Corporation Finance of the SEC advised that it is considering Trust Indenture Act CDI 202.01 in light of this ruling.  On December 7, 2012, District Judge Forrest of the United States District Court for the Southern District of New York, again on a motion to dismiss, held that the TIA applies to mortgage-backed securities issued under various pooling and servicing agreements similar to the Trust Agreement because the Certificates are debt for purposes of the TIA (Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)).  A similar class action complaint alleging violations of the TIA was filed on May 15, 2012 in front of District Judge Koeltl of the United States District Court for the Southern District of New York.  (Oklahoma Police Pension and Retirement Sys. v. U.S. Bank Nat’l Assoc., No. 11-cv-08066-JGK (S.D.N.Y.)).  The Depositor is not aware of any other case law to the effect that the TIA is applicable to agreements similar to the Trust Agreement other than the cases referenced above.  The Depositor understands that on February 14, 2013, District Judge Pauley granted a motion to certify his ruling for interlocutory appeal to the United States Court of Appeals for the Second Circuit.  The Depositor also understands that on May 6, 2013, District Judge Forrest in the Bank of America case denied the defendants’ motion to dismiss, finding, among other things, that the certificates in that case were not exempt under the TIA.  On the other hand, the Depositor further understands that on June 6, 2013, District Judge Koeltl, citing Section 304(a)(2) of the TIA, prior SEC guidance and legislative history, held that the TIA does not apply to mortgage-backed securities issued under pooling and servicing agreements.

If there is an affirmation of either of the Policemen’s Annuity and Benefit Fund cases (or a decision in favor of the plaintiffs, as applicable) by the applicable court or on appeal by any higher court or a change by the Division of Corporation Finance of the SEC of its position that agreements similar to the Trust Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Trust Agreement being required to be qualified under the TIA.  Depending on the circumstances, rulings by lower courts similar to the foregoing cases, as well as litigation involving the Trust Agreement, could also result in the Trust Agreement being required to be qualified under the TIA.  It is expected that the

Depositor will perform on an ongoing basis an analysis as to whether the TIA applies to the Trust Agreement.

If, subsequent to the date of this prospectus supplement, the Depositor determines that the TIA does apply to the Trust Agreement or that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Trust Agreement provide that they (and, if necessary, the certificates) will be amended without the consent of any certificateholder to the extent necessary to comply with the TIA.  In addition, if the TIA were to apply to the Trust Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Trust Agreement (and the Trust Agreement thus would be statutorily amended without any further action); provided, that it will be deemed that the parties to the Trust Agreement have agreed that, to the extent permitted under the TIA, the Trust Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Trust Agreement or would otherwise alter the provisions of the Trust Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Trust Agreement.  Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements and heightened conflict of interest rules which may require, for example, that the Trustee resign if the interests of the holders of the various classes of certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place.  While investors should understand the potential for such amendments, investors should not purchase certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

YIELD AND PREPAYMENT CONSIDERATIONS

General

The yield to maturity of each class of certificates will depend upon, among other things, the price at which such certificates are purchased, the applicable interest rate on the certificates, the actual characteristics of the Mortgage Loans in the related Collateral Group, the rate of principal payments (including prepayments) on the Mortgage Loans in the related Collateral Group and the rate of liquidations on the Mortgage Loans in the related Collateral Group.  The yield to maturity of the each class of Exchangeable Certificates will depend on the yield to maturity of the related classes of the related Regular Certificates.  The yield to maturity to holders of certificates [(other than the Class [    ] Certificates and the Principal Only Certificates)] will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of those certificates because principal and interest distributions will not be payable to the certificateholders until the 25th day of the month following the month of interest accrual (without any additional distribution of interest or earnings for the delay).

Any net interest shortfalls, as described under the heading “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus supplement, will adversely affect the yields on the offered certificates.  In addition, although all Realized Losses (other than with respect to any Subsequent Recoveries) initially will be borne by the related Subordinate Certificates, in the reverse order of their numerical class designations [(either directly or through distributions of Deferred Principal Amounts on the related class of Class [    ] Certificates)], the Applicable Fractions of Realized Losses (other than with respect to any Subsequent Recoveries) occurring on or after the Credit Support Depletion Date will be allocated pro rata to the outstanding class or classes of Senior Certificates related to the Collateral Group in which such Realized Loss occurred[; provided, however, that Realized Losses otherwise allocable to the Class [    ] Certificates will instead be allocated to the Class [    ] Certificates, until the Class Principal Balance thereof has been reduced to zero].  Moreover, since the Subordinate Principal Distribution Amount for each Distribution Date will be reduced by the amount of any distributions on a Distribution Date of Current Realized Losses [and Deferred Principal Amounts], the amount distributable as principal on each Distribution Date to each class of Subordinate Certificates will be less than it otherwise would be in the absence of the Current Realized Losses [and Deferred Principal Amounts].  As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses.

In addition, as described under the heading “Description of the Certificates—Priority of Distributions” in this prospectus supplement, principal distributions on the certificates will be calculated on the basis of principal collections on specified Collateral Groups of Mortgage Loans or portions thereof.  Prospective investors in the certificates are urged to consider that the characteristics—in particular, the mortgage interest rates—of the Mortgage Loans themselves, portions of which will be allocated to the various Collateral Groups, will have particular bearing on the prepayment rates of the related Mortgage Loans and, therefore, any class of related certificates. Specifically, Mortgage Loans with lower interest rates may be expected to experience lower rates of prepayment than Mortgage Loans with higher interest rates and this will affect the rate of prepayment of the Collateral Groups to which such Mortgage Loans contribute.  Consequently, any class of certificates related to any Collateral Group to which Mortgage Loans or portions thereof having lower mortgage interest rates have been allocated may be expected to experience slower rates of prepayment of the Class Principal Balance thereof and any class of certificates related to a Collateral Group to which Mortgage Loans or portions thereof having higher mortgage interest rates have been allocated may be expected to experience faster rates of prepayment of the Class Principal Balance thereof.

Principal Prepayments and Compensating Interest

When a mortgagor prepays a Mortgage Loan in whole or in part between Due Dates for the Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month.  Absent compensating interest, such a prepayment will cause a shortfall to occur in the amount of interest due to certificateholders since the certificateholders [(other than holders of Principal Only Certificates)] are entitled to receive a full month of interest.  Also, when a Curtailment is made on a mortgage loan together with the Scheduled Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

To reduce the adverse effect on certificateholders from the deficiency in interest payable by the mortgagors as a result of a Payoff or Curtailment between Due Dates, each Servicer will remit to the related Collection Account no later than the day before each Servicer Remittance Date an amount equal to any shortfall in interest collections for the previous month resulting from the timing of prepayments on the Mortgage Loans serviced by it (such amount, “Compensating Interest”).  The amount of Compensating Interest to be paid by any Servicer on any Distribution Date will not exceed the lesser of (x) the amount required to cause the Master Servicer to receive a full month's interest on any voluntary prepayments in full (and, with respect to certain Servicers, any voluntary prepayments in part) of Mortgage Loans serviced by such Servicer received during the related Due Period and (y) [100][50]% of the Servicing Fee payable to such Servicer on the related Distribution Date.  In the event the related Servicer does not make a required remittance of Compensating Interest on any Distribution Date, the Master Servicer is required to pay such amount to the extent that such amount does not exceed the total of the Master Servicing Fee for the applicable Distribution Date, through a reduction in the amount of the Master Servicer's compensation.  Shortfalls on any Mortgage Loan and any Distribution Date attributable to the Relief Act will be allocated among the related Collateral Groups based on the Applicable Fractions for such Mortgage Loan and will be further allocated among the interest-bearing Senior Certificates of the related Certificate Group and the related Subordinate Certificates proportionately based on (1) in the case of such Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon and (2) in the case of such Subordinate Certificates, interest accrued on their related Apportioned Principal Balances, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, that remaining deficiency will be allocated to the related Senior Certificates and the related Subordinate Certificates (but, in the case of the Subordinate Certificates, only the portion of those Certificates that derives its interest from the related Collateral Group), pro rata according to the amount of interest to which each related class of certificates would otherwise be entitled in reduction of that amount.

Rate of Distributions

The rate of principal distributions on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the Mortgage Loans in the related Collateral Group, which may be in the form of scheduled payments, principal prepayments or liquidations.  See “Risk Factors” in this prospectus supplement and “Yield and Prepayment Considerations” in the prospectus.  All mortgagors (other than those mortgagors obligated under [    ] Mortgage Loans representing approximately [    ]% of the Mortgage Loans by aggregate scheduled principal balance) may prepay the Mortgage Loans at any time without penalty.  A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected.  As a consequence, aggregate interest payments for the Mortgage Loans would be substantially less than expected.  Therefore, a higher rate of principal prepayments in a Collateral Group could result in a lower than expected yield to maturity on each related class of certificates purchased at a premium, and in certain circumstances investors may not fully recover their initial investments.  Conversely, a lower than expected rate of principal prepayments in a specified Collateral Group would reduce the return to investors on any related classes of certificates purchased at a discount, in that principal payments for the Mortgage Loans would occur later than anticipated. [Specifically, a lower than expected rate of principal prepayments on Group [    ] Discount Loans will reduce the yield to investors in the Class [    ]  Certificates and a lower than expected rate of principal prepayments on the Group [    ] Discount Loans will reduce the yield to investors in the Class [    ] Certificates.]  We cannot assure you that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates.  Investors should fully consider all of the associated risks of investing in the certificates.

[PAC Certificates

The PAC Certificates are entitled to receive payments, to the extent of available principal, to reduce their aggregate Class Principal Balance on each Distribution Date to the PAC Scheduled Amount for such Distribution Date, according to the PAC Schedule set forth in Appendix C to this prospectus supplement.  The PAC Schedule has been prepared on the basis of the Modeling Assumptions and the assumption that the Mortgage Loans prepay at a constant rate within a range of constant prepayment rates (the “Structuring Range”), expressed as a Percentage of PSA.  The Structuring Range for the PAC Certificates is [    ]% through [    ]% PSA.  We cannot assure you that the Class Principal Balances of the PAC Certificates will conform on any Distribution Date to the PAC Scheduled Amount for such Distribution Date, or that distributions of principal on such classes will begin or end on the dates indicated in such schedule, even if prepayments occur at rates that are within the Structuring Range set forth above.

If the Mortgage Loans contributing to Collateral Group [    ] prepay at rates that are generally below the expected range, the amount available for principal distributions on any Distribution Date may be insufficient to reduce Class Principal Balances of the PAC Certificates to the PAC Scheduled Amount for such Distribution Date, and the weighted average lives of the PAC Certificates may be extended, perhaps significantly.  Conversely, if the Mortgage Loans contributing to Collateral Group [    ] prepay at rates that are generally above the expected range, the weighted average lives of the PAC Certificates may be shortened, perhaps significantly.]

[Support Certificates

The prepayment stability of the PAC Certificates will be supported by the Class [    ] Certificates.

In general, the weighted average lives of the certificates supporting other classes of certificates as described above will be more sensitive to Mortgage Loan prepayments than those of the classes they are supporting.  The supporting classes may receive no principal payments for extended periods of time or may receive principal payments that vary widely from period to period.

To the extent that a low rate of principal payments on the related Mortgage Loans results in the related Principal Distribution Amount on any Distribution Date being equal to or less than the amount required to be distributed as principal on any class of certificates that pays principal in accordance with a schedule, the certificates supporting such class will receive no principal on such Distribution Date.  Conversely, to the extent that a high rate of principal payments results in the related Principal Distribution Amount being in excess of the amount needed to maintain scheduled payments on any class of certificates, such excess funds will be applied, to the extent of the related Senior Principal Distribution Amount, to the supporting classes in accordance with their schedules, if applicable, or until their Certificate Balances have been reduced to zero.  Thus, a rapid rate of prepayments in respect of the related Mortgage Loans may significantly shorten the weighted average lives of certain classes of support certificates, and a relatively slow rate of prepayments on such Mortgage Loans may significantly extend the weighted average lives of certain classes of support certificates.]

Prepayment Assumptions

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model.  The prepayment models used in this prospectus supplement are the Bond Market Association's Standard Prepayment Assumption Model (“PSA”), the Pricing Prepayment Curve Assumption Model (“PPC”) and the Constant Prepayment Rate (“CPR,” and, together with PSA and PPC, the “Prepayment Speed Assumptions”).  PSA assumes that mortgage loans will prepay at an annual rate of 0.2% in the first month after origination, that the prepayment rate increases at an annual rate of 0.2% per month up to the 30th month after origination and that the prepayment rate is constant at 6% per annum in the 30th and later months (this assumption is called “100% PSA”).  For example, at 100% PSA, mortgage loans with a loan age of three months (i.e. mortgage loans in their fourth month after origination) are assumed to prepay at an initial annual rate of 0.8%.  “0% PSA” assumes no prepayments; “50% PSA” assumes prepayment rates equal to one-half times 100% PSA; “200% PSA” assumes prepayment rates equal to two times 100% PSA; and so forth.  PPC assumes that mortgages will prepay at an annual rate of [6.0]% in the first month after origination, that the prepayment rate increases at an annual rate of approximately [0.7272727272727% (precisely 8/11 percent)] per month up to and including the 11th month after origination and that the prepayment rate is constant at 14% per annum in the 12th and later months (this assumption is called “100% PPC”).  CPR assumes that the outstanding principal balance of the pool of Mortgage Loans prepays at a specified constant annual rate.  In generating monthly cash flows, this rate is converted to an equivalent monthly rate.  For example, 25% CPR assumes a constant per annum rate of prepayment of 25% of the then outstanding principal balance of the pool of Mortgage Loans.  Likewise, a 10% CPR, 15% CPR, 20% CPR, 30% CPR, 35% CPR and 40% CPR assumes a constant per annum rate of prepayment of 10%, 15%, 20%, 30%, 35% and 40%, respectively, of the then outstanding principal balance of the pool of Mortgage Loans.  The Prepayment Speed Assumptions are not descriptions of historical prepayment experiences or predictions of the applicable mortgage loans' rates of prepayment.

None of the prepayment rates purports to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage pool underlying the certificates.  Furthermore, there is no assurance that the Mortgage Loans will prepay at any given percentage of the Prepayment Speed Assumptions.  The actual rate of prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors.  In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans underlying the certificates, those Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans underlying the certificates.  Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans underlying the certificates, the rate of prepayment would be expected to decrease.  A comparatively low interest rate environment may result in a higher than expected rate of prepayments on the Mortgage Loans and, correspondingly, an earlier than expected retirement of the certificates.

This prospectus supplement does not describe the specific factors that will affect the prepayment of the Mortgage Loans or their relative importance. Factors not identified in this prospectus supplement may significantly affect the prepayment rate of the Mortgage Loans.  In particular, this prospectus supplement makes no representation as to either the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or the overall rate of prepayment.

For purposes of the tables in Appendix A, it is assumed (collectively, the “Modeling Assumptions”) that the Mortgage Loans consist of the following groups of mortgage loans, which have the common characteristics indicated:

Assumed Mortgage Loans

Principal Balance ($)	Approximate Weighted Average Gross Rate (%)	Approximate Weighted Average Net Rate (%)	Weighted Average Amortized Remaining Term to Maturity (Months)	Weighted Average Age (Months)	Weighted Average Remaining Interest Only Term (Months)	Weighted Average Original Term to Maturity (Months)
Subgroup [ ](1)
Subgroup [ ](2)
Subgroup [ ](1)
Subgroup [ ](2)
Subgroup [ ](1)
Subgroup [ ](1)
Subgroup [ ]((2))
Subgroup [ ](3)
Subgroup [ ](3)
Subgroup [ ](3)
Subgroup [ ](3)

(1)	Non-interest only loans.

(2)	Includes [ ] interest only loans, all of which have original terms to maturity of 360 months.

(3)	100% Interest only loans.

When the related Applicable Fractions are applied to each of the mortgage loans comprising the above assumed mortgage loans, the following Collateral Groups are obtained, which were used in preparing the tables in Appendix A:

Assumed Mortgage Loans

Principal Balance ($)	Approximate Weighted Average Gross Rate (%)	Designated Rate (%)	Weighted Average Amortized Remaining Term to Maturity (Months)	Weighted Average Age (Months)	Weighted Average Remaining Interest Only Term (Months)	Weighted Average Original Term to Maturity (Months)

(1)	Non-interest only loans.

(2)	Includes [ ] interest only loans, all of which have original terms to maturity of 360 months.

(3)	The cut-off date is [ ] 1, 20[ ].

and that:

(1)	The LIBOR Index remains constant at [ ]% (except where otherwise noted),

(2)	scheduled payments on all mortgage loans are received on the first day of each month beginning on [ ] 1, 20[ ],

(3)	any prepayments on the mortgage loans are received on the last day of each month, beginning on [ ], 20[ ] and include 30-days of interest thereon,

(4)	there are no defaults or delinquencies on the mortgage loans,

(5)	optional repurchase of the mortgage loans does not occur,

(6)	the mortgage loans prepay at the indicated constant percentages of the applicable Pricing Speed,

(7)	the date of issuance for the certificates is [ ], 20[ ],

(8)	cash distributions are received by the certificateholders on the 25th day of each month when due,

(9)
the scheduled monthly payments for each mortgage loan (except for the interest only mortgage loans during their respective interest only periods) are computed based upon its unpaid principal balance, mortgage interest rate and amortized remaining term, such that the mortgage loan will fully amortize on its maturity date,

(10)	the percentages shown under “Description of the Certificates—Priority of Distributions” are derived from the actual balances of the related class of certificates,

(11)
the remaining amortized term to maturity for the mortgage loans (other than the interest only mortgage loans) is calculated based upon the current principal balance of the outstanding mortgage loans, and

(12)
each mortgage loan with a remaining interest only term greater than zero does not amortize during the remaining interest only term.  At the end of the remaining interest only term, each such mortgage loan will amortize in amounts sufficient to repay the current balance of each mortgage loan over the remaining term to maturity calculated at the expiration of the remaining interest only term.

The approximate Certificate Balances of the Junior Subordinate Certificates as of the Closing Date will be as follows: $[       ], $[       ], $[       ], $[       ], $[       ] and $[       ] for the Class [       ], Class [       ], Class [       ], Class [       ], Class [       ] and Class [       ] Certificates, respectively.

Any discrepancy between the actual characteristics of the Mortgage Loans underlying the certificates and the characteristics of the hypothetical mortgage loans set forth above may affect the percentages of the initial Certificate Balances set forth in the tables in Appendix A and the weighted average lives of the offered certificates.  In addition, to the extent that the characteristics of the actual Mortgage Loans and the initial Certificate Balances differ from those assumed in preparing the tables in Appendix A, the outstanding Certificate Balance of any class of offered certificates may be reduced to zero earlier or later than indicated by the tables.

Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Certificate Balances and the weighted average lives shown in the tables in Appendix A. Variations may occur even if the average prepayment experience of all the Mortgage Loans equals the indicated percentage of PSA.  We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any given percentage of PSA.

Based on the assumptions described above, the tables in Appendix A indicate the projected weighted average lives of the offered certificates and provide the percentages of the initial outstanding Certificate Balance of each class of offered certificates that would be outstanding after each of the dates shown at various constant percentages of the applicable Pricing Speed (as defined herein).  The “Pricing Speed” for the Senior Certificates related to Collateral Group [       ] is [       ]% PSA, to Collateral Group [       ] is [       ]% PSA, to Collateral Group [       ] is [       ]% PSA, to Collateral Group [       ] is [       ]% PSA, to Collateral Group [       ] is [       ]% PSA, to Collateral Group [       ] is [       ]% PSA, to Collateral Group [       ] is [       ]% PSA, to Collateral Group [       ] is [       ]% PSA, the Pricing Speed for the Subordinate Certificates is [       ]% PSA, the Pricing Speed for the Class [       ] Certificates is [       ]% PSA and the Pricing Speed for the Class [       ] Certificates is [       ]% PSA.

Lack of Historical Prepayment Data

There are no historical prepayment data available for the Mortgage Loans underlying the certificates, and comparable data are not available because the Mortgage Loans underlying the certificates are not a representative sample of mortgage loans generally.  In addition, historical data available for mortgage loans underlying mortgage pass-through certificates issued by GNMA, Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool because the Mortgage Loans underlying the certificates may have characteristics that differ from the mortgage loans underlying certificates issued by GNMA, Fannie Mae and Freddie Mac.

GSMSC makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables in Appendix A or below in “—Yield Considerations with Respect to the Interest Only and Principal Only Certificates” and “—Yield Considerations with Respect to the Senior Subordinate Certificates” in this prospectus supplement. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the offered certificates.  Since the rate of principal payments (including prepayments) on, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the offered certificates (and especially the yields to maturity on the Interest Only and Principal Only Certificates and the Subordinate Certificates), prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the offered certificates to their investment objectives.

[Yield Considerations with Respect to the Interest Only and Principal Only Certificates

The yield to maturity on the Class [       ] Certificates will be extremely sensitive to the level of principal prepayments on the Group [       ] Premium Loans. The interest payable to the Class [       ] Certificates is based on (i) the excess of the weighted average of the Net Rates for each of the Premium Loans over (ii) the Designated Rate on Collateral Group [       ].  Therefore, the yield to maturity on the Class [       ] Certificates will be adversely affected as a result of faster-than-expected principal prepayments on the Group [       ] Premium Loans. Prospective investors should fully consider the risks associated with an investment in the Class [       ] Certificates, including the possibility that if the rate of principal prepayments on the Group [       ] Premium Loans is rapid or an optional purchase of the related Mortgage Loans occurs, such investors may not fully recoup their initial investments and may experience a negative yield on their investments.

The yield to maturity on the Class [       ] Certificates will be extremely sensitive to the level of principal prepayments on the Group [       ] Premium Loans. The interest payable to the Class [       ] Certificates is based on (i) the excess of the weighted average of the Net Rates for each of the Premium Loans over (ii) the Designated Rate on Collateral Group 6.  Therefore, the yield to maturity on the Class [       ] Certificates will be adversely affected as a result of faster-than-expected principal prepayments on the Group [       ] Premium Loans. Prospective investors should fully consider the risks associated with an investment in the Class [       ] Certificates, including the possibility that if the rate of principal prepayments on the Group [       ] Premium Loans is rapid or an optional purchase of the related Mortgage Loans occurs, such investors may not fully recoup their initial investments and may experience a negative yield on their investments.

The foregoing yield considerations will generally also apply to other Interest Only Certificates.  In addition, the yield on any certificates that vary inversely with LIBOR will be very sensitive to any increases in LIBOR.  As a result, any increases in LIBOR will reduce the yield on such certificates.

The yield to maturity on the Class [       ] Certificates will be extremely sensitive to the level of principal prepayments on the Group [       ] Discount Loans. The principal payable to the Class [       ] Certificates is derived solely from the Group [       ] Discount Loans.  Therefore, the yield to maturity on the Class [       ] Certificates will be adversely affected by slower-than-expected prepayments of such Group [       ] Discount Loans and could be reduced to zero.

Because the interest payable on the Class [       ] Certificates is based upon only the Group [       ] Premium Loans, and the principal distributable to the Class [       ] Certificates is derived only from the Group [       ] Discount Loans, it is possible that faster-than-expected principal prepayments on the Group [       ] Premium Loans may occur at the same time as slower-than-expected principal prepayments on the Group [       ] Discount Loans, which would result in a lower yield to maturity for the Class [       ] Certificates and the Class [       ] Certificates.

To illustrate the significance of different rates of prepayment on the distributions on the Interest Only Certificates and the Principal Only Certificates, the tables below indicate the approximate pre-tax yields to maturity for each class of Interest Only Certificates and Principal Only Certificates (on a corporate bond equivalent basis) under the different percentages of Pricing Speeds indicated.

Any differences between the assumptions and the actual characteristics and performance of the related Premium Loans, in the case of each class of Class [       ] Certificates, and the related Discount Loans, in the case of each class of Class [       ] Certificates, may result in yields to maturity for such classes being different from those shown in the table for such classes of certificates.

Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields to maturity in varying prepayment scenarios.  In addition, it is highly unlikely that the Premium Loans and the Discount Loans will prepay at a constant level of PSA until maturity or that all of the Premium Loans and the Discount Loans will prepay at the same rate.  The timing of changes to the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor's expectation.  In general, the earlier a payment of principal on the related Mortgage Loans, the greater the effect on an investor's yield to maturity.  As a result, the effect on an investor's yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a later like reduction (or increase) in the rate of prepayments.

The sensitivity tables for the Interest Only and Principal Only Certificates below are based on the Modeling Assumptions, and assume further that the certificates are purchased at the price set forth in the related table plus, in the case of the Interest Only Certificates, accrued interest.  We cannot assure you that the Mortgage Loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase price of the certificates will be as assumed or that the pre-tax yields to maturity will correspond to any of the pre-tax yields shown in the tables below.  The actual price to be paid on the Interest Only and Principal Only Certificates has not been determined and will depend on the characteristics of the Mortgage Loans as ultimately constituted.  In addition to any other factors an investor may consider material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of offered certificates.

Pretax Yield of the Class [      ] Certificates at an
Assumed Purchase Price of [      ]% of the Initial Class [      ] Notional
Amount Plus Accrued Interest

Percentage of Pricing Speed
Level of LIBOR	0%	50%	100%	150%	200%
[ ]%
[ ]%
[ ]% and Above

Pretax Yield on the Class [      ] Certificates at an
Assumed Purchase Price of [      ]% of the Initial Class [      ] Notional Amount
Plus Accrued Interest from the Cut-off Date

Percentage of Pricing Speed
0%	50%	100%	150%	200%

Based on a constant prepayment rate of approximately [      ]% of the Pricing Speed, the assumed purchase price above, plus accrued interest from the Cut-off Date, and the assumptions described above, the pre-tax yield to maturity of the Class [      ] Certificates would be approximately 0%.  If the actual prepayment rate were to exceed [      ]% of the Pricing Speed, even for one month, while equaling [      ]% of the Pricing Speed for all other months, an investor in the Class [      ] Certificates would not fully recover the initial purchase price of those certificates.

Pretax Yield on the Class [       ] Certificates at an
Assumed Purchase Price of [       ]% of the Initial Class [       ] Notional Amount
Plus Accrued Interest from the Cut-off Date

Percentage of Pricing Speed
0%	50%	100%	150%	200%

Based on a constant prepayment rate of approximately [     ]% of the Pricing Speed, the assumed purchase price above, plus accrued interest from the Cut-off Date, and the assumptions described above, the pre-tax yield to maturity of the Class [     ] Certificates would be approximately 0%.  If the actual prepayment rate were to exceed [     ]% of the Pricing Speed, even for one month, while equaling [     ]% of the Pricing Speed for all other months, an investor in the Class [     ] Certificates would not fully recover the initial purchase price of those certificates.

Pretax Yield on the Class [       ] Certificates at an
Assumed Purchase Price of [       ]% of the Initial Certificate Balance
Percentage of Pricing Speed

Percentage of Pricing Speed
0%	50%	100%	150%	200%

The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rates (whether positive or negative), which, when applied to the assumed streams of cash flows to be paid on the Interest Only and Principal Only Certificates, as the case may be, would cause the discounted present values of those assumed streams of cash flows to equal the assumed purchase price, plus accrued interest, if any.  These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding.  These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on these certificates and thus do not reflect the return on any investment in these certificates when any reinvestment rates other than the discount rates are considered.

Pretax Yield on the Class [       ] Certificates at an
Assumed Purchase Price of [       ]% of the Initial Certificate Balance

Percentage of Pricing Speed

Percentage of Pricing Speed
0%	50%	100%	150%	200%

The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rates (whether positive or negative), which, when applied to the assumed streams of cash flows to be paid on the Interest Only and Principal Only Certificates, as the case may be, would cause the discounted present values of those assumed streams of cash flows to equal the assumed purchase price, plus accrued interest, if any.  These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding.  These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on these certificates and thus do not reflect the return on any investment in these certificates when any reinvestment rates other than the discount rates are considered.]

Yield Considerations with Respect to the Senior Subordinate Certificates

If the aggregate Certificate Balance of the related Junior Subordinate Certificates is reduced to zero, the yield to maturity on the related Senior Subordinate Certificates will become extremely sensitive to losses on the Mortgage Loans contributing to the related Collateral Groups and the timing of those losses, because the entire amount of those losses will generally be allocated first to the related Junior Subordinate Certificates in reverse order of seniority.  The aggregate initial Certificate Balance of the Junior Subordinate Certificates related to Loan Group [   ] is equal to approximately [   ]% of the sum of the Applicable Fractions of the scheduled principal balances of the Mortgage Loans contributing to the related Collateral Groups as of the Cut-off Date and the aggregate initial Certificate Balance of the Junior Subordinate Certificates related to Loan Group [   ] is equal to approximately [   ]% of the sum of the Applicable Fractions of the scheduled principal balances of the Mortgage Loans contributing to the related Collateral Groups as of the Cut-off Date.

Additional Information

GSMSC intends to file with the SEC additional yield tables and other computational materials for one or more classes of the offered certificates on a Current Report on Form 8-K.  Those tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors.  Those tables and materials are preliminary in nature, and the information contained in the Current Report is subject to, and superseded by, the information in this prospectus supplement.

CREDIT ENHANCEMENTS

Subordination

The Senior Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the related Subordinate Certificates.  In addition, no class of Subordinate Certificates will receive distributions of interest and principal on any Distribution Date until the related Subordinate Certificates senior to that class have received all distributions of interest and principal due on or before that Distribution Date.  See “Description of the Certificates—Priority of Distributions” in this prospectus supplement.

Losses on Mortgage Loans will be borne by the related Subordinate Certificates then outstanding in reverse numerical order.  If all related Subordinate Certificates have been paid in full then thereafter losses on the related Mortgage Loans will be allocated to the Collateral Groups to which the related Mortgage Loan contributed and, within a Collateral Group, will be allocated pro rata among the Senior Certificates[; provided, however, that Realized Losses otherwise allocable to the Class [   ] Certificates will instead be allocated to the Class [   ] Certificates, until the Class Principal Balance thereof has been reduced to zero].

Shifting Interests

The Senior Certificates [(other than the classes of Class [   ] Certificates and the Interest Only Certificates)] will, in the aggregate, generally receive their pro rata shares of all scheduled principal payments for the related Collateral Groups and 100% of all principal prepayments for the related Collateral Groups until the 5th anniversary of the first Distribution Date.  Thereafter, the Senior Certificates (other than the classes of Class [   ] Certificates and the Interest Only Certificates) will, in the aggregate, generally receive their pro rata share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments (subject to certain triggers that would reduce payments to the related Subordinate Certificates).  This will result in a faster rate of return of principal to such Senior Certificates (other than the related Class [   ] Certificates and the Interest Only Certificates) than would occur if such Senior Certificates and the related Subordinate Certificates received all payments, including prepayments, pro rata with such Subordinate Certificates, and increases the likelihood that holders of Senior Certificates (other than the Class [   ] Certificates and the Interest Only Certificates) will be paid the full amount of principal to which they are entitled.  The Class [   ] Certificates will not necessarily benefit from this accelerated repayment.

If the subordination level for any class of Subordinate Certificates on any Distribution Date is less than the subordination level on the Closing Date for such class of related Subordinate Certificates (the “Initial Subordination Levels”) the most senior class of related Subordinate Certificates that has not maintained its Initial Subordination Level and all classes of related Subordinate Certificates senior thereto will receive pro rata distributions from principal prepayments otherwise payable to junior classes of related Subordinate Certificates.  For a more detailed description of how principal prepayments are allocated among the Senior Certificates and the related Subordinate Certificates, see “Description of the Certificates—Priority of Distributions” and the related definitions under “Description of the Certificates—Glossary of Definitions Relating to the Priority of Distributions” in this prospectus supplement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion addresses the material federal income tax consequences of the purchase, ownership, and disposition of the offered securities to investors that will hold the offered securities as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986 (the “Code”).  It  is based on current laws, regulations, rulings, and court decisions.  All of these authorities are subject to change and such change may be applied retroactively.  This discussion does not cover all of the federal income tax consequences that may arise due to an investor’s individual circumstances or its special treatment under the Code and does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States.

You are urged to consult your tax advisor in determining the federal, state, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the offered securities.

The Trust Agreement provides that a designated portion of the Issuing Entity will comprise one or more real estate mortgage investment conduits (each, a “REMIC”) for federal income tax purposes.  The Trustee will cause a REMIC election to be made with respect to each REMIC formed pursuant to the Trust Agreement. Each such REMIC will designate a single class of interests as the residual interest in that REMIC, and the Residual Certificates will represent ownership of the residual interests.  Upon the issuance of the offered certificates, Sidley Austin LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, each of the REMICs formed pursuant to the Trust Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986 (the “Code”).  If the Issuing Entity also includes one or more grantor trusts, then Tax Counsel will also deliver its opinion that each such grantor trust qualifies as such under the Code.

The Securities Administrator, on behalf of the Trustee, will be the Tax Administrator with respect to each of the REMICs, as described in the prospectus.  See “Material Federal Income Tax Consequences” in the prospectus for further information regarding the federal income tax treatment of REMICs and the federal income tax consequences of investing in the offered certificates.

Tax Treatment of REMIC Regular Interests

The offered certificates (other than the Exchangeable Certificates and the Class [   ] Certificates) will be REMIC regular interests.  The Class [   ] Certificates will be treated as representing (i) an undivided interest in a REMIC regular interest corresponding to the Class [   ] Certificates and (ii) an interest in a limited recourse interest rate cap contract (the “Cap Contract”) held through a grantor trust .  See the discussion under “—Additional Considerations for the Class [    ] Certificates” below.  The Exchangeable Certificates will be treated as representing undivided interests in one or more REMIC regular interests held through a grantor trust.  See the discussion under “—Additional Considerations for the Exchangeable Certificates” below.

For purposes of this summary, the REMIC regular interest corresponding to the Class [   ] Certificates, the REMIC regular interests underlying the Exchangeable Certificates along with the remaining offered certificates  are referred to as the “Regular Certificates.” See “Material Federal Income Tax Consequences—Tax Treatment of REMIC Regular Interests and Other Debt Instruments” in the prospectus.

All interest and original issue discount (“OID”) on the Regular Certificates will be includible in certificateholders' income using the accrual method of accounting, regardless of the certificateholders' usual methods of accounting.  In preparing federal income tax reports to certificateholders and the Internal Revenue Service, the Trustee will treat the Class [   ] Certificates and any Interest Only Certificates and the Principal Only Certificates as having been issued with OID, and may treat other classes of Regular Certificates as having been issued with OID.  The Interest Only Certificates will be Interest Weighted Certificates (as defined in the prospectus).

The prepayment assumption that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes is [[   ]% PSA for Collateral Group [   ], [   ]% PSA for Collateral Group [   ], [   ]% PSA for Collateral Group [   ], [   ]% PSA for Collateral Group [   ], [   ]% PSA for Collateral Group [   ], [   ]% PSA for Collateral Group [   ], [   ]% PSA for Collateral Group [   ] and [   ]% PSA for Collateral Group [   ], as described under “Yield and Prepayment Considerations” in this prospectus supplement. No representation is made that the related Mortgage Loans will prepay at such rates or any other rate.

If actual prepayments differ sufficiently from the prepayment assumption, the calculation of OID for certain classes of offered certificates might produce a negative number for certain accrual periods.  If that happens, certificateholders generally will not be entitled to a deduction for that amount, but generally will be required to carry that amount forward as an offset to OID, if any, accruing in future accrual periods.  See “Material Federal Income Tax Consequences—OID” in the prospectus.

Additional Considerations for the Class [    ] Certificates

The REMIC regular interest corresponding to a Class [   ] Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on that Certificate, except that the interest payments will be determined without regard to payments of any Basis Risk Shortfalls.  Any amount paid on a Class [   ] Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract.  Consequently, each beneficial owner of a Class [   ] Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Tax Treatment of REMIC Regular Interests” above.  In addition, each beneficial owner of a Class [   ] Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—Cap Contract Component” below.  Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising the Class [   ] Certificates.

This discussion assumes that the rights of the holders of the Class [   ] Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interest will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes.  Treatment of such rights as a partnership interest could result in differing timing and character consequences to certificateholders and withholding tax consequences for certificateholders who are not U.S. Persons. Prospective investors should consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on a Class [   ] Certificate in excess of the amounts payable on the corresponding REMIC regular interest.

Allocations

A beneficial owner of a Class [   ] Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component.  For information reporting purposes the Trustee will assume the Cap Contract component has substantial value. The Cap Contract is difficult to value, and the Service could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes.  Prospective investors should consider the tax consequences to them if the Service were to assert a different value for the Cap Contract component.

Upon the sale, exchange, or other disposition of a Class [   ] Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component.  Assuming that the Class [   ] Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss.  For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, see “Material Federal Income Tax Consequences” in the prospectus.

[The Cap Contract Component

The portion of the overall purchase price of a Class [   ] Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component.  Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract.  Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate.  Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Class [   ] Certificate.

Any payments to a beneficial owner of a Class [   ] Certificate of Basis Risk Shortfalls will be treated as periodic payments on an interest rate cap contract.  To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year.  Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year.  Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual's trade or business).  Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies.  Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.]

Status of the Class [     ] Certificates

The REMIC regular interest component of Class [   ] Certificates will be treated as assets described in Section 7701(a)(19) of the Code, and as “real estate assets” under Section 856(c)(4)(A) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated.  In addition, the interest derived from the REMIC regular interest component of a Class [   ] Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code, subject to the same limitation in the preceding sentence.  The Cap Contract component of the Class [   ] Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(4)(A) of the Code.  Further, any income attributable to the Cap Contract component will not constitute “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code.

Additional Considerations for the Exchangeable Certificates

The arrangement under which the Exchangeable Certificates are created (the “Exchangeable Pool”) will be classified as a grantor trust under subpart E, part I of subchapter J of the Code.  The interests in the classes or classes of Regular Certificates that have been exchanged for the classes of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be the assets of the Exchangeable Pool, and each class of Exchangeable Certificates will represent beneficial ownership of a proportionate interest in each Regular Certificate corresponding to that class of Exchangeable Certificates.  For a discussion of certain federal income tax consequences applicable to the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Tax Treatment of Exchangeable Securities” in the prospectus.

Tax on Net Investment Income

A new 3.8% tax imposed on net investment income went into effect as of January 1, 2013.  The tax applies to individuals, estates and trusts with incomes above certain threshold amounts.  The types of investment income used to calculate “net investment income,” include, but are not limited to, interest, original issue discount, market discount and gains (if any) from the sale or other disposition of the Securities described herein.

Foreign Account Tax Compliance Act

On January 17, 2013, the IRS issued final regulations under the Foreign Account Tax Compliance Act (“FATCA””), which was enacted to reduce U.S. tax evasion by U.S. persons that hold assets offshore.  Under FATCA, a  30% withholding tax may be imposed on income such as  interest, original issue discount and market discount paid after December 31, 2013 and sale or exchange proceeds paid after December 31, 2016 to (i) certain foreign financial institutions and  investment funds, and (ii) certain other foreign entities. To avoid withholding, foreign financial institutions and investment funds will generally need to either (a) collect and report to the IRS detailed information identifying their U.S. accounts and U.S. account holders, comply with due diligence procedures for identifying U.S. accounts and withhold tax on certain payments made to noncomplying foreign entities and account holders or (b) if an intergovernmental agreement is entered into and implementing legislation is adopted, comply with the agreement and legislation.  Other foreign entities will generally need to either provide detailed information identifying each substantial U.S. owner or certify there are no such owners.

STATE AND LOCAL TAXES

The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state, local or other jurisdiction.  Investors considering an investment in the offered certificates may wish to consult their own tax advisors regarding these tax consequences.

LEGAL INVESTMENT

Under current law, [the Senior Certificates and the Class [   ] and Class [   ] Certificates] will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). The appropriate characterization of those Certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certificates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those Certificates, may be subject to significant interpretive uncertainties.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Section 939(e) of the Dodd-Frank Act removed, as of July 21, 2012, the minimum credit rating requirement in the term “mortgage related security” for purposes of SMMEA and required that the SEC establish alternative standards of credit worthiness.  The SEC has not yet established alternative standards of creditworthiness for purposes of SMMEA, but has issued a transitional interpretation stating that until such alternative standards of creditworthiness are defined, the credit rating requirement previously included in the statute remains applicable.  If and when alternative standards of creditworthiness are established, it is possible that certain Classes of Certificates will not constitute “mortgage related securities” for purposes of SMMEA even if the Certificates maintain the previously required ratings.  Depending on the standards established by the SEC, it is possible that those Certificates that initially qualified as mortgage related securities under SMMEA may no longer qualify upon effectiveness of such alternative standards of creditworthiness.

Except as to the status of certain classes of the Certificates as “mortgage related securities,” no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.  See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the “Plans”) and on persons who bear certain relationships to such Plans.  See “ERISA Considerations” in the prospectus.

The U.S. Department of Labor has granted to Goldman, Sachs & Co., one of the underwriters, an administrative exemption (Prohibited Transaction Exemption (“PTE”) 89-88, Exemption Application No.

D-7573, 54 Fed. Reg. 42582 (1989)) (the “Exemption”) from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the issuing entity.  The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000), PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) and PTE 2007-05, Exemption Application No. D-11370, 72 Fed. Reg. 13130 (2007) to extend exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met.  The Exemption will apply to the acquisition, holding and resale of the offered certificates by a Plan, provided that specific conditions (certain of which are described below) are met.

Among the conditions which must be satisfied for the Exemption, as amended, to apply to the offered certificates are the following:

(i)         The acquisition of the offered certificates by a Plan is on terms (including the price for the offered certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(ii)        The offered certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Moody’s, DBRS Limited or DBRS, Inc.;

(iii)       The trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

(iv)       The sum of all payments made to and retained by the underwriter in connection with the distribution of the offered certificates represents not more than reasonable compensation for underwriting the offered certificates.  The sum of all payments made to and retained by the depositor pursuant to the sale of the offered certificates to the issuing entity represents not more than the fair market value of such mortgage loans.  The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services under the Trust Agreement and reimbursement of the servicer’s reasonable expenses in connection with its services; and

(v)        The Plan investing in the offered certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of offered certificates in connection with the initial issuance, at least 50% of each class of offered certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan’s investment in offered certificates does not exceed 25% of each class of offered certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the issuing entity.  This relief is not available to Plans sponsored by the depositor, the underwriter, the trustee, the servicer, any obligor with respect to mortgage loans included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the issuing entity, or any affiliate of such parties (the “Restricted Group”).

The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the offered certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met.  In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the assets of the issuing entity.

Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

The rating of a certificate may change.  If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

The Department of Labor recently proposed an amendment to the Exemption that would modify the definition of “rating agency.”  If the amendment is adopted as proposed, one of the results would be that rating agencies which are not currently listed in the Exemption but which meet certain criteria set forth in the Exemption would be included in the definition of “rating agency.”  No assurances can be provided as to whether the amendment will be adopted as proposed or otherwise, or the date of adoption of any amendment.

Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements.  However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

Any Plan fiduciary who proposes to cause a Plan to purchase offered certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of offered certificates.  Assets of a Plan or individual retirement account should not be invested in the offered certificates unless it is clear that the assets of the issuing entity will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Code Section 4975.  However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975.  A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any such similar law.

METHOD OF DISTRIBUTION

GSMSC has agreed to sell to Goldman, Sachs & Co., [           ], [           ] and [           ] (the “Underwriters”), and the Underwriters have agreed to purchase, all of the offered certificates.  An underwriting agreement between GSMSC and the Underwriters governs the sale of the offered certificates.  The aggregate proceeds (excluding accrued interest) to GSMSC from the sale of the offered certificates, before deducting expenses estimated to be $[    ], will be approximately [    ]% of the initial aggregate principal balance of the offered certificates.  Under the underwriting agreement, the Underwriters have agreed to take and pay for all of the offered certificates, if any are taken.  The Underwriters will distribute the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The difference between the purchase price for the offered certificates paid to GSMSC and the proceeds from the sale of the offered certificates realized by the Underwriters will constitute underwriting discounts and commissions.

GSMSC has agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

Goldman, Sachs & Co., one of the Underwriters, is an affiliate of the Depositor and a Sponsor [and, in any actual transaction where it provides an interest rate corridor for the benefit of the issuing entity, Goldman Sachs Capital Markets LP] and as such has a conflict of interest in offering the Offered Certificates.

[In accordance with NASD Rule 2720, the Underwriter may not sell the Certificates to a discretionary account unless the Underwriter has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records.]

LEGAL MATTERS

The validity of the offered certificates and certain federal income tax matters will be passed upon for the Depositor by Sidley Austin LLP.

CERTIFICATE RATINGS

It is a condition to the issuance of the offered certificates that they receive the respective ratings from the Hired Agencies.  We cannot assure that the ratings assigned to any class of offered certificates will continue for any period of time or that such ratings will not be revised or withdrawn entirely by a Hired Agency if, in its judgment, circumstances so warrant.  A revision or withdrawal of such ratings may have an adverse effect on the market price of the certificates.  A rating is an opinion of the assigning rating agency based on their analysis, and none of the ratings assigned to the certificates have been or will be verified or analyzed by any Sponsor, the Depositor, any Underwriter or any other party to the transactions described herein.  A security rating is not a recommendation to buy, sell or hold securities.  The Class [    ] Certificates will not be rated by any Hired Agency.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency.  Each security rating should be evaluated independently of any other security rating.

The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities.  Rather, they are an indication of  (i) the likelihood of the ultimate receipt by certificateholders of all principal distributions to which such certificateholders are entitled and (ii) the likelihood of the receipt by certificateholders of the amount of interest actually received by the Issuing Entity to the extent payable to each class in accordance with the priorities described in this prospectus supplement (as interest received by the Issuing Entity may have been reduced as described in this prospectus supplement).  The ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying Mortgage Loans.  The ratings on the offered certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled.  The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated.  As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity.  In general, the ratings on the offered certificates address credit risk and not prepayment risk.  See “Risk Factors” and “Yield and Prepayment Considerations” in this prospectus supplement.

Other credit rating agencies that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by either of the Hired Agencies.  The Depositor has not requested a rating on the rated offered certificates from any rating agency other than the Hired Agencies.  Other nationally recognized statistical rating organizations that the Depositor has not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 under the Exchange Act.  If any such unsolicited ratings are issued, no assurance can be given that they will not be different from those ratings assigned by any of the Hired Agencies.  The issuance of unsolicited ratings of one or more classes of the certificates that are different from the ratings assigned by any of the Hired Agencies may impact the value of that class of certificates.  [As part of the process of obtaining ratings for the certificates, the Depositor had initial discussions with and submitted certain materials to [   ] rating agencies.  Based on preliminary feedback from those [   ] rating agencies at that time, the Depositor hired [   ]  of them to rate the certificates and not the other [   ] rating agencies due, in part, to those rating agencies [initial subordination levels] for the various classes of certificates.]  Had the Depositor selected such other rating agencies to rate the certificates, we cannot assure you as to the ratings that those other rating agencies would ultimately have assigned to the certificates.  Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

Interest Only (IO) Certificates are extremely sensitive to prepayments, which the ratings on the securities do not address.  If prepayments are faster than anticipated, investors may fail to recover their initial investment.

Principal Only (PO) Certificates are extremely sensitive to prepayments, which the ratings on the securities do not address.  If prepayments are slower than anticipated, investors' yield may be adversely affected.  The rating on Principal Only certificates only addresses the return of the principal balances thereof.

Neither the Depositor nor any other person or entity will have any duty to notify you if any other rating agency issues, or delivers notice of its intention to issue, unsolicited ratings on one or more Classes of Certificates after the date of this prospectus supplement.

Furthermore, the SEC may determine that any or all of the Hired Agencies no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may have an adverse effect on the market value of the certificates.

INDEX OF TERMS

Below is a list of selected significant terms used in this prospectus supplement and the pages on which their definitions can be found.

[
[ ] Principal Distribution Amount	S-92
[ ] Group	S-91
[ ] Group Priority	S-91

2
2010 PD Amending Directive	S-9

A
Accrued Certificate Interest	S-91
Advances	S-76
Applicable Fraction	S-92
Applicable Fractions	S-63
Apportioned Principal Balance	S-92
Article 122a	S-44
Assessment of Compliance	S-78
Attestation Report	S-78
Available Distribution Amount	S-98, S-99

B
Basis Risk Reserve Fund	S-87
Basis Risk Shortfalls	S-87
Business Day	S-92

C
Cap Contract	S-119
Certificate Account	S-60, S-104
Certificate Balance	S-85
Certificate Group	S-85
Certificate Interest Rate	S-87
CFPB	S-31
Class [ ] Certificates	S-84
Class [ ] Notional Amount	S-92
Class Principal Balance	S-85
Closing Date	S-84
Code	S-118, S-119
Collateral Group	S-62
Collateral Group [ ]	S-63
Collateral Group [ ]	S-63
Collection Account	S-104
Combination Group	S-93
Compensating Interest	S-109
Controlling Holder	S-93
CPR	S-111
Credit Support Depletion Date	S-93
Current Realized Losses	S-93
Curtailment	S-93
Custodian	S-60

D
Deferred Principal Amount	S-93, S-101
Delaware Trustee	S-60
Depositor	S-60
Designated Rates	S-93
Diligence Provider	S-81
Discount Loans	S-90
Distribution Date	S-85
Dodd-Frank Act	S-25
DTC	S-46
Due Date	S-63
Due Period	S-93

E
EEA	S-44
Effective Net Rate	S-62
Eligible Account	S-104
ERISA	S-122
Escrow Account	S-76
Events of Default	S-78
Exchange Act	S-9
Exchangeable Certificates	S-86
Exchangeable Pool	S-121
Exemption	S-123

F
Fair Market Value Excess	S-103
Fannie Mae	S-25
FATCA	S-121
Floating Rate Certificates	S-89
Freddie Mac	S-25
FSMA	S-9

G
Goldman Sachs	S-57
Group [ ] Certificates	S-85
Group [ ] Discount Loans	S-90
Group [ ] NAS Percentage	S-94
Group [ ] NAS Priority Amount	S-94
Group [ ] Premium Loans	S-92, S-93
Group [ ](A) NAS Percentage	S-94
Group [ ](A) NAS Priority Amount	S-94
Group [ ](B) NAS Percentage	S-94
Group [ ](B) NAS Priority Amount	S-94
Group Subordinate Amount	S-102
GS	S-57
GSMC	S-68
GSMSC	S-60

H
Hired Agencies	S-24

I
Initial Subordination Levels	S-118

Interest Accrual Period	S-93
Interest Only Certificate	S-93
Interest Rate Cap	S-88
Interest Rate Cap Amount	S-88
Interest Rate Cap Provider	S-89
Issuing Entity	S-60

J
JPA	S-56
Junior Subordinate Certificates	S-84

L
LIBOR	S-89
LIBOR Determination Date	S-89
Liquidated Mortgage Loan	S-93
Liquidation Principal	S-93
Liquidation Proceeds	S-93
Loan Group	S-62
Loan Seller	S-64
Loan-to-Value Ratio	S-64
London Business Day	S-89

M
Master Servicer	S-60
Master Servicer Account	S-104
Master Servicer Event of Default	S-73
Master Servicer Remittance Date	S-104
Master Servicing Fee	S-71
MERS	S-66
Modeling Assumptions	S-112
Mortgage	S-66
Mortgage Loan Schedule	S-66
Mortgage Loans	S-60
Mortgaged Property	S-63

N
NAS Prepayment Shift Percentage	S-95
NAS Scheduled Principal Percentage	S-95
Net Rate	S-62
Non-AP Pool Balance	S-102
Non-SMMEA Certificates	S-122

O
OCC	S-45
OID	S-119
Original Appraisals	S-81

P
P&I Advances	S-76
PAC Certificates	S-95
PAC Scheduled Amount	S-95
Payoff	S-95
PPC	S-111
Pre-offering Review	S-81
Prepayment Speed Assumptions	S-111
Pricing Speed	S-113
Principal Only Certificate	S-95
Principal Payment Amount	S-95
Principal Prepayment Amount	S-95
Projected Principal Balances	S-88
Prospectus Directive	S-8
PSA	S-111
PTE	S-122

R
Rating Agency Condition	S-73
Realized Loss	S-101
Record Date	S-85
Reference Banks	S-89
Refinance Loan	S-64
Regular Certificates	S-119
Relevant Implementation Date	S-8
Relevant Member State	S-8
Relief Act	S-92
Relief Act Reduction	S-92
REMIC	S-118
Residual Certificates	S-84
Restricted Group	S-123

S
Sale and Servicing Agreement	S-64
Sale and Servicing Agreements	S-64
Scheduled Payment	S-95
Scheduled Principal Amount	S-95
SEC	S-25
Securities Act	S-9
Securities Administrator	S-60
Senior Certificates	S-84
Senior Collateral Group Percentage	S-95
Senior Liquidation Amount	S-96
Senior Prepayment Percentage	S-96
Senior Principal Distribution Amount	S-97
Senior Subordinate Certificates	S-84
Servicer Remittance Date	S-76
Servicers	S-75
Servicing Advances	S-76
Servicing Agreements	S-75
Servicing Fee	S-75
Servicing Fee Rate	S-75
SMMEA	S-122
Strike Price	S-88
Structuring Range	S-110
Subgroup [ ]	S-63
Subordinate Certificates	S-84
Subordinate Class Percentage	S-102
Subordinate Liquidation Amount	S-97
Subordinate Percentage	S-97
Subordinate Prepayment Percentage	S-97
Subordinate Principal Distribution Amount	S-97
Subordinate Principal Prepayment Amount	S-97
Subordination Level	S-97
Subsequent Recovery	S-101

T
Tax Counsel	S-118
TIA	S-107
TIA Applicability Determination	S-108
Total Subordinate Percentage	S-102
Trust Agreement	S-60

U
Undercollateralization Distribution	S-103
Undercollateralized Group	S-102
Underwriters	S-124
Unscheduled Principal Amount	S-95

APPENDIX A

Percentage of Initial Certificate Balance Outstanding
At Various Percentages of the Applicable Pricing Speed

Distribution Date	Class [ ] Certificates at the Following Percentage of Pricing Speed
	0%	50%	100%	150%	200%
Initial Percentage

Weighted Average Life (years)(1)

(1)
The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*	Indicates a value between 0.0% and 0.5%.

Percentage of Initial Certificate Balance Outstanding
At Various Percentages of the Applicable Pricing Speed

Distribution Date	Class [ ] Certificates at the Following Percentage of Pricing Speed
	0%	50%	100%	150%	200%
Initial Percentage

Weighted Average Life (years)(1)

(1)
The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*	Indicates a value between 0.0% and 0.5%.

Percentage of Initial Certificate Balance Outstanding
At Various Percentages of the Applicable Pricing Speed

Distribution Date	Class [ ] Certificates at the Following Percentage of Pricing Speed
	0%	50%	100%	150%	200%
Initial Percentage

Weighted Average Life (years)(1)

(1)
The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*	Indicates a value between 0.0% and 0.5%.

Percentage of Initial Certificate Balance Outstanding
At Various Percentages of the Applicable Pricing Speed

Distribution Date	Class [ ] Certificates at the Following Percentage of Pricing Speed
	0%	50%	100%	150%	200%
Initial Percentage

Weighted Average Life (years)(1)

(1)
The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*	Indicates a value between 0.0% and 0.5%.

Percentage of Initial Certificate Balance Outstanding
At Various Percentages of the Applicable Pricing Speed

Distribution Date	Class [ ] Certificates at the Following Percentage of Pricing Speed
	0%	50%	100%	150%	200%
Initial Percentage

Weighted Average Life (years)(1)

(1)
The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*	Indicates a value between 0.0% and 0.5%.

Percentage of Initial Certificate Balance Outstanding
At Various Percentages of the Applicable Pricing Speed

Distribution Date	Class [ ] Certificates at the Following Percentage of Pricing Speed
	0%	50%	100%	150%	200%
Initial Percentage

Weighted Average Life (years)(1)

(1)
The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*	Indicates a value between 0.0% and 0.5%.

Percentage of Initial Certificate Balance Outstanding
At Various Percentages of the Applicable Pricing Speed

Distribution Date	Class [ ] Certificates at the Following Percentage of Pricing Speed
	0%	50%	100%	150%	200%
Initial Percentage

Weighted Average Life (years)(1)

(1)
The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*	Indicates a value between 0.0% and 0.5%.

Percentage of Initial Certificate Balance Outstanding
At Various Percentages of the Applicable Pricing Speed

Distribution Date	Class [ ] Certificates at the Following Percentage of Pricing Speed
	0%	50%	100%	150%	200%
Initial Percentage

Weighted Average Life (years)(1)

(1)
The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*	Indicates a value between 0.0% and 0.5%.

Percentage of Initial Certificate Balance Outstanding
At Various Percentages of the Applicable Pricing Speed

Distribution Date	Class [ ], Class [ ] and Class [ ] Certificates Percentage of Pricing Speed
	0%	50%	100%	150%	200%
Initial Percentage

Weighted Average Life (years)(1)

(1)
The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*	Indicates a value between 0.0% and 0.5%.

Percentage of Initial Certificate Balance Outstanding
At Various Percentages of the Applicable Pricing Speed

Distribution Date	Class [ ], Class [ ] and Class [ ] Certificates Percentage of Pricing Speed
	0%	50%	100%	150%	200%
Initial Percentage

Weighted Average Life (years)(1)

(1)
The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*	Indicates a value between 0.0% and 0.5%.

APPENDIX B

Distribution by Current Principal Balance

Current Principal Balance	Number of Loans	Principal Balance	Pct. of Pool by Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Current Rate

Current Rate	Number of Loans	Principal Balance	Pct. of Pool by Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Credit Score

Credit Score	Number of Loans	Principal Balance	Pct. of Pool by Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Lien

Lien	Number of Loans	Principal Balance	Pct. of Pool by Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Combined Original LTV

Combined Original LTV	Number of Loans	Principal Balance	Pct. of Pool by Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Original LTV

Original LTV	Number of Loans	Principal Balance	Pct. of Pool by Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Documentation

Documentation	Number of Loans	Principal Balance	Pct. of Pool by Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Purpose

Purpose	Number of Loans	Principal Balance	Pct. of Pool by Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Occupancy

Occupancy	Number of Loans	Principal Balance	Pct. of Pool by Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Property Type

Property Type	Number of Loans	Principal Balance	Pct. of Pool by Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by State

State	Number of Loans	Principal Balance	Pct. of Pool by Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by ZIP

ZIP	Number of Loans	Principal Balance	Pct. of Pool by Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Remaining Months to Maturity

Remaining Months to Maturity	Number of Loans	Principal Balance	Pct. of Pool by Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Amortization Type

Amortization Type	Number of Loans	Principal Balance	Pct. of Pool by Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Initial Periodic Cap

Initial Periodic Cap	Number of Loans	Principal Balance	Pct. of Pool by Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Periodic Cap

Periodic Cap	Number of Loans	Principal Balance	Pct. of Pool by Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Months to Rate Reset

Months to Rate Reset	Number of Loans	Principal Balance	Pct. of Pool by Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Life Maximum Rate

Life Maximum Rate	Number of Loans	Principal Balance	Pct. of Pool by Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Margin

Margin	Number of Loans	Principal Balance	Pct. of Pool by Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Delinquency (ABS)

Delinquency (ABS)	Number of Loans	Principal Balance	Pct. of Pool by Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo Original LTV	Pct. Full Doc	Pct. Owner Occupied
30-59 Days
60-89 Days
90+ Days
Total:

APPENDIX C

[TO BE PROVIDED FOR EACH SERIES, IF APPLICABLE]

C-1

APPENDIX D

[TO BE PROVIDED FOR EACH SERIES, IF APPLICABLE]

D-1

APPENDIX E

Available Combinations

[TO BE PROVIDED FOR EACH SERIES, IF APPLICABLE]

E-1

APPENDIX F

Static Pool Information

[INSERT APPLICABLE STATIC POOL INFORMATION REQUIRED BY ITEM 1105 OF REGULATION AB]

F-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus.  We have not authorized anyone to give you different information.  We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the date stated on the cover page of this prospectus supplement.  We are not offering the securities in any states where it is not permitted.

Prospectus Supplement

EUROPEAN ECONOMIC AREA	S-8
UNITED KINGDOM	S-9
FORWARD-LOOKING STATEMENTS	S-9
SUMMARY INFORMATION	S-10
RISK FACTORS	S-25
THE ISSUING ENTITY	S-60
THE CUSTODIAN	S-60
[THE DELAWARE TRUSTEE]	S-61
[THE INTEREST RATE SWAP PROVIDER]	S-61
[THE FILE REVIEWER	S-62
DESCRIPTION OF THE MORTGAGE POOL	S-62
THE SPONSORS	S-68
REPURCHASE ACTIVITY	S-68
STATIC POOL INFORMATION	S-68
[THE ORIGINATORS	S-69
THE DEPOSITOR	S-69
THE SECURITIES ADMINISTRATOR	S-69
THE MASTER SERVICER	S-70
THE SERVICERS	S-75
CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES	S-81
PENDING Legal PROCEEDINGS INVOLVING TRANSACTION PARTIES	S-81
PRE-OFFERING REVIEW OF THE MORTGAGE LOANS	S-81
DESCRIPTION OF THE CERTIFICATES	S-84
YIELD AND PREPAYMENT CONSIDERATIONS	S-108
CREDIT ENHANCEMENTS	S-117
Material FEDERAL INCOME TAX CONSEQUENCES	S-118
STATE AND LOCAL TAXES	S-122
LEGAL INVESTMENT	S-122
ERISA CONSIDERATIONS	S-122
METHOD OF DISTRIBUTION	S-124
LEGAL MATTERS	S-125
CERTIFICATE RATINGS	S-125
INDEX OF TERMS	S-127

Prospectus

Dealer Prospectus Delivery Obligation.  Until 90 days after the delivery of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$[           ]
GS Mortgage
Securities Corp.
Depositor
[          ]
[Goldman Sachs
Mortgage Company]
Sponsor[s]
[          ]
Master Servicer [and
Securities Administrator]
[         ]
Trustee
[         ]
Servicer[s]

PROSPECTUS SUPPLEMENT

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [          ], 20[   ]

Prospectus Supplement(1) to Prospectus Dated [        ], 20[   ]
$[               ]
(Approximate)(1)
Mortgage Pass-Through Certificates, Series  20[    ]-[    ]
[               ]
Issuing Entity
GS Mortgage Securities Corp.
Depositor

[               ]
[Goldman Sachs Mortgage Company]
Sponsor[s]

[               ]
Master Servicer

[               ]
Servicer[s]

Consider carefully the Risk Factors beginning on page S-[   ] in this prospectus supplement and page 2 in the accompanying prospectus.

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the depositor, the underwriters, the master servicer, the servicers, the sponsors, the responsible party, the securities administrator, the Delaware trustee[s], the originators or any of their respective affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

The following securities are being offered:

Class	Approximate Initial Class Principal or Notional Balance(1)	Pass-Through Rate	Type	Interest Type
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]

Footnotes appear on the following page.

Each class of certificates will receive monthly distributions of interest, principal or both, commencing on [      ], 20[    ]

Assets of the Issuing Entity—
•	Fixed- and adjustable-rate non-prime mortgage loans secured by first and second lien mortgages or deeds of trust on [on- to four-family] residential real properties.

Credit Enhancement—
•
[Subordination of the subordinate certificates to the senior certificates as described under “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement; and]

•	[Excess interest and overcollateralization as described under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.]

[Interest Rate Protection—]
•	[Summary of any interest rate protection provided to offered certificates.]

Goldman, Sachs & Co., [          ] and [                ] are the underwriters for this offering, and will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date.  The underwriters expect to deliver the offered certificates to purchasers on or about [        ], 20[  ].  The proceeds to the depositor, GS Mortgage Securities Corp. from the sale of the offered certificates (excluding accrued interest) will be approximately [      ]% of the aggregate class principal balance of the offered certificates before deducting expenses.  [The][Each] underwriter’s commission will be the difference between the price it pays to GS Mortgage Securities Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus.  Any representation to the contrary is a criminal offense.

[GS Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.]

Goldman, Sachs & Co.                                                      [        ]                                [            ]

The date of this prospectus supplement is [          ], 20[  ].

(1)
This form of Prospectus Supplement is representative of the form of prospectus supplement that may typically be used in a particular transaction. The provisions in this form may change from transaction to transaction, whether or not the provisions are bracketed in the form to reflect the specific parties, the structure of the certificates, servicing provisions, asset pool, provisions of the servicing agreement and other matters.

UNITED KINGDOM	S-7
FORWARD-LOOKING STATEMENTS	S-7
SUMMARY INFORMATION	S-8
RISK FACTORS	S-17
Turbulence in the Financial Markets and the Mortgage Market May Adversely Affect the Yield on and/or Market Value of Your Certificates	S-17
Downgrade of Long-term Ratings of Eurozone Nations May Adversely Affect the Market Value of the Offered Certificates	S-19
Recent Trends in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Certificates	S-20
[Less Stringent Underwriting Standards and the Resultant Potential for Delinquencies on the Mortgage Loans Could Lead to Losses on Your Certificates	S-21
[Underwriting Guidelines May Not Identify or Appropriately Assess Repayment Risks	S-22
[The Ratings of the Certificates May Be Lowered or Withdrawn, or the Certificates May Receive an Unsolicited Rating, which May Adversely Affect the Liquidity or the Market Value of Your Certificates	S-22
Governmental Intervention, Financial Regulatory Reforms and Proposed Regulations When Final Could Have a Significant Impact on the Sponsors, the Depositor, the Issuing Entity, the Originators or the Servicers or on the Certificates
S-23
Inability to Refinance or Sell Following Increased Payments Due to Rate Adjustment May Increase Default Risk	S-26
Appraisals May Not Accurately Reflect Value or Condition of the Mortgaged Property	S-26
Changes in the Market Value of the Certificates May Not Reflect the Performance or Anticipated Performance of the Mortgage Loans	S-27
Financial Difficulties of Originators and Servicers May Impact the Return on the Certificates	S-27
There Is No Guarantee that You Will Receive Principal Distributions on Your Certificates at any Specific Rate or on any Specific Dates	S-28
The Yield on Your Certificates Is Directly Related to the Rate of Principal Payments, Including Principal Prepayments, on the Mortgage Loans	S-28
Interest Generated by the Mortgage Loans May Be Insufficient to Maintain the Required Level of Overcollateralization	S-31
An Optional Purchase of the Mortgage Loans Would Adversely Affect the Related Offered Certificates that Receive Only Distributions of Interest	S-32
[Recent Developments Related to LIBOR May Affect Mortgage Interest Rates or the Yield on the LIBOR Certificates	S-32
[The Yields on the LIBOR Certificates Will Be Sensitive to Changes in LIBOR	S-32
[The Yields on the LIBOR Certificates Will Be Especially Sensitive to Increases in LIBOR	S-33
[Adjustable Rate Mortgage Loans May Be More Likely to Default	S-33
[Adjustable Rate Mortgage Loans May Be More Likely to Prepay	S-33
Credit Enhancement May Be Inadequate	S-33
Certain Interest Shortfalls Will Be Allocated to the Certificates	S-34
High Balance Mortgage Loans May Increase Risk of Loss on the Certificates	S-35
[The Timing of Realized Losses May Impact Returns on the Certificates	S-35
[Pre-offering Review of the Mortgage Loans May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses	S-35
[Investors Will Be Dependent on the Controlling Holder to Direct the Exercise of Remedies for Breach of Representation or Warranty with respect to a Mortgage Loan	S-36
Delinquencies and Losses on the Mortgage Loans May Adversely Affect Your Yield	S-36
Accounting Rules May Affect You	S-37
The Lack of Secondary Markets May Make It Difficult for You to Resell Your Certificates	S-37
Transaction Parties May Become Subject to Litigation or Governmental Proceedings	S-39
The Lack of Physical Certificates May Cause Delays in Payment and Cause Difficulties in Pledging or Selling Your Certificates	S-40

S-3

The Concentration of Mortgage Loans with Certain Characteristics May Change Over Time, Which May Affect the Timing and Amount of Payments on the Certificates	S-40
[The Review Process Is the Sole and Exclusive Process by which Any Material Breach of Representations and Warranties May Be Identified and Remedied	S-40
[Failure by a Responsible Party to Timely Repurchase or Substitute for Mortgage Loans May Have an Adverse Effect on the Certificates	S-41
Payments from the Mortgage Loans Are the Sole Source of Distributions on the Certificates	S-41
Servicing Transfers May Result in Delinquencies or Losses	S-43
[Payments in Full of a Balloon Loan Depend on the Borrower’s Ability to Refinance the Balloon Loan or Sell the Mortgaged Property	S-44
Attempted Recharacterization of the Transfer from GSMC to the Depositor and from the Depositor to the Issuing Entity Could Delay or Reduce Payments to Investors in the Certificates	S-44
High Loan-to-Value Ratios or Combined Loan-to-Value Ratios Increase Risk of Loss	S-44
[Mortgage Loans with Interest Only Payments May Have a Higher Risk of Default or Rate of Prepayment	S-45
[Conflicts of Interest between the Servicers and the Trust	S-45
Government Actions May Affect Foreclosures	S-45
The Payment of Costs and Expenses of the Issuing Entity May Reduce the Amount of Distributions on Your Certificates	S-46
[Investors Have No Direct Right to Enforce Remedies	S-46
Credit Scores May Not Accurately Predict the Likelihood of Default	S-47
Modification of a Mortgage Loan May Adversely Affect Your Certificates	S-48
[Proposals to Acquire Mortgage Loans by Eminent Domain May Adversely Affect Your Certificates	S-49
There May Be Conflicts of Interest Among Various Classes of Certificates	S-50
[Goldman Sachs Mortgage Company, GS Mortgage Securities Corp. and their Affiliates Have Mortgage Related Interests	S-50
Conflicts Between the Sponsors, the Depositor, the Issuing Entity, the Custodian, the Originators, the Servicers and Their Respective Affiliates May Have an Adverse Effect on Your Certificates	S-50
Potential Conflicts of Interest of Goldman, Sachs & Co. and its Affiliates	S-50
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	S-52
THE MORTGAGE LOAN POOL	S-53
General	S-53
Prepayment Premiums	S-55
Adjustable-Rate Mortgage Loans	S-55
The Indices	S-56
Underwriting Guidelines	S-56
Credit Scores	S-56
THE MASTER SERVICER	S-57
General	S-57
Compensation of the Master Servicer	S-57
Indemnification and Third Party Claims	S-58
Limitation of Liability of the Master Servicer	S-59
Assignment or Delegation of Duties by the Master Servicer; Resignation	S-59
Master Servicer Events of Default; Waiver; Termination	S-60
Assumption of Master Servicing by Delaware Trustee	S-61
THE SERVICERS	S-62
General	S-62
THE SPONSORS	S-62
General	S-62
Mortgage Loan Purchase Criteria	S-63
REPURCHASE ACTIVITY	S-63
STATIC POOL INFORMATION	S-63
[THE ORIGINATORS	S-63
THE DEPOSITOR	S-63
THE ISSUING ENTITY	S-64
[THE SECURITIES ADMINISTRATOR	S-64
[THE DELAWARE TRUSTEE]	S-65
[THE INTEREST RATE SWAP PROVIDER]	S-65
[THE FILE REVIEWER	S-65
CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES	S-65

S-4

PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES	S-65
PRE-OFFERING REVIEW OF THE MORTGAGE LOANS	S-65
General	S-65
[Diligence Provider[s]	S-66
Credit Review	S-66
Compliance Review	S-67
Property Valuation Review	S-67
Limitations of the Pre-offering Review Process	S-68
DESCRIPTION OF THE CERTIFICATES	S-68
General	S-68
Assignment of the Mortgage Loans	S-69
Delivery of Mortgage Loan Documents	S-70
Representations and Warranties Relating to the Mortgage Loans	S-71
Payments on the Mortgage Loans	S-72
Distributions	S-73
Administration Fees	S-74
Priority of Distributions Among Certificates	S-74
Distributions of Interest and Principal	S-75
Calculation of One-Month LIBOR	S-79
Excess Reserve Fund Account	S-79
Overcollateralization Provisions	S-80
Reports to Certificateholders	S-81
Amendments to the Pooling and Servicing Agreement with Respect to a TIA Applicability Determination	S-83
THE POOLING AND SERVICING AGREEMENT	S-84
General	S-84
Subservicers	S-84
Fees and Other Compensation and Payment of Expenses	S-85
P&I Advances and Servicing Advances	S-85
Pledge and Assignment of Servicer’s Rights	S-86
Prepayment Interest Shortfalls	S-86
Servicer Reports	S-87
Collection and Other Servicing Procedures	S-87
Hazard Insurance	S-88
Realization Upon Defaulted Mortgage Loans	S-89
Optional Repurchase of Delinquent Mortgage Loans	S-89
Removal and Resignation of a Servicer	S-89
Eligibility Requirements for Delaware Trustee; Resignation and Removal of Delaware Trustee	S-91
Termination; Optional Clean-up Call	S-92
Amendment	S-93
Certain Matters Regarding the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Delaware Trustee	S-93
[Acquisition of Mortgage Loans Under Eminent Domain	S-94
PREPAYMENT AND YIELD CONSIDERATIONS	S-94
Structuring Assumptions	S-94
Defaults in Delinquent Payments	S-99
Prepayment Considerations and Risks	S-99
Overcollateralization Provisions	S-101
Subordinated Certificates	S-101
Weighted Average Lives of the Offered Certificates	S-102
Decrement Tables	S-102
WAC Cap	S-107
Last Scheduled Distribution Date	S-110
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-110
General	S-110
Taxation of Regular Interests	S-111
Status of the LIBOR Certificates	S-111
The Basis Risk Contract Components	S-112
Other Matters	S-112
Tax on Net Investment Income	S-112
Foreign Account Tax Compliance Act	S-112
STATE AND LOCAL TAXES	S-113
ERISA CONSIDERATIONS	S-113
LEGAL INVESTMENT	S-115
METHOD OF DISTRIBUTION	S-115
LEGAL MATTERS	S-116
GLOSSARY OF TERMS	S-117

SCHEDULE A – STRUCTURAL AND COLLATERAL TERM SHEET	A-1
SCHEDULE B – STATIC POOL INFORMATION	B-1

S-5

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply directly to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

Capitalized terms used in this prospectus supplement and in the prospectus are either defined in the “Glossary of Terms” beginning on page S-[    ] of this prospectus supplement, or have the meanings given to them on the page indicated in the “Index” beginning on page [     ] of the prospectus.

In this prospectus supplement, the terms “depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corp.

All schedules, annexes and exhibits attached to this prospectus supplement are a part of this prospectus supplement.

EUROPEAN ECONOMIC AREA

This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive (and any amendments thereto) as implemented in Member States on the European Economic Area.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”)”), the Underwriters have represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”),) it has not made and will not make an offer of the certificates to the public in that Relevant Member State other than:

(a)           to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)           to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by the issuing entity for any such offer, or

(c)           in any other circumstances falling within Article 3(2) of the Prospectus Directive.

provided that no such offer of offered certificates shall require the issuing entity or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the offered certificates to the public” in relation to any offered certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered certificates to be offered so as to enable an investor to decide to purchase or subscribe the offered certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

S-6

UNITED KINGDOM

Each Underwriter has represented and agreed that:

(a)           It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”),)) received by it in connection with the issue or sale of the offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)           It has complied and will comply with all available provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby.  If and when included in this prospectus supplement, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this prospectus supplement are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

S-7

SUMMARY INFORMATION

The following summary highlights selected information from this prospectus supplement.  It does not contain all of the information you need to consider in making your investment decision.  To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding.  This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the prospectus.

The Transaction Parties

Sponsors.  [Goldman Sachs Mortgage Company, a New York limited partnership with its principal executive offices at 200 West Street, New York, New York 10282-2198, telephone number (212) 902-1000.]

[Describe other sponsors and mortgage loan sellers]

Depositor.  GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 200 West Street, New York, New York 10282-2198, telephone number (212) 902-1000.

Issuing Entity.  [          ].

Delaware Trustee.  [          ].  See “The Delaware Trustee” in this prospectus supplement.

Securities Administrator.  [          ].  See “The Securities Administrator” in this prospectus supplement.

Master Servicer.  [          ].  See “The Master Servicer” in this prospectus supplement.

Servicers.  See “The Servicers” in this prospectus supplement.

Responsible Party.  [           ]  See “Description of the Certificates—Representations and Warranties Relating to the Mortgage Loans” in this prospectus supplement.

Originators.  [            ].  See “The Originators” in this prospectus supplement.

[File Reviewer.  [           ].  See “The File Reviewer” in this prospectus supplement.]

[Interest Rate Swap Provider.  See “The Interest Rate Swap Provider” in this prospectus supplement.]

[Significant Obligors.  [A summary description of each entity that satisfies the definition of significant obligor in Item 1101(k) of Regulation AB will be described, if applicable.]

[Other Parties.  Identify and provide a brief identification of any swap, cap, currency or other derivative counterparty, liquidity provider or credit enhancement provider as required under Item 1103(a)(3)(ix) of Regulation AB.]

Affiliations and Certain Relationships Among Certain Transaction Parties

Goldman Sachs Mortgage Company, a sponsor, is an affiliate of GS Mortgage Securities Corp., the depositor, and of Goldman, Sachs & Co., one of the underwriters.

[Describe any other affiliations, including as funding provider, interest rate swap provider, servicer, etc.]

The roles and relationships described above may give rise to conflicts of interest.  See “Risk Factors— Conflicts Between the Sponsors, the Depositor, the Issuing Entity, the Custodian, the Originators, the Servicers and Their Respective Affiliates May Have an Adverse Effect on Your Certificates” and “—Potential Conflicts of Interest of Goldman, Sachs & Co. and Its Affiliates” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.

S-8

The following diagram illustrates the various parties involved in the transaction and their functions.

The Offered Certificates

The offered classes of [        ], Mortgage Pass-Through Certificates, Series 20[   ]-[      ] will consist of the classes issued with the initial approximate characteristics set forth on the cover page of this prospectus supplement.

The offered certificates (other than the Class [   ] Certificates) will be issued in book-entry form through The Depository Trust Company in the United States and in the minimum denominations (or multiples thereof) set forth under “—Denominations” below.  The Class [   ] Certificates will be issued in fully-registered form.  The Class [   ] Certificates will be subject to certain restrictions on transfer described in this prospectus supplement.]

The offered certificates represent ownership interests in the assets of the issuing entity only.  All distributions to you will come only from the amounts received in connection with those assets.

The initial aggregate class principal balance of the certificates will be approximately $[      ] subject to an upward or downward variance of no more than approximately [5]%.

LIBOR certificates. Consists of the Class [   ], Class[   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ] and Class [   ] Certificates.

Class A certificates.  Consists of the Class [   ], Class [   ] and Class [   ] Certificates.

The issuing entity will also issue [     ] or more other classes of certificates, the Class [   ], Class [   ], Class [   ], Class [   ] and Class [   ] Certificates and one or more classes of Class [   ] Certificates that will not be offered under this prospectus supplement.

The Class [   ] Certificates will have an initial class principal balance of approximately $[        ].  The Class [   ] Certificates initially represent an interest of approximately [     ]% of the stated principal balance of the mortgage loans of the issuing entity.

The Class [   ] Certificates will have an initial class principal balance of approximately $[       ].  The Class [   ] Certificates will initially represent an interest of approximately [     ]% of the stated principal balance of the mortgage loans of the issuing entity.

The Class [   ] Certificates will have an initial class principal balance of approximately $[     ].  The Class [   ] Certificates will initially represent an interest of approximately [        ]% of the stated principal balance of all of the mortgage loans of the issuing entity.

The rights of holders of the subordinate certificates to receive distributions of principal and interest will be subordinate to the rights of holders of the senior certificates and those other classes of subordinate certificates having a senior priority of distribution to the extent provided under the priority of distributions, as described under “Description of the Certificates—Distributions of Principal on the Certificates.”

The Class [   ] and Class [   ] Certificates will initially represent an interest of approximately [    ]% of the stated principal balance of the mortgage loans of the issuing entity, which is the initial overcollateralization required by the pooling and servicing agreement.  The Class [   ] and Class [   ] Certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

S-9

The [Class [  ] Certificates are not expected to receive any distributions.  The certificates will represent undivided interests in the assets of the  issuing entity, which consist primarily of the mortgage loans.

Structural Overview

The following chart illustrates generally the distribution priorities and the subordination features applicable to the certificates.

*
Principal distributions to the Class [   ], Class [   ] and Class [   ] Certificates will be distributed to the Class [   ], Class [   ] and Class [   ] Certificates in that order, or, pro rata based on their respective class certificate balances, if the aggregate class certificate balances of the Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ] and Class [   ] Certificates and the principal balance of the Class [   ] Certificates have been reduced to zero.

Closing Date

On or about [           ], [    ], 20[    ].

Cut-off Date

[           ], [    ], 20[    ].

Statistical Calculation Date

All statistical information regarding the mortgage loans in this prospectus supplement is based on the stated principal balances or notional amounts of the mortgage loans as of the statistical calculation date of [           ], 20[   ], unless otherwise specified in this prospectus supplement.

Distribution Date

Distributions on the certificates will be made on the [    ] day of each month, or, if the [    ] day is not a business day, on the next business day, beginning in [             ] 20[    ], to the holders of record on the preceding record date.

Last Scheduled Distribution Date

The last scheduled distribution date is the distribution date in [          ], which is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan.  See “Prepayment and Yield Considerations—Last Scheduled Distribution Date” in this prospectus supplement.

Record Date

The record date for the certificates will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month immediately preceding the month in which the related distribution date occurs.

Pass-Through Rates

The pass-through rates for each class of LIBOR certificates will be equal to the sum of [one-month LIBOR] plus a fixed margin, subject to caps on those pass-through rates described under “Description of the Certificates—Distributions” in this prospectus supplement. Interest will accrue on the LIBOR certificates on the basis of a [360-day year and the actual number of days elapsed in the applicable interest accrual period].

Interest Accrual Period

The interest accrual period for the LIBOR certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

Distribution Priorities

[Deal-specific waterfall to be included.]

[The following waterfall description may be used for a stepdown/trigger based distribution priority.]

Distributions on the certificates will be made on each distribution date from available funds (after giving effect to the payment of any fees

S-10

and expenses of the master servicer, servicers, securities administrator and Delaware trustee) and will be made to the classes of certificates in the following order of priority:

(a)      [from the portion of the available funds allocable to interest payments on the mortgage loans, (i) first, to the Class [   ], Class [   ] and Class [   ] Certificates, their accrued certificate interest for the related interest accrual period and any unpaid interest amounts from prior distribution dates, allocated pro rata based on their respective entitlements to those amounts, and (ii) second, to the Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ] and Class [   ] Certificates, in that order, their accrued certificate interest;

(b)      (1) on each distribution date prior to the Stepdown Date or on which a Trigger Event is in effect, from the portion of the available funds allocable to principal payments on the mortgage loans (i) first, to the Class [   ], Class [   ] and Class [   ] Certificates, in that order, until their respective class certificate balances have been reduced to zero, and (ii) second, to the Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ] and Class [   ] Certificates, in that order, until their respective class certificate balances have been reduced to zero;

(2)      on each distribution date on and after the Stepdown Date and on which a Trigger Event is not in effect, (i) first, to the Class [   ], Class [   ] and Class [   ] Certificates, in that order, the lesser of the portion of the available funds allocable to principal payments on the mortgage loans and an amount equal to the principal distribution entitlement for the Class A certificates (as further described in “Description of the Certificates—Distributions of Interest and Principal”), until their respective class certificate balances have been reduced to zero, and (ii) second, to the Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ] and Class [   ] Certificates, in that order, in each case, the lesser of the remaining portion of the available funds allocable to principal payments on the mortgage loans and an amount equal to the principal distribution entitlement for that class of certificates (as further described in “Description of the Certificates—Distributions of Interest and Principal”), until their respective class certificate balances have been reduced to zero;

(c)      any amount remaining after the distributions in clauses (a) and (b) above, (i) first, to the Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ] and Class [   ] certificates, in that order, any unpaid interest amounts from prior distribution dates for those classes, (ii) second, to the excess reserve fund account, an amount equal to any Basis Risk Carry Forward Amount (as defined in the “Glossary of Terms” in this prospectus supplement) for that distribution date, (iii) third, from funds on deposit in the excess reserve fund account, an amount equal to any basis risk carry forward amount with respect to the LIBOR certificates for that distribution date in the same order and priority in which accrued certificate interest is allocated among those classes of certificates, with the allocation to the Class [   ] certificates being pro rata based on their respective basis risk carry forward amounts, (iv) fourth, to the Class [   ] and Class [   ] Certificates, those amounts as set forth in the pooling and servicing agreement, and (v) fifth, to the Class [   ] Certificates, any remaining amount.

From and after the distribution date on which the aggregate class certificate balances of the Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ] and Class [   ] Certificates and the principal balance of the Class [   ] Certificates have been reduced to zero, any principal distributions allocated to the Class [   ] certificates are required to be distributed pro rata to the Class [   ] certificates, based on their respective class certificate balances, until their class certificate balances have been reduced to zero.]

[On each distribution date, the securities administrator is required to distribute to the holders of the Class [   ] and Class [   ]

S-11

Certificates all amounts representing prepayment premiums received in respect of the mortgage loans during the related prepayment period.]

[“Stepdown Date” is defined in the “Glossary of Terms” included in this prospectus supplement and generally means the earlier to occur of (a) the date on which the aggregate class certificate balances of the Class [   ] certificates have been reduced to zero and (b) the later to occur of (i) the distribution date in [          ] and (ii) the first distribution date on which the subordination below the Class [   ] certificates is greater than or equal to [      ]% of the aggregate stated principal balance of the mortgage loans for that distribution date.]

[“Trigger Event” is defined in the “Glossary of Terms” included in this prospectus supplement and generally means with respect to any Distribution Date, the circumstances in which (i) the rolling three month average of the aggregate unpaid principal balance of the mortgage loans that are [        ] days delinquent or more or (ii) the aggregate amount of realized losses incurred since the cut-off date, in each case, exceeds the applicable percentages described in the definition of “Trigger Event” included in the “Glossary of Terms” in this prospectus supplement.]

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

•	an initial overcollateralization amount of approximately [ ]%,

•	the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization,

•	the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates, and

•	the allocation of losses on the mortgage loans to the most subordinate classes of certificates then outstanding.

The Mortgage Loans

The mortgage loans owned by the issuing entity will be [fixed-] [and] [adjustable]-rate [non-prime] mortgage loans secured by first [or second] lien mortgages or deeds of trust on [one-to four-family] residential real properties.  [[All] of the mortgage loans were purchased by [      ] from [      ], which in turn acquired them from its affiliate, [      ].]

On the closing date, the sponsors will transfer the mortgage loans to the depositor and the issuing entity will acquire the mortgage loans from the depositor.  The aggregate stated principal balance of the mortgage loans as of [      ], the statistical calculation date, was approximately $[          ], of which approximately [      ]% of the mortgage loans are adjustable-rate and approximately [       ]% are fixed-rate.

The mortgage loans have original terms to maturity of not greater than [        ] months, have a weighted average remaining term to scheduled maturity of [        ] months as of the statistical calculation date, and have the following approximate characteristics as of the statistical calculation date:

S-12

Selected Mortgage Loan Pool Data(1)

	Adjustable-Rate	Fixed Rate	Aggregate
Stated Principal Balance:
Number of Mortgage Loans:
Average Stated Principal Balance:
Weighted Average Gross Interest Rate:
Weighted Average Net Interest Rate:(2)
Weighted Average Original FICO Score:
Weighted Average Original LTV Ratio:
Weighted Average Combined LTV with Silent Seconds:(3)
Weighted Average Stated Remaining Term (months):
Weighted Average Seasoning (months):
Weighted Average Months to Roll:(4)
Weighted Average Gross Margin:(4)
Weighted Average Initial Rate Cap:(4)
Weighted Average Periodic Rate Cap:(4)
Weighted Average Gross Maximum Lifetime Rate:(4)

(1)	[All percentages calculated in this table are based on stated principal balances as of [ ], unless otherwise noted.
(2)
The Weighted Average Net Interest Rate is equal to the Weighted Average Gross Interest Rate less the servicing fee rate, master servicing fee rate, securities administrator fee rate and trustee fee rate.

(3)
With respect to first lien mortgage loans, the Combined Original LTV Ratio reflects the loan-to-value ratio of the first lien loan and with respect to the second lien mortgage loans, the Combined Original LTV Ratio reflects the ratio of the sum of the principal balance of the second lien mortgage loans, plus the principal balance of the related first lien mortgage loan to the value of the related mortgaged property.

(4)	Represents the weighted average of the adjustable-rate mortgage loans in the mortgage pool.]

Generally, after an initial fixed-rate period, the interest rate on each adjustable-rate mortgage loan will adjust [semi-]annually on each adjustment date to equal the sum of [six-month][one-year] LIBOR and the gross margin for that mortgage loan, in each case, subject to periodic and lifetime limitations.  See “The Mortgage Loan Pool—The Indices” in this prospectus supplement.

For additional information regarding the mortgage loans, see “The Mortgage Loan Pool” in this prospectus supplement.

[Pre-funding Feature

The aggregate principal balance of the mortgage loans purchased by the issuing entity on the closing date will be less than the amount required to be held by the issuing entity.  On the closing date, the depositor will deposit $[       ] into a segregated account maintained with the securities administrator for the purchase of additional mortgage loans representing approximately [    ]% of the total mortgage loan pool.  This account is referred to in this prospectus supplement as the “pre-funding account.”  The securities administrator will, if and as directed by the depositor, invest the funds in the pre-funding account in one or more eligible investments.  Any income or gains on such investment on amounts in the pre-funding account will be transferred to the [        ] account and applied for the purposes for which [        ] account funds may be used.  The issuing entity will use the funds in the pre-funding account to buy additional mortgage loans from the depositor during the pre-funding period.  The pre-funding period is the period beginning on [the closing date and ending on the earliest of (i) the date on which the amount on deposit in the pre-funding account is less than $[      ], or (ii) the close of business on [        ], 20[    ]].

The depositor must satisfy certain conditions specified in the pooling and servicing agreement before it can sell additional mortgage loans to the trust.  The obligation of the trust to purchase the additional mortgage loans during the pre-funding period is subject to the requirements that, following the purchase of such additional mortgage loans and with respect to the entire mortgage loan pool:

[Insert characteristics of mortgage pool]

Any of the requirements set above may be waived or modified in any respect with the consent of the Hired Agencies.]

Servicing of the Mortgage Loans

[        ] will act as a servicer of the mortgage loans, except for the period expected to be from the closing date to [        ] during which interim period [        ] will act as the servicer of the mortgage loans.  Upon the transfer of servicing, the servicer will be obligated to service and administer the mortgage loans on behalf of the issuing entity, for the benefit of the holders of the certificates.  See “The Servicers” in this prospectus supplement.

S-13

[        ] will function as the master servicer and will be required to monitor the performance of the servicer pursuant to the pooling and servicing agreement.  See “The Master Servicer” in this prospectus supplement.

Optional Termination of the Trust

The [servicer] [holders of the Class [    ] Certificates] [specify other person] may, at its option, purchase the mortgage loans and terminate the issuing entity on any distribution date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the related due period is equal to or less than [    ]% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.  The purchase of the mortgage loans would result in the final distribution on the certificates on that distribution date.

[Describe other events in the transaction agreement that could trigger liquidation or amortization.]

[Describe any optional or mandatory redemption features.]

Advances

Each servicer will be obligated to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans it services and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance) serviced by it, unless the servicer reasonably believes that the cash advances cannot be repaid from future payments or other collections on the applicable mortgage loans.  The master servicer acting as backup servicer will advance its own funds to make advances if the related servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the pooling and servicing agreement.  These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses. No servicer (and the master servicer, the Delaware trustee as successor master servicer and any other successor master servicer, if applicable) will be obligated to make any advances of principal on any real estate owned property or any second lien mortgage loan.

Denominations

The Class [   ] certificates will be issued in minimum denominations of $[        ] initial principal amount and integral multiples of $[  ] in excess of $[        ], except that one certificate of each class may be issued in an amount less than $[        ].  The Class [   ], Class [   ], Class [   ] and Class [   ] Certificates will be issued in minimum denominations of $[        ] initial principal amount and integral multiples of $[   ] in excess of $[        ], except that one certificate of each class may be issued in an amount less than $[       ].

Fees and Expenses

The master servicer is entitled with respect to each mortgage loan to a monthly master servicing fee which will be remitted to the master servicer by the securities administrator from amounts on deposit in the distribution account.  The master servicing fee will be an amount equal to one twelfth of a rate not greater than [         ]% on the stated principal balance of each mortgage loan.

Each servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by the servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account.  The servicing fee will be an amount equal to interest at one twelfth of a rate equal to [    ]% on the stated principal balance of each mortgage loan.

The Delaware trustee is entitled with respect to each mortgage loan to a monthly trustee fee, which will be remitted to the Delaware trustee monthly by the servicer from amounts on deposit in the collection account.  The Delaware trustee fee will be an amount equal to one twelfth of a rate not greater than [    ]% on the stated principal balance of each mortgage loan.

[Describe other fees and expenses of the issuing entity, including securities administrator fees, file reviewer fees or custodian fees.]

S-14

Optional Repurchase of Defaulted Mortgage Loans

The depositor and the servicer have the option, but are not obligated, to purchase from the issuing entity any mortgage loan that is [       ] days or more delinquent as described under “The Pooling and Servicing Agreement—Termination; Optional Clean-up Call” in this prospectus supplement.

Mortgage Loan Representations and Warranties

[Each][The] [originator] [seller] [sponsor] [depositor] has made to the issuing entity the applicable representations and warranties concerning the mortgage loans set forth under “Description of the Certificates— Representations and Warranties Relating to the Mortgage Loans” pursuant to [an assignment, assumption and recognition agreement] [trust agreement] [sale agreement].

[With respect to the mortgage loans originated by [          ] and [          ], the [responsible party] will represent that no action or event has taken place between the date that the related originator made the applicable representation and warranty and the cut-off date or the closing date, as applicable, to make such representation or warranty untrue.]

[[If with respect to any mortgage loan any of the representations and warranties made by the [responsible party] are breached in any material respect as of the date made, or there exists any uncured material document defect, the responsible party will be obligated to repurchase, or substitute for, the mortgage loan [, or if such party fails to repurchase the mortgage loan and the related conditions are satisfied, [        ] will be obligated to repurchase the mortgage loan.]

If a mortgagor with respect to a mortgage loan fails to make its first payment after the date that mortgage loan was purchased by [GSMC] from [          ], the issuing entity, at its option, may direct [        ] to repurchase that mortgage loan as further described under “Description of the Certificates—Representations and Warranties Relating to the Mortgage Loans” in this prospectus supplement.

[The file reviewer will only conduct a review of a mortgage loan upon the occurrence of one or more of the following events with respect to the mortgage loan: [describe conditions to review].

[Certain tests required to be undertaken by the file reviewer to ascertain the accuracy of the mortgage loan representations and warranties will sunset [    ] months after the closing date.  If the file reviewer determines that there has been a [breach in respect of a representation and warranty as determined in accordance with the review procedures], a repurchase request will be made of the related representing party.  In such case, the related representing party may (1) dispute the repurchase request, (2) cure that breach, (3) repurchase the affected mortgage loan from the issuing entity or pay the loss amount or (4) in some circumstances, substitute another mortgage loan.]

[Describe other repurchase standard and review procedures (if applicable)]]

See “Description of the Certificates—Representations and Warranties Regarding the Mortgage Loans” in this prospectus supplement.

ERISA Considerations

Subject to the conditions described under “ERISA Considerations” in this prospectus supplement, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

Federal Tax Aspects

[               ] acted as tax counsel to GS Mortgage Securities Corp. and is of the opinion that:

•	portions of the assets of the issuing entity will be treated as [two or more] real estate mortgage investment conduits, or REMICs, for federal income tax purposes, and

•
the LIBOR certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and will represent interests in certain basis risk interest carryover payments pursuant to the payment priorities in the transaction.  Each interest in basis risk interest carryover

S-15

payments will be treated as an interest rate cap contract for federal income tax purposes.

Legal Investment

As of the date of their issuance, the Class [     ] and Class [    ] Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, on the closing date because they are rated by at least one nationally recognized statistical rating organization in one of the two highest rating categories.  However, upon the effectiveness of the alternative standards of credit-worthiness that the SEC establishes to replace the external credit rating requirement under SMMEA, it is possible that such classes of certificates will not constitute “mortgage-related securities” for SMMEA from and after the effective date of the alternative standard, even if these classes retain the aforementioned ratings.  See “Risk Factors—Governmental Intervention, Financial Regulatory Reforms and Proposed Regulations When Final Could Have a Significant Impact on the Sponsors, the Depositor, the Issuing Entity, the Originators or the Servicers or on the Certificates” for a discussion of pending changes to the definition of “mortgage related securities.”

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.  You should consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

Ratings

The offered certificates are required to receive the ratings from credit rating agencies hired by the depositor to rate the offered certificates (the “Hired Agencies”).  The ratings on the offered certificates address the likelihood of the receipt by holders of those offered certificates of all distributions on the mortgage loans to which they are entitled.  The ratings do not address the likely actual rate of prepayments on the mortgage loans.  The rate of prepayments on the mortgage loans, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of the offered certificates entitled to interest only to fail to recover their initial investments.

S-16

RISK FACTORS

The offered certificates are not suitable investments for all investors.  In particular, prospective investors should not purchase any class of offered certificates unless they understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class discussed below and under the heading “Risk Factors” in the prospectus.  Such risks give rise to the potential for significant loss over the life of the offered certificates and could result in the failure of investors in the offered certificates to fully recover their initial investments.

The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus, in the context of your financial situation.

Turbulence in the Financial Markets and the Mortgage Market May Adversely Affect the Yield on and/or Market Value of Your Certificates

The global economy recently experienced a significant recession, as well as a severe disruption in the credit markets, including the general absence of investor demand for and purchases of residential mortgage-backed securities and other asset-backed securities and structured finance products.  Although the U.S. economy, by some measurements, may be emerging from recession, any recovery could be fragile and unsustainable, in which circumstances another, possibly more severe recession may ensue.  Continued concerns about declining real estate markets in the United States and economic conditions in the United States and Europe generally have contributed to increased market volatility and diminished growth expectations for the U.S. economy.

The financial crisis that emerged in 2008 and ensuing events have resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage-related investments, in particular private label residential mortgaged-backed securities.  The responses to the crisis and events have included, among other things, numerous actions of monetary and fiscal authorities in the United States and Europe, such as:

•
the conservatorship and the control by the U.S. government since September 2008 of the Federal Home Loan Mortgage Corporation (commonly referred to as “Freddie Mac”) and the Federal National Mortgage Association (commonly referred to as “Fannie Mae”);

•
the establishment of the Troubled Asset Relief Program through the Emergency Economic Stabilization Act of 2008 and resulting public investments in numerous financial institutions and other enterprises; and

•
the adoption or revision, or proposed adoption or revision, of statutes and regulations governing securitization markets in the United States and Europe, such as proposed revisions to Regulation AB released by the Securities and Exchange Commission (the “SEC”) in April 2010 and re-proposed in July 2011, the adoption of the Federal Deposit Insurance Corporation’s final securitization safe harbor rule, the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and pending and recently finalized regulatory implementation (including rules on risk retention and premium capture cash reserve accounts) and certain European Union regulatory initiatives, as further described below under “—Governmental Intervention, Financial Regulatory Reforms and Proposed Regulations When Final Could Have a Significant Impact on the Sponsors, the Depositor, the Issuing Entity, the Originators or the Servicers or on the Certificates.”

As a result of market conditions and other factors, the cost and availability of mortgage credit has been and may in the future continue to be adversely affected by illiquid credit markets and wider credit spreads.  Concern about the stability of the markets and the creditworthiness of counterparties has led

S-17

many lenders and institutional investors to reduce, and in some cases cease, lending to certain mortgagors.  Continued turbulence in the U.S. and international markets and economies may negatively affect the U.S. housing market and the credit performance and market value of residential mortgage loans.

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in its current form.  Concerns regarding sovereign debt may spread to other countries at any time.

Particular uncertainty persists regarding the prospects for growth in the U.S. economy, and a number of factors have contributed to this uncertainty, including high current unemployment, rising government debt levels, prospective Federal Reserve policy shifts, the withdrawal of government interventions into the financial markets, changing U.S. consumer spending patterns, pending regulations (including with respect to asset-backed securitization), and changing expectations for inflation and deflation.  In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks by the United States government may cause continued volatility.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states or significant local governments could default on their debt or seek relief from their debt under the U.S. bankruptcy code or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time and adversely affect the value of your certificates.  Moreover, other types of events may affect financial markets, such as war, revolt, insurrection, armed conflict, terrorism, political crisis, natural disasters and man-made disasters.  We cannot predict such matters or their effect on the value or performance of your certificates.

Investors should consider that general conditions in the residential real estate and mortgage markets may adversely affect the performance of the mortgage loans and the performance or market value of the certificates.  We cannot assure you that governmental or other actions will improve these conditions in the near future.  In addition, in connection with all the circumstances described above, you should be aware in particular that:

•
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

•	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

•
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the related mortgaged properties may have declined since the mortgage loans were originated and may decline following the issuance of the certificates and such declines may be substantial and occur in a relatively short period following the issuance of the certificates, and such declines may occur for reasons largely unrelated to the circumstances of the particular mortgaged property;

•
if you determine to sell your certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid, and this may occur within a relatively short period following the issuance of the certificates and for reasons unrelated to the then current performance of the certificates or the mortgage loans;

S-18

•
the time periods to resolve defaulted mortgage loans can be long, and those periods may be further extended because of borrower bankruptcies and legal proceedings, which may be especially true in the case of loans made to borrowers that have substantial debts other than the mortgage loan;

•	severe volatility and declines in the value of your certificates may occur regardless of the performance of your certificates and the mortgage loans;

•
even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or in regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, all as if your certificates were to be sold immediately;

•
if you desire to obtain financing for your certificates, you may be unable to do so or you may be able to do so only at higher interest rates, and this may occur within a relatively short period following the issuance of the certificates and for reasons unrelated to the then current performance of the certificates or the mortgage loans;

•
such circumstances may result in increased or decreased prepayment activity with respect to the mortgage loans, which may affect the expected performance and market value of one or more classes of certificates;

•	such circumstances may result in substantial delinquencies on the mortgage loans, which may become the subject of modifications, including reductions in the principal balance of the mortgage loans;

•
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; and

•
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of mortgagor bankruptcies, related litigation and any federal and state legislative, regulatory and/or administrative actions or investigations.

In light of the circumstances described above, the risks we describe elsewhere under “Risk Factors” in this prospectus supplement and in the prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Downgrade of Long-term Ratings of Eurozone Nations May Adversely Affect the Market Value of the Offered Certificates

In response to the economic situation facing the European Economic and Monetary Union, or Eurozone, based on factors including tightening credit conditions, higher risk premiums on Eurozone sovereigns and disagreement among European policy makers as to how best to address the declining market confidence with respect to the Eurozone, on January 13, 2012, Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), downgraded the long-term credit ratings on nine members of the Eurozone, including Austria, Cyprus, France, Italy, Malta, Portugal, Slovakia, Slovenia and Spain.  In addition, on April 18, 2013, Fitch Ratings, Inc. downgraded the long-term credit ratings on the United Kingdom.

S-19

Recent Trends in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Certificates

Since late 2006, delinquencies, defaults, foreclosures and losses with respect to residential mortgage loans have increased, and although there have been some declines in certain geographic areas recently, delinquencies, defaults, foreclosures and losses could stay at a relatively high level or increase in the future.  The increase in delinquencies, defaults and foreclosures was not limited to “non-prime” mortgage loans, which are made to mortgagors with impaired credit or otherwise weaker creditworthiness, but also affected “Alt A” mortgage loans, which are made to mortgagors often with more limited documentation, and “prime” mortgage loans, which are made to mortgagors with excellent credit who provide full documentation, and has also affected mortgage loans even where a period of time has elapsed since origination.  [Certain of the mortgage loans in the transaction were originated as non-prime mortgage loans and may have been originated with little or no documentation of borrower income and/or assets.]  Losses on all types of residential mortgage loans have increased over the last several years due to declines in residential real estate values, resulting in reduced home equity.  Home prices began to depreciate in late 2006, after extended periods of appreciation.  Although home prices appear to have stabilized or even increased in some geographic areas, in others the decline continues and may continue for an indefinite period of time.  A continued decline in property values or the failure of property values to increase where the outstanding balances of the mortgage loans and any secondary financing on the related mortgaged properties are close to or in excess of the value of the mortgaged properties may result in higher delinquencies, foreclosures and losses.  Declining property values have also contributed to, and may further contribute to, the current oversupply of existing homes on the market, which has further increased the frequency of negative home equity.  Even if economic indicators begin to show that the United States is emerging from the recession, delinquencies and defaults on loans underlying RMBS may continue to rise, or may remain at high levels, as a result of factors such as persistent high unemployment rates, high levels of foreclosures, and large inventories of unsold properties.

In response to increased delinquencies and losses with respect to mortgage loans, many residential mortgage loan originators implemented more conservative underwriting criteria for mortgage loans, which has reduced the availability of mortgage credit to prospective borrowers, including mortgagors seeking to refinance their mortgage loans.  The reduced availability of refinancing options for mortgagors has resulted in higher rates of delinquencies and defaults and losses on mortgage loans, regardless of the creditworthiness of those mortgagors.  The decline in residential real estate values to date, and any future decline, may prevent mortgagors having insufficient equity in their homes, hindering the ability of borrowers to refinance their mortgage loans in an environment of increasingly restrictive lending standards and giving borrowers less incentive to cure delinquencies and avoid foreclosure.  Furthermore, mortgagors who intend to sell their homes on or before the expiration of the fixed-rate periods or maturity dates on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  Moreover, these developments have contributed, and may continue to contribute, to a weakening in the residential real estate market as these adjustments have, among other things, tightened the requirements for obtaining credit and, therefore, reduced the number of potential buyers for residential properties.  In addition, in general, a decrease in refinancing activity would be expected to decrease the rate of prepayment even if interest rates are comparably low.

Weaker real estate values may contributed to higher loan-to-value ratios, which are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had residential property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by residential mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of residential mortgage backed securities.

In response to these circumstances, federal, state and local authorities have enacted and continue to propose new legislation, rules and regulations relating to the origination, servicing and treatment of mortgage loans in default or in bankruptcy, including as described above under “—Governmental Intervention, Financial Regulatory Reforms and Proposed Regulations When Final Could Have a

S-20

Significant Impact on the Sponsors, the Depositor, the Issuing Entity, the Originators or the Servicers or on the Certificates.”  These initiatives could result in delayed or reduced collections from mortgagors, limitations on the foreclosure process and generally increased servicing costs.  Certain of these initiatives could also permit or require the servicers to take actions, such as modification of mortgage loans, including the reduction of principal due on the mortgage loan, that might adversely affect the certificates, without any remedy or compensation to the holders of the certificates. Each servicer may modify mortgage loans that are in default, or for which default is reasonably foreseeable, if the master servicer determines that such modifications would be in the best interests of the holders of the certificates and subject to the applicable overall servicing standard.  Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values.  A significant number of loan modifications could result in a significant reduction in cash flows to the certificates on an ongoing basis.  See “Risk Factors—Modifications of the Mortgage Loans May Adversely Affect Your Securities” in the prospectus.

[Less Stringent Underwriting Standards and the Resultant Potential for Delinquencies on the Mortgage Loans Could Lead to Losses on Your Certificates

The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources.  These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.

Substantially all of the mortgage loans are of non-prime credit quality and, at origination, did not meet the customary credit standards of Freddie Mac and/or Fannie Mae.  Non-prime mortgage loans were generally made to less credit worthy borrowers, i.e., borrowers with lower credit scores and/or higher debt-to-income ratios than would be required to qualify under Freddie Mac or Fannie Mae origination criteria.  In many cases, such loans were underwritten with very limited or no loan documentation that verified the borrower’s income and had loan-to-value ratios higher than mortgage loans made to more creditworthy home buyers.  Accordingly, the mortgage loans  are extremely sensitive to economic factors that could affect the ability of borrowers to pay their obligations or the value of the mortgaged property.

[The originator’s] underwriting standards that were in effect for the origination of most of the mortgage loans generally were less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history, collateral and in other respects. The mortgage loans [originated or acquired by the originator or its affiliates] have been made to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, including impaired past credit experience, limited credit history, insufficient home equity value, or high debt-to-income ratios. As a result of this approach to underwriting, the mortgage loans have experienced and may continue to experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in accordance with Fannie Mae or Freddie Mac guidelines.  See “The Mortgage Loan Pool—Underwriting Guidelines” in this prospectus supplement.

As a result of the originator’s underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner.  We cannot assure you that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

S-21

[Underwriting Guidelines May Not Identify or Appropriately Assess Repayment Risks

Each originator’s underwriting standards do not conform to those applied by Fannie Mae and Freddie Mac, and may not identify or appropriately assess the risk that the interest and principal payments due on a mortgage loan will be repaid when due, or at all, or whether the value of the mortgaged property will be sufficient to otherwise provide for recovery of those amounts.  The underwriting guidelines might underestimate the risk associated with certain features of the loan or certain aspects of the mortgaged property and/or the financial condition of the mortgagor.  The underwriting guidelines might also underestimate the additional risks created by risk layering.

To the extent exceptions are made in originating a mortgage loan, those exceptions are subjective and may increase the risk that principal and interest amounts may not be received or recovered, and compensating factors, if any, which may have been the premise for making an exception may not in fact compensate for any additional risk.  Even without any exceptions, strict adherence to underwriting guidelines does not guaranty that a mortgagor will fulfill its financial obligations and is at best a guideline to help originators form an opinion of a mortgagor’s ability to perform.  [See Appendix [  ] for exceptions to the underwriting guidelines that were noted as part of the pre-offering review.]]

[The Ratings of the Certificates May Be Lowered or Withdrawn, or the Certificates May Receive an Unsolicited Rating, which May Adversely Affect the Liquidity or the Market Value of Your Certificates

Security ratings are not recommendations to buy, sell or hold the certificates.  Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of certificates will be paid on a timely basis and that a class of certificates will be paid in full by its final scheduled distribution date.  Ratings do not consider to what extent the certificates will be subject to prepayment or that the principal of any class of certificates will be paid prior to the final scheduled distribution date for that class of certificates, nor do the ratings consider the values of the certificates or their suitability to a particular investor.  A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the depositor to comply with its obligation to post information provided to the Hired Agencies on a website that is accessible by a rating agency that is not a Hired Agency.  The ratings of any certificates may be lowered by a rating agency (including the Hired Agencies) following the initial issuance of the certificates as a result of losses on the mortgage loans in excess of the levels contemplated by a rating agency at the time of its initial rating analysis or as a result of a change in the financial condition of a servicer, the depositor or a sponsor or a change or other update to a rating agency’s ratings criteria or methodology.  None of the sponsors, the depositor, the Delaware trustee, the securities administrator, the servicers, the underwriters or any other person will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates.  Changes affecting the mortgage loans, the parties to the master trust and servicing agreement or any servicing agreement or other persons may have an adverse effect on the ratings of the offered certificates, and thus their market value.

Accordingly, the ratings assigned to any certificate on the date on which the certificate is originally issued may be lowered or withdrawn by any rating agency at any time thereafter.  If any rating with respect to the certificates is revised or withdrawn, the liquidity or the market value of your certificate may be adversely affected, and you may not be able to sell or obtain financing for your certificates, or you may be able to sell only at a substantial discount from the price you paid or obtain financing at interest rates in excess of current interest rates.

The Hired Agencies have been hired by the depositor to provide their ratings on the certificates. We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the certificates by the Hired Agencies, the depositor or the issuing entity with respect to a security pays the fee charged by the rating agency for its rating services.

S-22

The depositor has not requested a rating on the certificates from any rating agency other than the Hired Agencies.  We cannot assure you as to whether another rating agency will rate any class of certificates or, if it were to rate any class of certificates, what rating would be assigned by it.  Additionally, other rating agencies that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive in connection with compliance obligations of the Hired Agencies under Rule 17g-5 under the Exchange Act.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from (or lower than) the ratings assigned by the Hired Agencies.

As part of the process of obtaining ratings for the certificates, the depositor may have had initial discussions with and submitted certain materials to the Hired Agencies and certain other rating agencies.  Based on preliminary feedback from those rating agencies at that time, the depositor selected the Hired Agencies to rate the certificates and not the other rating agencies based on various criteria deemed favorable by the depositor, including those agencies’ initial subordination levels for the various classes of certificates and mandated transaction document terms.  Had the depositor selected such other rating agencies to rate the certificates, we cannot assure you as to the ratings that such other rating agencies would ultimately have assigned to the certificates.  Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

As of the date of this prospectus supplement, the depositor was not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction.  However, we cannot assure you that an unsolicited rating will not be issued prior to or after the closing date or that a non-hired rating agency will not provide market reports and/or published commentary related to the offered certificates.  Any unsolicited rating may differ from (or be lower than) the ratings provided by the Hired Agencies and any such market reports or published commentary may express differing and/or potentially negative views regarding the mortgage loans and/or the offered certificates.  None of the sponsors, the depositor and any underwriter is obligated to inform investors (or potential investors) in the certificates if an unsolicited rating is issued after the date of this prospectus supplement or if market reports and/or published commentary related to the offered certificates are published.  Consequently, if you intend to purchase certificates, you should monitor whether an unsolicited rating of the certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of certificates.  If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, or provides adverse market reports and/or published commentary related to the offered certificates, the liquidity or the market value of your certificate may be adversely affected and/or limit your ability to sell or obtain financing for your certificates.  In addition, if the depositor fails to make available to the non-hired rating agencies any information provided to the Hired Agencies for the purpose of assigning or monitoring the ratings on the certificates, the Hired Agencies could withdraw their ratings on the certificates, which could adversely affect the market value of your certificates and/or limit your ability to sell your certificates.

Furthermore, the SEC may determine that [one or both] of the Hired Agencies no longer qualifies as a rating agency for purposes of federal securities laws and that determination may have an adverse effect on the market price of the certificates.]

Governmental Intervention, Financial Regulatory Reforms and Proposed Regulations When Final Could Have a Significant Impact on the Sponsors, the Depositor, the Issuing Entity, the Originators or the Servicers or on the Certificates

Disruptions in the global financial markets over the past few years have led to extensive and unprecedented governmental intervention.  Such intervention was in certain cases implemented on an expedited basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions.  In addition, these interventions have typically been unclear in scope and application, resulting in confusion and uncertainty

S-23

which in itself has been materially detrimental to the efficient functioning of the markets as well as previously successful investment strategies.

Recent legislative initiatives and completed and pending regulatory implementation, including the Dodd-Frank Act and related implementing regulations, and proposed amendments to Regulation AB, together with uncertainty about the nature and timing of the regulations that will be promulgated to implement the Dodd-Frank Act and the amendments to Regulation AB, may create uncertainty in the credit and other financial markets and create other unknown risks and may in turn affect the performance of the transaction parties, which may adversely affect the value or marketability of the certificates.

The Dodd-Frank Act and Regulatory Implementation.  In response to the financial crisis, the U.S. Congress passed, and on July 21, 2010, President Obama signed into law, the Dodd-Frank Act, which made sweeping changes to the regulation of financial institutions generally and specifically in connection with their asset-backed securitization businesses.  The Dodd-Frank Act required the creation of new federal regulatory agencies, including the Consumer Financial Protection Bureau (“CFPB”) within the Federal Reserve to regulate consumer financial services and products, and the inter-agency Federal Stability Oversight Council to identify, monitor and address emerging systemic risks posed by the activities of financial services firms and make recommendations to the Federal Reserve to alleviate that risk.  The law also provided for enhanced regulation of derivatives and mortgage-backed securities offerings, restrictions on executive compensation and enhanced oversight of credit rating agencies.  The Dodd-Frank Act also limited the ability of federal laws to preempt state and local consumer laws.

In March 2011, various federal regulators proposed rules under the Dodd-Frank Act regarding credit risk retention that would, among other things, require securitizers of residential mortgage-backed securities and other asset-backed securities to retain, on an unhedged basis, at least 5% of the credit risk of the assets underlying the securities.  The proposed rules specify various exemptions, including an exemption for residential mortgage-backed securities backed entirely by mortgage loans that meet the conditions under the definition of “qualified residential mortgage.”

Section 939(e) of the Dodd-Frank Act removed, as of July 21, 2012, the minimum credit rating requirement in the term “mortgage related security” for purposes of SMMEA and required that the SEC establish alternative standards of creditworthiness.  The SEC has not yet established alternative standards of creditworthiness for purposes of SMMEA, but has issued a transitional interpretation stating that until such alternative standards of creditworthiness are defined, the credit rating requirement previously included in the statute remains applicable.  If and when alternative standards of creditworthiness are established, it is possible that certain or all of the classes of certificates will no longer constitute “mortgage related securities” for purposes of SMMEA even if the certificates maintain the previously required ratings.  If your certificates no longer qualify as mortgage related securities under SMMEA, the market value and liquidity of your certificates may be negatively impacted.  If you are purchasing certificates based solely or in part on those certificates qualifying as mortgage related securities under SMMEA, future changes to SMMEA may require you to sell your certificates potentially at a substantially lower price.

The Dodd-Frank Act also prohibited lenders from originating residential mortgage loans unless the lender determines that the mortgagor has a reasonable ability to repay the loan.  Under the Dodd-Frank Act, a lender and its assignees will not have liability under this prohibition with respect to any “qualified mortgage.”  The CFPB has issued a final rule, to become effective on January 10, 2014, that specifies the characteristics of a qualified mortgage for this purpose.  Interest-only loans, negative amortization mortgage loans and balloon loans, as well as loans with a debt to income ratio exceeding 43%, in general will not constitute qualified mortgages.  The final rule may result in a reduction in the availability of these types of loans in the future and may adversely affect the ability of mortgagors to refinance mortgage loans included in the mortgage pool.  We cannot assure you as to the effect of the new rule on the value of your certificates.  No review has been conducted to determine exactly what portion of the mortgage loans held by the issuing entity would be considered “qualified mortgages” under the Dodd-Frank Act.

S-24

The Dodd-Frank Act also revises and adds sections to the Truth in Lending Act and the Real Estate Settlement Procedures Act that impose a number of additional requirements for originators and servicers of residential mortgage loans and increased the penalties for noncompliance with those laws.  The CFPB recently implemented rules that will become effective in January 2014 that, among other things, require servicers to provide information to borrowers about loss mitigation options (including as an alternative to foreclosure) and to implement procedures for evaluating and responding to loss mitigation requests.  The new rules may result in increased loan modification activity, and may extend foreclosure timelines or otherwise extend the process of loss mitigation, any of which could lead to delays in collections and distributions on your certificates, and increased losses.

Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the applicable federal regulatory agencies, and much of this rulemaking has yet to occur.  Therefore, the full impact of financial regulatory reform on the financial markets and its participants and on the asset-backed securities market in particular will not be known for some time.  We cannot assure you that the Dodd-Frank Act and its implementing regulations, or the imposition of additional regulations, will not have a significant adverse impact on the value of the certificates, on the servicing of the mortgage loans or on the sponsors, the depositor, the issuing entity, the Delaware trustee, the originators, the servicers, the master servicer, the securities administrator or the file reviewer.

Proposed Amendments to Regulation AB.  In April 2010, the SEC released proposed rules that, if adopted, would substantially revise Regulation AB and other rules governing the offering process, disclosure and reporting for asset-backed securities issued in registered and certain unregistered transactions.  Among other things, the proposed changes would require enhanced disclosure of asset-level information at the time of the securitization and on an ongoing basis, and enhanced disclosure of cash flow mechanics.  The proposed rules would condition reliance by issuers of structured finance products (including residential mortgage-backed securities) on the Rule 144A and Rule 506 safe harbors on the inclusion of provisions in the underlying transaction documents requiring an issuer to provide, and represent that it will provide, on request, the same initial and ongoing information (including asset level information) as would be required if the offering were a registered offering.  In July 2011, the SEC released revised proposed rules under Regulation AB that would revise shelf eligibility requirements for depositors, including a requirement that the chief executive officer of the depositor or the chief executive officer in charge of securitization for the depositor deliver a certification with respect to the prospectus and the transaction structure.  It is not clear when or whether the proposed revisions to Regulation AB will be adopted, how those standards will be implemented, and to what extent the sponsors, the depositor, the issuing entity, the Delaware trustee, the originators, the servicers, the master servicer, the securities administrator or the file reviewer will be affected.  We cannot assure you that the new standards will not apply to this transaction or have an adverse impact on the value or marketability of the certificates.

In general, compliance with applicable law and regulations may be costly because new processes, forms, controls and additional infrastructure may be required to comply with new requirements.  Any failure to comply with these laws and regulations could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to reputation, brand and valued customer relationships.

In addition, proposals to change the laws and regulations governing the banking and financial services industries have been proposed or adopted by, and are frequently introduced in, Congress, state legislatures and the various bank regulatory or financial regulatory agencies.  Congress and the federal government have continued to evaluate and develop legislation, programs and initiatives designed to, among other things, stabilize the financial and housing markets and prevent future financial crises by further regulating the financial services industry.  As a result of the recent financial crisis and the challenging economic environment, additional regulatory scrutiny of the financial industry in general and a particularly high level of regulatory scrutiny of residential mortgage loan sponsors, depositors, originators and servicers may be expected.  This scrutiny may result in additional regulation that could prohibit or discourage the use of foreclosure as a remedy for certain residential mortgage loan defaults or otherwise adversely affect the timeliness and amount of collections that the servicers are able to realize on the

S-25

mortgage loans.  It is not clear whether and when the final form of proposed programs or initiatives or any related legislation or regulation will go into effect, or the impact they may have on the sponsors, the depositor, the issuing entity, the originators, the servicers, the master servicer or any successor servicer or master servicer.

Inability to Refinance or Sell Following Increased Payments Due to Rate Adjustment May Increase Default Risk

To the extent that market interest rates have increased or increase in the future, the resulting increases in monthly payments with respect to adjustable rate mortgage loans that have or will enter their adjustable-rate period may cause borrowers to become increasingly likely to default on their payment obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates.  Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates.  In response in part to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for such borrowers.  These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels.  Home price depreciation experienced to date, and any further price depreciation, may also render borrowers with insufficient equity in their homes to enable them to refinance at existing debt levels.  Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate mortgage loans may find that they cannot sell their property for an amount sufficient to pay closing costs and the unpaid principal balance of their loans.  In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing.  While some lenders and servicers have created or otherwise are participating in modification programs in order to assist borrowers with refinancing or otherwise meet their payment obligations, not all borrowers will qualify for or will take advantage of these opportunities.

Appraisals May Not Accurately Reflect Value or Condition of the Mortgaged Property

In general, appraisals represent the subjective analysis and opinion of the person performing the appraisal at the time the appraisal is prepared and are not guarantees of, and may not be indicative of, present or future value.  We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property, or that different valuations would not have been reached separately by the [loan sellers] based on their internal review of such appraisals.  Investors are encouraged to make their own determination as to whether an appraisal is an accurate representation of the value of a mortgaged property.

The appraisals obtained in connection with the origination of the mortgage loans were intended to establish the amount a ready, willing and able buyer would pay a ready, willing and able seller at the time the appraisals were prepared.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distressed or liquidation sale.  Additionally, the establishment of the price a ready, willing and able buyer would pay involves looking at comparable sales in the neighborhood and attempting to adjust based on the subject property; it does not reflect the insurance replacement value of a particular home.

The current market value of the mortgaged properties could be lower, and in some cases significantly lower, than the values indicated in the appraisals obtained at the origination of the mortgage loans and included in the original loan-to-value ratios reflected in this prospectus supplement.

[Substantially all of the mortgage loans have property values in excess of the average price range nationally.  Performing valuation and risk analysis of high-cost properties can involve challenges that are not generally present with respect to properties whose values fall within the average price range of their

S-26

respective markets.  For mortgage properties relating to high-balance mortgage loans, there may be fewer substitute properties available (from which to derive comparative values), unique buyer attitudes and preferences, and more difficult to quantify “appeal” issues, any of which can make valuations less precise than for more average-priced housing.  In addition, differences exist between valuations due to the subjective nature of valuations and appraisals, particularly between different appraisers performing valuations at different points in time.]

Changes in the Market Value of the Certificates May Not Reflect the Performance or Anticipated Performance of the Mortgage Loans

The market value of the certificates can be volatile.  Market values can change rapidly and significantly and changes can result from a variety of factors.  However, a decrease in market value may not necessarily be the result of deterioration in the performance or anticipated performance of the mortgage loans underlying the certificates.  For example, changes in interest rates, perceived risk, supply and demand for similar or other investment products, accounting standards, capital requirements that apply to regulated financial institutions, and other factors that are not directly related to the mortgage loans underlying the certificates can adversely and materially affect the market value of the certificates.

Financial Difficulties of Originators and Servicers May Impact the Return on the Certificates

Since late 2006, a number of originators and servicers of residential mortgage loans have experienced serious financial difficulties and, in some cases, have gone out of business.  These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties regarding loan quality.  Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par.  In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation.  Overall origination volumes are down significantly in the current economic environment, particularly for non-Freddie Mac, -Fannie Mae or -Ginnie Mae mortgage products.  Many originators that also have large servicing portfolios have experienced rising costs of servicing as mortgage loan delinquencies have increased, without an increase in servicing compensation.  In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers.  These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues.  Financial difficulties may result in the inability of responsible parties to repurchase mortgage loans in the event of loan representation and warranty breaches or, as described below, to make advances of delinquent monthly payments which may also affect the value of residential mortgage-backed securities backed by those mortgage loans, including the certificates.  Financial difficulties may also have a negative effect on the ability of servicers to pursue collections on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure.

Each servicer is generally required to make advances in respect of delinquent monthly payments.  However, we cannot assure you as to the current or continuing financial condition of any servicer or its ability to access markets for financing such advances.  If a servicer is experiencing financial difficulties, it may not be able to perform its servicing duties or its advancing obligations.  Furthermore, an increased level of delinquencies in mortgage loans serviced by the servicer may result in delays in foreclosure proceedings on the mortgage loans.  See “—Delinquencies and Losses on the Mortgage Loans May Adversely Affect Your Yield.”

In response to these circumstances, federal, state and local authorities have enacted and continue to propose new legislation, rules and regulations relating to the origination, servicing and treatment of mortgage loans in default or in bankruptcy.  These initiatives could result in delayed or reduced

S-27

collections from mortgagors, limitations on the foreclosure process and generally increased servicing costs.  Certain of these initiatives could also permit the servicer to take actions, including modification of the mortgage loans, that might adversely affect the certificates without any remedy or compensation to the holders of the certificates.

Due to application of provisions of bankruptcy law, servicers who have sought bankruptcy protection may not be required to make advance payments to the issuing entity of amounts due from, but not paid by, the related mortgagors.  Even if a servicer were able to advance amounts in respect of delinquent mortgage loans, its obligation to make the advances may be limited to the extent that it does not expect to recover the advances from the ultimate disposition of the mortgaged property securing the mortgage loan, which in turn could affect the timing and amount of payments available for distribution to the certificateholders.  In addition, as with any externally provided service, there are risks associated with potential inadequate or untimely services for other reasons.  The servicers may not advance funds that would ordinarily be advanced because of errors, miscalculations, or other reasons.  In the current economic environment, many servicers are experiencing higher delinquencies and defaults than they have in the past and, as a result, there is a risk that their operational infrastructures cannot properly process this increased volume.  To the extent a servicer fails to fully perform its obligations, the certificates could experiences losses.

One or more servicers may resign or following a servicer event of default be terminated as a servicer of the mortgage loans serviced by it, and the cost of replacing such servicer may adversely affect the certificates.  The replacement of a servicer may also adversely affect the future performance of the related mortgage loans.  See “—Servicing Transfers May Result in Delinquencies or Losses.”  From time to time, investors in certificates similar to the certificates may have alleged that a particular servicer may not have serviced a group of mortgage loans properly in a securitization vehicle similar to the issuing entity.  We cannot assure you that such allegations have not been made against a servicer or will not be made against a servicer in the future.

There Is No Guarantee that You Will Receive Principal Distributions on Your Certificates at any Specific Rate or on any Specific Dates

As the mortgagors make payments of interest and principal on their mortgage loans, you will receive distributions in accordance with the priority of distributions described under “Description of the Certificates—Priority of Distributions Among Certificates.”  Because the mortgagors are free to make mortgage payments faster than scheduled, you may receive distributions earlier than you expected.  There is no guarantee that you will receive principal distributions on your certificates at any specific rate or on any specific dates.

The Yield on Your Certificates Is Directly Related to the Rate of Principal Payments, Including Principal Prepayments, on the Mortgage Loans

The rate of distributions of principal and the yield to maturity on the certificates will be directly related to at which the mortgagors pay principal on the related mortgage loans, including the rate and timing of scheduled payments of principal and principal prepayments (for this purpose, the term “principal prepayment” includes prepayments received in the calendar month prior to the month in which the related distribution date occurs and any other recovery of principal in advance of the scheduled due date, including payments received in connection with the repurchase of a mortgage loan and payments received in connection with mortgage loan liquidations due to default, casualty, condemnation and the like) on the applicable mortgage loans.  The rate of distributions of principal and the yield to maturity on the certificates also will depend on the amount and timing of defaults by mortgagors that result in losses on the applicable mortgage loans.  The mortgage loans [(other than [       ] mortgage loans, representing approximately [    ]% of the mortgage loans by aggregate stated principal balance)] may be prepaid at any time without penalty and mortgage prepayment rates are likely to fluctuate significantly from time to time.  The principal payments on the mortgage loans may be in the form of scheduled principal payments or principal prepayments.  Any of these prepayments will result in distributions to you of amounts that would

S-28

otherwise be distributed over the remaining term of the applicable mortgage loans.  You must make your own decisions as to the appropriate prepayment and default assumptions to be used when purchasing certificates.

Principal payments, including principal prepayments, on the mortgage loans will be affected by the following:

•	the amortization schedules of the mortgage loans;

•	the rate of partial prepayments, or curtailments, and full prepayments, or payoffs, by mortgagors due to refinancing, job transfer, changes in property values, economic conditions or other factors;

•	liquidations of, or modifications in reduction of the principal balance of, mortgage loans;

•	the time it takes for defaulted mortgage loans to be modified or liquidated;

•	the availability of loan modifications for delinquent or defaulted mortgage loans;

•	repurchases of mortgage loans by the related representing party as a result of defective documentation or breaches of representations or warranties;

•	whether the borrower is required to pay a prepayment penalty in connection with principal prepayment;

•	the exercise of due-on-sale clauses by a servicer in connection with transfers of mortgaged properties;

•
the optional repurchase of all the mortgage loans by the [master servicer][holder of the Class [   ] Certificates][specify other person] when the aggregate outstanding principal balance of the mortgage loans is less than [   ]% of the aggregate stated principal balance of the mortgage loans as of the cut-off date; and

•	general and targeted solicitations for refinancing by any servicer, as described in this prospectus supplement.

The rate of principal payments, including principal prepayments, on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans.  If prevailing interest rates for similar mortgage loans fall below the interest rates on the mortgage loans held by the issuing entity, the rate of prepayment is likely to increase.  Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the mortgage loans held by the issuing entity, the rate of prepayment is likely to decrease.  In general, a contraction of the availability of or an increase in the cost of credit may decrease refinancing activity, which would be expected to decrease the rate of prepayment even if interest rates are comparably low.  However, the expansion of credit could result in an increase in refinancing activity even in a rising interest rate environment if credit standards are relaxed and underwriting guidelines expanded.

No representation is made as to the rate of principal payments, including principal prepayments, on the mortgage loans or as to the yield to maturity of any class of certificates.  In addition, we cannot assure you that any of the mortgage loans will or will not be prepaid prior to maturity.  If the prepayment characteristics of the mortgage loans differ from what you assumed, the weighted average lives and yields of the related classes of certificates may be significantly different than what you anticipated.  An investor is urged to make an investment decision with respect to any class of certificates based on the anticipated yield to maturity of that class of certificates resulting from its purchase price and the investor’s

S-29

own determination as to anticipated mortgage loan prepayment and default rates under a variety of scenarios.  There is no guarantee of the actual rate of prepayment on the mortgage loans, or that the rate of prepayment will conform to any model described in this prospectus supplement or in the prospectus.  See “Prepayment and Yield Considerations” in this prospectus supplement and in the prospectus.

The extent to which any class of certificates is purchased at a discount or a premium and the degree to which the timing of distributions on the class of certificates is sensitive to prepayments will determine the extent to which the yield to maturity of the class of certificates may vary from the anticipated yield.  If you are purchasing certificates at a discount, you should consider the risk that if principal payments on the applicable mortgage loans occur at a rate slower than you expected, your yield will be lower than you expected.  If you are purchasing certificates at a premium, you should consider the risk that if principal payments on the applicable mortgage loans occur at a rate faster than you expected, your yield may be lower than you expected.  See “Prepayment and Yield Considerations” in this prospectus supplement.

Any time your principal is repaid to you, you may not be able to reinvest your funds at the same or a higher rate of return than the certificate interest rate on your certificates.

Approximately [    ]% of the mortgage loans by aggregate stated principal balance of the related mortgage loans, require the mortgagor to pay a premium if the mortgagor prepays (sometimes other than as a result of selling the mortgaged property) the mortgage loan during periods ranging from one to [five] years after the mortgage loan was originated.  A prepayment premium may discourage a mortgagor from prepaying the mortgage loan during the applicable period.  Similarly, the expiration of the applicable period may make a mortgagor more inclined to prepay the mortgage loan.  Certain states’ laws restrict the imposition of prepayment penalties even when the terms of the mortgage loan provide for the collection of prepayment penalties.  As a result, prepayment penalties may not be collected even on mortgage loans that provide for payment of prepayment penalties.

The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations.  In general, the earlier the payment of principal of the mortgage loans, the greater the effect on your yield to maturity.  As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

From time to time, the servicers may implement programs to solicit qualifying mortgage loans that they service for refinance, including the mortgage loans in the issuing entity.  While those programs will not specifically target the mortgage loans in the issuing entity for refinance, they may have the effect of accelerating the prepayment rate of those mortgage loans, which would adversely affect the yields on all classes of certificates purchased at a premium and the yields on the interest only certificates.

As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier return of principal to the LIBOR certificates and will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the LIBOR certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level.  An earlier return of principal to the holders of the LIBOR certificates as a result of the overcollateralization provisions will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

S-30

The multiple class structure of the LIBOR certificates causes the yield of certain classes of the LIBOR certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans.  Because distributions of principal will be made to the classes of LIBOR certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of LIBOR certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes.  In particular, the subordinated certificates (i.e., the [Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2] certificates) do not receive any portion of the amount of principal payable to the LIBOR certificates prior to the distribution date in [   ] unless the aggregate class principal balance of the [Class A] certificates has been reduced to zero.  Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the subordinated certificates may continue to receive no portion of the amount of principal then payable to the LIBOR certificates unless the aggregate class principal balance of the [Class A] certificates has been reduced to zero.  The weighted average lives of the subordinated certificates will therefore be longer than would otherwise be the case.

[The mortgage interest rates on approximately [     ]% of the mortgage loans will adjust commencing approximately [     ] years after origination from a fixed mortgage interest rate to an adjustable interest rate, in each case, based on the [     ] index.  These mortgage loans may have higher prepayments as they approach their first adjustment dates because the related mortgagors may seek to avoid periodic changes to their monthly payments.  See also “—Adjustable Rate Mortgage Loans May Be More Likely to Prepay” in this prospectus supplement.]

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain the Required Level of Overcollateralization

The weighted average of the interest rates on the mortgage loans is expected to be higher than the pass-through rates on the LIBOR certificates.  Interest on the mortgage loans are expected to generate more interest than is needed to pay interest owed on the LIBOR certificates and to pay certain fees and expenses payable by the issuing entity.  Any remaining interest will then be used to absorb losses that occur on the mortgage loans.  After these financial obligations of the issuing entity are covered, the available excess interest will be used to maintain the overcollateralization at the required level determined as described in this prospectus supplement.  We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization.  The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest available to the issuing entity.

Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest.  In the event of a partial prepayment, the mortgage loan will be generating less interest.

Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the LIBOR certificates.

Substantially all of the adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the LIBOR certificates, and the fixed-rate mortgage loans have interest rates that do not adjust.  In addition, the adjustable-rate mortgage loans have weighted average months-to-roll (i.e., next interest rate adjustment date) of approximately [   ] months from the statistical calculation date.

As a result, the pass-through rates on the LIBOR certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rates on the LIBOR certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines.  In

S-31

either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the LIBOR certificates.  The pass-through rates on the LIBOR certificates cannot exceed the weighted average net interest rate of the mortgage loan pool, less fees and expenses.

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

Investors in the LIBOR certificates, and particularly the subordinated certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

An Optional Purchase of the Mortgage Loans Would Adversely Affect the Related Offered Certificates that Receive Only Distributions of Interest

When the aggregate principal balance of the mortgage loans has been reduced to a specified percentage of that balance as of the cut off date, the [master servicer][holder of the Class [   ] Certificates][specify other person] may purchase all of the mortgage loans and the related certificates will be retired.  See “Description of the Certificates—Termination; Optional Clean-up Call” in this prospectus supplement.  If an optional purchase occurs, the purchase price paid by the [master servicer] (net of certain fees and expenses and unreimbursed advances) will be passed through to the related certificateholders.  This would have substantially the same effect on the related class or classes of interest only certificates as if all of the remaining mortgagors had made prepayments in full.  Because the interest only certificates receive only distributions of interest, an optional purchase of the mortgage loans would adversely affect holders of those certificates, and may do so more severely if the optional purchase is made nearer in time to the closing date than assumed.

[Recent Developments Related to LIBOR May Affect Mortgage Interest Rates or the Yield on the LIBOR Certificates

The certificate interest rates on the LIBOR certificates will accrue interest at an annual rate indexed based on LIBOR.  In addition, the mortgage interest rates on approximately [    ]% of the mortgage loans will adjust, after an initial period, based on the [      ] LIBOR index.  The London Interbank Offered Rate, or LIBOR, serves as a global benchmark for home mortgages and the amount that various issuers pay to borrow money.  On September 28, 2012, Britain’s Financial Services Authority recommended that the British Bankers’ Association be removed from its rate setting responsibility and proposed additional reforms in connection with the determination of LIBOR.  We cannot assure you as to which entity or entities will assume responsibility for setting the applicable rates in the future.  In addition, we cannot assure you that LIBOR accurately represents the offered rate applicable to loans in U.S. dollars for a one-month period between leading European banks or that LIBOR’s prominence as a benchmark interest rate will be preserved.  No prediction can be made as to future levels of the 1-Year LIBOR index or as to the timing of any changes therein, each of which will directly affect the yields of the offered certificates.]

[The Yields on the LIBOR Certificates Will Be Sensitive to Changes in LIBOR

The yield to investors in the LIBOR certificates will be sensitive to fluctuations in the level of LIBOR and may be adversely affected by the application of a maximum certificate interest rate on these certificates.  As described in this prospectus supplement, the LIBOR certificates will accrue interest at an annual rate equal to the lesser of (a) LIBOR plus a specified margin and (b) [    ]%.  As a result, the holders of the LIBOR certificates may not always receive interest at a rate equal to LIBOR plus the related margin.  If, on any distribution date, the certificate interest rate on the LIBOR certificates is so reduced, a “basis risk shortfall” will result.  This amount will generally equal the excess of interest that would have been distributable absent application of the applicable maximum certificate interest rate over interest calculated at the maximum certificate interest rate.  On any distribution date, the securities administrator will repay any basis risk shortfalls to the extent of amounts received under the interest rate cap agreement available for such purpose and to the extent of amounts available in the basis risk reserve

S-32

fund as described in this prospectus supplement. We cannot assure you that such amounts will be sufficient to repay any basis risk shortfalls.]

[The Yields on the LIBOR Certificates Will Be Especially Sensitive to Increases in LIBOR

The certificate interest rates on the LIBOR certificates vary inversely with LIBOR.  Accordingly, as LIBOR increases, the yields on these certificates will decrease.  In addition, LIBOR is currently at historically low levels. There can be no assurance that LIBOR will decline further or remain the same.]

[Adjustable Rate Mortgage Loans May Be More Likely to Default

The mortgage interest rates on approximately [     ]% of the mortgage loans, by aggregate stated principal balance, will adjust commencing approximately [     ] years after origination from a fixed mortgage interest rate to an adjustable interest rate, in each case, based on the [          ] index.  The monthly payment payable by the related mortgagor may increase significantly on the related adjustment date depending on the level of the [          ] LIBOR index and may continue to increase if the level of the [          ] LIBOR index rises after the adjustment date.  The related mortgagors may not be able to make these higher payments and, depending on market conditions, may not be able to refinance their existing mortgage loan.  Consequently, delinquencies and defaults are more likely to occur with respect to the adjustable rate mortgage loans, resulting in delays in distributions and losses on the certificates.]

[Adjustable Rate Mortgage Loans May Be More Likely to Prepay

Mortgage interest rates on the adjustable rate mortgage loans at any time may not equal the prevailing mortgage interest rates for fixed rate or adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated.  Moreover, some mortgagors who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high.  These mortgagors may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though these mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors’ adjustable rate mortgage loans.  The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, such as, among other things, real estate values, the mortgagor’s financial situation, prevailing mortgage interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions.  [If the mortgage loan is a “hybrid” mortgage loan, which is a mortgage loan that has interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index plus a margin, the borrower generally will be more likely to refinance at the time the mortgage rate initially adjusts.]

Credit Enhancement May Be Inadequate

The certificates are not insured by any financial guaranty insurance policy.  The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the [Class A certificates, and to a limited extent, the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 certificates and, to a lesser degree, the holders of the Class B-1 and Class B-2] certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans.  If delinquencies or defaults occur on the mortgage loans, the servicer will not advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

S-33

The Weighted Average Lives of, and the Yields to Maturity on, the Subordinated Certificates are Sensitive to Mortgagor Defaults and Losses on the Mortgage Loans

The weighted average lives of, and the yields to maturity on, the [Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2] certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans.  If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption.  The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date, will reduce the class principal balance of the [Class B-2, Class B-1, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1] certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case.

Once a realized loss on a mortgage loan is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount and the holder of the certificate will not be entitled to reimbursements for such lost interest or principal even if funds are available for reimbursement, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they have been liquidated.

Unless the aggregate class principal balances of the [Class A certificates have been reduced to zero, the subordinated certificates will not be entitled to any principal distributions until [   ] or a later date as described in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels.  As a result, the weighted average lives of the subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time.  As a result of the longer weighted average lives of the subordinated certificates, the holders of those certificates have a greater risk of suffering a loss on their investments.  Further, because those certificates might not receive any principal if certain delinquency levels occur, it is possible for those certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

Finally, the effect on the market value of the subordinated certificates of changes in market interest rates or market yields for similar securities may be greater than for the [Class A] certificates.

Certain Interest Shortfalls Will Be Allocated to the Certificates

When a mortgagor makes a full or partial prepayment on a mortgage loan, the amount of monthly interest that the mortgagor is required to pay may be less than the amount of interest the related certificateholders of interest-bearing classes would otherwise be entitled to receive with respect to that mortgage loan for the related distribution date.  The related servicer is required to reduce its servicing fee to offset this shortfall with respect to prepayments in full (and, in certain cases, in part), but the reduction for any distribution date is limited to the related servicing fee for the related month.  If the aggregate amount of interest shortfalls resulting from prepayments exceeds the amount of the reduction in the related servicing fees, the interest entitlement for each class of interest-bearing certificates will be reduced proportionately by the amount of this excess.

Delinquencies that are not covered by amounts advanced by a servicer [(because that servicer determines that such amounts, if advanced, would be nonrecoverable)] will adversely affect the yield on the related junior subordinate certificates, the related senior subordinate certificates and the related senior certificates in that order.  Because of the priority of distributions, shortfalls resulting from delinquencies on the mortgage loans will be borne first by the related junior subordinate certificates,

S-34

second by the related senior subordinate certificates, each in the reverse order of their seniority, and third, pro rata, by the related senior certificates.

In addition, your certificates may be subject to certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act, as amended, and similar state and local laws (collectively referred to in this prospectus supplement as the Relief Act).  The Relief Act provides relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans.  The Relief Act provides generally that these mortgagors may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty.  These shortfalls are not required to be paid by the mortgagor at any future time and will not be offset by a reduction to the related servicing fee.  Interest shortfalls are allocable pro rata among all classes of interest-bearing certificates based on the amount of current interest accrued on each class of interest-bearing certificates for the distribution date, before taking into account any reduction in the amount of interest accrued resulting from net interest shortfalls.  Accordingly, subordination will not provide the interest-bearing classes of senior certificates with protection against these interest shortfalls.  See “Description of the Certificates—Distributions” in this prospectus supplement.

High Balance Mortgage Loans May Increase Risk of Loss on the Certificates

Mortgage loans with large balances relative to the class principal balances of the classes of subordinate certificates may, in the event of liquidation, result in realized losses large enough to significantly reduce or eliminate the class principal balances of one or more of those classes.  In addition, any realized loss on a mortgage loan that reduces the class principal balances of the subordinate certificates decreases the subordination provided to the senior certificates and increases the risk that those classes of senior certificates will have to bear realized losses in the future.  [As of the cut-off date, [    ] mortgage loans representing approximately [    ]% of the aggregate stated principal balance of the mortgage loans had principal balances greater than $1,000,000 and less than or equal to $1,500,000, [    ] mortgage loans representing approximately [    ]% of the aggregate stated principal balance of the mortgage loans had principal balances greater than $1,500,000 and less than or equal to $2,000,000, and [    ] mortgage loans representing approximately [    ]% of the aggregate stated principal balance of the mortgage loans had principal balances greater than $2,000,000.]

The current principal balances of the mortgage loans and the percentages they represent of the mortgage pool are specified in Appendix B in this prospectus supplement.

[The Timing of Realized Losses May Impact Returns on the Certificates

The timing of realized losses on the mortgage loans may impact the return earned on the related classes of certificates, in particular on the subordinate certificates.  The timing of realized losses could be affected by the creditworthiness of the mortgagor, the mortgagor’s willingness and ability to continue to make payments and new legislation, legal actions or programs that allow for the modification of loans or for mortgagors to obtain relief through bankruptcy or other avenues.  Therefore, the timing of realized losses, and not just the overall level of such realized losses, will impact the return on the related subordinate certificates.]

[Pre-offering Review of the Mortgage Loans May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses

[             ] engaged and paid third-parties to undertake limited loan file review procedures with respect to various aspects of the mortgage loans, including a credit review, compliance review and property valuation review.  In conducting these reviews, the third-parties relied on information and resources available to it (which were limited and which, in most cases, were not independently verified) and, in certain cases, may have engaged one or more third party agents to assist in performing its review.  These review procedures were intended to discover certain material discrepancies and possible material defects in the mortgage loans.  However, these procedures did not constitute a re-underwriting of the mortgage

S-35

loans based on any updated information concerning the mortgagor and were not designed or intended to discover every possible discrepancy or defect.  We cannot assure you that any of the reviews that were conducted uncovered relevant facts that could be determinative of how the mortgage loans will perform.  Investors are encouraged to make their own determination as to whether the review procedures as further described under “Pre-Offering Review of Mortgage Loans” in this prospectus supplement are sufficient to meet their investment criteria.

Furthermore, to the extent that the limited review conducted by the third-parties did not reveal factors that could affect how the mortgage loans will perform, the third-parties may have, due to the subjective nature of the assessment, incorrectly assessed the potential severity of those factors or incorrectly performed the review.  None of the sponsors, the depositor, any originator, any servicer and any underwriter verified the results of the investigation performed by the third-parties.]

[Investors Will Be Dependent on the Controlling Holder to Direct the Exercise of Remedies for Breach of Representation or Warranty with respect to a Mortgage Loan

Under the assignment, assumption and recognition agreements and the assignment of representations and warranties agreements, the controlling holder is the holder of a majority of the class principal balance of the Class [   ] Certificates or, if the class principal balance of the Class [   ] Certificates has been reduced to zero, any holder of the majority of the class principal balance of the Class [   ] Certificates, and may be an [affiliate of one of the sponsors].  If the class principal balance of the Class [   ] Certificates has been reduced to zero, there is no longer a controlling holder.  The controlling holder will have the right, in its sole discretion, to pursue an action in respect of an alleged breach by an originator of a representation and warranty relating to the characteristics of the mortgage loans. In addition, if certain conditions are satisfied, holders of more than [50]% of the voting rights of the senior certificates can direct the Delaware trustee to pursue an action against the applicable [responsible party] with respect to such breach or against the [seller] if the [seller] has an obligation to cure such breach, or repurchase or substitute for a mortgage loan as described in this prospectus supplement. If there is no controlling holder, then, in certain circumstances, holders of more than [50]% of the voting rights of the certificates can direct the Delaware trustee to pursue an action against that [responsible party] or the seller with respect to an alleged breach of a mortgage loan representation and warranty. The controlling holder is under no obligation to pursue such actions and the Delaware trustee will pursue such actions only under the limited circumstances described in this prospectus supplement. It may also be difficult to obtain the number of certificateholder votes needed to direct the Delaware trustee to pursue such an action. Furthermore, there can be no assurance that, if the controlling holder or the Delaware trustee pursues such an action, that such action will be successful, which could result in losses on your certificates.]

Delinquencies and Losses on the Mortgage Loans May Adversely Affect Your Yield

The servicers will be responsible for servicing the mortgage loans regardless of whether the mortgage loans are performing or have become delinquent or are otherwise in default.  As delinquencies or defaults occur, the servicers will be required to utilize an increasing amount of resources to work with mortgagors to maximize collections on the mortgage loans.  At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds, the servicers will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.  Investors should note that in connection with considering a modification or other type of loss mitigation, the servicers may incur or bear related out-of-pocket expenses, which would be reimbursed to the servicers from the issuing entity prior to distributions on the related classes of certificates.

Delinquencies on the mortgage loans that are not advanced by or on behalf of a servicer [(because the servicer does not expect to recover the advances from future payments on, or the ultimate disposition of, the mortgaged property securing the mortgage loan)] may adversely affect the yield on the certificates.  [A servicer will determine that a proposed advance is nonrecoverable when, in its good faith judgment, it believes the proposed advance would not ultimately be recoverable from the related mortgagor, related

S-36

liquidation proceeds or other recoveries in respect of the mortgage loan.]  Because of the priority of distributions, shortfalls resulting from delinquencies on mortgage loans that are not covered by advances will be borne first by the related subordinate certificates (in reverse order of distribution priority), and then by the senior certificates of the related certificate group.

In addition, if principal and interest advances are made with respect to a delinquent mortgage loan, any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions to the holders of the certificates.

In the event of a default and ultimate liquidation of any mortgage property, advances of principal of and interest on the related mortgage loan will be reimbursed primarily from liquidation proceeds on the mortgage property prior to distributions on the related certificates.  As a result, principal and interest advances have the effect of delaying the allocation of losses to the certificates, and because advances have an interest component that will vary over the amortization of the loan, unrecovered interest advances have the effect of decreasing the net proceeds of liquidation of the mortgaged property available for distribution on the certificates and potentially increasing loss severity.  Advances of principal and interest will enable certain related classes of subordinate certificates that would otherwise be allocated realized losses instead to receive regular distributions of interest and principal prior to the liquidation or modification of a mortgage loan that they otherwise would not receive.  Further, classes of certificates senior to those classes of subordinate certificates may experience greater losses and may be subject to ratings downgrades that might be more severe than would otherwise be the case absent principal and interest advances on the mortgage loans.  If liquidation proceeds are insufficient, advances previously distributed to the related classes of subordinate certificates may not be recouped.  The amount of any losses allocated to classes of certificates senior to the most subordinate class or classes of certificates related to those senior classes may significantly increase if there are delays in liquidating or modifying defaulted mortgage loans.

Accounting Rules May Affect You

The Financial Accounting Standards Board recently adopted changes to the accounting standards for investments, such as certificates, in interests in securitization vehicles such as the issuing entity. These changes, and any other future changes in accounting standards, may affect the manner in which you must account for your investment in any offered certificates and, under some circumstances, may require that you consolidate the entire issuing entity on your balance sheet. Prospective investors in the offered certificates should consult their accounting advisors to determine the effect that accounting standards, including the recent changes, may have on them. We make no representation or warranty regarding the treatment of any offered certificates or the issuing entity for purposes of any accounting standards.

The Lack of Secondary Markets May Make It Difficult for You to Resell Your Certificates

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates.  Each underwriter has stated that it intends to make a secondary market in the offered certificates, but it will have no obligation to do so.  We cannot assure you that a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  No representation is made by any person or entity as to what the market value of any certificate will be at any time.  The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

Recent developments in the residential mortgage market in the United States and credit markets generally, have greatly reduced, and in some time periods, virtually eliminated, any liquidity for mortgage-backed securities, such as the certificates.  The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from, among other things, reduced investor demand for mortgage loans and mortgage-backed securities, increased investor yield requirements for those loans and

S-37

securities, downgrades of the ratings of mortgage-backed securities by rating agencies and liquidations of investment portfolios, collateralized debt obligations and structured investment vehicles that contain mortgage-backed securities. Fluctuating investor confidence in the mortgage industry also may continue to contribute to an illiquid market for mortgage-backed securities.  As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity.  These conditions may continue or worsen in the future.

There is currently no secondary market for the certificates, and a secondary market may never develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  Investors who desire to obtain financing for their certificates similarly may have difficulty obtaining any credit or credit with satisfactory interest rates which may result in lower leveraged yields and lower secondary market prices upon the sale of the certificates.  The market value of the certificates are likely to fluctuate.  Any of these fluctuations may be significant and could result in significant losses to you.

We make no representation as to the proper characterization of the certificates for legal investment, regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the certificates for such purposes or under such restrictions.  However, the following are examples of statutory and regulatory developments that may adversely affect the ability of particular investors to hold or acquire residential mortgage-backed securities or the consequences to them of an investment in residential mortgage-backed securities and, thus, the ability of investors in the certificates to resell their certificates in the secondary market.

•
Member States of the European Economic Area (the “EEA”) have implemented Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended) (“Article 122a”), which applies to new securitizations issued on or after January 1, 2011 and to securitizations issued prior to that date where new assets are added or substituted after December 31, 2010.  Among other provisions, Article 122a restricts investments by an EEA -regulated credit institution (and its consolidated group entities) in securitizations that fail to comply with certain requirements.  These requirements include that:  (a) the originator, sponsor or original lender for the securitization has explicitly disclosed that it will retain, on an on-going basis, a material net economic interest of not less than 5% in respect of the securitization and (b) the EEA-regulated credit institution is able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the offered certificates it has acquired and the underlying exposures and that it has procedures to monitor such position and the performance of the underlying exposures on an on-going basis.  Additionally, Article 122a imposes a severe capital charge on a securitization’s securities acquired by an EEA-regulated credit institution if that securitization fails to meet the requirements of Article 122a.  For the purposes of Article 122a, an EEA-regulated credit institution may be subject to capital charges as a result of securitization positions held by its non-EEA affiliates, including those that are based in the United States.  Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by EEA insurance and reinsurance undertakings, by EEA undertakings for collective investment in transferable securities and by investment funds managed by EEA alternative investment fund managers.  None of the sponsors, the depositor, the issuing entity or the originators has taken, or intends to take, any steps to comply with the requirements of Article 122a.  The fact that the offered certificates have not been structured to comply with Article 122a is likely to limit the ability of an EEA-regulated credit institution (or a consolidated group entity thereof) to purchase offered certificates, which in turn may adversely affect the liquidity of the offered certificates in the secondary market.  This could adversely affect your ability to transfer offered certificates or the price you may receive upon your sale of offered certificates.  None of the issuing entity, the depositor, the originator or any of the transaction parties makes any representation regarding the regulatory capital treatment of your investment in the offered certificates on the closing date or any time thereafter.

S-38

•
Section 939A of the Dodd-Frank Act requires the U.S. federal banking agencies to modify their existing regulations to remove any reliance on credit ratings and establish alternative standards of credit-worthiness.  As a general rule, national banks are permitted to invest only in “investment grade” instruments, which under pre-existing regulations has been determined based on the credit ratings assigned to these instruments.  These national bank investment-grade standards are incorporated into statutes and regulations governing the investing authority of most state banks, and thus most state banks are required to adhere to these same investment grade standards.  The primary regulator of national banks (the Office of the Comptroller of the Currency (the “OCC”)) recently revised its regulatory definition of “investment grade” to require a bank’s determination regarding whether “the issuer of a security has adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure.”  While national banks may continue to consider credit ratings, they may not rely exclusively on such ratings and must conduct separate due diligence to confirm the investment grade of the instruments.  Likewise, the federal banking regulators recently adopted amendments to the market risk capital rules to reflect the appropriate capital treatment of debt and securitization positions without reliance on the credit ratings assigned to those instruments.  These developments may limit the ability or willingness of national banks to purchase certificates, which in turn may adversely affect the liquidity of the certificates in the secondary market.  This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

•
In connection with Section 939A of the Dodd-Frank Act, the federal banking agencies have also proposed revisions to regulations that would remove references to credit ratings in such agencies’ risk-based capital guidelines applicable to U.S. banking organizations.  Final regulations have been proposed but not yet adopted.  Depending on the final adopted regulations, any changes to these guidelines may cause exposures to residential mortgage-backed securities held by U.S. banking organizations to be subject to different, and possibly greater, capital charges, or otherwise may adversely affect the treatment of residential mortgage-backed securities for regulatory capital purposes.  This may limit the ability or willingness of banks to purchase certificates, which in turn may adversely affect the liquidity of the certificates in the secondary market.  This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

In addition, future statutory or regulatory developments may further limit the ability or desire of investors in the certificates to resell their certificates in the secondary market.  Accordingly, all prospective investors in the certificates should consider the possible effects of legal investment, regulatory capital, accounting and other restrictions and requirements on the liquidity and value of their certificates, whether or not those requirements and restrictions would apply in connection with their initial investments in the certificates or to other investors or potential investors in mortgage-backed securities.  In any event, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, reporting requirements, due diligence requirements, capital charges or reserve requirements.

You should consult your own financial, accounting, tax and legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

See “Risk Factors—You May Have Difficulty Selling the Securities” in the prospectus.

Transaction Parties May Become Subject to Litigation or Governmental Proceedings

Recently, there has been an increase in litigation against, and governmental proceedings involving, sponsors, originators, depositors and servicers of mortgage backed securities.  If a transaction party becomes subject to litigation or a governmental proceeding relating to the mortgage loans, this may increase the costs and expenses of the issuing entity.  These expenses generally may be paid from

S-39

payments on the mortgage loans prior to distribution of those amounts to the certificates.  In addition, if the servicer is subject to litigation or a governmental proceeding, this may affect the ability of the servicer to perform its obligations under the related servicing agreement, even if such litigation or a governmental proceeding is not related to a mortgage loan.  If a responsible party becomes subject to litigation or a governmental proceeding, this may affect the ability of the responsible party to perform any of its obligations to repurchase mortgage loans from the issuing entity with respect to which there has been a breach of representations and warranties and satisfaction of the conditions to repurchase.  This could result in a delay in or reduction of distributions on the certificates.  We cannot assure you as to the effect litigation, if any, may have on payments in respect of the mortgage loans or yield on the certificates.

GSMC and the depositor have been named as defendants in numerous legal proceedings related to their participation in mortgage loan securitizations and the residential mortgage market.  See “Pending Legal Proceedings Involving Transaction Parties.”

The Lack of Physical Certificates May Cause Delays in Payment and Cause Difficulties in Pledging or Selling Your Certificates

You will not have a physical certificate if you own any offered certificate.  As a result, you will be able to transfer your certificates only through The Depository Trust Company (“DTC”), participating organizations, indirect participants and certain banks.  The ability to pledge a certificate of one of these classes to a person that does not participate in the DTC system may be limited because of the lack of a physical certificate.  Your access to information regarding the certificates may be limited since conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.  In addition, you may experience some delay in receiving distributions on these certificates because the securities administrator will not send distributions directly to you.  Instead, the securities administrator will send all distributions to Cede & Co., as nominee for DTC, rather than directly to you, which then will be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.  Also, because investors may be unwilling to purchase certificates without delivery of a physical certificate, these certificates may be less liquid in any secondary market that may develop.

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder or as a holder of record of your certificates.  As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

The Concentration of Mortgage Loans with Certain Characteristics May Change Over Time, Which May Affect the Timing and Amount of Payments on the Certificates

The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels.  Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties.

[The Review Process Is the Sole and Exclusive Process by which Any Material Breach of Representations and Warranties May Be Identified and Remedied

[                ] will act as the file reviewer under the representation and warranty review agreement.  As more particularly described under “Description of the Mortgage Pool—Representations and Warranties Regarding the Mortgage Loans” in this prospectus supplement, upon occurrence of the one or more of the events described in the prospectus supplement, the securities administrator will request that the file

S-40

reviewer undertake a review of such mortgage loan to test for the accuracy of certain representations and warranties made by the related responsible party.  The review process, including the final determination by the file reviewer, constitutes the sole and exclusive process by which any material breach of a representation or warranty of a responsible party with respect to the mortgage loans may be identified.

[A determination by the file reviewer represents the analysis and the opinion of the file reviewer based on the testing procedures, and there can be no assurance that either the testing procedures or any review using the testing procedures will adequately identify all inaccurate representations and warranties with respect to the subject mortgage loans.  No responsible party will have any obligation to cure a breach of a mortgage loan representation and warranty or repurchase a mortgage loan or pay a loss amount as a result of a breach of a representation and warranty unless the conditions to repurchase described in this prospectus supplement have been satisfied.  As a result, there may be mortgage loans that breach representations and warranties for which the issuing entity will have no available remedies against the applicable responsible party.]

[Describe conditions to repurchase]

Additionally, the file reviewer will conduct its review based on the information in the review materials provided to it and other generally available documentation.  Therefore, unless some documentation that would cause a test performed by the file reviewer to be failed is clearly contained in the review materials for the mortgage loan, the file reviewer will not be able to determine if a mortgage loan has failed a test.]

[Failure by a Responsible Party to Timely Repurchase or Substitute for Mortgage Loans May Have an Adverse Effect on the Certificates

If the file reviewer determines that the conditions to repurchase described in this prospectus supplement have been satisfied, a repurchase request will be made of the responsible party.  The responsible party may dispute the repurchase request, repurchase the affected mortgage loan from the issuing entity or, subject to the requirements described in this prospectus supplement, substitute another mortgage loan.  If the responsible party is unable or otherwise fails to repurchase the affected mortgage loan from the issuing entity or, if applicable, substitute another mortgage loan, certificateholders may suffer losses.  We cannot assure you that a responsible party will repurchase an affected mortgage loan when a repurchase request is made, due to such responsible party’s financial condition or otherwise.]

Payments from the Mortgage Loans Are the Sole Source of Distributions on the Certificates

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the depositor, the underwriters, the master servicer, the servicers, the sponsors, the responsible party, the securities administrator, the Delaware trustee[s], the originators or any of their respective affiliates.

The mortgage loans will be the sole source of distributions on the certificates.  The certificates will not represent an interest in or obligation of the depositor, any sponsor, the master servicer, any servicer, the securities administrator, the Delaware trustee, any underwriter or any of their respective affiliates, except for a responsible party’s limited obligations as described in this prospectus supplement relating to certain breaches of its representations and warranties, and limited obligations of the servicers with respect to their respective servicing obligations.  The certificates are not insured by any financial guaranty insurance policy.  No governmental agency or instrumentality, the depositor, any sponsor, the master servicer, any servicer, the securities administrator, the Delaware trustee, the underwriter nor any of their respective affiliates will guarantee or insure either the certificates or the mortgage loans.  Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all distributions required on the certificates, investors will have no recourse to the depositor, any sponsor, the master servicer, any servicer, the securities administrator, the Delaware trustee, the underwriter or any of their affiliates.

S-41

If the issuing entity does not have sufficient assets to distribute the full amount due and payable to you as a certificateholder, your yield will be impaired, and the return of your principal may even be impaired, without your having recourse to anyone else.  Furthermore, certain assets of the issuing entity may be released and paid out to other persons, such as service providers, or any other person entitled to payments from the issuing entity prior to making distributions on the certificates.  Those assets will no longer be available to make distributions to you.

Geographic Concentration of the Mortgage Loans in Particular Jurisdictions May Result in Greater Losses If Those Jurisdictions Experience Economic Downturns

As of the cut-off date, approximately [      ]% of the mortgage loans  are secured by mortgaged properties located in the State of [           ].  If the [     ] residential real estate market should experience an overall decline in property values, the rates of delinquency, foreclosure, bankruptcy and loss on the related mortgage loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.

Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of default, loss and delinquency on mortgage loans generally.  In addition, certain regions may experience natural disasters, including earthquakes, fires, floods and hurricanes, or the effects of global climate change (which may include flooding, drought or severe weather), which may adversely affect property values and the ability of mortgagors to make payments on their mortgage loans.  In addition, the standard hazard insurance policies covering the mortgaged properties generally do not cover damage caused by earthquakes, hurricanes, flooding and landslides, and earthquake, hurricane, flood or landslide insurance may not have been obtained with respect to such mortgaged properties.  Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage backed securities without that concentration.  This may subject the mortgage loans held by the issuing entity to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

In particular, the following approximate percentages of mortgage loans were secured by mortgaged properties located in the following states:

Because of the relative geographic concentration of the mortgaged properties within the certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified.  For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments.  If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels.  Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties.  Because principal payments on the mortgage loans are payable to the subordinated certificates at a slower rate than principal payments are made to the senior certificates, the subordinated certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

S-42

Servicing Transfers May Result in Delinquencies or Losses

As the result of any unremedied events of default in a servicer's performance under the related servicing agreement, the securities administrator or the master servicer may remove the related servicer and appoint a successor servicer acceptable to the master servicer and the securities administrator.  In addition, any servicer, subject to the terms and conditions of the related servicing agreement and the master servicing and trust agreement, may resign, and the securities administrator and/or the master servicer must arrange for the appointment of a successor servicer that meets the qualifications set forth in the related servicing agreement and the pooling and servicing agreement. The certificateholders will be dependent upon each servicer to adequately and timely perform its servicing obligations and remit to the master servicer the funds from the payments of principal and interest received on the mortgage loans. The manner in which each servicer performs its servicing obligations is likely to affect the amount and timing of the principal and interest payments received on the mortgage loans.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate mortgagor notification and system incompatibilities and for other reasons.  As a result, the mortgage loans subject to servicing transfer may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer.  There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on the certificates.

In addition, the servicing fee for a servicer may need to be increased in order to obtain a replacement servicer.  The fee payable to each servicer is based on a fee rate equal to a percentage of the outstanding mortgage loan balances of the mortgage loans serviced by that servicer.  No assurance can be made that such fee rate in the future will be sufficient to attract a replacement servicer to accept an appointment.  Any increase in the servicing fee paid to a replacement servicer will decrease the amount of collections available for distribution to the certificateholders.

See “The Servicers—General” and “—Removal and Resignation of a Servicer” in this prospectus supplement.

A Portion of the Mortgage Loans Are Secured by Subordinate Mortgages; In the Event of a Default, These Mortgage Loans Are More Likely to Experience Losses

Approximately [__]% of the mortgage loans are secured by second lien mortgages which are subordinate to the rights of the holder of the related senior mortgages.  As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs.  In addition, a holder of a subordinate or junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of a default under the mortgage.  The issuing entity will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties.  This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee.  A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated.  If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the

S-43

time the mortgage loan was originated.  This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of any senior liens.  In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related second lien mortgage loan as bad debt.

[Payments in Full of a Balloon Loan Depend on the Borrower’s Ability to Refinance the Balloon Loan or Sell the Mortgaged Property

Approximately [    ]% of the mortgage loans will not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity.  Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property.  The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•	the level of available interest rates at the time of sale or refinancing;

•	the borrower’s equity in the related mortgaged property;

•	the financial condition of the mortgagor;

•	tax laws;

•	prevailing general economic conditions; and

•	the availability of credit for single family real properties generally.

The recent credit crisis and economic downturn have resulted in tightened lending standards and a substantial reduction in capital available to refinance mortgage loans at their maturity dates. These factors have increased the risk that borrowers will have difficulty refinancing mortgage loans.]

Attempted Recharacterization of the Transfer from GSMC to the Depositor and from the Depositor to the Issuing Entity Could Delay or Reduce Payments to Investors in the Certificates

We expect that the transfer of the mortgage loans from the various transferors to GSMC, from GSMC to the depositor and from the depositor to the issuing entity will each be characterized as a sale.  Each of the transferors to GSMC, GSMC and the depositor has documented its respective transfer as a sale.  However, a bankruptcy trustee or creditor of any such transferor, GSMC or the depositor may take the position that the transfer of the mortgage loans to GSMC, the depositor or the issuing entity, respectively, as the case may be, should be recharacterized as a pledge of the mortgage loans to secure a loan.  If so, GSMC, the depositor or the issuing entity, as the case may be, would be required to go through court proceedings to establish its rights to collections on the mortgage loans.  If one or more of these events occur, payments on the certificates could be delayed or reduced.

High Loan-to-Value Ratios or Combined Loan-to-Value Ratios Increase Risk of Loss

Mortgage loans with higher original loan-to-value ratios or combined loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios or combined loan-to-value ratios of [80]% or below.  Approximately [    ]% of the mortgage loans had original loan-to-value ratios greater than [80]% and approximately [    ]% of the mortgage loans had combined original loan-to-value ratios greater than [80]%, each as calculated as described under “Description of the Mortgage Pool—General” in this prospectus supplement.

Additionally, the determination of the value of a mortgaged property used in the calculation of the

S-44

loan-to-value ratios or combined original loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.  See “Risk Factors—Loan-to-Value Are Calculated Based on Appraised Value, Which May Not Be an Accurate Reflection of Current Market Value” in the prospectus.

Investors are encouraged to make their own determination as to the degree of reliance they place on the loan-to-value ratios and combined loan-to-value ratios that are disclosed in this prospectus supplement.

[Mortgage Loans with Interest Only Payments May Have a Higher Risk of Default or Rate of Prepayment

Approximately [    ]% of the mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [    ] to [    ] years following the origination of the mortgage loan.

Following the interest only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

The presence of these mortgage loans in the issuing entity will, absent other considerations, contribute to longer weighted average lives of the related certificates.  If you purchase a related certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every due date.  In addition, a mortgagor may view the absence of any obligation to make a payment of principal during the interest only period as a disincentive to prepayment.  At the end of the interest only period, mortgagors may expect to refinance their mortgage loans with new mortgage loans (if a refinancing opportunity is available), which may result in higher prepayment speeds than would otherwise be the case.

If a recalculated monthly payment as described above is substantially higher than a mortgagor's previous interest only monthly payment, that mortgage loan may be subject to an increased risk of delinquency and loss.]

[Conflicts of Interest between the Servicers and the Trust

The servicers or affiliates of the servicers will initially own all or a portion of the [Class [    ], Class [    ] and Class [    ]] Certificates.  The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the servicers, may affect the weighted average lives and yields of the offered certificates.  Although the servicing standard in each servicing agreement will obligate each servicer to service the mortgage loans without regard to the ownership or non-ownership of any certificates by the servicer or any of its affiliates, you should consider the possibility that the timing of such foreclosures or sales may not be in the best interests of all certificateholders.  You should also consider that, other than the general servicing standard described above, no specific guidelines will be set forth in the pooling and servicing agreement to resolve or minimize potential conflicts of interest of this sort.]

Government Actions May Affect Foreclosures

The federal government, state governments, consumer advocacy groups and others continue to urge servicers to be aggressive in modifying mortgage loans to avoid foreclosure.  Numerous laws, regulations and rules relating to mortgage loans generally, and foreclosure actions particularly, have been implemented and continue to be proposed by federal, state and local governmental authorities.  If enacted, these laws, regulations and rules may provide new defenses to foreclosure, may insulate the underlying servicers from liability for modification of loans without regard to the terms of the governing

S-45

servicing contracts or may result in delays in the foreclosure process, reduced payments by borrowers, limitations on upward adjustment of mortgage interest rates, permanent forgiveness of debt, increased prepayments due to the availability of government-sponsored refinancing initiatives and/or increased reimbursable servicing expenses, all of which are likely to result in delays and reductions in the distributions to be made to you.  Several courts and state and local governments and their elected or appointed officials also have taken unprecedented steps to slow the foreclosure process or prevent foreclosure altogether.  These laws, regulations and rules will result in delays in the foreclosure process, and may lead to reduced payments by mortgagors or increased reimbursable servicing expenses.  In addition, the U.S. Congress and various state and local legislatures are considering or have adopted legislation, that, among other things, would permit limited assignee liability for certain violations in the mortgage loan origination process.  We cannot predict whether or in what form the U.S. Congress or various state and local legislatures may enact such legislation or how such legislation might impact your certificates.  Investors will bear the risk that future regulatory and legal developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value.  In addition, the effect on the certificates will likely be more severe if these future legal and regulatory developments occur in one or more states in which there is a significant concentration of mortgaged properties related to the mortgage loans.

The Payment of Costs and Expenses of the Issuing Entity May Reduce the Amount of Distributions on Your Certificates

As described under “Description of the Certificates—Administration Fees” in this prospectus supplement, for each distribution date the securities administrator, as paying agent on behalf of the issuing entity, will be obligated to use amounts available from collections on the mortgage loans to pay various fees, out-of-pocket expenses and other liabilities of the issuing entity, prior to such amounts being available for distribution on the related classes of certificates.  Fees and expenses of the issuing entity include (1) servicing fees, master servicing fees, [file reviewer fees,] securities administrator fees, Delaware trustee fees, certain costs incurred in connection with the transfer of servicing of mortgage loans and enforcement expenses and (2) certain costs and expenses of the securities administrator, the master servicer and the Delaware trustee and payments in respect of indemnification to which the parties to the sale and servicing agreement, a servicing agreement, the trust agreement and the custodial agreement are entitled.  The payment of such amounts on a distribution date or, if permitted, during the related due period will reduce amounts available for distribution on the certificates for the related distribution date.

[The issuing entity will bear the costs and expenses incurred by the Delaware trustee, the securities administrator and the [file reviewer] in connection with the enforcement of the remedies of the issuing entity for breaches of representations or warranties by a representing party, as further described under “Description of the Certificates—Representations and Warranties Regarding the Mortgage Loans” in this prospectus supplement.]  Enforcement expenses will be reimbursable to the Delaware trustee, the securities administrator and the file reviewer prior to distributions on the related certificates.  Reimbursement may result in shortfalls in amounts that would otherwise be available for distribution to the related classes of certificateholders.

[Investors Have No Direct Right to Enforce Remedies

Certificateholders generally do not have the right to institute any suit, action or proceeding in equity or at law upon or under or with respect to the master trust and servicing agreement or the servicing agreements, but instead must rely on the issuing entity to enforce their rights under these agreements.  If the issuing entity is not required or does not have the right to take action under the terms of the master trust and servicing agreement or the servicing agreements, or if the Delaware trustee, on behalf of the issuing entity, fails to take action, certificateholders could experience losses.

[A certificateholder generally may not commence legal proceedings under the master trust and servicing agreement unless

S-46

•	there is a continuing event of default with respect to the master servicer and the certificateholder has previously given written notice to the issuing entity of the continuing event of default;

•
certificateholders evidencing more than [   ]% of the voting rights of the certificates have made written request to the issuing entity to institute proceedings in respect of the continuing event of default with respect to the master servicer;

•
the certificateholders have offered to the Delaware trustee reasonable indemnity against the costs, expenses and liabilities to be incurred by the issuing entity and the Delaware trustee in compliance with such request;

•	the Delaware trustee, for [ ] days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding on behalf of the issuing entity; and

•
no direction inconsistent with the written request has been given to the issuing entity during the 30-day period by certificateholders evidencing more than [    ]% of the voting rights of the certificates.]

These provisions may limit your personal ability to enforce the provisions of the master trust and servicing agreement.  In no event will the certificateholders have the right to direct the issuing entity to investigate whether or not a breach of a representation or warranty made by a responsible party has occurred.  [In addition, the file reviewer’s review shall be the sole method to determine whether any breach of a representation or warranty made by a representing party with respect to a mortgage loan occurred, and judicial review of that determination is not permitted.]

One or more purchasers of certificates may purchase substantial portions of one or more classes of certificates.  The sponsors, the depositor, the Delaware trustee, any underwriter, the originators, the servicers, the master servicer, the file reviewer, the securities administrator or any of their respective affiliates may purchase certificates, which could cause a conflict of interest.  See “—Conflicts Between the Sponsors, the Depositor, the Issuing Entity, the Custodian, the Originators, the Servicers and Their Respective Affiliates May Have an Adverse Effect on Your Certificates.”  If any certificateholder or group of certificateholders holds more than [    ]% of the voting rights of the certificates and disagrees with any proposed action, suit or proceeding requiring consent of more than [    ]% of the voting rights of certificates, that certificateholder or group of certificateholders may block the proposed action, suit or proceeding, and the issuing entity will not be required to move forward with the proposed action, suit or proceeding.

In some circumstances, the holders of a specified percentage of the certificates will be entitled to direct, consent to or approve certain actions.  In these cases, this direction, consent or approval will be sufficient to bind all holders of certificates regardless of whether you agree with such direction, consent or approval.]

Credit Scores May Not Accurately Predict the Likelihood of Default

Each originator generally uses credit scores as part of its underwriting process.  Credit scores are generated by models developed by third party credit reporting organizations which analyzed data on consumers in order to establish patterns which are believed to be indicative of a mortgagor’s probability of default.  A credit score represents an opinion of the related credit reporting organization of a borrower’s creditworthiness.  The credit score is based on a mortgagor’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  Credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  A credit score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, i.e., that a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score.  In

S-47

addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of most mortgage loans.  Credit scores do not necessarily correspond to the probability of default over the life of the related Mortgage Loan, because they reflect past credit history, rather than an assessment of future payment performance.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.  Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the mortgagor.  Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related Mortgage Loans.  None of any sponsor, the depositor or any underwriter makes any representation or warranty as to any mortgagor’s current credit score or the actual performance of any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that a mortgagor will repay its mortgage loan according to its terms.

Modification of a Mortgage Loan May Adversely Affect Your Certificates

To limit losses on delinquent mortgage loans and maximize collections, a servicer may, subject to the related servicing agreement, use loss mitigation measures, including forbearance agreements and other modification agreements and pre-foreclosure sales.  Certain of the mortgage loans are potentially eligible for modification pursuant to one or more government-sponsored loss mitigation programs or one of the servicer’s proprietary loss mitigation programs.

In 2008 and 2009, the federal government commenced implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures.  In addition, certain mortgage lenders and servicers have voluntarily, or as part of settlements with law enforcement authorities, established loan modification programs relating to the mortgages they hold or service.  These programs may involve, among other things, the modification of mortgage loans to reduce the rate of interest payable on the loans, to extend the payment terms of the loans, to forgive principal or to forbear the payment of a portion of principal on the mortgage loan without interest.  In addition, members of the U.S. Congress have indicated support for additional legislative relief for homeowners, including a proposed amendment of the bankruptcy laws to permit the modification of mortgage loans in bankruptcy proceedings.

Recent and future regulatory initiatives may have the effect of increasing modification and loss mitigation activity with respect to performing mortgage loans.  Any new laws, regulations or rules may result in reduced collections from the mortgage loans and, to the extent not covered by credit enhancement, reduced distributions or losses on one or more classes of the certificates.  For example, the Home Affordable Modification Program, or “HAMP,” administered by the U.S. Department of Treasury, provides incentives to servicers to modify mortgage loans by writing down principal, to offer permanent modifications and to provide homeowners with more alternatives to foreclosure.  HAMP also requires servicers, in certain circumstances, to allow a 30-day response period after notice that a mortgagor has not been approved for HAMP before conducting a foreclosure sale, and prohibits servicers from referring a mortgagor to foreclosure until the mortgagor has been determined to be ineligible for HAMP or reasonable solicitation efforts have failed.  Although HAMP [may not apply to any mortgage loan in the mortgage pool], its applicability requirements could be revised in the future.  Also, programs similar to HAMP may be applicable to certain mortgage loans.  Similarly, a Federal Housing Administration program permits lenders to provide additional refinancing options to mortgagors who owe more than their home is worth.  These loan modification programs, as well as future law enforcement and legislative or regulatory actions, including changes to HAMP and amendments to the bankruptcy laws that result in the modification of outstanding mortgage loans, could adversely affect the amounts payable on and market value of your certificates.  These programs may involve the modification of mortgage loans in default as well as mortgage loans where default is, in the judgment of the servicer, reasonably foreseeable.  See “Legal Aspects of the Mortgage Loans–Home Affordable Modification Program” in the prospectus.

Modifications of mortgage loans implemented by a servicer in order to maximize ultimate proceeds of the mortgage loans may have the effect of, among other things, reducing the mortgage interest rate,

S-48

forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the mortgage loan or any combination of these or other modifications.  Any modified mortgage loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest on or principal of the certificates.  If a servicer reduces the interest rate, extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, or charges off or sells the mortgage loan, amounts available to make payments on the certificates will be reduced.  The actual final distribution date for any class might be later, and could be significantly later, than the final scheduled distribution date if the related servicer extends the maturity date of a mortgage loan beyond the final scheduled distribution date for the certificates.  A modification allowing principal forgiveness will result in the allocation of a realized loss to the most subordinate class of certificates outstanding.

It is not yet certain whether the servicers will modify the terms of any mortgage loans, what form any modified terms may take, how or when modifications may be implemented, or how the certificates may be impacted by such modifications.  Both the failure of a servicer to modify a mortgage loan that results in a default and liquidation of the mortgage loan and the modification of a mortgage loan that reduces the payment of amounts owed to the issuing entity will have an adverse effect on the certificates.

See “Risk Factors—Modifications of the Mortgage Loans May Adversely Affect Your Securities” in the prospectus.

[Proposals to Acquire Mortgage Loans by Eminent Domain May Adversely Affect Your Certificates

The County Board of Supervisors of San Bernardino, California adopted a resolution on April 10, 2012, later amended on June 19, 2012, that approved a joint exercise of powers agreement among the County of San Bernardino, California, the City of Ontario, California and the City of Fontana, California to establish a joint powers authority (the “JPA”) to implement a program to assist homeowners in those jurisdictions who are obligated on residential mortgage loans with outstanding balances in excess of the market value of the mortgaged properties.  The program may include authorization for the JPA to acquire any such mortgage loans by voluntary purchase or eminent domain and to modify those mortgage loans to allow homeowners to continue to own and occupy their homes.  While the JPA has determined not to pursue the acquisition of mortgage loans by way of eminent domain, there is no certainty as to whether the JPA or other empowered authority will take steps to acquire any mortgage loans by way of eminent domain in the future.

Subsequently, the City of Chicago, Illinois, the City of Berkeley, California and certain other cities and municipalities have considered how the power of eminent domain could be used to acquire residential mortgage loans.  In the event that any municipality or governmental authority elects to pursue the purchase of mortgage loans by eminent domain, there is no assurance whether any mortgage loans sought to be purchased will be mortgage loans held in securitization trusts, including the issuing entity, what purchase price would be paid for any such mortgage loans, and whether governmental entities in addition to those listed above may consider and ultimately pass similar legislation.  Any such actions could have a material adverse effect on the market value of residential mortgage-backed certificates such as the certificates.  There is also no certainty as to whether any such action without the consent of investors would face legal challenge, and, if so, the outcome of any such challenge.

As described under “The Pooling and Servicing Agreement—Acquisition of Mortgage Loans Under Eminent Domain” below, if a governmental entity implements a program under which it has the power to acquire residential mortgage loans through the exercise of eminent domain, and the governmental entity proposes to acquire a mortgage loan out of the issuing entity, the related servicer or the master servicer will be obligated to obtain a valuation on the related property in the form of a broker’s price opinion or another valuation method that it deems appropriate.  The Delaware trustee or the securities administrator will notify certificateholders of the governmental entity’s proposed action.  A [majority] of certificateholders

S-49

may direct the issuing entity to pursue an action contesting the acquisition through appropriate legal proceedings.  These procedures may take substantial time, which could result in delays in collections of amounts due on mortgage loans, increased costs and losses to certificateholders.]

There May Be Conflicts of Interest Among Various Classes of Certificates

There may be conflicts of interest among classes of certificates due to differing payment priorities and terms.  Investors in the certificates should consider that certain decisions may not be in the best interests of each class of certificateholders and that any conflict of interest among different certificateholders may not be resolved in favor of investors in a particular class of certificates.

[Goldman Sachs Mortgage Company, GS Mortgage Securities Corp. and their Affiliates Have Mortgage Related Interests

Due to the diverse nature of the business activities of Goldman Sachs Mortgage Company, GS Mortgage Securities Corp. and their affiliates (collectively, “GS”), GS may from time to time have economic interests in the performance of residential mortgage loans or mortgage-backed securities that may include holding, buying or selling residual interests in securitized pools of loans, various classes of mortgage-backed securities that differ in entitlement to cash flow and allocation of losses, interests in the form of derivatives such as credit default swaps, or long or short positions with respect to mortgage-backed securities or indices that track the performance of certain mortgage-backed securities.  The interests of GS in any of its various capacities may not be aligned with the interests of certificateholders, and such activities may cause or lead to potential conflicts of interest.  For reasons of client confidentiality and the management of its own business, GS will not disclose any such activities or information.

Furthermore, GS may establish, maintain, adjust or unwind hedge positions with respect to the certificates or sell, increase or liquidate any positions in any of the certificates at any time.  For reasons of client confidentiality and the management of its own business, GS will not disclose any such activities or information.]

Conflicts Between the Sponsors, the Depositor, the Issuing Entity, the Custodian, the Originators, the Servicers and Their Respective Affiliates May Have an Adverse Effect on Your Certificates

Conflicts of interest may arise between the issuing entity, on the one hand, and the sponsors, the depositor, the custodian, the originators, the servicers and their respective affiliates that engage in the residential mortgage lending and loan acquisition business, on the other hand.  Those conflicts may arise, for example, because an originator or a servicer and their respective affiliates intend to continue to actively originate, acquire and dispose of residential mortgage-related assets in the ordinary course of their businesses.  During the course of their business activities, the respective originators, the servicers and their respective affiliates may solicit mortgagors to refinance or obtain secondary financing with respect to mortgage loans owned by the issuing entity.  Under the circumstances described above, the interests of those originators, servicers and their respective affiliates may differ from, and compete with, the interests of the issuing entity.  Decisions made with respect to those interests or assets may adversely affect the amount and timing of distributions on the certificates.

Potential Conflicts of Interest of Goldman, Sachs & Co. and its Affiliates

Goldman, Sachs & Co. will play various roles in relation to the offering, including the roles described below.

The activities and interests of Goldman, Sachs & Co., its affiliates, clients and respective officers, members and employees (collectively, “Goldman Sachs”) will not necessarily align with, and may in fact be directly contrary to, those of the investors in the offered certificates.  Goldman Sachs is part of a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial

S-50

instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. Goldman Sachs' activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  These activities may also include buying or selling credit protection in respect of the offered certificates, objectives or investment strategies that are inconsistent with or contrary to those of investors in the offered certificates, and/or hedging any exposure of Goldman Sachs to the offered certificates on the closing date or any time in the future. The securities and instruments in which Goldman Sachs takes positions, or expect to take positions, may include the offered certificates, or similar securities or products.  Market making is an activity where Goldman Sachs buys and sells on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, holders should expect that Goldman Sachs will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of Goldman Sachs's various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, holders should expect that personnel in various businesses throughout Goldman Sachs will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If Goldman Sachs becomes a certificateholder, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder of the related certificates, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of offered certificates.  To the extent a Goldman Sachs entity makes a market in the offered certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the offered certificates.  In connection with any such activity, it will have no obligation to take, refrain from taking or cease taking any action with respect to these transactions and activities based on the potential effect on an investor in the offered certificates.  The price at which Goldman Sachs may be willing to purchase the offered certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the offered certificates and significantly lower than the price at which it may be willing to sell the offered certificates.

Furthermore, Goldman Sachs expects that a completed offering will enhance its ability to assist clients and counterparties in transactions related to the offered certificates and in similar transactions (including assisting clients in additional purchases and sales of the offered certificates and hedging transactions).  Goldman Sachs expects to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance Goldman Sachs' relationships with various parties, facilitate additional business development, and enable it to obtain additional business and to generate additional revenue.

Goldman, Sachs & Co. and its affiliates are engaged in several roles in this transaction.  Goldman, Sachs & Co., the underwriter, is an affiliate of Goldman Sachs Mortgage Company, a sponsor, and GS Mortgage Securities Corp., the depositor under this securitization.

See “Summary—Affiliations and Certain Relationships Among Certain Transaction Parties” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement for a description of certain affiliations and relationships between Goldman, Sachs & Co. and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

S-51

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

[Insert any other risk factors]

S-52

THE MORTGAGE LOAN POOL

The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the stated principal balances of the mortgage loans as of the statistical calculation date, which is [          ], 20[   ], unless otherwise specified in this prospectus supplement.  The mortgage loan principal balances that are transferred to the issuing entity will be the stated principal balances as of a cut-off date of [       ], 20[   ], (the “Cut-off Date”).  With respect to the mortgage loan pool, some principal amortization will occur from the statistical calculation date to the Cut-off Date and from the Cut-off Date to the Closing Date.  Moreover, certain mortgage loans included in the mortgage loan pool as of the statistical calculation date may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan pool, and may not be included in the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool.  As a result of the foregoing, the statistical distribution of characteristics as of the Cut-off Date and as of the Closing Date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the statistical calculation date as presented in this prospectus supplement, although such variance should not be material.  In addition, the final mortgage loan pool may vary plus or minus [5]% from the statistical calculation pool of mortgage loans described in this prospectus supplement.

General

The issuing entity will primarily consist of approximately [      ] conventional, non-prime, [adjustable-] [and] [fixed]-rate, first lien and second lien residential mortgage loans with original terms to maturity from their first scheduled payment due date of not more than 30 years, having an aggregate principal balance of approximately $[          ] as of the statistical calculation date.  [The mortgage loans to be transferred to the issuing entity were acquired by the sponsors, including (i) Goldman Sachs Mortgage Company (“GSMC”), an affiliate of the depositor, from [          ], and (ii) [          ] from [          ].  [               ] previously acquired the mortgage loans from its affiliate, [             ], who originated or acquired them.]

[[GSMC] purchases mortgage loans from pre-approved counterparties on a periodic basis.  If practicable, [GSMC] will select mortgages loans originated by a single originator for inclusion in a particular transaction.  [GSMC] bid on a pool of mortgage loans from [        ] in [        ] and in [        ] purchased a sub-set of such pool after conducting due diligence on the mortgage loan portfolio offered.  [GSMC] selected all of the mortgage loans that were purchased from [        ] in [        ] that had not paid off since such mortgage loans had been purchased for inclusion in the [        ].]

In general, the mortgage loans were originated or acquired in accordance with the underwriting guidelines described in this prospectus supplement under “—Underwriting Guidelines” below[, with such exceptions described under that sub-heading].  Because such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

Approximately [          ] (or [         ]%) of the mortgage loans to be transferred to the issuing entity are fixed-rate mortgage loans and approximately [        ] (or [         ]%) are adjustable-rate mortgage loans, as described in more detail under “—Adjustable-Rate Mortgage Loans” below.  All of the mortgage loans have scheduled monthly payment due dates on the first day of the month.  Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

[All of the mortgage loans are secured by first or second mortgages, deeds of trust or similar security instruments creating first liens or second liens on residential properties consisting of one- to four-family dwelling units, individual condominium units, individual units in planned unit developments or modular homes.]

Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the

S-53

unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

Approximately [      ]% of the mortgage loans have combined original loan-to-value ratios in excess of [80]%.  The “loan-to-value ratio” of a mortgage loan at any time is the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value or its review appraisal value (as determined pursuant to the responsible party’s underwriting guidelines) at the time of sale or (b) in the case of a refinancing or modification of a mortgage loan, the appraised value of the mortgaged property at the time of the refinancing or modification.  The “combined loan-to-value ratio” of a second lien mortgage loan at any time is the ratio of the (a) sum of (i) the principal balance of the related first lien mortgage loan at origination, and (ii) the principal balance of that mortgage loan that is secured by the same mortgaged property to (b) the lesser of (i) the appraised value of the mortgaged property at the time the mortgage loan is originated, or (ii) the sales price of the mortgaged property at the time of such origination.  However, in the case of a refinanced mortgage loan, the value is based solely upon the appraisal made at the time of origination of that refinanced mortgage loan.

None of the mortgage loans are covered by existing primary mortgage insurance policies.

All of the mortgage loans are fully amortizing.

The pool of mortgage loans has the following approximate aggregate characteristics as of the statistical calculation date(1):

Stated Principal Balance:
Number of Mortgage Loans:
Average Stated Principal Balance:
Weighted Average Gross Interest Rate:
Weighted Average Net Interest Rate(2):
Weighted Average Original FICO Score:
Weighted Average Original LTV Ratio:
Weighted Average Combined Original LTV Ratio (3)
Weighted Average Stated Remaining Term (months):
Weighted Average Seasoning (months):
Weighted Average Months to Roll(4):
Weighted Average Gross Margin(4):
Weighted Average Initial Rate Cap(4):
Weighted Average Periodic Rate Cap(4):
Weighted Average Gross Maximum Lifetime Rate(4):

(1)	[All percentages calculated in this table are based on stated principal balances as of [ ], unless otherwise noted.

(2)	The Weighted Average Net Interest Rate is equal to the Weighted Average Gross Interest Rate less the Expense Fee Rate.

(3)
With respect to first lien mortgage loans, the Combined Original LTV Ratio reflects the original loan-to-value ratio and with respect to the second lien mortgage loans, the Combined Original LTV Ratio reflects the ratio of the sum of the principal balance of the second lien mortgage loans at the cut-off date, plus the principal balance of the related first lien mortgage loan, to the value of the related mortgaged property.

(4)	Represents the weighted average of the adjustable-rate mortgage loans.]

The stated principal balances of the mortgage loans range from approximately $[       ] to approximately $[           ].  The mortgage loans had an average stated principal balance of approximately $[           ].

The weighted average loan-to-value ratio (or, with respect to second lien mortgage loans, combined loan-to-value ratio) at origination of the mortgage loans is approximately [        ]% and approximately [

S-54

]% of the mortgage loans have combined loan-to-value ratios (or, with respect to second lien mortgage loans, combined loan-to-value ratios) at origination exceeding [        ]%.

Approximately [       ]% of the mortgage loans are secured by first liens, and approximately [      ]% of the mortgage loans are secured by second liens.

No more than approximately [     ]% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

[As of the Cut-off Date, except for approximately [      ]% of the mortgage loans, none of the mortgage loans were more than one payment past due.  As of the Cut-off Date, [     ] mortgage loans, with an aggregate stated principal balance of approximately $[       ], were [    ]-[    ] days past due.  A mortgage loan will be considered past due if the payment due on the related contractual payment date is not received by the immediately succeeding contractual payment date.  The pooling and servicing agreement will provide that delinquency percentages will be calculated [Insert applicable method].]

The tables on Schedule A set forth certain statistical information with respect to the aggregate mortgage loan pool.  Due to rounding, the percentages shown may not precisely total 100.00%.

Prepayment Premiums

Approximately [    ]% of the mortgage loans provide for payment by the borrower of a prepayment premium (each, a “Prepayment Premium”) in connection with certain full or partial prepayments of principal.  Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one year to three years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement.  The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note.  No mortgage loan imposes a Prepayment Premium for a term in excess of three years.  [Prepayment Premiums collected from borrowers will be paid to the holders of the Class [   ] and Class [   ] certificates and will not be available for payment to the LIBOR certificates.]

The servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if waiver would maximize recoveries on the related mortgage loan, the Prepayment Premium may not be collected under applicable law or the waiver is permitted in certain circumstances specified in the pooling and servicing agreement.

Adjustable-Rate Mortgage Loans

Approximately [    ]% of the adjustable-rate mortgage loans provide for semi-annual adjustment of the related mortgage rate based on the [Six-Month LIBOR] Loan Index (as described below under “—The Indices”), and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”).  Approximately [     ]% of the adjustable-rate mortgage loans provide for a monthly adjustment of the related mortgage rate based on the [One-Month LIBOR] Loan Index (as described below under “—The Indices”), and for corresponding adjustments to the monthly payment amount, in each case on each Adjustment Date.  The mortgage loans with a [One-Month LIBOR] Loan Index are interest-only loans for a period of approximately [     ] years following origination.

The first adjustment for approximately [     ]% of the adjustable-rate mortgage loans will occur after an initial period of approximately two years following origination (the “[      ] Adjustable-Rate Mortgage Loans”; and in the case of approximately [     ]% of the adjustable-rate mortgage loans, approximately three years following origination (the “[      ] Adjustable-Rate Mortgage Loans”).  On each Adjustment Date for an adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the nearest multiple of [     ] of the applicable Index and a fixed percentage amount (the “Gross Margin”).  However, the mortgage rate on each adjustable-rate mortgage loan will not increase or

S-55

decrease by more than a fixed percentage specified in the related mortgage note (the “Periodic Cap”) on any related Adjustment Date, except in the case of the first Adjustment Date, and will not exceed a specified maximum mortgage rate over the life of the mortgage loan (the “Maximum Rate”) or be less than a specified minimum mortgage rate over the life of the mortgage loan (the “Minimum Rate”).  The Periodic Caps for the adjustable-rate mortgage loans are:

•	[ ]% for approximately [ ]% of the adjustable-rate mortgage loans;

•	[ ]% for approximately [ ]% of the adjustable-rate mortgage loans; and

•	[ ]% for approximately [ ]% of the adjustable-rate mortgage loans.

The mortgage rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage as specified in the related mortgage note (the “Initial Cap”).  The Initial Caps range from [      ]% to [      ]% for all of the adjustable-rate mortgage loans.  Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted.

Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described in this prospectus supplement.  See “—The Indices” below.  The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable mortgage rate to a fixed mortgage rate.

The Indices

With respect to approximately [      ]% of the adjustable-rate mortgage loans, the Index used in determining the mortgage rates of the adjustable-rate mortgage loans is the average of the interbank offered rates for one-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the “[One-Month LIBOR] Loan Index”) and as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note.  With respect to approximately [      ]% of the adjustable-rate mortgage loans, the Index used in determining the mortgage rates of the adjustable-rate mortgage loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the “[Six-Month LIBOR] Loan Index”) and as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note.  In the event that the applicable Index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Underwriting Guidelines

[Describe applicable underwriting guidelines]

[Describe any mortgage loan exceptions in accordance with Item 1111(a)(8), including compensating factors and the transaction party or parties that determined to include the mortgage loan in the pool.]

Credit Scores

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness (the “Credit Scores”).  Credit Scores are generated by

S-56

models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default.  The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent.  In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.  Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history.  Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower.  There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

The tables on Schedule A set forth certain information as to the Credit Scores of the related mortgagors for the mortgage loans, obtained in connection with the origination of each mortgage loan.

THE MASTER SERVICER

[To be updated with Master Servicer’s information, including information required by Regulation AB Item 1108]

General

The master servicer is responsible for the aggregation of monthly reports and remittances prepared by [        ], the servicer, and for the oversight of the performance of the servicer under the pooling and servicing agreement.  In particular, the master servicer independently calculates monthly loan balances based on data provided by the servicer, compares its results to the loan-level reports prepared by the servicer and reconciles any discrepancies with the servicer.  The master servicer also reviews the servicing of defaulted loans by the servicer for compliance with the terms of the pooling and servicing agreement.  In addition, upon the occurrence of certain servicer events of default under the terms of the pooling and servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity and at the direction of the securities administrator against the defaulting servicer.  As of [             ] , [          ] was acting as master servicer for approximately [       ] series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $[              ].

[For a description of material legal proceedings pending against the master servicer, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.]

[For a description of certain affiliations, relationships and related transactions, to the extent known and material, between the master servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

Compensation of the Master Servicer

As compensation for its services as master servicer, the master servicer will be entitled to receive a master servicing fee.  In the event that the master servicer assumes the duties of the servicer under the pooling and servicing agreement, the master servicer will be entitled to receive as compensation, the servicing fees and other compensation that would have been payable to the servicer under the pooling and servicing agreement.

S-57

Under the terms of the pooling and servicing agreement, the securities administrator may withdraw from the distribution account, (i) the master servicing fee with respect to each distribution date, (ii) amounts necessary to reimburse the master servicer or the servicer for any previously unreimbursed advances and any advance that the master servicer or the servicer deems to be nonrecoverable from the applicable mortgage loan proceeds, (iii) amounts in respect of reimbursements to which the master servicer or the servicer is entitled in accordance with the terms of the pooling and servicing agreement, subject to the limit on such amounts described below under “—Indemnification and Third Party Claims,” and (iv) any other amounts permitted to be withdrawn under the terms of the pooling and servicing agreement.  The master servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as master servicer without reimbursement.

The master servicer will be obligated to pay the costs associated with monitoring the servicer without any right of reimbursement.  The master servicer will also be obligated to pay the costs of terminating the servicer, appointing a successor servicer or transferring servicing to the master servicer and will be entitled to be reimbursed for those costs by the successor servicer and/or the terminated servicer pursuant to the terms of the pooling and servicing agreement.  To the extent the servicing transfer costs are not paid by the terminated servicer or the successor servicer, the master servicer may be entitled to reimbursement by the issuing entity for out-of-pocket costs associated with the transfer of servicing of any of the mortgage loans from the servicer to the master servicer or to any other successor servicer.

Indemnification and Third Party Claims

The master servicer will agree to indemnify the depositor, the Delaware trustee, securities administrator and the issuing entity and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the master servicer’s representations and warranties set forth in the pooling and servicing agreement.  The enforcement of the obligation of the master servicer to indemnify the depositor, the Delaware trustee, securities administrator and the issuing entity constitutes the sole remedy of the depositor, the Delaware trustee, securities administrator and the issuing entity in the event of a breach of the master servicer’s representations and warranties.  Such indemnification will survive termination of the master servicer under the pooling and servicing agreement, and the termination of the pooling and servicing agreement.  Any cause of action against the master servicer relating to or arising out of the breach of any representations and warranties made by the master servicer in the pooling and servicing agreement will accrue upon discovery of such breach by any of the depositor, the master servicer, the Delaware trustee or the securities administrator or notice of such breach by any one of such parties to the other parties.

The master servicer will be required to indemnify the depositor, the Delaware trustee, the securities administrator and the issuing entity, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that they may sustain as a result of the master servicer’s willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the pooling and servicing agreement.  The depositor and the securities administrator will be required to immediately notify the master servicer if a claim is made by a third party under the pooling and servicing agreement or any of the mortgage loans which entitles the depositor, the securities administrator or the issuing entity to indemnification by the master servicer under the pooling and servicing agreement.  The master servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree that may be entered against it or the depositor, the securities administrator or the issuing entity in respect of such claim.

The issuing entity will be obligated to indemnify the master servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the master servicer may incur or sustain in connection with, arising out of or related to the pooling and servicing agreement, except to the extent that any such loss,

S-58

liability or expense is related to (i) a material breach of the master servicer’s representations and warranties in the pooling and servicing agreement or (ii) the master servicer’s willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under such agreement.  The master servicer will be entitled to reimbursement for any such indemnified amount from funds on deposit in the distribution account.  Amounts available to pay indemnified cost and expenses may also be applied to reimburse the master servicer for servicing transfer costs to the extent those costs are not reimbursed out of amounts allocated for reimbursement or from other sources described in “—Compensation of the Master Servicer” above.

Limitation of Liability of the Master Servicer

Neither the master servicer nor any of its directors, officers, employees or agents will be liable to the Delaware trustee, the depositor, the securities administrator or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment.  However, the master servicer or any such person will not be protected from any liability for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the pooling and servicing agreement.  The master servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the mortgage loans in accordance with the pooling and servicing agreement and that in the opinion of the master servicer may involve it in any expenses or liability.  However, the master servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the pooling and servicing agreement and the rights and duties of the parties to that agreement and the interests of the certificateholders under that agreement.  In the event of any litigation regarding the master servicer’s duties, the legal expenses and costs of such action and any liability resulting from such action will be borne by the issuing entity.

The master servicer will not be liable for any acts or omissions of the servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the master servicer in supervising, monitoring and overseeing the obligations of the servicer.

Assignment or Delegation of Duties by the Master Servicer; Resignation

Except as described below, the master servicer may not assign or transfer any of its rights, benefits or privileges under the pooling and servicing agreement to any other person, or delegate to or subcontract with, or authorize or appoint any other person to perform any of the duties, covenants or obligations to be performed by the master servicer.  However, the master servicer may, with the prior written consent of the securities administrator and the depositor (which consents may not be unreasonably withheld or delayed), and upon satisfaction of the Rating Agency Condition, and in compliance with the other requirements set forth in the pooling and servicing agreement, to sell and assign its rights and delegate to any qualified person its duties and obligations to be performed and carried out as the master servicer under the pooling and servicing agreement.  If, pursuant to any provision of the pooling and servicing agreement, the duties of the master servicer are transferred to a successor master servicer, the fees and other compensation payable to the master servicer under the pooling and servicing agreement will thereafter be payable to the successor master servicer, but in no event may the fees and compensation exceed the compensation payable to the master servicer.

[“Rating Agency Condition” with respect to any event or circumstance and Hired Agency, means either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in the Hired Agency’s published ratings criteria to this effect) by that Hired Agency that the occurrence of such event or circumstance will not cause the Hired Agency to downgrade, qualify or withdraw its rating assigned to any class of the certificates or (b) that the Hired Agency has been given notice of the event or circumstance at least [ten] calendar days prior to the occurrence of the event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable and is acceptable to the Hired Agency) and the Hired Agency has not issued any written notice that the

S-59

occurrence of the event or circumstance will itself cause it to downgrade, qualify or withdraw its rating assigned to any class of the certificates.  Notwithstanding the foregoing, no Hired Agency has any duty to review any notice given with respect to any event, and it is understood that the Hired Agency may not actually review notices received by it prior to or after the expiration of the [ten] calendar day period described in (b) above. Further, each Hired Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any class of the certificates at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or clause (b) above.]

Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger, conversion, other change in form or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will become the successor to the master servicer under the pooling and servicing agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement.  However, the successor or resulting person must be a person (or have an affiliate) that is qualified and approved to service mortgage loans for Fannie Mae and Freddie Mac and must have a net worth of not less than $[25,000,000].

The master servicer may not resign unless the master servicer’s duties under the pooling and servicing agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured.  Any determination permitting the resignation of the master servicer must be evidenced by an opinion of counsel prepared by counsel to the master servicer and delivered to the [Delaware trustee/securities administrator].  No resignation will become effective until the [Delaware trustee/securities administrator] has assumed, or a successor master servicer reasonably satisfactory to the [Delaware trustee/securities administrator] and the depositor has assumed, the master servicer’s responsibilities and obligations under the pooling and servicing agreement.

Master Servicer Events of Default; Waiver; Termination

Under the terms of the pooling and servicing agreement, each of the following will constitute a “master servicer event of default” by the master servicer:

(a)      any failure by the master servicer to make any P&I Advance required to be made by it under the terms of the pooling and servicing agreement, which failure continues unremedied for a period of two (2) business days after the date upon which written notice of such failure, requiring the same to be remedied, has been given to the master servicer;

(b)      failure by the master servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the master servicer as set forth in the pooling and servicing agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the master servicer by the [Delaware trustee/securities administrator] or to the master servicer and [Delaware trustee/securities administrator] by holders of certificates evidencing at least [25]% of the voting rights;

(c)      certain events of bankruptcy, insolvency, conservatorship or receivership with respect to the Master Servicer;

(d)      an affiliate of the master servicer that performs any back-up servicer duties of the master servicer or any servicing duties assumed by the master servicer as successor servicer under any Sale and Servicing Agreement ceases to meet the qualifications of a servicer approved by Fannie Mae or Freddie Mac;

S-60

(e)      the master servicer attempts to assign its responsibilities under the pooling and servicing agreement or to delegate all or any portion of its duties under that agreement without the consent of the [Delaware trustee/securities administrator] or the depositor; or

(f)      the indictment of the master servicer for the taking of any action by the master servicer, any of its affiliates, directors or employees that constitutes fraud or criminal activity in the performance of its obligations under the pooling and servicing agreement, in each case, where the action materially and adversely affects the ability of the master servicer to perform its obligations under the pooling and servicing agreement (subject to the condition that the indictment is not dismissed within 90 days).

By written notice, the [Delaware trustee/securities administrator] may, with the consent of a [majority] of certificateholders, waive any default by the master servicer in the performance of its obligations under the pooling and servicing agreement and its consequences.  Upon any waiver of a past default, the default will cease to exist, and any master servicer event of default arising from that default will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

So long as a master servicer event of default remains uncured, the [Delaware trustee/securities administrator] may by notice in writing to the master servicer terminate the master servicer for cause.  Upon any termination of the master servicer, it will prepare, execute and deliver to any successor entity designated by the [Delaware trustee/securities administrator] any and all documents and other instruments related to the performance of its duties under the pooling and servicing agreement and, any mortgage files related to any pool of mortgage loans with respect to which it acts as a successor servicer in each case, at the master servicer’s expense.  The master servicer will cooperate with the [Delaware trustee/securities administrator] and such successor master servicer to effectively transfer its duties under the pooling and servicing agreement.

Assumption of Master Servicing by Delaware Trustee

In the event the master servicer can no longer function in that capacity under the pooling and servicing agreement, the Delaware trustee will assume all of the rights and obligations of the master servicer under the pooling and servicing agreement, or, subject to satisfaction of the rating agency condition with respect to the hired agencies, the Delaware trustee may appoint a Freddie Mac or Fannie Mae approved servicer that is acceptable to the depositor.  The Delaware trustee, its designee or any successor master servicer appointed by the Delaware trustee, will be deemed to have assumed all of the master servicer’s rights, duties and obligations under the pooling and servicing agreement to the same extent as if the pooling and servicing agreement had been assigned to the Delaware trustee, its designee or any successor master servicer, except that the master servicer will not be relieved of any liability or obligation under the pooling and servicing agreement accruing prior to its replacement as master servicer, and the master servicer will be required to indemnify and hold harmless the Delaware trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Delaware trustee as a result of such liability or obligations of the master servicer and in connection with the Delaware trustee’s assumption (but not its performance, except to the extent that costs or liability of the Delaware trustee are created or increased as a result of negligent or wrongful acts or omissions of the master servicer prior to its replacement as master servicer) of the master servicer’s obligations, duties or responsibilities under those agreement.

If the master servicer has resigned or been terminated, upon request of the Delaware trustee (but at the expense of the master servicer), the master servicer will be required to deliver to any successor all documents and records relating to the pooling and servicing agreement and the related mortgage loans and an accounting of amounts collected and held by it.

S-61

THE SERVICERS

[To be updated each servicer’s information, including information required by Regulation AB Item 1108]

General

[           ] will act as servicer for the mortgage loans, except for the period expected to be from the closing date to [       ], 20[  ] during which interim period [            ] will act as the servicer of the Mortgage loans.  The process of transferring servicing of the mortgage loans from [           ] to [          ] will generally commence no later than [    ]-[     ] days prior to the actual transfer.  The servicing transfer procedures require, among other things, delivery by [             ] to [              ] of the related servicing files and cash held on account of such mortgage loans, as well as information with respect to the mortgage loans, including any litigation, and any third party vendor relationships.  In addition, within [15] days of the actual transfer, both [               ] and [            ] will be required to send letters to the related borrowers, taxing authorities, hazard insurers, any primary mortgage insurance providers and any other applicable third vendors, notifying each of these parties of the servicing transfer.

[For a description of material legal proceedings pending against the servicer, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.]

[For a description of certain affiliations, relationships and related transactions, to the extent known and material, between the servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

[Describe servicer modification history/program.]

The information under this heading “—General” has been provided by [   ].

From time to time the servicer may acquire servicing portfolios from third parties which acquisitions may be significant in relation to the servicer’s current portfolio.  The servicer does not believe that any such acquisition, if effected, would have an adverse effect on its ability to service the mortgage loans in accordance with the pooling and servicing agreement.

[Describe other servicers, if any, to the extent required by Regulation AB Item 1108]

THE SPONSORS

General

[Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”), is a sponsor.  Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA.  Goldman Sachs Real Estate Funding Corp. is a wholly owned subsidiary of Goldman Sachs Bank USA.  GSMC is an affiliate of the underwriter and the depositor.

GSMC has been the sponsor of securitizations backed by non-prime and prime mortgage loans since 2001.  The following table describes the approximate volume of non-prime and prime mortgage loan securitizations sponsored by GSMC since 2001.

For a description of material legal proceedings pending against GSMC, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.]

For a description of certain affiliations, relationships and related transactions between GSMC and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

[Describe other sponsors, if any]

S-62

Mortgage Loan Purchase Criteria

[Insert mortgage loan purchase criteria for the mortgage loans for the related series of certificates]

REPURCHASE ACTIVITY

The following table provides information regarding the demand, repurchase and replacement history with respect to the residential mortgage loans securitized by the [sponsor][depositor] during the period from [      ] to [      ].

[Insert table]

[Insert disclosure regarding the most recent Form ABS-15G filed by the securitizer and the CIK number of the securitizer.]

STATIC POOL INFORMATION

Information concerning each sponsor’s prior residential mortgage loan securitizations involving [fixed-] [and] [adjustable-rate] non-prime mortgage loans secured by first or second lien mortgages or deeds of trust in residential real properties issued by the depositor is attached to this prospectus supplement as Schedule B.  Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the issuing entity that will issue the certificates offered by this prospectus supplement.  In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond a sponsor’s control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the issuing entity related to this offering.

The delinquency percentages were calculated [Insert applicable method].

[In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the depositor at 200 West Street, New York, New York 10282-2198, Attention: [          ], telephone number (212) [          ].]

[THE ORIGINATORS

[Describe significant originators, if any, with respect to the mortgage loans.]

[Provide a brief description of any legal proceedings pending against the originators as contemplated in Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to certificateholders; include similar information as to any such proceedings known to be contemplated by governmental authorities.]

[Description of the originator(s) that originated 20% or more of the pool assets] [Origination program and prior experience to be provided as applicable.]

[Significant Obligors – Describe significant obligors, if any, with respect to the mortgage loans.]

THE DEPOSITOR

The depositor is GS Mortgage Securities Corp., a Delaware corporation.  The depositor is a wholly owned subsidiary of The Goldman Sachs Group, Inc., a Delaware corporation, and is also an affiliate of

S-63

Goldman, Sachs & Co., one of the underwriters and of GSMC, one of the sponsors.  The depositor will not have any business operations other than acquiring and securitizing residential mortgage assets and related activities.

For a description of material legal proceedings pending against the depositor, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.

[For a description of certain affiliations, relationships and related transactions between the depositor and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

THE ISSUING ENTITY

[                ], the issuing entity, will be formed on the closing date pursuant to the Pooling and Servicing Agreement.  The issuing entity will be a [New York common law] [Delaware statutory] trust with no officers or directors and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates.  The fiscal year end for the issuing entity will be December 31, commencing with December 31, 20[    ].

[For a description of material legal proceedings pending against the issuing entity, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.]

[For a description of certain affiliations, relationships and related transactions between the issuing entity and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

[THE SECURITIES ADMINISTRATOR

[Update as necessary to include information required by Regulation AB item 1109.]

Under the terms of the pooling and servicing agreement, the securities administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations, the preparation of monthly distribution reports, and the preparation and filing of tax returns on behalf of the trust REMICs, monthly reports on Form 10-D (based on information included in the monthly distribution date statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity.  The securities administrator also will act as paying agent and certificate registrar for the certificates.  [          ] has been engaged in the business of securities administration since [              ].  It has acted as securities administrator with respect to more than [        ] series of securities, and, as of [                ], was acting as securities administrator with respect to more than $[             ] of outstanding residential mortgage-backed securities.

[For a description of material legal proceedings pending against the securities administrator, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.]

[For a description of certain affiliations, relationships and related transactions, to the extent known and material, between the securities administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

[Describe securities administrator’s prior experience (if any) serving as securities administrator for asset-backed securities transactions.]

For information, with respect to the securities administrator’s liability under the pooling and servicing agreement and any indemnification that the securities administrator will be entitled to from the issuing entity, see “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Servicer, the Delaware Trustee and the Securities Administrator” in this prospectus supplement.

S-64

[THE DELAWARE TRUSTEE]

[[       ], a [        ], will act as Delaware trustee.]

[Update as necessary to include information required by Regulation AB item 1109.]

[THE INTEREST RATE SWAP PROVIDER]

[Insert, if applicable]

[For a description of material legal proceedings pending against the interest rate swap provider, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.]

[For a description of certain affiliations, relationships and related transactions, to the extent known and material, between the interest rate swap provider and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

[THE FILE REVIEWER

[Insert, if applicable]]

CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES

Goldman Sachs Mortgage Company, a sponsor, is an affiliate of GS Mortgage Securities Corp., the depositor, and of Goldman, Sachs & Co., one of the underwriters.

[Describe any other affiliations, including as funding provider, interest rate swap provider, servicer, etc.]

PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES

[Insert disclosure regarding pending litigation involving transaction parties, if applicable.]

PRE-OFFERING REVIEW OF THE MORTGAGE LOANS

General

The [sponsor][depositor], prior to including the Mortgage Loans in the issuing entity, [conducted a review of the Mortgage Loans and] [engaged [            ], a third-party loan review firm [(the “Diligence Provider”), to [conduct][assist in conducting] a review of the Mortgage Loans included in the Mortgage Pool.  See “—Diligence Provider” below], for the purpose of providing reasonable assurance that the disclosure regarding the mortgage pool in the prospectus supplement is accurate in all material respects.  The review carried out by the [sponsor][depositor] [and the Diligence Provider] are referred to together as the “Pre-offering Review.”  [The [sponsor][depositor] attributes all findings and conclusions of the Pre-offering Review described below to itself].

The Pre-offering Review consisted of a credit review, a compliance review, a property valuation review of the independent appraisals of the Mortgaged Properties that were obtained in connection with the origination of those Mortgage Loans (referred to herein as the “Original Appraisals”) and [specify such other review], each as more fully described below].  None of the procedures conducted as part of the Pre-offering Review constituted, either separately or in combination, an independent underwriting of the Mortgage Loans.  [It is also important to note that the procedures conducted as part of the review of the Original Appraisals were not re-appraisals of the Mortgaged Properties. To the extent that valuation tools were used as part of the appraisal review process (and estimates of current value were obtained

S-65

using these tools) they should not be relied upon as providing an assessment of value of the Mortgaged Properties comparable to that which an appraisal might provide.]

[    ] Mortgage Loans, or approximately [    ]% of the Mortgage Loans (by aggregate stated principal balance) included in the Mortgage Loans, were subject to the [credit, compliance and appraisal review] described below.  The [sponsor][depositor][Diligence Provider] selected the Mortgage Loans for review [at random][under an adverse selection process][other][, with controls in place to ensure that the sample mortgage pool exhibited [substantially similar geographic distribution and seasoning of the Mortgage Pool][a confidence level of [    ]%]], and intended to capture a representative portion of the Mortgage Pool.  [Insert additional description of sample selection methodology].  [No] Mortgage Loans were excluded from the Mortgage Pool as a result of any findings from the credit and compliance review or the appraisal review.  Based on the results of each of the credit, compliance and valuation review, the sample mortgage pool was expanded to include Mortgage Loans having the following characteristics, as further described below: [    ]

[The [sponsor’s] pre-offering review also included a component consisting of procedures designed to verify the [sponsor’s] data regarding the characteristics of the mortgage loans, which data were used to generate the numerical information about the mortgage pool included in this prospectus supplement. In addition, the review included the recalculation by a [third party] of numerical disclosures regarding the mortgage loans selected by the sponsor and appearing in this prospectus supplement. The [sponsor] determined the nature, extent, timing and level of assistance provided by the [third party] and the [sponsor] attributes all findings and conclusions of the review to itself.]

See “—Limitations of the Pre-offering Review Process” below and “Risk Factors—Pre-offering Review of the Mortgage Loans May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses” for additional information regarding the limitations of the Pre-offering Review.

[Diligence Provider[s]

[The information set forth in the following paragraphs has been provided by [                ].]

[[                ], (“[                ]”) will act as the diligence provider (the “Diligence Provider”) with respect to the securitization.]

[Description of Diligence Provider[s]]

Credit Review

The [sponsor][depositor][Diligence Provider] conducted a credit review of [    ] Mortgage Loans, or approximately [    ]% of the Mortgage Loans (by aggregate stated principal balance) included in the Mortgage Loans.  The credit review conducted by [sponsor][depositor][Diligence Provider]  included, for each Mortgage Loan reviewed, a review of the documentation in the related Mortgage File relating to the creditworthiness of the borrower (and any co-borrower), and an assessment of whether the characteristics of the Mortgage Loan and the borrower (and any co-borrower) specified on the loan data tape provided to the [sponsor][depositor][Diligence Provider]  reasonably conformed to the data contained in the loan documentation included in the Mortgage File and the underwriting guidelines.  As part of this review, any exceptions to the underwriting guidelines that were permitted by the Seller and related compensating factors were reviewed.  See “Description of the Mortgage Pool—Underwriting Guidelines” for the underwriting guidelines applicable to the Mortgage Loans, and “Description of the Mortgage Pool—General” for additional information regarding exceptions to the underwriting guidelines, which information was derived from documentation contained in the Mortgage File.

Investors should note that only those [    ] Mortgage Loans reviewed as described above were subject to any credit review as part of the Pre-offering Review and that Mortgage Loans not reviewed as described above were not the subject of a credit review.  See “—Limitations of the Pre-offering Review

S-66

Process,” below and “Risk Factors—Pre-offering Review of the Mortgage Loans May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses.”

Compliance Review

The [sponsor][depositor][Diligence Provider] conducted a compliance review of [    ] Mortgage Loans, or approximately [    ]% of the Mortgage Loans (by aggregate stated principal balance) included in the Mortgage Pool.  The compliance review conducted by [sponsor][depositor][Diligence Provider]  included, for each Mortgage Loan reviewed, a review for compliance with applicable federal, state and local laws and regulations, including predatory lending and  truth-in-lending statutes.  The [sponsor][depositor][Diligence Provider] noted [    ] Mortgage Loans with compliance exceptions.  [insert description]

Investors should note that only those [    ] mortgage loans reviewed as described above were subject to any compliance review as part of the [sponsor]’s pre-offering review and that Mortgage Loans not reviewed as described above were not the subject of a credit or compliance review.  See “—Limitations of the Pre-offering Review Process,” below and “Risk Factors—Pre-offering Review of the Mortgage Loans May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses.”

Property Valuation Review

As part of the Pre-offering Review, [    ] Mortgage Loans, or approximately [    ]% of the Mortgage Loans (by aggregate Stated Principal Balance as of the Cut-off Date) included in the Mortgage Pool, were also selected for a review of the original appraisal of the Mortgaged Property obtained in connection with the origination of the Mortgage Loan.  The purpose of this review was to assess compliance with the Seller’s appraisal guidelines and standards in effect at the time of origination [and in some cases, obtain estimates of current values of Mortgaged Properties for Mortgage Loans originated more than [    ] months ago].

The original appraisal of the Mortgaged Property was reviewed by an on-staff underwriter employed by the [sponsor][depositor][Diligence Provider], who assessed compliance with the appraisal guidelines and, as part of this assessment, made a determination regarding the reasonableness of the value of the Mortgaged Property set forth in the original appraisal.  This reasonableness determination was generally made by analyzing [the comparable sales listed in the original appraisal and other publicly available information][an AVM or BPO (each defined and described below)] or used other value reconciliation methodologies to determine whether there was support for the reasonableness of the original appraised value, including comparisons to publicly available market data.

Of the [    ] Mortgage Loans for which the original appraisal of the Mortgaged Property was reviewed by the [sponsor][depositor][Diligence Provider], there were [    ] Mortgage Loans as to which the original appraisal did not support the value set forth in that original appraisal.  For this purpose, the [sponsor][depositor][Diligence Provider] concluded that the appraised value was not supported if the value of the Mortgaged Property might have a negative variance of [    ]% or more from the appraised value.  A further review and analysis of those [    ] Mortgage Loans was conducted.  [Describe further review].  After that further review and analysis, the [sponsor][depositor][Diligence Provider] determined to include those [    ] Mortgage Loans in the Mortgage Pool, which [    ] Mortgage Loans represented approximately [    ]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.  Investors should note that the appraised values used in the original Loan-to-Value Ratios and Combined Loan-to-Value Ratios in this prospectus supplement have not been revised to reflect any results of the appraisal reviews.

[“AVMs” are statistical algorithms that provide a range of estimated property values based on disclosed factual data such as the size of the house, the number of bedrooms and bathrooms, age and proximity to comparable sales collected from historical information accessed through county records and, in some cases, appraisal reports. Comparable sales used in these algorithms are automatically selected and consist of all similarly sized and located properties. The estimation of value produced by an AVM can

S-67

be quite different from that provided by an appraisal or a BPO due to, among other factors, property uniqueness, upgrades, interior or exterior quality and overall condition. In some cases, AVMs are not available. This may be due to numerous factors including limited comparable sales, a wide range of property values over a concentrated area, or unique property characteristics that are difficult to value.]

[“BPOs” are estimates of property values rendered by real estate agents based on a review of comparable sales and a review of the property characteristics and conditions based on an external view from the nearest public property, which is typically from the street on which the property is located. Providers of BPOs are not certified appraisers and, like estimates obtained through the use of AVMs, BPOs do not take into account the condition of the interior or other factors not easily viewed from outside of the property. Comparable sales used to determine the value range are selected by the broker based on commonalities such as size, location and conditions.]

Limitations of the Pre-offering Review Process

As noted above under the Risk Factor captioned “Pre-offering Review of the Mortgage Loans May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses,” there can be no assurance that the Pre-offering Review uncovered all relevant factors relating to the origination of the Mortgage Loans, their compliance with applicable federal, state and local laws and regulations and the original appraisals relating to the Mortgaged Properties or uncovered all relevant factors that could affect the future performance of the Mortgage Loans.  The Pre-offering Review did not include all of the Mortgage Loans included in the Mortgage Pool and the Mortgage Loans that were included in the Pre-offering Review may have characteristics that were not discovered, noted or analyzed as part of the Pre-offering Review that could, nonetheless, result in those Mortgage Loans failing to perform in the future.  Differences may exist among and between estimated valuations due to the subjective nature of estimated valuations and appraisals, particularly between different appraisers and brokers estimating valuations or performing appraisals at different points in time.

[Describe other limitations]

The pre-offering review did not constitute an independent re-underwriting of the Mortgage Loans or a guarantee of the future performance of any of the Mortgage Loans.

Investors should make their own determination as the extent to which they place reliance on the limited review procedures carried out as part of the pre-offering review.

DESCRIPTION OF THE CERTIFICATES

General

On the closing date, the issuing entity will be created and the depositor will cause the issuing entity to issue the certificates.  The certificates will be issued in [          ] or more classes, the Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ] and Class [   ] certificates and one or more classes of Class [   ] certificates.  Only the Class [   ] Class [   ], Class [   ], Class [   ], Class [   ], Class [   ] and Class [   ] certificates (collectively, the “Offered Certificates”) will be offered under this prospectus supplement.  The Offered Certificates, together with the Class [   ], Class [   ] and Class [   ] certificates, will be referred to as the “LIBOR Certificates” in this prospectus supplement.  The certificates will collectively represent the entire undivided ownership interest in the issuing entity created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

The issuing entity will consist of:

•	the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

S-68

•	such assets as from time to time are identified as REO property and related collections and proceeds; and

•	assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement.

The Class [   ] certificates will be issued and available only in book-entry form, in minimum denominations of $[          ] initial principal amount and integral multiples of $[  ] in excess of $[        ] except that one certificate of each class may be issued in an amount less than $[        ].  The Subordinated Certificates will be issued and available only in book-entry form, in minimum denominations of $[        ] initial principal amount and integral multiples of $[       ] in excess of $[       ], except that one certificate of each class may be issued in a different amount.  For information regarding the issuance of certificates in book-entry form, see “Description of the Securities—Book-Entry Registration” in the prospectus.

Voting rights will be allocated among holders of the LIBOR Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class [   ] and Class [   ] certificates will each be allocated [  ]% of the voting rights.  The Class [   ] and Class [   ] certificates will initially be held by [                ].

The LIBOR Certificates represent interests in all of the mortgage loans.

The following chart illustrates generally the distribution priorities and subordination features applicable to the Offered Certificates.

[insert graphic]

*
Principal distributions to the Class [   ], Class [   ] and Class [   ] Certificates will be distributed to the Class [   ], Class [   ] and Class [   ] Certificates in that order, or, pro rata based on their respective Class Certificate Balances, if the aggregate Class Certificate Balances of the Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ] and Class [   ] Certificates and the principal balance of the Class [   ] Certificates have been reduced to zero.

Assignment of the Mortgage Loans

Pursuant to a certain mortgage loan purchase and warranties agreement, the responsible party sold the mortgage loans, without recourse, to [GSMC] and [GSMC] will sell and convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the depositor on the closing date.  Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the issuing entity, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date.  Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date.  However, [GSMC] will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to

S-69

the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments), received on each such mortgage loan on or prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

Delivery of Mortgage Loan Documents

In connection with the sale, transfer, assignment or pledge of the mortgage loans to the issuing entity, the depositor will cause to be delivered to the Delaware trustee or the custodian on behalf of the issuing entity, on or before the closing date, the following documents with respect to each mortgage loan, which documents constitute the mortgage file:

(a)      the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee [(except for [       ]% of the mortgage loans, as of the cut-off date, for which there is a lost note affidavit and a copy of the note)];

(b)      the original of any guaranty executed in connection with the mortgage note;

(c)      the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney;

(d)      the intervening mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee – which assignment may, at the originator’s option, be combined with the assignment referred to in clause (e) below;

(e)      a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

(f)      originals of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed;

(g)      an original lender’s title insurance policy or attorney’s opinion of title and abstract of title; and

(h)      the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

Pursuant to the [pooling and servicing agreement], the Delaware trustee or the custodian on behalf of the issuing entity will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note (item (a) above) with respect to each of the mortgage loans, with any exceptions noted.  The Delaware trustee or the custodian on behalf of the issuing entity will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date – or, with respect to any Substitute Mortgage Loan, within thirty days after the receipt of the related mortgage file by the Delaware trustee or the custodian on behalf of the issuing entity – and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

•	all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

S-70

•	each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

•
based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

•	each mortgage note has been endorsed as provided in the pooling and servicing agreement.

If the Delaware trustee or the custodian on behalf of the issuing entity, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file that is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans, the Delaware trustee or the custodian on behalf of the issuing entity is required to promptly so notify the responsible party, the servicer and the depositor in writing.  The responsible party will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the Delaware trustee or the custodian on behalf of the issuing entity.  If, however, within 30 days after the earlier of either discovery by or notice to the responsible party of such defect, the responsible party has not caused the defect to be remedied, the responsible party will be required to either (a) substitute in lieu of such mortgage loan a Substitute Mortgage Loan and, if the then unpaid principal balance of such Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest on that mortgage loan, remit to the servicer cash equal to the amount of any such shortfall or (b) purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the related servicer or other expenses of the master servicer, servicer[, securities administrator] or Delaware trustee in connection with the mortgage loan or the purchase, which purchase price shall be deposited in the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.  The obligations of the responsible party to cure such breach or to substitute or purchase any mortgage loan and to indemnify for such breach constitute the sole remedies respecting a material breach of any such representation or warranty available to the holders of the certificates, the master servicer, the servicer, the Delaware trustee, securities administrator and the depositor.

[Describe any additional mechanic for curing mortgage file defaults.]

Representations and Warranties Relating to the Mortgage Loans

Pursuant to the [            ] agreement, [           ], the responsible party, will make certain representations and warranties, with respect to each mortgage loan transferred by it, as of the closing date (or such other date as may be expressly set forth below).  These representations and warranties include, but are not limited to:

[Describe deal-specific representations and warranties and enforcement mechanism.]

Notwithstanding the responsible party’s obligation to repurchase the related mortgage loans in the event of a breach of a representation or warranty, it is possible that the responsible party may not be capable of repurchasing any defective mortgage loans, for financial or other reasons.  In addition, in the event the responsible party becomes insolvent, a bankruptcy court may not enforce the repurchase remedies under the [_________] agreement or any related indemnification provisions.  The inability of the responsible party to repurchase defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.  As a result, shortfalls in the distributions due on the certificates could occur.]

S-71

[Pursuant to the assignment, assumption and recognition agreements and the assignment of representations and warranties agreements, the Controlling Holder will have the right to enforce the obligation of the originators under the purchase agreements to cure, repurchase or substitute for or make an indemnification payment with respect to a mortgage loan. The obligations of the originators under the purchase agreements that are assigned to the Delaware trustee for the benefit of the certificateholders are limited to the obligation to repurchase, substitute for or make an indemnification payment with respect to defective mortgage loans. If the Class Principal Balance of each of the Class [   ] and Class [   ] Certificates have been reduced to zero, then no entity will have any rights as a Controlling Holder. In this circumstance, all of the rights of the Controlling Holder described in this prospectus supplement would revert to the Delaware trustee on behalf of the certificateholders. Pursuant to the trust agreement, the Delaware trustee will also have the right to enforce the obligation of the seller, if any, under the mortgage loan purchase agreement to cure the breach, or repurchase or substitute for a mortgage loan for which a breach has occurred.]

Payments on the Mortgage Loans

The pooling and servicing agreement provides that the servicer is required to establish and maintain a separate collection account.  The pooling and servicing agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

The servicer is obligated to deposit or cause to be deposited in the collection account within two business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

•	all payments on account of principal, including prepayments of principal on the mortgage loans;

•	all payments on account of interest, net of the servicing fee, on the mortgage loans;

•
all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, and all Condemnation Proceeds and Liquidation Proceeds;

•	all other amounts required to be deposited in the collection account pursuant to the pooling and servicing agreement; and

•	any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

The servicer is not permitted to commingle funds in the collection account with any other funds or assets.

The securities administrator will be obligated to set up a distribution account with respect to the certificates into which the servicer will be required to deposit or cause to be deposited the funds required to be remitted by the servicer on the Servicer Remittance Date.  The pooling and servicing agreement permits the securities administrator to invest funds in the distribution account for its own benefit in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the related distribution date.

S-72

The funds required to be remitted by the servicer on each Servicer Remittance Date will be equal to the sum, without duplication, of:

•	all collections of stated principal and interest on the mortgage loans received by the servicer on or prior to the related Determination Date;

•	all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the servicer during the related Prepayment Period;

•	all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

•	any other amounts required to be placed in the collection account by the servicer pursuant to the pooling and servicing agreement;

but excluding the following:

(a)      for any mortgage loan with respect to which the servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

(b)      amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

(c)      amounts representing prior advances by the servicer that are reimbursed to the servicer in connection with the modification of a mortgage loan;

(d)      for such Servicer Remittance Date, the aggregate servicing fee;

(e)      all net income from eligible investments that are held in the collection account for the account of the servicer;

(f)      all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;

(g)      for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

(h)      certain other amounts which are reimbursable to the depositor or the servicer, as provided in the pooling and servicing agreement; and

(i)      all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

The amounts described in clauses (a) through (i) above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

Distributions

Distributions on the certificates will be required to be made by the securities administrator on the [      ] day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in [            ] (each, a “Distribution Date”), to the persons in whose names the certificates are registered on the related Record Date.

S-73

Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities as directed by that certificateholder in its written wire instructions provided to the securities administrator or if no wire instructions are provided then by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register.  However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the securities administrator designated from time to time for those purposes.  Initially, the securities administrator designates its agent’s offices located at [           ] for those purposes.

Administration Fees

As described under the definition of “Available Funds” included in the “Glossary of Terms” in this prospectus supplement, funds collected on the mortgage loans that are available for distribution to certificateholders will be net of the master servicing fee, servicing fee, securities administrator fee and Delaware trustee fee payable on each mortgage loan.  On each Distribution Date, the master servicer, servicer, securities administrator and the trustee will be entitled to their fee prior to the certificateholders receiving any distributions.  The master servicing fee, servicing fee, securities administrator fee and Delaware trustee fee for any Distribution Date for any mortgage loan will be an amount equal to [one-twelfth of the master servicing fee rate, servicing fee rate, securities administrator fee rate or Delaware trustee fee rate, as applicable, on the Stated Principal Balance of such mortgage loan] [Insert alternative servicer compensation mechanism such as flat fee per mortgage loan.].  The following table identifies the per annum fee rate applicable in calculating the master servicing fee, the servicing fee, securities administrator fee and Delaware trustee fee.
Fee	Per Annum Fee Rate
Master Servicing Fee	%
Servicing Fee	%
Securities Administrator Fee	%
Delaware Trustee Fee	%

In addition to the master servicing fee, the servicing fee, the securities administrator fee and the Delaware trustee fee, funds collected on the mortgage loans that are available for distribution to the certificateholders will also be net of any indemnification payments made to the depositor, the servicer, the securities administrator and the Delaware trustee, as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Delaware Trustee” in this prospectus supplement, and reimbursements for certain unanticipated expenses borne by the depositor, the servicer, the master servicer, the securities administrator or the Delaware trustee, as described in this prospectus supplement and the accompanying prospectus.

[Describe other fees and expenses of the issuing entity.]

  Priority of Distributions Among Certificates

[As more fully described in this prospectus supplement, distributions on the certificates will be made on each Distribution Date from Available Funds and will be made to the classes of certificates in the following order of priority:

(1)         to interest on each class of LIBOR Certificates and unpaid interest on the Class [   ] certificates, in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal”;

S-74

(2)         to principal on the classes of LIBOR Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal”;

(3)         to unpaid interest on the LIBOR Certificates, other than the Class [   ] certificates, in the order and subject to the priorities described below under “—Distributions of Interest and Principal”; and

(4)         to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amount and then to be released to the Class [   ] and Class [   ] certificates, in each case subject to certain limitations set forth below under “—Distributions of Interest and Principal”.]

Distributions of Interest and Principal

For any Distribution Date, the “Pass-Through Rate” for each class of LIBOR Certificates will be a per annum rate as set forth below:

(a)      for the Class [   ] certificates equal to the lesser of (1) [        ] plus [       ]% ([        ]% after the first Distribution Date on which the Optional Clean-Up Call is exercisable) and (2) the WAC Cap;

(b)      for the Class [   ]certificates equal to the lesser of (1) [        ] plus [        ]% ([        ]% after the first Distribution Date on which the Optional Clean-Up Call is exercisable) and (2) the WAC Cap;

(c)      for the Class [   ] certificates equal to the lesser of (1) [        ] plus [        ]% ([        ]% after the first Distribution Date on which the Optional Clean-Up Call is exercisable) and (2) the WAC Cap;

(d)      for the Class [   ] certificates equal to the lesser of (1) [        ] plus [        ]% ([        ]% after the first Distribution Date on which the Optional Clean-Up Call is exercisable) and (2) the WAC Cap;

(e)      for the Class [   ] certificates equal to the lesser of (1) [        ] plus [        ]% ([        ]% after the first Distribution Date on which the Optional Clean-Up Call is exercisable) and (2) the WAC Cap;

(f)      for the Class [   ] certificates equal to the lesser of (1) [        ] plus [        ]% ([       ]% after the first Distribution Date on which the Optional Clean-Up Call is exercisable) and (2) the WAC Cap;

(g)      for the Class [   ] certificates equal to the lesser of (1) [     ] plus [        ]% ([       ]% after the first Distribution Date on which the Optional Clean-Up Call is exercisable) and (2) the WAC Cap;

(h)      for the Class [   ] certificates equal to the lesser of (1) [        ] plus [        ]% ([        ]% after the first Distribution Date on which the Optional Clean-Up Call is exercisable) and (2) the WAC Cap;

(i)      for the Class [   ] certificates equal to the lesser of (1) [        ] plus [       ]% ([        ]% after the first Distribution Date on which the Optional Clean-Up Call is exercisable) and (2) the WAC Cap; and

(j)      for the Class [   ] certificates equal to the lesser of (1) [        ] plus [       ]% ([        ]% after the first Distribution Date on which the Optional Clean-Up Call is exercisable) and (2) the WAC Cap.

S-75

The “WAC Cap” for any Distribution Date will be a per annum rate equal to (a) the weighted average of the interest rates on the mortgage loans (less the Expense Fee Rate) in effect at the beginning of the related Due Period, multiplied by (b) [30] divided by the actual number of days in the related Interest Accrual Period.

On each Distribution Date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount.  The “Principal Distribution Amount” for each Distribution Date will equal the sum of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

On each Distribution Date, the securities administrator will be required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

(i)     from the Interest Remittance Amount, to the holders of each class of LIBOR Certificates in the following order of priority:

(a)	to the Class [ ], Class [ ] and Class [ ] certificates, their Accrued Certificate Interest and any Unpaid Interest Amount allocated pro rata based on their respective entitlements to those amounts;

(b)	from any remaining Interest Remittance Amount, to the Class [ ] certificates, the Accrued Certificate Interest for that class;

(c)	from any remaining Interest Remittance Amount, to the Class [ ] certificates, the Accrued Certificate Interest for that class;

(d)	from any remaining Interest Remittance Amount, to the Class [ ] certificates, the Accrued Certificate Interest for that class;

(e)	from any remaining Interest Remittance Amount, to the Class [ ] certificates, the Accrued Certificate Interest for that class;

(f)	from any remaining Interest Remittance Amount, to the Class [ ] certificates, the Accrued Certificate Interest for that class;

(g)	from any remaining Interest Remittance Amount, to the Class [ ] certificates, the Accrued Certificate Interest for that class; and

(h)	from any remaining Interest Remittance Amount, to the Class [ ] certificates, the Accrued Certificate Interest for that class.

(ii)     (A)        on each Distribution Date (a) prior to the Stepdown Date or (b) on which Trigger Event is in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order or priority:

(a)	sequentially, to the Class [ ], Class [ ] and Class [ ] certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(b)	sequentially, to the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

(B)       on each Distribution Date (a) on and after the Stepdown Date and (b) on which a Trigger Event is not in effect, to the holders of the class or classes of LIBOR Certificates then

S-76

entitled to distribution of principal an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

(a)
sequentially, to the Class [   ], Class [   ] and Class [   ] certificates, in that order, the lesser of the Principal Distribution Amount and the Class [   ] Principal Distribution Amount, until their respective Class Certificate Balances have been reduced to zero;

(b)
to the Class [   ] certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class [   ] certificates in clause (ii)(B)(a) above, and (y) the Class [   ] Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

(c)
to the Class [   ] certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class [   ] certificates in clause (ii)(B)(a) above and to the Class [   ] certificates in clause (ii)(B)(b) above, and (y) the Class [   ] Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

(d)
to the Class [   ] certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class [   ] certificates in clause (ii)(B)(a) above, to the Class [   ] certificates in clause (ii)(B)(b) above, and to the Class [   ] certificates in clause (ii)(B)(c) above, and (y) the Class [   ] Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

(e)
to the Class [   ] certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class [   ] certificates in clause (ii)(B)(a) above, to the Class [   ] certificates in clause (ii)(B)(b) above, to the Class [   ] certificates in clause (ii)(B)(c) above, and to the Class [   ] certificates in clause (ii)(B)(d) above, and (y) the Class [   ] Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

(f)
to the Class [   ] certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class [   ] certificates in clause (ii)(B)(a) above, to the Class [   ] certificates in clause (ii)(B)(b) above, to the Class [   ] certificates in clause (ii)(B)(c) above, to the Class [   ] certificates in clause (ii)(B)(d) above, and to the Class [   ] certificates in clause (ii)(B)(e) above, and (y) the Class [   ] Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

(g)
to the Class [   ] certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class [   ] certificates in clause (ii)(B)(a) above, to the Class [   ] certificates in clause (ii)(B)(b) above, to the Class [   ] certificates in clause (ii)(B)(c) above, to the Class [   ] certificates in clause (ii)(B)(d) above, to the Class [   ] certificates in clause (ii)(B)(e) above, and to the Class [   ] certificates in clause (ii)(B)(f) above, and (y) the Class [   ] Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

(h)
to the Class [   ] certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class [   ] certificates in clause (ii)(B)(a) above, to the Class [   ] certificates in clause (ii)(B)(b) above, to the Class [   ] certificates in clause (ii)(B)(c) above, to the Class [   ] certificates in clause (ii)(B)(d) above, to the Class [   ] certificates in clause (ii)(B)(e) above, to the Class [   ] certificates in clause (ii)(B)(f) above, and to the Class [   ] certificates in clause (ii)(B)(g) above, and (y) the Class [   ] Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero.

S-77

(iii)             any amount remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

(a)	to the holders of the Class [ ] certificates, any Unpaid Interest Amount for that class;

(b)	to the holders of the Class [ ] certificates, any Unpaid Interest Amount for that class;

(c)	to the holders of the Class [ ] certificates, any Unpaid Interest Amount for that class;

(d)	to the holders of the Class [ ] certificates, any Unpaid Interest Amount for that class;

(e)	to the holders of the Class [ ] certificates, any Unpaid Interest Amount for that class;

(f)	to the holders of the Class [ ] certificates, any Unpaid Interest Amount for that class;

(g)	to the holders of the Class [ ] certificates, any Unpaid Interest Amount for that class;

(h)	to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

(i)
from funds on deposit in the Excess Reserve Fund Account, an amount equal to any Basis Risk Carry Forward Amount with respect to the LIBOR Certificates for that Distribution Date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates, with the allocation to the Class [   ] Certificates being pro rata based on their respective Basis Risk Carry Forward Amounts;

(j)	to the Class [ ] and Class [ ] certificates, those amounts as set forth in the pooling and servicing agreement; and

(k)	to the holders of the Class [ ] certificates, any remaining amount.

Notwithstanding the foregoing allocation of principal to the Class [   ] certificates, from and after the Distribution Date on which the aggregate Class Certificate Balances of the Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ] and Class [   ] certificates and the principal balance of the Class [   ] certificates have been reduced to zero, any principal distributions allocated to the Class [   ] certificates are required to be allocated pro rata to the Class [   ] certificates, based on their respective Class Certificate Balances, until their Class Certificate Balances have been reduced to zero.

On each Distribution Date, the securities administrator is required to distribute to the holders of the Class [   ] and Class [   ] certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period.

If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balances of the LIBOR Certificates exceeds the sum of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, the Class Certificate Balance of the applicable Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ] or Class [   ] certificates will be reduced, in inverse order of seniority (beginning with the Class [   ] certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero.  That reduction is referred to as an “Applied Realized Loss Amount.” In the event Applied Realized Loss Amounts are allocated to any class of certificates, their Class Certificate Balances will be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution.  Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a

S-78

“Subsequent Recovery”), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable class of certificates).  Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state statute and any prepayment interest shortfalls not covered by Compensating Interest (as further described in “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this prospectus supplement) from the servicer will be allocated as a reduction to the Accrued Certificate Interest for the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date.  The holders of the LIBOR Certificates will not be entitled to reimbursement for the allocation of any of those shortfalls described in the preceding sentence.

Calculation of One-Month LIBOR

On each LIBOR Determination Date, the securities administrator will be required to determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates.

Excess Reserve Fund Account

The “Basis Risk Payment” for any Distribution Date will be the aggregate of the Basis Risk Carry Forward Amounts for that date.  However, with respect to any Distribution Date, the payment cannot exceed the amount otherwise distributable on the Class [   ] and Class [   ] certificates.

If on any Distribution Date, the Pass-Through Rate for any class of LIBOR Certificates is based upon the WAC Cap, the sum of (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the WAC Cap, over (ii) the amount of interest that class of certificates received on that Distribution Date based on the WAC Cap and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the WAC Cap) is the “Basis Risk Carry Forward Amount” for those classes of certificates.

Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account with respect to such Distribution Date (each as described in this prospectus supplement).  In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates.

In the event the Class Certificate Balance of any class of LIBOR Certificates is reduced because of Applied Realized Loss Amounts (and is not subsequently increased as a result of any Subsequent Recoveries), the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution, except to the extent that the Class Certificate Balance is increased as a result of any Subsequent Recovery.  The ratings on the LIBOR Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Pursuant to the pooling and servicing agreement, an account (referred to as the “Excess Reserve Fund Account”) will be established, which is held in trust, as part of the issuing entity, by the securities administrator.  The Excess Reserve Fund Account will not be an asset of any REMIC.  Holders of each of the LIBOR Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk Carry Forward

S-79

Amount for that class of certificates.  The Excess Reserve Fund Account is required to be funded from amounts that would otherwise be paid to the Class [   ] and Class [   ] certificates.  Any distribution by the securities administrator from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date.

[If interest rate cap or interest rate swap are applicable, add disclosure required by Regulation AB, item 1115.]

Overcollateralization Provisions

The Total Monthly Excess Spread, if any, on any Distribution Date may be applied as an accelerated payment of principal of the LIBOR Certificates, to the limited extent described below.  Any such application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal would have the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans.  The portion, if any, of the Available Funds not required to be distributed to holders of the LIBOR Certificates as described above on any Distribution Date will be paid to the holders of the [Class N and Class X] certificates and will not be available on any future Distribution Date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts, Basis Risk Carry Forward Amounts or Applied Realized Loss Amounts.

With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over (b) the aggregate Class Certificate Balance of the LIBOR Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that Distribution Date) is the “Overcollateralized Amount” as of that Distribution Date.  The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Overcollateralized Amount exceeds the Overcollateralized Amount as of that Distribution Date (the excess is referred to as an “Overcollateralization Deficiency”).  Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an “Extra Principal Distribution Amount.” The required level of the Overcollateralized Amount with respect to a Distribution Date is the “Specified Overcollateralized Amount” and is set forth in the definition of Specified Overcollateralized Amount in the “Glossary of Terms” in this prospectus supplement.  As described above, the Specified Overcollateralized Amount may, over time, decrease, subject to certain floors and triggers.  If a Trigger Event occurs, the Specified Overcollateralized Amount may not “step down.” Total Monthly Excess Spread will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event is in effect, to the extent necessary to maintain the Overcollateralization Amount at the Specified Overcollateralization Amount.

In the event that a Specified Overcollateralized Amount is permitted to decrease or “step down” on a Distribution Date in the future, or in the event that an Excess Overcollateralized Amount otherwise exists, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the LIBOR Certificates on that Distribution Date will be distributed to the holders of the [Class N and Class X] certificates on that Distribution Date (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the LIBOR Certificates) until the Excess Overcollateralized Amount is reduced to zero.  This has the effect of decelerating the amortization of the LIBOR Certificates relative to the amortization of the mortgage loans, and of reducing the related Overcollateralized Amount.  With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on that Distribution Date over (b) the Specified Overcollateralized Amount is the “Excess Overcollateralized Amount” with respect to that Distribution Date.  If, on any Distribution Date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on that Distribution Date, would be, greater than zero (i.e., the related Overcollateralized Amount is or would be greater than the related Specified Overcollateralized Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the LIBOR Certificates on that Distribution Date will instead be distributed to the holders of the Class [   ] and Class [   ] certificates (to the extent not

S-80

required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the LIBOR Certificates) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and (y) the Net Monthly Excess Cash Flow (referred to as the “Overcollateralization Reduction Amount” for that Distribution Date).  The “Net Monthly Excess Cash Flow” is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the LIBOR Certificates.

Reports to Certificateholders

[On each Distribution Date the securities administrator will be required to make available to the depositor and each holder of a LIBOR Certificate a distribution report, based on information provided to the securities administrator by the master servicer and the servicers, containing, the following:

•	the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds included in that distribution;

•
the amount of the distribution allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amounts covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

•
if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

•	the Class Certificate Balance of each class of certificates and the notional amount of the [Class N] certificates after giving effect to the distribution of principal on such Distribution Date;

•	the aggregate Stated Principal Balance of the mortgage loans for the following Distribution Date;

•
the amount of the expenses and fees paid to or retained by each servicer and paid to or retained by the securities administrator with respect to such Distribution Date, in each case, identifying the general purpose of such fees;

•	the Pass-Through Rate for each such class of certificates with respect to such Distribution Date;

•
the amount of advances included in the distribution on such Distribution Date and the aggregate amount of advances reported by each servicer (and the master servicer, the Delaware trustee as successor master servicer and any other successor master servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

•
the number and aggregate outstanding principal balances of mortgage loans (1) as to which the scheduled payment is delinquent [31] to [60] days, [61] to [90] days and [91] or more days, (2) that have become REO property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;

•	if applicable, a description of any changes made as to how delinquencies and charge-offs are defined or determined;

•
with respect to all mortgage loans that became REO properties during the preceding calendar month, the aggregate number of such mortgage loans and the aggregate Stated Principal Balance of such mortgage loans as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition of the REO properties;

S-81

•	the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

•
whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event and the aggregate outstanding balance of all mortgage loans [60] or more days delinquent);

•	the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

•
in the aggregate and for each class of certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

•	the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation of it to the certificateholders with respect to Unpaid Interest Amounts;

•	the Overcollateralized Amount and Specified Overcollateralized Amount;

•	Prepayment Premiums collected by the Servicer;

•	the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date;

•	[the amount distributed on the Class [ ] certificates;]

•	the amount of any Subsequent Recoveries for such Distribution Date;

•	the Record Date for such Distribution Date;

•	updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term;

•
material breaches of mortgage loan representations of warranties of which the Delaware trustee, the master servicer, the securities administrator or any servicer has knowledge or received written notice; and

•
material breaches of any covenants under the pooling and servicing agreement of which the Delaware trustee, the master servicer, the securities administrator or any servicer has received written notice.

The securities administrator will provide the monthly distribution report via the securities administrator’s internet website.  The securities administrator’s website will initially be located at www.[          ] and assistance in using the website can be obtained by calling the securities administrator’s customer service desk at [         ].  The securities administrator will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the issuing entity through the EDGAR system.  Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and requesting a copy.  As a condition to access the securities administrator’s internet website, the securities administrator may require registration and the acceptance of a disclaimer.  The pooling and servicing agreement provides that the securities administrator will not be liable for the dissemination of information in accordance with the terms of the pooling and servicing agreement.

The securities administrator will also be entitled to rely on but will not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution

S-82

report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).]

Amendments to the Pooling and Servicing Agreement with Respect to a TIA Applicability Determination

In addition to any other permitted amendments, the pooling and servicing agreement may be amended by the respective parties thereto, without the consent of the certificateholders, if a TIA Applicability Determination (as defined below) is made, to modify, eliminate or add to the provisions of the pooling and servicing agreement (and, if necessary, the certificates) to the extent necessary to (A) effect the qualification of the pooling and servicing agreement under the TIA (as defined below) or under any similar federal statute hereafter enacted and to add to the pooling and servicing agreement (and, if necessary, the Certificates) such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the pooling and servicing agreement (and, if necessary, the certificates) to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

With respect to the amendment discussed above, the Division of Corporation Finance of the SEC has previously published guidance on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 regarding the Trust Indenture Act of 1939 – Last Update:  March 30, 2007 – Section 202.  That guidance stated in relevant part that “Certificates representing a beneficial ownership interest in a trust [that] include[s] a pool of mortgage loans with multiple obligors administered pursuant to a “pooling and servicing agreement[]” … are treated as exempt from the Trust Indenture Act under Section 304(a)(2) thereof.”  That guidance is supported by more than three decades of market and SEC practice.  In light of that prior SEC guidance and historical industry practice, and based on the Depositor’s independent analysis of the applicability of the Trust Indenture Act of 1939 (the “TIA”) to the Trust Agreement, the Depositor has determined in connection with the offering of the offered certificates that it will not initially qualify the Trust Agreement under the TIA.  However, in a recent federal district court ruling (Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012)) District Judge Pauley of the United States District Court for the Southern District of New York, on a motion to dismiss, held that the TIA was applicable to certain agreements similar to the Trust Agreement and that the mortgage-backed certificates issued pursuant to such agreements were debt and not exempt under Section 304(a)(2) of the TIA.  This ruling is contrary to the SEC’s previously published guidance described above and historical industry practice, and on May 3, 2012, the Division of Corporation Finance of the SEC advised that it is considering Trust Indenture Act CDI 202.01 in light of this ruling.  On December 7, 2012, District Judge Forrest of the United States District Court for the Southern District of New York, again on a motion to dismiss, held that the TIA applies to mortgage-backed securities issued under various pooling and servicing agreements similar to the Trust Agreement because the Certificates are debt for purposes of the TIA (Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)).  A similar class action complaint alleging violations of the TIA was filed on May 15, 2012 in front of District Judge Koeltl of the United States District Court for the Southern District of New York.  (Oklahoma Police Pension and Retirement Sys. v. U.S. Bank Nat’l Assoc., No. 11-cv-08066-JGK (S.D.N.Y.)).  The Depositor is not aware of any other case law to the effect that the TIA is applicable to agreements similar to the Trust Agreement other than the cases referenced above.  The Depositor understands that on February 14, 2013, District Judge Pauley granted a motion to certify his ruling for interlocutory appeal to the United States Court of Appeals for the Second Circuit.  The Depositor also understands that on May 6, 2013, District Judge Forrest in the Bank of America case denied the defendants’ motion to dismiss, finding, among other things, that the certificates in that case were not exempt under the TIA.  On the other hand, the Depositor further understands that on June 6, 2013, District Judge Koeltl, citing Section 304(a)(2) of the TIA, prior SEC guidance and legislative history, held that the TIA does not apply to mortgage-backed securities issued under pooling and servicing agreements.

S-83

If there is an affirmation of either of the Policemen’s Annuity and Benefit Fund cases (or a decision in favor of the plaintiffs, as applicable) by the applicable court or on appeal by any higher court or a change by the Division of Corporation Finance of the SEC of its position that agreements similar to the Trust Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Trust Agreement being required to be qualified under the TIA.  Depending on the circumstances, rulings by lower courts similar to the foregoing cases, as well as litigation involving the Trust Agreement, could also result in the Trust Agreement being required to be qualified under the TIA.  It is expected that the Depositor will perform on an ongoing basis an analysis as to whether the TIA applies to the Trust Agreement.

If, subsequent to the date of this prospectus supplement, the depositor determines that the TIA does apply to the pooling and servicing agreement or that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the pooling and servicing agreement provide that they (and, if necessary, the certificates) will be amended without the consent of any certificateholder to the extent necessary to comply with the TIA.  In addition, if the TIA were to apply to the pooling and servicing agreement, the TIA provides that certain provisions would automatically be deemed to be included in the pooling and servicing agreement (and the pooling and servicing agreement thus would be statutorily amended without any further action); provided, that it will be deemed that the parties to the pooling and servicing agreement have agreed that, to the extent permitted under the TIA, the pooling and servicing agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the pooling and servicing agreement or would otherwise alter the provisions of the pooling and servicing agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the pooling and servicing agreement.  Generally, the TIA provisions include additional obligations of a trustee, certain additional reporting requirements and heightened conflict of interest rules which may require, for example, that the trustee resign if the interests of the holders of the various classes of certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place.  While investors should understand the potential for such amendments, investors should not purchase certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

THE POOLING AND SERVICING AGREEMENT

General

[           ] will act as the servicer of the mortgage loans.  See “The Servicers” in this prospectus supplement.

In servicing the mortgage loans, the servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans and in accordance with the terms of the pooling and servicing agreement.

Subservicers

The servicer may enter into subservicing agreements with subservicers for the servicing and administration of the mortgage loans.  The terms of any subservicing agreement may not be inconsistent with any of the provisions of the pooling and servicing agreement.  Any subservicing agreement will include the provision that such agreement may be immediately terminated by the depositor or the securities administrator without fee, in accordance with the terms of the pooling and servicing agreement, in the event that the related servicer, for any reason, is no longer a servicer (including termination due to a servicer event of default).

Each servicer will remain obligated and primarily liable to the issuing entity for the servicing and administering of the mortgage loans in accordance with the provisions of the pooling and servicing agreement without diminution of such obligation or liability by virtue of the subservicing agreements or

S-84

arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the servicer alone were servicing and administering the mortgage loans.  The servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the servicer’s compensation is sufficient to pay the subservicer fees.

Fees and Other Compensation and Payment of Expenses

As compensation for its activities as a servicer under the pooling and servicing agreement, each servicer is entitled with respect to each mortgage loan serviced by it to the servicing fee, which will be retained by the servicer or payable monthly from amounts on deposit in the collection account.  The servicing fee is required to be an amount equal to [one-twelfth of the servicing fee rate for the applicable mortgage loan on the Stated Principal Balance of such mortgage loan] [Insert alternative servicer compensation mechanism such as flat fee per mortgage loan.].  See “Description of the Certificates—Administration Fees” in this prospectus supplement.  In addition, the servicer is entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees or similar items (other than Prepayment Premiums).  The servicer is also entitled to withdraw from the collection account or any related escrow account any net interest or other income earned on deposits in the collection account or escrow account, as the case may be.  The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses, except as specifically provided in the pooling and servicing agreement.

As compensation for its activities as Delaware trustee under the pooling and servicing agreement, the Delaware trustee will be entitled with respect to each mortgage loan to the Delaware trustee fee, which will be remitted to the Delaware trustee monthly by the servicer from amounts on deposit in the collection account.  The Delaware trustee fee will be an amount equal to one-twelfth of the trustee fee rate for each mortgage loan on the Stated Principal Balance of such mortgage loan.  See “Description of the Certificates—Administration Fees” in this prospectus supplement.  [In addition to the Delaware trustee fee, the Delaware trustee will be entitled to any net interest or other income earned on deposits in the distribution account.]

P&I Advances and Servicing Advances

Each servicer is required to make P&I Advances on the Servicer Remittance Date with respect to each mortgage loan it services, subject to the servicer’s determination in its good faith business judgment that such advance would be recoverable.  Such P&I Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates.  Notwithstanding the servicer’s determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the issuing entity.  The master servicer (including the Delaware trustee as successor master servicer and any other successor master servicer, if applicable), acting as backup servicer, will advance its own funds to make P&I Advances if the servicer fails to do so, subject to its own recoverability determination and as required under the pooling and servicing agreement.  The servicer (and the master servicer, the Delaware trustee as successor master servicer and any other successor master servicer, if applicable) will not be obligated to make any advances of principal on any REO property or any second lien mortgage loan.  See “Description of the Certificates—Payments on the Mortgage Loans” in this prospectus supplement.

The servicer is required to advance amounts with respect to the mortgage loans serviced by it, subject to the servicer’s determination that such advance would be recoverable, constituting reasonable “out-of-pocket” costs and expenses relating to:

•	the preservation, restoration, inspection and protection of the mortgaged property,

•	enforcement or judicial proceedings, including foreclosures, and

S-85

•	certain other customary amounts described in the pooling and servicing agreement.

These servicing advances by the servicer (and the master servicer, the Delaware trustee as successor master servicer and any other successor master servicer, if applicable) are reimbursable to the servicer subject to certain conditions and restrictions.  In the event that, notwithstanding the servicer’s good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the issuing entity.

The servicer (and the master servicer, the Delaware trustee as successor master servicer any and other successor master servicer, if applicable) may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement.  This reimbursement may come from mortgage loan payments that are not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan.  In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the servicer (and the master servicer, the Delaware trustee as successor master servicer and any other successor master servicer, if applicable) may be reimbursed for such advance from any amounts in the collection account.  The servicer may also reimburse itself from any amounts in the collection account for any prior advances that have not otherwise been reimbursed at the time a mortgage loan is modified.

In addition, the servicer (and the master servicer, the Delaware trustee as successor master servicer, or any other successor master servicer, if applicable) may withdraw from the collection account funds that were not included in Available Funds for the preceding Distribution Date to reimburse itself for advances previously made.  However, any funds so applied will be replaced by the servicer (and the master servicer, the Delaware trustee as successor master servicer, or any other successor master servicer, if applicable) by deposit in the collection account no later than one business day prior to the Distribution Date on which such funds are required to be distributed.

The servicer (and the master servicer, the Delaware trustee as successor master servicer, or any other successor master servicer, if applicable) will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance.  A P&I Advance or servicing advance is “nonrecoverable” if in the good faith business judgment of the servicer (or the Master Servicer, the Delaware trustee as successor master servicer, or any other successor servicer, if applicable) (as stated in an officer’s certificate delivered to the Delaware trustee), such P&I Advance or servicing advance would not ultimately be recoverable.

Pledge and Assignment of Servicer’s Rights

On the closing date, the servicer may pledge and assign all of its right, title and interest in, to and under the pooling and servicing agreement to one or more lenders (each, a “Servicing Rights Pledgee”) selected by the servicer, including [            ], as the representative of certain lenders.  In the event that a servicer event of default occurs, the Delaware trustee and the depositor will agree in the pooling and servicing agreement to the appointment of a Servicing Rights Pledgee or its designee as the successor servicer, provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer described in the pooling and servicing agreement (including being acceptable to the rating agencies rating the Offered Certificates) and that the Servicing Rights Pledgee or its designee agrees to be subject to the terms of the pooling and servicing agreement.  Under no circumstances will [               ] be required to act as a backup servicer.

Prepayment Interest Shortfalls

In the event of any voluntary principal prepayments in full on any mortgage loans during any Prepayment Period (excluding any payments made upon liquidation of any mortgage loan and voluntary

S-86

principal prepayments in part), the servicer will be obligated to pay, by no later than the Servicer Remittance Date for the related Distribution Date, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such voluntary prepayments in full.  The amount of compensating interest payable by the servicer (“Compensating Interest”) will be equal to the difference between the interest paid by the applicable mortgagors for that Prepayment Period in connection with the prepayments in full and thirty days’ interest on the related mortgage loans, but only to the extent of one-half of the servicing fee for the related Distribution Date.

Servicer Reports

As set forth in the pooling and servicing agreement, on a date preceding the applicable Distribution Date, the servicer and the master servicer are required to deliver to the securities administrator a servicer remittance report setting forth the information necessary for the securities administrator to make the distributions set forth under “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement and containing the information to be included in the distribution report for that Distribution Date delivered by the securities administrator.  In addition, the servicer and the master servicer will be required to deliver to the securities administrator and the depositor certain monthly reports relating to the mortgage loans and the mortgaged properties.  The securities administrator will provide these monthly reports to certificateholders, at the expense of the requesting certificateholder, who make written requests to receive such information.

On or prior to March 15th of each year, commencing with [            ], each of the servicers, the master servicer and the securities administrator will be required to deliver to the depositor a Servicer Compliance Statement, an Assessment of Compliance report and the related accountant’s Attestation Report, in each case, as defined in and described under “Administration—Evidence as to Compliance” in the prospectus. You may obtain copies of these statements and reports without charge upon written request to the [securities administrator] [master servicer] [servicer] [depositor] at the address provided in this prospectus supplement.

Collection and Other Servicing Procedures

The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans.  Consistent with the above, the servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than [     ] days, subject to the provisions of the pooling and servicing agreement.

The servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the pooling and servicing agreement.  These procedures among other things, may result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan.  However, the terms of any mortgage loan may only be waived, modified or varied once following the cut-off date while the mortgage loan remains outstanding.  In addition, the final maturity date of any mortgage loan may not be extended beyond the last scheduled Distribution Date for the LIBOR Certificates.

The servicer will be required to accurately and fully report its borrower payment histories to all three national credit repositories in a timely manner with respect to each mortgage loan.

If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business

S-87

judgment, believes it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable law or that such enforcement is not in the best interest of the issuing entity.  If it reasonably believes it may be restricted for any reason from enforcing such a “due-on-sale” clause or that such enforcement is not in the best interest of the issuing entity, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by the servicer for entering into an assumption or modification agreement will be retained by the servicer as additional servicing compensation.  In connection with any such assumption or modification, none of the outstanding principal amount, the mortgage rate borne by the mortgage note relating to each mortgage loan nor the final maturity date for such mortgage loan may be changed, unless the mortgagor is in default with respect to the mortgage loan or such default is, in the judgment of the servicer, reasonably foreseeable.  For a description of circumstances in which the servicer may be unable to enforce “due-on-sale” clauses, see “Legal Aspects of the Mortgage Loans—Due-On-Sale Clauses” in the prospectus.

Hazard Insurance

The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy which contains a standard mortgagee’s clause with coverage in an amount equal to the least of (a) the maximum insurable value of the improvements which are a part of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the outstanding principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy.  As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account.  The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower.  The pooling and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy in accordance with the pooling and servicing agreement, insuring against losses on the mortgage loans.  If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the collection account the sums which would have been deposited in the collection account but for such clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism.  The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally [   ]% to [    ]%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, such clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion

S-88

of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

The servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments.  In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer’s general loan servicing activities and the pooling and servicing agreement.  However, the servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the servicer.

With respect to second lien mortgage loans, the servicer may write off the entire outstanding principal balance of the mortgage loan in circumstances where the servicer determines it would be uneconomical to foreclose on the related mortgaged property.

Optional Repurchase of Delinquent Mortgage Loans

The [depositor and the servicer] have the option, but are not obligated, to purchase from the issuing entity any mortgage loan that is [90] days or more delinquent subject to certain terms and conditions set forth in the pooling and servicing agreement.  [During the first [    ] days after a mortgage loan becomes [90] days or more delinquent, the depositor will have the exclusive option to purchase the delinquent mortgage loan.]  The purchase price will be [100]% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the servicer related to the mortgage loan.

Removal and Resignation of a Servicer

The Delaware trustee or the master servicer may, and the Delaware trustee or the master servicer is required to at the direction of the [majority] of voting rights in the certificates, remove a servicer upon the occurrence and continuation beyond the applicable cure period of any event described in clauses (a) through (g) below.  Each of the following constitutes a “servicer event of default”:

(a)      any failure by the servicer to remit to the master servicer any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the servicer by the depositor, the master servicer, the securities administrator or the Delaware trustee or to the servicer, the master servicer, the depositor, the securities administrator or the Delaware trustee by the holders of certificates entitled to at least [25]% of the voting rights in the certificates; or

(b)      any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, or the breach of any representation and warranty set forth in the pooling and servicing agreement to be true and correct, which continues unremedied for a period of thirty days after the earlier of (i) the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, is given to the servicer by the depositor, the master servicer, the securities administrator or the Delaware trustee, or to the servicer, the

S-89

master servicer, the depositor, the securities administrator and the Delaware trustee by any holders of certificates entitled to at least [25]% of the voting rights in the certificates, and (ii) actual knowledge of such failure by a servicing officer of the servicer;  provided, however, that in the case of a failure or breach that cannot be cured within [30] days after notice or actual knowledge by the servicer, the cure period may be extended for an additional [30] days upon delivery by the servicer to the Delaware trustee or the master servicer of a certificate to the effect that the servicer believes in good faith that the failure or breach can be cured within such additional time period and the servicer is diligently pursuing remedial action; or

(c)      a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of [sixty days]; or

(d)      the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer’s property; or

(e)      the servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)       the failure by the servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or

(g)      certain servicing performance criteria as set forth in the pooling and servicing agreement are not satisfied as of any Distribution Date.

Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers, no servicer may assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the servicer, the master servicer, the depositor, the securities administrator and the Delaware trustee or upon the determination that the servicer’s duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense.  No such resignation will become effective until a successor has assumed the servicer’s responsibilities and obligations in accordance with the pooling and servicing agreement.

Pursuant to the terms of the pooling and servicing agreement, upon removal or resignation of the servicer, subject to the rights of the Servicing Rights Pledgee, the master servicer will become the successor servicer or will appoint a successor servicer.  The master servicer, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable.  The master servicer, as successor servicer, will be obligated to assume the other responsibilities, duties and liabilities of the predecessor servicer as soon as practicable, but in no event later than [90] days after the master servicer or the Delaware trustee has notified the predecessor servicer that it is being terminated.  If, however, the master servicer is unwilling or unable to act as successor servicer, or the holders of the certificates entitled to a [majority] of the voting rights in the certificates so request, the master servicer is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies and having a net worth of not less than $[      ] as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

S-90

Any successor to the servicer as servicer will be required to give notice to the borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required, during the term of its service as servicer, to maintain in force the insurance policy or policies that the servicer is required to maintain.

The master servicer and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the collection account) as the servicer or such greater compensation if consented to by the rating agencies rating the LIBOR Certificates and a [majority] of the certificateholders.  See “—Fees and Other Compensation and Payment of Expenses” above.

The terminated servicer, subject to certain provisions in the pooling and servicing agreement, will be obligated to pay all of its own out-of-pocket costs and expenses, without reimbursement from the issuing entity, to transfer the servicing files to a successor servicer and it will be obligated to pay certain reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated servicer without reimbursement from the issuing entity.  In the event the terminated servicer defaults in its obligations to pay such costs, the successor servicer will be obligated to pay such costs but will be entitled to reimbursement for such costs from the issuing entity or if the successor servicer fails to pay, the master servicer or the Delaware trustee will pay such costs from the issuing entity.

Eligibility Requirements for Delaware Trustee; Resignation and Removal of Delaware Trustee

The Delaware trustee must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers.  The Delaware trustee must have a combined capital and surplus of at least $[       ], be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates.  In case at any time the Delaware trustee ceases to be eligible, the Delaware trustee will resign in the manner and with the effect as specified below.

The Delaware trustee may at any time resign as Delaware trustee by giving written notice of resignation to the depositor, the servicers, the securities administrator, the master servicer and each rating agency not less than [     ] days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor Delaware trustee meeting the Delaware trustee eligibility requirements.  If no successor Delaware trustee meeting the eligibility requirements has been so appointed and has accepted appointment within [     ] days after the giving of such notice or resignation, the resigning Delaware trustee may petition any court of competent jurisdiction for the appointment of a successor Delaware trustee.

If at any time the Delaware trustee ceases to meet the eligibility requirements and fails to resign after written request by the depositor, or if at any time the Delaware trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Delaware trustee or of its property is appointed, or any public officer takes charge or control of the Delaware trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the issuing entity by any state in which the Delaware trustee or the issuing entity is located and the imposition of such tax would be avoided by the appointment of a different Delaware trustee, then the depositor or the master servicer may remove the Delaware trustee and appoint a successor Delaware trustee.

The holders of certificates entitled to a [majority] of the voting rights may at any time remove the Delaware trustee and appoint a successor Delaware trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

Any resignation or removal of the Delaware trustee and appointment of a successor Delaware trustee will become effective upon acceptance of appointment by the successor Delaware trustee.

S-91

Termination; Optional Clean-up Call

The [master servicer][holders of the Class [   ] Certificates] may, at its option, purchase the mortgage loans and REO properties and terminate the issuing entity on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than [      ]% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.  The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate, and (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the party exercising the right to purchase the mortgage loans at its expense and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate.  Such purchase of the mortgage loans would result in the final distribution on the LIBOR Certificates on such Distribution Date.

The issuing entity also is required to terminate upon either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the issuing entity established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

The pooling and servicing agreement requires the master servicer to direct the securities administrator to send a notice of final distribution to each certificateholder in the event that there are no outstanding mortgage loans and no other funds or assets in the issuing entity other than the funds in the collection account.  The securities administrator will be required to promptly send the notice of final distribution by letter to certificateholders mailed not later than the [     ] day of the month of such final distribution.  Any such notice of final distribution will be required to specify (a) the Distribution Date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

In the event a notice of final distribution is given, the servicer will be required to remit all funds in the collection account to the securities administrator for deposit in the distribution account on the business day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the certificates.  Upon final deposit with respect to the issuing entity and the receipt by the custodian of a request for release of the mortgage loan files, custodian trustee will be required to promptly release to [master servicer][holders of the Class [   ] Certificates] or its designee the mortgage loan files.

Upon presentation and surrender of the certificates, the securities administrator will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to the master servicer, the servicers, the securities administrator, the depositor and the Delaware trustee pursuant to the pooling and servicing agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the distribution account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the securities administrator will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution.  If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the securities administrator may take

S-92

appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the issuing entity.  If within one year after the second notice all certificates have not been surrendered for cancellation, the Class [   ] certificateholders will be entitled to all unclaimed funds and other assets of the issuing entity.

Amendment

The pooling and servicing agreement may be amended from time to time by the depositor, the master servicer, the servicers, the Delaware trustee, the securities administrator and the responsible party by written agreement, without notice to, or consent of, the holders of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, to conform the pooling and servicing agreement to the prospectus and prospectus supplement provided to investors in connection with the initial offering of the notes or to add to the duties of the depositor, the master servicer, the securities administrator or the Delaware trustee to comply with any requirements in the Code.  The pooling and servicing agreement may also be amended to add or modify any other provisions with respect to matters or questions arising under the pooling and servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such action will not adversely affect in any material respect the interest of any certificateholder.

The pooling and servicing agreement may be amended from time to time by the depositor, the master servicer, the servicers, the Delaware trustee, the securities administrator, the responsible party and holders of certificates evidencing percentage interests aggregating not less than [66-2/3]% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than [66-2/3]% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of [100]% of the certificates then outstanding.

Certain Matters Regarding the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Delaware Trustee

The pooling and servicing agreement provides that none of the depositor, the servicers, the master servicer, the securities administrator, the Delaware trustee nor any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, provided that none of the depositor, the servicers, the master servicer, the securities administrator, the Delaware trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor’s, the servicer’s, the master servicer’s, the securities administrator’s or the Delaware trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

The depositor, the servicers, the master servicer, the securities administrator, the Delaware trustee and any director, officer, employee, affiliate or agent of the depositor, the servicers, the master servicer, the securities administrator or the Delaware trustee will be indemnified by the issuing entity and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates, or any unanticipated or extraordinary expense other than any

S-93

loss, liability or expense incurred by reason of the depositor’s, the servicer’s, the master servicer’s, the securities administrator’s or the Delaware trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason its reckless disregard of obligations and duties under the pooling and servicing agreement.

None of the depositor, the servicers, the master servicer, the securities administrator or the Delaware trustee is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, the servicer (with the consent of the master servicer), the securities administrator and the Delaware trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the Delaware trustee and the certificateholders.  In the event the depositor, the servicers, the master servicer, the securities administrator or the Delaware trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the issuing entity and the depositor, the servicers, the master servicer, the securities administrator and the Delaware trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the issuing entity.

[Acquisition of Mortgage Loans Under Eminent Domain

The Delaware trustee will promptly notify the master servicer and the securities administrator in writing if it has received notice that any governmental entity intends to acquire a Mortgage Loan through the exercise of its power of eminent domain.  The master servicer will, or will cause the related servicer to, obtain a valuation on the related property in the form of a broker’s price opinion or another valuation method that such servicer deems appropriate.  The Delaware trustee or the securities administrator will be obligated to notify the certificateholders that it has received notice that a governmental entity intends to acquire a Mortgage Loan through the exercise of its power of eminent domain and of the results of the valuation of the related property obtained.  The Delaware trustee will take actions with respect to the action of the governmental authority as are consistent with the instructions of the holders of at least a [majority] of the certificates.  In connection with any such action, the Delaware trustee will pursue reimbursement for its fees, costs and expenses from such governmental entity if directed to do so by the holders of at least a [majority] of the certificates.  If the Delaware trustee recovers any such fees, costs and expenses, it will be obligated to reimburse such amounts to the certificateholders unless the holders of at least a [majority] of the certificates have not satisfied its obligations to pay the fees, costs, expenses and indemnities of the Delaware trustee in taking such action, in which case such amounts will be retained by the Delaware trustee for such purpose.  To the extent not reimbursed by the governmental entity or the Certificateholders, the Delaware trustee will be entitled to reimbursement by the issuing entity.]

PREPAYMENT AND YIELD CONSIDERATIONS

Structuring Assumptions

The prepayment model used in this prospectus supplement represents an assumed rate of prepayment (“Prepayment Assumption”) each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans.  The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans.  With respect to the adjustable rate mortgage loans, the [      ]% Prepayment Assumption assumes a constant prepayment rate (“CPR”) of [    ]% per annum in the mortgage loan’s first month, increasing to [    ]% per annum in month [    ] (a [    ]% per annum increase per month) and a CPR remaining at [    ]% per annum afterwards.  With respect to the fixed rate mortgage loans, the [    ]% Prepayment Assumption assumes a CPR of [    ]% per annum in the mortgage loan’s first month, increasing to [    ]% per annum in month [    ] (a [     ]% per annum increase per month) and a CPR remaining at [    ]% per annum afterwards.

S-94

Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables.  Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables.  In addition, since the actual mortgage loans in the issuing entity have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which collectively are the structuring assumptions (“Structuring Assumptions”):

•	the closing date for the certificates occurs on [ ];

•
distributions on the certificates are made on the [    ] day of each month, commencing in [            ], regardless if such day is a business day, in accordance with the priorities described in this prospectus supplement;

•
the mortgage loans prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable Prepayment Assumption as stated in the table under the heading “Prepayment Scenarios” under “—Decrement Tables” below;

•	prepayments include [ ] days’ interest on the related mortgage loan;

•	the optional termination is not exercised (except with respect to the weighted average life to call where a [ ]% optional clean-up call is assumed);

•	the Specified Overcollateralized Amount is as specified in this prospectus supplement;

•
with respect to each adjustable-rate mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the applicable Index (subject to the applicable periodic rate cap and maximum interest rate), (b) the [Six-Month LIBOR] Loan Index remains constant at [    ]%, (c) the [One-Month LIBOR] Loan Index remains constant at [     ]% and (d) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment, except in the case of the interest-only mortgage loans during the interest-only period;

•	One-Month LIBOR remains constant at [ ]%;

•	the Expense Fee Rate on the mortgage loans is [ ]%;

•	no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

•
scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

•	prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

•	the initial Class Certificate Balance of each class of certificates is as set forth on the cover page of this prospectus supplement;

•	interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement; and

S-95

•	the assumed mortgage loans have the approximate characteristics described below:

S-96

Principal Balance ($)	Remaining Amortization Term (Months)	Remaining Term to Maturity (Months)	Loan Age (Months)	Index	First Reset (Months)	Cut-off Date Gross Mortgage Rate (%)	Gross Margin (%)	Initial Periodic Cap (%)	Principal Balance ($)	Periodic Cap (%)	Gross Lifetime Maximum Rate (%)	Gross Floor Rate (%)	Original Interest- Only Term (Months)(1)

S-97

Principal Balance ($)	Remaining Amortization Term (Months)	Remaining Term to Maturity (Months)	Loan Age (Months)	Index	First Reset (Months)	Cut-off Date Gross Mortgage Rate (%)	Gross Margin (%)	Initial Periodic Cap (%)	Principal Balance ($)	Periodic Cap (%)	Gross Lifetime Maximum Rate (%)	Gross Floor Rate (%)	Original Interest- Only Term (Months)(1)

(1)	With respect to the replines with an interest-only period the remaining amortization period will not commence until the interest-only period has ended.

S-98

While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case.

Defaults in Delinquent Payments

The yield to maturity of the Offered Certificates, and particularly the Subordinated Certificates, will be sensitive to defaults on the mortgage loans.  If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated.  Except to the extent of any Subsequent Recoveries, holders of the Offered Certificates will not receive reimbursement for Applied Realized Loss Amounts applied to their certificates.  In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity.  There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans.  Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans.  The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, as described in this prospectus supplement).  Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums.  The mortgage loans are subject to the “due-on-sale” provisions included in the mortgage loans.  See “The Mortgage Loan Pool” in this prospectus supplement.

Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the issuing entity in connection with the termination of the issuing entity, in each case as described in this prospectus supplement) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans.  Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments.  The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans.  Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions.  In general, if prevailing interest rates were to fall significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the

S-99

mortgage rates on the mortgage loans.  Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease.  No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

As is the case with fixed-rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment.  For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed-rate loan to “lock in” a lower interest rate.  The existence of the applicable Periodic Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings.  In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed-rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date.  In addition, a substantial majority of the ARMs (the [    ] adjustable mortgage loans and the [    ] adjustable mortgage loans) will not have their initial Adjustment Date until two or three years after their origination.  The prepayment experience of the [    ] adjustable mortgage loans and the [    ] adjustable mortgage loans may differ from that of the other ARMs.  The [    ] adjustable mortgage loans and the [    ] adjustable mortgage loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage rates on the [    ] adjustable mortgage loans or the [    ] adjustable mortgage loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation.  In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor’s yield to maturity.  The effect on an investor’s yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

When a mortgagor prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month.  Absent sufficient Compensating Interest (to the extent available as described in this prospectus supplement to cover prepayment interest shortfalls resulting from voluntary principal prepayments in full), a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest.  Also, when a mortgagor prepays a mortgage loan in part together with the scheduled payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that due date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, up to one month of interest shortfall accrues on the amount of such excess.

To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, the remaining deficiency will be allocated to the LIBOR Certificates, pro rata, according to the amount of interest to which each class of LIBOR Certificates would otherwise be entitled in reduction of that amount.

The Pass-Through Rate for each class of LIBOR Certificates may be calculated by reference to the net mortgage rates of the mortgage loans, which are based on either the [    ] Loan Index or the [    ] Loan Index.  If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the applicable Index (and consequently, higher net mortgage rates), were to prepay, the weighted average net mortgage rate would be lower than otherwise would be the case.  In addition, changes in [    ] (on which the Pass-Through Rates of the LIBOR Certificates are based) may not correlate with changes in the [    ] Loan Index.  It is possible that a decrease in the [    ] Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of [     ].  If the Pass-Through Rates on any class of Offered Certificates, calculated without reference to the WAC Cap, were to be higher than the WAC Cap, the Pass-Through Rate on those classes of certificates would be lower than otherwise would be the case.  Although holders of those classes of certificates are entitled to

S-100

receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, there is no assurance that those funds will be available or sufficient for those purposes.  The ratings of the LIBOR Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Overcollateralization Provisions

The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the LIBOR Certificates and consequently the yields to maturity of those certificates.  If at any time the Overcollateralized Amount is less than the Specified Overcollateralized Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal until the Overcollateralized Amount equals the Specified Overcollateralized Amount.  This would reduce the weighted average lives of those certificates.  The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread.  There can be no assurance that the Overcollateralized Amount will never be less than the Specified Overcollateralized Amount.

Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the LIBOR Certificates and expenses at the Expense Fee Rate.  Mortgage loans with higher net mortgage rates will contribute more interest to the Total Monthly Excess Spread.  Mortgage loans with higher net mortgage rates may prepay faster than mortgage loans with relatively lower net mortgage rates in response to a given change in market interest rates.  Any disproportionate prepayments of mortgage loans with higher net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the LIBOR Certificates.

As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the LIBOR Certificates may vary significantly over time and from class to class.

Subordinated Certificates

The Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ] and Class [   ] certificates provide credit enhancement for the certificates that have a higher payment priority, and Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ] and Class [   ] certificates may absorb losses on the mortgage loans.  The weighted average lives of, and the yields to maturity on, the Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ] and Class [   ] certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans.  If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Subordinated Certificate, the actual yield to maturity on such holder’s certificate may be lower than the yield expected by such holder based on that assumption.  Realized losses on the mortgage loans will reduce the Class Certificate Balance of the Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ] and Class [   ][ certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a Distribution Date, exceed the aggregate Stated Principal Balances of the mortgage loans.  As a result of such a reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes of certificates than would otherwise be the case.

The Principal Distribution Amount to be made to the holders of the LIBOR Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan.  If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated Principal Balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the LIBOR Certificates, thus reducing the amount of the overcollateralization.  If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ] and Class [   ] certificates then outstanding with the lowest relative payment priority will bear such loss.  In addition, the Subordinated Certificates will not be entitled

S-101

to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full).  Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinated Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder’s expectations.  Because of the disproportionate distribution of principal to the senior certificates, depending on the timing of realized losses, the Subordinated Certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.

For all purposes, the Class [   ] certificates will have the lowest payment priority of any class of Subordinated Certificates.

Weighted Average Lives of the Offered Certificates

The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see “—Prepayment Considerations and Risks” above and “Yield and Prepayment Considerations” in the prospectus.

In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases.  However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates.  See “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class.  Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates.  Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity.  For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the Prepayment Assumption, see “—Decrement Tables” below.

Decrement Tables

The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes.  The tables have been prepared on the basis of the Structuring Assumptions.  It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable Prepayment Assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate.  Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average mortgage rates of the mortgage loans are consistent with the remaining terms to maturity and mortgage rates of the mortgage loans specified in the Structuring Assumptions.

S-102

Prepayment Scenarios

	SCENARIO I	SCENARIO II	SCENARIO III	SCENARIO IV	SCENARIO V
Fixed-rate mortgage loans (% of Prepayment Assumption)
Adjustable-rate mortgage loans (% of Prepayment Assumption)

S-103

Percent of Initial Class Certificate Balance Outstanding(1)

	Class [ ] PREPAYMENT SCENARIO					Class [ ] PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V

(1)	Rounded to the nearest whole percentage.

(2)
The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)	Calculation assumes the exercise of the [ ]% optional clean-up call on the earliest possible date.

S-104

Percent of Initial Class Certificate Balance Outstanding(1)

	Class [ ] PREPAYMENT SCENARIO					Class [ ] PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V

(1)	Rounded to the nearest whole percentage.

(2)
The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)	Calculation assumes the exercise of the [ ]% optional clean-up call on the earliest possible date.

S-105

Percent of Initial Class Certificate Balance Outstanding(1)

	Class [ ] PREPAYMENT SCENARIO					Class [ ] PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V

(1)	Rounded to the nearest whole percentage.

(2)
The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)	Calculation assumes the exercise of the [ ]% optional clean-up call on the earliest possible date.

S-106

Percent of Initial Class Certificate Balance Outstanding(1)

Class [ ] PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V

(1)	Rounded to the nearest whole percentage.

(2)
The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)	Calculation assumes the exercise of the [ ]% optional clean-up call on the earliest possible date.

WAC Cap

The information in the following table has been prepared in accordance with the Structuring Assumptions except for the following:

•	[ ] and each Index remain constant at [ ]%; and

•	prepayments on the mortgage loans occur at 100% of the Prepayment Assumption (i.e., Scenario III).

S-107

It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the Prepayment Assumption or at any other constant percentage.  The WAC Cap is calculated based on an actual/360 basis for each Distribution Date are as set forth in the following table.  There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans or the WAC Cap on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

Distribution Date	WAC Cap (%)	Class [ ] Available Funds Cap (%)

S-108

Distribution Date	WAC Cap (%)	Class [ ] Available Funds Cap (%)

S-109

Last Scheduled Distribution Date

The last scheduled Distribution Date is the Distribution Date in [            ].

The last scheduled Distribution Date for each class of LIBOR Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero.  The last scheduled Distribution Dates for all classes have been calculated as the Distribution Date occurring in the month following the latest maturity date of any mortgage loan.

Since the rate of distributions in reduction of the Class Certificate Balance of each class of LIBOR Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the last scheduled Distribution Date.  The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans.  See “—Prepayment Considerations and Risks” and “—Weighted Average Lives of the Offered Certificates” above and “Yield and Prepayment Considerations” in the prospectus.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion addresses the material federal income tax consequences of the purchase, ownership, and disposition of the offered securities to investors that will hold the offered securities as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986 (the “Code”).  It  is based on current laws, regulations, rulings, and court decisions.  All of these authorities are subject to change and such change may be applied retroactively.  This discussion does not cover all of the federal income tax consequences that may arise due to an investor’s individual circumstances or its special treatment under the Code and does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States.

You are urged to consult your tax advisor in determining the federal, state, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the offered securities.

The discussion in this section and in the section “Material Federal Income Tax Consequences” in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change.  The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules.  Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the LIBOR Certificates.  References in this section and in the “ERISA Considerations” section of this prospectus supplement to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended.

General

The pooling and servicing agreement provides that certain segregated asset pools within the issuing entity (exclusive, among other things, of the assets held in the Excess Reserve Fund Account and certain other accounts specified in the pooling and servicing agreement and the right of each class of LIBOR Certificates to receive Basis Risk Carry Forward Amounts) will comprise two or more real estate mortgage investment conduits (a “REMIC” and such REMICs, the “Trust REMICs”) organized in a tiered REMIC structure.  Each class of LIBOR Certificates represents (exclusive of the right to receive Basis Risk Carry Forward Amounts) a regular interest (a “Regular Interest”) in a Trust REMIC.  The [Class R] certificates will, in the aggregate, represent ownership of the sole class of residual interest in each of the Trust REMICs.  In addition, each class of the LIBOR Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account.  Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

S-110

Upon the issuance of the LIBOR Certificates, Sidley Austin LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the Trust REMICs will each qualify as a REMIC within the meaning of Section 860D of the Code.  If the Issuing Entity also includes one or more grantor trusts, then Tax Counsel will also deliver its opinion that each such grantor trust qualifies as such under the Code.

Taxation of Regular Interests

A holder of a class of LIBOR Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of Regular Interests in the related Trust REMIC.  In addition, the pooling and servicing agreement provides that each holder of a LIBOR Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the “Basis Risk Contracts”) representing the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account.  A holder of a LIBOR Certificate must allocate its purchase price for the LIBOR Certificate between its components - the Regular Interest component and the Basis Risk Contract component.  To the extent the Basis Risk Contract component has significant value, the Regular Interest component will be viewed as having been issued with an additional amount of original issue discount (“OID”) (which could, in the case of the LIBOR Certificates, cause the total amount of OID to exceed a statutorily defined de minimis amount).  See “Material Federal Income Tax Consequences—OID, ”—Market Discount” and “—Amortizable Premium” in the prospectus.

Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder must allocate the amount realized between the components of the LIBOR Certificate based on the relative fair market values of those components at the time of sale.  Assuming that a LIBOR Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described under “Material Federal Income Tax Consequences—Gain or Loss on Disposition” in the prospectus.

Interest on the Regular Interest component of a LIBOR Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder’s regular method of accounting.  In addition, the Regular Interest components of the LIBOR Certificates could be considered to have been issued with OID.  See “Material Federal Income Tax Consequences—OID, ”—Market Discount” and “—Amortizable Premium” in the prospectus.  The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to [    ]% of the related Prepayment Assumption, as set forth under “Prepayment and Yield Considerations—Structuring Assumptions” in this prospectus supplement.  No representation is made that the mortgage loans will prepay at such a rate or at any other rate.  OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Status of the LIBOR Certificates

The Regular Interest components of the LIBOR Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association”, and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the issuing entity, exclusive of the Excess Reserve Fund Account, would be so treated.  In addition, to the extent the Regular Interest component of a LIBOR Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT.  The Basis Risk Contract components of the LIBOR Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

S-111

The Basis Risk Contract Components

As indicated above, a portion of the purchase price paid by a holder to acquire a LIBOR Certificate will be attributable to the Basis Risk Contract component of such certificate.  As of the closing date, the Basis Risk Contract components are expected to have a de minimis value.  The portion of the overall purchase price attributable to the Basis Risk Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component.  Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract.  Under one method—the level yield or constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate.  Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Contract component of a LIBOR Certificate.

Any Basis Risk Carry Forward Amounts paid to a holder from the Excess Reserve Fund Account will be treated as periodic payments on an interest rate cap contract.  To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Basis Risk Contract component, such excess represents net income for that year.  Conversely , to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year.  Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Basis Risk Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business).  Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies.  Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component in computing the beneficial owner’s alternative minimum tax liability.

Other Matters

For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see “Material Federal Income Tax Consequences—Backup Withholding” and “—Taxation of Certain Foreign Holders of Debt Instruments” in the prospectus.

Tax on Net Investment Income

A new 3.8% tax imposed on net investment income went into effect as of January 1, 2013.  The tax applies to individuals, estates and trusts with incomes above certain threshold amounts.  The types of investment income used to calculate “net investment income,” include, but are not limited to, interest, original issue discount, market discount and gains (if any) from the sale or other disposition of the Securities described herein.

Foreign Account Tax Compliance Act

On January 17, 2013, the IRS issued final regulations under the Foreign Account Tax Compliance Act (“FATCA”), which was enacted to reduce U.S. tax evasion by U.S. persons that hold assets offshore.  Under FATCA, a  30% withholding tax may be imposed on income such as  interest, original issue discount and market discount paid after December 31, 2013 and sale or exchange proceeds paid after December 31, 2016 to (i) certain foreign financial institutions and  investment funds, and (ii) certain other foreign entities. To avoid withholding, foreign financial institutions and investment funds will generally need to either (a) collect and report to the IRS detailed information identifying their U.S. accounts and U.S. account holders, comply with due diligence procedures for identifying U.S. accounts and withhold tax on certain payments made to noncomplying foreign entities and account holders or (b) if an

S-112

intergovernmental agreement is entered into and implementing legislation is adopted, comply with the agreement and legislation.  Other foreign entities will generally need to either provide detailed information identifying each substantial U.S. owner or certify there are no such owners.

STATE AND LOCAL TAXES

The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the LIBOR Certificates under the tax laws of any state, local or other jurisdiction.  Investors considering an investment in the LIBOR Certificates may wish to consult their own tax advisors regarding these tax consequences.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the “Plans”) and on persons who bear certain relationships to such Plans.  See “ERISA Considerations” in the prospectus.

The U.S. Department of Labor has granted to Goldman, Sachs & Co., one of the underwriters, an administrative exemption (Prohibited Transaction Exemption (“PTE”) 89-88, Exemption Application No. D-7573, 54 Fed. Reg. 42582 (1989)) (the “Exemption”) from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the issuing entity.  The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000), PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) and PTE 2007-05, Exemption Application No. D-11370, 72 Fed. Reg. 13130 (2007) to extend exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met.  The Exemption will apply to the acquisition, holding and resale of the Offered Certificates by a Plan, provided that specific conditions (certain of which are described below) are met.

Among the conditions which must be satisfied for the Exemption, as amended, to apply to the Offered Certificates are the following:

(1)         The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(2)         The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch Ratings, Inc., Moody’s Investors Service, Inc., DBRS Limited or DBRS, Inc.;

(3)         The Delaware trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

(4)         The sum of all payments made to and retained by the underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates.  The sum of all payments made to and retained by the depositor pursuant to the sale of the Offered Certificates to the issuing entity represents not more than the fair market value of such mortgage loans.  The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services under the pooling and servicing agreement and reimbursement of the servicer’s reasonable expenses in connection with its services; and

S-113

(5)         The Plan investing in the Offered Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of Offered Certificates in connection with the initial issuance, at least 50% of each class of Offered Certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan’s investment in Offered Certificates does not exceed 25% of each class of Offered Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the issuing entity.  This relief is not available to Plans sponsored by the depositor, any underwriter, any sponsor, the Delaware trustee, any servicer, the securities administrator, any obligor with respect to mortgage loans included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the issuing entity, or any affiliate of such parties (the “Restricted Group”).

The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met.  In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the assets of the issuing entity.

Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

The rating of a certificate may change.  If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

The Department of Labor recently proposed an amendment to the Exemption that would modify the definition of “rating agency.”  If the amendment is adopted as proposed, one of the results would be that rating agencies that are not currently listed in the Exemption but which meet certain criteria set forth in the Exemption would be included in the definition of “rating agency.”  No assurances can be provided as to whether the amendment will be adopted as proposed or otherwise, or the date of adoption of any amendment.

Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements.  However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

Any Plan fiduciary who proposes to cause a Plan to purchase Offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of Offered Certificates.  Assets of a Plan or individual retirement account should not be invested in the Offered Certificates unless it is clear that the assets of the issuing entity will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Code Section 4975.  However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975.  A fiduciary of a

S-114

governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any such similar law.

LEGAL INVESTMENT

[Under current law, the Class [   ] and Class [   ] Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  The appropriate characterization of those Certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certificates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those Certificates, may be subject to significant interpretive uncertainties.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Section 939(e) of the Dodd-Frank Act removed, as of July 21, 2012, the minimum credit rating requirement in the term “mortgage related security” for purposes of SMMEA and required that the SEC establish alternative standards of credit worthiness.  The SEC has not yet established alternative standards of creditworthiness for purposes of SMMEA, but has issued a transitional interpretation stating that until such alternative standards of creditworthiness are defined, the credit rating requirement previously included in the statute remains applicable.  If and when alternative standards of creditworthiness are established, it is possible that certain Classes of Certificates will not constitute “mortgage related securities” for purposes of SMMEA even if the Certificates maintain the previously required ratings.  Depending on the standards established by the SEC, it is possible that those Certificates that initially qualified as mortgage related securities under SMMEA may no longer qualify upon effectiveness of such alternative standards of creditworthiness.

Except as to the status of the Class [  ] and Class [   ] Certificates as “mortgage related securities”, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates will constitute legal investments for them or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor..  See “Legal Investment” in the prospectus.

METHOD OF DISTRIBUTION

The depositor has agreed to sell to the underwriters, and the underwriters have agreed to purchase, all of the Offered Certificates.

An underwriting agreement between the depositor and the underwriters governs the sale of the Offered Certificates.  The aggregate proceeds (excluding accrued interest) to the depositor from the sale of the Offered Certificates, before deducting expenses estimated to be approximately $[            ], will be approximately [     ]% of the initial aggregate principal balance of the Offered Certificates.  Under the underwriting agreement, the underwriters have agreed to take and pay for all of the Offered Certificates, if any are taken.  The underwriters will distribute the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The difference between the purchase price for the Offered Certificates paid to the depositor and the proceeds from the sale of the Offered Certificates realized by the underwriters will constitute underwriting discounts and commissions.

The Offered Certificates are a new issue of securities with no established trading market.  The depositor has been advised by the underwriters that the underwriters intend to make a market in the

S-115

Offered Certificates but are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

The depositor has agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

Goldman, Sachs & Co., one of the underwriters is an affiliate of the depositor and the sponsor [and, in any actual transaction where it provides an interest rate corridor for the benefit of the issuing entity, Goldman Sachs Capital Markets LP] and as such has a conflict of interest in offering the Offered Certificates.

In accordance with NASD Rule 2720, the underwriter may not sell the Certificates to a discretionary account unless the underwriter has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records.

LEGAL MATTERS

The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriter by Sidley Austin LLP.

S-116

GLOSSARY OF TERMS

The following terms have the meanings given below when used in this prospectus supplement.

“Accrued Certificate Interest” means, for each class of LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class’s share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes, as described in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

“Adjustment Date” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.

“Applied Realized Loss Amount” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

“ARM” means an adjustable-rate mortgage loan.

“Available Funds” means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the securities administrator, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the master servicer, the servicers, the securities administrator and the Delaware trustee, if any, payable with respect to that Distribution Date: (i) the aggregate amount of monthly payments on the mortgage loans due on the due date in the related Due Period and received by the servicer on or prior to the related Determination Date, after deduction of the related master servicing fee, servicing fees, securities administrator fees and Delaware trustee fee, together with any related P&I Advance on that Distribution Date, (ii) certain unscheduled payments in respect of the mortgage loans received by the servicer during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds and net Liquidation Proceeds, excluding Prepayment Premiums, (iii) Compensating Interest payments in respect of prepayment interest shortfalls for that Distribution Date, (iv) the proceeds from repurchases of mortgage loans, and any Substitution Adjustment Amounts received in connection with substitutions for mortgage loans, with respect to that Distribution Date, and (v) all proceeds received with respect to any optional clean-up call.  The holders of the Class N and Class X certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the LIBOR Certificates.

“Basic Principal Distribution Amount” means, with respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for that Distribution Date.

“Basis Risk Carry Forward Amount” has the meaning set forth in “Description of the Certificates—Excess Reserve Fund Account” in this prospectus supplement.

“Basis Risk Contracts” has the meaning set forth in “Material Federal Income Tax Consequences—Taxation of Regular Interests” in this prospectus supplement.

“Basis Risk Payment” has the meaning set forth in “Description of the Certificates—Excess Reserve Fund Account” in this prospectus supplement.

[“Class [   ]” means the Class [   ], Class [   ] and Class [   ] certificates, collectively.]

[“Class [   ] Principal Distribution Amount” with respect to any Distribution Date is the excess of (A) the aggregate Class Certificate Balance of the Class [   ] certificates immediately prior to that Distribution Date over (B) the lesser of (x) [   ]% of the aggregate Stated Principal Balance of the

S-117

mortgage loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.]

[“Class [   ] Principal Distribution Amount” with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), (D) the Class Certificate Balance of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date) and (E) the Class Certificate Balance of the Class [   ] certificates immediately prior to that Distribution Date over (ii) the lesser of (A) [   ]% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.]

[“Class [   ] Principal Distribution Amount” with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), (D) the Class Certificate Balance of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), (E) the Class Certificate Balance of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), and (F) the Class Certificate Balance of the Class [   ] certificates immediately prior to that Distribution Date over (ii) the lesser of (A) [   ]% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.]

[“Class [   ] Principal Distribution Amount” with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), (D) the Class Certificate Balance of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), (E) the Class Certificate Balance of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), (F) the Class Certificate Balance of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), and (G) the Class Certificate Balance of the Class [   ] certificates immediately prior to that Distribution Date over (ii) the lesser of (A) [   ]% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.]

[“Class [   ] Principal Distribution Amount” with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), (D) the Class Certificate Balance of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution

S-118

Date), (E) the Class Certificate Balance of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), (F) the Class Certificate Balance of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), (G) the Class Certificate Balance of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), and (H) the Class Certificate Balance of the Class [   ] certificates immediately prior to that Distribution Date over (ii) the lesser of (A) [   ]% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.]

“Class Certificate Balance” means, with respect to any class of LIBOR Certificates as of any Distribution Date, the initial Class Certificate Balance of that class reduced by the sum of:

•	all amounts previously distributed to holders of certificates of that class as payments of principal, and

•	the amount of any Applied Realized Loss Amounts previously allocated to that class of certificates;

provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any class or classes of certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such class or classes).

[“Class [   ] Principal Distribution Amount” with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date) and (B) the Class Certificate Balance of the Class [   ] certificates immediately prior to that Distribution Date over (ii) the lesser of (A) [      ]% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.]

[“Class [   ] Principal Distribution Amount” with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date) and (C) the Class Certificate Balance of the Class [   ] certificates immediately prior to that Distribution Date over (ii) the lesser of (A) [   ]% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.]

[“Class [   ] Principal Distribution Amount” with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class [   ] certificates (after taking into account the distribution of the Class [   ] Principal Distribution Amount for that Distribution Date) and (D) the Class Certificate Balance of the Class [   ] certificates immediately prior to that Distribution Date over (ii) the lesser of (A) [      ]% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.]

“Code” has the meaning set forth in “Material Federal Income Tax Consequences” in this prospectus supplement.

S-119

“Combined loan-to-value ratio” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

“Compensating Interest” has the meaning set forth in “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this prospectus supplement.

“Condemnation Proceeds” means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

“Credit Scores” has the meaning set forth in “The Mortgage Loan Pool—Credit Scores” in this prospectus supplement.

“Determination Date” means, for each Distribution Date, the [18]th of the month in which that Distribution Date occurs or, if that day is not a business day, the immediately preceding business day.

“Distribution Date” has the meaning set forth in “Description of the Certificates—Distributions” in this prospectus supplement.

“Due Period” means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day in the calendar month in which that Distribution Date occurs.

“ERISA” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“Excess Overcollateralized Amount” is described in “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

“Excess Reserve Fund Account” has the meaning set forth in “Description of the Certificates—Excess Reserve Fund Account” in this prospectus supplement.

“Exemption” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“Expense Fee Rate” means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate, the master servicing fee rate, the securities administrator fee rate and the Delaware trustee fee rate.  See “Description of the Certificates—Administration Fees” in this prospectus supplement.

“Extra Principal Distribution Amount” means, as of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for that Distribution Date and (y) the related Overcollateralization Deficiency for that Distribution Date.

“Gross Margin” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.

[“GSMC” means Goldman Sachs Mortgage Company, a New York limited partnership.]

“Index” shall mean either the [      ] Loan Index or the [      ] Loan Index.

“Initial Cap” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.

“Insurance Proceeds” means, with respect to each mortgage loan, proceeds of insurance policies insuring the related mortgaged property.

“Interest Accrual Period” means, for any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the closing date) and ending on the day immediately preceding the current Distribution Date.

S-120

“Interest Remittance Amount” means, with respect to any Distribution Date, that portion of Available Funds attributable to interest.

“LIBOR Certificates” has the meaning set forth in “Description of the Certificates—General” in this prospectus supplement.

“LIBOR Determination Date” means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period.  For purposes of determining One-Month LIBOR, a “London business day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Liquidation Proceeds” means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee’s sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

“Maximum Rate” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.

“Minimum Rate” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.

“Net Monthly Excess Cash Flow” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

“Offered Certificates” has the meaning set forth in “Description of the Certificates—General” in this prospectus supplement.

[“One-Month LIBOR” means, with respect to any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on that date.  If the rate does not appear on Reuters Screen LIBOR01 Page, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m.  (London time), on that day to prime banks in the London interbank market.  The securities administrator will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the securities administrator (after consultation with the depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.]

[“One-Month LIBOR Loan Index” has the meaning set forth in “The Mortgage Loan Pool—The Indices” in this prospectus supplement.]

“Overcollateralized Amount” is described in “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

“Overcollateralization Deficiency” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

“Overcollateralization Floor” means [      ]% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

“Overcollateralization Reduction Amount” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

“P&I Advances” means advances made by the servicer or the master servicer (including the Delaware trustee as successor master servicer and any other successor master servicer) acting as

S-121

back-up servicer on each Distribution Date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee or the master servicer fee, as applicable.

“Pass-Through Rate” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

“Periodic Cap” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.

“Plan” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“Prepayment Assumption” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in the prospectus supplement.

“Prepayment Period” means, with respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

“Prepayment Premium” has the meaning set forth in “The Mortgage Loan Pool—Prepayment Premiums” in this prospectus supplement.

“Principal Distribution Amount” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

“Principal Remittance Amount” means, with respect to any Distribution Date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date, (ii) all full and partial principal prepayments received on the mortgage loans during the related Prepayment Period, (iii) all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period, (iv) the portion of the repurchase price allocable to principal with respect to each mortgage loan that was repurchased during the period from the Servicer Remittance Date prior to the prior Distribution Date (or from the closing date in the case of the first Distribution Date) through the Servicer Remittance Date prior to the current Distribution Date, (v) all Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that Distribution Date, and (vi) the allocable portion of the proceeds received with respect to any optional clean-up call (to the extent they relate to principal).

“PTE” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“Record Date” means, with respect to the LIBOR Certificates, the business day immediately preceding the related Distribution Date, unless the LIBOR Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the month in which that Distribution Date occurs.

“Reference Banks” means leading banks selected by the securities administrator (after consultation with the depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

“REIT” has the meaning set forth in “Material Federal Income Tax Consequences” in this prospectus supplement.

“REMIC” has the meaning set forth in “Material Federal Income Tax Consequences—General” in this prospectus supplement.

“Restricted Group” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

S-122

“Reuters Screen LIBOR01 Page” means the display on the Reuters service, or any successor service, on the page designated as “LIBOR01” or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

“Senior Enhancement Percentage” means, with respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that Distribution Date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date.

“Senior Specified Enhancement Percentage” on any date of determination is approximately [     ]%.

“Servicer Remittance Date” means, with respect to any Distribution Date, the business day immediately preceding that Distribution Date.

“Servicing Rights Pledgee” has the meaning set forth in “The Pooling and Servicing Agreement —Pledge and Assignment of Servicer’s Rights” in this prospectus supplement.

[“Six-Month LIBOR Loan Index” has the meaning set forth in “The Mortgage Loan Pool—The Indices” in this prospectus supplement.]

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984.

“Specified Overcollateralized Amount” means, prior to the Stepdown Date, an amount equal to [   ]% of the Stated Principal Balance of the mortgage loans as of the cut-off date; on and after the Stepdown Date, an amount equal to [    ]% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, subject, until the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead will remain the same as the prior period’s Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer occurring.  When the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, the Specified Overcollateralized Amount will thereafter equal zero.

“Stated Principal Balance” means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the securities administrator with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal.  For purposes of any Distribution Date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

“Stepdown Date” means the earlier to occur of (a) the date on which the aggregate Class Certificate Balances of the Class A certificates have been reduced to zero and (b) the later to occur of (i) the Distribution Date in [February] 20[   ] and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

“Structuring Assumptions” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this prospectus supplement.

“Subordinated Certificates” means any of the Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ] or Class [   ] certificates.

S-123

“Subsequent Recovery” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

“Substitute Mortgage Loan” means a mortgage loan substituted by the responsible party for a mortgage loan that is in breach of the responsible party’s representations and warranties regarding the mortgage loans, which must, on the date of such substitution (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of the principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach; (iii) have a loan-to-value ratio no higher than that of the mortgage loan in breach; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; and (v) comply with each representation and warranty made by the responsible party.

“Substitution Adjustment Amount” has the meaning set forth in “Description of the Certificates—Representations and Warranties Relating to the Mortgage Loans” in this prospectus supplement.

“Total Monthly Excess Spread” means, with respect to any Distribution Date, the excess, if any, of (x) the interest collected on the mortgage loans by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date, net of the servicing fee, the master servicing fee, the securities administrator fee and the Delaware trustee fee, over (y) the amounts paid to the classes of certificates pursuant to clause (i) under the fourth full paragraph of “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

[“Trigger Event,” with respect to any Distribution Date, means the circumstances in which (i) the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of the mortgage loans that are [      ] days delinquent or more, including mortgage loans in foreclosure, all REO properties and mortgage loans where the mortgagor has filed for bankruptcy, and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds [      ]% of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the aggregate amount of realized losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such Distribution Date: ]
Distribution Date Occurring In	Loss Percentage

“Trust REMIC” has the meaning set forth in “Material Federal Income Tax Consequences—General” in this prospectus supplement.

“Underwriting Guidelines” has the meaning set forth in “The Mortgage Loan Pool—Underwriting Guidelines” in this prospectus supplement.

“Unpaid Interest Amount” for any class of certificates and any Distribution Date will equal the sum of (a) the portion of Accrued Certificate Interest from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, and (b) interest on the amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

S-124

“WAC Cap” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

S-125

SCHEDULE A

Distribution by Current Principal Balance

Current Principal Balance	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Current Rate

Current Rate	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Credit Score

Credit Score	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Lien

Lien	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

A-1

Distribution by Combined Original LTV

Combined Original LTV	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Original LTV

Original LTV	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Documentation

Documentation	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Purpose

Purpose	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Occupancy

Occupancy	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

A-2

Distribution by Property Type

Property Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by State

State	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Zip

Zip	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Remaining Months to Maturity

Remaining Months To Maturity	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

A-3

Distribution by Amortization Type

Amortization Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Initial Periodic Cap

Initial Periodic Cap	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Periodic Cap

Periodic Cap	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Months to Rate Reset

Months To Rate Reset	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Life Maximum Rate

Life Maximum Rate	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

N/A
Total:

A-4

Distribution by Margin

Margin	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Delinquency (ABS)

Delinquency (abs)	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied
30-59 Days
60-89 Days
90+ Days
Total:

A-5

SCHEDULE B

STATIC POOL INFORMATION

[INSERT APPLICABLE STATIC POOL INFORMATION REQUIRED BY ITEM 1105 OF REGULATION AB]

B-1

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus.  We have not authorized anyone to give you different information.  We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the date stated on the cover page.  We are not offering the securities in any state or other jurisdiction where it is not permitted.

Prospectus Supplement

UNITED KINGDOM	S-7
FORWARD-LOOKING STATEMENTS	S-7
SUMMARY INFORMATION	S-8
RISK FACTORS	S-17
THE MORTGAGE LOAN POOL	S-53
THE MASTER SERVICER	S-57
THE SERVICERS	S-62
THE SPONSORS	S-62
REPURCHASE ACTIVITY	S-63
STATIC POOL INFORMATION	S-63
[THE ORIGINATORS	S-63
THE DEPOSITOR	S-63
THE ISSUING ENTITY	S-64
[THE Securities Administrator	S-64
[THE DELAWARE TRUSTEE]	S-65
[THE INTEREST RATE SWAP PROVIDER]	S-65
[THE FILE REVIEWER	S-65
CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES	S-65
PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES	S-65
PRE-OFFERING REVIEW OF THE MORTGAGE LOANS	S-65
DESCRIPTION OF THE CERTIFICATES	S-68
THE POOLING AND SERVICING AGREEMENT	S-84
PREPAYMENT AND YIELD CONSIDERATIONS	S-94
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-110
STATE AND LOCAL TAXES	S-113
ERISA CONSIDERATIONS	S-113
LEGAL INVESTMENT	S-115
METHOD OF DISTRIBUTION	S-115
LEGAL MATTERS	S-116
GLOSSARY OF TERMS	S-117

[Dealer Prospectus Delivery Obligation.  Until [              ] ([        ] days after the delivery of this prospectus supplement), all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.]

$[             ]

(Approximate)(1)

______________

[             ]
Issuing Entity

GS Mortgage Securities Corp.
Depositor

[             ]

[Goldman Sachs Mortgage Company]
Sponsor[s]

[             ]

Master Servicer

[             ]
Servicer[s]

______________

PROSPECTUS SUPPLEMENT

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [        ], 20[   ]
Prospectus Supplement(1) to Prospectus Dated [          ], 20[     ]

$[                ]
(Approximate)(1)

Mortgage Backed Notes, Series 20[     ]- [   ]

[               ]
Issuing Entity

GS Mortgage Securities Corp.
Depositor

[               ]
[Goldman Sachs Mortgage Company]
Sponsor[s]

[               ]
Master Servicer

[               ]
Servicer[s]

Consider carefully the Risk Factors beginning on page S-[  ] in this prospectus supplement and page 2 in the accompanying prospectus.

The Class A notes will represent obligations of the issuing entity only and will not represent interests in or obligations of the depositor, the underwriters, the master servicer, the servicers, the sponsors, the responsible party, the owner trustee, the indenture trustee or any of their respective affiliates.

This prospectus supplement may be used to offer and sell the Class A notes only if accompanied by the prospectus.

The following securities are being offered:

Class	Approximate Initial Class Principal Balance(1)	Interest Rate	Type
A	$[ ]

Footnotes appear on the following page.

The Class A notes will receive monthly payments of interest, principal or both, commencing on [             ].

Assets of the Issuing Entity—

•	Fixed- and adjustable-rate non-prime mortgage loans secured by first or second lien mortgages or deeds of trust on residential real properties.

Credit Enhancement—

•	[Excess interest][and overcollateralization] as described under “Description of the Notes and the Indenture—Overcollateralization Provisions” in this prospectus supplement.

[Interest Rate Protection—]

•	[Summary of any interest rate protection provided to the Class A notes.]

Goldman, Sachs & Co., [          ] and [                ] are the underwriters for this offering, and will offer the Class A notes from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date.  The proceeds to GS Mortgage Securities Corp. from the sale of the Class A notes (excluding accrued interest) will be approximately [         ]% of the class principal balance of the Class A notes before deducting expenses.  [The][Each] underwriter’s commission will be the difference between the price it pays to GS Mortgage Securities Corp. for the Class A notes and the amount it receives from the sale of the Class A notes to the public.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus.  Any representation to the contrary is a criminal offense.

(1)
This form of Prospectus Supplement is representative of the form of prospectus supplement that may typically be used in a particular transaction. The provisions in this form may change from transaction to transaction, whether or not the provisions are bracketed in the form to reflect the specific parties, the structure of the notes, servicing provisions, asset pool, provisions of the servicing agreement and other matters.

Goldman, Sachs & Co.                                                      [        ]                                [            ]
The date of this prospectus supplement is [       ], 20[   ].

UNITED KINGDOM	S-7
FORWARD-LOOKING STATEMENTS	S-7
SUMMARY INFORMATION	S-8
The Transaction Parties	S-8
The Offered Notes	S-9
The Equity Certificates	S-9
Closing Date	S-9
Cut-off Date	S-9
Statistical Calculation Date	S-9
Payment Date	S-9
Last Scheduled Payment Date	S-9
Record Date	S-9
Interest Rates	S-9
Interest Accrual Period	S-9
Payment Priorities	S-9
Credit Enhancement	S-10
The Mortgage Loans	S-10
[Pre-funding Feature	S-11
Servicing of the Mortgage Loans	S-11
Optional Termination of the Trust	S-12
Advances	S-12
Denominations	S-12
Master Servicing, Servicing and Trustee Fees	S-12
Optional Repurchase of Defaulted Mortgage Loans	S-12
Rights Upon Event of Default	S-13
Mortgage Loan Representations and Warranties	S-13
ERISA Considerations	S-13
Federal Tax Aspects	S-13
Legal Investment	S-14
Ratings	S-14
RISK FACTORS	S-15
Turbulence in the Financial Markets and the Mortgage Market May Adversely Affect the Yield on and/or Market Value of Your Notes	S-15
Downgrade of Long-term Ratings of Eurozone Nations May Adversely Affect the Market Value of the Offered Notes	S-17
Recent Trends in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Notes	S-17
[Underwriting Guidelines May Not Identify or Appropriately Assess Repayment Risks	S-19
[The Ratings of the Notes May Be Lowered or Withdrawn, or the Notes May Receive an Unsolicited Rating, which May Adversely Affect the Liquidity or the Market Value of Your Notes	S-20
Governmental Intervention, Financial Regulatory Reforms and Proposed Regulations When Final Could Have a Significant Impact on the Sponsors, the Depositor, the Issuing Entity, the Originators or the Servicers or on the Notes
S-21
Inability to Refinance or Sell Following Increased Payments Due to Rate Adjustment May Increase Default Risk	S-23
Appraisals May Not Accurately Reflect Value or Condition of the Mortgaged Property	S-24
Financial Difficulties of Originators and Servicers May Impact the Return on the Notes	S-24
The Yield on Your Notes Is Directly Related to the Rate of Principal Payments, Including Principal Prepayments, on the Mortgage Loans	S-26
Interest Generated by the Mortgage Loans May Be Insufficient to Maintain the Required Level of Overcollateralization	S-28
Effect of Mortgage Rates and Other Factors on the Interest Rates of the Class A Notes	S-29
Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Payment of Interest on Your Notes	S-29
[Recent Developments Related to LIBOR May Affect Mortgage Interest Rates or the Yield on the Notes	S-30
[The Yields on the Notes Will Be Especially Sensitive to Increases in LIBOR	S-30
[Adjustable Rate Mortgage Loans May Be More Likely to Default	S-30
[Adjustable Rate Mortgage Loans May Be More Likely to Prepay	S-30
Credit Enhancement May Be Inadequate	S-31
[Pre-offering Review of the Mortgage Loans May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses	S-31

S-3

The Lack of Secondary Markets May Make It Difficult for You to Resell Your Notes	S-32
Transaction Parties May Become Subject to Litigation or Governmental Proceedings	S-34
The Lack of Physical Notes May Cause Delays in Payment and Cause Difficulties in Pledging or Selling Your Notes	S-34
A Portion of the Mortgage Loans are Secured by Subordinate Mortgages; in the Event of a Default, These Mortgage Loans are More Likely to Experience Losses	S-35
[The Review Process Is the Sole and Exclusive Process by which Any Material Breach of Representations and Warranties May Be Identified and Remedied	S-36
[Failure by a Responsible Party to Timely Repurchase or Substitute for Mortgage Loans May Have an Adverse Effect on the Notes	S-37
Servicing Transfers May Result in Delinquencies or Losses	S-37
Accounting Rules May Affect You	S-37
The Class A Notes Are Obligations of the Issuing Entity Only	S-38
High Loan-to-Value Ratios or Combined Loan-to-Value Ratios Increase Risk of Loss	S-38
[Mortgage Loans with Interest Only Payments May Have a Higher Risk of Default or Rate of Prepayment	S-38
Conflicts of Interest between the Servicer and the Trust	S-39
Government Actions May Affect Foreclosures	S-39
The Payment of Costs and Expenses of the Issuing Entity May Reduce the Amount of Payments on Your Notes	S-39
Credit Scores May Not Accurately Predict the Likelihood of Default	S-40
Modification of a Mortgage Loan May Adversely Affect Your Notes	S-40
[Proposals to Acquire Mortgage Loans by Eminent Domain May Adversely Affect Your Notes	S-41
[Goldman Sachs Mortgage Company, GS Mortgage Securities Corp. and their Affiliates Have Mortgage Related Interests	S-42
Conflicts Between the Sponsors, the Depositor, the Issuing Entity, the Custodian, the Originators, the Servicers and Their Respective Affiliates May Have an Adverse Effect on Your Notes	S-42
Potential Conflicts of Interest of Goldman, Sachs & Co. and its Affiliates	S-42
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	S-44
THE MORTGAGE LOAN POOL	S-45
General	S-45
Prepayment Premiums	S-47
Adjustable-Rate Mortgage Loans	S-47
The Indices	S-48
The Originators	S-48
Underwriting Guidelines	S-49
THE MASTER SERVICER	S-49
General	S-49
Compensation of the Master Servicer	S-50
Indemnification and Third Party Claims	S-50
Limitation of Liability of the Master Servicer	S-51
Assignment or Delegation of Duties by the Master Servicer; Resignation	S-51
Master Servicer Events of Default; Waiver; Termination	S-52
Assumption of Master Servicing by Indenture Trustee	S-53
THE SERVICERS	S-53
General	S-53
THE SPONSORS	S-54
General	S-54
Mortgage Loan Purchase Criteria	S-54
REPURCHASE ACTIVITY	S-54
STATIC POOL INFORMATION	S-54
[THE ORIGINATORS	S-55
THE DEPOSITOR	S-55
THE ISSUING ENTITY	S-55
THE INDENTURE TRUSTEE	S-56
THE OWNER TRUSTEE	S-56
[THE INTEREST RATE SWAP PROVIDER]	S-57

S-4

[THE FILE REVIEWER	S-57
CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES	S-57
PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES	S-57
PRE-OFFERING REVIEW OF THE MORTGAGE LOANS	S-57
General	S-57
[Diligence Provider[s]	S-58
Credit Review	S-58
Compliance Review	S-59
Property Valuation Review	S-59
Limitations of the Pre-offering Review Process	S-60
DESCRIPTION OF THE NOTES AND THE INDENTURE	S-60
General	S-60
Assignment of the Mortgage Loans	S-61
Delivery of Mortgage Loan Documents	S-61
Representations and Warranties Relating to the Mortgage Loans	S-63
Payments on the Mortgage Loans	S-63
Payments	S-64
Administration Fees	S-65
Priority of Payments	S-65
Payments of Interest and Principal	S-66
Calculation of One-Month LIBOR	S-67
[Excess Reserve Fund Account	S-67
[Overcollateralization Provisions	S-68
Reports to Noteholders	S-68
Eligibility Requirements for Indenture Trustee; Resignation and Removal of Indenture Trustee	S-70
Events of Default Under Indenture; Rights Upon Event of Default	S-71
THE SERVICING AGREEMENT	S-72
General	S-72
Subservicers	S-72
Servicing and Indenture Trustee Fees and Other Compensation and Payment of Expenses	S-73
P&I Advances and Servicing Advances	S-73
Pledge and Assignment of Servicer’s Rights	S-74
Prepayment Interest Shortfalls	S-74
Servicer Reports	S-75
Collection and Other Servicing Procedures	S-75
Hazard Insurance	S-76
Realization Upon Defaulted Mortgage Loans	S-77
Optional Repurchase of Delinquent Mortgage Loans	S-77
Removal and Resignation of the Servicer	S-77
Termination; Optional Clean-up Call	S-79
Amendment	S-80
Certain Matters Regarding the Depositor, the Servicer and the Indenture Trustee	S-80
PREPAYMENT AND YIELD CONSIDERATIONS	S-81
Structuring Assumptions	S-81
Defaults in Delinquent Payments	S-85
Prepayment Considerations and Risks	S-85
Overcollateralization Provisions	S-87
Weighted Average Lives of the Class A Notes	S-87
Decrement Tables	S-87
WAC Cap	S-88
Last Scheduled Payment Date	S-90
FEDERAL INCOME TAX CONSEQUENCES	S-90
STATE AND LOCAL TAXES	S-90
ERISA CONSIDERATIONS	S-91
LEGAL INVESTMENT	S-92
METHOD OF PAYMENT	S-92
LEGAL MATTERS	S-93
GLOSSARY OF TERMS	S-94
SCHEDULE A – MORTGAGE LOAN INFORMATION	A 1
SCHEDULE B – STATIC POOL INFORMATION	B-1

S-5

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS

We provide information to you about the notes in two separate documents that progressively provide more detail:  (a) the prospectus, which provides general information, some of which may not apply directly to your series of notes, and (b) this prospectus supplement, which describes the specific terms of your series of notes.

We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

Capitalized terms used in this prospectus supplement and in the prospectus are either defined in the “Glossary of Terms” beginning on page S-[    ] of this prospectus supplement, or have the meanings given to them on the page indicated in the “Index” beginning on page [    ] of the prospectus.

In this prospectus supplement, the terms “depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corp.

All schedules, annexes and exhibits attached to this prospectus supplement are a part of this prospectus supplement.

EUROPEAN ECONOMIC AREA

This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive (and any amendments thereto) as implemented in Member States on the European Economic Area.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriters have represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the notes to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by the issuing entity for any such offer, or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive.

provided that no such offer of offered notes shall require the issuing entity or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the offered notes to the public” in relation to any offered notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to purchase or subscribe the offered notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

S-6

UNITED KINGDOM

Each Underwriter has represented and agreed that:

(a) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”) received by it in connection with the issue or sale of the offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b) It has complied and will comply with all available provisions of the FSMA with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby.  If and when included in this prospectus supplement, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this prospectus supplement are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

S-7

SUMMARY INFORMATION

The following summary highlights selected information from this prospectus supplement.  It does not contain all of the information you need to consider in making your investment decision.  To understand the terms of the Class A notes, read carefully this entire prospectus supplement and the prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding.  This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the prospectus.

The Transaction Parties

Sponsors.  [Goldman Sachs Mortgage Company, a New York limited partnership with its principal executive offices at 200 West Street, New York, New York 10282-2198, telephone number (212) 902-1000.]

[Describe other sponsors and mortgage loan sellers]

Depositor.  GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 200 West Street, New York, New York 10282-2198, telephone number (212) 902-1000.

Issuing Entity.  [            ].

Indenture Trustee.  [            ].  See “The Indenture Trustee” in this prospectus supplement.

Owner Trustee.  [            ].  See “The Owner Trustee” in this prospectus supplement.

Master Servicer.  [            ].  See “The Master Servicer” in this prospectus supplement.

Servicers.  [            ].  See “The Servicers” in this prospectus supplement.

Responsible Party.  [            ].  See “Description of the Notes and the Indenture—Representations and Warranties Relating to the Mortgage Loans” in this prospectus supplement.

Originators.  [            ]. See “The Originators” in this prospectus supplement.

[File Reviewer.  [           ].  See “The File Reviewer” in this prospectus supplement.]

[Interest Rate Swap Provider.  See “The Interest Rate Swap Provider” in this prospectus supplement.]

[Significant Obligors.  [A summary description of each entity that satisfies the definition of significant obligor in Item 1101(k) of Regulation AB will be described, if applicable.]

[Other Parties.  Identify and provide a brief identification of any swap, currency, cap or other derivative counterparty, liquidity provider or credit enhancement provider as required under Item 1103(a)(3)(ix) of Regulation AB.]

  Affiliations and Certain Relationships Among Certain Transaction Parties

Goldman Sachs Mortgage Company, a sponsor, is an affiliate of GS Mortgage Securities Corp., the depositor, and of Goldman, Sachs & Co., one of the underwriters.

[Describe any other affiliations, including as funding provider, interest rate swap provider, servicer, etc.]

The roles and relationships described above may give rise to conflicts of interest.  See “Risk Factors—Conflicts Between the Sponsors, the Depositor, the Issuing Entity, the Custodian, the Originators, the Servicers and Their Respective Affiliates May Have an Adverse Effect on Your Notes” and “—Potential Conflicts of Interest of Goldman, Sachs & Co. and Its Affiliates” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.

S-8

The following diagram illustrates the various parties involved in the transaction and their functions.

The Offered Notes

The issuing entity will issue the Class A Mortgage Backed Notes, Series 20[     ]-[   ].  The Class A notes are being offered to you by this prospectus supplement.

The Equity Certificates

Equity certificates will be issued under the owner trust agreement and will represent the beneficial ownership interest in the issuing entity.  The equity certificates are not offered by this prospectus supplement.

Closing Date

On or about [           ] [   ], 20[    ]

Cut-off Date

[          ]  [    ], 20[    ].

Statistical Calculation Date

All statistical information regarding the mortgage loans in this prospectus supplement is based on the stated principal balances of the mortgage loans as of the statistical calculation date of [             ], 20[    ], unless otherwise specified in this prospectus supplement.

Payment Date

Payments on the notes will be made on the [    ] day of each month, or, if the [    ] day is not a business day, on the next business day, beginning in [            ] 20[    ], to the holders of record on the preceding record date.

Last Scheduled Payment Date

The last scheduled payment date is the payment date in [         ].  See “Prepayment and Yield Considerations—Last Scheduled Payment Date” in this prospectus supplement.

Record Date

The record date for the notes will be the business day preceding the related payment date, unless the notes are issued in definitive form, in which case the record date will be the last business day of the month immediately preceding the month in which the related payment date occurs.

Interest Rates

The interest rates for each class of notes will be equal to the sum of [one-month LIBOR] plus a fixed margin, subject to caps on those interest rates described under “Description of the Notes and the Indenture—Payments” in this prospectus supplement. Interest will accrue on the notes on the basis of a [360—day year and the actual number of days elapsed in the applicable interest accrual period.]

Interest Accrual Period

The interest accrual period for the notes for any payment date will be the period from and including the preceding payment date (or, in the case of the first payment date, the closing date) through the day before the current payment date.

Payment Priorities

[Deal-specific waterfall to be included.]

Payments on the notes will be made on each payment date from available funds (after giving effect to the payment of any fees and expenses of the master servicer, servicers and indenture trustee) and will be made to the class A notes in the following order of priority:

S-9

(a) from the portion of the available funds allocable to interest payments on the mortgage loans, to the Class A notes, their accrued note interest for the related interest accrual period and any unpaid interest amounts from prior payment dates;

(b) (1) on each payment date, from the portion of the available funds allocable to principal payments on the mortgage loans to the Class A notes until their class note balance has been reduced to zero (as further described in “Description of the Notes and the Indenture—Payments of Interest and Principal”),

(c) any amount remaining after the payments in clauses (a) and (b) above, (i) first, to the excess reserve fund account, an amount equal to any Basis Risk Carry Forward Amount (as defined in the “Glossary of Terms” in this prospectus supplement) for that payment date, (ii) second, from funds on deposit in the excess reserve fund account, an amount equal to any basis risk carry forward amount with respect to the Class A notes for that payment date, and (iii) third, to the equity certificates, those amounts as set forth in the servicing agreement.

[On each payment date, the indenture trustee is required to pay to the holders of the equity certificates all amounts representing prepayment premiums received in respect of the mortgage loans during the related prepayment period.]

[Describe any triggers that would change the transaction structure or flow of funds.]

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the notes consists solely of:

•	an initial overcollateralization amount of approximately [ ]%, and

•	the use of excess interest to cover losses on the mortgage loans and as a payment of principal to maintain overcollateralization.

The Mortgage Loans

The mortgage loans to be included in the issuing entity will be [fixed-] [and] [adjustable-]rate [non-prime] mortgage loans secured by first [or second] lien mortgages or deeds of trust on residential real properties.  [All of the mortgage loans were purchased by [          ] from [          ], which in turn acquired them from [its affiliate [          ].]

On the closing date, the sponsors will transfer the mortgage loans to the depositor and the issuing entity will acquire the mortgage loans from the depositor.  The aggregate stated principal balance of the mortgage loans as of [          ], the statistical calculation date, was approximately $[          ], of which approximately [    ]% of the mortgage loans are adjustable-rate and approximately [    ]% are fixed-rate.

The mortgage loans have original terms to maturity of not greater than [    ] months, have a weighted average remaining term to scheduled maturity of [    ] months as of the statistical calculation date, and have the following approximate characteristics as of the statistical calculation date:

Generally, after an initial fixed-rate period, the interest rate on each adjustable-rate mortgage loan will adjust [semi-annually] on each adjustment date to equal the sum of [six-month LIBOR] and the gross margin for that mortgage loan, in each case, subject to periodic and lifetime limitations.  See “The Mortgage Loan Pool—The Indices” in this prospectus supplement.

S-10

Selected Mortgage Loan Pool Data(1)

	Adjustable Rate	Fixed Rate	Aggregate
Stated Principal Balance:
Number of Mortgage Loans:
Average Stated Principal Balance:
Weighted Average Gross Interest Rate:
Weighted Average Net Interest Rate(2):
Weighted Average Original FICO Score:
Weighted Average Original LTV Ratio:
Weighted Average Combined Original LTV Ratio(3):
Weighted Average Stated Remaining Term (months):
Weighted Average Seasoning (months):
Weighted Average Months to Roll(4):
Weighted Average Gross Margin(4):
Weighted Average Initial Rate Cap(4):
Weighted Average Periodic Rate Cap(4):
Weighted Average Gross Maximum Lifetime Rate(4):

(1)	[All percentages calculated in this table are based on stated principal balances as of [ ], unless otherwise noted.
(2)	The Weighted Average Net Interest Rate is equal to the Weighted Average Gross Interest Rate less the servicing fee rate and indenture trustee fee rate.
(3)
With respect to first lien mortgage loans, the Combined Original LTV Ratio reflects the loan-to-value ratio of the first lien loan and with respect to the second lien mortgage loans, the Combined Original LTV Ratio reflects the ratio of the sum of the principal balance of the second lien mortgage loans, plus the principal balance of the related first lien mortgage loan to the value of the related mortgaged property.

(4)	Represents the weighted average of the adjustable-rate mortgage loans in the mortgage loan pool.]

For additional information regarding the mortgage loans, see “The Mortgage Loan Pool” in this prospectus supplement.

[Pre-funding Feature

The aggregate principal balance of the mortgage loans purchased by the trust on the closing date will be less than the amount required to be held by the trust.  On the closing date, the depositor will deposit $[        ] into a segregated account maintained with the trustee for the purchase of additional mortgage loans representing approximately [    ]% of the total mortgage loan pool.  This account is referred to in this prospectus supplement as the “pre-funding account.”  The trustee will, if and as directed by the depositor, invest the funds in the pre-funding account in one or more eligible investments.  Any income or gains on such investment on amounts in the pre-funding account will be transferred to the [         ] account and applied for the purposes for which [         ] account funds may be used.  The trust will use the funds in the pre-funding account to buy additional mortgage loans from the depositor during the pre-funding period.  The pre-funding period is the period beginning on [the closing date and ending on the earliest of (i) the date on which the amount on deposit in the pre-funding account is less than $[         ], or (ii) the close of business on [         ], 20[   ]].

The depositor must satisfy certain conditions specified in the indenture before it can sell additional mortgage loans to the trust.  The obligation of the trust to purchase the additional mortgage loans during the pre-funding period is subject to the requirements that, following the purchase of such additional mortgage loans and with respect to the entire mortgage loan pool:

[Insert characteristics of mortgage pool.]

Any of the requirements set above may be waived or modified in any respect with the consent of the Hired Agencies.]

Servicing of the Mortgage Loans

[         ] will act as servicer of the mortgage loans.  The servicer will be obligated to service and administer the mortgage loans on behalf of the issuing entity, for the benefit of the holders of the notes.  See “The Servicer” in this prospectus supplement.

S-11

[         ] will function as the master servicer and will be required to monitor the performance of the servicer pursuant to the servicing agreement.  See “The Master Servicer” in this prospectus supplement.

Optional Termination of the Trust

The [servicer] [holders of the Class [    ] Notes] [specify other person] may, at its option, purchase the mortgage loans and terminate the issuing entity on any payment date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the related due period is equal to or less than [   ]% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.  The purchase of the mortgage loans would result in the final payment on the notes on that payment date.

[Describe other events in the transaction agreement that could trigger liquidation or amortization.]

[Describe any optional or mandatory redemption features.]

Advances

Each servicer will be obligated to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans it services and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance) serviced by it, unless the servicer reasonably believes that the cash advances cannot be repaid from future payments or other collections on the applicable mortgage loans.  The master servicer acting as backup servicer will advance its own funds to make advances if the servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the servicing agreement.  These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the notes or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses.  No servicer (and the master servicer, the indenture trustee as successor master servicer and any other successor master servicer, if applicable) will be obligated to make any advances of principal on any real estate owned property or any second lien mortgage loan.

Denominations

The Class A notes will be issued in minimum denominations of $[         ] initial principal amount and integral multiples of $[         ] in excess of $[         ], except that one Class A note may be issued in an amount less than $[         ].

Master Servicing, Servicing and Trustee Fees

The master servicer is entitled with respect to each mortgage loan to a monthly master servicing fee which will be remitted to the master servicer by the indenture trustee from amounts on deposit in the payment account.  The master servicing fee will be an amount equal to one twelfth of a rate not greater than [    ]% on the stated principal balance of each mortgage loan.

Each servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by the servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account.  The servicing fee will be an amount equal to interest at one twelfth of a rate equal to [    ]% on the stated principal balance of each mortgage loan.

The indenture trustee is entitled with respect to each mortgage loan to a monthly indenture trustee fee, which will be remitted to the indenture trustee monthly by the servicer from amounts on deposit in the collection account.  The indenture trustee fee will be an amount equal to one twelfth of a rate not greater than [    ]% on the stated principal balance of each mortgage loan.]

[The owner trustee is entitled to an [annual] [monthly] fee in an amount equal to $[    ].]

[Describe other fees and expenses of the issuing entity, including file reviewer fees or custodian fees.]

Optional Repurchase of Defaulted Mortgage Loans

The [depositor and the servicer] have the option, but are not obligated, to purchase from the issuing entity any mortgage loan that is [90] days or more delinquent as described under “The Servicing Agreement—Optional

S-12

Repurchase of Defaulted Mortgage Loans” in this prospectus supplement.

Rights Upon Event of Default

If an event of default with respect to the notes occurs and is continuing, the indenture trustee or the noteholders of a [majority] of the then aggregate outstanding amount of the notes may declare the principal amount (or, if the notes are entitled to payment of principal only, such portion) of all the notes to be due and payable immediately.  See “Description of the Notes and the Indenture—Events of Default Under Indenture; Rights Upon Event of Default” in this prospectus supplement

Mortgage Loan Representations and Warranties

[Each][The] [originator] [seller] [sponsor] [depositor] has made to the issuing entity the applicable representations and warranties concerning the mortgage loans set forth under “Description of the Notes and the Indenture—Representations and Warranties Relating to the Mortgage Loans” pursuant to [an assignment, assumption and recognition agreement] [trust agreement] [sale agreement].

[With respect to the mortgage loans originated by [          ] and [          ], the [responsible party] will represent that no action or event has taken place between the date that the related originator made the applicable representation and warranty and the cut-off date or the closing date, as applicable, to make such representation or warranty untrue.]

[[If with respect to any mortgage loan any of the representations and warranties made by the [responsible party] are breached in any material respect as of the date made, or there exists any uncured material document defect, the responsible party will be obligated to repurchase, or substitute for, the mortgage loan, or if such party fails to repurchase the mortgage loan and the related conditions are satisfied, [    ] will be obligated to repurchase the mortgage loan.]

If a mortgagor with respect to a mortgage loan fails to make its first payment after the date that mortgage loan was purchased by [      ] from [          ], the issuing entity, at its option, may direct [        ] to repurchase that mortgage loan as further described under “Description of the Notes and the Indenture—Representations and Warranties Relating to the Mortgage Loans” in this prospectus supplement.

[The file reviewer will only conduct a review of a mortgage loan upon the occurrence of one or more of the following events with respect to the mortgage loan: [describe conditions to review].]

[Certain tests required to be undertaken by the file reviewer to ascertain the accuracy of the mortgage loan representations and warranties will sunset [    ] months after the closing date.  If the file reviewer determines that there has been a [breach in respect of a representation and warranty as determined in accordance with the review procedures], a repurchase request will be made of the related representing party.  In such case, the related representing party may (1) dispute the repurchase request, (2) cure that breach, (3) repurchase the affected mortgage loan from the issuing entity or pay the loss amount or (4) in some circumstances, substitute another mortgage loan.]

[Describe other repurchase standard and review procedures (if applicable)]]

ERISA Considerations

Subject to the conditions described under “ERISA Considerations” in this prospectus supplement, the Class A notes may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

Federal Tax Aspects

[            ] acted as tax counsel to [GS Mortgage Securities Corp.] and is of the opinion that:

The Class A notes will be debt for federal income tax purposes.  Therefore, interest paid or accrued will be taxable to you.  By acceptance of your Class A notes, you will be deemed to have agreed to treat your Class A note as a debt instrument for purposes of federal and state income tax, franchise tax, and any other tax measured by income.  See “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

S-13

Legal Investment

As of the date of their issuance, the Class A notes will [not constitute][be] “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, on the closing date because they are rated by at least one nationally recognized statistical rating organization in one of the two highest rating categories.  However, upon the effectiveness of the alternative standards of credit-worthiness that the SEC establishes to replace the external credit rating requirement under SMMEA, it is possible that such classes of notes will not constitute “mortgage-related securities” for SMMEA from and after the effective date of the alternative standard, even if these classes retain the aforementioned ratings.  See “Risk Factors—Governmental Intervention, Financial Regulatory Reforms and Proposed Regulations When Final Could Have a Significant Impact on the Sponsors, the Depositor, the Issuing Entity, the Originators or the Servicers or on the Notes” for a discussion of pending changes to the definition of “mortgage related securities.”

Ratings

The notes are required to receive the ratings from credit rating agencies hired by the depositor to rate the notes (the “Hired Agencies”).  The ratings on the notes address the likelihood of the receipt by holders of those notes of all payments on the mortgage loans to which they are entitled.  The ratings do not address the likely actual rate of prepayments on the mortgage loans.  The rate of prepayments on the mortgage loans, if different than originally anticipated, could adversely affect the yield realized by holders of the notes or cause the holders of the notes entitled to interest only to fail to recover their initial investments.

S-14

RISK FACTORS

The offered notes are not suitable investments for all investors.  In particular, prospective investors should not purchase any class of offered notes unless they understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class discussed below and under the heading “Risk Factors” in the prospectus.  Such risks give rise to the potential for significant loss over the life of the offered notes and could result in the failure of investors in the offered notes to fully recover their initial investments.

The offered notes are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus, in the context of your financial situation.

Turbulence in the Financial Markets and the Mortgage Market May Adversely Affect the Yield on and/or Market Value of Your Notes

The global economy recently experienced a significant recession, as well as a severe disruption in the credit markets, including the general absence of investor demand for and purchases of residential mortgage-backed securities and other asset-backed securities and structured finance products.  Although the U.S. economy, by some measurements, may be emerging from recession, any recovery could be fragile and unsustainable, in which circumstances another, possibly more severe recession may ensue.  Continued concerns about declining real estate markets in the United States and economic conditions in the United States and Europe generally have contributed to increased market volatility and diminished growth expectations for the U.S. economy.

The financial crisis that emerged in 2008 and ensuing events have resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage-related investments, in particular private label residential mortgaged-backed securities.  The responses to the crisis and events have included, among other things, numerous actions of monetary and fiscal authorities in the United States and Europe, such as:

•
the conservatorship and the control by the U.S. government since September 2008 of the Federal Home Loan Mortgage Corporation (commonly referred to as “Freddie Mac”) and the Federal National Mortgage Association (commonly referred to as “Fannie Mae”);

•
the establishment of the Troubled Asset Relief Program through the Emergency Economic Stabilization Act of 2008 and resulting public investments in numerous financial institutions and other enterprises; and

•
the adoption or revision, or proposed adoption or revision, of statutes and regulations governing securitization markets in the United States and Europe, such as proposed revisions to Regulation AB released by the Securities and Exchange Commission (the “SEC”) in April 2010 and re-proposed in July 2011, the adoption of the Federal Deposit Insurance Corporation’s final securitization safe harbor rule, the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and pending and recently finalized regulatory implementation (including rules on risk retention and premium capture cash reserve accounts) and certain European Union regulatory initiatives, as further described below under “—Governmental Intervention, Financial Regulatory Reforms and Proposed Regulations When Final Could Have a Significant Impact on the Sponsors, the Depositor, the Issuing Entity, the Originators or the Servicers or on the Notes.”

As a result of market conditions and other factors, the cost and availability of mortgage credit has been and may in the future continue to be adversely affected by illiquid credit markets and wider credit spreads.  Concern about the stability of the markets and the creditworthiness of counterparties has led

S-15

many lenders and institutional investors to reduce, and in some cases cease, lending to certain mortgagors.  Continued turbulence in the U.S. and international markets and economies may negatively affect the U.S. housing market and the credit performance and market value of residential mortgage loans.

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in its current form.  Concerns regarding sovereign debt may spread to other countries at any time.

Particular uncertainty persists regarding the prospects for growth in the U.S. economy, and a number of factors have contributed to this uncertainty, including high current unemployment, rising government debt levels, prospective Federal Reserve policy shifts, the withdrawal of government interventions into the financial markets, changing U.S. consumer spending patterns, pending regulations (including with respect to asset-backed securitization), and changing expectations for inflation and deflation.  In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks by the United States government may cause continued volatility.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states or significant local governments could default on their debt or seek relief from their debt under the U.S. bankruptcy code or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time and adversely affect the value of your notes.  Moreover, other types of events may affect financial markets, such as war, revolt, insurrection, armed conflict, terrorism, political crisis, natural disasters and man-made disasters.  We cannot predict such matters or their effect on the value or performance of your notes.

Investors should consider that general conditions in the residential real estate and mortgage markets may adversely affect the performance of the mortgage loans and the performance or market value of the notes.  We cannot assure you that governmental or other actions will improve these conditions in the near future.  In addition, in connection with all the circumstances described above, you should be aware in particular that:

•
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

•	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your notes;

•
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the related mortgaged properties may have declined since the mortgage loans were originated and may decline following the issuance of the notes and such declines may be substantial and occur in a relatively short period following the issuance of the notes, and such declines may occur for reasons largely unrelated to the circumstances of the particular mortgaged property;

•
if you determine to sell your notes, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid, and this may occur within a relatively short period following the issuance of the notes and for reasons unrelated to the then current performance of the notes or the mortgage loans;

•	the time periods to resolve defaulted mortgage loans can be long, and those periods may be further extended because of borrower bankruptcies and legal proceedings, which may be

S-16

especially true in the case of loans made to borrowers that have substantial debts other than the mortgage loan;

•	severe volatility and declines in the value of your notes may occur regardless of the performance of your notes and the mortgage loans;

•
even if you intend to hold your notes, depending on your circumstances, you may be required to report declines in the value of your notes, and/or record losses, on your financial statements or in regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your notes, all as if your notes were to be sold immediately;

•
if you desire to obtain financing for your notes, you may be unable to do so or you may be able to do so only at higher interest rates, and this may occur within a relatively short period following the issuance of the notes and for reasons unrelated to the then current performance of the notes or the mortgage loans;

•
such circumstances may result in increased or decreased prepayment activity with respect to the mortgage loans, which may affect the expected performance and market value of one or more classes of notes;

•	such circumstances may result in substantial delinquencies on the mortgage loans, which may become the subject of modifications, including reductions in the principal balance of the mortgage loans;

•
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your notes; and

•
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of mortgagor bankruptcies, related litigation and any federal and state legislative, regulatory and/or administrative actions or investigations.

In light of the circumstances described above, the risks we describe elsewhere under “Risk Factors” in this prospectus supplement and in the prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Downgrade of Long-term Ratings of Eurozone Nations May Adversely Affect the Market Value of the Offered Notes

In response to the economic situation facing the European Economic and Monetary Union, or Eurozone, based on factors including tightening credit conditions, higher risk premiums on Eurozone sovereigns and disagreement among European policy makers as to how best to address the declining market confidence with respect to the Eurozone, on January 13, 2012, Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), downgraded the long-term credit ratings on nine members of the Eurozone, including Austria, Cyprus, France, Italy, Malta, Portugal, Slovakia, Slovenia and Spain.  In addition, on April 18, 2013, Fitch Ratings, Inc. downgraded the long-term credit ratings on the United Kingdom.

Recent Trends in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Notes

Since late 2006, delinquencies, defaults, foreclosures and losses with respect to residential mortgage loans have increased, and although there have been some declines in certain geographic areas recently, delinquencies, defaults, foreclosures and losses could stay at a relatively high level or increase in the

S-17

future.  The increase in delinquencies, defaults and foreclosures was not limited to “non-prime” mortgage loans, which are made to mortgagors with impaired credit or otherwise weaker creditworthiness, but also affected “Alt A” mortgage loans, which are made to mortgagors often with more limited documentation, and “prime” mortgage loans, which are made to mortgagors with excellent credit who provide full documentation, and has also affected mortgage loans even where a period of time has elapsed since origination.  [Certain of the mortgage loans in the transaction were originated as non-prime mortgage loans and may have been originated with little or no documentation of borrower income and/or assets.]  Losses on all types of residential mortgage loans have increased over the last several years due to declines in residential real estate values, resulting in reduced home equity.  Home prices began to depreciate in late 2006, after extended periods of appreciation.  Although home prices appear to have stabilized or even increased in some geographic areas, in others the decline continues and may continue for an indefinite period of time.  A continued decline in property values or the failure of property values to increase where the outstanding balances of the mortgage loans and any secondary financing on the related mortgaged properties are close to or in excess of the value of the mortgaged properties may result in higher delinquencies, foreclosures and losses.  Declining property values have also contributed to, and may further contribute to, the current oversupply of existing homes on the market, which has further increased the frequency of negative home equity.  Even if economic indicators begin to show that the United States is emerging from the recession, delinquencies and defaults on loans underlying RMBS may continue to rise, or may remain at high levels, as a result of factors such as persistent high unemployment rates, high levels of foreclosures, and large inventories of unsold properties.

In response to increased delinquencies and losses with respect to mortgage loans, many residential mortgage loan originators implemented more conservative underwriting criteria for mortgage loans, which has reduced the availability of mortgage credit to prospective borrowers, including mortgagors seeking to refinance their mortgage loans.  The reduced availability of refinancing options for mortgagors has resulted in higher rates of delinquencies and defaults and losses on mortgage loans, regardless of the creditworthiness of those mortgagors.  The decline in residential real estate values to date, and any future decline, may prevent mortgagors having insufficient equity in their homes, hindering the ability of borrowers to refinance their mortgage loans in an environment of increasingly restrictive lending standards and giving borrowers less incentive to cure delinquencies and avoid foreclosure.  Furthermore, mortgagors who intend to sell their homes on or before the expiration of the fixed-rate periods or maturity dates on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  Moreover, these developments have contributed, and may continue to contribute, to a weakening in the residential real estate market as these adjustments have, among other things, tightened the requirements for obtaining credit and, therefore, reduced the number of potential buyers for residential properties.  In addition, in general, a decrease in refinancing activity would be expected to decrease the rate of prepayment even if interest rates are comparably low.

Weaker real estate values may contributed to higher loan-to-value ratios, which are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had residential property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by residential mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of residential mortgage backed securities.

In response to these circumstances, federal, state and local authorities have enacted and continue to propose new legislation, rules and regulations relating to the origination, servicing and treatment of mortgage loans in default or in bankruptcy, including as described above under “—Governmental Intervention, Financial Regulatory Reforms and Proposed Regulations When Final Could Have a Significant Impact on the Sponsors, the Depositor, the Issuing Entity, the Originators or the Servicers or on the Notes.”  These initiatives could result in delayed or reduced collections from mortgagors, limitations on the foreclosure process and generally increased servicing costs.  Certain of these initiatives could also permit or require the servicers to take actions, such as modification of mortgage loans, including the reduction of principal due on the mortgage loan, that might adversely affect the notes, without any remedy or compensation to the holders of the notes.  Each servicer may modify mortgage loans that are in default, or for which default is reasonably foreseeable, if the master servicer determines

S-18

that such modifications would be in the best interests of the holders of the notes and subject to the applicable overall servicing standard.  Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values.  A significant number of loan modifications could result in a significant reduction in cash flows to the notes on an ongoing basis.  See “Risk Factors—Modifications of the Mortgage Loans May Adversely Affect Your Securities” in the prospectus.

[Less Stringent Underwriting Standards and the Resultant Potential for Delinquencies on the Mortgage Loans Could Lead to Losses on Your Notes

The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the notes may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.

Substantially all of the mortgage loans are of non-prime credit quality and, at origination, did not meet the customary credit standards of Freddie Mac and/or Fannie Mae.  Non-prime mortgage loans were generally made to less credit worthy borrowers, i.e., borrowers with lower credit scores and/or higher debt-to-income ratios than would otherwise be required to qualify under Freddie Mac or Fannie Mae origination criteria.  In many cases, such loans were underwritten with very limited or no loan documentation that verified the borrower’s income and had loan-to-value ratios higher than mortgage loans made to more creditworthy home buyers.  Accordingly, the mortgage loans  are extremely sensitive to economic factors that could affect the ability of borrowers to pay their obligations or the value of the mortgaged property.

[The originator’s] underwriting standards that were in effect for the origination of most of the mortgage loans generally were less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history, collateral and in other respects. The mortgage loans [originated or acquired by the originator or its affiliates] have been made to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, including impaired past credit experience, limited credit history, insufficient home equity value, or high debt-to-income ratios. As a result of this approach to underwriting, the mortgage loans have experienced and may continue to experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in accordance with Fannie Mae or Freddie Mac guidelines.  [Describe the nature of any material exceptions granted by the originator to its underwriting guidelines, including the number and percentage of loans with such exceptions, and describe what steps were undertaken to verify the underwriting information.  See “The Mortgage Loan Pool—Underwriting Guidelines” in this prospectus supplement.]

As a result of the originator’s underwriting standards, the mortgage loans in the mortgage loan pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage loan pool than on mortgage loans originated in a more traditional manner.  We cannot assure you that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.]

[Underwriting Guidelines May Not Identify or Appropriately Assess Repayment Risks

Each originator’s underwriting standards do not conform to those applied by Fannie Mae and Freddie Mac, and may not identify or appropriately assess the risk that the interest and principal payments due on a mortgage loan will be repaid when due, or at all, or whether the value of the mortgaged property will be

S-19

sufficient to otherwise provide for recovery of those amounts.  The underwriting guidelines might underestimate the risk associated with certain features of the loan or certain aspects of the mortgaged property and/or the financial condition of the mortgagor.  The underwriting guidelines might also underestimate the additional risks created by risk layering.

To the extent exceptions are made in originating a mortgage loan, those exceptions are subjective and may increase the risk that principal and interest amounts may not be received or recovered, and compensating factors, if any, which may have been the premise for making an exception may not in fact compensate for any additional risk.  Even without any exceptions, strict adherence to underwriting guidelines does not guaranty that a mortgagor will fulfill its financial obligations and is at best a guideline to help originators form an opinion of a mortgagor’s ability to perform.  [See Appendix [  ] for exceptions to the underwriting guidelines that were noted as part of the pre-offering review.]]

[The Ratings of the Notes May Be Lowered or Withdrawn, or the Notes May Receive an Unsolicited Rating, which May Adversely Affect the Liquidity or the Market Value of Your Notes

Security ratings are not recommendations to buy, sell or hold the notes.  Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date.  Ratings do not consider to what extent the notes will be subject to prepayment or that the principal of any class of notes will be paid prior to the final scheduled payment date for that class of notes, nor do the ratings consider the values of the notes or their suitability to a particular investor.  A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the depositor to comply with its obligation to post information provided to the Hired Agencies on a website that is accessible by a rating agency that is not a Hired Agency.  The ratings of any notes may be lowered by a rating agency (including the Hired Agencies) following the initial issuance of the notes as a result of losses on the mortgage loans in excess of the levels contemplated by a rating agency at the time of its initial rating analysis or as a result of a change in the financial condition of a servicer, the depositor or a sponsor or a change or other update to a rating agency’s ratings criteria or methodology.  None of the sponsors, the depositor, the Delaware trustee, the securities administrator, the servicers, the underwriters or any other person will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of notes.  Changes affecting the mortgage loans, the parties to the master trust and servicing agreement or any servicing agreement or other persons may have an adverse effect on the ratings of the offered notes, and thus their market value.

Accordingly, the ratings assigned to any note on the date on which the note is originally issued may be lowered or withdrawn by any rating agency at any time thereafter.  If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your notes may be adversely affected, and you may not be able to sell or obtain financing for your notes, or you may be able to sell only at a substantial discount from the price you paid or obtain financing at interest rates in excess of current interest rates.

The Hired Agencies have been hired by the depositor to provide their ratings on the notes. We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the notes by the Hired Agencies, the depositor or the issuing entity with respect to a security pays the fee charged by the rating agency for its rating services.

The depositor has not requested a rating on the notes from any rating agency other than the Hired Agencies.  We cannot assure you as to whether another rating agency will rate any class of notes or, if it were to rate any class of notes, what rating would be assigned by it.  Additionally, other rating agencies that we have not engaged to rate the notes may nevertheless issue unsolicited credit ratings on one or more classes of notes relying on information they receive in connection with compliance obligations of the Hired Agencies under Rule 17g-5 under the Exchange Act.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from (or lower than) the ratings assigned by the Hired Agencies.

S-20

As part of the process of obtaining ratings for the notes, the depositor may have had initial discussions with and submitted certain materials to the Hired Agencies and certain other rating agencies.  Based on preliminary feedback from those rating agencies at that time, the depositor selected the Hired Agencies to rate the notes and not the other rating agencies based on various criteria deemed favorable by the depositor, including those agencies’ initial subordination levels for the various classes of notes and mandated transaction document terms.  Had the depositor selected such other rating agencies to rate the notes, we cannot assure you as to the ratings that such other rating agencies would ultimately have assigned to the notes.  Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

As of the date of this prospectus supplement, the depositor was not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction.  However, we cannot assure you that an unsolicited rating will not be issued prior to or after the closing date or that a non-hired rating agency will not provide market reports and/or published commentary related to the offered notes.  Any unsolicited rating may differ from (or be lower than) the ratings provided by the Hired Agencies and any such market reports or published commentary may express differing and/or potentially negative views regarding the mortgage loans and/or the offered notes.  None of the sponsors, the depositor and any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus supplement or if market reports and/or published commentary related to the offered notes are published.  Consequently, if you intend to purchase notes, you should monitor whether an unsolicited rating of the notes has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of notes.  If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, or provides adverse market reports and/or published commentary related to the offered notes, the liquidity or the market value of your notes may be adversely affected and/or limit your ability to sell or obtain financing for your notes.  In addition, if the depositor fails to make available to the non-hired rating agencies any information provided to the Hired Agencies for the purpose of assigning or monitoring the ratings on the notes, the Hired Agencies could withdraw their ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to sell your notes.

Furthermore, the SEC may determine that [one or both] of the Hired Agencies no longer qualifies as a rating agency for purposes of federal securities laws and that determination may have an adverse effect on the market price of the notes.]

Governmental Intervention, Financial Regulatory Reforms and Proposed Regulations When Final Could Have a Significant Impact on the Sponsors, the Depositor, the Issuing Entity, the Originators or the Servicers or on the Notes

Disruptions in the global financial markets over the past few years have led to extensive and unprecedented governmental intervention.  Such intervention was in certain cases implemented on an expedited basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions.  In addition, these interventions have typically been unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of the markets as well as previously successful investment strategies.

Recent legislative initiatives and completed and pending regulatory implementation, including the Dodd-Frank Act and related implementing regulations, and proposed amendments to Regulation AB, together with uncertainty about the nature and timing of the regulations that will be promulgated to implement the Dodd-Frank Act and the amendments to Regulation AB, may create uncertainty in the credit and other financial markets and create other unknown risks and may in turn affect the performance of the transaction parties, which may adversely affect the value or marketability of the notes.

S-21

The Dodd-Frank Act and Regulatory Implementation.  In response to the financial crisis, the U.S. Congress passed, and on July 21, 2010, President Obama signed into law, the Dodd-Frank Act, which made sweeping changes to the regulation of financial institutions generally and specifically in connection with their asset-backed securitization businesses.  The Dodd-Frank Act required the creation of new federal regulatory agencies, including the Consumer Financial Protection Bureau (“CFPB”) within the Federal Reserve to regulate consumer financial services and products, and the inter-agency Federal Stability Oversight Council to identify, monitor and address emerging systemic risks posed by the activities of financial services firms and make recommendations to the Federal Reserve to alleviate that risk.  The law also provided for enhanced regulation of derivatives and mortgage-backed securities offerings, restrictions on executive compensation and enhanced oversight of credit rating agencies.  The Dodd-Frank Act also limited the ability of federal laws to preempt state and local consumer laws.

In March 2011, various federal regulators proposed rules under the Dodd-Frank Act regarding credit risk retention that would, among other things, require securitizers of residential mortgage-backed securities and other asset-backed securities to retain, on an unhedged basis, at least 5% of the credit risk of the assets underlying the securities.  The proposed rules specify various exemptions, including an exemption for residential mortgage-backed securities backed entirely by mortgage loans that meet the conditions under the definition of “qualified residential mortgage.”

Section 939(e) of the Dodd-Frank Act removed, as of July 21, 2012, the minimum credit rating requirement in the term “mortgage related security” for purposes of SMMEA and required that the SEC establish alternative standards of creditworthiness.  The SEC has not yet established alternative standards of creditworthiness for purposes of SMMEA, but has issued a transitional interpretation stating that until such alternative standards of creditworthiness are defined, the credit rating requirement previously included in the statute remains applicable.  If and when alternative standards of creditworthiness are established, it is possible that certain or all of the classes of notes will no longer constitute “mortgage related securities” for purposes of SMMEA even if the notes maintain the previously required ratings.  If your notes no longer qualify as mortgage related securities under SMMEA, the market value and liquidity of your notes may be negatively impacted.  If you are purchasing notes based solely or in part on those notes qualifying as mortgage related securities under SMMEA, future changes to SMMEA may require you to sell your notes potentially at a substantially lower price.

The Dodd-Frank Act also prohibited lenders from originating residential mortgage loans unless the lender determines that the mortgagor has a reasonable ability to repay the loan.  Under the Dodd-Frank Act, a lender and its assignees will not have liability under this prohibition with respect to any “qualified mortgage.”  The CFPB has issued a final rule, to become effective on January 10, 2014, that specifies the characteristics of a qualified mortgage for this purpose.  Interest-only loans, negative amortization mortgage loans and balloon loans, as well as loans with a debt to income ratio exceeding 43%, in general will not constitute qualified mortgages.  The final rule may result in a reduction in the availability of these types of loans in the future and may adversely affect the ability of mortgagors to refinance mortgage loans included in the mortgage pool.  We cannot assure you as to the effect of the new rule on the value of your notes.  No review has been conducted to determine exactly what portion of the mortgage loans held by the issuing entity would be considered “qualified mortgages” under the Dodd-Frank Act.

The Dodd-Frank Act also revises and adds sections to the Truth in Lending Act and the Real Estate Settlement Procedures Act that impose a number of additional requirements for originators and servicers of residential mortgage loans and increased the penalties for noncompliance with those laws.  The CFPB recently implemented rules that will become effective in January 2014 that, among other things, require servicers to provide information to borrowers about loss mitigation options (including as an alternative to foreclosure) and to implement procedures for evaluating and responding to loss mitigation requests.  The new rules may result in increased loan modification activity, and may extend foreclosure timelines or otherwise extend the process of loss mitigation, any of which could lead to delays in collections and payments on your notes, and increased losses.

Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the applicable federal regulatory agencies, and much of this rulemaking has yet to occur.  Therefore, the full

S-22

impact of financial regulatory reform on the financial markets and its participants and on the asset-backed securities market in particular will not be known for some time.  We cannot assure you that the Dodd-Frank Act and its implementing regulations, or the imposition of additional regulations, will not have a significant adverse impact on the value of the notes, on the servicing of the mortgage loans or on the sponsors, the depositor, the issuing entity, the Delaware trustee, the originators, the servicers, the master servicer, the securities administrator or the file reviewer.

Proposed Amendments to Regulation AB.  In April 2010, the SEC released proposed rules that, if adopted, would substantially revise Regulation AB and other rules governing the offering process, disclosure and reporting for asset-backed securities issued in registered and certain unregistered transactions.  Among other things, the proposed changes would require enhanced disclosure of asset-level information at the time of the securitization and on an ongoing basis, and enhanced disclosure of cash flow mechanics.  The proposed rules would condition reliance by issuers of structured finance products (including residential mortgage-backed securities) on the Rule 144A and Rule 506 safe harbors on the inclusion of provisions in the underlying transaction documents requiring an issuer to provide, and represent that it will provide, on request, the same initial and ongoing information (including asset level information) as would be required if the offering were a registered offering.  In July 2011, the SEC released revised proposed rules under Regulation AB that would revise shelf eligibility requirements for depositors, including a requirement that the chief executive officer of the depositor or the chief executive officer in charge of securitization for the depositor deliver a certification with respect to the prospectus and the transaction structure.  It is not clear when or whether the proposed revisions to Regulation AB will be adopted, how those standards will be implemented, and to what extent the sponsors, the depositor, the issuing entity, the Delaware trustee, the originators, the servicers, the master servicer, the securities administrator or the file reviewer will be affected.  We cannot assure you that the new standards will not apply to this transaction or have an adverse impact on the value or marketability of the notes.

In general, compliance with applicable law and regulations may be costly because new processes, forms, controls and additional infrastructure may be required to comply with new requirements.  Any failure to comply with these laws and regulations could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to reputation, brand and valued customer relationships.

In addition, proposals to change the laws and regulations governing the banking and financial services industries have been proposed or adopted by, and are frequently introduced in, Congress, state legislatures and the various bank regulatory or financial regulatory agencies.  Congress and the federal government have continued to evaluate and develop legislation, programs and initiatives designed to, among other things, stabilize the financial and housing markets and prevent future financial crises by further regulating the financial services industry.  As a result of the recent financial crisis and the challenging economic environment, additional regulatory scrutiny of the financial industry in general and a particularly high level of regulatory scrutiny of residential mortgage loan sponsors, depositors, originators and servicers may be expected.  This scrutiny may result in additional regulation that could prohibit or discourage the use of foreclosure as a remedy for certain residential mortgage loan defaults or otherwise adversely affect the timeliness and amount of collections that the servicers are able to realize on the mortgage loans.  It is not clear whether and when the final form of proposed programs or initiatives or any related legislation or regulation will go into effect, or the impact they may have on the sponsors, the depositor, the issuing entity, the originators, the servicers, the master servicer or any successor servicer or master servicer.

Inability to Refinance or Sell Following Increased Payments Due to Rate Adjustment May Increase Default Risk

To the extent that market interest rates have increased or increase in the future, the resulting increases in monthly payments with respect to adjustable rate mortgage loans that have or will enter their adjustable-rate period may cause borrowers to become increasingly likely to default on their payment obligations.

S-23

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates.  Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates.  In response in part to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for such borrowers.  These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels.  Home price depreciation experienced to date, and any further price depreciation, may also render borrowers with insufficient equity in their homes to enable them to refinance at existing debt levels.  Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate mortgage loans may find that they cannot sell their property for an amount sufficient to pay closing costs and the unpaid principal balance of their loans.  In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing.  While some lenders and servicers have created or otherwise are participating in modification programs in order to assist borrowers with refinancing or otherwise meet their payment obligations, not all borrowers will qualify for or will take advantage of these opportunities.

Appraisals May Not Accurately Reflect Value or Condition of the Mortgaged Property

In general, appraisals represent the subjective analysis and opinion of the person performing the appraisal at the time the appraisal is prepared and are not guarantees of, and may not be indicative of, present or future value.  We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property, or that different valuations would not have been reached separately by the [loan sellers] based on their internal review of such appraisals.  Investors are encouraged to make their own determination as to whether an appraisal is an accurate representation of the value of a mortgaged property.

The appraisals obtained in connection with the origination of the mortgage loans were intended to establish the amount a ready, willing and able buyer would pay a ready, willing and able seller at the time the appraisals were prepared.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distressed or liquidation sale.  Additionally, the establishment of the price a ready, willing and able buyer would pay involves looking at comparable sales in the neighborhood and attempting to adjust based on the subject property; it does not reflect the insurance replacement value of a particular home.

The current market value of the mortgaged properties could be lower, and in some cases significantly lower, than the values indicated in the appraisals obtained at the origination of the mortgage loans and included in the original loan-to-value ratios reflected in this prospectus supplement.

[Substantially all of the mortgage loans have property values in excess of the average price range nationally.  Performing valuation and risk analysis of high-cost properties can involve challenges that are not generally present with respect to properties whose values fall within the average price range of their respective markets.  For mortgage properties relating to high-balance mortgage loans, there may be fewer substitute properties available (from which to derive comparative values), unique buyer attitudes and preferences, and more difficult to quantify “appeal” issues, any of which can make valuations less precise than for more average-priced housing.  In addition, differences exist between valuations due to the subjective nature of valuations and appraisals, particularly between different appraisers performing valuations at different points in time.]

Financial Difficulties of Originators and Servicers May Impact the Return on the Notes

Since late 2006, a number of originators and servicers of residential mortgage loans have experienced serious financial difficulties and, in some cases, have gone out of business.  These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties regarding loan quality.

S-24

Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par.  In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation.  Overall origination volumes are down significantly in the current economic environment, particularly for non-Freddie Mac, -Fannie Mae or -Ginnie Mae mortgage products.  Many originators that also have large servicing portfolios have experienced rising costs of servicing as mortgage loan delinquencies have increased, without an increase in servicing compensation.  In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers.  These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues.  Financial difficulties may result in the inability of responsible parties to repurchase mortgage loans in the event of loan representation and warranty breaches or, as described below, to make advances of delinquent monthly payments which may also affect the value of residential mortgage-backed securities backed by those mortgage loans, including the notes.  Financial difficulties may also have a negative effect on the ability of servicers to pursue collections on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure.

Each servicer is generally required to make advances in respect of delinquent monthly payments.  However, we cannot assure you as to the current or continuing financial condition of any servicer or its ability to access markets for financing such advances.  If a servicer is experiencing financial difficulties, it may not be able to perform its servicing duties or its advancing obligations.  Furthermore, an increased level of delinquencies in mortgage loans serviced by the servicer may result in delays in foreclosure proceedings on the mortgage loans.

In response to these circumstances, federal, state and local authorities have enacted and continue to propose new legislation, rules and regulations relating to the origination, servicing and treatment of mortgage loans in default or in bankruptcy.  These initiatives could result in delayed or reduced collections from mortgagors, limitations on the foreclosure process and generally increased servicing costs.  Certain of these initiatives could also permit the servicer to take actions, including modification of the mortgage loans, that might adversely affect the notes without any remedy or compensation to the holders of the notes.

Due to application of provisions of bankruptcy law, servicers who have sought bankruptcy protection may not be required to make advance payments to the issuing entity of amounts due from, but not paid by, the related mortgagors.  Even if a servicer were able to advance amounts in respect of delinquent mortgage loans, its obligation to make the advances may be limited to the extent that it does not expect to recover the advances from the ultimate disposition of the mortgaged property securing the mortgage loan, which in turn could affect the timing and amount of payments available for payment to the noteholders.  In addition, as with any externally provided service, there are risks associated with potential inadequate or untimely services for other reasons.  The servicers may not advance funds that would ordinarily be advanced because of errors, miscalculations, or other reasons.  In the current economic environment, many servicers are experiencing higher delinquencies and defaults than they have in the past and, as a result, there is a risk that their operational infrastructures cannot properly process this increased volume.  To the extent a servicer fails to fully perform its obligations, the notes could experiences losses.

One or more servicers may resign or following a servicer event of default be terminated as a servicer of the mortgage loans serviced by it, and the cost of replacing such servicer may adversely affect the notes.  The replacement of a servicer may also adversely affect the future performance of the related mortgage loans.  See “—Servicing Transfers May Result in Delinquencies or Losses.”  From time to time, investors in securities similar to the notes may have alleged that a particular servicer may not have serviced a group of mortgage loans properly in a securitization vehicle similar to the issuing entity.  We cannot assure you that such allegations have not been made against a servicer or will not be made against a servicer in the future.

S-25

The Yield on Your Notes Is Directly Related to the Rate of Principal Payments, Including Principal Prepayments, on the Mortgage Loans

The rate of payments of principal and the yield to maturity on the notes will be directly related to at which the mortgagors pay principal on the related mortgage loans, including the rate and timing of scheduled payments of principal and principal prepayments (for this purpose, the term “principal prepayment” includes prepayments received in the calendar month prior to the month in which the related payment date occurs and any other recovery of principal in advance of the scheduled due date, including payments received in connection with the repurchase of a mortgage loan and payments received in connection with mortgage loan liquidations due to default, casualty, condemnation and the like) on the applicable mortgage loans.  The rate of payments of principal and the yield to maturity on the notes also will depend on the amount and timing of defaults by mortgagors that result in losses on the applicable mortgage loans.  The mortgage loans [(other than [       ] mortgage loans, representing approximately [    ]% of the mortgage loans by aggregate stated principal balance)] may be prepaid at any time without penalty and mortgage prepayment rates are likely to fluctuate significantly from time to time.  The principal payments on the mortgage loans may be in the form of stated principal payments or principal prepayments.  Any of these prepayments will result in payments to you of amounts that would otherwise be paid over the remaining term of the applicable mortgage loans.  You must make your own decisions as to the appropriate prepayment and default assumptions to be used when purchasing notes.

Principal payments, including principal prepayments, on the mortgage loans will be affected by the following:

•	the amortization schedules of the mortgage loans;

•	the rate of partial prepayments, or curtailments, and full prepayments, or payoffs, by mortgagors due to refinancing, job transfer, changes in property values, economic conditions or other factors;

•	liquidations of, or modifications in reduction of the principal balance of, mortgage loans;

•	the time it takes for defaulted mortgage loans to be modified or liquidated;

•	the availability of loan modifications for delinquent or defaulted mortgage loans;

•	repurchases of mortgage loans by the related representing party as a result of defective documentation or breaches of representations or warranties;

•	whether the borrower is required to pay a prepayment penalty in connection with principal prepayment;

•	the exercise of due-on-sale clauses by a servicer in connection with transfers of mortgaged properties;

•
the optional repurchase of all the mortgage loans by the [master servicer][holder of the Class [    ] Notes][specify other person] when the aggregate outstanding principal balance of the mortgage loans is less than [   ]% of the aggregate stated principal balance of the mortgage loans as of the cut-off date; and

•	general and targeted solicitations for refinancing by any servicer, as described in this prospectus supplement.

The rate of principal payments, including principal prepayments, on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans.  If prevailing interest rates for similar mortgage loans fall below the interest

S-26

rates on the mortgage loans held by the issuing entity, the rate of prepayment is likely to increase.  Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the mortgage loans held by the issuing entity, the rate of prepayment is likely to decrease.  In general, a contraction of the availability of or an increase in the cost of credit may decrease refinancing activity, which would be expected to decrease the rate of prepayment even if interest rates are comparably low.  However, the expansion of credit could result in an increase in refinancing activity even in a rising interest rate environment if credit standards are relaxed and underwriting guidelines expanded.

No representation is made as to the rate of principal payments, including principal prepayments, on the mortgage loans or as to the yield to maturity of any class of notes.  In addition, we cannot assure you that any of the mortgage loans will or will not be prepaid prior to maturity.  If the prepayment characteristics of the mortgage loans differ from what you assumed, the weighted average lives and yields of the related classes of notes may be significantly different than what you anticipated.  An investor is urged to make an investment decision with respect to any class of notes based on the anticipated yield to maturity of that class of notes resulting from its purchase price and the investor’s own determination as to anticipated mortgage loan prepayment and default rates under a variety of scenarios.  There is no guarantee of the actual rate of prepayment on the mortgage loans, or that the rate of prepayment will conform to any model described in this prospectus supplement or in the prospectus.  See “Prepayment and Yield Considerations” in this prospectus supplement and in the prospectus.

The extent to which any class of notes is purchased at a discount or a premium and the degree to which the timing of payments on the class of notes is sensitive to prepayments will determine the extent to which the yield to maturity of the class of notes may vary from the anticipated yield.  If you are purchasing notes at a discount, you should consider the risk that if principal payments on the applicable mortgage loans occur at a rate slower than you expected, your yield will be lower than you expected.  If you are purchasing notes at a premium, you should consider the risk that if principal payments on the applicable mortgage loans occur at a rate faster than you expected, your yield may be lower than you expected.  See “Prepayment and Yield Considerations” in this prospectus supplement.

Any time your principal is repaid to you, you may not be able to reinvest your funds at the same or a higher rate of return than the interest rate on your notes.

Approximately [    ]% of the mortgage loans by aggregate stated principal balance of the related mortgage loans, require the mortgagor to pay a premium if the mortgagor prepays (sometimes other than as a result of selling the mortgaged property) the mortgage loan during periods ranging from one to [five] years after the mortgage loan was originated.  A prepayment premium may discourage a mortgagor from prepaying the mortgage loan during the applicable period.  Similarly, the expiration of the applicable period may make a mortgagor more inclined to prepay the mortgage loan.  Certain states’ laws restrict the imposition of prepayment penalties even when the terms of the mortgage loan provide for the collection of prepayment penalties.  As a result, prepayment penalties may not be collected even on mortgage loans that provide for payment of prepayment penalties.

The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations.  In general, the earlier the payment of principal of the mortgage loans, the greater the effect on your yield to maturity.  As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the notes may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

From time to time, the servicers may implement programs to solicit qualifying mortgage loans that they service for refinance, including the mortgage loans in the issuing entity.  While those programs will not specifically target the mortgage loans in the issuing entity for refinance, they may have the effect of accelerating the prepayment rate of those mortgage loans, which would adversely affect the yields on all classes of notes purchased at a premium.

S-27

As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier return of principal to the notes and will influence the yield on the notes in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the notes.

The overcollateralization provisions are intended to result in an accelerated rate of principal payments to holders of the notes then entitled to principal payments at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the notes as a result of the overcollateralization provisions will influence the yield on the notes in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the notes.

[The mortgage interest rates on approximately [     ]% of the mortgage loans will adjust commencing approximately [     ] years after origination from a fixed mortgage interest rate to an adjustable interest rate, in each case, based on the [     ] index.  These mortgage loans may have higher prepayments as they approach their first adjustment dates because the related mortgagors may seek to avoid periodic changes to their monthly payments.  See also “—Adjustable Rate Mortgage Loans May Be More Likely to Prepay” in this prospectus supplement.]

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain the Required Level of Overcollateralization

[The weighted average of the interest rates on the mortgage loans is expected to be higher than the interest rates on the notes. The mortgage loans are expected to generate more interest than is needed to pay interest owed on the notes and to pay certain fees and expenses of the issuing entity. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the issuing entity are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that is available to maintain the required level of overcollateralization.]

Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest. In the event of a partial prepayment, the mortgage loan will be generating less interest.

Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required payments on the notes.

Substantially all of the adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the interest rates on the notes, and the fixed-rate mortgage loans have interest rates that do not adjust. In addition, the adjustable-rate mortgage loans have weighted average months-to-roll (i.e., next interest rate adjustment date) of approximately [    ] months from the statistical calculation date.

As a result, the interest rates on the notes may increase relative to the weighted average of the interest rates on the mortgage loans, or the interest rates on the notes may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the notes. The

S-28

interest rates on the notes cannot exceed the weighted average net interest rate of the mortgage loan pool, less fees and expenses.

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

Effect of Mortgage Rates and Other Factors on the Interest Rates of the Class A Notes

The Class A notes accrue interest at interest rates based on the [    ] index plus specified margins, but are subject to certain limitations. Those limitations on the interest rates for the Class A notes are, in part, based on the weighted average of the net interest rates on the mortgage loans, net of certain fees of the issuing entity.

A variety of factors, in addition to those described in the risk factor immediately above, could limit the interest rates and adversely affect the yield to maturity on the notes. Some of these factors are described below:

The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on the adjustable-rate mortgage loans are based on either a [    ] index or a [    ] index. All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates and most of the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates two years or three years after the origination of those mortgage loans. As a result of the limit on the interest rates for the notes, those notes may accrue less interest than they would accrue if their interest rates were based solely on the [    ] index plus the specified margins.

The [    ] index may change at different times and in different amounts than [one-month LIBOR]. As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the interest rates on the notes are stable or rising. It is also possible that the interest rates on the adjustable-rate mortgage loans and the interest rates for the notes may decline or increase during the same period, but that the interest rates on these notes may decline more slowly or increase more rapidly.

The interest rates for the Class A notes adjust monthly and is subject to maximum interest rate cap while the interest rates on most of the adjustable-rate mortgage loans adjust less frequently and the interest rates on the fixed-rate mortgage loans do not adjust. Consequently, the limit on the interest rate for the Class A notes may limit increases in the interest rates for the Class A notes for extended periods in a rising interest rate environment.

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the interest rates on the Class A notes are more likely to be limited.

If the interest rates on the notes are limited for any payment date due to a cap based on the weighted average net interest rates of all or a portion of the mortgage loans, the resulting interest shortfalls may be recovered by the holders of these notes on the same payment date or on future payment dates on a subordinated basis to the extent that on that payment date or future payment dates there are available funds remaining after certain other payments on the notes and the payment of certain fees and expenses of the issuing entity.

Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Payment of Interest on Your Notes

When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the notes once a month on the payment date

S-29

which follows the prepayment period in which the prepayment was received by the related servicer. The related servicer is obligated to pay an amount without any right of reimbursement, for those shortfalls in interest collections payable on the notes that are attributable to the difference between the interest paid by a mortgagor in connection with certain voluntary principal prepayments in full and thirty days’ interest on the prepaid mortgage loan, but only to the extent of [one-half] of the monthly servicing fee for the related payment date.

If the related servicer fails to make such compensating interest payments or the shortfall exceeds [one-half] of the monthly servicing fee for the related payment date, there will be fewer funds available for the payment of interest on the notes. In addition, no compensating interest payments will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments (such as liquidation of a defaulted mortgage loan). Such shortfalls of interest, if they result in the inability of the issuing entity to pay the full amount of the current interest on the notes, will result in a reduction of the yield on your notes.

[Recent Developments Related to LIBOR May Affect Mortgage Interest Rates or the Yield on the Notes

The interest rates on the notes will accrue interest at an annual rate indexed based on LIBOR.  In addition, the mortgage interest rates on approximately [    ]% of the mortgage loans will adjust, after an initial period, based on the [      ] LIBOR index.  The London Interbank Offered Rate, or LIBOR, serves as a global benchmark for home mortgages and the amount that various issuers pay to borrow money.  On September 28, 2012, Britain’s Financial Services Authority recommended that the British Bankers’ Association be removed from its rate setting responsibility and proposed additional reforms in connection with the determination of LIBOR.  We cannot assure you as to which entity or entities will assume responsibility for setting the applicable rates in the future.  In addition, we cannot assure you that LIBOR accurately represents the offered rate applicable to loans in U.S. dollars for a one-month period between leading European banks or that LIBOR’s prominence as a benchmark interest rate will be preserved.  No prediction can be made as to future levels of the 1-Year LIBOR index or as to the timing of any changes therein, each of which will directly affect the yields of the offered notes.]

[The Yields on the Notes Will Be Especially Sensitive to Increases in LIBOR

The interest rates on the notes vary inversely with LIBOR.  Accordingly, as LIBOR increases, the yields on the notes will decrease.  In addition, LIBOR is currently at historically low levels. There can be no assurance that LIBOR will decline further or remain the same.]

[Adjustable Rate Mortgage Loans May Be More Likely to Default

The mortgage interest rates on approximately [     ]% of the mortgage loans, by aggregate stated principal balance, will adjust commencing approximately [     ] years after origination from a fixed mortgage interest rate to an adjustable interest rate, in each case, based on the [          ] index.  The monthly payment payable by the related mortgagor may increase significantly on the related adjustment date depending on the level of the [          ] LIBOR index and may continue to increase if the level of the [    ] LIBOR index rises after the adjustment date.  The related mortgagors may not be able to make these higher payments and, depending on market conditions, may not be able to refinance their existing mortgage loan.  Consequently, delinquencies and defaults are more likely to occur with respect to the adjustable rate mortgage loans, resulting in delays in payments and losses on the notes.]

[Adjustable Rate Mortgage Loans May Be More Likely to Prepay

Mortgage interest rates on the adjustable rate mortgage loans at any time may not equal the prevailing mortgage interest rates for fixed rate or adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated.  Moreover, some mortgagors who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate

S-30

mortgage loans as unacceptably high.  These mortgagors may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though these mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors’ adjustable rate mortgage loans.  The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, such as, among other things, real estate values, the mortgagor’s financial situation, prevailing mortgage interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions.  [If the mortgage loan is a “hybrid” mortgage loan, which is a mortgage loan that has interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index plus a margin, the borrower generally will be more likely to refinance at the time the mortgage rate initially adjusts.]

Credit Enhancement May Be Inadequate

The notes are not insured by any financial guaranty insurance policy.  The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A notes, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your notes as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  For instance, there may be delays in foreclosure proceedings in certain states given the increased volume of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the notes. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

[Pre-offering Review of the Mortgage Loans May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses

[             ] engaged and paid third-parties to undertake limited loan file review procedures with respect to various aspects of the mortgage loans, including a credit review, compliance review and property valuation review.  In conducting these reviews, the third-parties relied on information and resources available to it (which were limited and which, in most cases, were not independently verified) and, in certain cases, may have engaged one or more third party agents to assist in performing its review.  These review procedures were intended to discover certain material discrepancies and possible material defects in the mortgage loans.  However, these procedures did not constitute a re-underwriting of the mortgage loans based on any updated information concerning the mortgagor and were not designed or intended to discover every possible discrepancy or defect.  We cannot assure you that any of the reviews that were conducted uncovered relevant facts that could be determinative of how the mortgage loans will perform.  Investors are encouraged to make their own determination as to whether the review procedures as further described under “Pre-Offering Review of Mortgage Loans” in this prospectus supplement are sufficient to meet their investment criteria.

Furthermore, to the extent that the limited review conducted by the third-parties did not reveal factors that could affect how the mortgage loans will perform, the third-parties may have, due to the subjective nature of the assessment, incorrectly assessed the potential severity of those factors or incorrectly

S-31

performed the review.  None of the sponsors, the depositor, any originator, any servicer and any underwriter verified the results of the investigation performed by the third-parties.]

The Lack of Secondary Markets May Make It Difficult for You to Resell Your Notes

Your notes will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the notes.  Each underwriter has stated that it intends to make a secondary market in the offered notes, but it will have no obligation to do so.  We cannot assure you that a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield.  No representation is made by any person or entity as to what the market value of any note will be at any time.  The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

Recent developments in the residential mortgage market in the United States and credit markets generally, have greatly reduced, and in some time periods, virtually eliminated, any liquidity for mortgage-backed securities, such as the notes.  The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from, among other things, reduced investor demand for mortgage loans and mortgage-backed securities, increased investor yield requirements for those loans and securities, downgrades of the ratings of mortgage-backed securities by rating agencies and liquidations of investment portfolios, collateralized debt obligations and structured investment vehicles that contain mortgage-backed securities. Fluctuating investor confidence in the mortgage industry also may continue to contribute to an illiquid market for mortgage-backed securities.  As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity.  These conditions may continue or worsen in the future.

There is currently no secondary market for the notes, and a secondary market may never develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.  Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield.  Investors who desire to obtain financing for their notes similarly may have difficulty obtaining any credit or credit with satisfactory interest rates which may result in lower leveraged yields and lower secondary market prices upon the sale of the notes.  The market value of the notes are likely to fluctuate.  Any of these fluctuations may be significant and could result in significant losses to you.

We make no representation as to the proper characterization of the notes for legal investment, regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the notes under applicable legal investment or other restrictions or as to the consequences of an investment in the notes for such purposes or under such restrictions.  However, the following are examples of statutory and regulatory developments that may adversely affect the ability of particular investors to hold or acquire residential mortgage-backed securities or the consequences to them of an investment in residential mortgage-backed securities and, thus, the ability of investors in the notes to resell their notes in the secondary market.

•
Member States of the European Economic Area (the “EEA”) have implemented Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended) (“Article 122a”), which applies to new securitizations issued on or after January 1, 2011 and to securitizations issued prior to that date where new assets are added or substituted after December 31, 2010.  Among other provisions, Article 122a restricts investments by an EEA -regulated credit institution (and its consolidated group entities) in securitizations that fail to comply with certain requirements.  These requirements include that:  (a) the originator, sponsor or original lender for the securitization has explicitly disclosed that it will retain, on an on-going basis, a material net economic interest of not less than 5% in respect of the securitization and (b) the EEA-regulated credit institution is able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the offered notes it has acquired and the underlying exposures and that it has procedures to monitor such position and the performance of the underlying exposures on an on-going basis.

S-32

Additionally, Article 122a imposes a severe capital charge on a securitization’s securities acquired by an EEA-regulated credit institution if that securitization fails to meet the requirements of Article 122a.  For the purposes of Article 122a, an EEA-regulated credit institution may be subject to capital charges as a result of securitization positions held by its non-EEA affiliates, including those that are based in the United States.  Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by EEA insurance and reinsurance undertakings, by EEA undertakings for collective investment in transferable securities and by investment funds managed by EEA alternative investment fund managers.  None of the sponsors, the depositor, the issuing entity or the originators has taken, or intends to take, any steps to comply with the requirements of Article 122a.  The fact that the offered notes have not been structured to comply with Article 122a is likely to limit the ability of an EEA-regulated credit institution (or a consolidated group entity thereof) to purchase offered notes, which in turn may adversely affect the liquidity of the offered notes in the secondary market.  This could adversely affect your ability to transfer offered notes or the price you may receive upon your sale of offered notes.  None of the issuing entity, the depositor, the originator or any of the transaction parties makes any representation regarding the regulatory capital treatment of your investment in the offered notes on the closing date or any time thereafter.

•
Section 939A of the Dodd-Frank Act requires the U.S. federal banking agencies to modify their existing regulations to remove any reliance on credit ratings and establish alternative standards of credit-worthiness.  As a general rule, national banks are permitted to invest only in “investment grade” instruments, which under pre-existing regulations has been determined based on the credit ratings assigned to these instruments.  These national bank investment-grade standards are incorporated into statutes and regulations governing the investing authority of most state banks, and thus most state banks are required to adhere to these same investment grade standards.  The primary regulator of national banks (the Office of the Comptroller of the Currency (the “OCC”) recently revised its regulatory definition of “investment grade” to require a bank’s determination regarding whether “the issuer of a security has adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure.”  While national banks may continue to consider credit ratings, they may not rely exclusively on such ratings and must conduct separate due diligence to confirm the investment grade of the instruments.  Likewise, the federal banking regulators recently adopted amendments to the market risk capital rules to reflect the appropriate capital treatment of debt and securitization positions without reliance on the credit ratings assigned to those instruments.  These developments may limit the ability or willingness of national banks to purchase notes, which in turn may adversely affect the liquidity of the notes in the secondary market.  This could adversely affect your ability to transfer notes or the price you may receive upon your sale of notes.

•
In connection with Section 939A of the Dodd-Frank Act, the federal banking agencies have also proposed revisions to regulations that would remove references to credit ratings in such agencies’ risk-based capital guidelines applicable to U.S. banking organizations.  Final regulations have been proposed but not yet adopted.  Depending on the final adopted regulations, any changes to these guidelines may cause exposures to residential mortgage-backed securities held by U.S. banking organizations to be subject to different, and possibly greater, capital charges, or otherwise may adversely affect the treatment of residential mortgage-backed securities for regulatory capital purposes.  This may limit the ability or willingness of banks to purchase notes, which in turn may adversely affect the liquidity of the notes in the secondary market.  This could adversely affect your ability to transfer notes or the price you may receive upon your sale of notes..

In addition, future statutory or regulatory developments may further limit the ability or desire of investors in the notes to resell their notes in the secondary market.  Accordingly, all prospective investors in the notes should consider the possible effects of legal investment, regulatory capital, accounting and other restrictions and requirements on the liquidity and value of their notes, whether or not those requirements and restrictions would apply in connection with their initial investments in the notes or to other investors or potential investors in mortgage-backed securities.  In any event, all prospective

S-33

investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the notes will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, reporting requirements, due diligence requirements, capital charges or reserve requirements.

You should consult your own financial, accounting, tax and legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered notes.

See “Risk Factors—You May Have Difficulty Selling the Securities” in the prospectus.

Transaction Parties May Become Subject to Litigation or Governmental Proceedings

Recently, there has been an increase in litigation against, and governmental proceedings involving, sponsors, originators, depositors and servicers of mortgage backed securities.  If a transaction party becomes subject to litigation or a governmental proceeding relating to the mortgage loans, this may increase the costs and expenses of the issuing entity.  These expenses generally may be paid from payments on the mortgage loans prior to payment of those amounts to the notes.  In addition, if the servicer is subject to litigation or a governmental proceeding, this may affect the ability of the servicer to perform its obligations under the related servicing agreement, even if such litigation or a governmental proceeding is not related to a mortgage loan.  If a responsible party becomes subject to litigation or a governmental proceeding, this may affect the ability of the responsible party to perform any of its obligations to repurchase mortgage loans from the issuing entity with respect to which there has been a breach of representations and warranties and satisfaction of the conditions to repurchase.  This could result in a delay in or reduction of payments on the notes.  We cannot assure you as to the effect litigation, if any, may have on payments in respect of the mortgage loans or yield on the notes.

GSMC and the depositor have been named as defendants in numerous legal proceedings related to their participation in mortgage loan securitizations and the residential mortgage market.  See “Pending Legal Proceedings Involving Transaction Parties.”

The Lack of Physical Notes May Cause Delays in Payment and Cause Difficulties in Pledging or Selling Your Notes

You will not have a physical note if you own any offered note.  As a result, you will be able to transfer your notes only through The Depository Trust Company (“DTC”), participating organizations, indirect participants and certain banks.  The ability to pledge a note of one of these classes to a person that does not participate in the DTC system may be limited because of the lack of a physical note.  Your access to information regarding the notes may be limited since conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.  In addition, you may experience some delay in receiving payments on these notes because the securities administrator will not send payments directly to you.  Instead, the securities administrator will send all payments to Cede & Co., as nominee for DTC, rather than directly to you, which then will be required to credit those payments to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.  Also, because investors may be unwilling to purchase notes without delivery of a physical note, these notes may be less liquid in any secondary market that may develop.

Your notes will be initially represented by one or more notes registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a noteholder or as a holder of record of your notes.  As a consequence, investors may experience difficulties in identifying or communicating with other investors in the notes for the purpose of exercising remedies, taking collective action or otherwise.

S-34

A Portion of the Mortgage Loans are Secured by Subordinate Mortgages; in the Event of a Default, These Mortgage Loans are More Likely to Experience Losses

Approximately [    ]% of the mortgage loans, as of the statistical calculation date, are secured by second lien mortgages that are subordinate to the rights of the holder of the related senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a subordinate or junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of a default under the mortgage. The issuing entity will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of any senior liens. In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related second lien mortgage loan as bad debt.

Geographic Concentration of the Mortgage Loans in Particular Jurisdictions May Result in Greater Losses If Those Jurisdictions Experience Economic Downturns

Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the issuing entity to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

In particular, the following approximate percentages of mortgage loans on the statistical calculation date were secured by mortgaged properties located in the following states:

Because of the relative geographic concentration of the mortgaged properties within the certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

S-35

The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties.

[Payments in Full of a Balloon Loan Depend on the Borrower’s Ability to Refinance the Balloon Loan or Sell the Mortgaged Property

Approximately [    ]% of the mortgage loans will not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity.  Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property.  The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•	the level of available interest rates at the time of sale or refinancing;

•	the borrower’s equity in the related mortgaged property;

•	the financial condition of the mortgagor;

•	tax laws;

•	prevailing general economic conditions; and

the availability of credit for single family real properties generally.

The current credit crisis and recent economic downturn have resulted in tightened lending standards and a substantial reduction in capital available to refinance mortgage loans at their maturity dates. These factors have increased the risk that borrowers will have difficulty refinancing mortgage loans.]

[The Review Process Is the Sole and Exclusive Process by which Any Material Breach of Representations and Warranties May Be Identified and Remedied

[                ] will act as the file reviewer under the representation and warranty review agreement.  As more particularly described under “Description of the Notes and the Indenture—Representations and Warranties Regarding the Mortgage Loans” in this prospectus supplement, upon occurrence of the one or more of the events described in the prospectus supplement, the securities administrator will request that the file reviewer undertake a review of such mortgage loan to test for the accuracy of certain representations and warranties made by the related responsible party.  The review process, including the final determination by the file reviewer, constitutes the sole and exclusive process by which any material breach of a representation or warranty of a responsible party with respect to the mortgage loans may be identified.

[A determination by the file reviewer represents the analysis and the opinion of the file reviewer based on the testing procedures, and there can be no assurance that either the testing procedures or any review using the testing procedures will adequately identify all inaccurate representations and warranties with respect to the subject mortgage loans.  No responsible party will have any obligation to cure a breach of a mortgage loan representation and warranty or repurchase a mortgage loan or pay a loss amount as a result of a breach of a representation and warranty unless the conditions to repurchase described in this prospectus supplement have been satisfied.  As a result, there may be mortgage loans that breach representations and warranties for which the issuing entity will have no available remedies against the applicable responsible party.]

[Describe conditions to repurchase]

S-36

Additionally, the file reviewer will conduct its review based on the information in the review materials provided to it and other generally available documentation.  Therefore, unless some documentation that would cause a test performed by the file reviewer to be failed is clearly contained in the review materials for the mortgage loan, the file reviewer will not be able to determine if a mortgage loan has failed a test.]

[Failure by a Responsible Party to Timely Repurchase or Substitute for Mortgage Loans May Have an Adverse Effect on the Notes

If the file reviewer determines that the conditions to repurchase described in this prospectus supplement have been satisfied, a repurchase request will be made of the responsible party.  The responsible party may dispute the repurchase request, repurchase the affected mortgage loan from the issuing entity or, subject to the requirements described in this prospectus supplement, substitute another mortgage loan.  If the responsible party is unable or otherwise fails to repurchase the affected mortgage loan from the issuing entity or, if applicable, substitute another mortgage loan, noteholders may suffer losses.  We cannot assure you that a responsible party will repurchase an affected mortgage loan when a repurchase request is made, due to such responsible party’s financial condition or otherwise.]

Servicing Transfers May Result in Delinquencies or Losses

As the result of any unremedied servicer events of default in a servicer's performance under the related servicing agreement, the indenture trustee may remove the related servicer.  In addition, any servicer, subject to the terms and conditions of the related servicing agreement, may resign, and the master servicer, as successor servicer, will be obligated to assume the other responsibilities, duties and liabilities of the predecessor servicer as soon as practicable, but in no event later than [90] days after the indenture trustee has notified the predecessor servicer that it is being terminated. The noteholders will be dependent upon each servicer to adequately and timely perform its servicing obligations and remit to the master servicer the funds from the payments of principal and interest received on the mortgage loans. The manner in which each servicer performs its servicing obligations is likely to affect the amount and timing of the principal and interest payments received on the mortgage loans.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate mortgagor notification and system incompatibilities and for other reasons.  As a result, the mortgage loans subject to servicing transfer may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer.  There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on the notes.

In addition, the servicing fee for a servicer may need to be increased in order to obtain a replacement servicer.  The fee payable to each servicer is based on a fee rate equal to a percentage of the outstanding mortgage loan balances of the mortgage loans serviced by that servicer.  No assurance can be made that such fee rate in the future will be sufficient to attract a replacement servicer to accept an appointment.  Any increase in the servicing fee paid to a replacement servicer will decrease the amount of collections available for payment to the noteholders.

See “The Servicing Agreement—General” and “—Removal and Resignation of the Servicer” in this prospectus supplement.

Accounting Rules May Affect You

The Financial Accounting Standards Board recently adopted changes to the accounting standards for investments, such as Class A notes, in interests in securitization vehicles such as the issuing entity. These changes, and any other future changes in accounting standards, may affect the manner in which you must account for your investment in any Class A notes and, under some circumstances, may require that you consolidate the entire issuing entity on your balance sheet. Prospective investors in the Class A notes should consult their accounting advisors to determine the effect that accounting standards,

S-37

including the recent changes, may have on them. We make no representation or warranty regarding the treatment of any Class A notes or the issuing entity for purposes of any accounting standards.

The Class A Notes Are Obligations of the Issuing Entity Only

The notes will not represent an interest in or obligation of the depositor, any sponsor, any underwriter, the master servicer, any servicer, any responsible party, the indenture trustee, the owner trustee or any of their respective affiliates. Neither the notes nor the mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the master servicer, any servicer, the indenture trustee or any of their respective affiliates. Proceeds of the assets included in the issuing entity will be the sole source of payments on the notes, and there will be no recourse to the depositor, any underwriter, the master servicer, any servicer, any sponsor, any responsible party, the indenture trustee or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the notes.

High Loan-to-Value Ratios or Combined Loan-to-Value Ratios Increase Risk of Loss

Mortgage loans with higher original loan-to-value ratios or combined loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios or combined loan-to-value ratios of [80]% or below.  Approximately [    ]% of the mortgage loans had original loan-to-value ratios greater than [80]% and approximately [    ]% of the mortgage loans had combined original loan-to-value ratios greater than [80]%, each as calculated as described under “The Mortgage Loan Pool—General” in this prospectus supplement.

Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined original loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.  See “Risk Factors—Loan-to-Value Are Calculated Based on Appraised Value, Which May Not Be an Accurate Reflection of Current Market Value” in the prospectus.

Investors are encouraged to make their own determination as to the degree of reliance they place on the loan-to-value ratios and combined loan-to-value ratios that are disclosed in this prospectus supplement.

 [Mortgage Loans with Interest Only Payments May Have a Higher Risk of Default or Rate of Prepayment

Approximately [    ]% of the mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [    ] to [    ] years following the origination of the mortgage loan.

Following the interest only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

The presence of these mortgage loans in the issuing entity will, absent other considerations, contribute to longer weighted average lives of the related notes.  If you purchase a related note at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every due date.  In addition, a mortgagor may view the absence of any obligation to make a payment of principal during the interest only period as a disincentive to prepayment.  At the end of the interest only period, mortgagors may expect to refinance their mortgage loans with new mortgage loans (if a refinancing opportunity is available), which may result in higher prepayment speeds than would otherwise be the case.

S-38

If a recalculated monthly payment as described above is substantially higher than a mortgagor's previous interest only monthly payment, that mortgage loan may be subject to an increased risk of delinquency and loss.]

Conflicts of Interest between the Servicer and the Trust

The servicer or an affiliate of the servicer will initially own all or a portion of the Class A notes.  The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the servicer, may affect the weighted average lives and yields of the Class A notes.  Although the servicing standard in the servicing agreement will obligate the servicer to service the mortgage loans without regard to the ownership or non-ownership of any notes by the servicer or any of its affiliates, you should consider the possibility that the timing of such foreclosures or sales may not be in the best interests of all noteholders.  You should also consider that, other than the general servicing standard described above, no specific guidelines will be set forth in the servicing agreement to resolve or minimize potential conflicts of interest of this sort.

Government Actions May Affect Foreclosures

The federal government, state governments, consumer advocacy groups and others continue to urge servicers to be aggressive in modifying mortgage loans to avoid foreclosure.  Numerous laws, regulations and rules relating to mortgage loans generally, and foreclosure actions particularly, have been implemented and continue to be proposed by federal, state and local governmental authorities.  If enacted, these laws, regulations and rules may provide new defenses to foreclosure, may insulate the underlying servicers from liability for modification of loans without regard to the terms of the governing servicing contracts or may result in delays in the foreclosure process, reduced payments by borrowers, limitations on upward adjustment of mortgage interest rates, permanent forgiveness of debt, increased prepayments due to the availability of government-sponsored refinancing initiatives and/or increased reimbursable servicing expenses, all of which are likely to result in delays and reductions in the payments to be made to you.  Several courts and state and local governments and their elected or appointed officials also have taken unprecedented steps to slow the foreclosure process or prevent foreclosure altogether.  These laws, regulations and rules will result in delays in the foreclosure process, and may lead to reduced payments by mortgagors or increased reimbursable servicing expenses.  In addition, the U.S. Congress and various state and local legislatures are considering or have adopted legislation, that, among other things, would permit limited assignee liability for certain violations in the mortgage loan origination process.  We cannot predict whether or in what form the U.S. Congress or various state and local legislatures may enact such legislation or how such legislation might impact your notes.  Investors will bear the risk that future regulatory and legal developments will result in losses on their notes, whether due to delayed or reduced payments or reduced market value.  In addition, the effect on the notes will likely be more severe if these future legal and regulatory developments occur in one or more states in which there is a significant concentration of mortgaged properties related to the mortgage loans.

The Payment of Costs and Expenses of the Issuing Entity May Reduce the Amount of Payments on Your Notes

As described under “Description of the Notes and the Indenture—Administration Fees” in this prospectus supplement, for each payment date the master servicer, servicer, [file reviewer fees,] the indenture trustee and the owner trustee will be entitled to their fee prior to the noteholders receiving any payments.  The payment of such amounts on a payment date or, if permitted, during the related due period will reduce amounts available for payment on the notes for the related payment date.

The issuing entity will be responsible for reimbursements for certain unanticipated expenses borne by the depositor, the servicers, the owner trustee or the indenture trustee.  Reimbursement may result in shortfalls in amounts that would otherwise be available for payment to the noteholders.  Funds collected on the mortgage loans that are available for payment to the noteholders will also be net of any indemnification payments made to the depositor, the servicer or the trustee, as described under “The

S-39

Servicing Agreement—Certain Matters Regarding the Depositor, the Servicers and the Trustee” in this prospectus supplement

Credit Scores May Not Accurately Predict the Likelihood of Default

Each originator generally uses credit scores as part of its underwriting process.  Credit scores are generated by models developed by third party credit reporting organizations which analyzed data on consumers in order to establish patterns which are believed to be indicative of a mortgagor’s probability of default.  A credit score represents an opinion of the related credit reporting organization of a borrower’s creditworthiness.  The credit score is based on a mortgagor’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  Credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  A credit score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, i.e., that a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score.  In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of most mortgage loans.  Credit scores do not necessarily correspond to the probability of default over the life of the related Mortgage Loan, because they reflect past credit history, rather than an assessment of future payment performance.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.  Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the mortgagor.  Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related Mortgage Loans.  None of any sponsor, the depositor or any underwriter makes any representation or warranty as to any mortgagor’s current credit score or the actual performance of any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that a mortgagor will repay its mortgage loan according to its terms.

Modification of a Mortgage Loan May Adversely Affect Your Notes

To limit losses on delinquent mortgage loans and maximize collections, a servicer may, subject to the related servicing agreement, use loss mitigation measures, including forbearance agreements and other modification agreements and pre-foreclosure sales.  Certain of the mortgage loans are potentially eligible for modification pursuant to one or more government-sponsored loss mitigation programs or one of the servicer’s proprietary loss mitigation programs.

In 2008 and 2009, the federal government commenced implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures.  In addition, certain mortgage lenders and servicers have voluntarily, or as part of settlements with law enforcement authorities, established loan modification programs relating to the mortgages they hold or service.  These programs may involve, among other things, the modification of mortgage loans to reduce the rate of interest payable on the loans, to extend the payment terms of the loans, to forgive principal or to forbear the payment of a portion of principal on the mortgage loan without interest.  In addition, members of the U.S. Congress have indicated support for additional legislative relief for homeowners, including a proposed amendment of the bankruptcy laws to permit the modification of mortgage loans in bankruptcy proceedings.

Recent and future regulatory initiatives may have the effect of increasing modification and loss mitigation activity with respect to performing mortgage loans.  Any new laws, regulations or rules may result in reduced collections from the mortgage loans and, to the extent not covered by credit enhancement, reduced payments or losses on one or more classes of the notes.  For example, the Home Affordable Modification Program, or “HAMP,” administered by the U.S. Department of Treasury, provides incentives to servicers to modify mortgage loans by writing down principal, to offer permanent modifications and to provide homeowners with more alternatives to foreclosure.  HAMP also requires servicers, in certain circumstances, to allow a 30-day response period after notice that a mortgagor has

S-40

not been approved for HAMP before conducting a foreclosure sale, and prohibits servicers from referring a mortgagor to foreclosure until the mortgagor has been determined to be ineligible for HAMP or reasonable solicitation efforts have failed.  Although HAMP [may not apply to any mortgage loan in the mortgage pool], its applicability requirements could be revised in the future.  Also, programs similar to HAMP may be applicable to certain mortgage loans.  Similarly, a Federal Housing Administration program permits lenders to provide additional refinancing options to mortgagors who owe more than their home is worth.  These loan modification programs, as well as future law enforcement and legislative or regulatory actions, including changes to HAMP and amendments to the bankruptcy laws that result in the modification of outstanding mortgage loans, could adversely affect the amounts payable on and market value of your notes.  These programs may involve the modification of mortgage loans in default as well as mortgage loans where default is, in the judgment of the servicer, reasonably foreseeable.  See “Legal Aspects of the Mortgage Loans–Home Affordable Modification Program” in the prospectus.

Modifications of mortgage loans implemented by a servicer in order to maximize ultimate proceeds of the mortgage loans may have the effect of, among other things, reducing the mortgage interest rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the mortgage loan or any combination of these or other modifications.  Any modified mortgage loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in reduced payments of interest on or principal of the notes.  If a servicer reduces the interest rate, extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, or charges off or sells the mortgage loan, amounts available to make payments on the notes will be reduced.  The actual final payment date for any class might be later, and could be significantly later, than the final scheduled payment date if the related servicer extends the maturity date of a mortgage loan beyond the final scheduled payment date for the notes.  A modification allowing principal forgiveness will result in the allocation of a realized loss to the most subordinate class of notes outstanding.

It is not yet certain whether the servicers will modify the terms of any mortgage loans, what form any modified terms may take, how or when modifications may be implemented, or how the notes may be impacted by such modifications.  Both the failure of a servicer to modify a mortgage loan that results in a default and liquidation of the mortgage loan and the modification of a mortgage loan that reduces the payment of amounts owed to the issuing entity will have an adverse effect on the notes.

See “Modifications of the Mortgage Loans May Adversely Affect Your Securities” in the prospectus.

[Proposals to Acquire Mortgage Loans by Eminent Domain May Adversely Affect Your Notes

The County Board of Supervisors of San Bernardino, California adopted a resolution on April 10, 2012, later amended on June 19, 2012, that approved a joint exercise of powers agreement among the County of San Bernardino, California, the City of Ontario, California and the City of Fontana, California to establish a joint powers authority (the “JPA”) to implement a program to assist homeowners in those jurisdictions who are obligated on residential mortgage loans with outstanding balances in excess of the market value of the mortgaged properties.  The program may include authorization for the JPA to acquire any such mortgage loans by voluntary purchase or eminent domain and to modify those mortgage loans to allow homeowners to continue to own and occupy their homes.  While the JPA has determined not to pursue the acquisition of mortgage loans by way of eminent domain, there is no certainty as to whether the JPA or other empowered authority will take steps to acquire any mortgage loans by way of eminent domain in the future.

Subsequently, the City of Chicago, Illinois, the City of Berkeley, California and certain other cities and municipalities have considered how the power of eminent domain could be used to acquire residential mortgage loans.  In the event that any municipality or governmental authority elects to pursue the purchase of mortgage loans by eminent domain, there is no assurance whether any mortgage loans sought to be purchased will be mortgage loans held in securitization trusts, including the issuing entity,

S-41

what purchase price would be paid for any such mortgage loans, and whether governmental entities in addition to those listed above may consider and ultimately pass similar legislation.  Any such actions could have a material adverse effect on the market value of residential mortgage-backed securities such as the notes.  There is also no certainty as to whether any such action without the consent of investors would face legal challenge, and, if so, the outcome of any such challenge.

As described under “Servicing of the Mortgage Loans—Obligations in Respect of Proposed Eminent Domain Mortgage Loan Acquisition” below, if a governmental entity implements a program under which it has the power to acquire residential mortgage loans through the exercise of eminent domain, and the governmental entity proposes to acquire a mortgage loan out of the issuing entity, the related servicer or the master servicer will be obligated to obtain a valuation on the related property in the form of a broker’s price opinion or another valuation method that it deems appropriate.  The indenture trustee will notify noteholders of the governmental entity’s proposed action.  A [majority] of noteholders may direct the issuing entity to pursue an action contesting the acquisition through appropriate legal proceedings.  These procedures may take substantial time, which could result in delays in collections of amounts due on mortgage loans, increased costs and losses to noteholders.]

[Goldman Sachs Mortgage Company, GS Mortgage Securities Corp. and their Affiliates Have Mortgage Related Interests

Due to the diverse nature of the business activities of Goldman Sachs Mortgage Company, GS Mortgage Securities Corp. and their affiliates (collectively, “GS”), GS may from time to time have economic interests in the performance of residential mortgage loans or mortgage-backed securities that may include holding, buying or selling residual interests in securitized pools of loans, various classes of mortgage-backed securities that differ in entitlement to cash flow and allocation of losses, interests in the form of derivatives such as credit default swaps, or long or short positions with respect to mortgage-backed securities or indices that track the performance of certain mortgage-backed securities.  The interests of GS in any of its various capacities may not be aligned with the interests of noteholders, and such activities may cause or lead to potential conflicts of interest.  For reasons of client confidentiality and the management of its own business, GS will not disclose any such activities or information.

Furthermore, GS may establish, maintain, adjust or unwind hedge positions with respect to the notes or sell, increase or liquidate any positions in any of the notes at any time.  For reasons of client confidentiality and the management of its own business, GS will not disclose any such activities or information.]

Conflicts Between the Sponsors, the Depositor, the Issuing Entity, the Custodian, the Originators, the Servicers and Their Respective Affiliates May Have an Adverse Effect on Your Notes

Conflicts of interest may arise between the issuing entity, on the one hand, and the sponsors, the depositor, the custodian, the originators, the servicers and their respective affiliates that engage in the residential mortgage lending and loan acquisition business, on the other hand.  Those conflicts may arise, for example, because an originator or a servicer and their respective affiliates intend to continue to actively originate, acquire and dispose of residential mortgage-related assets in the ordinary course of their businesses.  During the course of their business activities, the respective originators, the servicers and their respective affiliates may solicit mortgagors to refinance or obtain secondary financing with respect to mortgage loans owned by the issuing entity.  Under the circumstances described above, the interests of those originators, servicers and their respective affiliates may differ from, and compete with, the interests of the issuing entity.  Decisions made with respect to those interests or assets may adversely affect the amount and timing of payments on the notes.

Potential Conflicts of Interest of Goldman, Sachs & Co. and its Affiliates

Goldman, Sachs & Co. will play various roles in relation to the offering, including the roles described below.

S-42

The activities and interests of Goldman, Sachs & Co., its affiliates, clients and respective officers, members and employees (collectively, “Goldman Sachs”) will not necessarily align with, and may in fact be directly contrary to, those of the investors in the offered notes.  Goldman Sachs is part of a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. Goldman Sachs' activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  These activities may also include buying or selling credit protection in respect of the offered notes, objectives or investment strategies that are inconsistent with or contrary to those of investors in the offered notes, and/or hedging any exposure of Goldman Sachs to the offered notes on the closing date or any time in the future. The securities and instruments in which Goldman Sachs takes positions, or expect to take positions, may include the offered notes, or similar securities or products.  Market making is an activity where Goldman Sachs buys and sells on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, holders should expect that Goldman Sachs will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered notes.

As a result of Goldman Sachs's various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, holders should expect that personnel in various businesses throughout Goldman Sachs will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered notes.

If Goldman Sachs becomes a noteholder, through market-making activity or otherwise, any actions that it takes in its capacity as a noteholder of the related notes, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of offered notes.  To the extent a Goldman Sachs entity makes a market in the offered notes (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the offered notes.  In connection with any such activity, it will have no obligation to take, refrain from taking or cease taking any action with respect to these transactions and activities based on the potential effect on an investor in the offered notes.  The price at which Goldman Sachs may be willing to purchase the offered notes, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the offered notes and significantly lower than the price at which it may be willing to sell the offered notes.

Furthermore, Goldman Sachs expects that a completed offering will enhance its ability to assist clients and counterparties in transactions related to the offered notes and in similar transactions (including assisting clients in additional purchases and sales of the offered notes and hedging transactions).  Goldman Sachs expects to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance Goldman Sachs' relationships with various parties, facilitate additional business development, and enable it to obtain additional business and to generate additional revenue.

Goldman, Sachs & Co. and its affiliates are engaged in several roles in this transaction.  Goldman, Sachs & Co., the underwriter, is an affiliate of Goldman Sachs Mortgage Company, a sponsor, and GS Mortgage Securities Corp., the depositor under this securitization.

See “Summary—Affiliations and Certain Relationships Among Certain Transaction Parties” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement for a description of certain affiliations and relationships between Goldman, Sachs & Co. and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any notes.

S-43

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the notes may be significantly increased.

[insert any other risk factors]

S-44

THE MORTGAGE LOAN POOL

The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the stated principal balances of the mortgage loans as of the statistical calculation date, which is [      ], [    ], unless otherwise specified in this prospectus supplement. The mortgage loan principal balances that are transferred to the issuing entity will be the stated principal balances as of a cut-off date of [      ], [    ]. With respect to the mortgage loan pool, some principal amortization will occur from the statistical calculation date to the cut-off date and from the cut-off date to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the statistical calculation date may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan pool, and may not be included in the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date and as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the statistical calculation date as presented in this prospectus supplement, although such variance should not be material. In addition, the final mortgage loan pool may vary plus or minus [   ]% from the statistical calculation pool of mortgage loans described in this prospectus supplement.

General

The issuing entity will primarily consist of approximately [   ] conventional, non-prime, adjustable- and fixed-rate, first lien and second lien residential mortgage loans with original terms to maturity from their first scheduled payment due date of not more than 30 years, having an aggregate principal balance of approximately $[         ] as of the statistical calculation date. [The mortgage loans to be transferred to the issuing entity were acquired by the sponsors, including (i) Goldman Sachs Mortgage Company (“GSMC”), an affiliate of the depositor, from [          ], and (ii) [          ] from [          ].  [               ] previously acquired the mortgage loans from its affiliate, [             ], who originated or acquired them.]

[[GSMC] purchases mortgage loans from pre-approved counterparties on a periodic basis.  If practicable, [GSMC] will select mortgages loans originated by a single originator for inclusion in a particular transaction.  [GSMC] bid on a pool of mortgage loans from [        ] in [        ] and in [        ] purchased a sub-set of such pool after conducting due diligence on the mortgage loan portfolio offered.  [GSMC] selected all of the mortgage loans that were purchased from [        ] in [        ] that had not paid off since such mortgage loans had been purchased for inclusion in the [        ].]

In general, the mortgage loans were originated or acquired in accordance with the underwriting guidelines described in this prospectus supplement under “—Underwriting Guidelines” below[, with such exceptions described under that sub-heading].  Because such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

Approximately [     ] (or [     ]%) of the mortgage loans in the issuing entity are fixed-rate mortgage loans and approximately [     ] (or [     ]%) are adjustable-rate mortgage loans, as described in more detail under “—Adjustable-Rate Mortgage Loans” below. All of the mortgage loans have scheduled monthly payment due dates on the first day of the month. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

[All of the mortgage loans are secured by first or second mortgages, deeds of trust or similar security instruments creating first liens or second liens on residential properties consisting of one- to four family dwelling units, individual condominium units, individual units in planned unit developments or modular homes.]

Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the

S-45

unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

Approximately [     ]% of the mortgage loans have combined original loan-to-value ratios in excess of [80]%. The “loan-to-value ratio” of a mortgage loan at any time is the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value or its review appraisal value (as determined pursuant to the responsible party’s underwriting guidelines) at the time of sale or (b) in the case of a refinancing or modification of a mortgage loan, the appraised value of the mortgaged property at the time of the refinancing or modification. The “combined loan-to-value ratio” of a second lien mortgage loan at any time is the ratio of the (a) sum of (i) the principal balance of the related first lien mortgage loan at origination, and (ii) the principal balance of that mortgage loan that is secured by the same mortgaged property to (b) the lesser of (i) the appraised value of the mortgaged property at the time the mortgage loan is originated, or (ii) the sales price of the mortgaged property at the time of such origination. However, in the case of a refinanced mortgage loan, the value is based solely upon the appraisal made at the time of origination of that refinanced mortgage loan.

None of the mortgage loans are covered by existing primary mortgage insurance policies.

All of the mortgage loans are fully amortizing.

The pool of mortgage loans has the following approximate aggregate characteristics as of the statistical calculation date(1):

	Adjustable-Rate	Fixed Rate	Aggregate
Stated Principal Balance
Number of Mortgage Loans
Average Stated Principal Balance
Weighted Average Gross Interest Rate
Weighted Average Net Interest Rate(2)
Weighted Average Original FICO Score
Weighted Average Original LTV Ratio
Weighted Average Combined LTV with Silent Seconds(3)
Weighted Average Stated Remaining Term (months)
Weighted Average Seasoning (months)
Weighted Average Months to Roll:(4)
Weighted Average Gross Margin:(4)
Weighted Average Initial Rate Cap:(4)
Weighted Average Periodic Rate Cap:(4)
Weighted Average Gross Maximum Lifetime Rate:(4)

(1)	[All percentages calculated in this table are based on stated principal balances as of [ ], unless otherwise noted.
(2)	The Weighted Average Net Interest Rate is equal to the Weighted Average Gross Interest Rate less the Expense Fee Rate.
(3)
With respect to first lien mortgage loans, the Combined Original LTV Ratio reflects the original loan-to-value ratio and with respect to the second lien mortgage loans, the Combined Original LTV Ratio reflects the ratio of the sum of the principal balance of the second lien mortgage loans at the cut-off date, plus the principal balance of the related first lien mortgage loan, to the value of the related mortgaged property.

(4)	Represents the weighted average of the adjustable-rate mortgage loans.]

The stated principal balances of the mortgage loans range from approximately $[         ] to approximately $[         ]. The mortgage loans had an average stated principal balance of approximately $[         ].

The weighted average loan-to-value ratio (or, with respect to second lien mortgage loans, combined loan-to-value ratio) at origination of the mortgage loans is approximately [   ]% and approximately [   ]% of the mortgage loans have combined loan-to-value ratios (or, with respect to second lien mortgage loans, combined loan-to-value ratios) at origination exceeding [   ]%.

S-46

Approximately [   ]% of the mortgage loans are secured by first liens, and approximately [   ]% of the mortgage loans are secured by second liens.

No more than approximately [   ]% of the mortgage loans are secured by mortgaged properties located in any one zip code area. As of the cut-off date, except for approximately [   ]% of the mortgage loans, none of the mortgage loans were more than one payment past due.

As of the cut-off date, [   ] mortgage loans, with an aggregate stated principal balance of approximately $[   ], were [   ] - [   ] days past due. A mortgage loan will be considered past due if the payment due on the related contractual payment date is not received by the immediately succeeding contractual payment date.   The indenture will provide that delinquency percentages will be calculated [Insert applicable method].

The tables on Schedule A set forth certain statistical information with respect to the aggregate mortgage loan pool. Due to rounding, the percentages shown may not precisely total 100.00%.

Prepayment Premiums

Approximately [   ]% of the mortgage loans provide for payment by the borrower of a prepayment premium (each, a “Prepayment Premium”) in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one year to three years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of three years. [Prepayment Premiums collected from borrowers will be paid to the holders of the equity certificates and will not be available for payment to the notes.]

The servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the servicing agreement if waiver would maximize recoveries on the related mortgage loan, the Prepayment Premium may not be collected under applicable law or the waiver is permitted in certain circumstances specified in the servicing agreement.

Adjustable-Rate Mortgage Loans

Approximately [   ]% of the adjustable-rate mortgage loans provide for semi-annual adjustment of the related mortgage rate based on the [Six-Month LIBOR] Loan Index (as described below under “—The Indices”), and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”). Approximately [   ]% of the adjustable-rate mortgage loans provide for a monthly adjustment of the related mortgage rate based on the [One-Month LIBOR] Loan Index (as described below under “—The Indices”), and for corresponding adjustments to the monthly payment amount, in each case on each Adjustment Date. The mortgage loans with a [One-Month LIBOR] Loan Index are interest-only loans for a period of approximately [   ] years following origination.

The first adjustment for approximately [   ]% of the adjustable-rate mortgage loans will occur after an initial period of approximately two years following origination (the “[    ] Adjustable-Rate Mortgage Loans”; and in the case of approximately [   ]% of the adjustable-rate mortgage loans, approximately three years following origination (the “[    ] Adjustable-Rate Mortgage Loans”). On each Adjustment Date for an adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the nearest multiple of [   ] of the applicable Index and a fixed percentage amount (the “Gross Margin”). However, the mortgage rate on each adjustable-rate mortgage loan will not increase or decrease by more than a fixed percentage specified in the related mortgage note (the “Periodic Cap”) on any related Adjustment Date, except in the case of the first Adjustment Date, and will not exceed a specified maximum mortgage rate over the life of the mortgage loan (the “Maximum Rate”) or be less

S-47

than a specified minimum mortgage rate over the life of the mortgage loan (the “Minimum Rate”). The Periodic Caps for the adjustable-rate mortgage loans are:

•	[ ]% for approximately [ ]% of the adjustable-rate mortgage loans;

•	[ ]% for approximately [ ]% of the adjustable-rate mortgage loans; and

•	[ ]% for approximately [ ]% of the adjustable-rate mortgage loans.

The mortgage rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage as specified in the related mortgage note (the “Initial Cap”). The Initial Caps range from [   ]% to [   ]% for all of the adjustable-rate mortgage loans. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted.

Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described in this prospectus supplement. See “—The Indices” below. The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable mortgage rate to a fixed mortgage rate.

The Indices

With respect to approximately [   ]% of the adjustable-rate mortgage loans, the Index used in determining the mortgage rates of the adjustable-rate mortgage loans is the average of the interbank offered rates for one-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the “[One-Month LIBOR] Loan Index”) and as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. With respect to approximately [   ]% of the adjustable-rate mortgage loans, the Index used in determining the mortgage rates of the adjustable-rate mortgage loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the “[Six-Month LIBOR] Loan Index”) and as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the applicable Index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The Originators

[To be updated with Originator’s information, including information required by Regulation AB Item 1110.]

The information under this heading “—The Originator” has been provided by [          ].

[For a description of material legal proceedings pending against each originator contemplated in Item 1110(b) of Regulation AB, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.]

[For a description of certain affiliations, relationships and related transactions, to the extent known and material, between each originator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

S-48

Underwriting Guidelines

General

[Insert description of applicable underwriting guidelines.]

[Describe any mortgage loan exceptions in accordance with Item 1111(a)(8), including compensating factors and the transaction party or parties that determined to include the mortgage loan in the pool.]

Credit Scores

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness (the “Credit Scores”). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

The tables on Schedule A set forth certain information as to the Credit Scores of the related mortgagors for the mortgage loans, obtained in connection with the origination of each mortgage loan.

THE MASTER SERVICER

[To be updated with Master Servicer’s information, including information required by Regulation AB Item 1108]

General

The master servicer is responsible for the aggregation of monthly reports and remittances prepared by [          ], the servicer, and for the oversight of the performance of the servicer under the servicing agreement. In particular, the master servicer independently calculates monthly loan balances based on data provided by the servicer, compares its results to the loan-level reports prepared by the servicer and reconciles any discrepancies with the servicer. The master servicer also reviews the servicing of defaulted loans by the servicer for compliance with the terms of the servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity and at the direction of the indenture trustee against the defaulting servicer. As of [          ], [          ] was acting as master servicer for approximately [          ] series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $[          ].

[For a description of material legal proceedings pending against the master servicer, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.]

S-49

[For a description of certain affiliations, relationships and related transactions, to the extent known and material, between the master servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

Compensation of the Master Servicer

As compensation for its services as master servicer, the master servicer will be entitled to receive a master servicing fee. In the event that the master servicer assumes the duties of the servicer under the servicing agreement, the master servicer will be entitled to receive as compensation, the servicing fees and other compensation that would have been payable to the servicer under the servicing agreement.

Under the terms of the servicing agreement, the indenture trustee may withdraw from the payment account, (i) the master servicing fee with respect to each payment date, (ii) amounts necessary to reimburse the master servicer or the servicer for any previously unreimbursed advances and any advance that the master servicer or the servicer deems to be nonrecoverable from the applicable mortgage loan proceeds, (iii) amounts in respect of reimbursements to which the master servicer or the servicer is entitled in accordance with the terms of the servicing agreement, subject to the limit on such amounts described below under “—Indemnification and Third Party Claims,” and (iv) any other amounts permitted to be withdrawn under the terms of the servicing agreement. The master servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as master servicer without reimbursement.

The master servicer will be required to pay the costs associated with monitoring the servicer without any right of reimbursement. The master servicer will also be required to pay the costs of terminating the servicer, appointing a successor servicer or transferring servicing to the master servicer and will be entitled to be reimbursed for those costs by the successor servicer and/or the terminated servicer pursuant to the terms of the servicing agreement. To the extent the servicing transfer costs are not paid by the terminated servicer or the successor servicer, the master servicer may be reimbursed by the issuing entity for out-of-pocket costs associated with the transfer of servicing of any of the mortgage loans from the servicer to the master servicer or to any other successor servicer.

Indemnification and Third Party Claims

The master servicer will be required to indemnify the depositor, the indenture trustee and the issuing entity and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the master servicer’s representations and warranties set forth in the servicing agreement. The enforcement of the obligation of the master servicer to indemnify the depositor, the indenture trustee and the issuing entity constitutes the sole remedy of the depositor, the indenture trustee and the issuing entity in the event of a breach of the master servicer’s representations and warranties. Such indemnification will survive termination of the master servicer under the servicing agreement, and the termination of the servicing agreement. Any cause of action against the master servicer relating to or arising out of the breach of any representations and warranties made by the master servicer in the servicing agreement will accrue upon discovery of such breach by any of the depositor, the master servicer or the indenture trustee or notice of such breach by any one of such parties to the other parties.

The master servicer will be required to indemnify the depositor, the indenture trustee and the issuing entity, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that they may sustain as a result of the master servicer’s willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the servicing agreement. The depositor and the indenture trustee will be required to immediately notify the master servicer if a claim is made by a third party under the servicing agreement or any of the mortgage loans which entitles the depositor, the indenture trustee or the issuing entity to indemnification by the master servicer under the servicing agreement. The master servicer will be obligated to assume the defense of

S-50

any such claim and pay all expenses in connection with the claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree that may be entered against it or the depositor, the indenture trustee or the issuing entity in respect of such claim.

The issuing entity will be obligated to indemnify the master servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the master servicer may incur or sustain in connection with, arising out of or related to the servicing agreement, except to the extent that any such loss, liability or expense is related to (i) a material breach of the master servicer’s representations and warranties in the servicing agreement or (ii) the master servicer’s willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under such agreement. The master servicer will be entitled to reimbursement for any such indemnified amount from funds on deposit in the payment account. Amounts available to pay indemnified cost and expenses may also be applied to reimburse the master servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated to those costs or from other sources described in “—Compensation of the Master Servicer” above.

Limitation of Liability of the Master Servicer

Neither the master servicer nor any of its directors, officers, employees or agents will be under any liability to the indenture trustee or the noteholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment. However, the master servicer will remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the servicing agreement. The master servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the mortgage loans in accordance with the servicing agreement and that in the opinion of the master servicer may involve it in any expenses or liability. However, the master servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the servicing agreement and the rights and duties of the parties to that agreement and the interests of the noteholders under that agreement. In the event of any litigation regarding the master servicer’s duties, the legal expenses and costs of such action and any liability resulting from such action will be borne by the issuing entity.

The master servicer will not be liable for any acts or omissions of the servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the master servicer in supervising, monitoring and overseeing the obligations of the servicer.

Assignment or Delegation of Duties by the Master Servicer; Resignation

Except as described below, the master servicer will not be permitted to assign or transfer any of its rights, benefits or privileges under the servicing agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the master servicer. However, the master servicer will have the right with the prior written consent of the indenture trustee and the depositor (which consents may not be unreasonably withheld or delayed), and upon satisfaction of the Rating Agency Condition, and in compliance with the other requirements set forth in the servicing agreement, to sell and assign its rights and delegate to any qualified entity its duties and obligations to be performed and carried out as the master servicer. If the duties of the master servicer are transferred to a successor master servicer, the fees and other compensation payable to the master servicer under the servicing agreement will thereafter be payable to such successor master servicer, but in no event will exceed the compensation payable to the master servicer.

[“Rating Agency Condition” with respect to any event or circumstance and Hired Agency, means either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in the Hired Agency’s published ratings criteria to this effect) by that Hired Agency that the

S-51

occurrence of such event or circumstance will not cause the Hired Agency to downgrade, qualify or withdraw its rating assigned to any class of the notes or (b) that the Hired Agency has been given notice of the event or circumstance at least [ten] calendar days prior to the occurrence of the event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable and is acceptable to the Hired Agency) and the Hired Agency has not issued any written notice that the occurrence of the event or circumstance will itself cause it to downgrade, qualify or withdraw its rating assigned to any class of the notes.  Notwithstanding the foregoing, no Hired Agency has any duty to review any notice given with respect to any event, and it is understood that the Hired Agency may not actually review notices received by it prior to or after the expiration of the [ten] calendar day period described in (b) above. Further, each Hired Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any class of the notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or clause (b) above.]

Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the master servicer will be a party, or any entity that succeeds to the business of the master servicer, will become the successor to the master servicer, without the execution or filing of any paper or any further act on the part of any of the parties to the servicing agreement. However, the successor master servicer must be an entity that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac and must have a net worth of not less than $[          ].

The master servicer will be permitted to resign if the master servicer’s duties under the servicing agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the master servicer will be evidenced by an opinion of counsel prepared by counsel to the master servicer and delivered to the indenture trustee. No such resignation will become effective until the indenture trustee assumes, or a successor master servicer reasonably satisfactory to the indenture trustee and the depositor assumes, the master servicer’s responsibilities and obligations under the servicing agreement.

Master Servicer Events of Default; Waiver; Termination

 Under the terms of the servicing agreement, each of the following will constitute a “master servicer event of default” by the master servicer:

(a) any failure by the master servicer to make any P&I Advance required to be made by it under the terms of the servicing agreement, which failure continues unremedied for a period of two (2) business days after the date upon which written notice of such failure, requiring the same to be remedied, has been given to the master servicer;

(b) failure by the master servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the master servicer as set forth in the servicing agreement, which failure continues unremedied for a period of [30] days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the master servicer by the indenture trustee or to the master servicer and indenture trustee by holders of notes evidencing at least [25]% of the voting rights;

(c) certain events of bankruptcy, insolvency, conservatorship or receivership with respect to the Master Servicer;

(d) except as otherwise set forth in the servicing agreement, the master servicer attempts to assign its responsibilities under the servicing agreement or to delegate all or any portion of its duties under that agreement without the consent of the indenture trustee or the depositor; or

(e) the indictment of the master servicer for the taking of any action by the master servicer, any of its affiliates, directors or employees that constitutes fraud or criminal activity in the performance of its obligations under the servicing agreement, in each case, where such action materially and

S-52

adversely affects the ability of the master servicer to perform its obligations under the servicing agreement (subject to the condition that such indictment is not dismissed within 90 days).

By written notice, the indenture trustee may, with the consent of a [majority] of noteholders, waive any default by the master servicer in the performance of its obligations under the servicing agreement and its consequences. Upon any waiver of a past default, such default will cease to exist, and any master servicer event of default arising from that default will be deemed to have been remedied for every purpose under the servicing agreement.

So long as a master servicer event of default remains uncured, the indenture trustee may by notice in writing to the master servicer terminate the master servicer for cause. Upon any termination of the master servicer, it will prepare, execute and deliver to any successor entity designated by the indenture trustee any and all documents and other instruments related to the performance of its duties under the servicing agreement and, any mortgage files related to any pool of mortgage loans with respect to which it acts as a successor servicer in each case, at the master servicer’s expense. The master servicer will cooperate with the indenture trustee and such successor master servicer to effectively transfer its duties under the servicing agreement.

Assumption of Master Servicing by Indenture Trustee

In the event the master servicer can no longer function in that capacity under the servicing agreement, the indenture trustee will assume all of the rights and obligations of the master servicer under the servicing agreement, or the indenture trustee will appoint a Freddie Mac or Fannie Mae approved servicer that is acceptable to the depositor and the rating agencies. The indenture trustee, its designee or any successor master servicer appointed by the indenture trustee, will be deemed to have assumed all of the master servicer’s rights, duties and obligations under the servicing agreement to the same extent as if the servicing agreement had been assigned to the indenture trustee, its designee or any successor master servicer, except that the master servicer will not be relieved of any liability or obligation under the servicing agreement accruing prior to its replacement as master servicer, and the master servicer will be required to indemnify and hold harmless the indenture trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the indenture trustee as a result of such liability or obligations of the master servicer and in connection with the indenture trustee’s assumption (but not its performance, except to the extent that costs or liability of the indenture trustee are created or increased as a result of negligent or wrongful acts or omissions of the master servicer prior to its replacement as master servicer) of the master servicer’s obligations, duties or responsibilities under such agreement.

If the master servicer has resigned or been terminated, upon request of the indenture trustee (but at the expense of the master servicer), the master servicer will be required to deliver to any successor all documents and records relating to the servicing agreement and the related mortgage loans and an accounting of amounts collected and held by it.

THE SERVICERS

[To be updated each servicer’s information, including information required by Regulation AB Item 1108]

General

[          ] will act as a servicer for the mortgage loans.

[For a description of material legal proceedings pending against the servicer, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.]

S-53

[For a description of certain affiliations, relationships and related transactions, to the extent known and material, between the servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

The information under this heading “—General” has been provided by [        ].

From time to time the servicer may acquire servicing portfolios from third parties which acquisitions may be significant in relation to the servicer’s current portfolio. The servicer does not believe that any such acquisition, if effected, would have an adverse effect on its ability to service the mortgage loans in accordance with the servicing agreement.

[Describe other servicers, if any, to the extent required by Regulation AB Item 1108]

THE SPONSORS

General

[Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”), is a sponsor.  Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA.  Goldman Sachs Real Estate Funding Corp. is a wholly owned subsidiary of Goldman Sachs Bank USA.  GSMC is an affiliate of the underwriter and the depositor.

GSMC has been the sponsor of securitizations backed by non-prime and prime mortgage loans since 2001.  The following table describes the approximate volume of non-prime and prime mortgage loan securitizations sponsored by GSMC since 2001.

For a description of material legal proceedings pending against the sponsor, see “Pending Legal Proceedings Involving Transaction Parties—The Sponsor and the Depositor” in this prospectus supplement.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

[Describe other sponsors, if any]

Mortgage Loan Purchase Criteria

[Insert mortgage loan purchase criteria for the mortgage loans for the related series of notes]

REPURCHASE ACTIVITY

The following table provides information regarding the demand, repurchase and replacement history with respect to the residential mortgage loans securitized by the [sponsor][depositor] during the period from [      ] to [      ].

[Insert table]

[Insert disclosure regarding the most recent Form ABS-15G filed by the securitizer and the CIK number of the securitizer.]

STATIC POOL INFORMATION

Information concerning each sponsor’s prior residential mortgage loan securitizations involving [fixed-] [and] [adjustable-rate] non-prime mortgage loans secured by first or second lien mortgages or deeds of trust in residential real properties issued by the depositor is attached to this prospectus

S-54

supplement as Annex A.  Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the issuing entity that will issue the notes offered by this prospectus supplement.  In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond a sponsor’s control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the issuing entity related to this offering.

The delinquency percentages were calculated [Insert applicable method].

[In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the depositor at 200 West Street, New York, New York 10282-2198, Attention: [          ], telephone number (212) [          ].]

[THE ORIGINATORS

[Describe significant originators, if any, with respect to the mortgage loans.]

[Provide a brief description of any legal proceedings pending against the originators as contemplated in Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to noteholders; include similar information as to any such proceedings known to be contemplated by governmental authorities.]

[Description of the originator(s) that originated 20% or more of the pool assets] [Origination program and prior experience to be provided as applicable.]

[Significant Obligors – Describe significant obligors, if any, with respect to the mortgage loans.]

THE DEPOSITOR

The depositor is GS Mortgage Securities Corp., a Delaware corporation.  The depositor is a wholly owned subsidiary of The Goldman Sachs Group, Inc., a Delaware corporation, and is also an affiliate of Goldman, Sachs & Co., one of the underwriters and of GSMC, one of the sponsors.  The depositor will not have any business operations other than acquiring and securitizing residential mortgage assets and related activities.

For a description of material legal proceedings pending against the depositor, see “Pending Legal Proceedings Involving Transaction Parties—The Sponsor and the Depositor” in this prospectus supplement.

[For a description of certain affiliations, relationships and related transactions between the depositor and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

THE ISSUING ENTITY

[          ] the issuing entity, will be formed on the closing date pursuant to the owner trust agreement.  The issuing entity will be a [Delaware Statutory Trust] with no officers or directors and no continuing duties other than to hold the mortgage loans and related assets and issue the notes and the equity certificates.  The fiscal year end for the issuing entity will be [          ], commencing with December [          ].

[For a description of material legal proceedings pending against the issuing entity, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.]

S-55

[For a description of certain affiliations, relationships and related transactions between the issuing entity and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

THE INDENTURE TRUSTEE

[Update as necessary to include information required by Regulation AB Item 1109.]

Under the terms of the servicing agreement, the indenture trustee is responsible for securities administration, which includes pool performance calculations, payment calculations, the preparation of monthly payment reports, and the preparation and filing of tax returns on behalf of the trust residential mortgage investment conduits, monthly reports on Form 10-D (based on information included in the monthly payment date statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity.  The indenture trustee also will act as paying agent and note registrar for the notes.  [          ] has been engaged in the business of securities administration since [          ].  It has acted as securities administrator with respect to more than [          ] series of securities, and, as of [          ], was acting as securities administrator with respect to more than $[          ] of outstanding residential mortgage-backed securities.

[For a description of material legal proceedings pending against the indenture trustee, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.]

[For a description of certain affiliations, relationships and related transactions, to the extent known and material, between the indenture trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

As compensation for its activities as indenture trustee under the servicing agreement, the indenture trustee will be entitled with respect to each mortgage loan to the indenture trustee fee, which will be remitted to the indenture trustee monthly by the related servicer from amounts on deposit in the collection account.  The indenture trustee fee will be an amount equal to one-twelfth of the indenture trustee fee rate for each mortgage loan on the Stated Principal Balance of such mortgage loan.  See “Description of the Notes and the Indenture—Administration Fees” in this prospectus supplement.  In addition to the indenture trustee fee, the indenture trustee will be entitled to any net interest or other income earned on deposits in the payment account.

For information, with respect to the indenture trustee’s liability under the servicing agreement and any indemnification that the indenture trustee will be entitled to from the issuing entity, see “The Servicing Agreement—Certain Matters Regarding the Depositor, the Servicer and the Indenture Trustee” in this prospectus supplement.

THE OWNER TRUSTEE

[Update as necessary to include information required by Regulation AB Item 1109.]

[          ] is the [owner trustee] under the [Owner Trust Agreement].  The owner trustee is a [          ] and its principal offices are located in [          ].

[For a description of material legal proceedings pending against the owner trustee, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.]

[For a description of certain affiliations, relationships and related transactions, to the extent known and material, between the owner trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

S-56

Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the Issuing entity or the noteholders under the [Owner Trust Agreement] under any circumstances, except for the owner trustee’s own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of the representations made by the owner trustee in the [Owner Trust Agreement].  All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from a merger or consolidation shall be the successor of the owner trustee under the [Owner Trust Agreement].

The principal compensation to be paid to the owner trustee in respect of its obligations under the [Owner Trust Agreement] will be [          ].]

[THE INTEREST RATE SWAP PROVIDER]

[Insert, if applicable]

[For a description of material legal proceedings pending against the interest rate swap provider, see “Pending Legal Proceedings Involving Transaction Parties” in this prospectus supplement.]

[For a description of certain affiliations, relationships and related transactions, to the extent known and material, between the interest rate swap provider and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.]

[THE FILE REVIEWER

[Insert, if applicable]]

CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES

Goldman Sachs Mortgage Company, a sponsor, is an affiliate of GS Mortgage Securities Corp., the depositor, and of Goldman, Sachs & Co., one of the underwriters.

[Describe any other affiliations, including as funding provider, interest rate swap provider, servicer, etc.]

[Disclose whether any Equity Certificates are expected to be issued to a transaction party or any affiliate of a transaction party.]

PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES

[Insert disclosure regarding pending litigation involving transaction parties, if applicable.]

PRE-OFFERING REVIEW OF THE MORTGAGE LOANS

General

The [sponsor][depositor], prior to including the Mortgage Loans in the issuing entity, [conducted a review of the Mortgage Loans and] [engaged [            ], a third-party loan review firm [(the “Diligence Provider”), to [conduct][assist in conducting] a review of the Mortgage Loans included in the Mortgage Pool.  See “—Diligence Provider” below], for the purpose of providing reasonable assurance that the disclosure regarding the mortgage pool in the prospectus supplement is accurate in all material respects.  The review carried out by the [sponsor][depositor] [and the Diligence Provider] are referred to together as the “Pre-offering Review.”  [The [sponsor][depositor] attributes all findings and conclusions of the Pre-offering Review described below to itself].

S-57

The Pre-offering Review consisted of a credit review, a compliance review, a property valuation review of the independent appraisals of the Mortgaged Properties that were obtained in connection with the origination of those Mortgage Loans (referred to herein as the “Original Appraisals”) and [specify such other review], each as more fully described below].  None of the procedures conducted as part of the Pre-offering Review constituted, either separately or in combination, an independent underwriting of the Mortgage Loans.  [It is also important to note that the procedures conducted as part of the review of the Original Appraisals were not re-appraisals of the Mortgaged Properties. To the extent that valuation tools were used as part of the appraisal review process (and estimates of current value were obtained using these tools) they should not be relied upon as providing an assessment of value of the Mortgaged Properties comparable to that which an appraisal might provide.]

[    ] Mortgage Loans, or approximately [    ]% of the Mortgage Loans (by aggregate stated principal balance) included in the Mortgage Loans, were subject to the [credit, compliance and appraisal review] described below.  The [sponsor][depositor][Diligence Provider] selected the Mortgage Loans for review [at random][under an adverse selection process][other][, with controls in place to ensure that the sample mortgage pool exhibited [substantially similar geographic distribution and seasoning of the Mortgage Pool][a confidence level of [    ]%]], and intended to capture a representative portion of the Mortgage Pool.  [Insert additional description of sample selection methodology].  [No] Mortgage Loans were excluded from the Mortgage Pool as a result of any findings from the credit and compliance review or the appraisal review.  Based on the results of each of the credit, compliance and valuation review, the sample mortgage pool was expanded to include Mortgage Loans having the following characteristics, as further described below: [    ]

[The [sponsor’s] pre-offering review also included a component consisting of procedures designed to verify the [sponsor’s] data regarding the characteristics of the mortgage loans, which data were used to generate the numerical information about the mortgage pool included in this prospectus supplement. In addition, the review included the recalculation by a [third party] of numerical disclosures regarding the mortgage loans selected by the sponsor and appearing in this prospectus supplement. The [sponsor] determined the nature, extent, timing and level of assistance provided by the [third party] and the [sponsor] attributes all findings and conclusions of the review to itself.]

See “—Limitations of the Pre-offering Review Process” below and “Risk Factors—Pre-offering Review of the Mortgage Loans May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses” for additional information regarding the limitations of the Pre-offering Review.

[Diligence Provider[s]

[The information set forth in the following paragraphs has been provided by [                ].]

[[                ], (“[                ]”) will act as the diligence provider (the “Diligence Provider”) with respect to the securitization.]

[Description of Diligence Provider[s]]

Credit Review

The [sponsor][depositor][Diligence Provider] conducted a credit review of [    ] Mortgage Loans, or approximately [    ]% of the Mortgage Loans (by aggregate stated principal balance) included in the Mortgage Loans.  The credit review conducted by [sponsor][depositor][Diligence Provider]  included, for each Mortgage Loan reviewed, a review of the documentation in the related Mortgage File relating to the creditworthiness of the borrower (and any co-borrower), and an assessment of whether the characteristics of the Mortgage Loan and the borrower (and any co-borrower) specified on the loan data tape provided to the [sponsor][depositor][Diligence Provider]  reasonably conformed to the data contained in the loan documentation included in the Mortgage File and the underwriting guidelines.  As part of this review, any exceptions to the underwriting guidelines that were permitted by the Seller and related compensating factors were reviewed.  See “Description of the Mortgage Pool—Underwriting Guidelines” for the underwriting guidelines applicable to the Mortgage Loans, and “Description of the Mortgage

S-58

Pool—General” for additional information regarding exceptions to the underwriting guidelines, which information was derived from documentation contained in the Mortgage File.

Investors should note that only those [    ] Mortgage Loans reviewed as described above were subject to any credit review as part of the Pre-offering Review and that Mortgage Loans not reviewed as described above were not the subject of a credit review.  See “—Limitations of the Pre-offering Review Process,” below and “Risk Factors—Pre-offering Review of the Mortgage Loans May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses.”

Compliance Review

The [sponsor][depositor][Diligence Provider] conducted a compliance review of [    ] Mortgage Loans, or approximately [    ]% of the Mortgage Loans (by aggregate stated principal balance) included in the Mortgage Pool.  The compliance review conducted by [sponsor][depositor][Diligence Provider]  included, for each Mortgage Loan reviewed, a review for compliance with applicable federal, state and local laws and regulations, including predatory lending and  truth-in-lending statutes.  The [sponsor][depositor][Diligence Provider] noted [    ] Mortgage Loans with compliance exceptions.  [insert description]

Investors should note that only those [    ] mortgage loans reviewed as described above were subject to any compliance review as part of the [sponsor]’s pre-offering review and that Mortgage Loans not reviewed as described above were not the subject of a credit or compliance review.  See “—Limitations of the Pre-offering Review Process,” below and “Risk Factors—Pre-offering Review of the Mortgage Loans May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses.”

Property Valuation Review

As part of the Pre-offering Review, [    ] Mortgage Loans, or approximately [    ]% of the Mortgage Loans (by aggregate Stated Principal Balance as of the Cut-off Date) included in the Mortgage Pool, were also selected for a review of the original appraisal of the Mortgaged Property obtained in connection with the origination of the Mortgage Loan.  The purpose of this review was to assess compliance with the Seller’s appraisal guidelines and standards in effect at the time of origination [and in some cases, obtain estimates of current values of Mortgaged Properties for Mortgage Loans originated more than [    ] months ago].

The original appraisal of the Mortgaged Property was reviewed by an on-staff underwriter employed by the [sponsor][depositor][Diligence Provider], who assessed compliance with the appraisal guidelines and, as part of this assessment, made a determination regarding the reasonableness of the value of the Mortgaged Property set forth in the original appraisal.  This reasonableness determination was generally made by analyzing [the comparable sales listed in the original appraisal and other publicly available information][an AVM or BPO (each defined and described below)] or used other value reconciliation methodologies to determine whether there was support for the reasonableness of the original appraised value, including comparisons to publicly available market data.

Of the [    ] Mortgage Loans for which the original appraisal of the Mortgaged Property was reviewed by the [sponsor][depositor][Diligence Provider], there were [    ] Mortgage Loans as to which the original appraisal did not support the value set forth in that original appraisal.  For this purpose, the [sponsor][depositor][Diligence Provider] concluded that the appraised value was not supported if the value of the Mortgaged Property might have a negative variance of [    ]% or more from the appraised value.  A further review and analysis of those [    ] Mortgage Loans was conducted.  [Describe further review].  After that further review and analysis, the [sponsor][depositor][Diligence Provider] determined to include those [    ] Mortgage Loans in the Mortgage Pool, which [    ] Mortgage Loans represented approximately [    ]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.  Investors should note that the appraised values used in the original Loan-to-Value Ratios and Combined Loan-to-Value Ratios in this prospectus supplement have not been revised to reflect any results of the appraisal reviews.

S-59

[“AVMs” are statistical algorithms that provide a range of estimated property values based on disclosed factual data such as the size of the house, the number of bedrooms and bathrooms, age and proximity to comparable sales collected from historical information accessed through county records and, in some cases, appraisal reports. Comparable sales used in these algorithms are automatically selected and consist of all similarly sized and located properties. The estimation of value produced by an AVM can be quite different from that provided by an appraisal or a BPO due to, among other factors, property uniqueness, upgrades, interior or exterior quality and overall condition. In some cases, AVMs are not available. This may be due to numerous factors including limited comparable sales, a wide range of property values over a concentrated area, or unique property characteristics that are difficult to value.]

[“BPOs” are estimates of property values rendered by real estate agents based on a review of comparable sales and a review of the property characteristics and conditions based on an external view from the nearest public property, which is typically from the street on which the property is located. Providers of BPOs are not certified appraisers and, like estimates obtained through the use of AVMs, BPOs do not take into account the condition of the interior or other factors not easily viewed from outside of the property. Comparable sales used to determine the value range are selected by the broker based on commonalities such as size, location and conditions.]

Limitations of the Pre-offering Review Process

As noted above under the Risk Factor captioned “Pre-offering Review of the Mortgage Loans May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses,” there can be no assurance that the Pre-offering Review uncovered all relevant factors relating to the origination of the Mortgage Loans, their compliance with applicable federal, state and local laws and regulations and the original appraisals relating to the Mortgaged Properties or uncovered all relevant factors that could affect the future performance of the Mortgage Loans.  The Pre-offering Review did not include all of the Mortgage Loans included in the Mortgage Pool and the Mortgage Loans that were included in the Pre-offering Review may have characteristics that were not discovered, noted or analyzed as part of the Pre-offering Review that could, nonetheless, result in those Mortgage Loans failing to perform in the future.  Differences may exist among and between estimated valuations due to the subjective nature of estimated valuations and appraisals, particularly between different appraisers and brokers estimating valuations or performing appraisals at different points in time.

[Describe other limitations]

The pre-offering review did not constitute an independent re-underwriting of the Mortgage Loans or a guarantee of the future performance of any of the Mortgage Loans.

Investors should make their own determination as the extent to which they place reliance on the limited review procedures carried out as part of the pre-offering review.

DESCRIPTION OF THE NOTES AND THE INDENTURE

General

On the closing date, the issuing entity will be created and the depositor will cause the issuing entity to issue a single class of notes, the Class A notes.  In addition, the issuing entity will issue equity certificates.  Only the Class A notes will be offered under this prospectus supplement.

The issuing entity will consist of:

•	the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

•	such assets as from time to time are identified as REO property and related collections and proceeds; and

S-60

•	assets that are deposited in the accounts, and invested in accordance with the servicing agreement.

The Class A notes will be issued and available only in book-entry form, in minimum denominations of $[          ] initial principal amount and integral multiples of $[          ] in excess of $[          ] except that one Class A note may be issued in an amount less than $[          ].   For information regarding the issuance of notes in book-entry form, see “Description of the Securities—Book-Entry Registration” in the prospectus.

Voting rights will be allocated among holders of the Class A notes in proportion to the Class Note Balances of their respective notes on such date.  The equity certificates will initially be held by [          ].

The Class A notes represent interests in all of the mortgage loans.

Assignment of the Mortgage Loans

Pursuant to a certain mortgage loan purchase and warranties agreement, the responsible party sold the mortgage loans, without recourse, to [GSMC] and [GSMC] will sell and convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the depositor on the closing date.  Pursuant to the servicing agreement, the depositor will sell, without recourse, to the issuing entity, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date.  Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date.  However, [GSMC] will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments), received on each such mortgage loan on or prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

Delivery of Mortgage Loan Documents

 In connection with the sale, transfer, assignment or pledge of the mortgage loans to the issuing entity and the subsequent pledge of the mortgage loans to the indenture trustee, the depositor will cause to be delivered to the indenture trustee, on or before the closing date, the following documents with respect to each mortgage loan, which documents constitute the mortgage file:

(a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee [(except for [          ]% of the mortgage loans, as of the cut-off date, for which there is a lost note affidavit and a copy of the note)];

(b) the original of any guaranty executed in connection with the mortgage note;

(c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney;

(d) the intervening mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee - which assignment may, at the originator’s option, be combined with the assignment referred to in clause (e) below;

(e) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

S-61

(f) originals of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed;

(g) an original lender’s title insurance policy or attorney’s opinion of title and abstract of title; and

(h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

Pursuant to the [indenture], the [indenture trustee] will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note (item (a) above) with respect to each of the mortgage loans, with any exceptions noted.  The indenture trustee will agree, for the benefit of the holders of the notes, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date - or, with respect to any Substitute Mortgage Loan, within thirty days after the receipt of the related mortgage file by the indenture trustee - and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

•	all documents required to be reviewed by it pursuant to the indenture are in its possession;

•	each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

•
based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

•	each mortgage note has been endorsed as provided in the indenture.

[If the indenture trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file that is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans, the indenture trustee is required to promptly so notify the responsible party, the servicer and the depositor in writing.  The responsible party will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the indenture trustee.  If, however, within thirty days after the earlier of either discovery by or notice to the responsible party of such defect, the responsible party has not caused the defect to be remedied, the responsible party will be required to either (a) substitute in lieu of such mortgage loan a Substitute Mortgage Loan and, if the then unpaid principal balance of such Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest on that mortgage loan, remit to the servicer cash equal to the amount of any such shortfall or (b) purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the master servicer, servicer or indenture trustee in connection with the mortgage loan or the purchase, which purchase price shall be deposited in the payment account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or loans and being held in the payment account for future payment to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.  The obligations of the responsible party to cure such breach or to substitute or purchase any mortgage loan and to indemnify for such breach constitute the sole remedies respecting a material breach of any such representation or warranty available to the holders of the notes, the master servicer, the servicer, the indenture trustee and the depositor.]

[Describe any additional mechanic for curing mortgage file defaults.]

S-62

Representations and Warranties Relating to the Mortgage Loans

 Pursuant to the [          ] agreement, [          ], the responsible party, will make certain representations and warranties, with respect to each mortgage loan transferred by it, as of the closing date (or such other date as may be expressly set forth below).  These representations and warranties include, but are not limited to:

[Describe deal-specific representations and warranties and enforcement mechanism.]

Notwithstanding the responsible party’s obligation to repurchase the related mortgage loans in the event of a breach of a representation or warranty, it is possible that the responsible party may not be capable of repurchasing any defective mortgage loans, for financial or other reasons.  In addition, in the event the responsible party becomes insolvent, a bankruptcy court may not enforce the repurchase remedies under the [          ] agreement or any related indemnification provisions.  The inability of the responsible party to repurchase defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.  As a result, shortfalls in the payments due on the notes could occur.]

Payments on the Mortgage Loans

 The servicing agreement provides that the servicer is required to establish and maintain a separate collection account.  The servicing agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

 The servicer is obligated to deposit or cause to be deposited in the collection account within two business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

•	all payments on account of principal, including prepayments of principal on the mortgage loans;

•	all payments on account of interest, net of the servicing fee, on the mortgage loans;

•
all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, and all Condemnation Proceeds and Liquidation Proceeds;

•	all other amounts required to be deposited in the collection account pursuant to the servicing agreement; and

•	any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

The servicer is not permitted to commingle funds in the collection account with any other funds or assets.

The indenture trustee will be obligated to set up a payment account with respect to the notes into which the servicer will be required to deposit or cause to be deposited the funds required to be remitted by the servicer on the Servicer Remittance Date.  The servicing agreement permits the indenture trustee to invest funds in the payment account for its own benefit in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the related payment date.

S-63

The funds required to be remitted by the servicer on each Servicer Remittance Date will be equal to the sum, without duplication, of:

•	all collections of stated principal and interest on the mortgage loans received by the servicer on or prior to the related Determination Date;

•	all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the servicer during the related Prepayment Period;

•	all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

•	any other amounts required to be placed in the collection account by the servicer pursuant to the servicing agreement;

•	but excluding the following:

(a)  for any mortgage loan with respect to which the servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

(b) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

(c) amounts representing prior advances by the servicer that are reimbursed to the servicer in connection with the modification of a mortgage loan;

(d) for such Servicer Remittance Date, the aggregate servicing fee;

(e) all net income from eligible investments that are held in the collection account for the account of the servicer;

(f) all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;

(g) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

(h) certain other amounts which are reimbursable to the depositor or the servicer, as provided in the servicing agreement; and

(i) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

The amounts described in clauses (a) through (i) above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

Payments

Payments on the Class A notes will be required to be made by the indenture trustee on the [          ] day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in [          ] (each, a “Payment Date”), to the persons in whose names the notes are registered on the related Record Date.

S-64

Payments on each Payment Date will be made by wire transfer in immediately available funds to the account of the noteholder at a bank or other depository institution having appropriate wire transfer facilities as directed by that noteholder in its written wire instructions provided to the indenture trustee or if no wire instructions are provided then by check mailed to the address of the person entitled to the payment as it appears on the applicable note register. However, the final payment in retirement of the notes will be made only upon presentment and surrender of those notes at the office of the indenture trustee designated from time to time for those purposes.  Initially, the indenture trustee designates its agent’s offices located at [          ] for those purposes.

Administration Fees

As described under the definition of “Available Funds” included in the “Glossary of Terms” in this prospectus supplement, funds collected on the mortgage loans that are available for payment to noteholders will be net of the master servicing fee, servicing fee, indenture trustee fee and owner trustee fee payable on each mortgage loan.  On each Payment Date, the master servicer, servicer, the indenture trustee and the owner trustee will be entitled to their fee prior to the noteholders receiving any payments.  The master servicing fee, servicing fee, indenture trustee fee and owner trustee fee for any Payment Date for any mortgage loan will be an amount equal to [one-twelfth of the master servicing fee rate, servicing fee rate, indenture trustee fee rate or owner trustee fee rate, as applicable, on the Stated Principal Balance of such mortgage loan] [Insert alternative servicer compensation mechanism such as flat fee per mortgage loan.].  The following table identifies the per annum fee rate applicable in calculating the master servicing fee, the servicing fee, the indenture trustee fee and the owner trustee fee.
Fee	Per Annum Fee Rate
Master Servicing Fee	%
Servicing Fee	%
Indenture Trustee Fee	%
Owner Trustee Fee	%

In addition to the servicing fee and the trustee fee, funds collected on the mortgage loans that are available for payment to the noteholders will also be net of any indemnification payments made to the depositor, the servicer or the trustee, as described under “The Servicing Agreement—Certain Matters Regarding the Depositor, the Servicer and the Indenture Trustee” in this prospectus supplement, and reimbursements for certain unanticipated expenses borne by the depositor, the servicer or the trustee, as described in this prospectus supplement and the accompanying prospectus.

[Describe other fees and expenses of the issuing entity.]

Priority of Payments

 [As more fully described in this prospectus supplement, payments on the Class A notes will be made on each Payment Date from Available Funds in the following order of priority:

(1) to interest on the Class A notes and unpaid interest on the Class A notes, in the order and subject to the priorities set forth below under “—Payments of Interest and Principal”;

(2) to principal on the Class A notes, in the order and subject to the priorities set forth below under “—Payments of Interest and Principal”; and

(3) to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amount and then to be released to the equity certificates, in each case subject to certain limitations set forth below under “—Payments of Interest and Principal”.]

[Describe any triggers that would change the transaction structure or flow of funds.]

S-65

Payments of Interest and Principal

 For any Payment Date, the “Interest Rate” for the Class A notes will be a per annum rate equal to the lesser of (1) [          ] plus [          ]% ([          ]% after the first Payment Date on which the Optional Clean-Up Call is exercisable) and (2) the WAC Cap;

The “WAC Cap” for any Payment Date will be a per annum rate equal to (a) the weighted average of the interest rates on the mortgage loans (less the Expense Fee Rate) in effect at the beginning of the related Due Period, multiplied by (b) [30] divided by the actual number of days in the related Interest Accrual Period.

On each Payment Date, payments in reduction of the Class Note Balance will be made in an amount equal to the Principal Payment Amount.  The “Principal Payment Amount” for each Payment Date will equal the sum of (i) the Basic Principal Payment Amount for that Payment Date and (ii) the Extra Principal Payment Amount for that Payment Date.

 On each Payment Date, the indenture trustee will be required to make the disbursements and transfers from the Available Funds then on deposit in the payment account specified below in the following order of priority:

(a) from the Interest Remittance Amount, to the holders of the Class A notes, their Accrued Note Interest and any Unpaid Interest Amount, allocated pro rata based on their respective entitlements to those amounts;

(b) on each Payment Date, an amount equal to the Principal Payment Amount, to the Class A notes, until the Class Note Balance is reduced to zero;

(c) any amount remaining after the payments in clauses (a) and (b) above is required to be paid to the Excess Reserve Fund Account, in the amount of any Basis Risk Payment for that Payment Date;

(d) from funds on deposit in the Excess Reserve Fund Account, an amount equal to any Basis Risk Carry Forward Amount with respect to the Class A notes for that Payment Date, with the allocation to the Class A notes being pro rata based on their respective Basis Risk Carry Forward Amounts; and

(e) to the equity certificates, those amounts as set forth in the servicing agreement.

[On each Payment Date, the indenture trustee is required to pay to the holders of the equity certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period.]

If on any Payment Date, after giving effect to all payments of principal as described above, the aggregate Class Note Balances of the Class A notes exceeds the sum of the aggregate Stated Principal Balance of the mortgage loans for that Payment Date, the Class Note Balance of the Class A notes will be reduced, by an amount equal to that excess, until that Class Note Balance is reduced to zero.  That reduction is referred to as an “Applied Realized Loss Amount.” In the event Applied Realized Loss Amounts are allocated to the Class A notes, the Class Note Balance will be reduced by the amount so allocated, and no funds will be payable with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts on the written down amounts on that Payment Date or any future Payment Dates, even if funds are otherwise available for payment.  Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Note Balance of the Class A  notes, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a “Subsequent Recovery”), the Class Note Balance of the Class A notes, to the extent previously reduced by Applied Realized Loss Amounts, will be increased, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the Class A notes).  Any Subsequent

S-66

Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Payment Date.

On any Payment Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state statute and any prepayment interest shortfalls not covered by Compensating Interest (as further described in “The Servicing Agreement—Prepayment Interest Shortfalls” in this prospectus supplement) from the servicer will be allocated as a reduction to the Accrued Note Interest for the Class A notes for that Payment Date.  The holders of the Class A notes will not be entitled to reimbursement for the allocation of any of those shortfalls described in the preceding sentence.

Calculation of One-Month LIBOR

On each LIBOR Determination Date, the indenture trustee will be required to determine One-Month LIBOR for the next Interest Accrual Period for the Class A notes.

[Excess Reserve Fund Account

The “Basis Risk Payment” for any Payment Date will be the aggregate of the Basis Risk Carry Forward Amounts for that date.  However, with respect to any Payment Date, the payment cannot exceed the amount otherwise payable on the equity certificates.

If on any Payment Date, the Interest Rate for the Class A notes is based upon the WAC Cap, the sum of (x) the excess of (i) the amount of interest that the Class A notes would have been entitled to receive on that Payment Date had the Interest Rate not been subject to the WAC Cap, over (ii) the amount of interest that the Class A notes received on that Payment Date based on the WAC Cap and (y) the unpaid portion of any such excess described in clause (x) from prior Payment Dates (and related accrued interest at the then applicable Interest Rate on the Class A notes, without giving effect to the WAC Cap) is the “Basis Risk Carry Forward Amount” for the Class A notes.

Any Basis Risk Carry Forward Amount on the Class A notes will be paid on that Payment Date or future Payment Dates from and to the extent of funds available for payment to the Class A notes in the Excess Reserve Fund Account with respect to such Payment Date (each as described in this prospectus supplement).  In the event the Class A notes no longer outstanding, the noteholders will not be entitled to receive Basis Risk Carry Forward Amounts.

In the event the Class Note Balance of the Class A notes is reduced because of Applied Realized Loss Amounts (and is not subsequently increased as a result of any Subsequent Recoveries), the noteholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on that Payment Date or any future Payment Dates, even if funds are otherwise available for payment, except to the extent that the Class Note Balance is increased as a result of any Subsequent Recovery.  The ratings on the Class A notes do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Pursuant to the servicing agreement, an account (referred to as the “Excess Reserve Fund Account”) will be established, which is held in trust, as part of the issuing entity, by the indenture trustee.

The Excess Reserve Fund Account will not be an asset of any real estate mortgage investment conduit.  Holders of each of the Class A notes will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the servicing agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of notes.  The Excess Reserve Fund Account is required to be funded from amounts that would otherwise be paid to the equity certificates.  Any payment by the indenture trustee from amounts in the Excess Reserve Fund Account is required to be made on the applicable Payment Date.

[If interest rate cap or interest rate swap are applicable, add disclosure required by Regulation AB, item 1115.]]

S-67

[Overcollateralization Provisions

The Total Monthly Excess Spread, if any, on any Payment Date may be applied as an accelerated payment of principal of the Class A notes, to the limited extent described below.  Any such application of Total Monthly Excess Spread to the payment of Extra Principal Payment Amount to the Class A notes would have the effect of accelerating the amortization of the Class A notes relative to the amortization of the related mortgage loans.  The portion, if any, of the Available Funds not required to be paid to holders of the Class A notes as described above on any Payment Date will be paid to the holders of the equity certificates and will not be available on any future Payment Date to cover Extra Principal Payment Amounts, Unpaid Interest Amounts, Basis Risk Carry Forward Amounts or Applied Realized Loss Amounts.

With respect to any Payment Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans for that Payment Date over (b) the aggregate Class Note Balance of the Class A notes as of that date (after taking into account the payment of the Principal Remittance Amount on the Class A notes on that Payment Date) is the “Overcollateralized Amount” as of that Payment Date.  The servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the Class A notes to the extent that the Specified Overcollateralized Amount exceeds the Overcollateralized Amount as of that Payment Date (the excess is referred to as an “Overcollateralization Deficiency”).  Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an “Extra Principal Payment Amount.” The required level of the Overcollateralized Amount with respect to a Payment Date is the “Specified Overcollateralized Amount” and is set forth in the definition of Specified Overcollateralized Amount in the “Glossary of Terms” in this prospectus supplement.

In the event that an Excess Overcollateralized Amount exists, the servicing agreement provides that some or all of the principal which would otherwise be paid to the holders of the Class A notes on that Payment Date will be paid to the holders of the equity certificates on that Payment Date (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the Class A notes) until the Excess Overcollateralized Amount is reduced to zero.  This has the effect of decelerating the amortization of the Class A notes relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount.  With respect to any Payment Date, the excess, if any, of (a) the Overcollateralized Amount on that Payment Date over (b) the Specified Overcollateralized Amount is the “Excess Overcollateralized Amount” with respect to that Payment Date.  If, on any Payment Date, the Excess Overcollateralized Amount is, or, after taking into account all other payments to be made on that Payment Date, would be, greater than zero (i.e., the Overcollateralized Amount is or would be greater than the Specified Overcollateralized Amount), then any amounts relating to principal which would otherwise be paid to the holders of the Class A notes on that Payment Date will instead be paid to the holders of the equity certificates (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the Class A notes) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and (y) the Net Monthly Excess Cash Flow (referred to as the “Overcollateralization Reduction Amount” for that Payment Date).  The “Net Monthly Excess Cash Flow” is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the Class A notes.]

[Depending on the transaction structure, either the excess interest or overcollateralization provisions will be included, and conforming changes will be made.]

Reports to Noteholders

[On each Payment Date the indenture trustee will be required to make available to the depositor and each holder of a Class A note a payment report, based on information provided to the indenture trustee by the master servicer and the servicer, containing, the following:

•	the amount of the payment allocable to principal, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds included in that payment;

S-68

•
the amount of the payment allocable to interest, any Unpaid Interest Amounts included in such payment and any remaining Unpaid Interest Amounts after giving effect to such payment, any Basis Risk Carry Forward Amount for such Payment Date and the amount of all Basis Risk Carry Forward Amounts covered by withdrawals from the Excess Reserve Fund Account on such Payment Date;

•
if the payment to the holders of the Class A notes is less than the full amount that would be payable to such holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

•	the Class Note Balance of the Class A notes after giving effect to the payment of principal on such Payment Date;

•	the aggregate Stated Principal Balance of the mortgage loans for the following Payment Date;

•
the amount of the expenses and fees paid to or retained by the servicer and paid to or retained by the indenture trustee with respect to such Payment Date, in each case, identifying the general purpose of such fees;

•	the Interest Rate for the Class A notes with respect to such Payment Date;

•
the amount of advances included in the payment on such Payment Date and the aggregate amount of advances reported by the servicer (and the master servicer, the indenture trustee as successor master servicer and any other successor master servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such Payment Date;

•
the number and aggregate outstanding principal balances of mortgage loans (1) as to which the scheduled payment is delinquent [31] to [60] days, [61] to [90] days and [91] or more days, (2) that have become REO property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;

•
for each of the preceding 12 calendar months, or all calendar months since the related cut-off date, whichever is less, the aggregate dollar amount of the scheduled payments (A) due on all outstanding mortgage loans on each of the Due Dates in each such month and (B) delinquent [60] days or more on each of the Due Dates in each such month;

•
with respect to all mortgage loans that became REO properties during the preceding calendar month, the aggregate number of such mortgage loans and the aggregate Stated Principal Balance of such mortgage loans as of the close of business on the Determination Date preceding such Payment Date and the date of acquisition of the REO properties;

•	the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the Determination Date preceding such Payment Date;

•	the aggregate outstanding balance of all mortgage loans [60] or more days delinquent;

•	the amount on deposit in the Excess Reserve Fund Account (after giving effect to payments on such Payment Date);

•
in the aggregate and for each class of notes, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Payment Date;

S-69

•	the amount of any Net Monthly Excess Cash Flow on such Payment Date and the allocation of it to the noteholders with respect to Unpaid Interest Amounts;

•	the Overcollateralized Amount and Specified Overcollateralized Amount;

•	Prepayment Premiums collected by the Servicer;

•	the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date;

•	the amount paid on the equity certificates;

•	the amount of any Subsequent Recoveries for such Payment Date;

•	the Record Date for such Payment Date;

•	updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term;

•	material breaches of mortgage loan representations of warranties of which the indenture trustee, master servicer or the servicer has knowledge or received written notice; and

•	material breaches of any covenants under the servicing agreement of which the indenture trustee, master servicer or the servicer has received written notice.

The indenture trustee will provide the monthly payment report via the indenture trustee’s internet website.  The indenture trustee’s website will initially be located at www. [          ] and assistance in using the website can be obtained by calling the indenture trustee’s customer service desk at [          ].  The indenture trustee will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the issuing entity through the EDGAR system.  Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and requesting a copy.  As a condition to access the indenture trustee’s internet website, the indenture trustee may require registration and the acceptance of a disclaimer.  The indenture provides that the indenture trustee will not be liable for the dissemination of information in accordance with the terms of the indenture.

The indenture trustee will also be entitled to rely on but will not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly payment report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).] [To be updated as necessary to reflect additional reporting required or customary for a particular series.]

Eligibility Requirements for Indenture Trustee; Resignation and Removal of Indenture Trustee

The indenture trustee must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers.  The indenture trustee must have a combined capital and surplus of at least $[        ], be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the notes.  In case at any time the indenture trustee ceases to be eligible, the indenture trustee will resign in the manner and with the effect as specified below.

The indenture trustee may at any time resign as indenture trustee by giving written notice of resignation to the depositor, the servicer and each rating agency not less than [        ] days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor indenture trustee meeting the indenture trustee eligibility requirements.  If no successor indenture trustee meeting the eligibility requirements has been so appointed and has accepted appointment within

S-70

[        ] days after the giving of such notice or resignation, the resigning indenture trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

If at any time the indenture trustee ceases to meet the eligibility requirements and fails to resign after written request by the depositor, or if at any time the indenture trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the indenture trustee or of its property is appointed, or any public officer takes charge or control of the indenture trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the issuing entity by any state in which the indenture trustee or the issuing entity is located and the imposition of such tax would be avoided by the appointment of a different indenture trustee, then the depositor or the servicer may remove the indenture trustee and appoint a successor indenture trustee.

The holders of notes entitled to a [majority] of the voting rights may at any time remove the indenture trustee and appoint a successor indenture trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will become effective upon acceptance of appointment by the successor indenture trustee.

Events of Default Under Indenture; Rights Upon Event of Default

An event of default under the indenture will include:

•	a default for [ ] days in the payment of any principal of or interest on any note;

•	failure to perform any other covenant of the issuing entity in the indenture, which continues for a period of [ ] days after notice of the failure is given;

•
any representation or warranty made in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection therewith with respect to or affecting the notes having been incorrect in a material respect as of the time made, and such breach is not cured within [        ] days after notice of the breach is given; or

•	certain events of our or the issuing entity’s bankruptcy, insolvency, receivership or liquidation.

If an event of default with respect to the notes occurs and is continuing, the indenture trustee or the noteholders of a [majority] of the then aggregate outstanding amount of the notes may declare the principal amount (or, if the notes are entitled to payment of principal only, such portion) of all the notes to be due and payable immediately.

If, following an event of default with respect to the notes, the notes have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been such a declaration.  In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes following an event of default other than a default in the payment of any principal or interest on any note for [        ] days or more, unless:

•	the noteholders of 100% of the then aggregate outstanding amount of the notes consent to such sale,

•	the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes at the date of such sale or

•	the indenture trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes

S-71

had not been declared due and payable, and the indenture trustee obtains the consent of noteholders of [        ]% of the then aggregate outstanding principal amount of the notes.

If the indenture trustee liquidates the collateral in connection with an event of default involving a default for [        ] days or more in the payment of principal of or interest on the notes, the indenture trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses.  As a result, upon the occurrence of such an event of default, the amount available for payment to the noteholders of notes may be less than would otherwise be the case.  However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders of notes after the occurrence of such an event of default.

In the event that the principal of the notes is declared due and payable, as described above, the noteholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders of notes, unless such noteholders have offered to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction.  Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a [majority] of the then aggregate outstanding amount of the notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any issuing entity or power conferred on the indenture trustee with respect to the notes.  The holders of a [majority] of the then aggregate outstanding amount of the notes may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes affected thereby.

THE SERVICING AGREEMENT

General

[        ] will act as the servicer of the mortgage loans.  See “The Servicer” in this prospectus supplement.

In servicing the mortgage loans, the servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans and in accordance with the terms of the servicing agreement.

Subservicers

The servicer may enter into subservicing agreements with subservicers for the servicing and administration of the mortgage loans.  The terms of any subservicing agreement may not be inconsistent with any of the provisions of the servicing agreement.  Any subservicing agreement will include the provision that such agreement may be immediately terminated by the depositor or the indenture trustee without fee, in accordance with the terms of the servicing agreement, in the event that the servicer, for any reason, is no longer the servicer (including termination due to a servicer event of default).

The Servicer will remain obligated and primarily liable to the indenture trustee for the servicing and administering of the mortgage loans in accordance with the provisions of the servicing agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by

S-72

virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the servicer alone were servicing and administering the mortgage loans.  The servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the servicer’s compensation is sufficient to pay the subservicer fees.

Servicing and Indenture Trustee Fees and Other Compensation and Payment of Expenses

As compensation for its activities as servicer under the servicing agreement, the servicer is entitled with respect to each mortgage loan serviced by it to the servicing fee, which will be retained by the servicer or payable monthly from amounts on deposit in the collection account.  The servicing fee is required to be an amount equal to [one-twelfth of the servicing fee rate for the applicable mortgage loan on the Stated Principal Balance of such mortgage loan] [Insert alternative servicer compensation mechanism such as flat fee per mortgage loan.]. See “Description of the Indenture and the Notes—Administration Fees” in this prospectus supplement.  In addition, the servicer is entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees or similar items (other than Prepayment Premiums).  The servicer is also entitled to withdraw from the collection account or any related escrow account any net interest or other income earned on deposits in the collection account or escrow account, as the case may be.  The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the servicing agreement and is not entitled to reimbursement for such expenses, except as specifically provided in the servicing agreement.

P&I Advances and Servicing Advances

The servicer is required to make P&I Advances on the Servicer Remittance Date with respect to each mortgage loan it services, subject to the servicer’s determination in its good faith business judgment that such advance would be recoverable.  Such P&I Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the notes. Notwithstanding the servicer’s determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the issuing entity.  The master servicer (including the indenture trustee as successor master servicer and any other successor master servicer, if applicable), acting as backup servicer, will advance its own funds to make P&I Advances if the servicer fails to do so, subject to its own recoverability determination and as required under the servicing agreement.  The servicer (and the master servicer, the indenture trustee as successor master servicer and any other successor master servicer, if applicable) will not be obligated to make any advances of principal on any REO property or any second lien mortgage loan. See “Description of the Notes and the Indenture—Payments on the Mortgage Loans” in this prospectus supplement.

The servicer is required to advance amounts with respect to the mortgage loans serviced by it, subject to the servicer’s determination that such advance would be recoverable, constituting reasonable “out-of-pocket” costs and expenses relating to:

•	the preservation, restoration, inspection and protection of the mortgaged property,

•	enforcement or judicial proceedings, including foreclosures, and

•	certain other customary amounts described in the servicing agreement.

These servicing advances by the servicer (and the master servicer, the indenture trustee as successor master servicer and any other successor master servicer, if applicable) are reimbursable to the servicer subject to certain conditions and restrictions.  In the event that, notwithstanding the servicer’s good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the issuing entity.

S-73

The servicer (and the master servicer, the indenture trustee as successor master servicer any and other successor master servicer, if applicable) may recover P&I Advances and servicing advances to the extent permitted by the servicing agreement.  This reimbursement may come from mortgage loan payments that are not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan.  In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the servicer (and the master servicer, the indenture trustee as successor master servicer and any other successor master servicer, if applicable) may be reimbursed for such advance from any amounts in the collection account.  The servicer may also reimburse itself from any amounts in the collection account for any prior advances that have not otherwise been reimbursed at the time a mortgage loan is modified.

In addition, the servicer (and the master servicer, the indenture trustee as successor master servicer, or any other successor master servicer, if applicable) may withdraw from the collection account funds that were not included in Available Funds for the preceding Payment Date to reimburse itself for advances previously made.  However, any funds so applied will be replaced by the servicer (and the master servicer, the indenture trustee as successor master servicer, or any other successor master servicer, if applicable) by deposit in the collection account no later than one business day prior to the Payment Date on which such funds are required to be paid.

The servicer (and the master servicer, the indenture trustee as successor master servicer, or any other successor master servicer, if applicable) will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance.  A P&I Advance or servicing advance is “nonrecoverable” if in the good faith business judgment of the servicer (or the Master Servicer, the indenture trustee as successor master servicer, or any other successor servicer, if applicable) (as stated in an officer’s certificate delivered to the indenture trustee), such P&I Advance or servicing advance would not ultimately be recoverable.

Pledge and Assignment of Servicer’s Rights

On the closing date, the servicer may pledge and assign all of its right, title and interest in, to and under the servicing agreement to one or more lenders (each, a “Servicing Rights Pledgee”) selected by the servicer, including [          ], as the representative of certain lenders.  In the event that a servicer event of default occurs, the indenture trustee and the depositor will agree in the servicing agreement to the appointment of a Servicing Rights Pledgee or its designee as the successor servicer, provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer described in the servicing agreement (including being acceptable to the rating agencies rating the Class A notes) and that the Servicing Rights Pledgee or its designee agrees to be subject to the terms of the servicing agreement.  Under no circumstances will [          ] be required to act as a backup servicer.

Prepayment Interest Shortfalls

In the event of any voluntary principal prepayments in full on any mortgage loans during any Prepayment Period (excluding any payments made upon liquidation of any mortgage loan and voluntary principal prepayments in part), the servicer will be obligated to pay, by no later than the Servicer Remittance Date for the related Payment Date, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such voluntary prepayments in full.  The amount of compensating interest payable by the servicer (“Compensating Interest”) will be equal to the difference between the interest paid by the applicable mortgagors for that Prepayment Period in connection with the prepayments in full and thirty days’ interest on the related mortgage loans, but only to the extent of one-half of the servicing fee for the related Payment Date.

S-74

Servicer Reports

As set forth in the servicing agreement, on a date preceding the applicable Payment Date, the servicer and the master servicer are required to deliver to the indenture trustee a servicer remittance report setting forth the information necessary for the indenture trustee to make the payments set forth under “Description of the Notes and the Indenture—Payments of Interest and Principal” in this prospectus supplement and containing the information to be included in the payment report for that Payment Date delivered by the indenture trustee.  In addition, the servicer and the master servicer will be required to deliver to the indenture trustee and the depositor certain monthly reports relating to the mortgage loans and the mortgaged properties.  The indenture trustee will provide these monthly reports to noteholders, at the expense of the requesting noteholder, who make written requests to receive such information.

On or prior to March 15th of each year, commencing with [          ], each of the servicer, the master servicer and the indenture trustee will be required to deliver to the depositor a Servicer Compliance Statement, an Assessment of Compliance report and the related accountant’s Attestation Report, in each case, as defined in and described under “Administration—Evidence as to Compliance” in the prospectus. You may obtain copies of these statements and reports without charge upon written request to the [indenture trustee] [master servicer] [servicer] [depositor] at the address provided in this prospectus supplement.

Collection and Other Servicing Procedures

The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans.  Consistent with the above, the servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than [          ] days, subject to the provisions of the servicing agreement.

The servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the servicing agreement.  These procedures among other things, may result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan.  However, the terms of any mortgage loan may only be waived, modified or varied once following the cut-off date while the mortgage loan remains outstanding.  In addition, the final maturity date of any mortgage loan may not be extended beyond the last scheduled Payment Date for the Class A notes.

The servicer will be required to accurately and fully report its borrower payment histories to all three national credit repositories in a timely manner with respect to each mortgage loan.

If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable law or that such enforcement is not in the best interest of the issuing entity. If it reasonably believes it may be restricted for any reason from enforcing such a “due-on-sale” clause or that such enforcement is not in the best interest of the issuing entity, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by the servicer for entering into an assumption or modification agreement will be retained by the servicer as additional servicing compensation.  In connection with any such assumption or modification, none of the outstanding principal amount, the mortgage rate borne by the mortgage note

S-75

relating to each mortgage loan nor the final maturity date for such mortgage loan may be changed, unless the mortgagor is in default with respect to the mortgage loan or such default is, in the judgment of the servicer, reasonably foreseeable.  For a description of circumstances in which the servicer may be unable to enforce “due-on-sale” clauses, see “Legal Aspects of the Mortgage Loans—Due-On-Sale Clauses” in the prospectus.

Hazard Insurance

The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy which contains a standard mortgagee’s clause with coverage in an amount equal to the least of (a) the maximum insurable value of the improvements which are a part of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the outstanding principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy.  As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account.  The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower.  The servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy in accordance with the servicing agreement, insuring against losses on the mortgage loans.  If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the collection account the sums which would have been deposited in the collection account but for such clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism.  The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally [          ]% to [          ]%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, such clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

S-76

Realization Upon Defaulted Mortgage Loans

The servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments.  In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer’s general loan servicing activities and the servicing agreement. However, the servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the servicer.

With respect to second lien mortgage loans, the servicer may write off the entire outstanding principal balance of the mortgage loan in circumstances where the servicer determines it would be uneconomical to foreclose on the related mortgaged property.

Optional Repurchase of Delinquent Mortgage Loans

The [depositor and the servicer] have the option, but are not obligated, to purchase from the issuing entity any mortgage loan that is [90] days or more delinquent subject to certain terms and conditions set forth in the servicing agreement.  [During the first [          ] days after a mortgage loan becomes [90] days or more delinquent, the depositor will have the exclusive option to purchase the delinquent mortgage loan.]  The purchase price will be [100]% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the servicer related to the mortgage loan.

Removal and Resignation of the Servicer

 The indenture trustee may, and the indenture trustee is required to at the direction of the [majority] of voting rights in the notes, remove the servicer upon the occurrence and continuation beyond the applicable cure period of any event described in clauses (a) through (g) below.  Each of the following constitutes a “servicer event of default”:

(a) any failure by the servicer to remit to the indenture trustee any payment required to be made by the servicer under the terms of the servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the servicer by the depositor, the master servicer or indenture trustee or to the servicer, the master servicer, the depositor and the indenture trustee by the holders of notes entitled to at least [25]% of the voting rights in the notes; or

(b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the servicing agreement, or the breach of any representation and warranty set forth in the servicing agreement to be true and correct, which continues unremedied for a period of thirty days after the earlier of (i) the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, is given to the servicer by the depositor, the master servicer or indenture trustee, or to the servicer, the master servicer, the depositor and the indenture trustee by any holders of notes entitled to at least [25]% of the voting rights in the notes, and (ii) actual knowledge of such failure by a servicing officer of the servicer; provided, however, that in the case of a failure or breach that cannot be cured within [30] days after notice or actual knowledge by the servicer, the cure period may be extended for an additional [30] days upon delivery by the servicer to the indenture trustee of a note to the effect that the servicer believes in good faith that the failure or breach can be cured within such additional time period and the servicer is diligently pursuing remedial action; or

(c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt,

S-77

marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of [60] days; or

(d) the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer’s property; or

(e) the servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f) the failure by the servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or

(g) certain servicing performance criteria as set forth in the servicing agreement are not satisfied as of any Payment Date.

Except to permit subservicers as provided under the servicing agreement to act as subservicers, the servicer may not assign its obligations under the servicing agreement nor resign from the obligations and duties imposed on it by the servicing agreement except by mutual consent of the servicer, the master servicer, the depositor and the indenture trustee or upon the determination that the servicer’s duties under the servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense.  No such resignation will become effective until a successor has assumed the servicer’s responsibilities and obligations in accordance with the servicing agreement.

Pursuant to the terms of the related servicing agreement, upon removal or resignation of the servicer, subject to the rights of the Servicing Rights Pledgee, the master servicer will become the successor servicer or will appoint a successor servicer.  The master servicer, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable.  The master servicer, as successor servicer, will be obligated to assume the other responsibilities, duties and liabilities of the predecessor servicer as soon as practicable, but in no event later than [90] days after the indenture trustee has notified the predecessor servicer that it is being terminated.  If, however, the master servicer is unwilling or unable to act as successor servicer, or the holders of the notes entitled to a [majority] of the voting rights in the notes so request, the master servicer is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies and having a net worth of not less than $[          ] as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

Any successor to the servicer as servicer will be required to give notice to the borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required, during the term of its service as servicer, to maintain in force the insurance policy or policies that the servicer is required to maintain.

The master servicer and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the collection account) as the servicer or such greater compensation if consented to by the rating agencies rating the Class A notes and a [majority] of the noteholders.  See “—Servicing and Indenture Trustee Fees and Other Compensation and Payment of Expenses” above.

The terminated servicer, subject to certain provisions in the servicing agreement, will be obligated to pay all of its own out-of-pocket costs and expenses, without reimbursement from the issuing entity, to transfer the servicing files to a successor servicer and it will be obligated to pay certain reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated

S-78

servicer without reimbursement from the issuing entity.  In the event the terminated servicer defaults in its obligations to pay such costs, the successor servicer will be obligated to pay such costs but will be entitled to reimbursement for such costs from the issuing entity or if the successor servicer fails to pay, the indenture trustee will pay such costs from the issuing entity.

Termination; Optional Clean-up Call

The servicer may, at its option, purchase the mortgage loans and REO properties and terminate the issuing entity on any Payment Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than [          ]% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.  The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate, and (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the party exercising the right to purchase the mortgage loans at its expense and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate.  Such purchase of the mortgage loans would result in the final payment on the Class A notes on such Payment Date.

The issuing entity also is required to terminate upon either the later of: (i) the payment to noteholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the servicing agreement; provided, however, that in no event will the issuing entity established by the servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the servicing agreement.

The servicing agreement requires the servicer to direct the indenture trustee to send a notice of final payment to each noteholder in the event that there are no outstanding mortgage loans and no other funds or assets in the issuing entity other than the funds in the collection account.  The indenture trustee will be required to promptly send the notice of final payment by letter to noteholders mailed not later than the [          ] day of the month of such final payment.  Any such notice of final payment will be required to specify (a) the Payment Date upon which final payment on the notes will be made upon presentation and surrender of notes at the office designated in the notice, (b) the amount of such final payment, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the notes at the office specified in the notice.

In the event a notice of final payment is given, the servicer will be required to remit all funds in the collection account to the indenture trustee for deposit in the payment account on the business day prior to the applicable Payment Date in an amount equal to the final payment in respect of the notes. Upon final deposit with respect to the issuing entity and the receipt by the indenture trustee of a request for release of the mortgage loan files, the indenture trustee will be required to promptly release to the servicer or its designee the mortgage loan files.

Upon presentation and surrender of the Class A notes, the indenture trustee will be required to cause to be paid to the noteholders (after reimbursement of all amounts due to the master servicer, servicer, the depositor and the indenture trustee pursuant to the servicing agreement) (i) its Class Note Balance plus accrued interest in the case of an interest bearing note and all other amounts to which such notes are entitled and (ii) as to the Residual Notes, the amount, if any, which remains on deposit in the payment account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected noteholder does not surrender notes for cancellation within six months after the date specified in the notice of final payment, the indenture trustee will be required to give a second written notice to the remaining noteholders to surrender their notes for cancellation and receive the final payment.  If within six months after the second notice all the applicable notes have been surrendered for cancellation, the indenture trustee may take appropriate steps, or may appoint an agent

S-79

to take appropriate steps, to contact the remaining noteholders concerning surrender of their notes, and the related costs will be paid out of the funds and other assets which remain a part of the issuing entity.  If within one year after the second notice all notes have not been surrendered for cancellation, the equity certificates will be entitled to all unclaimed funds and other assets of the issuing entity.

Amendment

The servicing agreement may be amended from time to time by the depositor, the master servicer, the servicer, the indenture trustee and the responsible party by written agreement, without notice to, or consent of, the holders of the notes, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the servicing agreement which may be inconsistent with any other provision, to conform the servicing agreement to the prospectus and prospectus supplement provided to investors in connection with the initial offering of the notes or to add to the duties of the depositor, the servicer or the indenture trustee to comply with any requirements in the Code.  The servicing agreement may also be amended to add or modify any other provisions with respect to matters or questions arising under the servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the servicing agreement; provided, that such action will not adversely affect in any material respect the interest of any noteholder.

The servicing agreement may be amended from time to time by the depositor, the master servicer, the servicer, the indenture trustee, the responsible party and holders of notes evidencing percentage interests aggregating not less than [66-2/3]% of each class of notes affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the servicing agreement or of modifying in any manner the rights of the holders of the notes; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be paid on any note without the consent of the holder of that note, (ii) adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in clause (i) above without the consent of the holders of notes of that class evidencing percentage interests aggregating not less than [66-2/3]% of that class, or (iii) reduce the percentage of the notes whose holders are required to consent to any such amendment without the consent of the holders of [100]% of the notes then outstanding.

Certain Matters Regarding the Depositor, the Servicer and the Indenture Trustee

The servicing agreement provides that none of the depositor, the servicer, the indenture trustee nor any of their directors, officers, employees or agents will be under any liability to the noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the servicing agreement, or for errors in judgment, provided that none of the depositor, the servicer or the indenture trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor’s, the servicer’s or the indenture trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the servicing agreement.

The depositor, the servicer, the indenture trustee and any director, officer, employee, affiliate or agent of the depositor, the servicer or the indenture trustee will be indemnified by the issuing entity and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the servicing agreement or the notes, or any unanticipated or extraordinary expense other than any loss, liability or expense incurred by reason of the depositor’s, the servicer’s or the indenture trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason its reckless disregard of obligations and duties under the servicing agreement.

None of the depositor, the servicer or the indenture trustee is obligated under the servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties

S-80

which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the servicing agreement, the depositor, the servicer (with the consent of the master servicer) and the indenture trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the indenture trustee and the noteholders.  In the event the depositor, the servicer or the indenture trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the depositor, the servicer and the indenture trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the issuing entity.

PREPAYMENT AND YIELD CONSIDERATIONS

Structuring Assumptions

The prepayment model used in this prospectus supplement represents an assumed rate of prepayment (“Prepayment Assumption”) each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans.  The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans.  With respect to the adjustable rate mortgage loans, the [          ]% Prepayment Assumption assumes a constant prepayment rate (“CPR”) of [          ]% per annum in the mortgage loan’s first month, increasing to [          ]% per annum in month [          ] (a [          ]% per annum increase per month) and a CPR remaining at [          ]% per annum afterwards.  With respect to the fixed rate mortgage loans, the [          ]% Prepayment Assumption assumes a CPR of [          ]% per annum in the mortgage loan’s first month, increasing to [          ]% per annum in month [          ] (a [          ]% per annum increase per month) and a CPR remaining at [          ]% per annum afterwards.

Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables.  Any discrepancy may have an effect upon the percentages of the Class Note Balances outstanding and weighted average lives of the Class A notes set forth in the tables.  In addition, since the actual mortgage loans in the issuing entity have characteristics which differ from those assumed in preparing the tables set forth below, the payments of principal on the Class A notes may be made earlier or later than as indicated in the tables. Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which collectively are the structuring assumptions (“Structuring Assumptions”):

•	the closing date for the Class A notes occurs on [ ];

•	payments on the notes are made on the [ ]th day of each month, commencing in [ ], regardless if such day is a business day, in accordance with the priorities described in this prospectus supplement;

•
the mortgage loans prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable Prepayment Assumption as stated in the table under the heading “Prepayment Scenarios” under “—Decrement Tables” below;

•	prepayments include [ ] days’ interest on the related mortgage loan;

•	the optional termination is not exercised (except with respect to the weighted average life to call where a [ ]% optional clean-up call is assumed);

•	the Specified Overcollateralized Amount is as specified in this prospectus supplement;

S-81

•
with respect to each adjustable-rate mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the applicable Index (subject to the applicable periodic rate cap and maximum interest rate), (b) the [Six-Month LIBOR] Loan Index remains constant at [          ]%, (c) the [One-Month LIBOR] Loan Index remains constant at [          ]% and (d) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment, except in the case of the interest-only mortgage loans during the interest-only period;

•	[One-Month LIBOR] remains constant at [ ]%;

•	the Expense Fee Rate on the mortgage loans is [ ]%;

•	no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

•
scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

•	prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

•	the initial Class Note Balance of each class of notes is as set forth on the cover page of this prospectus supplement;

•	interest accrues on each class of notes at the applicable Interest Rate set forth or described in this prospectus supplement; and

•	the assumed mortgage loans have the approximate characteristics described below:

S-82

Principal Balance ($)	Remaining Amortization Term (Months)(1)	Remaining Term to Maturity (Months)	Loan Age (Months)	Index	First Reset (Months)	Cut-off Date Gross Mortgage Rate (%)	Gross Margin (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Gross Lifetime Maximum Rate (%)	Gross Floor Rate (%)	Original Interest - Only Term (Months)

S-83

Principal Balance ($)	Remaining Amortization Term (Months)(1)	Remaining Term to Maturity (Months)	Loan Age (Months)	Index	First Reset (Months)	Cut-off Date Gross Mortgage Rate (%)	Gross Margin (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Gross Lifetime Maximum Rate (%)	Gross Floor Rate (%)	Original Interest - Only Term (Months)

(1)	With respect to the replines with an interest-only period the remaining amortization period will not commence until the interest-only period has ended.

S-84

While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case.

Defaults in Delinquent Payments

The yield to maturity of the Class A notes will be sensitive to defaults on the mortgage loans.  If a purchaser of a Class A note calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated.  Except to the extent of any Subsequent Recoveries, holders of the Class A notes will not receive reimbursement for Applied Realized Loss Amounts applied to their notes.  In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity.  There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans.  Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

The rate of principal payments on the Class A notes, the aggregate amount of payments on the Class A notes and the yields to maturity of the Class A notes will be related to the rate and timing of payments of principal on the mortgage loans.  The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, as described in this prospectus supplement).  Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums.  The mortgage loans are subject to the “due-on-sale” provisions included in the mortgage loans.  See “The Mortgage Loan Pool” in this prospectus supplement.

Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the issuing entity in connection with the termination of the issuing entity, in each case as described in this prospectus supplement) will result in payments on the Class A notes of principal amounts which would otherwise be paid over the remaining terms of the mortgage loans.  Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments.  The extent to which the yield to maturity of a class of Class A notes may vary from the anticipated yield will depend upon the degree to which that Class A note is purchased at a discount or premium, and the degree to which the timing of payments on that Class A note is sensitive to prepayments, liquidations and purchases of the mortgage loans.  Further, an investor should consider the risk that, in the case of any Class A note purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Class A note purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions.  In general, if prevailing interest rates were to fall significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans.  Conversely, if prevailing interest rates were to rise significantly,

S-85

the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease.  No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

As is the case with fixed-rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment.  For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed-rate loan to “lock in” a lower interest rate.  The existence of the applicable Periodic Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings.  In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed-rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date.  In addition, a substantial majority of the ARMs (the [    ] adjustable mortgage loans and the [    ] adjustable mortgage loans) will not have their initial Adjustment Date until two or three years after their origination.  The prepayment experience of the [    ] adjustable mortgage loans and the [    ] adjustable mortgage loans may differ from that of the other ARMs.  The [    ] adjustable mortgage loans and the [    ] adjustable mortgage loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage rates on the [    ] adjustable mortgage loans or the [    ] adjustable mortgage loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation.  In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor’s yield to maturity.  The effect on an investor’s yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

When a mortgagor prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month.  Absent sufficient Compensating Interest (to the extent available as described in this prospectus supplement to cover prepayment interest shortfalls resulting from voluntary principal prepayments in full), a shortfall will occur in the amount due to noteholders since the noteholders are generally entitled to receive a full month of interest.  Also, when a mortgagor prepays a mortgage loan in part together with the scheduled payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that due date, but the principal is not paid to noteholders until the Payment Date in the next month; therefore, up to one month of interest shortfall accrues on the amount of such excess.

To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, the remaining deficiency will be allocated to the Class A notes.

The Interest Rate for the Class A notes may be calculated by reference to the net mortgage rates of the mortgage loans, which are based on either the [    ] Loan Index or the [    ] Loan Index.  If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the applicable Index (and consequently, higher net mortgage rates), were to prepay, the weighted average net mortgage rate would be lower than otherwise would be the case.  In addition, changes in [    ] (on which the Interest Rates of the Class A notes are based) may not correlate with changes in the [    ] Loan Index.  It is possible that a decrease in the [    ] Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of [    ].  If the Interest Rates on the Class A notes, calculated without reference to the WAC Cap, were to be higher than the WAC Cap, the Interest Rate on the Class A notes would be lower than otherwise would be the case.  Although holders of the Class A notes are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, there is no assurance that those funds will be

S-86

available or sufficient for those purposes.  The ratings of the Class A notes do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Overcollateralization Provisions

The operation of the overcollateralization provisions of the servicing agreement will affect the weighted average life of the Class A notes and consequently the yields to maturity of those notes.  If at any time the Overcollateralized Amount is less than the Specified Overcollateralized Amount, Total Monthly Excess Spread will be applied as payments of principal of the Class A notes until the Overcollateralized Amount equals the Specified Overcollateralized Amount.  This would reduce the weighted average lives of the Class A notes.  The actual Overcollateralized Amount may change from Payment Date to Payment Date producing uneven payments of Total Monthly Excess Spread.  There can be no assurance that the Overcollateralized Amount will never be less than the Specified Overcollateralized Amount.

Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the Class A notes and expenses at the Expense Fee Rate.  Mortgage loans with higher net mortgage rates will contribute more interest to the Total Monthly Excess Spread.  Mortgage loans with higher net mortgage rates may prepay faster than mortgage loans with relatively lower net mortgage rates in response to a given change in market interest rates.  Any disproportionate prepayments of mortgage loans with higher net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Class A notes.

As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Class A notes may vary significantly over time.

Weighted Average Lives of the Class A Notes

The weighted average life of a Class A note is determined by (a) multiplying the amount of the reduction, if any, of the Class Note Balance of the note on each Payment Date by the number of years from the date of issuance to that Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of the note referred to in clause (a).

For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see “—Prepayment Considerations and Risks” above and “Yield and Prepayment Considerations” in the prospectus.

In general, the weighted average lives of the Class A notes will be shortened if the level of prepayments of principal of the mortgage loans increases.  However, the weighted average lives of the Class A notes will depend upon a variety of other factors, including the timing of changes in the rate of principal payments.  See “Description of the Notes and the Indenture—Payments of Interest and Principal” in this prospectus supplement.

The interaction of the foregoing factors means that the effects on the Class A notes may vary at different times during the life of the Class A notes.  Accordingly, no assurance can be given as to the weighted average life of the Class A notes.  Further, to the extent the prices of the Class A notes represent discounts or premiums to their respective original Class Note Balances, variability in the weighted average lives of the Class A notes will result in variability in their yield to maturity.  For an example of how the weighted average lives of the Class A notes may be affected at various constant percentages of the Prepayment Assumption, see “—Decrement Tables” below.

Decrement Tables

The following table indicate the percentages of the initial Class Note Balances of the Class A notes that would be outstanding after each of the Payment Dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of the Class A notes.

S-87

The tables have been prepared on the basis of the Structuring Assumptions.  It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable Prepayment Assumption specified in the table or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate.  Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal payments than indicated in the tables at the specified constant percentages of the applicable Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average mortgage rates of the mortgage loans are consistent with the remaining terms to maturity and mortgage rates of the mortgage loans specified in the Structuring Assumptions.

Prepayment Scenarios

	SCENARIO I	SCENARIO II	SCENARIO III	SCENARIO IV	SCENARIO V
Fixed-rate mortgage loans (% of Prepayment Assumption)
Adjustable-rate mortgage loans (% of Prepayment Assumption)

Percent of Initial Class Note Balance Outstanding(1)

Class A PREPAYMENT SCENARIO
PAYMENT DATE	I	II	III	IV	V

(1)	Rounded to the nearest whole percentage.

(2)
The weighted average life of any class of notes is determined by (i) multiplying the net reduction, if any, of the Class Note Balance by the number of years from the date of issuance of the notes to the related Payment Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Note Balance described in clause (i).

(3)	Calculation assumes the exercise of the [ ]% optional clean-up call on the earliest possible date.

WAC Cap

The information in the following table has been prepared in accordance with the Structuring Assumptions except for the following:

•	[ ] and each Index remain constant at [ ]%; and

•	prepayments on the mortgage loans occur at 100% of the Prepayment Assumption (i.e., Scenario III).

•
It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the Prepayment Assumption or at any other constant percentage.  The WAC Cap is calculated based on an actual/360 basis for each Payment Date are as set forth in the following table.  There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans or the WAC Cap on any Payment Date will conform to the corresponding rate set forth for that Payment Date in the following table.

S-88

Payment Date	WAC Cap (%)	Class A Available Funds Cap (%)

S-89

Last Scheduled Payment Date

The last scheduled Payment Date is the Payment Date in [    ].

The last scheduled Payment Date for the Class A notes is the date on which the initial Class Note Balance set forth on the cover page of this prospectus supplement would be reduced to zero.  The last scheduled Payment Dates for the Class A notes been calculated as the Payment Date occurring in the month following the latest maturity date of any mortgage loan.

Since the rate of payments in reduction of the Class Note Balance will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Note Balance could be reduced to zero significantly earlier or later than the last scheduled Payment Date.  The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans.  See “—Prepayment Considerations and Risks” and “—Weighted Average Lives of the Offered Notes” above and “Yield and Prepayment Considerations” in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

[Prior to the sale of the notes, [            ], counsel to the depositor, will deliver its opinion to the effect that based on the application of existing law and assuming compliance with the Indenture and [the Owner Trust Agreement], for federal income tax purposes:

•	the notes will be characterized as indebtedness; and

•	the issuing entity will not be characterized as an association, or a publicly traded partnership, taxable as a corporation or taxable mortgage pool.

Each holder of a Class A note, by the acceptance of a Class A note, will agree to treat the Class A notes as indebtedness for federal income tax purposes.  See “Material Federal Income Tax Considerations” in the Prospectus for additional information concerning the application of federal income tax laws to the Issuing entity and the Class A notes.

The Class A notes, depending on their issue prices, may be treated as having been issued with OID.  As a result, holders of the Class A notes may be required to recognize income with respect to the Class A notes somewhat in advance of the receipt of cash attributable to that income.  The Prepayment Assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that the mortgage loans will prepay at a rate equal to [    ]% CPR.  No representation is made that the mortgage loans will prepay at that rate or at any other rate.  See “Material Federal Income Tax Consequences” in the Prospectus.

Prospective investors in the notes should see “Material Federal Income Tax Consequences” and “State Tax Consequences” in the Prospectus for a discussion of the application of federal income and state and local tax laws to the issuing entity and purchasers of the notes.]

STATE AND LOCAL TAXES

The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Class A notes under the tax laws of any state, local or other jurisdiction.  Investors considering an investment in the Class A notes may wish to consult their own tax advisors regarding these tax consequences.

S-90

ERISA CONSIDERATIONS

A fiduciary of an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in the notes.  Accordingly, among other factors, such fiduciary should consider whether the investment:

•	is for the exclusive benefit of Plan participants and their beneficiaries;

•	satisfies the diversification requirements of ERISA;

•	is in accordance with the documents and instruments governing the Plan and

•	is prudent, considering the nature of the investment.

Fiduciaries of employee benefit plans and other retirement arrangements that are subject to Title I of ERISA or Section 4975 of the Code, and entities in which such plans or arrangements are invested (any of the foregoing, a “Plan”), persons acting on behalf of a Plan, or persons using the assets of a Plan (“Plan Investors”), should review carefully with their legal advisors whether the purchase or holding of the notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the mortgage loans to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R. § 2510.3-101 (the “Plan Asset Regulations”).

Under the Plan Asset Regulations, if a class of notes is treated as having substantial equity features, the purchaser of a note of such class could be treated as having acquired a direct interest in the mortgage loans securing the notes.  In that event, the purchase, holding, or resale of such notes could result in a transaction that is prohibited under ERISA or the Code.  We believe that the Class A note will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires a note should not be treated as having acquired a direct interest in the assets of the issuing entity.  However, there can be no complete assurance that the Class A notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations.

Regardless of whether the notes are treated as debt or equity for purposes of ERISA, the acquisition or holding of notes by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if we, the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan or in the event that a subsequent transfer of a note is between a Plan and a party in interest or disqualified person with respect to such Plan.  However, one or more exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the notes, depending in part upon the type of Plan fiduciary making the decision to acquire notes and the circumstances under which such decision is made.  Those exemptions include, but are not limited to:

•	Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding investments determined by in-house asset managers;

•	PTCE 95-60, regarding investments by insurance company pooled accounts;

•	PTCE 91-38, regarding investments by bank collective investment funds;

•	PTCE 90-1, regarding investments by insurance company pooled separate accounts; or

•	PTCE 84-14, regarding transactions negotiated by qualified professional asset managers.

Before purchasing notes, a Plan subject to the fiduciary responsibility provisions of ERISA of the Code should consult with its counsel to determine whether the conditions of any exemption would be met.

S-91

A purchaser of a note should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.

Any Plan fiduciary considering the purchase of notes should consult with its counsel with respect to the potential applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

LEGAL INVESTMENT

Under current law, the Class A notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  As such, the Class A notes will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding the legal investment provisions of SMMEA.]  [As a result, the appropriate characterization of the Class A notes under various legal investment restrictions, and the ability of investors subject to these restrictions to purchase the Class A notes may be subject to significant interpretive uncertainties.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent their notes constitute legal investments for them.

Section 939(e) of the Dodd-Frank Act removed, as of July 21, 2012, the minimum credit rating requirement in the term “mortgage related security” for purposes of SMMEA and required that the SEC establish alternative standards of credit worthiness.  The SEC has not yet established alternative standards of creditworthiness for purposes of SMMEA, but has issued a transitional interpretation stating that until such alternative standards of creditworthiness are defined, the credit rating requirement previously included in the statute remains applicable.  If and when alternative standards of creditworthiness are established, it is possible that the Class A notes will not constitute “mortgage related securities” for purposes of SMMEA even if the Class A notes maintain the previously required ratings.  Depending on the standards established by the SEC, it is possible that those notes that initially qualified as mortgage related securities under SMMEA may no longer qualify upon effectiveness of such alternative standards of creditworthiness.

Except as to the status of the Class A notes as [not constituting] “mortgage related securities”, no representations are made as to the proper characterization of the Class A notes for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment restrictions.

All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Class A notes will constitute legal investments for them or are subject to investment, capital or other restrictions.  See “Legal Investment” in the prospectus.

METHOD OF PAYMENT

The depositor has agreed to sell to the underwriters, and the underwriters have agreed to purchase, all of the Class A notes.

An underwriting agreement between the depositor and the underwriters governs the sale of the Class A notes.  The aggregate proceeds (excluding accrued interest) to the depositor from the sale of the Class A notes, before deducting expenses estimated to be approximately $[    ], will be approximately [    ]% of the initial aggregate principal balance of the Class A notes.  Under the underwriting agreement, each underwriter has agreed to take and pay for all of the Class A notes, if any are taken.  Each underwriter will pay the Class A notes from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The difference between the purchase price for the Class A notes paid to

S-92

the depositor and the proceeds from the sale of the Class A notes realized by the underwriters will constitute underwriting discounts and commissions.

The Class A notes are a new issue of notes with no established trading market. The depositor has been advised by each underwriter that the underwriter intends to make a market in the Class A notes but are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the Class A notes.

The depositor has agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

An underwriter may be an affiliate of the depositor [and, in any actual transaction where it provides an interest rate corridor for the benefit of the issuing entity, Goldman Sachs Capital Markets LP] and as such has a conflict of interest in offering the Class A notes.

In accordance with NASD Rule 2720, the underwriters may not sell the Class A notes to a discretionary account unless the underwriter has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records.

LEGAL MATTERS

The validity of the notes and certain federal income tax matters will be passed upon for the depositor and the underwriters by [           ].

S-93

GLOSSARY OF TERMS

The following terms have the meanings given below when used in this prospectus supplement.

“Accrued Note Interest” means, on any Payment Date, the amount of interest accrued during the related Interest Accrual Period on the Class Note Balance immediately prior to such Payment Date at the Interest Rate, as reduced by net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes, as described in “Description of the Notes and the Indenture—Payments of Interest and Principal” in this prospectus supplement.

“Adjustment Date” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.

“Applied Realized Loss Amount” has the meaning set forth in “Description of the Notes and the Indenture—Payments of Interest and Principal” in this prospectus supplement.

“ARM” means an adjustable-rate mortgage loan.

“Available Funds” means, with respect to any Payment Date, the sum of the following amounts, to the extent received by the indenture trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the master servicer, the servicer and the indenture trustee, if any, payable with respect to that Payment Date: (i) the aggregate amount of monthly payments on the mortgage loans due on the due date in the related Due Period and received by the servicer on or prior to the related Determination Date, after deduction of the related master servicing fee, servicing fee and indenture trustee fee, together with any related P&I Advance on that Payment Date, (ii) certain unscheduled payments in respect of the mortgage loans received by the servicer during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds and net Liquidation Proceeds, excluding Prepayment Premiums, (iii) Compensating Interest payments in respect of prepayment interest shortfalls for that Payment Date, (iv) the proceeds from repurchases of mortgage loans, and any Substitution Adjustment Amounts received in connection with substitutions for mortgage loans, with respect to that Payment Date, and (v) all proceeds received with respect to any optional clean-up call.  The holders of the equity certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for payment to the holders of the Class A notes.

“Basic Principal Payment Amount” means, with respect to any Payment Date, the excess of (i) the aggregate Principal Remittance Amount for that Payment Date over (ii) the Excess Overcollateralized Amount, if any, for that Payment Date.

“Basis Risk Carry Forward Amount” has the meaning set forth in “Description of the Notes and the Indenture—Excess Reserve Fund Account” in this prospectus supplement.

“Basis Risk Contracts” has the meaning set forth in “Material Federal Income Tax Consequences—Taxation of Regular Interests” in this prospectus supplement.

“Basis Risk Payment” has the meaning set forth in “Description of the Notes and the Indenture—Excess Reserve Fund Account” in this prospectus supplement.

[“Class A Principal Payment Amount” with respect to any Payment Date is the excess of (A) the aggregate Class Note Balance of the Class A notes immediately prior to that Payment Date over (B) the lesser of (x) [    ]% of the aggregate Stated Principal Balance of the mortgage loans for that Payment Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Payment Date over the Overcollateralization Floor.]

S-94

“Class Note Balance” means, as of any Payment Date, the initial Class Note Balance reduced by the sum of:

•	all amounts previously paid to holders of the Class A notes as payments of principal, and

•	the amount of any Applied Realized Loss Amounts previously allocated to the Class A notes;

provided, however, that immediately following the Payment Date on which a Subsequent Recovery is paid, the Class Note Balance, to the extent previously reduced by Applied Realized Loss Amounts, will be increased, by the amount of the Subsequent Recovery paid on such Payment Date (up to the amount of Applied Realized Loss Amounts allocated to the Class A notes).

“Code” has the meaning set forth in “Material Federal Income Tax Consequences” in this prospectus supplement.

“Combined loan-to-value ratio” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

“Compensating Interest” has the meaning set forth in “The Servicing Agreement—Prepayment Interest Shortfalls” in this prospectus supplement.

“Condemnation Proceeds” means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

“Credit Scores” has the meaning set forth in “The Mortgage Loan Pool—Credit Scores” in this prospectus supplement.

“Determination Date” means, for each Payment Date, the [18]th of the month in which that Payment Date occurs or, if that day is not a business day, the immediately preceding business day.

“Payment Date” has the meaning set forth in “Description of the Notes and the Indenture—Payments” in this prospectus supplement.

“Due Period” means, with respect to any Payment Date, the period commencing on the second day of the calendar month preceding the month in which that Payment Date occurs and ending on the first day in the calendar month in which that Payment Date occurs.

“ERISA” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“Excess Overcollateralized Amount” is described in “Description of the Notes and the Indenture—Overcollateralization Provisions” in this prospectus supplement.

“Excess Reserve Fund Account” has the meaning set forth in “Description of the Notes and the Indenture—Excess Reserve Fund Account” in this prospectus supplement.

“Expense Fee Rate” means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate, the master servicing fee rate and the indenture trustee fee rate.  See “Description of the Notes and the Indenture—Administration Fees” in this prospectus supplement.

“Extra Principal Payment Amount” means, as of any Payment Date, the lesser of (x) the Total Monthly Excess Spread for that Payment Date and (y) the Overcollateralization Deficiency for that Payment Date.

“Gross Margin” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.

[“GSMC” means Goldman Sachs Mortgage Company, a New York limited partnership.]

S-95

“Index” shall mean either the [    ] LIBOR Loan Index or the [    ] LIBOR Loan Index.

“Initial Cap” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.

“Insurance Proceeds” means, with respect to each mortgage loan, proceeds of insurance policies insuring the related mortgaged property.

“Interest Accrual Period” means, for any Payment Date, the period commencing on the immediately preceding Payment Date (or, for the initial Payment Date, the closing date) and ending on the day immediately preceding the current Payment Date.

“Interest Rate” has the meaning set forth in “Description of the Notes and the Indenture—Payments of Interest and Principal” in this prospectus supplement.

“Interest Remittance Amount” means, with respect to any Payment Date, that portion of Available Funds attributable to interest.

“LIBOR Determination Date” means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period.  For purposes of determining One-Month LIBOR, a “London business day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Liquidation Proceeds” means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a indenture trustee’s sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

“Maximum Rate” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.

“Minimum Rate” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.

“Net Monthly Excess Cash Flow” has the meaning set forth in “Description of the Notes and the Indenture—Overcollateralization Provisions” in this prospectus supplement

[“One-Month LIBOR” means, with respect to any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on that date. If the rate does not appear on Reuters Screen LIBOR01 Page, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m.  (London time), on that day to prime banks in the London interbank market. The indenture trustee will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the indenture trustee (after consultation with the depositor), at approximately 11:00 a.m.  (New York City time) on that day for loans in United States dollars to leading European banks.]

[“One-Month LIBOR Loan Index” has the meaning set forth in “The Mortgage Loan Pool—The Indices” in this prospectus supplement.]

“Overcollateralized Amount” is described in “Description of the Notes and the Indenture—Overcollateralization Provisions” in this prospectus supplement.

“Overcollateralization Deficiency” has the meaning set forth in “Description of the Notes and the Indenture—Overcollateralization Provisions” in this prospectus supplement.

S-96

“Overcollateralization Floor” means [    ]% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

“Overcollateralization Reduction Amount” has the meaning set forth in “Description of the Notes and the Indenture—Overcollateralization Provisions” in this prospectus supplement.

“P&I Advances” means advances made by the servicer or the master servicer (including the indenture trustee as successor master servicer and any other successor master servicer) acting as back-up servicer on each Payment Date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee or the master servicer fee, as applicable.

“Periodic Cap” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.

“Plan” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“Plan Asset Regulations” has the meaning set forth in “ERISA Considerations” in this Prospectus Supplement.

“Plan Investors” has the meaning set forth in “ERISA Considerations” in this Prospectus Supplement.

“Prepayment Assumption” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in the prospectus supplement.

“Prepayment Period” means, with respect to any Payment Date, the calendar month preceding the month in which that Payment Date occurs.

“Prepayment Premium” has the meaning set forth in “The Mortgage Loan Pool—Prepayment Premiums” in this prospectus supplement.

“Principal Payment Amount” has the meaning set forth in “Description of the Notes and the Indenture—Payments of Interest and Principal” in this prospectus supplement.

“Principal Remittance Amount” means, with respect to any Payment Date, to the extent of funds available for payment as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date, (ii) all full and partial principal prepayments received on the mortgage loans during the related Prepayment Period, (iii) all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period, (iv) the portion of the repurchase price allocable to principal with respect to each mortgage loan that was repurchased during the period from the Servicer Remittance Date prior to the prior Payment Date (or from the closing date in the case of the first Payment Date) through the Servicer Remittance Date prior to the current Payment Date, (v) all Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that Payment Date, and (vi) the allocable portion of the proceeds received with respect to any optional clean-up call (to the extent they relate to principal).

“PTCE” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“Record Date” means, with respect to the Class A notes, the business day immediately preceding the related Payment Date, unless the Class A notes are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the month in which that Payment Date occurs.

S-97

“Reference Banks” means leading banks selected by the indenture trustee (after consultation with the depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

“REIT” has the meaning set forth in “Material Federal Income Tax Consequences” in this prospectus supplement.

“Reuters Screen LIBOR01 Page” means the display on the Reuters service, or any successor service, on the page designated as “LIBOR01” or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

“Servicer Remittance Date” means, with respect to any Payment Date, the business day immediately preceding that Payment Date.

“Servicing Rights Pledgee” has the meaning set forth in “The Servicing Agreement—Pledge and Assignment of Servicer’s Rights” in this prospectus supplement.

[“Six-Month LIBOR Loan Index” has the meaning set forth in “The Mortgage Loan Pool—The Indices” in this prospectus supplement.]

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984.

[“Specified Overcollateralized Amount” means an amount equal to [    ]% of the Stated Principal Balance of the mortgage loans as of the cut-off date, subject, until the Class Note Balance of each class of Class A notes has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor.  When the Class Note Balance of each class of Class A notes has been reduced to zero, the Specified Overcollateralized Amount will thereafter equal zero.]

“Stated Principal Balance” means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the indenture trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal.  For purposes of any Payment Date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

“Structuring Assumptions” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this prospectus supplement.

“Subsequent Recovery” has the meaning set forth in “Description of the Notes and the Indenture—Payments of Interest and Principal” in this prospectus supplement.

“Substitute Mortgage Loan” means a mortgage loan substituted by the responsible party for a mortgage loan that is in breach of the responsible party’s representations and warranties regarding the mortgage loans, which must, on the date of such substitution (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of the principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than [1]% per annum higher than, that of the mortgage loan in breach; (iii) have a loan-to-value ratio no higher than that of the mortgage loan in breach; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; and (v) comply with each representation and warranty made by the responsible party.

S-98

“Substitution Adjustment Amount” has the meaning set forth in “Description of the Notes and the Indenture—Representations and Warranties Relating to the Mortgage Loans” in this prospectus supplement.

“Total Monthly Excess Spread” means, with respect to any Payment Date, the excess, if any, of (x) the interest collected on the mortgage loans by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date, net of the servicing fee and the indenture trustee fee, over (y) the amounts paid to the Class A notes pursuant to clause (a) under the fourth full paragraph of “Description of the Notes and the Indenture—Payments of Interest and Principal” in this prospectus supplement.

“Underwriting Guidelines” has the meaning set forth in “The Mortgage Loan Pool—Underwriting Guidelines” in this prospectus supplement.

“Unpaid Interest Amount” for any class of notes and any Payment Date will equal the sum of (a) the portion of Accrued Note Interest from Payment Dates prior to the current Payment Date remaining unpaid immediately prior to the current Payment Date, and (b) interest on the amount in clause (a) at the Interest Rate (to the extent permitted by applicable law).

“WAC Cap” has the meaning set forth in “Description of the Notes and the Indenture—Payments of Interest and Principal” in this prospectus supplement

S-99

SCHEDULE A

Distribution by Current Principal Balance

Current Principal Balance	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Current Rate

Current Rate	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Credit Score

Credit Score	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Lien

Lien	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

A-1

Distribution by Combined Original LTV

Combined Original LTV	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Original LTV

Original LTV	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Documentation

Documentation	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Purpose

Purpose	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Occupancy

Occupancy	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

A-2

Distribution by Property Type

Property Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by State

State	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Zip

Zip	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Remaining Months to Maturity

Remaining Months To Maturity	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Amortization Type

Amortization Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

A-3

Distribution by Initial Periodic Cap

Initial Periodic Cap	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Periodic Cap

Periodic Cap	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Months to Rate Reset

Months To Rate Reset	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

Distribution by Life Maximum Rate

Life Maximum Rate	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

N/A
Total:

Distribution by Margin

Margin	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied

Total:

A-4

Distribution by Delinquency (ABS)

Delinquency (abs)	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combo. Original LTV	Pct. Full Doc	Pct. Owner Occupied
30-59 Days
60-89 Days
90+ Days
Total:

A-5

SCHEDULE B

STATIC POOL INFORMATION

[INSERT APPLICABLE STATIC POOL INFORMATION REQUIRED BY ITEM 1105 OF
REGULATION AB]

B-1

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus.  We have not authorized anyone to give you different information.  We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the date stated on the cover page.  We are not offering the securities in any state or other jurisdiction where it is not permitted.

Prospectus Supplement

UNITED KINGDOM	S-7
FORWARD-LOOKING STATEMENTS	S-7
SUMMARY INFORMATION	S-8
RISK FACTORS	S-15
THE MORTGAGE LOAN POOL	S-45
THE MASTER SERVICER	S-49
THE SERVICERS	S-53
THE SPONSORS	S-54
REPURCHASE ACTIVITY	S-54
STATIC POOL INFORMATION	S-54
[THE ORIGINATORS	S-55
THE DEPOSITOR	S-55
THE ISSUING ENTITY	S-55
THE INDENTURE TRUSTEE	S-56
THE OWNER TRUSTEE	S-56
[THE INTEREST RATE SWAP PROVIDER]	S-57
[THE FILE REVIEWER	S-57
CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES	S-57
PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES	S-57
PRE-OFFERING REVIEW OF THE MORTGAGE LOANS	S-57
DESCRIPTION OF THE NOTES AND THE INDENTURE	S-60
THE SERVICING AGREEMENT	S-72
PREPAYMENT AND YIELD CONSIDERATIONS	S-81
FEDERAL INCOME TAX CONSEQUENCES	S-90
STATE AND LOCAL TAXES	S-90
ERISA CONSIDERATIONS	S-91
LEGAL INVESTMENT	S-92
METHOD OF PAYMENT	S-92
LEGAL MATTERS	S-93
GLOSSARY OF TERMS	S-94

[Dealer Prospectus Delivery Obligation.  Until [          ] ([       ] days after the delivery of this prospectus supplement), all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.]

$[              ]

(Approximate)(1)

______________

[            ]
Issuing Entity

GS Mortgage Securities Corp.
Depositor

[            ]

[Goldman Sachs Mortgage Company]
Sponsor[s]

[            ]

Master Servicer

[            ]
Servicers

______________

PROSPECTUS SUPPLEMENT

PROSPECTUS

Asset-Backed Securities

(Issuable in Series by Separate Issuing Entities)

GS MORTGAGE SECURITIES CORP.

Depositor

GS Mortgage Securities Corp. may, through one or more issuing entities that are trusts, offer to sell certificates and notes in one or more series with one or more classes.  The certificates of a series will evidence the beneficial ownership of one or more such trusts and the notes will evidence the debt obligations of a trust fund.  Each trust or trust fund will consist primarily of the following mortgage related assets:

•	mortgage loans secured by one- to four-family residential properties,

•	mortgage loans secured by multifamily residential properties,

•	loans secured by security interests on shares in cooperative housing corporations,

•	conditional sales contracts and installment sales or loan agreements secured by manufactured housing,

•	closed-end and revolving credit line mortgage loans (or certain revolving credit line mortgage loan balances);

•
mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies or privately issued mortgage-backed securities; and

•	mortgage loans secured by commercial real estate properties; provided that such loans will not constitute 10% or more, by principal balance, of the pool of assets for any series of securities.

The certificates or notes of any series may be called “mortgage-backed certificates”, “mortgage pass-through certificates”, “mortgage-backed notes”, “asset-backed certificates”, or “asset-backed notes”.

An investment in the certificates or notes of any series involves significant risks.  You should review the information under the caption “Risk Factors” beginning on page 2 of this prospectus before deciding whether to make an investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in this prospectus.  Any representation to the contrary is a criminal offense.

Prior to issuance there will have been no market for the certificates or notes of any series.  We cannot assure you that a secondary market for the certificates or notes will develop.

Offers of the certificates or notes, as applicable, may be made through one or more different methods, including offerings through underwriters.  Underwritten notes and underwritten certificates will be distributed, or sold by underwriters managed by:

The date of this Prospectus is [________], 20[__].

PROSPECTUS SUPPLEMENT	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
RISK FACTORS	2
The Certificates or Notes May Not Be a Suitable Investment for You	2
You May Have Difficulty Selling The Securities	2
Proposed Laws and Regulations Could Adversely Affect Your Investment	3
Your Return on an Investment in the Securities Is Uncertain	3
Prepayments on the Mortgage Assets Could Lead to Shortfalls in the Distribution of Interest on Your Securities	3
Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance	4
Loan-to-Value Ratios Are Calculated Based on Appraised Value, Which May Not Be an Accurate Reflection of Current Market Value	4
Combined Loan-to-Value Ratios May Not Reflect the Presence or Amount of Second Lien Mortgage Loans Secured by the Same Mortgaged Property	5
Mortgage Loans with Interest-Only Payments May Be More Likely to Default	5
Your Yield May Be Subject to Any Negative Amortization on the Related Mortgage Loans	5
Interest Only and Principal Only Securities Involve Additional Risk	6
Subordinated Securities Involve More Risks and May Incur Losses	6
Trust or Trust Fund Assets Are the Only Source of Payments on the Securities; the Securities Are Obligations of the Trust or Trust Fund Only	7
Delays and Expenses Inherent in Foreclosure Procedures Could Delay Distributions to You or Result in Losses	7
There Are Risks Relating to Alternatives to Foreclosure	8
The Concentration of Mortgage Assets in Specific Geographic Areas May Increase the Risk of Loss	8
Modifications of the Mortgage Loans May Adversely Affect Your Securities	8
Financial Instruments May Not Avoid Losses	9
Environmental Conditions Affecting Mortgaged Properties May Result in Losses	9
Special Assessments and Energy Efficiency Liens May Take Priority Over the Mortgage Lien	9
Security Interests in Manufactured Homes May Be Lost	10
Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment in the Securities	10
A Trust or Trust Fund May Contain Mortgage Assets Secured by Subordinated Liens; These Mortgage Assets Are More Likely Than Mortgage Assets Secured by Senior Liens to Experience Losses	11
Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans	11
If Consumer Protection Laws are Violated in the Origination or Servicing of the Loans, Losses on Your Investment Could Result	13
Governmental and Other Actions May Affect Servicing of the Mortgage Loans and May Limit a Servicer’s Ability to Foreclose	14
Assets of a Trust or Trust Fund May Include Mortgage Loans Originated Under Less Stringent Underwriting Standards	15
Assets of a Trust or Trust Fund May Include Delinquent and Sub-Performing Residential Mortgage Loans	15
Non-Conforming Loans May Experience Higher Delinquency Rates	15
Value of Collateral Securing Cooperative Loans May Diminish in Value	16
Bankruptcy of the Depositor or a Sponsor May Delay or Reduce Collections on Loans	16
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	16
Bankruptcy or Insolvency of a Mortgage Loan Transferor Could Result in Losses on the Certificates	17
Conflicts of Interest between the Master Servicer and a Trust or Trust Fund	19

The Depositor, a Sponsor and their Affiliates May Have Conflicts of Interest	19
Your Lack of Control Over the Trust Can Adversely Impact Your Investment	20
Servicing Fee May be Insufficient to Engage Replacement Master Servicers or Servicers	20
You May Have Income for Tax Purposes Prior to Your Receipt of Cash	20
Certificates May Not Be Appropriate For Individual Investors	21
The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Certificates or Notes	21
Book-Entry Securities May Delay Receipt of Payment and Reports	23
Terror Attacks and Military Action May Reduce the Yield on the Certificates	23
THE TRUSTS OR TRUST FUNDS	23
The Mortgage Loans – General	24
Single Family and Cooperative Loans	27
Multifamily Loans	27
Manufactured Housing Contracts	28
Revolving Credit Line Mortgage Loans	28
Agency Securities	29
Private Mortgage-Backed Securities	33
U.S. Government Securities	36
Substitution of Mortgage Assets	36
Pre-Funding and Capitalized Interest Accounts	37
USE OF PROCEEDS	37
THE DEPOSITOR	37
THE SPONSORS	38
THE MORTGAGE LOANS	38
General	38
Representations and Warranties; Repurchases	39
Optional Purchase of Defaulted Loans	39
DESCRIPTION OF THE SECURITIES	40
General	40
Distributions on Securities	42
Advances	43
Reports to Securityholders	44
Exchangeable Securities	44
Book-Entry Registration	46
CREDIT ENHANCEMENT	51
General	51
Subordination	51
Pool Insurance Policies	52
Special Hazard Insurance Policies	52
Bankruptcy Bonds	53
FHA Insurance; VA Guarantees; RHS Guarantees	54
FHA Insurance on Multifamily Loans	58
Reserve and Other Accounts	58
Other Insurance, Guarantees and Similar Instruments or Agreements	59
Overcollateralization	59
Excess Spread	59
Cross Support	59
YIELD AND PREPAYMENT CONSIDERATIONS	59
ADMINISTRATION	61
Assignment of Mortgage Assets	61
Payments on Mortgage Loans; Deposits to Accounts	63
Sub-Servicing	65
Collection Procedures	66
Hazard Insurance	67
Realization Upon Defaulted Mortgage Loans	68
Servicing and Other Compensation and Payment of Expenses	70
Evidence as to Compliance	70
Certain Matters Regarding the Servicers, the Master Servicer and Us	71
Events of Default; Rights Upon Event of Default	72
The Trustee	74
Duties of the Trustee	74
Resignation and Removal of Trustee	75
Amendment	75
Termination; Optional Termination	76
LEGAL ASPECTS OF THE MORTGAGE LOANS	76
General	77
Foreclosure/Repossession	80
Rights Of Redemption	82
Anti-Deficiency Legislation And Other Limitations On Lenders	83
Due-On-Sale Clauses	84
Prepayment Charges	84
Subordinate Financing	85
Applicability of Usury Laws	85
Servicemembers Civil Relief Act and the California Military and Veterans Code	86
Home Affordable Modification Program	86
Helping Families Save Their Homes Act of 2009	87
Impact of Protecting Tenants at Foreclosure Act	88
Product Liability and Related Litigation	88
Environmental Considerations	88
Forfeiture for Drug, RICO and Money Laundering Violations	90
Other Legal Considerations	90
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	90
General	90

Miscellaneous Itemized Deductions	91
Tax Treatment of REMIC Regular Interests and Other Debt Instruments	92
OID	93
Market Discount	96
Amortizable Premium	97
Consequences of Realized Losses	97
Gain or Loss on Disposition	98
Tax Treatment of Exchangeable Securities	98
Taxation of Certain Foreign Holders of Debt Instruments	101
Backup Withholding	101
Reporting and Tax Administration	101
Tax Treatment of REMIC Residual Interests	102
Special Considerations for Certain Types of Investors	105
Treatment by the REMIC of OID, Market Discount and Amortizable Premium	107
REMIC-Level Taxes	107
REMIC Qualification	108
Grantor Trusts	108
Tax Treatment of the Grantor Trust Security	108
Treatment of Pass-Through Securities	109
Treatment of Strip Securities	109
Determination of Income with Respect to Strip Securities	110
Purchase of Complementary Classes of Strip Securities	111
Possible Alternative Characterizations of Strip Securities	111
Limitations on Deductions With Respect to Strip Securities	112
Sale of a Grantor Trust Security	112
Taxation of Certain Foreign Holders of Grantor Trust Securities	112
Backup Withholding of Grantor Trust Securities	113
Reporting and Tax Administration of Grantor Trust Securities	113
Taxation of Owners of Owner Trust Securities	113
Partnership Taxation	113
Discount and Premium of Mortgage Loans	114
Section 708 Termination	114
Gain or Loss on Disposition of Partnership Securities	115
Allocations Between Transferors and Transferees	115
Section 731 Distributions	115
Section 754 Election	116
Administrative Matters	116
Tax Consequences to Foreign Securityholders of a Partnership Trust	117
Backup Withholding on Partnership Securities	117
Tax on Net Investment Income	117
Foreign Account Tax Compliance Act	117
STATE, FOREIGN AND LOCAL TAX CONSEQUENCES	118
ERISA CONSIDERATIONS	118
General	118
ERISA Considerations Relating to Certificates	118
Underwriter Exemption	120
ERISA Considerations Relating to Notes	126
LEGAL INVESTMENT	127
METHOD OF DISTRIBUTION	129
LEGAL MATTERS	130
FINANCIAL INFORMATION	130
REPORTS TO SECURITYHOLDERS	130
STATIC POOL DATA	130
WHERE YOU CAN FIND MORE INFORMATION	131
INDEX	132
ANNEX I CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS	1

PROSPECTUS SUPPLEMENT

We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of certificates or notes; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement.  This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

All documents (other than Annual Reports on Form 10-K) filed by us with respect to a trust or trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing.  Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement.  Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.  If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

GS Mortgage Securities Corp.
200 West Street
New York, New York 10282-2198
Telephone:  (212) 902-1000
Attention:  Structured Finance
email: Notices-to-gsmc-gsmsc@gs.com

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement.  We have not authorized anyone else to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

RISK FACTORS

An investment in the certificates or notes of any series involves significant risks and are not suitable investments for all investors.  Before making an investment decision, you should carefully review the following information and the information under the caption “risk factors” in the applicable prospectus supplement.  Such risks gives rise to the potential for significant loss over the life of the certificates or notes and could result in the failure of investors in the certificates or notes to fully recover their initial investments.

 The Certificates or Notes May Not Be a Suitable Investment for You

The certificates and the notes are complex investments that are not appropriate for all investors.  For the reasons set forth in this section and in the “Risk Factors” section in the applicable prospectus supplement, the yield to maturity and the aggregate amount and timing of distributions on the certificates or notes are subject to material variability from period to period and over the life of the certificates or notes, including as a result of variations in the performance of the mortgage loans in a trust or trust fund.  As a result, an investment in the certificates or notes involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

 You May Have Difficulty Selling The Securities

There will be no market for the certificates or notes of any series before their issuance.  We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes.  The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest, a change in the ratings of the certificates or notes or other credit related or market changes.  Consequently, you may not be able to sell your securities readily or, if any market develops, any sale may be at prices at a discount from the certificates’ or notes’ par value or purchase price.  You generally have no right to request redemption of the certificates or notes.  The certificates and notes are redeemable only under the limited circumstances, if any, described in the related prospectus supplement.  We do not intend to list any class of certificates or notes on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association.  However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related prospectus supplement.  If the certificates or notes are not listed or quoted, you may experience more difficulty selling certificates or notes.  The prospectus supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series.  However, no underwriter will be obligated to do so.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.  The related prospectus supplement may specify that the securities are not “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  In that case, many institutions that lack the legal authority to invest in securities that do not constitute “mortgage related securities” will not be able to invest in those securities, thereby limiting the market for those securities.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of those securities.  See “Legal Investment” in this prospectus and in the related prospectus supplement.

Proposed Laws and Regulations Could Adversely Affect Your Investment

Numerous laws, regulations and rules related to the origination and servicing of mortgage loans, including efforts to delay foreclosure actions, have been proposed recently by federal, state and local governmental authorities.  Additionally, other proposed laws, regulations and rules may result in tightened lending standards and a substantial reduction in capital available to refinance mortgage loans at their maturity dates.  If enacted, these laws, regulations and rules may result in increased modifications to mortgage loans, delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which could result in delays and reductions in the distributions to be made on your certificates or notes or otherwise affect the value of your investment.

 Your Return on an Investment in the Securities Is Uncertain

Your pre-tax return on any investment in certificates or notes of any series will depend on (1) the price that you pay for those certificates or notes, (2) the rate at which interest accrues on the certificates or notes and (3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates or notes are outstanding and accruing interest.

•
The Rate of Return of Principal is Uncertain.  The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets.  Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of, or defaults on, the mortgage assets.  In general, borrowers may prepay their mortgage loans in whole or in part at any time.  Principal payments also result from repurchases due to conversions of adjustable-rate loans to fixed-rate loans, breaches of representations and warranties or the exercise of an optional termination right.  A prepayment of a mortgage loan generally will result in a prepayment on the securities.  If you purchase your securities at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.  If you purchase your securities at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.  In addition, a series of certificates or notes may have (1) certain classes that are paid principal after other classes or (2) certain types of certificates or notes that are more sensitive to prepayments.  If you own either of these types of certificates or notes, changes in timing and the amount of principal payments by borrowers may adversely affect you.  A variety of economic, social, competitive and other factors, including changes in interest rates, may influence the rate of prepayments on the mortgage loans.  We cannot predict the amount and timing of payments that will be received and paid to holders of certificates or holders of notes in any month or over the period of time that such certificates or notes remain outstanding.

•
Optional Termination May Adversely Affect Yield.  A trust or trust fund may be subject to optional termination.  Any such optional termination may adversely affect the yield to maturity on the related series of certificates or notes.  If the mortgage assets include properties which the related trust or trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of certificates or notes.  In such event, the holders of one or more classes of certificates or notes may incur a loss.

•
Credit Enhancement Will Not Cover All Losses.  An investment in the certificates or notes involves a risk that you may lose all or part of your investment.  Although a trust or trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust or trust fund.  In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage.  In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula.

 Prepayments on the Mortgage Assets Could Lead to Shortfalls in the Distribution of Interest on Your Securities

When a voluntary principal prepayment is made by the borrower on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the borrower is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month.  Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement.  Proceeds of the repurchase of any mortgage loan are likely to include interest only to the most recent due date for payment.  However, principal prepayments will only be passed through to the holders of the securities once a month on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer.  To partially mitigate this reduction in yield, the pooling and servicing agreement, trust agreement, servicing agreement and/or underlying servicing agreements relating to a series of securities may provide that the applicable servicer pay an amount without any right of reimbursement, for those shortfalls in interest collections payable on the securities that are attributable to the difference between the interest paid by a borrower in connection with certain voluntary principal prepayments and thirty days’ interest on the prepaid mortgage loan, which may be limited by all or a portion of the monthly servicing fee for the related distribution date.

If the servicer fails to make any required compensating interest payments or the shortfall exceeds the limitation based on the monthly servicing fee for the related distribution date, there will be fewer funds available for the distribution of interest on the securities.  In addition, no compensating interest payments will be available to cover prepayment interest shortfalls resulting from types of voluntary prepayments specified in the related prospectus supplement for which the applicable servicer is not required to make a compensating interest payment or involuntary prepayments (such as liquidation of a defaulted mortgage loan).  Such shortfalls of interest, if they result in the inability of a trust or trust fund to pay the full amount of the current interest on the securities, will result in a reduction of the yield on your securities.

 Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans in the related trust or trust fund.  For instance, delays in foreclosure proceedings may ensue in certain states experiencing increased volumes of delinquent mortgage loans.  Further, reimbursement of advances made on a mortgage loan and liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the securities.  If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

 Loan-to-Value Ratios Are Calculated Based on Appraised Value, Which May Not Be an Accurate Reflection of Current Market Value

The loan-to-value ratios disclosed in a prospectus supplement are determined, in the case of a purchase money loan, based on the lesser of the selling price of the mortgaged property and its appraised value determined in an appraisal obtained by the related originator at origination of such mortgage loan or a review appraisal subsequently obtained on the originator appraisal, or, in the case of a refinanced mortgage loan, based on the appraised value of the mortgaged property at the time of origination of the refinanced mortgage loan.  Appraisals are opinions of the related appraisers as of the date they were prepared and may not accurately reflect the value or condition of the mortgaged property, particularly during periods of volatility in the applicable real estate market (whether local, regional or national).  The appraisals obtained in connection with the origination of the mortgage loans generally establish the amount a ready, willing and able buyer would pay a ready, willing and able seller at the time the appraisals were prepared.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distressed or liquidation sale.  In addition, mortgaged property values may have depreciated since the time appraisals were obtained.  Accordingly, the loan-to-value ratios and combined loan-to-value ratios that are disclosed in a prospectus supplement may be lower, in some cases significantly lower, than the applicable loan-to-value ratios that would be determined if current appraised values of the mortgaged properties were used to determine those ratios.  Prospective investors should consider that if an appraisal overestimates the prices at which mortgaged properties are actually sold, the proceeds of the mortgage loans may be significantly less than anticipated by investors.

Investors are encouraged to make their own determination as to the degree of reliance they place on the loan-to-value ratios and combined loan-to-value ratios

Combined Loan-to-Value Ratios May Not Reflect the Presence or Amount of Second Lien Mortgage Loans Secured by the Same Mortgaged Property

The combined loan-to-value ratios that are disclosed in a prospectus supplement with respect to the mortgage loans are determined based on the value of any known second lien mortgage loan secured by the same mortgaged property.  The combined loan-to-value ratio of any mortgage loan will not reflect the presence or amount of any second lien mortgage loans secured by the same mortgaged property if the related loan seller does not have sufficient information to provide the relevant second lien mortgage loan information.  Information may not be available, for example, if the related second lien mortgage loan was made by a party other than the loan seller or the related mortgage loan is a refinancing of an existing mortgage loan.  Neither the depositor nor any underwriter or any other party has conducted or will conduct any lien searches to determine if additional liens may exist on the mortgaged properties securing the mortgage loans.  Accordingly, the combined loan-to-value ratios that are disclosed in a prospectus supplement may be lower, in some cases significantly lower, than the actual combined loan-to-value ratios that would be determined if second lien mortgage loan information were known.  Investors are encouraged to make their own determination as to the degree of reliance they place on the combined loan-to-value ratios.

 Mortgage Loans with Interest-Only Payments May Be More Likely to Default

A trust or trust fund may include mortgage loans that at the time of origination were “interest-only” mortgage loans, which provide for payment of interest at the related mortgage rate, but no payment of principal, for a stated period of time (in some cases up to ten years) following origination as specified in the related mortgage note.  During this period, the payment due from the related borrower will be less than it would be if principal of the mortgage loan were required to amortize.  In addition, the scheduled principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there will be no scheduled monthly payments of principal during this period.  As a result, no principal payments will be made on the securities with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

Following the interest-only period, the scheduled monthly payment with respect to each of these Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the mortgage rate.  An increase (especially a substantial increase) in the mortgage interest rate may result in increased delinquencies and defaults by the related mortgagor, particularly if prevailing mortgage interest rates have increased and the mortgagor is unable to refinance.  In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans.  Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.  Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the securities.

The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination.  In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case.  In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

 Your Yield May Be Subject to Any Negative Amortization on the Related Mortgage Loans

A trust or trust fund may include mortgage loans that are negative amortization loans.  Generally, the interest rates on negative amortization loans adjust monthly but their monthly payments and amortization schedules adjust based on a different schedule (e.g., annually).  In addition, in many cases the amount by which a monthly payment may be adjusted on an adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity.  Also, the initial interest rates on negative amortization loans may be lower than the sum of the indices applicable at origination and the related margins.  During a period of rising interest rates, as well as prior to the applicable adjustment to the monthly payment, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment.  As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest, which will be added to principal balances of the mortgage loans and will also bear interest at the applicable interest rates.  The amount of any deferred interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on the related securities on the related distribution date.

If the interest rates on negative amortization loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of securities to amortize more quickly.  Conversely, if the interest rates on negative amortization loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of securities to amortize more slowly.  An increase (especially a substantial increase) in the mortgage interest rate may result in increased delinquencies and defaults by the related mortgagor, particularly if prevailing mortgage interest rates have increased and the mortgagor is unable to refinance.

In addition, as the principal balance of a negative amortization loan will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated.  Furthermore, each negative amortization loan will generally provide for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of the loan) in a single payment at the maturity of such loan.  Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization loans is greater than associated with fully amortizing mortgage loans.

 Interest Only and Principal Only Securities Involve Additional Risk

Certain securities, called “interest only securities” or “principal only securities,” involve greater uncertainty regarding the return on investment.  An interest only security is not entitled to any principal payments.  If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor’s initial investment.

A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security.  If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there are no interest payments to compensate the investor for the use of the investor’s money).

The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security.  As a result, an investment in such securities involves a high degree of risk.

 Subordinated Securities Involve More Risks and May Incur Losses

A series of certificates or notes may provide that one or more classes of such certificates or notes are subordinated in right of payment to one or more other classes of that series or to one or more tranches of certificates or notes within a class of a series.  Certificates or notes that are subordinated to other certificates or notes have a greater risk of loss because the subordinated certificates or notes will not receive principal, interest, or both until the more senior certificates or notes receive the payments to which they are entitled.  Losses are generally allocated first to subordinated securities.  If specified in the related prospectus supplement, subordinated notes or certificates may be subject to permanent reductions of their principal balances from time to time due to losses or modifications of mortgage loans in the related trust or trust fund.  If the amount available for payments to holders of certificates or notes is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

Trust or Trust Fund Assets Are the Only Source of Payments on the Securities; the Securities Are Obligations of the Trust or Trust Fund Only

Any trust or trust fund will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement.  The trust or trust fund will be the only person obligated to make payments on the certificates or notes issued by the related trust or trust fund.  In general, investors will not have recourse against us, any trustee, the master servicer or any of our or their respective affiliates or any other person.  Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.  As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your certificates or notes.  Any credit enhancement will not cover all contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

The securities will not represent an interest in or obligation of the depositor, any underwriter, any sponsor, any servicer, any seller, any responsible party, any originator, any securities administrator, any trustee or any of their respective affiliates.  Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, any underwriter, any sponsor, any servicer, any responsible party, any trustee or any of their respective affiliates.  Proceeds of the assets included in a trust or trust fund will be the sole source of payments on the securities, and there will be no recourse to the depositor, any underwriter, any sponsor, any servicer, any responsible party, any trustee or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

 Delays and Expenses Inherent in Foreclosure Procedures Could Delay Distributions to You or Result in Losses

Substantial delays may occur before mortgage assets are liquidated and the proceeds forwarded to a trust or trust fund.  Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses, particularly if defenses or counterclaims are made, or if mortgagors use legal actions, including filing for bankruptcy, to attempt to block or delay foreclosure actions.  In addition, the increased volume of mortgage loan delinquencies and foreclosures have resulted in additional delay in some states and extensions of the foreclosure process, either due to delay or judicial rulings.  Additional rules or regulations may be passed that may further delay the foreclosure process.  Recently courts and administrative agencies have been enforcing more strictly existing rules regarding the conduct of foreclosures, and in some circumstances have been imposing new rules.  As a result, foreclosure actions can sometimes take several years to complete and mortgaged property proceeds may not cover the defaulted mortgage loan amount.  Expenses incurred in the course of liquidating defaulted mortgage loans will be applied to reduce the liquidation proceeds available to a trust or trust fund.  Liquidation expenses with respect to defaulted mortgage assets do not vary directly with the outstanding principal balances of the mortgage assets at the time of default.  Therefore, assuming that a master servicer, servicer or sub-servicer took the same steps in realizing on a defaulted mortgage asset having a small remaining principal balance as it would in the case of a defaulted mortgage asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small mortgage assets than would be the case with the larger defaulted mortgage assets having a large remaining principal balance.  Also, some states prohibit a lender from obtaining a judgment against the mortgagor for amounts not covered by property proceeds if the mortgaged property is sold outside of a judicial proceeding.  As a result, you may experience delays in receipt of moneys or reductions in amounts payable to you.

We cannot assure you that the value of the mortgaged assets for any series of certificates or notes at any time will equal or exceed the principal amount of the outstanding certificates or notes of the series.  If trust assets have to be sold because of an event of default or otherwise, providers of services to a trust or trust fund (including any trustee, the master servicer, and the credit enhancement providers, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to securityholders.  As a result, you may not receive the full amount of interest and principal due on your certificates or notes.

There Are Risks Relating to Alternatives to Foreclosure

Certain mortgage loans may become delinquent after the closing date for a series of certificates or notes.  A servicer generally may either foreclose on a delinquent mortgage loan or, under certain circumstances, work out an agreement with the related mortgagor, which may involve waiving or modifying any term of the mortgage loan or charging off a portion of the principal of the mortgage loan.  A servicer may also permit a “short sale” of the mortgaged property for less than the amount due on the mortgage loans or sell the mortgage loan for less than the amount due on the mortgage loan.  If a servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charges off or sells the mortgage loan, your yield may be reduced.

 The Concentration of Mortgage Assets in Specific Geographic Areas May Increase the Risk of Loss

The mortgage assets underlying a series of certificates or notes may be concentrated in certain geographic regions of the United States.  In such a case, losses on the mortgage assets may be higher than would be the case if the mortgaged properties were more geographically diversified.  For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments.  If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage assets, then the rates of delinquencies, foreclosures and losses on the mortgage assets may increase and the increase may be substantial.

The concentration of mortgage assets with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time.  Principal payments may affect the concentration levels.  Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties.  Because principal payments on the mortgage assets are payable to the subordinated securities at a slower rate than principal payments are made to the senior securities, the subordinated securities are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

 Modifications of the Mortgage Loans May Adversely Affect Your Securities

A servicer will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or are otherwise in default.  As a result, as delinquencies or defaults occur, the related servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it.  This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable.  At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the related trust or trust fund, the related servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.  Modifications of mortgage loans implemented by the related servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the related trust or trust fund may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.  Any modified mortgage loan may remain in the related trust or trust fund, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan.

The ability to modify mortgage loans by a servicer may be limited by several factors.  First, the servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification due to the borrower’s failure to provide required documentation of hardship, income or employment.  Second, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers.  Furthermore, the terms of the related servicing agreement may prohibit the servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond the latest scheduled maturity of any mortgage loan in the related trust or trust fund.  You should consider the importance of the role of the servicer in maximizing collections for the transaction and the impediments the servicer may encounter when servicing a substantial number of delinquent or defaulted mortgage loans.  In some cases, the failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates or notes in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates or notes.  In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates or notes in the transaction.  The applicable servicing agreement will not obligate the servicer to consider the interests of individual classes of certificates or notes.  You should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to the servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool, and in each case prior to distributions being made on the related certificates or notes.

 Financial Instruments May Not Avoid Losses

A trust or trust fund may include one or more financial instruments that are interest rate, currency or other swap agreements or interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series.  The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument.  If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected.  Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder’s ability to sell them.  If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

 Environmental Conditions Affecting Mortgaged Properties May Result in Losses

Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties.  There are many federal and state environmental laws concerning hazardous wastes, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets.  For example, under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous substances have been released or disposed of on the property.  Such costs may be substantial.  It is possible that costs for remedial action could become a liability of a trust or trust fund.  Such costs would reduce the amounts otherwise distributable to holders of certificates or notes if a mortgaged property securing a mortgage loan became the property of a trust or trust fund and if such trust or trust fund incurred such costs.  Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property.  In such states, liens for the cost of any remedial action have priority even over prior recorded liens.  In these states, the security interest of the related trustee in a property that is subject to such a lien could be adversely affected.

 Special Assessments and Energy Efficiency Liens May Take Priority Over the Mortgage Lien

Mortgaged properties securing mortgage loans underlying a series of securities may be subject to a lien of special property taxes and/or special assessments.  These liens may be superior to the liens securing the mortgage loans, irrespective of the date of the mortgage.  In some instances, individual mortgagors may be able to elect to enter into contracts with governmental agencies for Property Assessed Clean Energy (PACE) or similar assessments that are intended to secure the payment of energy and water efficiency and distributed energy generation improvements that are permanently affixed to their properties, possibly without notice to or the consent of the mortgagee.  These assessments may also have lien priority over the mortgages securing mortgage loans.  Any mortgaged property so assessed may not, however, increase in value to the extent of the assessment lien.  Additional indebtedness secured by the assessment lien would reduce the amount of the value of the mortgaged property available to satisfy the affected mortgage loan.  No representing party makes any representation or warranty with respect to any such lien nor will any representing party be required to take any actions or be subject to any liability with respect to any such lien.

 Security Interests in Manufactured Homes May Be Lost

The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site).  If a manufactured home is moved from one state to another, the master servicer, the servicer or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state.  Generally, the master servicer, the servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender’s lien on the applicable certificate of title.  However, if through fraud or administrative error the master servicer, the servicer or the sub-servicer did not receive the required notice or otherwise did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.

Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer, servicer or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract.  Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement.  If the borrower does not comply, the applicable servicer would be unlikely to discover such noncompliance, which would hinder the servicer’s ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

 Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment in the Securities

The yield on your investment may be adversely affected by declines in property values.  We cannot assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans.  If the residential real estate market experiences additional overall declines in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  In that event, the securities, and your investment in the securities, may not perform as you anticipate.

In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors’ timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool.  For example, in the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties.  To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

A Trust or Trust Fund May Contain Mortgage Assets Secured by Subordinated Liens; These Mortgage Assets Are More Likely Than Mortgage Assets Secured by Senior Liens to Experience Losses

A trust or trust fund may contain mortgage assets that are in a subordinate lien position.  Mortgages or deeds of trust securing subordinate mortgage assets will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied.  In addition, a subordinate lender may only foreclose in a manner that is consistent with the rights of the senior lender.  As a result, the subordinate lender generally must either pay the related senior lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage asset.  Since a trust or trust fund will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, a trust’s or trust fund’s ability as a practical matter to foreclose on any subordinate mortgage will be limited.  In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties.  This type of a decline would adversely affect the position of a subordinate mortgagee before having the same effect on the related first mortgagee.  A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the value at the time the mortgage loan was originated.  If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated.  This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of any senior liens.  In circumstances where the applicable servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related subordinate lien mortgage loan as bad debt.

 Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans.  Applicable state and local laws regulate, among other things, interest rates and other charges, closing practices, compensation and licensing of brokers, lenders, and individual loan originators; and may require certain disclosures.  In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair, deceptive and abusive practices, and debt collection practices may be applied to the origination, ownership, servicing and collection of the mortgage loans.

The new Consumer Financial Protection Bureau, state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development (“HUD”), the Consumer Financial Protection Bureau and state and local governmental authorities continue to monitor lending practices by some originators, including practices sometimes referred to as “predatory lending” practices as well as fair lending requirements.  State, local and federal governmental agencies have imposed sanctions on originators for practices including, but not limited to, charging borrowers excessive fees, steering borrowers to loans with higher costs or more onerous terms, imposing higher interest rates than the borrower’s credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.  Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans” or “higher-priced mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels.  These laws may limit certain loan terms, such as prepayment charges, balloon payments or late fees, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest, and may require counseling of borrowers before a loan is originated.  In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the issuing entity.

Federal laws also apply to the origination, servicing, collection and enforcement of mortgage loans, including:

•
the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which (among other things) require certain disclosures to borrowers regarding the terms of loans – including disclosures provided in advance of loan origination and (in some cases) on periodic statements and in advance of rate adjustments, and disclosures or loan transfers – and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given, and otherwise regulate mortgage transactions, such as by restricting compensation paid to loan brokers and otherwise regulating broker practices, restricting advertising practices and requiring that certain terms be included in advertisements, prohibiting arbitration provisions, limiting prepayment fees in certain circumstances, mandating escrow accounts for certain loans, requiring prompt crediting of payments, prohibiting certain practices relating to appraisals and requiring lenders to consider the ability of the consumer to repay certain loans;

•
the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•
the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience;

•	the Relief Act, which may require interest rate reductions, and temporary suspension of legal proceedings that may adversely affect the rights of servicemembers, during their military service;

•
the Consumer Financial Protection Act, enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) , which (among other things) created the Consumer Financial Protection Bureau (the “CFPB”) and gave it broad rulemaking, supervisory and enforcement jurisdiction over mortgage lenders and servicers, and proscribes any unfair, deceptive or abusive acts or practices in connection with any consumer financial product or service; and

•	the Dodd-Frank Act, including as described in the applicable prospectus supplement.

Violations of certain provisions of these federal, state and local laws may limit the ability of a servicer to collect all or part of the principal of, or interest on, the related mortgage loans, and could subject the issuing entity to damages and administrative enforcement (including disgorgement of prior interest and fees paid).  In particular, an originator’s or servicer’s failure to comply with certain requirements of federal and state laws could subject the issuing entity (and other assignees of the mortgage loans) to monetary penalties, and result in obligors’ rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

It is possible in the future that governmental authorities or attorneys general may take actions against a sponsor or party providing certain representations with respect to the mortgage loans that could prohibit servicers of the mortgage loans from pursuing foreclosure actions, provide new defenses to foreclosure or otherwise limit the ability of a servicer to take actions (such as pursuing foreclosure) that may be essential to preserve the value of the mortgage loan on behalf of the issuing entity.  Any such limitations could adversely affect the issuing entity’s ability to realize on the mortgage loans, which may result in losses on the certificates.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the issuing entity.  Losses on mortgage loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more related classes of certificates.  Additionally, the issuing entity may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement, will be borne by the holders of one or more related classes of certificates.

 If Consumer Protection Laws are Violated in the Origination or Servicing of the Loans, Losses on Your Investment Could Result

In addition to federal laws, most states and some local governments have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers.  Violations of these laws may limit the ability of the master servicer or the sub-servicer to collect interest or principal on the mortgage assets and may entitle the borrowers to a refund of amounts previously paid.  Any limit on the master servicer’s or the sub-servicer’s ability to collect interest or principal on a mortgage loan may result in a loss to you.

The mortgage loans may also be governed by federal laws relating to the origination and underwriting of mortgage loans.  These laws:

•	require specified disclosures to the borrowers regarding the terms of the mortgage loans;

•
prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

•	regulate the use and reporting of information related to the borrower’s credit experience;

•
require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to enumerated events;

•	permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

•
limit the ability of the master servicer or the sub-servicer to collect full amounts of interest on some mortgage assets and interfere with the ability of the master servicer or the sub-servicer to foreclose on some mortgaged properties.

Depending on the specific facts and circumstances involved, violations may limit the ability of a trust or trust fund to collect all or a part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or an assignee of the originator, like a trust or trust fund, or the initial servicer or a subsequent servicer, as the case may be.  In particular, it is possible that mortgage loans included in a trust or trust fund will be subject to the Home Ownership and Equity Protection Act of 1994.  The Home Ownership and Equity Protection Act of 1994 added additional provisions to the Federal Truth-In-Lending Act, which are implemented through Regulation Z of the CFPB.  The provisions of the Home Ownership and Equity Protection Act of 1994 apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995.  These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans.  In addition, any assignee of the creditor, like a trust or trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan.  Class action lawsuits under the Home Ownership and Equity Protection Act of 1994 have been brought naming as a defendant securitization trusts or trust funds like the trusts or trust funds described in this prospectus with respect to the mortgage loans.

The Dodd-Frank Act also revises and adds sections to the Truth-in-Lending Act (including the Home Ownership and Equity Protection Act of 1994) and the Real Estate Settlement Procedures Act that impose a number of additional requirements for originators and servicers of mortgage loans and increases the penalties for noncompliance with those laws.  The CFPB recently implemented rules that will become effective in January 2014 that, among other things, require servicers to provide information to borrowers about loss mitigation options (including as an alternative to foreclosure) and to implement procedures for evaluating and responding to loss mitigation requests.  The new rules may result in increased loan modification activity, and may extend foreclosure timelines or otherwise extend the process of loss mitigation, any of which could lead to delays in collections and distributions on your certificates, and increased losses.

The Dodd-Frank Act also prohibits lenders from originating residential mortgage loans unless the lender determines that the mortgagor has a reasonable ability to repay the loan.  Under the Dodd-Frank Act, a lender and its assignees will not have liability under this prohibition with respect to any “qualified mortgage.”  The CFPB has issued a final rule, to become effective on January 10, 2014, that specifies the characteristics of a qualified mortgage for this purpose.  Interest-only loans, hybrid mortgage loans and balloon loans, as well as loans with a debt to income ratio exceeding 43%, in general will not constitute qualified mortgages.  The final rule may result in a reduction in the availability of these types of loans in the future and may adversely affect the ability of mortgagors to refinance mortgage loans included in the mortgage pool.

Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the applicable federal regulatory agencies, and much of this rulemaking has yet to occur.  Therefore, the full impact of financial regulatory reform on the financial markets and its participants and on the asset-backed securities market in particular will not be known for some time.

In addition to the Home Ownership and Equity Protection Act of 1994 and the Dodd-Frank Act, a number of legislative proposals have been introduced and enacted at both the federal and state level that are designed to discourage predatory lending practices.  Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans.  In some cases, state law may impose requirements and restrictions greater than those under federal statutes and regulations.  An originator’s failure to comply with these laws could subject a trust or trust fund, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the mortgage loans against either a trust or trust fund or subsequent holders of the mortgage loans.

 Governmental and Other Actions May Affect Servicing of the Mortgage Loans and May Limit a Servicer’s Ability to Foreclose

The federal government, state and local governments, consumer advocacy groups and others continue to urge servicers to be aggressive in modifying mortgage loans to avoid foreclosure, and federal, state and local governmental authorities have enacted and continue to propose numerous laws, regulations and rules relating to mortgage loans generally, and foreclosure actions particularly.  Any of these laws, regulations and rules may provide new defenses to foreclosure, insulate the servicers from liability for modification of loans without regard to the terms of the servicing agreements or result in limitations on upward adjustment of mortgage interest rates, reduced payments by mortgagors, permanent forgiveness of debt, increased prepayments due to the availability of government-sponsored refinancing initiatives and/or increased reimbursable servicing expenses, all of which are likely to result in delays and may result in reductions in the distributions to be made on the certificates.

Several courts and state and local governments and their elected or appointed officials also have taken unprecedented steps to slow the foreclosure process or prevent foreclosures altogether.  A number of laws have been enacted, including in California.  These laws, regulations and rules will result in delays in the foreclosure process, and may lead to reduced payments by mortgagors or increased reimbursable servicing expenses.  In addition, the U.S. Congress and various state and local legislatures are considering or have adopted legislation, that, among other things, would permit limited assignee liability for certain violations in the mortgage loan origination process.  We cannot predict whether or in what form the U.S. Congress or various state and local legislatures may enact such legislation or how such legislation might impact your certificates.  We are also unable to predict how changes by federal, state or local authorities to regulations currently in effect relating to assignee liability may affect your certificates.  Certificateholders will bear the risk that future regulatory and legal developments will result in losses on their certificates, to the extent not covered by the applicable credit enhancement.  The effect on the certificates will likely be more severe if any of these future legal and regulatory developments occur in one or more states in which there is a significant concentration of mortgaged properties.

 Assets of a Trust or Trust Fund May Include Mortgage Loans Originated Under Less Stringent Underwriting Standards

The assets of a trust or trust fund may include residential mortgage loans that were made, in part, to borrowers who, for one reason or another, were not able, or did not wish, to obtain financing from traditional sources.  These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the securities may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.

The underwriting standards used in the origination of these mortgage loans are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history and in certain other respects.  Borrowers on these mortgage loans may have an impaired or unsubstantiated credit history.  As a result of this less stringent approach to underwriting, the mortgage loans purchased by a trust or trust fund may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

 Assets of a Trust or Trust Fund May Include Delinquent and Sub-Performing Residential Mortgage Loans

The assets of a trust or trust fund may include residential mortgage loans that are delinquent or sub-performing.  The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans.  You should consider the risk that including these residential loans in a trust or trust fund could increase the risk that you will suffer losses because:

•	the rate of defaults and prepayments on the residential mortgage loans to increase; and

•	in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

 Non-Conforming Loans May Experience Higher Delinquency Rates

Non-conforming mortgage loans are mortgage loans that do not qualify for purchase by government sponsored agencies such as Fannie Mae and Freddie Mac due to credit characteristics that to not satisfy the Fannie Mae and Freddie Mac guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy the Fannie Mae and/or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other derogatory credit items.  Accordingly, non-conforming mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.  The principal differences between conforming mortgage loans and non-conforming mortgage loans include:

•	the applicable loan-to-value ratios,

•	the credit and income histories of the related mortgagors,

•	the documentation required for approval of the related mortgage loans,

•	the types of properties securing the mortgage loans, the loan sizes, and

•	the mortgagors’ occupancy status with respect to the mortgaged properties.

As a result of these and other factors, the interest rates charged on non-conforming mortgage loans are often higher than those charged for conforming mortgage loans.  The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non-conforming mortgage loans as compared to conforming mortgage loans.

 Value of Collateral Securing Cooperative Loans May Diminish in Value

Certain of the mortgage loans may be cooperative loans.  The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long term ground lease and owns the apartment building.  The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance.  If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations.  Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative’s apartment building.  The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.  If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements.  In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.  The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing.  A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of a trust or trust fund including cooperative loans, the collateral securing the cooperative loans.  See “Legal Aspects of the Mortgage Loans – General – Cooperative Loans” in this prospectus.

 Bankruptcy of the Depositor or a Sponsor May Delay or Reduce Collections on Loans

The depositor and a sponsor for each series of securities may be eligible to become a debtor under the United States Bankruptcy Code.  If the depositor or a sponsor for any series of securities were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support your series of securities constitute property of the debtor, or whether they constitute property of the related issuing entity.  If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to certificateholders or noteholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders or noteholders.  The mortgage assets would not constitute property of the estate of the depositor or of a sponsor if the transfer of the mortgage assets from the related sponsor to the depositor and from the depositor to the related issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

The transactions contemplated by this prospectus and the related prospectus supplements will be structured so that, if there were to be a bankruptcy proceeding with respect to a sponsor or the depositor, the transfers described above should be treated as true sales and not as pledges.  The mortgage assets should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the depositor or the sponsor.  In addition, the depositor is operated in a manner that should make it unlikely that the depositor would become the subject of a bankruptcy filing.  However, we cannot assure you that bankruptcy court would not recharacterize the transfers described above as borrowings of the depositor or sponsor as being secured by pledges of the mortgage assets.  Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders or noteholders.  Even if a request to recharacterize these transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the related series of securities could result.

 Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

A servicer for a series of securities generally will be permitted to commingle collections on the related mortgage loans with its own funds for a period of time described in the related prospectus supplement.  In addition, each servicer will deposit collections in an account that is not under the control of the trust fund, and collections will be held in this account before they are remitted each month to the trust fund.  In the event a servicer goes into bankruptcy or becomes the subject of a receivership or conservatorship, the issuing entity may not have a perfected or priority interest in any collections on mortgage loans that are in the servicer’s possession at the time of the commencement of the bankruptcy or similar proceeding, and a servicer may not be required to remit to the trust fund any such collections.  In addition, to the extent that a servicer has commingled collections of mortgage loans with its own funds, the holders of the related certificates or notes may be required to return to the servicer certain amounts received on the certificates or notes.

If a servicer were to go into bankruptcy or become the subject of a receivership or conservatorship, it may stop performing its functions as servicer and it may be difficult to find a third party to act as successor servicer.  Alternatively, a servicer may take the position that unless the amount of its compensation is increased or the terms of its obligations are otherwise altered, it will stop performing its functions as servicer.  If it were difficult to find a third party to act as successor servicer, the parties, as a practical matter, may have no choice but to agree to the demands of such servicer.  A servicer also has the power, with the approval of the court or the receiver or conservator, to assign its rights and obligations as servicer to a third party without the consent, and even over the objection, of the parties, and without complying with the requirements of the applicable documents.

If a servicer is in bankruptcy or the subject of a receivership or conservatorship, then the parties may be prohibited (unless authorization is obtained from the court or the receiver or conservator) from taking any action to enforce any obligations of such servicer under the applicable documents or to collect any amount owing by such servicer under the applicable documents, and the parties may be prohibited from terminating the servicer and appointing a successor servicer.  The servicer for a series of securities may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the “FDIA”).  If a servicer for any series of securities were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the related servicing agreement provides that such an event would be an event of default entitling the trust or trust fund to terminate the servicer, the provision would most likely not be enforceable.  However, a rejection of the master trust and servicing agreement, pooling and servicing agreement or servicing agreement by the servicer in a bankruptcy proceeding or repudiation of such agreements in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement or servicing agreement and give the trust or trust fund a claim for damages and the ability to appoint a successor servicer.  An assumption under the Bankruptcy Code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the servicer to assume the pooling and servicing agreement or servicing agreement and assign it to a third party.  An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state.  We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or the trust or trust fund would be entitled to terminate servicer in a timely manner or at all.

It is possible that a period of adverse economic conditions resulting in high defaults and delinquencies on the mortgage loans will increase the risk of a servicer becoming subject to bankruptcy or receivership proceedings if its servicing compensation is less than its cost of servicing.

The occurrence of any of these events could result in delays or reductions in distributions on, or other losses with respect to, your certificates or notes.  There may also be other possible effects of a bankruptcy, receivership or conservatorship of a servicer that could result in delays or reductions in distributions on, or other losses with respect to, the certificates.  Regardless of any specific adverse determinations in a bankruptcy, receivership or conservatorship of a servicer, the fact that such a proceeding has been commenced could have an adverse effect on the value of the mortgage loans and the liquidity and value of the certificates.

 Bankruptcy or Insolvency of a Mortgage Loan Transferor Could Result in Losses on the Certificates

Each sponsor will sell the mortgage loans to the depositor, and the depositor will sell the mortgage loans to the issuing entity.  Each sponsor for a series of securities may acquire the mortgage loans directly or indirectly from the originators, or may have originated the related mortgage loans itself.  The depositor believes that each transfer of the mortgage loans by a transferor (including an originator) to a transferee will be a sale, so that the transferee will be the owner of the mortgage loans.  If any transferor were to go into bankruptcy or become the subject of a receivership or conservatorship, and the Federal Deposit Insurance Corporation (“FDIC”), a bankruptcy trustee, if applicable, or another party in interest (including the transferor) were to assert that the transfer of the mortgage loans to the transferee was not a sale, but rather should be recharacterized as the grant of a security interest in the mortgage loans to secure a borrowing by the transferor, delays in distributions on your certificates or notes could result.  If a court were to adopt such a position, then delays or reductions in distributions on, or other losses with respect to, your certificates or notes could result.  Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Should a transferor go into bankruptcy or become the subject of a receivership or conservatorship, there could be other adverse effects that could result in delays or reductions in distributions on, or other losses with respect to, your certificates or notes.  For example, the parties may be prohibited (unless authorization is obtained from the court or the receiver or conservator) from taking any action to enforce any obligations of the transferor under any transaction document for the series or to collect any amount owing by the transferor under any transaction document for the series, including in connection with any repurchase request related to a breach of a representation or warranty.  In addition, with the authorization of the court or the receiver or conservator, the transferor may be able to repudiate any of the transaction documents to which it is a party.  Such a repudiation would excuse the transferor from performing any of its obligations, and the rights of the transferee under the transaction documents for the series may be limited or eliminated.  Such a repudiation could also excuse the other parties to the transaction documents for the series from performing any of their obligations.  In particular, a transferor may be able to repudiate its obligations to cure breaches or repurchase or substitute for mortgage loans as required by the transaction documents.

One or more of the originators may be banks that are subject to regulation by the FDIC.  The FDIC has indicated that it may treat as property of a bank in receivership or conservatorship (i) any property that is shown as an asset on the financial statements of a bank or (ii) any property that the bank previously transferred if the bank retains a continuing economic interest in the transferred assets.  The FDIC has indicated that it may assert these positions notwithstanding that the assets have been sold as a matter of law.  The sponsors generally will be obligated to take certain steps to try to prevent any of the mortgage loans for a series from being shown as assets on the financial statements of any transferor that is a bank, however these efforts may not be successful.  In addition, it is possible that an originator that is a bank will purchase certificates or notes and as a result, the FDIC will take the position that the bank has retained a continuing economic interest in the related mortgage loans, and that a court may accept the FDIC’s positions.  As a result, if (1) an originator that is a bank becomes the subject of a receivership or conservatorship, (2) the mortgage loans are shown as assets on its financial statements or it owns any certificates or notes, and (3) the FDIC’s position prevails, then the issuing entity will not own all the mortgage loans and there may be delays in payment or losses on the certificates or notes.  There may also be delays in payments while these issues are being resolved by the FDIC or a court.

The transfers of the mortgage loans of a series by the originators are not expected to qualify for the securitization safe harbor adopted by the FDIC for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6); however, the safe harbor is non-exclusive.  Nevertheless, we cannot assure you that the FDIC or another interested party would not attempt to assert that the transfers of those mortgage loans was not a sale.  Even if a challenge were not successful, it is possible that payments on your certificates or notes would be delayed while the claim is resolved.

Title II of the Dodd-Frank Act contains an orderly liquidation authority under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  In January 2011, the acting general counsel of the FDIC issued an opinion in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the orderly liquidation authority, will not, in the exercise of its orderly liquidation authority repudiation powers, recover as property of a financial company’s assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code.  The acting general counsel’s opinion further noted that, while the FDIC staff may be considering recommending further regulations under orderly liquidation authority, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts, and until such time, the acting general counsel’s opinion would remain in effect.  However, as no regulations specifically addressing the FDIC’s repudiation powers under the orderly liquidation authority in the context of assets transferred in a securitization have yet to be promulgated, it appears that such interpretation continues to remain in effect.  If, however, the FDIC were to disregard or differently interpret the acting general counsel’s opinion, or if it were independently to be appointed as receiver of a transferor of the mortgage loans or of a subsidiary special purpose entity that was the issuer of a securitization, delays or reductions in payments on the related certificates could occur.  In addition, because the transfer of the mortgage loans will occur after the expiration of the transition period, you may not be able to rely on the acting general counsel’s opinion unless it is extended to cover transfers made after the transition period.  As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on your certificates or notes.

There may be other possible effects of a bankruptcy or insolvency of a mortgage loan transferor that could result in delays or reductions in distributions on, or other losses with respect to, your certificates or notes.  In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans for a series could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on your certificates or notes could occur.  In addition, even if the issuing entity’s claim is undisputed, the issuing entity may receive no payment for any outstanding or future claims against any such transferor in connection with a breach of any representation or warranty with respect to the mortgage loans or otherwise if the bankruptcy estate does not have sufficient funds to pay all or any part of such claim.

Regardless of any ruling made by a court, the mere fact that a mortgage loan transferor or any of its affiliates has become insolvent or subject to bankruptcy, conservatorship, or receivership proceedings could have an adverse effect on the value of the mortgage loans and on the liquidity and value of your certificates or notes.

 Conflicts of Interest between the Master Servicer and a Trust or Trust Fund

The servicer, the master servicer or any of their respective affiliates may initially own all or a portion of certain classes of the securities.  The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will primarily be under the control of the servicer, subject to the oversight obligation of the master servicer, and may affect the weighted average lives and yields of the securities.  Although the servicing standard in the related servicing agreement will obligate the servicer to service the mortgage loans without regard to the ownership or non ownership of any securities by the servicer or any of its affiliates, you should consider the possibility that the timing of such foreclosures or sales may not be in the best interests of all securityholders.  You should also consider that, other than the general servicing standard described above, no specific guidelines will be set forth in the related servicing agreement to resolve or minimize potential conflicts of interest of this sort.

 The Depositor, a Sponsor and their Affiliates May Have Conflicts of Interest

Commencing in late 2006 and early 2007, developments in the residential mortgage market have led to a deterioration in the financial performance of many loan originators.  Due to these developments affecting these loan originators, certain conflicts of interest may exist or may arise as a result of transactions or relationships that the depositor, a sponsor and their affiliates may have or may enter into in the future with one or more of the loan originators, sponsors and servicers.  In taking any actions or engaging in other transactions with those loan originators, sponsors and servicers, the depositor, a sponsor and their affiliates are not required to take into account the effect of such actions or transactions on the related issuing entity or the holders of the certificates or notes.  Among other things, the depositor, a sponsor and their affiliates may purchase, as principal, loans originated or sold by such loan originators or sponsors that are not included in the trust or trust fund, and may seek to enforce against such loan originators and sponsors any remedies they may have with respect to such other loans.  The depositor, a sponsor and their affiliates may provide secured or unsecured financing to one or more loan originators, sponsors and servicers, and may seek to enforce remedies against such loan originators, sponsors and servicers if an event of default occurs in respect of that financing.  The depositor, a sponsor and their affiliates may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this prospectus or the related prospectus supplement or derivatives of those securities (including options) or have economic interests in the performance of the mortgage loans included in one or more of the trusts or trust funds or in other securitization trusts that may include a residual interest, other classes of certificates or notes or interests in the form of derivatives.  The depositor, a sponsor and their affiliates will not have any obligation to account to the trust or trust fund for any amounts they collect in respect of any loans, financing or other transactions they may have with any loan originators, sponsors and servicers, and the depositor and its affiliates will have no obligation to pursue any claims against such loan originators, sponsors and servicers on behalf of the trust or trust fund or with respect to loans included in the trust or trust fund.

 Your Lack of Control Over the Trust Can Adversely Impact Your Investment

Investors in the securities do not have the direct right to make decisions with respect to the administration of the trust or trust fund.  These decisions are generally made, subject to the express terms of the applicable trust agreement, pooling and servicing agreement or indenture, by the master servicer or a trustee.  Any decision made by any of those parties in respect of the trust or trust fund in accordance with the terms of such trust agreement, pooling and servicing agreement or indenture, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests.  In certain limited circumstances, the holders of securities have the right to vote on matters affecting the trust or trust fund.

 Servicing Fee May be Insufficient to Engage Replacement Master Servicers or Servicers

To the extent that the prospectus supplement indicates that the fee payable to the master servicer or servicer is based on a fee rate that is a percentage of the outstanding mortgage loan balances, that fee rate in the future may not be sufficient to attract a replacement master servicer or servicer to accept an appointment for the related series.  In addition, to the extent the mortgage pool of any series has amortized significantly at the time that a replacement master servicer or servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment for the related series.

 You May Have Income for Tax Purposes Prior to Your Receipt of Cash

Holders of securities issued with original issued discount will have to accrue and report annually the original issue discount as taxable income whether or not it is received and may, therefore, incur tax liabilities prior to receiving the related cash payments.

In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in “Federal Income Tax Consequences” in this prospectus.  Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year.  The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal, if any.  All or a portion of a REMIC residual holder’s share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

•	generally, cannot be offset by losses or expenses from other activities,

•	for a tax-exempt holder, will be unrelated business taxable income, and

•	for a foreign holder, will not qualify for exemption from withholding tax.

Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.  In addition, REMIC residual certificates are subject to certain restrictions on transfer.  Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate may greatly exceed the taxable income associated with an investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield.  Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of (or even be negative in comparison to) a corporate bond or stripped instrument having similar cash flow characteristics.  See “Federal Income Tax Consequences” in this prospectus.

Certificates May Not Be Appropriate For Individual Investors

If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of a class of certificates or notes, the certificates or notes of a series may not be an appropriate investment for you.  This may be the case because, among other things:

•
if you purchase your certificates or notes at a price other than par, your yield to maturity will be particularly sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans, and in the case of any interest only certificates or notes, you may fail to recover your initial investment;

•
the rate of principal payments on, and the weighted average lives of, the certificates or notes will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans and the priority of principal distributions among the classes of certificates or notes.  Because of this, the securities may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

•
you may not be able to reinvest amounts distributed relating to principal on your securities (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable interest rate or your expected yield;

•	a secondary market for the certificates or notes may not develop or provide you with liquidity of investment; and

•	you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

If you are an individual investor considering the purchase of a certificate or note of a series, you should also carefully consider the other risk factors discussed in this prospectus and in the applicable prospectus supplement.

 The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Certificates or Notes

The mortgages or assignments of mortgage for some of the mortgage loans may have been recorded in the name of Mortgage Electronic Registration Systems, Inc., or “MERS,” solely as nominee for the originator and its successors and assigns, including the related issuing entity.  Subsequent assignments of those mortgages are registered electronically through the MERS system.  However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the related trustee, any related expenses will be paid by the related issuing entity and will reduce the amount available to make distributions on the certificates or notes.

The recording of mortgages in the name of MERS has been challenged through the judicial system.  Although most decisions have accepted MERS as mortgagee, its right to notice of actions and its authority to foreclose as mortgagee, has been found by a state-level court to be not contingently necessary in a mortgage foreclosure suit because MERS did not have an interest that was impaired by its failure to receive notice of the foreclosure suit.

On February 3, 2012, the New York State Attorney General filed a lawsuit against several prominent banking entities and MERS charging that the creation and use of MERS has resulted in a wide range of deceptive and fraudulent foreclosure filings in New York state and federal courts, harming homeowners and undermining the integrity of the judicial foreclosure process.  The lawsuit alleges that many assignments purported to assign mortgages from MERS to a foreclosing party were automatically generated and signed by individuals who did not review the underlying property ownership records, confirm the documents’ accuracy or even read the documents, and that gaps in the chain of title and the foreclosing party’s inability to establish its authority to foreclose were hidden.  The bank parties settled the lawsuit on March 13, 2012 and agreed to pay $25,000,000 without admitting nor denying the allegations.

The Washington Supreme Court has ruled that if MERS is not the holder of the mortgage note, then it is not considered to be the beneficiary for purposes of non-judicial foreclosures in the State of Washington.  To the extent non-judicial foreclosures are commenced in the State of Washington with MERS as beneficiary rather than as agent for the holder of the mortgage note, such foreclosures may need to be restarted.

If MERS discontinues the MERS system and it becomes necessary for the depositor or the related servicer to record or cause the recordation of assignments of those mortgages in the name of the issuing entity, any related expenses will be paid by the issuing entity and will reduce the amounts available to make distributions on the certificates.

Legal challenges to the validity of the ownership of a mortgage loan held through MERS continue to exist and such challenges to MERS could result in delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of mortgaged properties.

Failures or Delays in Endorsing Notes and Recording Assignments of Mortgage Could Increase Risk of Loss

After the closing date, assignments of the mortgages to the issuing entity are required to be prepared and delivered to the applicable custodian, but only certain of those assignments will be recorded.  As a result, record title for every mortgage loan will not be assigned to the issuing entity.  Similarly, the mortgage notes will not be endorsed to the issuing entity, but endorsements in blank are required to be delivered to the applicable custodian.

The failure to record (or delay in recording) the assignments of the mortgages in the name of the issuing entity could result in the loss of the underlying mortgage liens.  For example, prior to the recording of the assignments, the mortgage lien could be discharged if the record owner filed a release or satisfaction of such mortgage lien, whether inadvertently or intentionally.  A loss of the underlying mortgage lien also could occur if a governmental authority foreclosed on the mortgaged property and notice to the record owner was not forwarded to the servicer in a timely manner.

In addition, the failure to record (or delay in recording) the assignments of the mortgages could impair the ability of the related servicer to take timely servicing actions with respect to the mortgage loans, which could reduce the value realized from such mortgage loans.  Some of the assignments may be assignments in blank that have been filled in.  Questions have been raised about the validity and enforceability of assignments in blank.  The related servicer may have to record the related assignments of mortgage prior to filing a foreclosure proceeding.  Unless specified otherwise in the related prospectus supplement, the expenses of recording will be treated as servicing advances and will reduce the amount available to make payments on the certificates.  There could be delays in commencing the foreclosure proceedings as a result of the need to record assignments of mortgages, which could lead to delays or reductions in payments on the certificates.  If the related assignments cannot be located at the time of foreclosure, if an assignment is missing in the chain of title or if an assignment in blank that has been filled in cannot be recorded, it may not be possible to foreclose.

In addition, it may not be possible to commence foreclosure proceedings until the related mortgage note has been endorsed to the issuing entity.  If a necessary endorsement is missing and cannot be obtained, it may not be possible to foreclose.

Furthermore, the inability of a servicer, because it is not the mortgagee of record, to timely release the lien of the mortgage on a mortgage loan that has been paid in full could expose the issuing entity to claims and liability for violations of applicable law, thus reducing the amount available to make payments on the certificates.

If the prior owner that is the mortgagee of record were to go into bankruptcy or similar proceedings within 90 days (or in some cases, one year) after the post-closing recording of any assignment, it may be possible for the recorded assignment to be avoided as a preferential transfer, so that there is no effective assignment of record, possibly leading to consequences of the type described above.  There may be other consequences of a failure to record assignments if the prior owner goes into bankruptcy or similar proceedings before the relevant assignments are recorded.  If the prior owner is a bank that goes into conservatorship or receivership, a failure to record assignments may permit the FDIC as receiver or conservator of the prior owner to challenge the transfer.

The occurrence of any of these circumstances could result in delays or reductions in payments on the certificates, or other losses.

 Book-Entry Securities May Delay Receipt of Payment and Reports

If a trust or trust fund issues certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee.  In addition, the issuance of certificates or notes in book-entry form may reduce the liquidity of certificates and notes so issued in the secondary trading market, since some investors may be unwilling to purchase certificates or notes for which they cannot receive physical certificates or notes.

 Terror Attacks and Military Action May Reduce the Yield on the Certificates

The effects that military action by U.S. forces in Afghanistan or other regions or terror attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time.  Prospective investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans.  Federal agencies and non government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings relating to mortgage loans to mortgagors affected in some way by recent and possible future events.  In addition, the current activation and any future activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act and similar state and local laws (the “Relief Act”).  The interest available to distribute to the holders of certificates will be reduced proportionately among the senior certificates and subordinate certificates by any reductions in the amount of interest collectible on the related mortgage loans as a result of application of the Relief Act.

THE TRUSTS OR TRUST FUNDS

Whenever the terms “mortgage pool” and “securities” are used in this prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the mortgage loans in such mortgage pool.  Similarly, the term “interest rate” will refer to the interest rate borne by the securities of one specific series and the term “trust fund” will refer to one specific trust fund or the trust which owns the assets of such trust fund.

A trust or trust fund for a series of securities will consist primarily of mortgage assets consisting of:

(1) a mortgage pool comprised of:

•	Single family loans. “Single family loans” consist of mortgage loans secured by one- to four-family residential properties (which may have mixed residential and commercial uses),

•	Multifamily loans. “Multifamily loans” consist of mortgage loans secured by multifamily residential properties (which may have mixed residential and commercial uses),

•
Cooperative loans.  “Cooperative loans” consist of loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

•	Manufactured housing contracts. “Manufactured housing contracts” consist of conditional sales contracts and installment sales or loan agreements secured by manufactured housing,

•
Revolving credit line mortgage loans.  “Revolving credit line mortgage loans” consist of mortgage loans (or certain revolving credit line mortgage loan balances) secured by one- to four-family or multifamily residential properties (which may have mixed residential and commercial uses), the unpaid principal balances of which may vary during a specified period of time as the related line of credit is repaid or drawn down by the borrower from time to time, and/or

•
Commercial real estate loans.  “Commercial real estate loans” consist of mortgage loans secured by commercial real estate properties; provided that such loans will not constitute 10% or more, by principal balance, of the pool of assets for any series of securities;

(2) mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies, which are referred to in this prospectus as “agency securities”; and/or

(3) mortgage-backed securities issued by entities other than government agencies or government-sponsored agencies, which are referred to in this prospectus as “privately issued mortgage-backed securities”, in each case, as specified in the related prospectus supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related prospectus supplement.

The single and multifamily loans, the cooperative loans, the manufactured housing contracts and the revolving credit line mortgage loans are sometimes referred to in this prospectus as the “mortgage loans.”  If the related prospectus supplement so specifies, certain certificates in a series of certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets.  The certificates and notes are sometimes referred to in this prospectus as the securities.

We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to as “lenders,” or in the market and we will convey the mortgage assets to the related trust fund.

As used in this prospectus, “Agreement” means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the indenture or the master servicing agreement, as the context requires.

The following is a brief description of the assets expected to be included in a trust or a trust fund.  If specific information respecting assets is not known at the time that the related securities of a series are initially offered, more general information of the nature described below will be provided in the related prospectus supplement.  Specific information will be filed in a report on Form 8-K to be filed with the SEC within four business days after the initial issuance of such securities.  A copy of the pooling and servicing agreement or the trust agreement and/or the indenture, as applicable, with respect to each series will be filed in a report on Form 8-K.  You also will be able to inspect such agreements at the corporate trust office of the trustee or securities adminstrator specified in the related prospectus supplement.  A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

 The Mortgage Loans – General

The real property and interests in the real property and manufactured homes, as the case may be, that secure repayment of the mortgage loans, which this prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States.  Certain mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority – also referred to as the “FHA” – or mortgage loans partially guaranteed by the Veterans Administration – also referred to as the “VA” or the Rural Housing Service of the United State Department of Agriculture – also referred to as “RHS” – as specified in the related prospectus supplement and described below.  Primary mortgage guaranty insurance policies (each a “primary insurance policy”) may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances.  The related prospectus supplement will describe the existence, extent and duration of any such coverage.

Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as otherwise specified in the related prospectus supplement.  Unless otherwise specified in the related prospectus supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool.  The related prospectus supplement will describe the payment terms of the mortgage loans included in a trust fund.  Such payment terms may include any of the following features:

•
Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate.  Periodic adjustment limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate.  Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related prospectus supplement may specify.  Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan.

•
Principal may be payable on a level debt service basis to amortize the mortgage loan fully over its term.  Principal may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term.  A mortgage loan as to which substantial payment of principal is due on the maturity date is referred to as a balloon loan, and the final payment is referred to as a balloon payment.  Payment of all or a substantial portion of the principal may be due on maturity.  Principal may include deferred interest that has been added to the principal balance of the mortgage loan.

•
Periodic payments of principal and interest (also referred to as scheduled payments) may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period.  Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum monthly payments.  Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the monthly payments of principal and interest to increase for a specified period or (2) provide for deferred payment of a portion of the interest due monthly during such period, and add such interest to the principal balance of the mortgage loan.  This procedure is referred to as negative amortization.  In a negatively amortizing loan, the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance.  Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal; and

•
A prepayment fee may apply to prepayments of principal.  Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time.  Certain mortgage loans may permit prepayments after expiration of a lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment.  Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods.  The mortgage loans may include due-on-sale clauses, which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale by the mortgagor or certain transfers of the related mortgaged property.  Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.

Each prospectus supplement will contain information, as of a date specified in such prospectus supplement and to the extent then specifically known to us, about the mortgage loans contained in the related mortgage pool, including:

•	the aggregate principal balance and the average principal balance of the mortgage loans as of the date specified in the related prospectus supplement,

•
the type of property securing the mortgage loans (e.g., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties, residential condominium units and condotels–which generally are condominium units at properties that may include features similar to those commonly found at hotels, such as maid service, a front desk or resident manager, rental pools and commercial space, or such other amenities as may be described in the related prospectus supplement–or other real property),

•	the original terms to maturity of the mortgage loans,

•	the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

•	the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and

•	the geographical distribution of the mortgage loans on a state-by-state basis.

Unless otherwise specified in the applicable prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property.  The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a “Refinance Loan”), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property.  In the case of Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing.  For purposes of calculating the Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including “accessories” identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.  The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums.  The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the certificates or notes, as applicable, of the related series.  To the extent one or more servicers or master servicers are appointed for a related series (each, a “Servicer” or a “Master Servicer”), as applicable, they will be required to service the mortgage loans, either directly or through sub-servicers, pursuant to the related servicing agreement, trust agreement or pooling and servicing agreement or, if the series includes notes, pursuant to a servicing agreement among us, the Servicer or Master Servicer and the related trust or trust fund.  Alternately, a trustee may also serve in the capacity of the master servicer if so specified in the related prospectus supplement or applicable Agreement.  The related prospectus supplement will identify any master servicer, any servicer affiliated with the applicable sponsor, any servicer that services at least 10% of the mortgage loans underlying the related securities and any other material servicer that is responsible for performing an aspect of the servicing on which the securities would be materially dependent.  The Servicer or Master Servicer or sub-servicers will receive a fee for such services.  With respect to mortgage loans serviced by a Servicer or Master Servicer through a sub-servicer, the Servicer or Master Servicer will remain liable for its servicing obligations under the applicable agreement, as if the Servicer or Master Servicer alone were servicing such mortgage loans.

If specified in the related prospectus supplement, the issuing entity may enter into a servicing agreement with a special servicer for the servicing of mortgage loans that have become delinquent or for which the related borrower has requested a modification or other loss mitigation measures.  The obligation of the special servicer to assume the servicing of specially serviced mortgage loans will be subject to servicing transfer provisions under which the

Servicer or the Master Servicer of the mortgage loans will be obligated to use reasonable efforts to provide the special servicer with all information, documents (or copies thereof) and records relating to the mortgage loan and reasonably requested by the special servicer to enable the special servicer to assume its functions under the related servicing agreement.  Unless otherwise specified in the related prospectus supplement, none of the Servicer, the Master Servicer and the special servicer will have responsibility for the performance by the other of its obligations and duties under the related servicing agreement or the other agreement.

With respect to a series of securities, to the extent specified in the related prospectus supplement, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans.  To the extent specified in the related prospectus supplement, we will assign our rights with respect to such representations and warranties to the related trustee for such series of notes or such series of certificates, as applicable.  We will have obligations with respect to a series only to the extent specified in the related prospectus supplement.  The obligations of each Servicer or Master Servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under “Description of the Securities—Advances.”  The obligations of a Servicer or Master Servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement provide.

 Single Family and Cooperative Loans

Single family loans will consist of mortgage loans, deeds of trust or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential or mixed residential and commercial use properties.  The single family loans may include loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with appurtenant interests in the common elements of the condominium buildings.  Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives’ buildings.  Single family loans and cooperative loans may be conventional (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement.  Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related prospectus supplement specifies.

The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, row houses, individual condominium units, individual units in planned unit developments and certain other dwelling units, which may be part of a mixed use property.  Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests.  Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

 Multifamily Loans

Multifamily loans will consist of mortgage loans, deeds of trust or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units and which may be part of a mixed use property.  Such loans may be conventional loans or FHA-insured loans, as the related prospectus supplement specifies.  Multifamily loans generally will have original terms to stated maturity of not more than 40 years or as otherwise specified in the related prospectus supplement.

Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments.  Multifamily loans may also be secured by apartment buildings that are owned by cooperative units.  The cooperative owns all the apartment units in the building and all common areas.  Tenant-stockholders own the cooperative.  Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements, which confer exclusive rights to occupy specific apartments or units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses.  Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative.  The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance.  A cooperative’s ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control.  In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

 Manufactured Housing Contracts

The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home.  Manufactured housing contracts may be conventional, insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement.  Each manufactured housing contract will be fully amortizing and will bear interest at its accrual percentage rate.  Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and original terms to stated maturity of 5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

The “manufactured homes” securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the home; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”  In the past, manufactured homes were commonly referred to as “mobile homes.”

 Revolving Credit Line Mortgage Loans

Revolving credit line mortgage loans may consist, in whole or in part, of mortgage loans or other beneficial interests in mortgage loans or certain revolving credit line mortgage loan balances.  Interest on each revolving credit line mortgage loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan.  From time to time prior to the expiration of the related draw period specified in a revolving credit line mortgage loan, principal amounts on revolving credit line mortgage loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid.  If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line mortgage loans will automatically become part of the trust fund described in the prospectus supplement.  As a result, the aggregate balance of the revolving credit line mortgage loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to such balances and such amounts will usually differ each day.  The full amount of a closed-end revolving credit line mortgage loan is advanced at the inception of the revolving credit line mortgage loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the revolving credit line mortgage loan at its stated maturity.  Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end revolving credit line mortgage loans generally will not exceed 360 months.  If specified in the related prospectus supplement, the terms to stated maturity of closed-end revolving credit line mortgage loans may exceed 360 months.

Under certain circumstances, under a revolving credit line mortgage loan, a borrower may choose an interest-only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal.  An interest-only payment option may terminate at the end of a specific period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the revolving credit line mortgage loan.

Agency Securities

Government National Mortgage Association.  Government National Mortgage Association, commonly known as GNMA (“GNMA”), is a wholly-owned corporate instrumentality of the United States located within the United States Department of Housing and Urban Development.  Section 306(g) of Title III of the National Housing Act of 1934, as amended (the “Housing Act”), authorizes GNMA to guarantee the timely payment of principal of and interest on certificates, known as GNMA certificates, which represent an interest in a pool of mortgages that are insured or guaranteed by the Federal Housing Administration (“FHA Loans”), the Department of Agriculture under the Rural Development program (“RD Loans”), the Department of Veterans Affairs (“VA Loans”), or guaranteed by the Secretary of Housing and Urban Development under section 184 of the Housing and Community Development Act of 1992 and administered by the Office of Public and Indian Housing (“PIH Loans” and collectively with FHA Loans, RD Loans and VA Loans, “FHA/VA Loans”).

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.”  In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

GNMA Certificates.  Each GNMA certificate that a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a “fully modified pass-through” mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA/VA Loans.  Each GNMA certificate which is issued under the GNMA I Program is a “GNMA I Certificate,” and each GNMA certificate which is issued under the GNMA II Program is a “GNMA II Certificate.”  The mortgage loans underlying the GNMA certificates will consist of FHA/VA Loans and other loans eligible for inclusion in loan pools underlying GNMA certificates.  A one- to four-family residential or mixed use property or a manufactured home secures each such mortgage loan.  GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer.  Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans, VA Loans or RHS Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate.  GNMA’s guarantee is backed by the full faith and credit of the United States.  Each such GNMA certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years).  Each such GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA/VA Loan underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA/VA Loan and the pass-through rate on the GNMA certificate.  In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA/VA Loans underlying such GNMA certificate and Liquidation Proceeds in the event of a foreclosure or other disposition of any such FHA/VA Loans.

If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment.  Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate.  In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against GNMA to obtain such payment.  The related trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan.  The interest rate on such

GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point for pools issued before July 1, 2003, and up to one-half percentage point for pools issued on or after July 1, 2003.  The interest rate on each GNMA II Certificate will be between (x) for pools issued before July 1, 2003, one-half percentage point and one and one-half percentage points and (y) for pools issued on or after July 1, 2003, one-quarter percentage point and three-quarters percentage points lower, in each case than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans, VA Loans or RHS Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due.  Such regular monthly installments on each such GNMA certificate are required:  (i) to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate, and (ii) to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate.  Any Principal Prepayments on any FHA/VA Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

GNMA I Certificates may be backed by graduated payment mortgage loans or by “buydown” mortgage loans, and GNMA II Certificates may be backed by graduated payment mortgage loans, for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of such mortgage loan.  Payments due to the registered holders of GNMA I Certificates backed by pools containing “buydown” mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account.  The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans.  The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years.  The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates.  No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages.  GNMA certificates related to a series of certificates may be held in book-entry form.

If a related prospectus supplement so specifies, multifamily mortgage loans having the characteristics specified in such prospectus supplement may back the GNMA certificates.

The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above.  The related prospectus supplement will describe any such different characteristics and terms.

Federal National Mortgage Association.  The Federal National Mortgage Association, commonly referred to as Fannie Mae (“Fannie Mae”), is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act.  Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae has been under conservatorship and the control of the U.S. government since September 2008.  In 2011, the U.S. Department of the Treasury and HUD released a report to Congress on reforming America’s housing finance market. The report states that the Obama Administration will work with the conservator to determine the best way to responsibly wind down both Fannie Mae and Freddie Mac.  It is unclear at this time to what extent this conservatorship will curtail the ability of Fannie Mae to continue to act as a primary source of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-

backed securities.  Nor is it clear when or how the conservatorship will be terminated, whether Fannie Mae will continue to exist following conservatorship or what changes to Fannie Mae’s business structure will be made during or following the termination of the conservatorship.  Due to Fannie Mae’s significant role in the residential mortgage market, any resolution of the U.S. government’s conservatorship of Fannie Mae could adversely affect the market value of residential mortgages and residential mortgage-backed securities.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending.  Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing.  Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates.  Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae.  Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program.  Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae certificates that a trust fund holds will consist of conventional mortgage loans or FHA/VA Loans.  Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are usually 10, 15, 20, 25, 30 or 40 years.  The original maturities of substantially all of the fixed rate level payment FHA/VA Loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other.  The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee.  Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 25 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 25 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate.  If the related prospectus supplement so specifies, adjustable-rate mortgages may back the Fannie Mae certificates.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder’s proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received.  Fannie Mae also guarantees that it will distribute such holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered.  The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.  Although the Secretary of the Treasury of the United States generally has discretionary authority to lend Fannie Mae an amount necessary to accommodate any cumulative reduction in Fannie Mae’s net worth, the United States and its agencies are not obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner.  If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae certificates.

Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only.  Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month.  With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this prospectus.  The related prospectus supplement will describe any such different characteristics and terms.

Federal Home Loan Mortgage Corporation.  The Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac (“Freddie Mac”), is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended, commonly known as the Freddie Mac Act.  Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing.  Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages.  The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans.  Freddie Mac then sells the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac PCs.  Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

Freddie Mac has been under conservatorship and the control of the U.S. government since September 2008.  In 2011, the U.S. Department of the Treasury and HUD released a report to Congress on reforming America’s housing finance market. The report states that the Obama Administration will work with the conservator to determine the best way to responsibly wind down both Fannie Mae and Freddie Mac.  It is unclear at this time to what extent this conservatorship will curtail the ability of Freddie Mac to continue to act as a primary source of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities.  Nor is it clear when or how the conservatorship will be terminated, whether Freddie Mac will continue to exist following conservatorship or what changes to Freddie Mac’s business structure will be made during or following the termination of the conservatorship.  Due to Freddie Mac’s significant role in the residential mortgage market, any resolution of the U.S. government’s conservatorship of Freddie Mac could adversely affect the market value of residential mortgages and residential mortgage-backed securities.

Freddie Mac PCs.  Each Freddie Mac Mortgage Participation Certificate (“Freddie Mac PC”) represents an undivided beneficial ownership interest in a pool of mortgage loans that may consist of first lien conventional loans or FHA/VA Loans.  The mortgages are secured primarily by first liens on one- to four-family residential properties and may be either fixed-rate mortgages or adjustable rate mortgages (“ARMs”).  All mortgages in a PC Pool are either conventional Mortgages or “FHA/VA Mortgages,” and must meet Freddie Mac’s established eligibility standards.  Each “Gold PC” represents an interest in a PC Pool containing fixed-rate, level payment, fully amortizing mortgages.  Each “ARM PC” represents an interest in a PC Pool containing ARMs.

Freddie Mac guarantees to each registered holder of a Gold PC the timely payment of interest at the applicable rate and the timely payment of scheduled principal, whether or not Freddie Mac has received those payments from the servicers of the underlying mortgages.  Freddie Mac guarantees to each registered holder of an ARM PC the timely payment of interest at the applicable rate, whether or not it has received those payments from the servicers of the underlying mortgages, and the full and final payment of any principal no later than the month following the final payment date.  For ARM PCs, Freddie Mac does not guarantee the timely payment of scheduled principal.

Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac PCs against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure.  In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac PCs, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold.  The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac PCs are not guaranteed by the United States or by any Federal Home Loan Bank.  The Freddie Mac PCs do not constitute debts or obligations of the United States or any Federal Home Loan Bank.  The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.  If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac PCs would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac PCs.

The interest rates of the mortgages in a Gold PC mortgage pool are between the Freddie Mac PC pass-through rate plus any minimum required servicing fee and 250 basis points above the pass-through rate.  Different terms of mortgages are usually pooled separately, however, 20-year mortgages may be pooled with 30-year mortgages and ten-year mortgages may be pooled with 15-year mortgages.  High loan-to-value ratio mortgages are pooled separately from other mortgages.  Usually, the mortgages in an ARM PC mortgage pool adjust based on the same index and have the same initial and periodic adjustment caps, adjustment frequency and look-back period.  Different types of ARMs are usually pooled only with each other.

Freddie Mac PCs duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month.  The first remittance to a registered holder of a Freddie Mac PC will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac PCs.  Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month.  The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac PCs sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac PCs in accordance with such holders’ instructions.

Stripped Mortgage-Backed Securities.  Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement.  Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency certificates.  The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of Principal Prepayments on the underlying securities.  The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement.  Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

Other Agency Securities.  If the related prospectus supplement so specifies, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies.  The related prospectus supplement will describe the characteristics of any such mortgage pass-through certificates.  If so specified, a trust fund may hold a combination of different types of agency securities.

 Private Mortgage-Backed Securities

General.  Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans.  Private mortgage-backed securities (“PMBS”) will have been issued pursuant to a pooling and servicing agreement – a “PMBS pooling and servicing agreement.”  The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities.  The seller/servicer, which this prospectus refers to as the “PMBS servicer,” of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement.  The trustee under the PMBS pooling and servicing agreement is referred to as the “PMBS trustee.”  The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security.  Mortgage loans underlying a private mortgage-backed security will be serviced by the

PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer.  The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify.  The Department of Housing and Urban Development is sometimes referred to as HUD.

The PMBS either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisfied with respect to the PMBS:  (1) neither the issuer of the PMBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the PMBS and the related series of securities to be issued; (2) neither the issuer of the PMBS nor any of its affiliates is an affiliate of the depositor, the issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the PMBS without registration under the Securities Act.  If the issuer of the PMBS is required to file reports under the Exchange Act of 1934, as amended, the related prospectus supplement will describe how to locate such reports of the PMBS issuer.  The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts.  If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates where the PMBS have been previously registered under the Securities Act or the PMBS themselves are exempt from registration under Section 3 of the Securities Act.  The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets.  The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement.  Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.  The related prospectus supplement will state the market price of the PMBS and the basis on which the market price was determined.

Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement.  The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.  The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities.  The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

Underlying Loans.  The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon payments or other special payment features.  Each underlying mortgage loan may be secured by single family property, multifamily property, manufactured home or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative.  In general, the underlying loans will be similar to the mortgage loans that may be directly part of the mortgage assets.

Credit Support Relating to Private Mortgage-Backed Securities.  Credit support in the form of subordination of other private mortgage certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

Additional Information.  The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify general information regarding the private mortgage-backed securities and the selection criteria and the characteristics of the private mortgage-backed securities in accordance with and to the extent required by Item 1111 under Regulation AB (17 CFR 229.1111), including:

(1) the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

(2) certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

•	the payment features of such mortgage loans,

•	the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the mortgage loans,

•	the minimum and maximum stated maturities of the underlying mortgage loans at origination and

•	delinquency experience with respect to the mortgage loans,

(3) the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

(4) the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

(5) certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves,

(6) the market price of the private mortgage-backed securities and the basis on which the market price was determined,

(7) with respect to any significant obligor that is the issuer of the private mortgage-backed securities, with respect to such private mortgage-backed securities:

•	information regarding the sponsors required by Item 1104 under Regulation AB (17 CFR 229.1104),

•	static pool information regarding the underlying assets of the private mortgage-backed securities required by Item 1105 under Regulation AB (17 CFR 229.1105),

•	information regarding the depositor required by Item 1106 under Regulation AB (17 CFR 229.1106),

•	information regarding the issuing entity required by Item 1107 under Regulation AB (17 CFR 229.1107),

•	information regarding any servicer required by Item 1108 under Regulation AB (17 CFR 229.1108),

•	information regarding the trustee required by Item 1109 under Regulation AB (17 CFR 229.1109),

•	information regarding any originator required by Item 1110 under Regulation AB (17 CFR 229.1110),

•
information regarding the underlying assets of the private mortgage-backed securities required by Item 1111 under Regulation AB (17 CFR 229.1111), including a description of the nature of a review of the assets performed and the findings and conclusions of the review of the assets by the issuer, sponsors, or third party, and any information regarding assets that have been originated pursuant to exceptions to underwriting standards to the extent required under Item 1111(a)(8).

•	information regarding any significant obligor required by Item 1112 under Regulation AB (17 CFR 229.1112),

•	information regarding the structure of the transaction pursuant to which the private mortgage-backed securities were issued required by Item 1113 under Regulation AB (17 CFR 229.1113),

•	information regarding any credit support required by Item 1114 under Regulation AB (17 CFR 229.1114),

•	information regarding any derivative instruments required by Item 1115 under Regulation AB (17 CFR 229.1115),

•	information regarding any legal proceedings required by Item 1117 under Regulation AB (17 CFR 229.1117), and

•	information regarding any affiliations and related transactions required by Item 1119 under Regulation AB (17 CFR 229.1119),

(8) any representations or warranties made with respect to the private mortgage-backed securities to be included in the trust fund and any remedies for any breach of such representations or warranties,

(9) any claims that any party may have with respect to the private mortgage-backed securities to be included in the trust fund,

(10) the underwriting criteria with respect to the underlying assets for the private mortgage-backed securities to be included in the trust fund,

(11) the method and criteria pursuant to which the private mortgage-backed securities to be included in the trust fund were selected,

(12) the nature of a review of the assets performed by an issuing entity or sponsor and the findings and conclusions of the review of the assets by the issuing entity, sponsor, or third party, and

(13) the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities, and

(14) If the issuer of the PMBS is required to file reports under the Exchange Act of 1934, as amended, the related prospectus supplement will describe how to locate such reports of the PMBS issuer.

 U.S. Government Securities

If the related prospectus supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, “U.S. Government Securities”) may be included in the trust assets.  Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

 Substitution of Mortgage Assets

If the related prospectus supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset and satisfaction of any other conditions specified in the related prospectus supplement.  Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the prospectus supplement determines that the documentation with respect to any mortgage asset is incomplete.  The related prospectus supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

 Pre-Funding and Capitalized Interest Accounts

If the related prospectus supplement so specifies, a trust fund will include one or more segregated trust accounts, known as “pre-funding accounts,” established and maintained with the trustee for the related series.  If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount generally to be equal to the excess of (a) the principal amounts of securities being sold over (b) the principal balance (as of the related cut-off date) of the mortgage assets on the closing date), will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related prospectus supplement.  The pre-funding period will not exceed one year and the portion of the proceeds for the related series that is to be used for the purchase of additional mortgage loans will not be in excess of 50% of the total proceeds from the offering of the related series, subject to any limitations imposed under applicable law from time to time.  The mortgage loans to be so purchased will be required to have certain characteristics specified in the related prospectus supplement.  Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement.  Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date.  If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the securities of the applicable series.  Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under “Credit Enhancement—Reserve and Other Accounts.”  It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above.  If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related prospectus supplement.

If a pre-funding account is established, one or more segregated trust accounts, known as “capitalized interest accounts”, may be established and maintained with the trustee for the related series.  On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related prospectus supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund.  Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans, if any, incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities.

THE DEPOSITOR

[We are a Delaware corporation organized on December 5, 1986.  We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or notes secured by, or certificates backed by, such mortgage assets.  We are a wholly-owned subsidiary of The Goldman Sachs Group, Inc., a Delaware corporation, and we are an affiliate of Goldman, Sachs & Co. and Goldman Sachs Mortgage Company.  We maintain our principal office at 200 West Street, New York, New York 10282-2198.  Our telephone number is (212) 902-1000.

We do not have, nor do we expect in the future to have, any significant assets.]

THE SPONSORS

The prospectus supplement for each series of securities will identify and provide information as to the sponsor or sponsors for the related series.

THE MORTGAGE LOANS

 General

We will have purchased the mortgage loans, either directly or through affiliates, from lenders or other loan sellers who may or may not be affiliated with us.  In general, each lender or loan seller will represent and warrant that all mortgage loans originated and/or sold by it to us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination or such other standards as we have required of such lender or loan seller, in any case, as specified in the applicable prospectus supplement.  We may elect to re-underwrite some of the mortgage loans based upon our own criteria.  As to any mortgage loan insured by the FHA or partially guaranteed by the VA or the RHS, the lender will represent that it has complied with underwriting policies of the FHA, the VA or the RHS, as the case may be.

The lender or an agent acting on the lender’s behalf applies the underwriting standards to evaluate the borrower’s credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral.  In general, the lender generally will require that a prospective borrower fill out a detailed application designed to provide to the underwriting officer pertinent credit information.  As a part of the description of the borrower’s financial condition, the lender generally will require the borrower to provide a current list of assets and liabilities and a statement of income and expense as well as an authorization to apply for a credit report, which summarizes the borrower’s credit history with merchants and lenders and any record of bankruptcy.  The lender generally will obtain employment verification from an independent source (typically the borrower’s employer).  The employment verification reports the length of employment with that organization and the current salary, and may address whether it is expected that the borrower will continue such employment in the future.  If a prospective borrower is self-employed, the lender generally will require the borrower to submit copies of signed tax returns.  The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.  In determining the adequacy of the mortgaged property as collateral, the lender will generally obtain an appraisal to determine the fair market value of each property considered for financing.  To the extent we identify loans in a mortgage pool that have been originated pursuant to exceptions to underwriting standards, we will make disclosures in the applicable prospectus supplement in accordance with Item 1111(a)(8) of Regulation AB and applicable law.

In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available (as to meet the borrower’s monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property such as property taxes and hazard insurance).  The underwriting standards applied by lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria.  A reduced documentation program facilitates the loan approval process and improves the lender’s competitive position among other loan originators.  Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

Certain of the types of mortgage loans that may be included in the mortgage pools are recently developed.  These types of mortgage loans may involve additional uncertainties not present in traditional types of loans.  For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments.  These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially.  In some instances, however, a mortgagor’s or obligor’s income may not be sufficient to permit continued loan payments as such payments increase.

We may, in connection with the acquisition of mortgage loans, re-underwrite the mortgage loans based upon criteria we believe are appropriate depending to some extent on our or our affiliates’ prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region.  A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances.  We will not undertake any independent investigations of the creditworthiness of particular obligors.

 Representations and Warranties; Repurchases

Generally, representations and warranties will be made in respect of the mortgage loans that are included in the assets of the trust fund.  The related prospectus supplement will identify the party or parties (any such party, a “Responsible Party”) responsible for making representations and warranties and will provide a complete list or a summary of the representations and warranties, in each case, for those mortgage loans that comprise the collateral that supports the securities offered by the related prospectus supplement.  If provided in the related prospectus supplement, the Responsible Party may make the representations and warranties in respect of a mortgage loan as of the date on which the Responsible Party sold the mortgage loan to us or one of our affiliates or as of such other date prior to the issuance of the related securities, as may be specified in the related prospectus supplement.  A substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan.  In these circumstances, since the representations and warranties of a Responsible Party will not address events that may occur through the date of issuance of the related securities, any repurchase obligation the Responsible Party may have may not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the Responsible Party made the representation and warranty but prior to the date of issuance of the related securities.

The applicable prospectus supplement will describe the conditions to the exercise of the limited remedies available in connection with breaches of the representations and warranties, which may include repurchase of the subject mortgage loan by the party responsible for the related representations and warranties or, in limited circumstances described in the applicable prospectus supplement for a series, certain rights of substitution.

Unless specified otherwise in the prospectus supplement for a series, we and the Master Servicer (unless the Master Servicer is the Responsible Party) will not be obligated to repurchase a mortgage loan if a Responsible Party has an obligation to do so and defaults in performing that obligation.  We cannot assure you that the Responsible Parties will carry out their respective repurchase obligations with respect to mortgage loans.

If the related prospectus supplement so specifies, we may have acquired the mortgage loans from a loan seller that acquired the mortgage loans from a third party that made certain representations and warranties to that loan seller as of the time of the sale to that loan seller.  In lieu of making representations and warranties as of the time of the sale to us, the loan seller may assign the representations and warranties from the third party to us.  We, in turn, will assign them to the trustee on behalf of the securityholders.  In such cases, the third party will be obligated to repurchase a mortgage loan for a breach of representations and warranties and satisfaction of the conditions for repurchase specified in the applicable prospectus supplement.

Any Responsible Party and any third party that conveyed the mortgage loans to a loan seller may experience financial difficulties and in some instances may enter into insolvency proceedings.  As a consequence, the applicable Responsible Party or third party may be unable to perform its repurchase obligations with respect to the mortgage loans if any such repurchase obligation should arise.  Any arrangements for the assignment of representations and the repurchase of mortgage loans must be acceptable to each credit rating agencies (the “Hired Agencies”) hired by the depositor or one of its affiliates to rate the securities of the related series.

 Optional Purchase of Defaulted Loans

If the related prospectus supplement so specifies, the Master Servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan that is delinquent in payment by 90 days or more.  Any such purchase shall be at the price described in the related prospectus supplement.

DESCRIPTION OF THE SECURITIES

 General

A trust will issue certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more Servicers or Master Servicers, if applicable, the trustee and any securities administrator or other party as described in the applicable prospectus supplement.  A trust fund will issue the notes of a series pursuant to an indenture between such trust fund and the entity named in the related prospectus supplement as trustee with respect to such notes.  The provisions of each such Agreement will vary depending upon the nature of the certificates or notes to be issued under the Agreement and the nature of the related trust fund.

The series of certificates or notes may be referred to in the prospectus supplement as “mortgage-backed certificates”, “mortgage pass-through certificates”, “mortgage-backed notes”, “asset-backed certificates”, or “asset-backed notes.”

A form of a pooling and servicing agreement, a form of a trust agreement and a form of an indenture are exhibits to the Registration Statement of which this prospectus is a part.  The following summaries describe certain provisions that may appear in each such Agreement.  The prospectus supplement for a series of certificates or a series of notes, as applicable, will provide additional information regarding each such Agreement relating to such series.  The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to the applicable prospectus supplement.  We will provide a copy of the applicable Agreement or Agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:

GS Mortgage Securities Corp.
200 West Street
New York, New York 10282-2198
Attention:  Structured Finance
email: Notices-to-gsmc-gsmsc@gs.com

The securities of a series will be issued in fully-registered form, in the denominations specified in the related prospectus supplement.  The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish.  The securities will not represent our obligations or the obligations of any of our affiliates.  The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the prospectus supplement provides that loans are included that have the benefit of FHA insurance or VA or RHS guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee.  Each trust or trust fund will consist of, to the extent specified in the related prospectus supplement:

•	the mortgage assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement (“Retained Interest”)),

•
such assets as from time to time are required to be deposited in the related Collection Account, Securities Account or any other accounts established pursuant to the related Agreement or servicing agreement (collectively, the “Accounts”);

•	property that secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

•	U.S. Government Securities; and

•	any primary insurance policies, FHA insurance, VA guarantees, RHS guarantees or other insurance policies.

If so specified in the related prospectus supplement, a trust or trust fund may include one or more of the following:

•	reinvestment income on payments received on the trust assets,

•	a reserve fund,

•	a mortgage pool insurance policy,

•	a special hazard insurance policy,

•	a bankruptcy bond,

•	one or more letters of credit,

•	a financial guaranty insurance policy,

•	third party guarantees,

•	U.S. Government Securities designed to assure payment of the securities, or

•
financial instruments that are interest rate, currency or other swap agreements, caps, collars or floors to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes.

The trusts or trust funds will issue each series of securities in one or more classes.  Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund.  A series of securities may include one or more classes that have certain rights in priority to one or more other classes of securities of the series.  Insurance policies or other forms of credit enhancement may cover certain series or classes of securities.  Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis.  The related prospectus supplement will describe the priority of payment among classes in a series.

The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related prospectus supplement) in the proportions specified in the related prospectus supplement.  The trustee will make distributions to the persons in whose names (which in the case of securities issued in book-entry form will be Cede & Co. as nominee for DTC) the securities are registered at the close of business on the record dates specified in the related prospectus supplement.  Distributions will be made by check or money order mailed to the persons entitled to the distributions at the address appearing in the register maintained for holders of securities or, if the related prospectus supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means.  However, the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

Except with respect to residual securities of Real Estate Mortgage Investment Conduits, commonly known as “REMICs,” and any other securities that may be identified in the related prospectus supplement, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related prospectus supplement.  No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.  Certain representations will be required in connection with the transfer of REMIC residual securities, as provided in the related prospectus supplement.

 Distributions on Securities

General.  In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series.  Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below.  The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

The trustee or a securities administrator or paying agent will make distributions allocable to principal and/or interest on the securities out of, and only to the extent of, funds in the related Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources, which may include accounts funded to cover basis risk shortfall amounts or capitalized interest accounts.  As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related prospectus supplement.  The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related prospectus supplement.

Available Funds.  The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related prospectus supplement and as the related Agreement specifies.  “Available Funds” for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related prospectus supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities Account for distribution on future distribution dates.

Distributions of Interest.  Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related prospectus supplement.  To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as “accrual securities”) will be distributable on the distribution dates specified in the related prospectus supplement.  Interest will be distributed until the aggregate current principal amount of the securities of such class has been reduced to zero.  In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related prospectus supplement.  The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled.  Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related prospectus supplement.  The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

With respect to any class of accrual securities, if the related prospectus supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date.  Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related prospectus supplement.  Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period.  Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

Distributions of Principal.  The aggregate “current principal amount” of any class of securities entitled to distributions of principal generally will be the aggregate original current principal amount of that class of securities specified in the related prospectus supplement, reduced by all distributions and losses allocable to principal and, if specified under the related prospectus supplement, increased by the amount of any recoveries.  The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

If the related prospectus supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled due dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments (“Principal Prepayments”).  The related prospectus supplement will set forth the percentages and circumstances governing such payments.  Any such allocation of Principal Prepayments to that class or classes of securities will accelerate the amortization of those senior securities and increase the interests evidenced by the subordinated securities in the trust fund.  Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

Unscheduled Distributions.  If the related prospectus supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date.  If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the mortgage assets, excessive losses on the mortgage assets or low rates then available for reinvestment of such payments, the trustee or the Master Servicer determines, based on the assumptions specified in the related Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on that distribution date.  The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date.  All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date.  With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis.  The trustee will give notice of any unscheduled distribution before the date of such distribution.

 Advances

The Servicer, the Master Servicer or other person designated in the prospectus supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the Accounts for future distributions to the holders of such securities) an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any Servicer or sub-servicer, as applicable.  Such advances will generally be subject to the Servicer’s or the Master Servicer’s determination that the advances will be recoverable out of late payments by mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific mortgage loan or, if required by the Hired Agencies for the series, with respect to any of the mortgage loans.

In making advances, the Servicer, the Master Servicer or other person designated in the prospectus supplement will attempt to maintain a regular flow of scheduled interest and principal payments to holders of the securities.  Advances do not represent an obligation of the Servicer, the Master Servicer or such other person to guarantee or insure against losses.  If the Servicer, the Master Servicer or other person designated in the prospectus supplement makes advances from cash held for future distribution to securityholders, the Servicer, the Master Servicer or such other person will replace such funds on or before any future distribution date to the extent that funds in the applicable Account on such distribution date would be less than the payments then required to be made to securityholders.  Any funds advanced will be reimbursable to the Servicer, the Master Servicer or such other person out of recoveries on the specific mortgage loans with respect to which such advances were made or, if required by the Hired Agencies for the series, with respect to any of the mortgage loans.  Advances (and any advances a sub-servicer makes) may also be reimbursable from cash otherwise distributable to securityholders to the extent the Servicer, the Master Servicer or other person designated in the prospectus supplement determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific mortgage loan or, if required by the Hired Agencies, at such time as a loss is realized with respect to a specific mortgage loan.  The Servicer, the Master Servicer or other person designated in the prospectus supplement will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums the mortgagors have not paid on a timely basis.  Funds so advanced are reimbursable to the Servicer, the Master Servicer or such other person to the extent the related Agreement permits, as specified in the related prospectus supplement.  As specified in the related prospectus supplement, a servicer cash advance facility, a cash advance reserve fund, a surety bond or other arrangements may support the Servicer’s or the Master Servicer’s obligations to make advances.

The Servicer, the Master Servicer or other entity designated in the prospectus supplement as required to make advances may experience financial difficulties from time to time and be unable to advance or may, in light of increased delinquencies and foreclosures together with declining housing values, make non-recoverability determinations with increasing frequency.  Any change of the advancing policy or practices may alter or disrupt scheduled interest and principal payments advanced to the holders of securities.

If specified in the related prospectus supplement for any series, the Servicer or the Master Servicer may assign or otherwise transfer its right to reimbursement of advances under the terms of a liquidity or other advance reimbursement facility provided for in the servicing agreements or other transaction documents for a series.

 Reports to Securityholders

Prior to or on a distribution date or at such other time as is specified in the related prospectus supplement or Agreement, the Master Servicer, a securities administrator or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders of that series of securities, among other things:

(1) the amount of such distribution allocable to principal;

(2) the amount of such distribution allocable to interest;

(3) the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

(4) unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date; and

(5) the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one-month, (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure.

 Exchangeable Securities

General.  If specified in the related prospectus supplement, a series of securities may include one or more classes that are “exchangeable securities.”  In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes of exchangeable securities for proportionate interests in one or more other specified classes of exchangeable securities in such series.

If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the related prospectus supplement.  The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.”  Each combination of exchangeable securities will be issued by the related trust fund.  The classes of exchangeable securities constituting each combination will, in the aggregate, represent a distinct combination of uncertificated interests in the related trust fund.  At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities.  In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

The descriptions in the related prospectus supplement of the securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), also will apply to each class of exchangeable securities.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of exchangeable securities.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable securities.

Exchanges.  If a holder of exchangeable securities elects to exchange its exchangeable securities for related exchangeable securities, then:

•
the aggregate principal balance of the related exchangeable securities received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the exchangeable securities so exchanged (for purposes of an exchange, interest-only classes of exchangeable securities will have a principal balance of zero);

•
the aggregate amount of interest payable on each distribution date with respect to the related exchangeable securities received in the exchange will equal the aggregate amount of interest payable on each distribution date with respect to the exchangeable securities so exchanged; and

•	the class or classes of exchangeable securities will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different types of combinations may exist.  Any individual series of securities may have multiple types of combinations.  Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

•
A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of exchangeable securities with a fixed interest rate.  In such a combination, the classes of exchangeable securities with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of exchangeable securities with a fixed interest rate.  In addition, the aggregate principal balance of the two classes of exchangeable securities with interest rates that vary with an index would equal the aggregate principal balance of the related class of exchangeable securities with the fixed interest rate.

•
An interest-only class and a principal-only class of exchangeable securities may be exchangeable, together, for a related class of exchangeable securities that is entitled to both principal and interest payments.  In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of exchangeable securities, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of exchangeable securities.

•
Two classes of principal and interest classes of exchangeable securities with different fixed interest rates may be exchangeable, together, for a single class of related exchangeable securities that is entitled to both principal and interest payments.  In such a combination, the aggregate principal balance of the single class of related exchangeable securities would be equal to the aggregate principal balance of the two classes of exchangeable securities, and the single class of related exchangeable securities would have a fixed interest rate that, when applied to the principal balance of the two classes of exchangeable securities, would generate interest equal to the aggregate annual interest amount of the two classes of exchangeable securities.

In some series, a securityholder may be able to exchange its exchangeable securities for other related exchangeable securities that have different principal payment characteristics.  Some examples of combinations of exchangeable securities that differ in the principal payment characteristics include:

•
A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of exchangeable securities, and a second class of exchangeable securities that receives principal payments from these accretions, may be exchangeable, together, for a single class of related exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

•
A class of exchangeable securities that is a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related exchangeable securities that receives principal payments without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of exchangeable securities to effect an exchange.  For example, the securityholder must own, at the time of the proposed exchange, the class or classes of exchangeable securities necessary to make the exchange in the necessary proportions.  If a securityholder does not own the necessary classes of exchangeable securities or does not own the necessary classes of exchangeable securities in the proper proportions, the securityholder may not be able to obtain the desired classes of exchangeable securities.  The securityholder desiring to make the exchange may not be able to purchase the necessary class of exchangeable securities from the then current owner at a reasonable price, or the necessary proportion of the needed class of exchangeable securities may no longer be available due to principal payments or prepayments that have been applied to that class of exchangeable securities.

Procedures.  The related prospectus supplement will describe the procedures that must be followed to make an exchange of exchangeable securities.  A securityholder will be required to provide notice to the trustee or a securities administrator prior to the proposed exchange date within the time period specified in the related prospectus supplement.  The notice must include the outstanding principal or notional amount of the exchangeable securities to be exchanged and the related securities to be received, and the proposed exchange date.  When the trustee or a securities administrator receives this notice, it will provide instructions to the securityholder regarding delivery of the exchangeable securities and payment of the administrative fee.  A securityholder’s notice to the trustee or a securities administrator will become irrevocable on the day prior to the proposed exchange date specified in the related prospectus supplement.  Any exchangeable securities in book entry form will be subject to the rules, regulations and procedures applicable to DTC’s book entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Payments on an exchangeable security received in an exchange will be made as described in the related prospectus supplement.  Payments will be made to the securityholder of record as of the applicable record date.

 Book-Entry Registration

If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form.  Persons acquiring beneficial ownership interests in the book-entry securities may elect to hold their securities through The Depository Trust Company (“DTC”), in the United States, Clearstream Banking, société anonyme (“Clearstream”) or the Euroclear Bank (“Euroclear”), as operator of the Euroclear System, in Europe.  Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC.  The interests of the beneficial owners of interests in the securities will be represented by book entries on the records of DTC and its participating members.  All references in this prospectus to the securities reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such securities are held by DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC also facilitates the post-trade settlement among DTC participants (“Direct Participants”) of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of certificates.  Direct Participants include both U.S. and non-U.S. securities brokers, dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participant”).  The DTC Rules applicable to its Participants are on file with the SEC.  More information about DTC can be found at www.dtcc.com.

The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance or notional amount of the applicable class or classes of securities, equal to an amount up to $500 million per certificate.  If any class exceeds the principal amount or notional amount of $500 million, one certificate will be issued with respect to each $500 million principal amount or notional amount, and an additional certificate will be issued with respect to any remaining principal amount or notional amount of such issue.  Each entry will initially be registered in the name of DTC’s partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC or one of the relevant depositories.  Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories that in turn will hold such positions in customers’ securities accounts in the depositories’ names on the books of DTC.  DTC has no knowledge of the actual Beneficial Owners (as defined below) of the securities.  Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security.  Unless and until physical securities are issued, it is anticipated that the only “Securityholder” will be Cede & Co., as nominee of DTC.  Beneficial owners are only permitted to exercise their rights indirectly through Direct Participants and DTC.

An owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”), that maintains the beneficial owner’s account for such purpose.  In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the Financial Intermediary, if the Beneficial Owner’s Financial Intermediary is not a DTC Participant, whose interest will in turn be recorded on the records of DTC, and on the records of Clearstream or Euroclear, as appropriate.

Purchases of securities under the DTC system must be made by or through DTC Participants, which will receive a credit for the securities on DTC’s records.  The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the DTC Participant’s records.  Beneficial Owners will not receive written confirmation from DTC of their purchase.  Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction.  Transfers of ownership interests in the securities are to be accomplished by entries made on the books of a Direct Participant or Indirect Participant acting on behalf of Beneficial Owners.  Beneficial Owners will not receive securities representing their ownership interests in securities, except in the event that use of book-entry system for the securities is discontinued.

Beneficial Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through Direct

Participants and Indirect Participants.  In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC Direct Participants.  DTC will forward such distributions to its Direct Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners.  Beneficial Owners will not be recognized by the trustee or any paying agent as holders of the securities, and Beneficial Owners will be permitted to exercise the rights of the holders of the securities only indirectly through DTC and its Direct Participants.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC.  If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s Procedures.  Under its procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date.  The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Beneficial Owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Direct Participants.  While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities.  DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities.  Direct Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.  Accordingly, although Beneficial Owners will not possess physical certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

Beneficial Owners will not receive or be entitled to receive physical certificates for the securities referred to as “Definitive Securities” (the “Definitive Securities”), except under the limited circumstances described below.  Unless and until Definitive Securities are issued, beneficial owners who are not Direct Participants may transfer ownership of securities only through Direct Participants and Indirect Participants by instructing such Direct Participants and Indirect Participants to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Direct Participants or Indirect Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Direct Participants at DTC will be debited and credited.  Similarly, the Direct Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depository, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository.  Clearstream holds securities for its Participants.  Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities.  Transactions may be settled through Clearstream in many currencies, including United States dollars.  Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear was created to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash.  The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”).  The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.  Non-participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the related securities through one or more Securities Intermediaries standing between such other securities intermediary and the Euroclear Operator.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  Euroclear Bank Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

The trustee is responsible to make payments and distributions on the book-entry securities to Cede & Co. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable Direct Participants in accordance with DTC’s normal procedures.  Each Direct Participant will be responsible for disbursing such distributions to the Beneficial Owners that it represents and to each Indirect Participant for which it acts as agent.  Each such Indirect Participant will be responsible for disbursing funds to the Beneficial Owners that it represents.

Distributions and payments on the securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Direct Participant’s accounts upon DTC’s receipt of funds and corresponding detail information from the trustee or its agent, on payable date in accordance with their respective holdings shown on DTC’s records.  Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, Issuer or Agent, subject to any statutory or regulatory requirements as may be in effect from time to time.

Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC.  Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary.  Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical securities for such book-entry securities.  In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such Beneficial Owners are credited directly or are credited indirectly through Indirect Participants.

Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC.

Physical certificates representing a security will be issued to Beneficial Owners only upon the events specified in the related Agreement.  Such events may include the following:

•
we (or DTC) advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor, or

•
we notify the trustee and DTC of our intent to terminate the book-entry system through DTC and, upon receipt of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

Upon the occurrence of any of the events specified in the related Agreement, the trustee or a securities administrator will be required to notify all Participants of the availability through DTC of physical certificates.  Upon delivery of the certificates or notes representing the securities, the trustee or a securities administrator will issue the securities in the form of physical certificates, and thereafter the trustee or a securities administrator will recognize the holders of such physical certificates as securityholders.  Thereafter, distributions of principal of and interest on the securities will be made by the trustee or a securities administrator or a paying agent on behalf of the trustee or a securities administrator directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement.  The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

We, the Servicer, if any, the Master Servicer, if any, the trust fund, any securities administrator and the trustee will not have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

CREDIT ENHANCEMENT

 General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund.  Credit enhancement may be in the form of:

•	the subordination of one or more classes of the securities of such series,

•
the use of a mortgage pool insurance policy, special hazard insurance policy,bankruptcy bond, FHA insurance, VA guarantees, RHS guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, financial instruments that are interest rate, currency or other swap agreements, caps, collars or floors, overcollateralization, excess spread, or the use of a cross-support feature, or

•	any combination of the foregoing.

Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest on the principal balance.  If losses occur that exceed the amount covered by credit enhancement or that are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies.  If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses that exceed the amount covered by credit enhancement.  If so specified in the related prospectus supplement, the Master Servicer, any other person designated in the related prospectus supplement or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

 Subordination

If so specified in the related prospectus supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the prospectus supplement, instead be payable to holders of one or more classes of senior securities.  If the related prospectus supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans.  Thereafter, various classes of senior securities will bear such delays and losses as specified in the related prospectus supplement.  The related prospectus supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination.  The prospectus supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date.  If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee.  Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount.  Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels.  Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related prospectus supplement at the times and under the circumstances specified in the related prospectus supplement.

If so specified in the related prospectus supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies.  If the related prospectus supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

•	in the order of their scheduled final distribution dates,

•	in accordance with a schedule or formula,

•	in relation to the occurrence of specified events, or

•	as otherwise specified in the related prospectus supplement.

 Pool Insurance Policies

If specified in the prospectus supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the mortgage pool.  The pool insurer named in the prospectus supplement will issue the policy.  Subject to the limitations discussed below, each mortgage pool insurance policy will cover a percentage of the loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool as specified in the prospectus supplement.  The Servicer or the Master Servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities.  The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below or as specified in the related prospectus supplement.  A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy.  The related prospectus supplement will describe the material terms of any mortgage pool insurance policies applicable to any series.

 Special Hazard Insurance Policies

If the related prospectus supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool.  The special hazard insurer named in the prospectus supplement will issue the policy.  Subject to the limitations described below and if so provided in the related prospectus supplement, each special hazard insurance policy will protect holders of the related securities from:

(1) loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy, if the mortgaged property is located in a federally designated flood area, and

(2) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

Special hazard insurance policies will generally not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks.  The related prospectus supplement will specify the amount of coverage under any special hazard insurance policy.  Each special hazard insurance policy will generally provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

Subject to the foregoing limitations and if so provided in the related prospectus supplement, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Servicer or the Master Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer or the Master Servicer with respect to such property.  If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property.  Any amount paid as the cost of repair of the property will further reduce coverage by such amount.  So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

If the underlying property has been damaged and not restored, collection of Insurance Proceeds under a mortgage pool insurance policy is generally not possible.  A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property.

To the extent specified in the related prospectus supplement, the Servicer or the Master Servicer may deposit in a special trust account cash, an irrevocable letter of credit or any other instrument acceptable to each Hired Agency.  Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides.  The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as the Rating Agency Condition is satisfied with respect to each Hired Agency.

 Bankruptcy Bonds

If the related prospectus supplement so specifies, an insurer named in such prospectus supplement will issue a bankruptcy bond.  Each bankruptcy bond will cover certain losses resulting from a bankruptcy court’s reduction of scheduled payments of principal and interest on a mortgage loan or such court’s reduction of the principal amount of a mortgage loan.  Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.  The related prospectus supplement will list the required amount of coverage under each bankruptcy bond.  To the extent specified in the prospectus supplement, the Servicer or the Master Servicer may deposit in the trust fund:  cash, an irrevocable letter of credit or any other instrument acceptable to each Hired Agency for the related series.  Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as the Rating Agency Condition with respect to each Hired Agency is satisfied with respect to the reduction.

The related prospectus supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

 FHA Insurance; VA Guarantees; RHS Guarantees

FHA Loans

Single family loans designated in the related prospectus supplement as insured by the FHA will be insured by the Federal Housing Administration (“FHA”) of the United States Department of Housing and Urban Development (“HUD”) as authorized under the National Housing Act of 1934, as amended (the “National Housing Act”), and the United States Housing Act of 1937, as amended (the “United States Housing Act”).  Various FHA programs, including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans.  These programs generally limit the principal amount and interest rates of the mortgage loans insured.  To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan.  No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

FHA is an organizational unit within HUD.  FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market.  FHA provides insurance for private lenders against loss on eligible mortgages.  Under the FHA mortgage insurance program, an FHA home mortgage may be made to borrowers meeting certain credit standards by an approved mortgage lender.  FHA insures payment to the holder of that loan in the event of default by the borrower.

Although new FHA loans are made only to creditworthy borrowers, FHA historically has permitted a borrower to sell his or her home to a new homeowner, subject to the existing FHA loan, without requiring a determination whether the new homeowner would be a creditworthy borrower.  In those instances, the original borrower was not relieved of liability for the mortgage note, although we cannot assure you that the mortgage note can be enforced against the original borrower.  Moreover, to the extent the new homeowner has not executed an agreement to assume the mortgage debt, the mortgage note cannot be enforced against the new homeowner.  The mortgage loan, however, would remain secured by the related mortgaged property and the FHA insurance would remain in effect.  The regulations governing assumptions on FHA loans have varied in many respects over the years during which the FHA loans in the mortgage pool were originated.

Insurance premiums for FHA loans are either paid at origination by the originator or are collected by the Servicer or the Master Servicer or any sub-servicer and are paid to FHA.  The regulations governing FHA insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD.  With respect to a defaulted FHA loan, the Servicer or the Master Servicer or any sub-servicer may be limited in its ability to initiate foreclosure proceedings.  Historically, pursuant to an assignment program adopted by HUD pursuant to a consent decree in 1976 (the “Assignment Program”), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes.  Under the Assignment Program, FHA serviced FHA insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program.  In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor’s control such as a reduction in income or increase in expenses.  In April 1996, the Assignment Program was terminated and replaced with mandatory loss mitigation procedures, whereby the servicer of defaulted FHA insured loans must choose from a variety of tools, including special forbearance, mortgage modification, “streamline refinancing,” pre-foreclosure sales, and deeds-in-lieu of foreclosure to cure a default prior to filing an FHA insurance claim.  The new loss mitigation procedures also permit lenders in certain circumstances to submit partial claims for FHA insurance benefits.

The Servicer or the Master Servicer or any sub-servicer will submit all claims to HUD.  Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Servicer or the Master Servicer or any sub-servicer to pursue a deficiency judgment against any defaulting mortgagor.  In this regard, HUD may request or require (as the case may be under the regulations) the Servicer or the Master Servicer or any sub-

servicer to pursue a deficiency judgment in connection with the foreclosure.  Under neither case would the Servicer or the Master Servicer or any sub-servicer, as applicable, be responsible for collecting on the judgment.  Further, HUD may reimburse the Servicer or the Master Servicer or any sub-servicer, as applicable, for all additional costs of seeking the judgment.  The Servicer or the Master Servicer or any sub-servicer, as applicable is the mortgagee with respect to each FHA loan serviced by it for purposes of the FHA insurance solely to facilitate servicing.  The Servicer or the Master Servicer or any sub-servicer, as applicable will acknowledge that it has no economic or beneficial interest in the FHA insurance for any mortgage loans serviced by it.  Furthermore, no holder of a security, by virtue of holding a security that evidences a beneficial interest in the FHA insured mortgage loans, will have any right against FHA or HUD with respect to the contract of mortgage insurance applicable to any mortgage loan, and each securityholder, by its acceptance of a security, or an interest in a security, will be deemed to have agreed to the foregoing.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA loan, adjusted to reimburse the Servicer or the Master Servicer or any sub-servicer, as applicable, for certain costs and expenses and to deduct certain amounts received or retained by the Servicer or the Master Servicer or any sub-servicer after default.  When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer or the Master Servicer or any sub-servicer, as applicable is generally compensated for no more than two-thirds of its foreclosure costs, attorneys’ fees (which costs are evaluated based upon the guidelines of Fannie Mae, which guidelines are state specific), and certain other costs, and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD.  The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable FHA Debenture Rate (as defined below).

In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD.  Currently, claims are being paid in cash.  Claims have not been paid in debentures since 1965.  HUD debentures issued in satisfaction of FHA insurance claims bear interest at the FHA Debenture Rate.  The Servicer or the Master Servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

For each FHA Loan, the applicable debenture rate, as announced from time to time by HUD (the “FHA Debenture Rate”) is the rate in effect at the date of the insurance commitment or endorsement for insurance, whichever rate is higher.  The FHA Debenture Rate that applies to a particular mortgage loan generally is lower than the interest rate on the mortgage loan.  FHA Debenture Rates are published semi-annually by HUD in the Federal Register and a listing of such rates from 1980 are set forth on HUD’s website (www.hud.gov/offices/hsg/comp/debnrate.cfm).

VA Loans

The United States Veterans Administration (“VA”) is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs.  The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program.  Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender.  With respect to any VA loan guaranteed after March 1, 1988, a borrower generally may sell the related property subject to the existing VA loan only with the prior approval of the VA.  In general, the new borrower must be creditworthy and must agree to assume the loan obligation.  With respect to a VA loan guaranteed before March 1, 1988, however, the mortgagor generally has an unrestricted right to sell the related mortgaged property subject to the existing VA loan.  The existing mortgagor is released from liability on the mortgage note only if the new homeowner qualifies as an acceptable credit risk and agrees to assume the loan obligation.  If the existing mortgagor is not released from liability, the mortgage note may not be enforceable against the mortgagor, and to the extent the new homeowner does not execute an agreement to assume the mortgage debt, the note cannot be enforced against the new homeowner.  The mortgage loan, however, would remain secured by the related mortgaged property and the VA guaranty would remain in effect.

Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended.  The Servicemen’s Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA.  The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years’ duration.  However, no VA loan will have an original principal amount greater than five times the amount of the related guaranty.  VA guarantees payment of a fixed percentage of the loan indebtedness to the holder of that loan, up to a maximum dollar amount, in the event of default by the veteran borrower.

The amount payable under the guaranty will be the percentage (the “VA Entitlement Percentage”) of the VA loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in 38 United States Code Section 3703(a), as amended, and in the VA regulations, subject to any applicable caps.  Currently, the maximum guaranties that may be issued by the VA under a VA loan are generally (a) as to loans with an original principal balance of $45,000 or less, 50% of such loan, (b) as to loans with an original principal balance of greater than $45,000, but not more than $56,250, $22,500, (c) as to loans with an original principal balance of more than $56,250, except those loans that are described in (d), below, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal balance of more than $144,000 (for loans made to purchase or construct an owner-occupied, single-family home or condominium unit), the lesser of (i) 25 percent of the Freddie Mac conforming loan limit limitation determined under Section 305(a)(2) of the Federal Home Loan Mortgage Corporation Act (12 U.S.C. 1454 (a)(2)) for a single-family residence, as adjusted for the year involved or (ii) 25% of the loan.  The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty.  Because some of the VA loans were originated as many as 29 years ago, the maximum guaranties applicable to the mortgage loans in the mortgage pool may differ from those derived from the guidelines set forth above.  Upon the assignment of the mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage loan.

The amount payable under the guarantee will be the percentage of the VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations.  Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property.  The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

With respect to a defaulted VA-guaranteed single family loan, the Servicer or the Master Servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months.  However, notwithstanding the foregoing, the regulations require the Servicer or the Master Servicer or sub-servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property.  Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA’s supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder.  The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in applicable statutes, regulations and guidelines.  If the property is conveyed to the VA, then the VA pays the lender the full unpaid principal amount of the related VA loan, plus accrued and unpaid interest and certain expenses.

RHS Loans

The Rural Housing Service (“RHS”) is an agency of the United States Department of Agriculture (“USDA”).  To support affordable housing and community development in rural areas, RHS operates a broad range of programs, including the guaranteed rural housing loan program.  Under this program, RHS guarantees loans made by approved commercial lenders to eligible borrowers to purchase new or existing dwellings or new manufactured homes for the borrower’s own use as a residence.

In order to be eligible for a guaranteed rural housing loan, an applicant must not already own a home, and must intend to occupy the home purchased with the loan on a permanent basis.  The applicant must be unable to qualify for conventional mortgage credit, but have a credit history which indicates a reasonable ability and willingness to meet obligations as they become due.  More than one late payment or any outstanding judgment within the past 12 months, or any bankruptcy, foreclosure, or debts written off in the preceding 36 months, is considered unacceptable.  More than one 30-day late rent payment in the past 3 years is also considered adverse.  Further, the applicant must have an adequate and dependably available income that does not exceed the applicable county’s established moderate income limit.  To demonstrate adequate repayment ability, applicants must meet underwriting ratios.  Income used in these ratios must be supported by historical evidence.

The residence to be purchased with the guaranteed loan must be in a designated rural area.  Rural areas are those communities that have a population under 20,000 and that are rural in character.  The residence must be a single family dwelling that provides decent, safe, and sanitary housing and is modest in cost.  Manufactured homes must be new and permanently installed.  While townhouses and some condominiums are acceptable for the program, duplexes are not eligible.  An acreage may be eligible if the value of the site does not exceed 30% of the total value of the property and does not contain any farm service buildings or income-producing land.

The program provides for loans for up to 100% of market value or for acquisition cost, whichever is less.  No down payment is required.  Freddie Mac, Fannie Mae, GNMA and portfolio lenders may lend up to the appraised value; therefore, the loan may include closing costs if the appraised value is sufficient.  Loans have 30-year terms and fixed rates at market interest rates.  The interest rate must not exceed the lesser of:  (i) the Fannie Mae required net yield for 90-day commitments on 30-year fixed-rate mortgages plus 60 basis points or (ii) the established applicable usury rate in the state where the mortgaged property is located.  At closing, a guaranteed rural housing fee equal to 1.5% of the loan amount is due to RHS.  There is no mortgage insurance on guaranteed rural housing loans.

RHS guarantees loans at 100% of the Loss Amount for the first 35% of the original loan amount and the remaining 65% of the original loan amount at 85% of the Loss Amount.  The “Loss Amount” is equal to the sum of the original loan amount, accrued interest on that amount through the date of liquidation, and the costs and fees incurred in connection with origination and servicing of the loan, minus the sale proceeds received upon liquidation.  The maximum loss payable by RHS cannot exceed the lesser of (i) 90% of the original loan amount, and (ii) the sum of (a) 100% of the product of the original loan amount and 0.35 and (b) 85% of any additional loss up to an amount equal to the product of the original loan amount and 0.65.

Lenders seeking to participate in the program must request a determination of eligibility from RHS and execute an RHS Lender Agreement for Participation in Single Family Loan Programs.  Lenders must service loans in accordance with this agreement, and must perform services which a reasonable and prudent lender would perform in servicing its own portfolio of non-guaranteed loans.  Servicers must report on the status of all guaranteed rural housing borrowers on a quarterly basis, and must report delinquent borrowers (those whose accounts are more than 30 days past due) on a monthly basis.  Loss claims may be reduced or denied if the lender does not service the loan in a reasonable and prudent manner or is negligent in servicing the loan, does not proceed expeditiously with liquidation, commits fraud, claims unauthorized items, violates usury laws, fails to obtain required security positions, uses loan funds for unauthorized purposes, or delays filing the loss claim.

With the written approval of RHS, a lender may, but is not required to, allow a transfer of the property to an eligible applicant.  The transferee must acquire all of the property securing the guaranteed loan balance and assume the total remaining debt; transfers without assumption are not authorized.  In addition, the original debtors will remain liable for the debt.

If a borrower fails to perform under any covenant of the mortgage or deed of trust and the failure continues for 30 days, default occurs.  The lender must negotiate in good faith in an attempt to resolve any problem.  If a payment is not received by the 20th day after it is due, the lender must make a reasonable attempt to contact the borrower.  Before the loan becomes 60 days delinquent, the lender must make a reasonable attempt to hold an interview with the borrower in order to resolve the delinquent account.  If the lender is unable to contact the borrower, the lender must determine whether the property has been abandoned and the value of the security is in jeopardy before the account becomes two payments delinquent.

When the loan becomes three payments delinquent, the lender must make a decision regarding liquidation.  If the lender decides that liquidation is necessary, the lender must notify RHS.  The lender may proceed with liquidation of the account unless there are extenuating circumstances.

Foreclosure must be initiated within 90 days of the date when the lender decides to liquidate the account.  RHS encourages lenders and delinquent borrowers to explore acceptable alternatives to foreclosure.  When an account is 90 days delinquent and a method other than foreclosure is recommended to resolve delinquency, the lender must submit a servicing plan to RHS.  RHS may reject a plan that does not protect its interests with respect to such loan.

If the lender acquires the related mortgaged property, it will be treated as a real estate owned property.  If the real estate owned property is sold within six months after liquidation, the loss claim will be based on the sale price, subject to the sale being at market value.  If the property cannot be sold within six months, a liquidation value appraisal is obtained by RHS and the lender’s loss claim is processed based on the appraised value.

 FHA Insurance on Multifamily Loans

There are two primary FHA insurance programs that are available for multifamily loans.  Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects.  Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer.  Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old.  Section 244 also provides for co-insurance of mortgage loans made under Section 223(f).  Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property.  In general the loan term may not exceed 35 years and a Loan-to-Value Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures.  Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

 Reserve and Other Accounts

If the related prospectus supplement so specifies, we or the Servicer or the Master Servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related prospectus supplement with the trustee or in one or more reserve accounts established with the trustee.  Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related prospectus supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related prospectus supplement.  Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the Hired Agencies, in obligations of the United States and certain agencies of the United States, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the Hired Agencies (“Permitted Investments”).  Instruments held by the trustee or a securities administrator and/or deposited in the reserve account generally will name the trustee or the securities administrator, in its capacity as trustee or securities administrator, as applicable, for the holders of the securities, as beneficiary.

An entity acceptable to the Hired Agencies will issue such instruments.  The related prospectus supplement will provide additional information with respect to such instruments.

Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related prospectus supplement.

 Other Insurance, Guarantees and Similar Instruments or Agreements

If the related prospectus supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S. Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund’s assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related prospectus supplement.  The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate.  If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate or other swap contract, an interest rate cap, collar or floor agreement or similar interest rate contract to provide limited protection against interest rate risks.

 Overcollateralization

If so specified in the related prospectus supplement, the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund.  The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities.  This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities.  This acceleration may continue for the life of the related security, or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

 Excess Spread

If so specified in the related prospectus supplement, a portion of the interest payments on the mortgage loans in a trust may be applied to reduce the principal balance of one or more classes of the related securities to provide or maintain a cushion against losses on the mortgage loans.

 Cross Support

Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund.  In such case, a cross-support feature may provide credit support.  A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in or secured by other asset groups within the same trust fund.  The related prospectus supplement will describe the manner and conditions for applying any cross-support feature.

YIELD AND PREPAYMENT CONSIDERATIONS

The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of Available Funds to various classes of securities, the interest rate for various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool.  Each prospectus supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool.  Unless specified in the related prospectus supplement, borrowers may prepay their single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans without penalty in full or in part at any time.  Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

Conventional single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property.  Conventional multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both.  Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA or RHS, are assumable with the consent of the FHA and the VA or RHS, respectively.  Thus, the rate of prepayments on such mortgage loans may be lower than that of conventional mortgage loans bearing comparable interest rates.  The Master Servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month.  Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month.  Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities.  In connection with certain series, the Servicer, the Master Servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls.  Interest shortfalls also could result from the application of the Servicemembers Civil Relief Act as described under “Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code.”  Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt.  In the latter case, partial prepayments may not reduce the amount of interest passed through in such month.  Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related prospectus supplement.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years.  In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on the mortgage loans.  Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans.  However, we cannot assure you that such will be the case.

A variety of economic, geographic, social, tax, legal and additional factors influence prepayments.  Changes in a mortgagor’s housing needs, job transfers, unemployment, a borrower’s net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans.  The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans.  The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

The timing of payments on the mortgage assets may significantly affect an investor’s yield.  In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of Principal Prepayments occurring at a rate higher (or lower)

than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.  In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.  A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

Factors other than those this prospectus and the related prospectus supplement identify could significantly affect Principal Prepayments at any time and over the lives of the securities.  The relative contribution of the various factors affecting prepayment may also vary from time to time.  The rate of payment of principal of the mortgage assets may vary at any time or over the lives of the securities.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).

ADMINISTRATION

Set forth below is a summary of the material provisions of each Agreement that is not described elsewhere in this prospectus.

 Assignment of Mortgage Assets

Assignment of the Mortgage Loans.  At the time the trust fund issues certificates or notes of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee.  We will not assign or otherwise distribute to the trustee any Retained Interest specified in the related prospectus supplement.  If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the indenture.  Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Agreement.  Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled monthly payment of principal and interest, the maturity of the mortgage loan, the Loan-to-Value Ratio at origination and certain other information specified in the related Agreement.

We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) or any other party identified in the related prospectus supplement as to each mortgage loan, such documents specified in the applicable prospectus supplement.

•	the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,

•
in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a “Mortgage”) with evidence of recording indicated on the Mortgage or such other documents as specified in the related prospectus supplement,

•	an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

•	such other security documents as the related prospectus supplement may specify.

We or the Servicer or the Master Servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the Hired Agencies.  In the case of manufactured housing contracts, the Servicer or the Master Servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the manufactured housing contracts.

Notwithstanding the preceding two paragraphs, and unless otherwise specified in the applicable prospectus supplement, with respect to any mortgage loan that has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no mortgage assignment in favor of the trustee (or custodian) will be required to be prepared or delivered.  Instead, unless otherwise specified in the applicable prospectus supplement, the Servicer or the Master Servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

With respect to any mortgage loans that are cooperative loans, we generally will cause to be delivered to the trustee (or its custodian) the following documents or instruments:

•	the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

•	the original security agreement,

•	the proprietary lease or occupancy agreement,

•	the recognition agreement,

•	an executed financing agreement,

•	the relevant stock certificate and related blank stock powers, and

•	UCC financing statements with evidence of recording thereon.

We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

A prospectus supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans.  Documents with respect to revolving credit line mortgage loans will be delivered to the trustee (or custodian) only to the extent specified in the related prospectus supplement.  Certain of those documents may be retained by the Servicer or the Master Servicer, which may also be an originator of some or all of the revolving credit line mortgage loans.

The trustee (or its custodian) or any other party identified in the related prospectus supplement will review certain of the mortgage loan documents delivered to them within the time period specified in the related prospectus supplement or the related Agreement, and will hold all documents delivered to them for the benefit of the securityholders.  In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) or any other party identified in the related prospectus supplement will be required to notify the Master Servicer and us or in certain circumstances the related lender, or the Master Servicer will notify the related lender.  If the responsible party identified in the related prospectus supplement cannot cure the omission or defect within the period specified in the related prospectus supplement, and any other applicable conditions to repurchase specified in the related prospectus supplement have been satisfied, the responsible party generally will be obligated to purchase the related mortgage loan from the trust at price equal to its unpaid principal balance as of the date of the repurchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the responsible party is the Master Servicer) or such other price as may be described in the related prospectus supplement.  We cannot assure you that a responsible party will fulfill this purchase obligation.  Neither we nor the Master Servicer will be obligated to purchase such mortgage loan if the responsible party defaults on its purchase obligation unless the defect also constitutes a breach of our or the Master Servicer’s representations or warranties, as the case may be.  This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.  The related prospectus supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.  Alternately, the trustee or any other party identified in the related prospectus supplement may also serve in the capacity of custodian pursuant to the applicable Agreement.

Assignment of Agency Securities.  We will cause agency securities to be registered in the name of the trustee or its nominee.  Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any) and the maturity date.

Assignment of Private Mortgage-Backed Securities.  We will cause private mortgage-backed securities to be registered (or beneficially owned, in the case of book-entry private mortgage-backed securities) in the name of the trustee on behalf of the trust fund.  The trustee (or the custodian) or any other party identified in the related prospectus supplement will have possession of any certificated private mortgage-backed securities.  Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement, which may specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date or expected final distribution date for each private mortgage-backed security conveyed to the trust.

 Payments on Mortgage Loans; Deposits to Accounts

In general, each Servicer, Master Servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the “Collection Account”), which must be one of the following:

•
maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each Hired Agency rating the series of securities,

•	an account or accounts the deposits in which are fully insured by the FDIC,

•
an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee,

•	an account or accounts otherwise acceptable to each Hired Agency, or

•	an account that satisfies the requirements specified in the related Agreement.

If specified in the related prospectus supplement, the Servicer, Master Servicer or sub-servicer, as the case may be, may maintain a Collection Account as an interest bearing account, and may be permitted to invest the funds held in a Collection Account, pending each succeeding distribution date, in Permitted Investments.  The related Servicer, Master Servicer or sub-servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Collection Account as additional compensation and will be obligated to deposit or deliver for deposit in the Collection Account the amount of any loss immediately as realized.  If permitted under the applicable prospectus supplement, the Collection Account may be maintained with the Servicer, Master Servicer or sub-servicer or with a depository institution that is an affiliate of the Servicer, Master Servicer or sub-servicer, provided it meets the standards discussed above.

Each Servicer, Master Servicer and sub-servicer generally will deposit or cause to be deposited in the Collection Account for each trust fund on a periodic basis the following payments and collections received or advances made by or on behalf of it (other than payments representing Retained Interest):

•	all payments on account of principal, including Principal Prepayments and, if the related prospectus supplement so specifies, any prepayment penalty, on the mortgage loans;

•	all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

•
all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related Servicer, Master Servicer or sub-servicer, if any) of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Servicer’s or the Master Servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure (“Liquidation Expenses”) and unreimbursed advances made, by the related Servicer, Master Servicer or sub-servicer, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise (“Liquidation Proceeds”), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

•	all proceeds of any mortgage loan or mortgaged property repurchased by us, the Master Servicer or any other party identified in the related prospectus supplement;

•	all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance” below;

•
any amount the Master Servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the Master Servicer or sub-servicer of funds held in any Accounts; and

•	all other amounts required to be deposited in the Collection Account pursuant to the Agreement.

If acceptable to each rating agency rating the series of securities, a Collection Account maintained by a Master Servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or sub-servicer.  The Agreement may require that certain payments related to the mortgage assets be transferred from a Collection Account maintained by a Master Servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the “Securities Account”).  The Securities Account may be maintained as an interest bearing account or the funds held in the Securities Account may be invested, pending each succeeding distribution date in Permitted Investments.  If there is more than one Master Servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer.  The related Master Servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized.  The trustee will be required to deposit into the Securities Account on the business day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement.  In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities Account to make distributions to securityholders.  If the series includes one trust fund that contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund.  If the related prospectus supplement so specifies, the Collection Account and the Securities Account may be combined into a single Securities Account.  With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

 Sub-Servicing

Each lender with respect to a mortgage loan or any other servicing entity may act as the Servicer, the Master Servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement.  While in general each sub-servicing agreement will be a contract solely between the Servicer, the Master Servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will generally provide that, if for any reason the Servicer or the Master Servicer for such series of securities is no longer the Servicer or the Master Servicer of the related mortgage loans, the trustee or any successor Servicer or Master Servicer must recognize the sub-servicer’s rights and obligations under such sub-servicing agreement.

A sub-servicer may delegate its servicing obligations to third-party servicers upon satisfaction of any related conditions set forth in the Agreement.  Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related prospectus supplement.  Each sub-servicer will perform the customary functions of a servicer of mortgage loans.  Such functions generally include:

•	collecting payments from mortgagors or obligors and remitting such collections to the Servicer or the Master Servicer;

•
maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the Servicer or the Master Servicer to approve in advance any such settlement;

•	maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;

•
processing assumptions or substitutions, although the Servicer or the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

•	attempting to cure delinquencies;

•	supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;

•	maintaining accounting records relating to the mortgage loans; and

•	to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under those policies.

A sub-servicer may also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee.  Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any late charges or assumption fees provided in the mortgage note or related instruments.  The Servicer or the Master Servicer may be required to reimburse each sub-servicer for certain expenditures the sub-servicer makes, to the same extent the Servicer or the Master Servicer would be reimbursed under the Agreement.  The Servicer or the Master Servicer may be permitted to purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the Servicer or the Master Servicer.

Each sub-servicer may be required to agree to indemnify the Servicer or the Master Servicer for any liability or obligation the Servicer or the Master Servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity.  Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Servicer or the Master Servicer.

Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the Servicer or the Master Servicer earlier terminates the sub-servicing agreement or unless servicing is released to the Servicer or the Master Servicer.  Upon written notice to the sub-servicer, the Servicer or the Master Servicer generally may terminate a sub-servicing agreement without cause.

The Servicer or the Master Servicer may agree with a sub-servicer to amend a sub-servicing agreement.  Upon termination of the sub-servicing agreement, the Servicer or the Master Servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers.  If the Servicer or the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces.  Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the Servicer or the Master Servicer and us.  The Servicer or the Master Servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer.  We cannot assure you that such an assumption will occur.  In the event of such an assumption, the Servicer or the Master Servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties.  Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those that are in effect in the original sub-servicing agreement.  However, any such amendment or new agreement may not be inconsistent with or violate such Agreement.

 Collection Procedures

The Servicer or the Master Servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans.  The Servicer or the Master Servicer will, consistent with each servicing agreement or Agreement and any mortgage pool insurance policy, primary insurance policy, FHA insurance, VA guaranty, RHS guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the Servicer or the Master Servicer is collecting payments on.

In any case in which the mortgagor or obligor has or is about to convey property securing a conventional mortgage loan, the Servicer or the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any applicable due-on-sale clause.  The Servicer or the Master Servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy.  If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA or RHS, the Servicer or the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed.  Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan.  To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan.  The Servicer or the Master Servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund’s tax status.  Any fee collected by or on behalf of the Servicer or the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Servicer or the Master Servicer as additional servicing compensation.  In the case of multifamily loans, the Servicer or the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable to the loan.  In connection with any such assumption, the terms of the related mortgage loan may not be changed.

With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement.  This approval is usually based on the purchaser’s income and net worth and numerous other factors.  The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

In general, a “tenant-stockholder” (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164.  In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)).  By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis.  Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year.  If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years.  In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

 Hazard Insurance

The Servicer or the Master Servicer will require the mortgagor or obligor on each single family loan, multifamily loan, commercial real estate loan, manufactured housing contract or revolving credit line mortgage loan to maintain a hazard insurance policy.  Such hazard insurance policy is generally required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located.  Such coverage will generally be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less.  All amounts that the Servicer or the Master Servicer collects under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in accordance with the Servicer’s or the Master Servicer’s normal servicing procedures) will be deposited in the related Collection Account.  If the Servicer or the Master Servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance.  Such blanket policy may contain a deductible clause, in which case the Servicer or the Master Servicer will be required to deposit from its own funds into the related Collection Account the amounts that would have been deposited in the Collection Account but for that clause.  The related prospectus supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans or commercial real estate loans.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy.  Respective state laws dictate the basic terms of such policies.  Most such policies typically do not cover any physical damage resulting from the following:  war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism.  The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.  If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the Servicer or the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.  No earthquake or other additional insurance is required by any Mortgagor other than pursuant to applicable law.

The hazard insurance policies typically contain a co-insurance clause that requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.  Since the amount of hazard insurance that the Servicer or the Master Servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on the mortgage loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damaged property.  If the related prospectus supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

The Servicer or the Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan.  Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies.  To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any Insurance Proceeds are not applied to the restoration of damaged property, any damage to such borrower’s cooperative dwelling or such cooperative’s building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

 Realization Upon Defaulted Mortgage Loans

Primary Insurance Policies.  The Servicer or the Master Servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related prospectus supplement, a primary insurance policy with regard to each single family loan that requires such coverage.  The Servicer or the Master Servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:

•	all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,

•	hazard Insurance Proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

•	amounts expended but not approved by the issuer of the related primary insurance policy (the “primary insurer”),

•	claim payments the primary insurer previously made and

•	unpaid premiums.

Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower’s payments.  Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

•	fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;

•	failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

•	physical damage to the mortgaged property; and

•	the primary insurer not approving the related Master Servicer as a servicer.

Recoveries Under a Primary Insurance Policy.  As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to satisfy certain conditions that may include the conditions that the insured:

•	advance or discharge:

(a)      all hazard insurance policy premiums and

(b)      as necessary and approved in advance by the primary insurer:

(1)      real estate property taxes,

(2)      all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted,

(3)      mortgaged property sales expenses,

(4)      any outstanding liens (as defined in such primary insurance policy) on the mortgaged property;

(5)      foreclosure costs, including court costs and reasonable attorneys’ fees,

(6)      in the event of any physical loss or damage to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted, and

(7)      tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer.  The sub-servicer will deposit all collections under the policy in the Collection Account it maintains.  In all other cases, the Servicer or the Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy.  The Servicer or the Master Servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans.  As discussed above, all collections by or on behalf of the Servicer or the Master Servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Collection Account.

If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the Servicer or the Master Servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Servicer or the Master Servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the Servicer or the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.  If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss.  The trust fund’s loss will equal the amount of such difference plus the aggregate of reimbursable expenses the Servicer or the Master Servicer incurred in connection with such proceedings.

If the Servicer or the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Servicer or the Master Servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the Servicer or the Master Servicer will be entitled to withdraw or retain from the Collection Account its normal servicing compensation with respect to such mortgage loan.  If the Servicer or the Master Servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the Servicer or the Master Servicer will be entitled to withdraw from the Collection Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

Recoveries Under FHA Insurance, VA Guarantees and RHS Guarantees.  The Servicer or the Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA insurance or VA guarantee or RHS guarantee with respect to the mortgage loans.

 Servicing and Other Compensation and Payment of Expenses

A Servicer’s, Master Servicer’s or sub-servicer’s primary servicing compensation with respect to a series of securities will come from the monthly payment to it, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related prospectus supplement.  The related prospectus supplement will describe the primary compensation to be paid to the Servicer, the Master Servicer or the sub-servicer.  If the Servicer’s, Master Servicer’s or sub-servicer’s primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize.  In addition to primary compensation, the Servicer, the Master Servicer or the sub-servicer generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, and, to the extent provided in the related prospectus supplement, any interest or other income earned on funds held in any Accounts.

To the extent specified in the related Agreement or servicing agreement, the Servicer or Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses.  The Servicer or the Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

 Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, any securities administrator, Master Servicer or us, as applicable, on or before the date specified in the applicable Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Agreement throughout the year, or, if there has been a failure to fulfill any such obligation, specifying such failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a) a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c) the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d) a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

 Certain Matters Regarding the Servicers, the Master Servicer and Us

The related prospectus supplement will name one or more Servicers or Master Servicers under each Agreement.  Alternatively, the trustee may also serve in the capacity of the Master Servicer if so specified in the related prospectus supplement or applicable Agreement.  Each entity serving as Servicer or Master Servicer may have normal business relationships with our affiliates or us.

The Agreement or the related servicing agreement will provide that a Servicer or Master Servicer may not resign from its obligations and duties under that Agreement or servicing agreement except upon a determination that its duties under that agreement are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement.  No resignation will become effective until the trustee or a successor master servicer has assumed the Master Servicer’s obligations and duties under the Agreement or the Master Servicer or a successor servicer has assumed the Servicer’s obligations and duties under the related servicing agreement.

Each Agreement will further provide that none of the Master Servicer, in certain instances, we, or any director, officer, employee, or agent of the Master Servicer or us will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment.  However, each Agreement will provide none of we, the trustee, the Master Servicer, or any such person will be protected against any breach of warranties or representations made in such Agreement or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement.  Each Agreement will further provide that we, the trustee, the Master Servicer, in certain instances, and any one of our or the Master Servicer’s directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement.  In addition, each Agreement will provide that none of the Master Servicer, the trustee or, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability.  We, the trustee or the Master Servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement.  In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund.  The Master Servicer, the trustee, or we as the case may be, will be entitled to be reimbursed out of funds otherwise payable to securityholders.

Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the

Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person satisfies the requirements for a successor Master Servicer set forth in the related prospectus supplement and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

 Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Trust Agreement; Master Servicing Agreement.  An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement will be specified in the related prospectus supplement and generally will include:

•
any failure by the Master Servicer to cause to be deposited in the Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two Business Days or such other time period as is specified in the Agreement;

•
any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement that continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the trustee, or to the Master Servicer and the trustee by the holders of securities of any class evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights represented by the securities of the related series; and

•
certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

If the related prospectus supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments from the assets would be insufficient to make payments required in the Agreement.  The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

In general, so long as an event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing voting rights aggregating not less than 25%, or such other percentage as is specified in the related prospectus supplement, of the aggregate voting rights represented by the securities of the related series and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such trust fund and in and to the mortgage loans.  Upon such termination, if so specified in the related prospectus supplement, the trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if the related prospectus supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the requirements of the related agreement to act as successor to the Master Servicer under the Agreement.  Pending such appointment, the trustee must act in such capacity if so specified in the related prospectus supplement.  The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

Except as set forth below, no securityholder, solely by virtue of such holder’s status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement.  If holders of securities of any class of such series evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 30 days (or such other time period as is specified in the indenture and described in the related prospectus supplement) has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

Indenture.  An event of default under the indenture for each series of notes will be as specified in the related prospectus supplement and may include:

•	a default for the number of days specified in the related prospectus supplement in the payment of any principal of or interest on any note of such series;

•
failure to perform any other covenant of the trust fund in the indenture, which continues for a period of 30 days (or such other time period as is specified in the indenture and described in the related prospectus supplement) after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

•
any representation or warranty made by the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 30 days (or such other time period as is specified in the indenture and described in the related prospectus supplement) after notice of the breach is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of our or the trust fund’s bankruptcy, insolvency, receivership or liquidation; or

•	any other event of default provided with respect to notes of that series as discussed in the applicable prospectus supplement.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the related prospectus supplement may specify that either the trustee or the securityholders of a majority , or such other threshold as is specified in the indenture, of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related prospectus supplement may specify) of all the notes of such series to be due and payable immediately.  Under certain circumstances, holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

If, following an event of default with respect to any series of notes and if so specified in the related prospectus supplement, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series.  In addition, if so specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for ten (or such other time period as is specified in the indenture and described in the related prospectus supplement) days or more, unless:

•
the securityholders of 66-2/3%, or such other percentage as is specified in the related prospectus supplement, of the then aggregate outstanding amount of the notes of such series consent to such sale,

•	the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or

•
the trustee determines that the collateral will not continue to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of securityholders of 66-2/3%, or such other percentage as is specified in the related prospectus supplement, of the then aggregate outstanding principal amount of the notes of such series.

The related prospectus supplement may specify that if the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses.  As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case.  However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

In the event that the principal of the notes of a series is declared due and payable, as described above, the securityholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction.  Subject to such provisions for indemnification and certain limitations contained in the indenture, and if so specified in the related prospectus supplement, the holders of a majority of the then aggregate outstanding amount of the notes of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series.  The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

 The Trustee

The related prospectus supplement will set forth the identity of the commercial bank, savings and loan association, trust company or other entity named as the trustee for each series of securities and whether it serves in any additional capacity for such series of securities, including as securities administrator.  The entity serving as trustee may have normal banking relationships with our affiliates and us.  In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities.  In the event of such appointment, all rights, powers, duties and obligations the applicable Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee.  The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.  In the event a series includes both certificates and notes, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificates and for the notes.

 Duties of the Trustee

The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents.  If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement.  Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires.  However, the trustee (or any custodian) will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the Master Servicer under the Agreement.

If so specified in the related prospectus supplement, the trustee may be held liable for its own negligent action or failure to act, or for its own misconduct.  However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following an event of default.  The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

 Resignation and Removal of Trustee

If so specified in the related prospectus supplement, the trustee may, upon written notice to us and such other parties as required under the Agreement (and described in the related prospectus supplement), resign at any time.  If the trustee resigns a successor trustee will be required to be appointed in accordance with the terms of the related Agreement.  If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning trustee may, if so specified in the related prospectus supplement, petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may also be removed at any time, if so specified in the related prospectus supplement:

•	if the trustee ceases to be eligible to continue as such under the Agreement,

•	if the trustee becomes insolvent,

•	if the trustee becomes incapable of acting, or

•
if specified in the Agreement by the securityholders evidencing over 51% (or such other voting threshold specified in the related prospectus supplement) of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.

For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.

 Amendment

The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders for the items identified in the related prospectus supplement, which may include:

•	to cure any ambiguity or mistake;

•	to correct any defective provisions or to supplement any provision in the Agreement, which may be inconsistent with any other provision of the Agreement;

•	to conform the Agreement to the prospectus and prospectus supplement provided to investors in connection with the initial offering of the series of securities, or

•
to make any other revisions with respect to matters or questions arising under the Agreement that are not inconsistent with the Agreement, provided that such action will not have a material adverse effect on the interests of any securityholder.

In addition, to the extent provided in the related Agreement and if so specified in the related prospectus supplement, an Agreement may be amended without the consent of any of the securityholders to change the manner in which the Securities Account, the Collection Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated.  In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may also provide that it can be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel required under the Agreement, generally to the effect that such action is necessary or helpful to maintain such qualification.

With consent of holders of securities of a series evidencing not less than 51%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights of each class affected or of all the securities or of specified classes of securities as the prospectus supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities or for any other purpose specified in the related prospectus supplement.  However, unless so specified in the related prospectus supplement, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets that are required to be distributed on any security without the consent of the holder of such security, or reduce the percentage of securities of any class of holders that are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding.  If a REMIC election is made with respect to a trust fund, the related prospectus supplement may specify that the trustee may consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

 Termination; Optional Termination

The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of:

(1) the final payment or other liquidation of the last of the trust assets or the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure of any mortgage assets remaining in the trust fund, and

(2) the purchase by the Master Servicer or other entity specified in the related prospectus supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.

Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at the option of the entity identified in the related prospectus supplement, at a price, and in accordance with the procedures, specified in the related prospectus supplement.  The purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to, among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on such distribution date and the fact that any component of the purchase price based on existing REO property (i.e., real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan.  There may not be sufficient proceeds to pay off the then current balance of and accrued and unpaid interest on securities of such series outstanding.  The exercise of such right will cause the termination of the related trust and will effect early retirement of the securities, but the right of the applicable entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the cut-off date for the series.  The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section 860F(a)(4) of the Code.

LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of some legal aspects of mortgage loans.  These summaries are general in nature.  Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.

 General

Single Family Loans And Multifamily Loans.  Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans.  A mortgage creates a lien upon the real property encumbered by the mortgage.  The lien created by the mortgage generally is not prior to the lien for real estate taxes and assessments.  Priority between mortgages depends on their terms and generally on the order of recording with a state or county office.  There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender.  The mortgagor delivers to the mortgagee a note or bond and the mortgage.  Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee.  Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.  Deeds of trust are used almost exclusively in California instead of mortgages.  A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt.  By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.  The related prospectus supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan.

Condominiums.  Certain of the mortgage loans may be loans secured by condominium units.  The condominium building may be a multi-unit building, or a group of buildings, whether or not attached to each other, located on property subject to condominium ownership.  Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit within a building at a property.  The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units.  The condominium unit owners appoint or elect members to a condominium association, which governs the affairs of the condominium.

Cooperative Loans.  Certain of the mortgage loans may be loans made to a cooperative.  The cooperative (1) owns all the real property that comprises the project, including the land and one or more apartment buildings comprised of separate dwelling units and common areas or (2) leases the land generally by a long-term ground lease and owns the apartment building.  The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance.  If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations.  Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative’s apartment building.  The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.  If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements.  In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.  The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing.  A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.  The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

High Cost Loans.  Certain of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth in Lending Act by the Homeownership and Equity Protection Act of 1994, if such mortgage loans:  (i) were originated on or after October 1, 1995; (ii) are not mortgage loans made to finance the purchase of the mortgaged property; and (iii) have interest rates or origination costs in excess of certain prescribed levels.  In addition, various states and local governments have enacted similar laws designed to protect consumers against “predatory lending” practices.  Purchasers or assignees of any loans subject to these laws could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator of the loan.  Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

Higher-Priced Mortgage Loans.  Certain of the mortgage loans may also be subject to the special rules for “higher-priced mortgage loans” adopted by the CFPB as part of Regulation Z.  Higher-priced mortgage loans are loans where the rate exceeds certain prescribed levels as compared to prime loans.  These mortgage loans are subject to additional rules regarding the borrower’s repayment ability, restrictions on the use of prepayment penalties and requirements to maintain escrows for property taxes and insurance.

Manufactured Housing Contracts.  Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of such loan.  The manufactured housing contracts generally are “chattel paper” as defined in the Uniform Commercial Code (the “UCC”) in effect in the states in which the manufactured homes initially were registered.  Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper.  Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian.  In addition, we will make or cause to be made an appropriate filing of a UCC financing statement in the appropriate states to give notice of the trustee’s ownership of the manufactured housing contracts.

Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located.  In a few states, where certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests.  Such financing statements are effective for five years and must be renewed before the end of each five year period.  The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state.  In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.  The Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered.  If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.  In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located.  The holder of the security interest must make these filings in the real estate records office of the county where the home is located.  Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site.  So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC-1 financing statement will be effective to maintain the priority of the security interest in the manufactured home.  If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by us and transferred to us.

We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders.  In general, we, the Master Servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party.  Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes.  In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the lender’s or our rights as the secured party.  However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender’s creditors.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home.  If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests.  There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after such relocation and thereafter until the owner reregisters the manufactured home in such state.  If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected.  A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title.  Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation.  In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.  Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien.  The Master Servicer will be obligated to take such steps, at the Master Servicer’s expense, as are necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest.  We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract.  However, such liens could arise at any time during the term of a manufactured housing contract.  No notice will be given to the trustee or securityholders in the event such a lien arises.

Certain Tax Liens; Statutory Liabilities. Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust.  This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.  In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.  These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes.  These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law.  In some cases, this liability may affect assignees of the mortgage loans.

 Foreclosure/Repossession

General. Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Single Family Loans And Multifamily Loans.  Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust.  In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale.  In addition, the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders.  Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers.  In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property.

In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale.  In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.  Certain state laws control the amount of foreclosure expenses and costs, including attorney’s fees, which a lender may recover.

Foreclosure of a mortgage is generally accomplished by judicial action.  The action is initiated by the service of legal pleadings upon all parties having an interest in the real property.  Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties.  When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.  After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.  In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation.  Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which a lender may recover.  After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale.  If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers.  In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check.  Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure.  Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.

Courts have imposed general equitable principles upon foreclosure.  Such principles are designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents.  Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee’s sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

Federal, state, and local governmental authorities have enacted and continue to propose laws that that may have an effect on foreclosure actions.  Ongoing investigations into foreclosure practices of residential mortgage servicers will also result in delays in the foreclosure process, and may have other effects.  Several residential mortgage servicers have entered into consent agreements requiring substantial modifications of loss mitigation and foreclosure procedures, and regulators may also seek to impose similar requirements on other servicers.

Cooperative Loans.  The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement.  The cooperative may cancel the cooperative shares for the tenant-stockholder’s failure to pay rent or other obligations or charges owed, including mechanics’ liens against the cooperative apartment building such tenant-stockholder incurs.  The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required under the lease or agreement.  Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement.  The tenant-stockholder’s default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement.  The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner.  Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws.  In such instances, existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

Manufactured Housing Contracts.  The Master Servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee’s security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default.  So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.  The holder of a manufactured housing contract must give the debtor a number of days’ notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession.  The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale.  The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale.  In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

Revolving Credit Line Mortgage Loans.  The federal Truth in Lending Act was amended by the Home Equity Loan Consumer Protection Act of 1988, which placed significant limitations on the grounds that open-end home equity loan (i.e., revolving credit line mortgage loan) lenders and their assignees could use to accelerate loan balances, suspend the right to future advances or change the terms of the loan agreement.  These limitations are applicable to home equity plans entered into on or after November 7, 1989.  A lender may terminate a loan and demand repayment of the entire outstanding balance only if:  (i) there is fraud or material misrepresentation by the borrower in connection with the loan; (ii) the borrower fails to meet the repayment terms of the loan agreement; (iii) any action or inaction by the borrower adversely affects the lender’s security for the loan, or any right of the lender in such security; or (iv) federal law dealing with credit extended by a depository institution to its executive officers specifically requires that, as a condition of the loan, the credit shall become due and payable on demand; provided that the lender includes such a provision in the initial agreement.  A lender may suspend additional advances or reduce the borrower’s credit limit during any period in which:  (i) the value of the property declines significantly below the property’s appraised value for the purpose of the plan; (ii) the lender reasonably believes that the borrower will be unable to fulfill the repayment obligations under the plan because of a material change in the borrower’s financial circumstances; (iii) the borrower is in default of any material obligation under the agreement; (iv) the lender is precluded by government action from imposing the interest rate provided for in the agreement; (v) the priority of the lender’s security interest is adversely affected by government action to the extent that the value of the security interest is less than 120 percent of the credit line; or (vi) the lender is notified by its regulatory agency that continued advances constitute an unsafe and unsound practice.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor’s loan.  However, some states impose prohibitions or limitations on deficiency judgments.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

 Rights Of Redemption

General. The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest.  In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated by foreclosure.

The equity of redemption is a common-law (non-statutory) right that exists prior to completion of the foreclosure, is not waivable by the mortgagor, and must be exercised prior to foreclosure sale.  Such equity of redemption should be distinguished from the post-sale statutory rights of redemption.  In some states, even after sale pursuant to a deed of trust or foreclosure of a mortgage the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the post foreclosure redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Single Family Loans and Multifamily Loans.  In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale.  In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale.  In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the post-foreclosure redemption period has expired.

Manufactured Housing Contracts.  While state laws do not usually require notice to be given debtors before repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession.  The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale.  In addition, the sale must comply with the requirements of the UCC.  Manufactured homes are most often resold through private sale.

 Anti-Deficiency Legislation And Other Limitations On Lenders

Some states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.  In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or other foreclosure proceedings.  A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale.  As a result of these limitations, it is anticipated that in most instances a Servicer will utilize the non-judicial foreclosure remedy where available and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.  In some states, exceptions to the anti-deficiency statutes are provided in specific instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.  Finally, other statutory provisions limit any deficiency judgment against the prior borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement.  Some courts have interpreted section 9-610 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security.  For example, in a proceeding under the federal bankruptcy code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court.  The rehabilitation plan proposed by an individual debtor may provide, if the mortgaged property is not the debtor’s principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under that mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.  The effect of any of those proceedings under the federal bankruptcy code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying the Certificates and possible reductions in the aggregate amount of those payments.

The federal tax laws provide priority of some tax liens over the lien of a mortgage or secured party.

 Due-On-Sale Clauses

Each conventional mortgage loan contains a due-on-sale clause of some type.  These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related mortgaged property.  The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied.  However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”) preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions.  Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision and now the Office of the Comptroller of the Currency, which preempt state law restrictions on the enforcement of such clauses.  Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration Board, respectively.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred.  These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years not containing an option to purchase and the creation of a junior encumbrance.  Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.  The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

 Prepayment Charges

Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential or mixed use properties.  Federal law and regulations also limits the ability to impose prepayment charges on many types of loans.  Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans.  The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts.  Legal restrictions, if any, on prepayment of multifamily loans will be described in the related prospectus supplement.

 Subordinate Financing

Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.  First, the mortgagor may have difficulty servicing and repaying multiple loans.  In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security interest may create a superior equity in favor of the junior lender.  For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent that any existing junior lender is harmed or the mortgagor is additionally burdened.  Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the filing of a bankruptcy petition by a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

 Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, referred to in this prospectus as Title V, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980.  The Office of the Comptroller of the Currency is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of residential manufactured housing.  The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit.  Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law.  Fifteen states adopted such a law prior to the April 1, 1983 deadline.  In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no loan or manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

We believe that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.  Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state’s usury law would not apply to such mortgage loans.

Statutes differ in their provisions as to the consequences of a usurious loan.  In some instances these statutes require the lender to forfeit the interest due above the applicable limit or impose a specified penalty.  Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  Other statutes are more severe.  A violation of these more severe usury laws can result in penalties up to and including the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

 Servicemembers Civil Relief Act and the California Military and Veterans Code

Generally, under the terms of the Servicemembers Civil Relief Act and similar state and local laws (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender.  In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty, and also allows such eligible borrowers to defer any obligation on their residential mortgage loans for a period of up to 180 days (or a lesser period equivalent to such borrower’s period of active duty plus 60 calendar days).  Because the Relief Act and the California Military and Veterans Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code.  Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest or principal on certain of the mortgage loans.

Any shortfalls in interest or principal collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or any form of credit support provided in connection with the securities.  In addition, the Relief Act and the California Military and Veterans Code impose limitations that impair the ability of the Master Servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower’s period of active duty status, and during the year after that status ends.  Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract with a borrower entitled to such protections goes into default there may be delays and losses in recovery in respect of that mortgage loan or contract.

 Home Affordable Modification Program

In March 2009, the Obama Administration introduced its Homeowner Affordability and Stability Plan (“HASP”), which is designed to help homeowners restructure or refinance their mortgages to avoid foreclosure.  One of the programs under HASP is the Home Affordable Modification Program (“HAMP”), which is designed to encourage lenders and servicers to make modifications that will enable borrowers to avoid further defaults.  Participation in the modification program by servicers is generally voluntary, provided that participation is mandatory for any servicer that accepted funding from the U.S. Treasury Department after March 4, 2009 under the Treasury Department’s Financial Stability Program.  Modifications under HAMP are potentially available to loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence one-to-four-family properties, with a principal balance not greater than specified limits ($729,750 for a 1-unit property).  New borrowers may be accepted under the program until December 31, 2013.

HAMP provides for financial incentives and cost-sharing to encourage loan modifications.  Unlike the refinancing program under HASP, HAMP potentially extends to mortgage loans that are not owned or insured by Fannie Mae or Freddie Mac, including the mortgage loans.

Under HAMP, borrowers under loans that meet the program criteria, and who are either already in default or are at risk of imminent default, will be eligible for a mortgage loan modification.  Under the program, a servicer would first determine a proposed modification under a specified protocol referred to as the “waterfall”, and then would evaluate the proposed modification based on a net present value or “NPV” analysis.  The objective of the waterfall is to determine a proposed loan modification that would reduce a borrower’s monthly mortgage payment to 31% of the borrower’s front end debt-to-income ratio (“DTI”) based on current verified income.  Under the waterfall, in order to achieve a DTI of 31%, servicers are required to take the following steps after having capitalized any arrearages:  first, reduce the interest rate for the related mortgage loan (to as low as 2% per annum); second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification; and third, forbear a portion of the principal balance until the earliest of the maturity date for the mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance.  HAMP also allows for, but does not require, a one-time partial principal forgiveness rather than forbearance at any stage during the waterfall.  Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines.

Once the proposed modification terms are set, the servicer is required to perform an NPV analysis, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification.  If the modification is NPV positive, under the program the servicer is required to offer the modification.  If NPV is negative, the modification is optional, unless prohibited under the pooling and servicing or similar agreement pursuant to which an eligible mortgage loan is being serviced.  Servicers are generally required under the program to adhere to the contractual restrictions included in the applicable servicing agreement.  Aside from the effect of current property value on the NPV test, there is no minimum or maximum LTV for eligibility under the program.

For each modification that is made, the lender or investor will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI.  Under HAMP, the United States Treasury will pay to the lender or investor, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI.

HAMP also includes additional financial incentives for servicers, borrowers and investors in order to encourage mortgage loan modifications.  For each eligible modification, servicers will receive a one-time payment of $500 (in the case of a loan that is still current but at risk of imminent default), an upfront payment of $1,000 and up to $1,000 each year for up to three years as long as the borrower stays current on the modified loan.  In addition, investors in a mortgage loan modified under HAMP will receive a one-time payment of $1,500 (in the case of a loan that is still current but at risk of imminent default).  Finally, to the extent that a borrower stays current under the terms of the modified mortgage loan, the borrower will be entitled to accrue up to $1,000 of credit each year for up to five years, which credit will be payable toward principal balance reductions.

The adoption of HAMP may lead to a significant increase in the number of mortgage loan modifications taking place.  You should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the certificates or notes, as described above.

 Helping Families Save Their Homes Act of 2009

On May 20, 2009, the President of the United States signed into law the “Helping Families Save Their Homes Act of 2009” (S.896) (the “HFSTH”).  Among other provisions, the law provides a safe harbor within which servicers may modify and/or refinance mortgage loans and engage in other loss mitigation activities with limited to no liability to investors and other parties for any resulting failure to maximize the net present value of the mortgages that they service.  Under the HFSTH, a servicer is deemed to have met their duty to investors and other parties if the servicer’s loss mitigation plan with respect to a mortgage loan meets the following criteria:  (i) default on the mortgage loan has occurred, is imminent or is reasonably foreseeable, (ii) the property securing the mortgage loan is the mortgagor’s primary residence and (iii) the servicer reasonably determines that modifying the mortgage loan in accordance with its loss mitigation plan will provide a higher recovery of the outstanding principal balance of the mortgage loan than would be gained by foreclosing on the property.  You should consider that the Helping Families Save Their Homes Act of 2009 may cause the related servicers to increase their modification activities in such a manner that may be beneficial to the transaction in the aggregate, but may be adverse to your investment in the certificates or notes.

 Impact of Protecting Tenants at Foreclosure Act

The HFSTH also includes Title VII, Protecting Tenants at Foreclosure Act (the “Tenant-Foreclosure Act”).  The Tenant-Foreclosure Act provides that in the case of any foreclosure on a federally-related mortgage loan or on any dwelling or residential real property, the party taking title to property pursuant to the foreclosure (“Foreclosing Party”) assumes the property subject to the rights of any bona fide tenant.  If the Foreclosing Party wishes to evict the tenant, the Foreclosing Party must provide the tenant with 90-days notice to vacate.  However, if a bona fide lease was entered into before the date of the foreclosure, the tenant has the right to remain at the property until the end of the lease term, except that the lease may be terminated prior to the expiration of such lease term upon the sale of the property to a purchaser who will occupy the property as a primary residence, subject to the 90-days notice.  In the case of a tenant without a lease or if there is a lease terminable at-will, the tenant must be given the 90-day termination notice.  The Tenant-Foreclosure Act also includes a provision stating that any state or local law providing for longer time periods or other additional protections for tenants shall not be affected by the Tenant-Foreclosure Act.  The Tenant-Foreclosure Act may impede the servicer’s ability to liquidate a mortgage loan upon foreclosure and thus may adversely affect the yield on the certificates or notes.

 Product Liability and Related Litigation

Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials.  For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials used in manufactured and other housing.  As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process.  Plaintiffs have won such judgments in certain such lawsuits.

Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract.  Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract.  In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1) the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and (2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages.  Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

To the extent that the related prospectus supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties.  The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.

 Environmental Considerations

Real property pledged as security to a lender may be subject to certain environmental risks.  Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up.  In some states, such a lien has priority over the lien of an existing mortgage against such property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the management of the property, regardless of whether or not the environmental damage or threat was caused by such lender’s obligor or by a prior owner.  A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender.  Until legislation was adopted in 1996, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated.  The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the “1996 Lender Liability Act”) provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender did not previously “participate in management” of the real estate and sells it “at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.”  Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has rarely been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability.  In addition, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender.  Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and decrease the likelihood that the trust will recover fully on the mortgage loan through foreclosure.

Application of environmental laws other than CERCLA, including common law, could in certain circumstances also result in the imposition of liability on lenders for costs, loss and other liability associated with environmental hazards, alleged exposure to contaminants, and compliance with environmental laws governing a variety of conditions, including underground storage tanks and asbestos.  The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended (“RCRA”), and state regulatory programs implemented thereunder.  Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks.  Some states also impose similar liabilities on owners and operators of aboveground storage tanks.  The definition of “owner” under RCRA Subtitle I contains a security interest exemption substantially the same as the CERCLA security interest exemption.  However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a mortgage loan included as part of the collateral, could become a liability of the trust in certain circumstances.

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties was conducted.  No representations or warranties are made by the trust or the depositor as to the absence or effect of hazardous wastes, hazardous substances, petroleum or other contaminants on any of the related mortgaged properties.  In addition, none of the Master Servicer, any sub-servicer nor any other party have made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes, hazardous substances, petroleum or other contaminants on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes, hazardous substances, petroleum or other contaminants on any mortgaged property, and any costs, loss or liability resulting from the presence or effect of such hazardous wastes, hazardous substances, petroleum or other contaminants will reduce the amounts otherwise available to pay your certificates or notes.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure.  Accordingly, we have not made and will not make such evaluations prior to the origination of the mortgage loans.  Neither we, the Master Servicer nor any sub-servicer will be required by any agreement to undertake any such evaluation prior to foreclosure or accepting a deed-in-lieu of foreclosure.  We do not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants.  However, we will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if we know or reasonably believe that there are material contaminated conditions on such property.  A failure so to foreclose may reduce the amounts otherwise available to either noteholders or certificateholders of the related series of securities.

Notwithstanding anything to the contrary contained in the pooling and servicing agreement or master servicing agreement, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, in the event the Master Servicer or any sub-servicer have reasonable cause to believe that a mortgaged property is contaminated by hazardous wastes, hazardous substances, petroleum or other contaminants, or if the trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector.  The cost for such inspection or review shall be borne by the trust.  Upon completion of the inspection or review, the Master Servicer or the applicable sub-servicer will promptly provide the trustee with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Master Servicer, or any applicable sub-servicer, shall determine how to proceed with respect to the mortgaged property.  In the event the environmental inspection report indicates that the mortgaged property is contaminated by hazardous wastes, hazardous substances, petroleum or other contaminants, and the Master Servicer, or the related sub-servicer, proceeds with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer, or the related sub-servicer, shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed-in-lieu of foreclosure and any related environmental clean-up costs, as applicable, from any proceeds from liquidation, or if these proceeds are insufficient to fully reimburse the Master Servicer, or the related sub-servicer, such Master Servicer or sub-servicer, as applicable shall be entitled to be reimbursed from amounts in the collection account.  In the event the Master Servicer, or any related sub-servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer or sub-servicer, as applicable, shall be reimbursed for all advances the Master Servicer or sub-servicer made with respect to the related mortgaged property from the collection account.

 Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that:  (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture.  However, we cannot assure you that any such defense would be successful.

 Other Legal Considerations

The mortgage loans are also subject to federal laws, including:  (i) the Truth-in-Lending Act and Regulation Z, which require certain disclosures to the borrowers regarding the terms of the mortgage loans and impose certain obligations and restrictions relating to loan origination and servicing; (ii) the Equal Credit Opportunity Act and Regulation B promulgated under such Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.  Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the mortgage loans and in addition could subject certain persons to damages and administrative enforcement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

 General

The following discussion represents the opinion of Sidley Austin LLP or such other tax counsel as may be identified in the related prospectus supplement (“Tax Counsel”).  It addresses the material federal income tax consequences of the purchase, ownership, and disposition of the various types of securities that may be offered by this prospectus and a related prospectus supplement.  This discussion is based on current laws, regulations, rulings, and court decisions.  All of these authorities are subject to change and such change may be applied retroactively.

This discussion does not cover all of the federal income tax consequences that may arise due to an investor’s individual circumstances or its special treatment under the Internal Revenue Code of 1986, as amended (the “Code”), including banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities (such as regulated investment companies (“RICs”)), real estate investment trusts

(“REITs”) and, investment companies.  This discussion focuses primarily on investors that will hold the securities as capital assets, and not as part of a hedge, straddle, or conversion transaction.  In addition, this discussion does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States.

Neither the Treasury Department nor the Internal Revenue Service (the “IRS”) has issued income tax regulations or other forms of guidance interpreting all of the Code provisions, or addressing all of the income tax issues, that affect the types of securities that may be offered by the prospectus and a related prospectus supplement (for example, the Code provisions concerning market discount and stripped debt securities, and certain issues arising under the REMIC provisions and the original issue discount (“OID”) provisions).  Definitive guidance cannot be provided regarding many aspects of the tax treatment of securityholders, particularly residual securityholders.  Tax Counsel cannot assure that the IRS will not take positions different from the ones herein or that a court will not agree with such different positions.

You are urged to consult your tax advisor in determining the federal, state, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the securities.

The following discussion generally refers to the beneficial owners of securities as “holders” or “certificateholders,” although in general, the investors will be the beneficial, but not the registered, holders of the securities.

Many aspects of the federal income tax treatment of securities issued pursuant to a prospectus supplement will depend on whether an election is made to treat the relevant pool of assets as a REMIC.  Each prospectus supplement will indicate whether a REMIC election or elections will be made for the relevant series or a portion of the series.

If a series of securities includes exchangeable securities, each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC regular interests.  The related prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC regular interest.  The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code.  The tax treatment of exchangeable securities is discussed under “—Tax Treatment of Exchangeable Securities” below.

For each series, Tax Counsel will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election, if applicable, compliance with applicable documents, the correctness of representations and warranties, and in some instances, other information provided to Tax Counsel, one or more trusts or pools of assets will qualify as (i) one or more REMICs, (ii) one or more grantor trusts under subpart E, Part I of subchapter J of the Code that will issue securities (“Grantor Trust Securities”), (iii) a trust treated as a partnership for federal income tax purposes that will issue securities (“Owner Trust Securities”), or (iv) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (such notes, the “Debt Securities”).  Those opinions will be based on current law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

 Miscellaneous Itemized Deductions

The Code contains various limitations on the ability of individuals, trusts, and estates that own interests in entities that are taxed on a pass-though basis (such as holders of REMIC residual interests (“REMIC Residual Certificates”) and interests in a grantor trust) to deduct their respective shares of the entity’s deductions.  Accordingly, such a holder will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income.  In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the “Applicable Amount”) – will be reduced by the lesser of:

•	3% of the excess of adjusted gross income over the Applicable Amount, or

•	80% of the amount of itemized deductions otherwise allowable for the taxable.

Non-corporate holders of securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT.  The amount of such additional taxable income recognized by holders that are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series.

 Tax Treatment of REMIC Regular Interests and Other Debt Instruments

Except as described below, amounts payable to holders of REMIC regular interests will generally be treated under the Code in the same way as amounts payable to holders of other taxable debt instruments.  Original issue discount, market discount, premium and stated- interest on REMIC regular interests will be ordinary income (or an offset to ordinary income in the case of premium) and principal payments on REMIC regular interests will be returns of capital to the extent that the holder’s basis in the REMIC regular interests is allocable to that payment.  Holders of REMIC regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash method.  The trustee or the Master Servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates.  The trustee or the Master Servicer (the “Tax Administrator”) will be the party responsible for computing the amount of OID to be reported to the REMIC regular interest holders each taxable year.

To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract.  This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC.  In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an “outside reserve fund”).  The outside reserve fund would typically be funded from monthly excess cashflow.  If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund.  For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Holders of REMIC regular interests issued by “single-class REMICs” that are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income.  A single-class REMIC, in general, is a REMIC that (i) would be classified as a fixed investment or “grantor” trust in the absence of a REMIC election or (ii) is substantially similar to a fixed investment trust.

Each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC’s expenses that normally would be deductible under Section 212 of the Code, (which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income.  Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC – either directly or through a pass-through entity – will, on a net basis, realize income without a corresponding receipt of cash or an offsetting deduction from such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income.  See “—Miscellaneous Itemized Deductions” above.  Any such additional income will be treated as interest income.

In addition, as described above, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced.

OID

The following discussion of OID applies generally to notes and to securities that are REMIC regular interests for federal income tax purposes, or other securities that are classified as debt for federal income tax purposes (collectively referred to as “Debt Instruments”).  Differences in treatment of REMIC regular interests from other Debt Instruments are noted where applicable.

Certain classes of Debt Instruments of a series may be issued with OID.  Holders of Debt Instruments issued with OID should be aware that they generally must include OID in income for federal income tax purposes annually under a constant yield accrual method that reflects compounding.  In general, OID is treated as ordinary income and must be included in income regardless of whether the related cash payment (if any) has been received.

The amount of OID required to be included in a holder’s income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of OID for certain debt instruments (“Prepayable Obligations”), such as Debt Obligations, that are subject to prepayment by reason of prepayments of underlying obligations.  Under Section 1272(a)(6), the amount and rate of accrual of OID on a Prepayable Obligation generally is calculated based on (i) a single constant yield to maturity and (ii) the prepayment rate assumed in pricing the Prepayable Obligation (the “Prepayment Assumption”).  Regulations governing the accrual of OID (the “OID Regulations”) do not address Section 1272(a)(6).  Absent additional guidance, the Tax Administrator will, except as otherwise provided in a prospectus supplement, base its computations on an interpretation of Section 1272(a)(6), the OID Regulations, and certain other guidance.  However, there can be no assurance that the methodology described below represents the correct manner of calculating OID on the Debt Obligations.

Prospective purchasers should be aware that neither we, the trustee, the Master Servicer, nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the applicable Prepayment Assumption or at any other rate.

OID is defined as the excess, if any, of a debt instrument’s “stated redemption price at maturity” (generally, but not always, its principal amount) over its “issue price.”  The issue price of a Debt Instrument generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public.  A debt instrument’s stated redemption price is the sum of all payments to be made on the instrument other than “qualified stated interest” (“QSI”).  To be QSI, interest must be unconditionally payable (in cash or property other than additional obligations of the issuer):

•	at least annually; and

•	at a single fixed rate or certain variable rates set out in the OID Regulations.

Under these rules, in general terms, a Debt Instrument will have OID if it is issued at a significant discount from its principal amount, or if interest:

•	may be deferred, or

•	does not accrue at a single fixed rate or certain variable rates set out in the OID Regulations.

Under a de minimis rule, a Prepayable Obligation will be considered to have no OID if the amount of OID is less than 0.25% of the certificate’s stated redemption price at maturity multiplied by its weighted average maturity (“WAM”), calculated as provided in applicable regulations.  A holder will treat de minimis OID as capital gains and include it in income on a pro rata basis as principal payments on the obligation are received or, if earlier, upon disposition of the Debt Instrument.

The holder of a Prepayable Obligation generally must include in gross income the sum, for all days during his taxable year on which he holds the obligation, of the “daily portions” of the OID on such obligation.  In the case of an original holder of a Debt Instrument, the daily portions of OID generally will be determined by allocating to each day in any accrual period the instrument’s ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any payments (other than QSI) received on the instrument during such period over (ii) the instrument’s “adjusted issue price” at the beginning of such period.  The present value of payments yet to be received on a Prepayable Obligation is computed using the pricing prepayment assumptions and the instrument’s original yield to maturity – adjusted to take into account the length of the particular accrual period.  The adjusted issue price of a Prepayable Instrument at the beginning of the first period is its issue price.  The adjusted issue price at the beginning of each subsequent period is increased by the amount of OID allocable to that period and reduced by the amount of any payments (other than QSI) received on the instrument during that period.  Thus, an increased or decreased rate of prepayments on a Prepayable Debt Instrument generally will be accompanied by a correspondingly increased or decreased rate of recognition of OID by the holder of such Debt Instrument.

The yield to maturity of a Prepayable Obligation is calculated based on:  (i) the Prepayment Assumption and (ii) in some instances, other contingencies not already taken into account under the Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur.  The Tax Administrator’s determination of whether a contingency relating to a class of Prepayable Obligations is more likely than not to occur is binding on each holder of an obligation of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Debt Instrument is different from that of the Tax Administrator.

In many cases, the securities will be subject to optional redemption before their stated maturity dates.  For purposes of calculating OID, an optional redemption will be presumed to be exercised if, and only if, as of the issue date, early redemption would result in an original holder receiving a lower yield to maturity of the Debt Instrument than if the Debt Instrument were not redeemed early.  If such an option is presumed to be exercised under this rule, OID, if any, on a Debt Instrument will be accelerated.  In determining whether an option to redeem debt instruments is presumed to be exercised when one or more classes of such instruments are issued at a premium, the Tax Administrator will take into account all classes of Debt Instruments of the applicable trust that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the pricing prepayment assumptions.  If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that the option will be exercised.  However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator’s position.

If a Debt Instrument issued with OID is subsequently purchased for a price less than, or greater than, its adjusted issue price, the new holder may have market discount (if the price is less) or, if the new holder’s acquisition price exceeds the adjusted issue price, a reduction of the amount of includible OID in subsequent periods.  Holders are urged to consult their tax advisers regarding the computation of such reduction.

All OID Election.  A holder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, OID, de minimis OID, market discount, and de minimis market discount, and premium that accrues on a Debt Instrument under the constant yield method used to account for OID.  To make the All OID Election, the holder of the Debt Instrument must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the Debt.  The statement must identify the instruments to which the election applies.  An All OID Election is irrevocable unless the holder obtains the consent of the IRS.  If an All OID Election is made for a debt instrument having market discount, the holder is deemed to have made an election to include market discount in income currently under the constant yield method for all of the holder’s market discount debt instruments acquired at the beginning of the taxable year of the election and all market discount bonds acquired thereafter.  See “—Market Discount” below.  If an All OID Election is made for a debt instrument with premium, the holder is deemed to have made an election to amortize the premium under the constant yield method, for all the premium bonds held at the beginning of the taxable year of the election and all premium bonds acquired thereafter.  See “—Amortizable Premium” below.

It is not entirely clear how income should be accrued on a REMIC regular interest, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an “Interest Weighted Certificate”).  Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear QSI, and will account for the income thereon as described in “—Interest Weighted Certificates and Non-VRDI Certificates” below.

In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on the Debt Instrument, you are urged to consult your tax advisor to determine the appropriate amount and method of inclusion in income of OID on your certificates for federal income tax purposes.

Variable Rate Debt Instruments.  A Debt Instrument may pay interest at a variable rate.  A variable rate Debt Instrument that qualifies as a “variable rate debt instrument” as that term is defined in the OID Regulations (a “VRDI”) will be governed by the rules applicable to VRDIs in the OID Regulations.  The applicable prospectus supplement will indicate whether the Tax Administrator intends to treat a Debt Instrument as a VRDI.

All interest payable on a VRDI that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or an objective rate (a “Single Rate VRDI”) is treated as QSI.  The amount and accrual of OID on a Single Rate VRDI is determined, in general, by converting such VRDI into a hypothetical fixed rate Debt Instrument (having a fixed rate equal to the value of the variable rate on the issue date) and applying the rules applicable to fixed rate instruments described under “—OID” above to such hypothetical fixed rate certificate.

Except as provided below, the OID on a VRDI that is not a Single Rate VRDI (a “Multiple Rate VRDI”) is determined as for a Single Rate VRDI, except that fixed rates must be substituted for each variable rate formula.  The substituted rates are the actual values of the formula on the issue date, except in the case of a VRDI bearing interest at an objective rate, for which the fixed rate substitute is the expected yield of the instrument as of the issue date.  For purposes of calculation, each variable rate is assumed to remain at its value as of the issue date.  QSI or OID allocable to a particular accrual period for both Single Rate and Multiple Rate VRDIs must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

The amount and accrual of OID on a Multiple Rate VRDI that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate – other than an initial fixed rate that is intended to approximate the subsequent variable rate – is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate – or a qualified inverse floating rate, rather than the fixed rate.  The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

REMIC regular interests of certain series may accrue interest based on a weighted average of the interest rates on some or all of the loans or regular interests in a second REMIC held subject to the related pooling and master servicing agreement (such regular interests, “Weighted Average Certificates”).  Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an “objective rate” and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate’s term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate’s term (i.e., the rate will not result in a significant frontloading or backloading of interest).  Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

Interest Weighted Certificates and Non-VRDI Certificates.  The treatment of an Interest Weighted Certificate is unclear under current law.  The OID Regulations contain provisions (the “Contingent Payment Regulations”) that address the federal income tax treatment of debt obligations that provide for one or more contingent payments (“Contingent Payment Obligations”).  Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation.  However, the Contingent Payment

Regulations, by their terms, do not apply to Prepayable Obligations.  In the absence of further guidance, the Tax Administrator will account for Interest Weighted Certificates and other Prepayable Obligations that are Contingent Payment Obligations in accordance with a combination of Code Section 1272(a)(6) and the accounting methodology described in this paragraph.  Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date.  The projected payment schedule will take into account the related Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date.  To the extent that actual payments differ from projected payments for a particular taxable year, adjustments to interest income will be made under applicable regulations.  In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.

Anti-Abuse Rule.  The OID Regulations contain an anti-abuse rule.  The rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result.  A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability.

 Market Discount

A purchaser of a Debt Instrument at a discount from its outstanding principal amount – or, in the case of a Debt Instrument having OID, its adjusted issue price – will acquire such Debt Instrument with “market discount.”  The purchaser generally will be required to recognize the market discount – in addition to any OID – as ordinary income.  A Debt Instrument will not be considered to have market discount if the amount of such market discount is de minimis, (i.e., less than the product of (i) 0.25% of the remaining principal amount or adjusted issue price, as applicable, of such certificate – multiplied by (ii) the WAM of the certificate remaining after the date of purchase).  Market discount generally must be included in income as payments, other than QSI, are received, in an amount equal to the lesser of (i) the amount of such non-QSI payment received or (ii) the amount of market discount that has “accrued,” but that has not yet been included in income.  The purchaser may make a special election, which generally applies to all market discount instruments acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the “Current Recognition Election”).  In addition, a purchaser may make an All OID Election with respect to a Debt Instrument purchased with market discount.  See “—OID—All OID Election” above.

Until the Treasury promulgates applicable regulations, the relevant legislative history to the REMIC provisions provides that the purchaser of a Debt Instrument with market discount generally may elect to accrue the market discount either:  (i) on the basis of a constant interest rate; (ii) in the case of a Debt Instrument not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Debt Instrument issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period.  Regardless of which computation method is elected, the Prepayment Assumption must be used to calculate the accrual of market discount.

A certificateholder that has acquired any Debt Instrument with market discount generally will be required to treat a portion of any gain on a sale or exchange of the instrument as ordinary income to the extent of the market discount accrued to the date of disposition less any accrued market discount previously reported as ordinary income.  Moreover, such a holder (unless it has made the current accrual election) generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Debt Instrument to the extent that they exceed income on the Debt Instrument.  Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized.  Under the Contingent Payment Regulations, a secondary market purchaser of an Interest Weighted Certificate or other Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such obligation based on the original projected payment schedule devised by the issuer of such certificate.  See “—OID—Interest Weighted Certificates and Non-VRDI Certificates” above.  Such holder would be required, however, to allocate the difference between the adjusted issue price of the obligation and its basis in the obligation as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the obligation in a manner that is reasonable – e.g., based on a constant yield to maturity.

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.

 Amortizable Premium

A purchaser of a Debt Instrument at a premium over its principal amount may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the instrument.  The applicable legislative history indicates that premium is to be accrued in the same manner as market discount; accordingly, the accrual of such premium will be calculated using the Prepayment Assumption.  Amortized premium generally would be treated as an offset to interest income on a Debt Instrument and not as a separate deduction item.  Any election to amortize premium will apply to all taxable debt instruments held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS.  Purchasers who pay a premium for a debt instrument are urged to consult their tax advisors regarding the election to amortize premium and the method to be employed.

In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price.  Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate.  See “—OID” above.  The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable – e.g., based on a constant yield to maturity.

 Consequences of Realized Losses

Under Section 166 of the Code, both corporate holders of Debt Instruments and noncorporate holders that acquire Debt Instruments in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such instruments become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets.  However, a noncorporate holder that does not acquire a Debt Instrument in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such instrument becomes wholly worthless – i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.  However, the character and timing of any losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 if the Debt Instruments are considered issued by a corporation.  This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the equity interest in the trust that was a corporation.

Each holder of a Debt Instrument will be required to accrue OID on such instrument without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such Debt Instrument or until such earlier time as it can be established that any such reduction ultimately will not be recoverable.  As a result, the amount of OID reported in any period by the holder of a Debt Instrument could exceed significantly the amount of economic income actually realized by the holder in such period.  Although the holder of a Debt Instrument eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.  Accordingly, you are urged to consult with your tax advisor with respect to the federal income tax consequences of Realized Losses attributable to OID.

Gain or Loss on Disposition

If a Debt Instrument is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate.  The adjusted basis of a Debt Instrument generally will equal the cost of the instrument to the holder, increased by any OID or market discount previously includible in the holder’s gross income, and reduced by the portion of the basis of the debt instrument allocable to payments thereon, other than QSI, previously received by the holder and by any amortized premium.  Similarly, a holder who receives a scheduled or prepaid principal payment on a Debt Instrument will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate.  Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a Debt Instrument generally will be capital gain or loss.  Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than one year.

Gain from the disposition of a REMIC regular interest that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of the “applicable federal rate” as of the date that the holder acquired the certificate.  Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular interest that will be recharacterized as ordinary income is limited to the amount of OID, if any, on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation; further, the Prepayable Obligation rules indicate that all OID, including OID not yet accrued, on a Prepayable Obligation would be treated as ordinary income.

A portion of any gain from the sale of a Debt Obligation that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction.  The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

 Tax Treatment of Exchangeable Securities

Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Regular Interests.  The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that exchangeable security.  Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC regular interest underlying that exchangeable security as described under “—Tax Treatment of REMIC Regular Interests and Other Debt Instruments.”  If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under “Description of the Securities—Exchangeable Securities” in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition.  When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies.  Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes.  In addition, if the two or more REMIC regular interests underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and (iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Section 1286 of the Code.  Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction.  The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests.  Also, the beneficial owner then must treat the REMIC regular interests underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests.  Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an exchangeable security as a separate debt instrument, aggregating the REMIC regular interests underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security.  Moreover, if Section 1286 of the Code were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee.  Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee’s lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each REMIC regular interest underlying an exchangeable security as a separate debt instrument for information reporting purposes.  Prospective investors should note that, if the two or more REMIC regular interests underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS.  Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the exchangeable securities should be aggregated for OID purposes.

Exchangeable Securities Representing Disproportionate Interests in REMIC Regular Interests.  The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that exchangeable security.  The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below.  Under Section 1286 of the Code, a beneficial owner of an exchangeable security will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests.  If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments.  For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Section 1286 of the Code, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it.  The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC regular interests under “—OID.”

If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income.  Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC regular interest under “—OID.”  A beneficial owner, however, determines its yield to maturity based on its purchase price.  For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Section 1286 of the Code, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption.  The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee.  Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates.  Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS.  Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an exchangeable security, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and (iii) the combination of retained exchangeable securities cannot be exchanged for the related REMIC regular interests.  As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the exchangeable securities sold and the part of the REMIC regular interests underlying the exchangeable securities retained in proportion to their relative fair market values.  Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above.  Section 1286 of the Code does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related exchangeable securities and retains all the exchangeable securities, see “—Treatment of Exchanges” below.

Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security.  The owner’s adjusted basis generally is equal to the owner’s cost of the exchangeable security (or portion of the cost of REMIC regular interests allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium.  If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Gain or Loss on Disposition.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of exchangeable securities that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Section 1286 of the Code would not apply.  If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument.  You are urged to consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701 (a)(19)(C) of the Code or as “real estate assets” under Section 856(c)(5)(B) of the Code.  In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code.  You are urged to consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

Treatment of Exchanges.  If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities in the manner described under “Description of the Securities—Exchangeable Securities” in this prospectus, the exchange will not be taxable.  In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Certain Foreign Holders of Debt Instruments

REMIC Regular Interests and other Debt Instruments.  Interest, including OID, paid on a Debt Instrument to a nonresident alien individual, foreign corporation, or other non-United States person (a “foreign person”) generally will be treated as “portfolio interest” and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person (“foreign person certification”) (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business, and (v) the interest is not “contingent” as provided in Section 861(h)(4).  If the holder fails to meet the conditions listed above, interest, including OID, paid on the holders’ Debt Instruments may be subject to either a 30% withholding tax or backup withholding at a rate of 28%, increasing to 31% after 2010.  The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN.  Further, the withholding tax may not apply if your interest, including OID, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI.  See “—Backup Withholding” below.

The 30% withholding tax will apply if IRS determines that withholding is required in order to prevent tax evasion by United States persons.

In the case of Debt Instruments other than REMIC regular interests (which generally cannot be issued with contingent interest) certain types of interest based on the profits, sales, or similar items of the issuer are not eligible for portfolio interest treatment, and accordingly would be subject to withholding.  Any such interest will be discussed in the applicable prospectus supplement.

Any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty.  Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status.  Foreign investors are urged to consult their tax advisors with respect to these withholding rules.

 Backup Withholding

Under federal income tax law, a certificateholder may be subject to “backup withholding” under certain circumstances.  Backup withholding may apply to a certificateholder that is a United States person if the certificateholder, among other conditions, (i) fails to furnish his social security number or other taxpayer identification number (“TIN”) to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder’s certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding.  Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder’s certificates broker with a foreign person certification.  Backup withholding applies to “reportable payments,” which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of REMIC regular interests or REMIC Residual Certificates.  Backup withholding does not apply to payments made to exempt recipients, such as tax-exempt organizations and certain foreign persons.  You are urged to consult your tax advisor for additional information concerning backup withholding.

 Reporting and Tax Administration

REMIC Regular Interests.  Reports will be made at least annually to holders of record of REMIC regular interests, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) OID, if any, accrued on the certificates, and (iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

Residual Certificates.  For purposes of federal income tax reporting and administration, a REMIC of a series generally will be treated as a partnership, and the related Residual Certificateholders as its partners.  A REMIC of a series will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC’s taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee or the Master Servicer.  The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately.  A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports.  A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC’s income tax return for that year.  As required by the Code, a REMIC of a series’ taxable year will be the calendar year.

Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC’s income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

A Residual Certificateholder will be designated as the REMIC’s tax matters person (“TMP”).  The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances.  We, the Master Servicer or an affiliate of either will acquire a portion of the residual interest in each REMIC of a series in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC’s TMP and will prepare and file the REMIC’s federal and state income tax and information returns.

Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC’s return if a holder owns 100% of the Residual Certificates for the entire calendar year.  Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC.  The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

 Tax Treatment of REMIC Residual Interests

Overview.  A REMIC is treated for federal income tax purposes as an entity separate from its owners, and the residual interest is treated as its equity.  In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders.

A portion of the income of Residual Certificateholders in REMICs of a certain series, known as “excess inclusion income” will be treated unfavorably in three contexts:  (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income (“UBTI”) to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax that may otherwise available to a foreign Residual Certificateholder.

Taxation of Residual Certificateholders.  Each Residual Certificateholder will report its pro rata share of REMIC taxable income or loss for each day during its taxable year on which it holds the Residual Certificate on its own federal income tax return.  Income realized by a Residual Certificateholder will be characterized as ordinary income or loss.  Prospective investors should be aware that, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize “phantom” income – i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles – which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield (if any) to Residual Certificateholders due to the lower present value of such loss or reduction.

A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting.  REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC’s gross income, including interest, OID, and market discount income, if any, on the REMIC’s assets, including temporary cash flow investments, premium amortization on the REMIC regular interests, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular interests, reduced by the REMIC’s deductions, including deductions for interest and OID expense on the REMIC regular interests, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular interests, any tax imposed on the REMIC’s income from foreclosure property, and any bad debt deductions on the mortgage assets.  However, the REMIC may not take into account any items allocable to a “prohibited transaction.”  See “—REMIC-Level Taxes” below.

The amount of the REMIC’s net loss that may be deducted by a residual holder is limited to such holder’s adjusted basis in the residual interest as of the end of the relevant taxable year, or the time of disposition of the residual interest, if earlier.  A residual holder’s basis in its Residual Certificate initially is equal to the purchase price, and thereafter is increased by the amount of taxable income recognized from the residual interest and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate.  The amount of the loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income from the same REMIC.

The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under other provisions of the Code.  A distribution on a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder’s adjusted basis in his Residual Certificate.  If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

Timing differences may arise between the REMIC’s income and corresponding deductions, creating “phantom income.”  Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income.  Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years.  The amount and timing of any phantom income are dependent upon (i) the structure of the REMIC of a particular series and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC’s assets and, therefore, cannot be predicted without reference to a REMIC of a particular series.

Limitations on Offset or Exemption of REMIC Income.  Generally, a Residual Certificateholder’s taxable income for any taxable year may not be less than such Certificateholder’s excess inclusion income for that taxable year.  Excess inclusion income generally equals the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period; however, if the residual interest at the time of issue is a “noneconomic” residual interest, all of the income derived by the holder may be excess inclusion income.  For this purpose, the adjusted issue price of a residual interest at the beginning of a quarter is the issue price of the Residual Certificate, increased by prior income accruals and decreased by losses realized and distributions on the residual interest.  Excess inclusion income will be treated as UBTI in the case of a tax exempt organization subject to the tax on UBTI.  In addition, under a Notice issued by Treasury, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders.  Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC.  See “—Taxation of Certain Foreign Holders of Debt Instruments” above.

Non-Recognition of Certain Transfers for Federal Income Tax Purposes.  The transfer of a “noneconomic residual interest” to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax.  A similar limitation exists with respect to transfers of certain residual interests to foreign investors.

A residual interest will be “noneconomic” for this purpose unless, at the time the interest is transferred, (i) the present value of the expected future distributions on the residual interest equals or exceeds the product of (a) the present value of the anticipated excess inclusion income and (b) the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue.  If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of it and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC.  A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, – i.e., the transferor has “improper knowledge.”  A transferor is presumed not to have such improper knowledge if:

(i)      transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due;

(ii)      The transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due;

(iii)           The transferee represents to the transferor that it will not cause the income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base of such transferee; and

(iv)           One of the following two following tests is satisfied:  Either:

(a)      The present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of

(1)      any consideration given to the transferee to acquire the interest,

(2)      the expected future distributions on the interest, and

(3)      any anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of that calculation, the present value is calculated using a discount rate equal to the short-term federal rate and assumes that the transferee is subject to tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate; or

(b)      The transfer is made to certain domestic taxable corporations with large amounts of gross and net assets if an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions.  Eligibility for this safe harbor requires, among other things, that the transferor not know of any facts and circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid.  If the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

Ownership of Residual Certificates by Disqualified Organizations.  The Code contains sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization – other than a farmers’ cooperative described in Section 521 of the Code – that is not subject to the tax on UBTI (and thus would not owe any tax on the income from a residual interest that it owned), or any rural electrical or telephone cooperative (each a “Disqualified Organization”).  A corporation is not treated as an instrumentality of the United States or any state or political subdivision of the United States if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.  The penalties are as follows:

First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest.  Residual interests in REMICs of a series are not offered for sale to Disqualified Organizations.

Second, the Code imposes a one-time tax on the transferor of a residual interest to a Disqualified Organization.  The one-time tax equals the product of (i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations.  Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax.  The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

Third, the Code imposes an annual tax on any pass-through entity – i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 – that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations.  The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations.  The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization.  For example, a broker that holds an interest in a Residual Certificate in “street name” for a Disqualified Organization is subject to the tax.  Any such tax imposed on a pass-through entity would be deductible against that entity’s ordinary income in determining the amount of its required distributions.  A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a residual interest, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code.  The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

 Special Considerations for Certain Types of Investors

Dealers in Securities.  Under Treasury regulations (the “Mark-to-Market Regulations”) relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any residual interest acquired on or after January 4, 1995.

Tax-Exempt Entities.  Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI.  Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI.  See “Tax Treatment of REMIC Residual Interests—Taxation of Residual Certificateholders” above.

Individuals and Pass-Through Entities.  A holder of a residual interest that is an individual, trust, or estate will be subject to the usual rules limiting certain miscellaneous itemized deductions, which may affect its ability to deduct its allocable share of the fees or expenses relating to servicing REMIC assets, administering the REMIC, or paying guaranty fees (if any).

That same limitation will apply to individuals, trusts, or estates that hold residual interests indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC.  A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year.  In addition, that limitation will apply to individuals, trusts, or estates that hold residual interests through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries.  In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a holder of a residual interest that is an individual, trust, or estate could be substantial.

Employee Benefit Plans.  See “—Tax-Exempt Entities” above and “ERISA Considerations.”

REITs, RICs, and Others.  If a holder of a residual interest is a REIT, and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT’s shareholders.  Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders.  Moreover, because residual holders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code.  The same rules regarding excess inclusion apply to a residual holder that is a RIC, common trust, or one of certain corporations doing business as a cooperative.  See “—Foreign Residual Certificateholders” below and “Tax Treatment of REMIC Residual Interests—Taxation of Residual Certificateholders” above.

A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC’s assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes (“Qualifying REIT Interest”) to the same extent.  If 95% or more of a REMIC’s assets qualify as real estate assets for REIT purposes, 100% of that REMIC’s regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest.  Two or more REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets.  It is expected that at least 95% of the assets of a REMIC of a series will be real estate assets throughout the REMIC’s life.  The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT’s adjusted basis in the certificate.

Significant uncertainty exists regarding the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs.  A Residual Certificate should be treated as a “security,” but will not be considered a “government security” for purposes of Section 851(b)(4) of the Code.  Moreover, it is unclear whether a Residual Certificate will be treated as a “voting security” under that Code section.  Finally, because the REMIC will be treated as the “issuer” of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

Foreign Residual Certificateholders.  Amounts paid to residual holders who are foreign persons are treated as interest for purposes of the 30% United States withholding tax on payments to foreign persons.  Under Treasury regulations, non-excess inclusion income received by a residual holders that is a foreign person generally qualifies as “portfolio interest” exempt from the 30% withholding tax provided the residual holder meets the requirements listed under “—Taxation of Certain Foreign Holders of Debt Instruments” above.  If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the residual interest is disposed of, under rules similar to those for withholding on debt instruments that have OID.  However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided if necessary to prevent avoidance of tax, that is, if the residual interests, as a class, do not have significant value.  The portfolio interest exception is not available for excess inclusion income.

A transfer of a residual interest that has “tax avoidance potential” will be disregarded for federal income tax purposes if the transferee is a foreign person.  A residual interest will be deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion income, the REMIC will distribute to the transferee an amount that will equal at least 30% of such amount, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the “30% Test”).  A transferor of a residual interest to a foreign person will be presumed to have had a reasonable expectation that the 30% Test will be satisfied if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200% of the pricing prepayment assumption.  See “—OID,” above.  If a foreign person transfers a residual interest to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the residual interest will continue to be subject to 30% withholding as though the foreign person still owned the residual interest.  Investors that are foreign persons are urged to consult their tax advisors regarding the specific tax consequences to them of owning and disposing of a residual interest.

Thrift Institutions, Banks, and Certain Other Financial Institutions.  Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates.  Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions.  See “—Disposition of Residual Certificates” below.

Disposition of Residual Certificates.  A special version of the wash sale rules will apply to dispositions of Residual Certificates.  Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate.  Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

Inducement Fees.  Inducement fees received by transferees of non-economic residual interests must be included in income over a period that reasonably reflects the after-tax costs and benefits of holding that non-economic residual interest.  Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.  If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition.  Inducement fees are treated as U.S. source income.  Prospective purchasers of the Residual Certificates are urged to consult with their tax advisors regarding the effect of these regulations.

 Treatment by the REMIC of OID, Market Discount and Amortizable Premium

OID.  Generally, the REMIC’s deductions for OID expense on its REMIC regular interests will be determined in the same manner as for determining the OID income of the holders of such certificates, as described in “—OID” above, without regard to the de minimis rule described in that section.

 REMIC-Level Taxes

Income from certain transactions by the REMIC called prohibited transactions, and the amount of any so-called prohibited contributions, will be taxed directly to the REMIC at a 100% rate.  In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions.  The applicable transaction documents will generally prohibit the REMIC from entering into any prohibited transaction or prohibited contribution that would produce taxable income.

To the extent that a REMIC derives certain types of income from foreclosure property – generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate.  It is not anticipated that any REMIC of a series will receive significant amounts of such income, although situations may occur in which it is more advantageous for the Servicer to earn income subject to the tax on foreclosure property than to earn no income on such property.

The burden of such taxes will generally be borne by any outstanding subordinated class of REMIC interests before it is borne by a more senior class of interests.

 REMIC Qualification

The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular interests and Residual Certificates will constitute the “regular interests” and “residual interests,” respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC’s assets and (ii) the nature of the securityholders’ interests in the REMIC are met on a continuing basis.

If a REMIC Pool fails to comply with one or more of the Code’s ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter.  If REMIC status is lost, the treatment of the former REMIC and the interests in that REMIC for federal income tax purposes is uncertain.  The former REMIC might be entitled to treatment as a grantor trust under subpart E, Part 1 of subchapter J of the Code, or as a partnership, in which case no entity-level tax would be imposed on the former REMIC.  Alternatively, some or all of the REMIC regular interests may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in “—Special Considerations for Certain Types of Investors—Disposition of Residual Certificates” above.  The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith.  Such regulations have not yet been issued.  Disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

 Grantor Trusts

Treatment of the Trust for Federal Income Tax Purposes.  With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the “Grantor Trust”) will be classified as a fixed investment, or “grantor” trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation.  For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to the owner’s portion of the trust for federal income tax purposes.

 Tax Treatment of the Grantor Trust Security

The types of Grantor Trust Securities offered in a series may include:

•	Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees (“IO Securities”),

•	Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets (“PO Securities”),

•	Grantor Trust Securities evidencing ownership of interests in unequal percentages of both the interest payments and the principal payments on the trust assets (“Ratio Securities”), and

•	Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets (“Pass-Through Securities”).

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (such securities, “Strip Securities”) will be determined in part by Section 1286 of the Code.  Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium.  Hence, significant uncertainty exists regarding the federal income tax treatment of the Strip Securities, and potential investors are urged to consult their own tax advisors concerning such treatment.

One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series.  In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities.  However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities.  Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses.  Employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) are urged to consult their own tax advisors before purchasing any subordinated Grantor Trust Security.  See “ERISA Considerations” in this prospectus and in the accompanying prospectus supplement.

 Treatment of Pass-Through Securities

The holder of a Pass-Through Security generally will be treated as owning a pro rata undivided interest in each of the trust assets (excluding any assets identified as not being owned by such securityholders in a prospectus supplement).  Accordingly, each holder of a Pass-Through Security will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any.  Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered.  An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be subject to the limitations on deduction of itemized deductions and other rules limiting deductions, as if it owned its share of the assets of the trust directly.

The Code provisions concerning OID, market discount, and amortizable premium will apply to the trust assets.  Although such rules in theory may be required to be applied on an asset-by-asset basis, for ease of administration the Tax Administrator will generally apply such rules on an aggregate pool basis.  The rules regarding discount and premium, including the Prepayable Obligation rules, that are applicable to loans held by a Grantor Trust generally are the same as those that apply to Debt Instruments.  See “—OID,” “—Market Discount” and “—Amortizable Premium” above.

 Treatment of Strip Securities

Many aspects of the federal income tax treatment of the Strip Securities are uncertain.  The discussion below describes the treatment that Tax Counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position.  You are urged to consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of “stripped coupons” with respect to the separated rights to interest payments and “stripped bonds” with respect to the principal and any unseparated interest payments associated with that principal.  The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets.  In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets.  Therefore, Strip Securities will be subject to Section 1286 of the Code.  For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

Each stripped bond or coupon generally will have OID equal to the excess of its stated redemption price at maturity – or, in the case of a stripped coupon, the amount payable on the due date of such coupon – over its issue price.  Treasury regulations under Section 1286 of the Code (the “Stripping Regulations”), however, provide that the OID on a stripped bond or stripped coupon is zero if the amount of the OID would be de minimis under rules generally applicable to debt instruments.  For purposes of determining whether such amount would be de minimis,

•	the number of years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

•	an approach which aggregates the payments to be made on the strip security may be applied, and

•	unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond’s stated redemption price at maturity over its issue price is treated as market discount, rather than as OID.  See “—Determination of Income With Respect to Strip Securities” below.

The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law.  That Section could be interpreted as causing any or all of the following:

•	in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

•
in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount – i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he or she had held an undivided interest in the trust assets – to be treated as a separate debt instrument, and

•	in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments.  Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance.  Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments.  Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units.  In addition, because no market exists for individual payments on trust assets, the proper allocation of the security’s purchase price to each separate payment on the trust assets would be difficult and burdensome to determine.  Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation.  Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme.  Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

 Determination of Income with Respect to Strip Securities

For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under “— OID,” “—Anti-Abuse Rule,” “—Market Discount” and “—Amortizable Premium” above will apply.  PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with OID.  A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular interest is subject to the same tax accounting considerations applicable to the REMIC regular interest to which it corresponds.  As described in “—OID—Interest Weighted Certificates and Non-VRDI Certificates” above, certain aspects of the tax accounting treatment of such a Strip Security are unclear.  Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular interest.  See “—Interest Weighted Certificates and Non-VRDI Certificates” above.

If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an “Ordinary Ratio Security”) subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as OID.  The holders of such securities generally will be required to include such OID in income as described in “—OID” above.  PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with OID if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of OID on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped.  The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in “—Market Discount” above.  Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts.  Subject to the discussion of Superpremium Securities in “—OID” above, holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in “—Amortizable Premium” above.

In light of the application of Section 1286 of the Code, beneficial owners of a Strip Security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption.  The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trust administrator.  Accordingly, any information reporting provided by the trust administrator with respect to these Strip Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates.  Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Strip Security generally will be different than that reported to holders and the IRS.  You are urged to consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

 Purchase of Complementary Classes of Strip Securities

Strip Securities of certain classes of the same series (“Complementary Securities”), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets.  When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above.  The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied.  Consequently, investors who acquire Complementary Securities are urged to consult their own tax advisors as to the proper treatment of such securities.

 Possible Alternative Characterizations of Strip Securities

The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above.  For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the “Net Series Rate”) is to be treated as being composed of two securities:  (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and (ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate.  Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security.  Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for OID purposes.  The IRS also might challenge the manner in which OID is calculated, contending that:

•	the stated maturity should be used to calculate yield on the Grantor Trust Securities,

•	the Contingent Payment Regulations should not apply to the IO Securities, or

•	the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

 Limitations on Deductions With Respect to Strip Securities

The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets.  Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities.  See “— Tax Treatment of the Grantor Trust Security” above.

 Sale of a Grantor Trust Security

A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder’s adjusted basis in such security.  The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular interest.  See “—Gain or Loss on Disposition” above.  Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a “capital asset” within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year.  Ordinary income treatment, however, will apply to the extent mandated by the OID and market discount rules or if the securityholder is a financial institution described in Section 582 of the Code.  See “—Gain or Loss on Disposition” above.

 Taxation of Certain Foreign Holders of Grantor Trust Securities

Interest, including OID, paid on a Grantor Trust Security to a foreign person generally is treated as “portfolio interest” and, therefore, is not subject to any United States tax, provided that:

•	such interest is not effectively connected with a trade or business in the United States of the securityholder,

•	the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

•	the foreign person is not a 10% shareholder within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

•	the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest – including OID – paid on a Grantor Trust Security may be subject to either a 30% withholding tax or 28% backup withholding (increasing to 31% after 2010).

In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities.  Interest on debt instruments issued on or before July 18, 1984 does not qualify as “portfolio interest” and, therefore, is subject to United States withholding tax at a 30% rate – or lower treaty rate, if applicable.  IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor.  In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust.  Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax.  Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax.  See “—Grantor Trusts” above.

 Backup Withholding of Grantor Trust Securities

The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular interests.  See “—Backup Withholding” above.

 Reporting and Tax Administration of Grantor Trust Securities

For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the owners of the underlying trust assets.

On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.  The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year.  The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to securityholders in accordance with these new regulations after December 31, 2007.

 Taxation of Owners of Owner Trust Securities

In the case of any Owner Trust Security offered pursuant to a prospectus supplement and issued by a non-REMIC trust that is not a fixed investment trust (such trust or limited liability company, an “Owner Trust”), the Tax Counsel will render its opinion that (i) such security will be classified as debt for federal income tax purposes; (ii) such security will either be classified as debt for federal income purposes or as an interest in a partnership not taxable as a corporation or (iii) such security will be taxable as an interest in a partnership not taxable as a corporation.  Such opinion will be based on the assumption that the terms of the related documents will be complied with, and on counsel’s conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations.  Any such securities may be denominated either as debt or as equity under state law.  The treatment of Owner Trust Securities classified as debt is set forth above.  The following section summarizes federal income tax provisions that would generally apply to securities classified for tax purposes as partnership interests.

 Partnership Taxation

A trust in which the related prospectus supplement specifies that an election will be made to treat the trust as a partnership (the “Partnership Trust”) will not be subject to federal income tax.  Rather, each securityholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Partnership Trust.  It is anticipated that the Partnership Trust’s income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) as described above under “— OID,” “—Market Discount” and “—Amortizable Premium” above, and any gain upon collection or disposition of mortgage loans.  The Partnership Trust’s deductions will consist primarily of interest expense accruing on the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement.  The partnership agreement will provide, in general, unless otherwise specified in a prospectus supplement that the securityholders will be allocated taxable income of the Partnership Trust for each period of time specified in the related prospectus supplement (“Collection Period”) equal to the sum of (i) the interest that accrues on the securities which represent interests in the Partnership Trust (“Partnership Securities”) in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Collection Period.  Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount.  All remaining taxable income of the Partnership Trust will be allocated to the holder of the residual Partnership Security.  Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders.  Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts.  Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

A share of expenses of the Partnership Trust (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under “Federal Income Tax Consequences—Tax Treatment of REMIC Regular Interests and Other Debt Instruments” above.  Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

 Discount and Premium of Mortgage Loans

Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with OID and, therefore, the Partnership Trust should not have OID income.  However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase.  If so, the mortgage loans will have been acquired at a premium or discount, as the case may be.  See “—OID,” “—Market Discount” and “—Amortizable Premium” above.  (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans.  As indicated above, a portion of such market discount income or premium offset may be allocated to securityholders.

 Section 708 Termination

Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period.  If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the “old partnership”) to a new Partnership Trust (the “new partnership”) in exchange for interests in the new partnership.  Such interests would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange.  The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs.  As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the Partnership Trust might not be able to comply due to lack of data.

 Gain or Loss on Disposition of Partnership Securities

Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold.  A securityholder’s tax basis in a Partnership Security will generally equal the holder’s cost increased by the holder’s share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security.  In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder’s share of the Debt Securities and other liabilities of the Partnership Trust.  A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

Any gain on the sale of a Partnership Security attributable to the holder’s share of unrecognized accrued market discount on the mortgage loans will generally be treated as ordinary income to the holder and give rise to special tax reporting requirements.  The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations.  Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to the Partnership Securities, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

 Allocations Between Transferors and Transferees

In general, the Partnership Trust’s taxable income and losses will be determined each Collection Period and the tax items for a particular Collection Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Collection Period.  As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of such a Collection Period convention may not be permitted by existing regulations.  If a Collection Period convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders.  The holder of the residual Partnership Security will be authorized to revise the Partnership Trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

 Section 731 Distributions

In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security exceeds the adjusted basis of such securityholder’s interest in the security.  In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder’s interest.  Any gain or loss recognized by a securityholder will generally be capital gain or loss.

 Section 754 Election

In the event that a securityholder sells its Partnership Securities at a profit (or loss), the purchasing securityholder will have a higher (or lower) basis in the Partnership Securities than the selling securityholder had.  The tax basis of the Partnership Trust’s assets will not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust files an election under Section 754 of the Code.  In order to avoid the administrative complexities involved in keeping accurate accounting records, as well as onerous information reporting requirements, the Partnership Trust will not make such an election.  As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its purchase price for Partnership Securities.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect.  This provision does not apply to a “securitization partnership.”  The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

 Administrative Matters

The trustee is required to keep or have kept complete and accurate books of the Partnership Trust.  Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year.  The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder’s allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1.  The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities.  Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held.  Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year.  In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities.  A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust.  The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

The holder of the residual Partnership Security will be designated as the TMP in the servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust.  An adjustment could also result in an audit of a securityholder’s returns and adjustments of items not related to the income and losses of the Partnership Trust.

 Tax Consequences to Foreign Securityholders of a Partnership Trust

It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here.  Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold.  The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business.  Amounts withheld will be deemed to be distributed to the foreign securityholder.  Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures.  In determining a holder’s withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of non-foreign status signed under penalties of perjury.

To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust’s income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business.  Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust.  If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered “portfolio interest.”  As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty.  In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments.  Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

 Backup Withholding on Partnership Securities

Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a “backup” withholding tax if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

 Tax on Net Investment Income

A new 3.8% tax imposed on net investment income went into effect as of January 1, 2013.  The tax applies to individuals, estates and trusts with incomes above certain threshold amounts.  The types of investment income used to calculate “net investment income,” include, but are not limited to, interest, original issue discount, market discount and gains (if any) from the sale or other disposition of the Securities described herein.

 Foreign Account Tax Compliance Act

On January 17, 2013, the IRS issued final regulations under the Foreign Account Tax Compliance Act (“FATCA”), which was enacted to reduce U.S. tax evasion by U.S. persons that hold assets offshore.  Under FATCA, a  30% withholding tax may be imposed on income such as  interest, original issue discount and market discount paid after December 31, 2013 and sale or exchange proceeds paid after December 31, 2016 to (i) certain foreign financial institutions and  investment funds, and (ii) certain other foreign entities. To avoid withholding, foreign financial institutions and investment funds will generally need to either (a) collect and report to the IRS detailed information identifying their U.S. accounts and U.S. account holders, comply with due diligence procedures for identifying U.S. accounts and withhold tax on certain payments made to noncomplying foreign entities and account holders or (b) if an intergovernmental agreement is entered into and implementing legislation is adopted, comply with the agreement and legislation.  Other foreign entities will generally need to either provide detailed information identifying each substantial U.S. owner or certify there are no such owners.

STATE, FOREIGN AND LOCAL TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” you should consider the state, foreign and local income tax consequences of the acquisition, ownership, and disposition of the securities.  State, foreign or local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state.  Therefore, you are encouraged to consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

ERISA CONSIDERATIONS

 General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the securities.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

•	whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

•	whether the investment satisfies the applicable diversification requirements;

•	whether the investment is in accordance with the documents and instruments governing the plan; and

•	whether the investment is prudent, considering the nature of the investment.

In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a “Plan”), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”).  Such transactions are treated as “prohibited transactions” under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons.  We, Goldman, Sachs & Co., each Master Servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan.  If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless an exemption is available.  Furthermore, if an investing Plan’s assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.

 ERISA Considerations Relating to Certificates

Plan Assets.  In DOL Regulation Section 2510.3-101 (as modified in application by Section 3(42) of ERISA, the “Plan Asset Regulations”), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code.  The Plan Asset Regulations provide that if a Plan makes an investment in an “equity interest” in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply.  We can give no assurance that the securities will qualify for any of the exceptions under the Plan Asset Regulation.  As a result, the mortgage loans may be considered the assets of any Plan which acquires securities, unless some administrative exemption is available.

Prohibited Transaction Class Exemption 83-1.  The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of “mortgage pool pass-through certificates.”  A “mortgage pool” is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential or mixed use property, property acquired in foreclosure and undistributed cash.  A “mortgage pool pass-through certificate” is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

For the exemption to apply, PTCE 83-1 requires that:

•
we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

•	the trustee may not be our affiliate; and

•
the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for administering the trust fund, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the Master Servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool.  PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

In the case of any Plan with respect to which we are or the Master Servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

•	the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

•	the Plan pays no more for the certificates than would be paid in an arm’s length transaction;

•	no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of certificates to the Plan;

•	the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

•	at least 50% of the aggregate amount of certificates is acquired by persons independent of us, the trustee, the Master Servicer, and the special hazard insurer or pool insurer.

Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates”, and that the conditions set forth in PTCE 83-1 would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.  The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

The DOL has granted to Goldman, Sachs & Co. an individual exemption, Prohibited Transaction Exemption 89-88, which was amended pursuant to Prohibited Transaction Exemption 2000-58 (“PTE 2000-58”), Prohibited Transaction Exemption 2002-41 (“PTE 2002-41”) and Prohibited Transaction Exemption 2007-05 (“PTE 2007-05”) (the “Exemption”), that is applicable to certificates that meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.  The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied.  These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include:  single and multifamily residential mortgage loans, home equity loans or receivables (including cooperative housing loans) and guaranteed government mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

General Conditions of Exemption.  The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder:

First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the assets held by the trust fund must be fully secured (other than one- to four- family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below).  (Mortgage loans, loans, obligations and receivables will be collectively referred to as “loans”).

Third, unless the certificates are issued in “designated transactions” (as described below) and are backed by fully-secured loans, they may not be subordinated.

Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc., Fitch, Inc., DBRS Limited or DBRS, Inc. (each, a “rating agency”).

Fifth, the trustee generally cannot be an affiliate of any other member, other than an underwriter, of the “Restricted Group,” which consists of:

•	any underwriter as defined in the Exemption;

•	the trustee;

•	us;

•	the Master Servicer;

•	each servicer;

•	each insurer;

•	the counterparty of any “interest-rate swap” (as described below) held as an asset of the trust fund; and

•	any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any other servicer must represent not more than reasonable compensation for such person’s services under the Agreement and reimbursement of such person’s reasonable expenses in connection with the Agreement.

Seventh, the following seasoning requirements must be met:

•	The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

•
Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan’s acquisition of certificates; and

•	Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of certificates.

Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.  We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates.  Any certificates representing a beneficial ownership interest in revolving credit line mortgage loans will not satisfy the general conditions of the Exemption.

Amendments to Exemption.  PTE 2000-58 (the “Amendment”) amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets eligible for exemptive relief to a broader range of certificates.  Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral.  Such certificates had to be issued by a trust fund which was a grantor trust or a REMIC whose corpus could not include certain types of assets such as interest-rate swaps.

Types of Trust Funds.  The Amendment expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts and REMICs.  Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

Designated Transactions.  In the case where the certificates are backed by trust fund assets which are residential, home equity or multifamily loans which are described and defined in the Exemption as designated transactions (“Designated Transactions”), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated.  The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement.  In addition, one subset of Designated Transactions, residential (one- to four- family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:

•	not subordinated to the rights and interests evidenced by securities of the same trust fund;

•	such certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

•	any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:

(a)      the outstanding principal balance due under the loan which is held by the trust fund and

(b)      the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

PTE 2007-05 further amended the Exemption to add DBRS Limited and DBRS, Inc. to the list of approved rating agencies in the Exemption.  The Department of Labor recently proposed an additional amendment to the Exemption that would again modify the definition of “rating agency”.  If the amendment is adopted as proposed, one of the results would be that rating agencies which are not currently listed in the Exemption but which meet certain criteria set forth in the Exemption would be included in the definition of “rating agency.”  No assurances can be provided as to whether the amendment will be adopted as proposed or otherwise, or the date of adoption of any amendment.

Insurance Company General Accounts.  In the event that certificates do not meet the requirements of the Exemption solely because they are subordinated certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Permitted Assets.  The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements.  An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust fund asset if it:

•	is an “eligible Swap”;

•	is with an “eligible counterparty;”

•	is purchased by a “qualified plan investor;”

•	meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap;” and

•	permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

The preamble to the Amendment specifies that it is not intended to limit transactions that were permissible before its publication.  Consequently, certain other interest-rate cap contracts may be permissible under the Exemption.

An “eligible Swap” is one that:

•	is denominated in U.S. dollars;

•
pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

•	has a notional amount that does not exceed either:

(a)      the principal balance of the class of certificates to which the Swap relates, or

(b)      the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”);

•
is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between their products, calculated on a one-to-one ratio and not on a multiplier of such difference);

•	does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

•	has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:

•	a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”) (see below);

•	an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) (see below); or

•	has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Agreement:

•
obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

•
cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

•
obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

•	cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

•	terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:

•	it is denominated in U.S. dollars;

•	it pays an Allowable Interest Rate;

•	it is not leveraged;

•	it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

•	it is entered into between the trust fund and an eligible counterparty; and

•	it has an Allowable Notional Amount.

Pre-Funding Accounts.  The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date.  The relief is effective provided that the following conditions are met:

First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%).

Second, all loans transferred after the closing date (referred to here as “additional loans”) must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the rating agency.

Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.

Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

Fifth, either:

•	the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or

•
an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum (“Offering Documents”) and/or the Agreement.  In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

Seventh, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

•
are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States (provided that such obligations are backed by the full faith and credit of the United States); or

•	have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency (“Acceptable Investments”).

Eighth, certain disclosure requirements must be met.

Revolving Pool Features.  The Exemption only covers certificates backed by “fixed” pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used).  Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans.  However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions.  See discussion below in “—ERISA Considerations Relating to Notes.”

Limitations on Scope of the Exemption.  If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans.  However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan.  For those purposes, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.  Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that:

•	the Plan is not an Excluded Plan,

•	each Plan’s investment in each class of certificates does not exceed 25% of the outstanding certificates in the class,

•
after the Plan’s acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity; and

•
in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

 ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the assets of the trust fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans.  However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan.  There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Amendment to the Exemption permits trust funds which are grantor trusts, owner trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund’s assets.  The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund.  However, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes.  The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described under “—Limitations on Scope of the Exemption” above.

In the event that the Exemption is not applicable to the notes, one or more other prohibited transaction exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made.  These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”).  However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES.  BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

A governmental plan as defined in ERISA is not subject to ERISA, or Code Section 4975.  However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975.  A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

LEGAL INVESTMENT

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute, under then-current law, “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, under current law the only classes of securities that will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) represent ownership of, or are secured by, one or more promissory notes or certificates of interest or participation in such notes, provided that the notes:  (a) are directly secured by first liens on real estate and (b) were originated by certain types of originators specified in SMMEA.  Classes of securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico), whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for them.  The appropriate characterization of those Certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certificates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those Certificates, may be subject to significant interpretive uncertainties.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are urged to consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Section 939(e) of the Dodd-Frank Act removed, as of July 21, 2012, the minimum credit rating requirement in the term “mortgage related security” for purposes of SMMEA and required that the SEC establish alternative standards of creditworthiness.  The SEC has not yet established alternative standards of creditworthiness for purposes of SMMEA, but has issued a transitional interpretation stating that until such alternative standards of creditworthiness are defined, the credit rating requirement previously included in the statute remains applicable.  If and when alternative standards of creditworthiness are established, it is possible that certain classes of securities will not constitute “mortgage related securities” for purposes of SMMEA even if the securities maintain the previously required ratings.  Depending on the standards established by the SEC, it is possible that those securities that initially qualified as mortgage related securities under SMMEA may no longer qualify upon effectiveness of such alternative standards of creditworthiness.

Under SMMEA, a number of states enacted legislation, before an October 4, 1991 cut-off for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.  Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, classes of securities satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of securities.  Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in classes of securities qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:  federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented by their investment; federal credit unions may invest in those securities; and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe.  In this connection, a rule of the Office of the Comptroller of the Currency (the “OCC”), codified at 12 C.F.R. § 1.3(e)(1), authorizes national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” which are defined in 12 C.F.R. § 1.2(m) to include certain “residential mortgage-related securities” and “commercial mortgage-related securities.”  As so defined, “residential mortgage-related security” and “commercial mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it “represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.”  In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” no representation is made as to whether any classes of the securities will qualify as “commercial mortgage-related securities,” and thus as “Type IV securities,” for investment by national banks.  The National Credit Union Administration (the “NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while “RegFlex Credit Unions” may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2).  The Office of Thrift Supervision (the “OTS”) has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions previously subject to the jurisdiction of the OTS are urged to consider before investing in any of the securities.

All depository institutions considering an investment in the securities should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the NCUA (and previously, the OTS).  The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any classes of securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying,” and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of securities as “mortgage related securities,” no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are urged to consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets.  Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

METHOD OF DISTRIBUTION

We will offer the securities in series.  The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for such securities.  If so specified in the related prospectus supplement, Goldman, Sachs & Co., our affiliate, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement.  In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to us.  In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions.  The related prospectus supplement will describe any such compensation that we pay.

Alternatively, the related prospectus supplement may specify that Goldman, Sachs & Co. with other underwriters, if any, named in the prospectus supplement, each acting as agent (if so specified in the related prospectus supplement, on a best effort basis) or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities.  If the underwriters act as agents in the sale of securities, the underwriters will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold as of the closing date.  The exact percentage for each series of securities will be disclosed in the related prospectus supplement.  To the extent that the underwriters elect to purchase securities as principal, the underwriters may realize losses or profits based upon the difference between its purchase price and the sales price.  The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

The securities of any series may also be distributed by inclusion as underlying securities that back the securities of another issuing entity, whether such issuing entity is formed by us or otherwise.

We will indemnify Goldman, Sachs & Co. and any underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments Goldman, Sachs & Co. and any underwriters may be required to make in respect of such liabilities.

In the ordinary course of business, we and Goldman, Sachs & Co. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

Goldman, Sachs & Co. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities.  Goldman, Sachs & Co. may act as principal or agent in such transactions.  Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

We anticipate that the securities will be sold primarily to institutional investors.  Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of securities.  Securityholders are urged to consult with their legal advisors in this regard before any such reoffer or sale.

LEGAL MATTERS

Sidley Austin LLP, New York, New York or such other counsel to the depositor and the underwriters as may be identified in the related prospectus supplement, will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

REPORTS TO SECURITYHOLDERS

The Master Servicer, the trustee, the securities administrator or such other party that may be identified in the related prospectus supplement will prepare and forward to the securityholders of each series statements containing information with respect to principal and interest payments and the related issuing entity, as will be described in the related prospectus supplement.  Copies of these statements will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the related issuing entity as an exhibit to such issuing entity’s monthly distribution reports on Form 10-D for each series of securities for so long as the related issuing entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.  In addition, each party to the servicing function for a series of securities will be required to furnish to the trustee, the securities administrator, the Master Servicer or us, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under “Administration—Evidence as to Compliance.”  Copies of these statements and reports will be filed with the SEC under the name of the related issuing entity as an exhibit to such issuing entity’s annual statement on Form 10-K for the related series of securities.

STATIC POOL DATA

Static pool data with respect to a sponsor’s prior securitized pools , presented by pool, or the portfolio of mortgage loans originated or purchased by the sponsor or its affiliates, presented by vintage year, will be included, to the extent material, in the applicable prospectus supplement.  In addition, to the extent material, static pool data with respect to the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will also be included in the applicable prospectus supplement.  The static pool data related to a prior securitized pool or vintage origination year will include information, to the extent material, relating to:

•	payment delinquencies of the mortgage loans;

•	cumulative losses with respect to the mortgage loans; and

•	prepayments of the mortgage loans,

in each case presented in periodic increments.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided.  This information may include, among other things (in each case by pool or vintage year), the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans by interest rate; and information regarding the geographic distribution of the mortgage loans.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act with respect to the securities.  This prospectus and the prospectus supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part.  For further information, we refer you to such registration statement.  You can inspect and copy the registration statement and any other materials that we file with the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments to these reports at the public reference facilities maintained by the SEC.  The SEC‘s public reference facilities are located at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.  Information as to the operation of the public reference facility is available by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet website that contains reports, proxy and information statements and other information that we file electronically with the SEC.  The address of such Internet website is (http://www.sec.gov).

This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates and notes referred to in this prospectus and any prospectus supplement.  This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10- K and 8-K will be made available on the applicable trustee’s, securities administrator’s or other identified party’s website.

INDEX

Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

1

1996 Lender Liability Act	89
1998 Policy Statement	128

3

30% Test	107

A

Acceptable Investments	125
Accounts	40
accrual securities	42
additional loans	124
agency securities	24
Agreement	24
Allowable Interest Rate	122
Allowable Notional Amount	122
Amendment	121
Applicable Amount	91
ARM PC	32
ARMs	32
Assessment of Compliance	70
Assignment Program	54
Attestation Report	71
Available Funds	42
average interest rate	124

B

Beneficial Owner	47

C

capitalized interest accounts	37
CERCLA	88
CFPB	12
Clearstream	46
Code	90
Collection Account	63
Collection Period	114
combination	44
commercial real estate loans	24
Complementary Securities	111
Contingent Payment Obligations	95
Contingent Payment Regulations	95
cooperative loans	23
current principal amount	42
Current Recognition Election	96

D

Debt Instruments	93
Debt Securities	91
Definitive Securities	48
Designated Transactions	121
Direct Participants	47
Disqualified Organization	105
disqualified persons	118
Dodd-Frank Act	12
DOL Pre-Funding Period	124
DTC	46
DTCC	47
DTI	87

E

eligible counterparty	123
eligible Swap	122
eligible yield supplement agreement	124
ERISA	45, 109, 118
Euroclear	46
Euroclear Operator	49
excess inclusion income	102
exchangeable securities	44
Excluded Plan	125
Exemption	120
EYS Agreement	124

F

Fannie Mae	30
FATCA	117
FDIA	17
FDIC	18
FHA	24, 54
FHA Debenture Rate	55
FHA Loans	29
FHA/VA Mortgages	32
Financial Intermediary	47
Foreclosing Party	88
foreign person	101
foreign person certification	101
Freddie Mac	32
Freddie Mac PC	32

G

Garn-St Germain Act	84
GNMA	29
GNMA I Certificate	29
GNMA II Certificate	29
Gold PC	32
Grantor Trust	108
Grantor Trust Securities	91

H

HAMP	86
HASP	86
HFSTH	87

Hired Agencies	39
Housing Act	29
HUD	11, 54

I

Indirect Participant	47
Insurance Proceeds	64
Interest Weighted Certificate	94
Investor-Based Exemptions	126
IO Securities	108
IRS	91

L

lenders	24
Liquidation Expenses	64
Liquidation Proceeds	64
loans	120
Loan-to-Value Ratio	26
Loss Amount	57

M

manufactured home	28
manufactured housing contracts	23
Mark-to-Market Regulations	105
Master Servicer	26
MERS	62
Mortgage	61
mortgage loans	24
mortgage pool	119
mortgage pool pass-through certificate	119
mortgage pool pass-through certificates	119
multifamily loans	23
Multiple Rate VRDI	95

N

National Housing Act	54
NCUA	128
Net Series Rate	111
new partnership	114
nonqualified intermediary	1
Non-ratings dependent Swaps	123
Non-SMMEA Certificates	127
non-U.S. holder	1

O

OCC	127
Offering Documents	125
OID	91
OID Regulations	93
old partnership	114
Ordinary Ratio Security	111
OTS	128
outside reserve fund	92
Owner Trust	113
Owner Trust Securities	91

P

parties in interest	118
Partnership Securities	114
Partnership Trust	113
Pass-Through Securities	108
Permitted Investments	58
Plan	118
Plan Asset Regulations	118
PMBS	33
PMBS pooling and servicing agreement	33
PMBS servicer	33
PMBS trustee	33
PO Securities	108
pre-funding accounts	37
Pre-Funding Limit	124
Prepayable Obligations	93
Prepayment Assumption	93
primary insurance policy	24
primary insurer	68
Principal Prepayments	43
privately issued mortgage-backed securities	24
PTCE 83-1	119
PTCE 84-14	123
PTCE 95-60	122
PTCE 96-23	123
PTE 2000-58	120
PTE 2002-41	120
PTE 2007-05	120

Q

QPAM	123
QSI	93
qualified intermediary	1
qualified plan investor	123
Qualifying REIT Interest	106

R

rating agency	120
ratings dependent Swaps	123
Ratio Securities	108
RCRA	89
RD Loans	29
Refinance Loan	26
REITs	91
related	44
Relief Act	23, 86
REMIC Residual Certificates	91
REMICs	41
Responsible Party	39
Restricted Group	120
Retained Interest	40
revolving credit line mortgage loans	23
RHS	24, 56
RICs	90
Rules	48

S

SEC	1
Securities Account	64
Securities Act	34
Securityholder	47
Servicer	26
Single family loans	23
Single Rate VRDI	95
single-class REMICs	92
SMMEA	127
Strip Securities	109
Stripping Regulations	110
Swap	122
Swap Agreement	122

T

Tax Administrator	92
Tax Counsel	90
Tenant-Foreclosure Act	88
TIN	101
TMP	102

U

U.S. Government Securities	36
U.S. person	1
U.S. withholding agent	1
UBTI	102
UCC	78
United States Housing Act	54
USDA	56

V

VA	24, 55
VA Entitlement Percentage	56
VA Loans	29
VRDI	95

W

WAM	93
Weighted Average Certificates	95

ANNEX I
CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS
A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS form W-8BEN (or any successor form);

2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Offered Security is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Security):

(a)      if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)5(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)
stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding a statement as required under section 1.1441- 1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)
providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441(e)(3)(ii), or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)      if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

II-1

(iii)
certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)
providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations:  or

5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Security either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust are urged to consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status to the beneficial owner changes, to a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder —

(i)	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

(ii)	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

(iii)	can be treated as a “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

II-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses and costs expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below.  All such expenses, except for the filing fee, are estimated.

SEC Registration Fee (actual)	$136.40
Printing and Engraving Expenses .	**
Trustee’s Fees and Expenses	**
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Rating Agency Fees	**
Miscellaneous	**
____________
*           This amount relates to the $1,000,000 of Securities registered by the Registration Statement on Form S-3.
**           To be provided by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant’s By-Laws provide for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law provides, in substance, that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.  A Delaware corporation shall have the power to indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  To the extent that an officer or director has been successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses which such officer or director actually and reasonably incurred.

The Pooling and Servicing Agreements, Trust Agreements and Indentures may provide that no director, officer, employee or agent or the Registrant is liable to the Trust Fund or the Securityholders, except for such person’s own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. Such agreements may provide further that, with the exemptions stated above, a director, officer, employee or agent or the Registrant is entitled to be indemnified against any loss, liability or expenses incurred in connection with legal actions relating to such agreement and the related Securities, other than such expenses relating to particular mortgage loans.

ITEM 16.  EXHIBITS.

1.1***	Form of Underwriting Agreement.
3.1*	Certificate of Incorporation of Registrant.
3.2*	By-laws of Registrant.
4.1***	Form of Indenture.
4.2***	Form of Note (included as part of Exhibit 4.1).
4.3***	Form of Pooling and Servicing Agreement.
4.4***	Form of Certificate (included as part of Exhibit 4.3).
4.5***	Form of Trust Agreement.
4.6***	Form of Trust Certificate (included as part of Exhibit 4.5).
4.7***	Form of Master Servicing and Trust Agreement (and Standard Terms thereto).
5.1**	Opinion of Sidley Austin LLP with respect to legality.
8.1**	Opinion of Sidley Austin LLP with respect to federal income tax matters (included as part of Exhibit 5.1).
10.1***	Form of Master Servicing Agreement.
23.1**	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).
24.1	Powers of Attorney of Directors and Officers of Registrant (included on Page II-6).
_________________

*	Filed as an exhibit to the registrant’s Registration Statement (No. 333-89556) on Form S-3 and incorporated herein by reference
**	Filed herewith.
***	To be filed by amendment.

ITEM 17.  UNDERTAKINGS

(a)	Rule 415 Offering.

The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement;

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c));

(2)           that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)           that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           each prospectus filed by the undersigned Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)           each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7)  as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in this Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; and

(5)           that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)           the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)           any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d)	Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	Undertaking in respect of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on July 9, 2013.  The registrant reasonably believes that the security rating requirement for use of Form S-3 will be met by the time of sale.

GS MORTGAGE SECURITIES CORP.

By:	/s/ Michelle Gill
Name: Michelle Gill
Title: President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michelle Gill, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Michael Millette	Director, Vice President and Chief Executive Officer	July 9, 2013
Michael Millette

/s/ Michelle Gill	Director, President, Chief Financial Officer and	July 9, 2013
Michael Millette	Chief Accounting Officer

EXHIBIT INDEX

Exhibits	Description
1.1***	Form of Underwriting Agreement.
3.1*	Certificate of Incorporation of Registrant.
3.2*	By-laws of Registrant.
4.1***	Form of Indenture.
4.2***	Form of Note (included as part of Exhibit 4.1).
4.3***	Form of Pooling and Servicing Agreement.
4.4***	Form of Certificate (included as part of Exhibit 4.3).
4.5***	Form of Trust Agreement.
4.6***	Form of Trust Certificate (included as part of Exhibit 4.5).
4.7***	Form of Master Servicing and Trust Agreement (and Standard Terms thereto).
5.1**	Opinion of Sidley Austin LLP with respect to legality.
8.1**	Opinion of Sidley Austin LLP with respect to federal income tax matters (included as part of Exhibit 5.1).
10.1***	Form of Master Servicing Agreement.
23.1**	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).
24.1	Powers of Attorney of Directors and Officers of Registrant (included on Page II-6).
_________________

*	Filed as an exhibit to the registrant’s Registration Statement (No. 333-89556) on Form S-3 and incorporated herein by reference
**	Filed herewith.
***	To be filed by amendment.